   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 14, 2006


                                                     REGISTRATION NO. 333-108426
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 4
                                  TO FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED
                             ---------------------

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.
               (Exact Name of Registrant as Specified in Charter)
                            ------------------------

                         C/O BOSTON CAPITAL CORPORATION
                          ONE BOSTON PLACE, SUITE 2100
                             BOSTON, MA 02108-4406
                            TELEPHONE (617) 624-8900
                    (Address of Principal Executive Offices)
                            ------------------------

                        JEFFREY H. GOLDSTEIN, PRESIDENT
               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.
                         C/O BOSTON CAPITAL CORPORATION
                          ONE BOSTON PLACE, SUITE 2100
                             BOSTON, MA 02108-4406
                            TELEPHONE (617) 624-8900
           (Name, Address and Telephone Number of Agent For Service)
                            ------------------------


                                WITH A COPY TO:
                             GILBERT G. MENNA, ESQ.
                            SUZANNE D. LECAROZ, ESQ.
                              GOODWIN PROCTER LLP
                        EXCHANGE PLACE, 53 STATE STREET
                                BOSTON, MA 02109
                                 (617) 570-1000


    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   PROSPECTUS
               250,000 SHARES OF COMMON STOCK (MINIMUM OFFERING)
             105,000,000 SHARES OF COMMON STOCK (MAXIMUM OFFERING)
               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.



    This is our initial public offering. We will elect to be taxed as a real estate investment trust for federal income tax purposes beginning with the tax year ended December 31, 2005. We invest in residential apartment communities.



    Up to 100,000,000 shares are being offered on a best-efforts basis at $10 per share to investors who meet our suitability standards. No shares will be sold unless a minimum of 250,000 shares are sold to investors. Until the closing, your purchase funds will be held in an escrow account at Boston Private Bank & Trust Company bearing interest at a variable rate, which is currently 3.35% per annum and is similar to a bank passbook savings rate. If the minimum amount of the offering is not sold, your funds plus interest will be returned to you within 5 business days after the termination date. You must purchase at least 100 shares for $1,000. Up to an additional 5,000,000 shares are being offered to be issued pursuant to our dividend reinvestment plan at $9.30 per share. This offering will end no later than July 1, 2007 (unless extended with respect to the shares offered under our dividend reinvestment plan or as otherwise permitted by applicable law). The dealer-manager, Boston Capital Securities, Inc., is our affiliate.



INVESTING IN OUR COMMON STOCK INVOLVES RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 30 OF THIS PROSPECTUS. MATERIAL RISKS ARE:



    - We will rely on Boston Capital REIT Advisors, LLC, our advisor and an affiliate of our company, to select properties and conduct our operations. Our advisor has no previous experience operating a REIT. Our Chairman and CEO controls and has an indirect ownership interest in our advisor. Our senior management also has major management responsibilities with our advisor and its affiliates and will not spend their full time on our affairs. We have no ownership interest in our advisor.



    - Our advisor may face various conflicts of interest resulting from its activities with affiliated entities. The advisory services agreement was not negotiated at arm's length, and our advisor and its affiliates will receive substantial asset management, acquisition and sales fees that are not based on our performance.



    - If we do not raise at least approximately $29.5 million (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds) by January 1, 2007 (the maturity date of our affiliate line of credit), we will lose our interests in all of our communities described in this prospectus. We cannot assure you that the lender under our affiliate line of credit will grant us any extensions of the maturity date of such line of credit beyond January 1, 2007.



    - We may not have available operating cash flows from any of the communities described in this prospectus to pay distributions to stockholders.



    - We have no limitations in our organizational documents regarding the amount of mortgage and other borrowings on our communities, provided, however, that the aggregate amount of our indebtedness outstanding at any time may not exceed 300% of our net assets. High amounts of leverage may reduce cash available for distributions to stockholders.



    - We are not yet a REIT and may be unable to qualify as a REIT; if we fail to qualify and to remain qualified as a REIT, our distributions will not be deductible by us, and our income will be subject to taxation. This will reduce our earnings available for distribution to stockholders.

    - Your shares will not be listed on a national securities exchange or market. Therefore, it will be difficult to sell your shares promptly, and if you are able to sell your shares, the sale price may reflect a loss from the price you paid.



    - If this offering continues after our affiliate line of credit has been repaid, we will acquire interests in additional communities, which will be a "blind pool" that you will not have the opportunity to evaluate prior to purchasing shares in the offering.



    - We will pay selling commissions to broker-dealers of 7.0% and a dealer-manager fee to Boston Capital Securities, Inc. for reimbursement of marketing expenses of 2.0% out of the offering proceeds raised. We will pay an additional approximately 5.45% of the offering proceeds in fees and expenses to our affiliates for services and as reimbursement for offering- and acquisition-related expenses incurred on our behalf. We will not have as much of the offering proceeds to invest in communities as a result of these payments, which may inhibit our efforts to achieve our investment objectives. We will invest approximately 84.55% of the offering proceeds in apartment communities. Until the line of credit attributable to each community is repaid by the due date of January 1, 2007, effectively all cash flow generated by such community will be paid to BCP Funding, LLC, an affiliate of our company or, in the case of our Plano community, to Wachovia Bank, National Association.



    - We expect to make distributions that include a return of capital, and to the extent we do so prior to the repayment of our affiliate line of credit, will have less funds available to pay our affiliate line of credit. We may use various non-operational sources of cash in order to pay such distributions. For example, we could borrow funds on a short term basis. We could also sell additional shares of stock or we could sell some of our communities. If we do any of the foregoing, we may decrease cash available for future distributions. To the extent we make distributions in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder's shares, and the amount of each distribution in excess of a U.S. stockholder's tax basis in its shares will be taxable as gain realized from the sale of its shares.



                                                                      MINIMUM        MAXIMUM
                                                        PER SHARE      TOTAL          TOTAL
                                                        ----------   ----------   --------------
Public offering price.................................    $10.00     $2,500,000   $1,000,000,000
Selling commissions and fees..........................    $ 0.90     $  225,000   $   90,000,000
Proceeds, before expenses, to the company.............    $ 9.10     $2,275,000   $  910,000,000



    The dealer-manager, Boston Capital Securities, Inc., is conducting this offering on a best efforts basis. The dealer-manager must sell a minimum of 250,000 shares if any are sold. The dealer-manager is required to use only its best efforts to sell the maximum number of 100,000,000 shares offered, which does not include the 5,000,000 shares offered pursuant to our dividend reinvestment plan. The 5,000,000 shares offered pursuant to the dividend reinvestment plan are offered initially at $9.30 per share with a dealer-manager fee of 2.0%. If the plan is fully sold, the total offering price for the 5,000,000 plan shares would be $46,500,000, the total fees would be $930,000 and the proceeds before expenses to the company would be $45,570,000.


    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    These are speculative securities. You should purchase these securities only if you can afford the complete loss of your investment.

    THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATION TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS PROGRAM IS NOT PERMITTED.


                 The date of this prospectus is         , 2006.

                         INVESTOR SUITABILITY STANDARDS



    The shares we are offering are suitable only as a long-term investment for persons of adequate financial means. We do not expect to have a public market for the shares, which means that it may be difficult for you to sell your shares. You should not buy these shares if you need to sell them immediately or will need to sell them quickly in the future.



    In consideration of these factors, we have established suitability standards for initial stockholders. These suitability standards require that a purchaser of shares have either:



    - a net worth of at least $150,000; or



    - a gross annual income of at least $45,000 and a net worth of at least $45,000.



    Net worth shall be determined exclusive of the value of a purchaser's home, home furnishings and automobiles.



    The minimum purchase is 100 shares ($1,000), except in certain states as described below. You may not transfer fewer shares than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, and jointly meet suitability standards, provided that each such contribution is made in increments of $100. You should note that an investment in shares of our company will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.



    The minimum purchase for Maine, New York and North Carolina residents is 250 shares ($2,500), except for IRAs which must purchase a minimum of 100 shares ($1,000). The minimum purchase for Minnesota residents is 250 shares ($2,500), except for IRAs and other qualified retirement plans which must purchase a minimum of 200 shares ($2,000). Following an initial subscription for at least the required minimum investment, any investor may make additional purchases in increments of at least ten shares ($100), except for purchases made by residents of Maine and Minnesota, whose additional investments must meet their state's minimum investment amount, and purchases of shares pursuant to our dividend reinvestment plan, which may be in lesser amounts.



    Several states have established suitability standards different from those we have established. Shares will be sold only to investors in these states who meet the special suitability standards set forth below.



    Arizona, California, Iowa, Massachusetts, Michigan, Missouri, North Carolina, New Mexico, Texas and Tennessee--Investors must have either (i) a net worth of at least $225,000 or (ii) gross annual income of $60,000 and a net worth of at least $60,000.



    Maine--Investors must have either (i) a net worth of at least $200,000 or
(ii) gross annual income of $50,000 and a net worth of at least $50,000.



    Iowa, Michigan, Missouri, Ohio, Oregon and Pennsylvania--In addition to our suitability requirements, investors must have a net worth of at least ten times their investment in our company.



    New Hampshire--Investors must have either (i) a net worth of at least $250,000 or (ii) taxable income of $50,000 and a net worth of at least $125,000.



    Kansas--Investors must have either (i) gross annual income of at least $60,000 and a net worth of at least $60,000; or (ii) a minimum net worth of at least $225,000 plus a liquid net worth of at least ten times their investment in the company.

    Because the minimum offering of our common stock is less than $50,000,000, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of company subscriptions.



    We will place all Pennsylvania investor subscriptions in escrow until we have received total subscriptions of at least $50,000,000, or for an escrow period of 120 days, whichever is shorter.



    If we have not received total subscriptions of at least $50,000,000 by the end of the escrow period, we must:



    A. Return the Pennsylvania investors' funds within 15 calendar days of the end of the escrow period; or



    B. Notify the Pennsylvania investors in writing by certified mail or any other means whereby receipt of delivery is obtained within 10 calendar days after the end of the escrow period, that the Pennsylvania investors have a right to have their investment returned to them. If an investor requests the return of such funds within 10 calendar days after receipt of notification, the company must return such funds within 15 calendar days after receipt of the investor's request.



    No interest is payable to an investor who requests a return of funds at the end of the initial 120-day escrow period. Any Pennsylvania investor who requests a return of funds at the end of any subsequent 120-day escrow period will be entitled to receive interest earned, if any, for the time that the investor's funds remain in escrow commencing with the first day after the initial 120-day escrow period.



    In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares or by the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, our shares are an appropriate investment for those of you desiring to become stockholders. Each participating broker-dealer must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each stockholder based on information provided by the stockholder in the subscription agreement, a form of which accompanies this prospectus as Exhibit B. Each participating broker-dealer is required to maintain for six years records of the information used to determine that an investment in the shares is suitable and appropriate for a stockholder.

                               TABLE OF CONTENTS


                                                                PAGE
                                                              --------
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........      8

PROSPECTUS SUMMARY..........................................      9

RISK FACTORS................................................     30

Risks Related to Our Properties and Our Business............     30

Borrowing creates risks that the offering proceeds may be
  insufficient to pay the non-recourse acquisition debt on
  the properties or our cash flow may be insufficient to
  meet our debt obligations.................................     30

Adverse economic conditions and competition may impede our
  ability to renew leases or re-lease units as leases expire and require us to undertake unbudgeted capital
  improvements, which could harm our business and operating
  results...................................................     30

Our financial covenants may restrict our operating
  activities, which may harm our financial condition and
  operating results.........................................     31

Our working capital reserves may not be adequate to cover
  all of our cash needs, in which case we will have to
  obtain financing from other sources.......................     31

Our advisor may not be successful in identifying suitable
  additional acquisitions that meet our criteria............     31

We face competition for the acquisition of apartment
  communities, which may impede our ability to make future
  acquisitions or may increase the cost of acquisitions.....     31

Rising operating expenses could reduce our cash flow and
  funds available for future distributions..................     32

Renovation of properties may result in increased costs and
  loss of income during the renovation period...............     32

Development and construction of properties may result in
  delays and increased costs and risks......................     32

Discovery of previously undetected environmentally hazardous conditions and physical defects may adversely affect our
  operating results.........................................     32

We may face conflicts with sellers, partners and joint
  venturers.................................................     33

The liquidation of our assets may be delayed................     33

We expect to make distributions that include a return of
  capital...................................................     34

Risks Related to Our Organization and Structure.............     34

The board of directors can take many actions without
  stockholder approval......................................     34

Our organizational documents contain provisions which may
  discourage a takeover of our company and depress our stock
  price.....................................................     34

Our business will be harmed if we cannot engage and retain
  the services of reputable and reliable managers for our
  properties................................................     35

Our rights and the rights of our stockholders to take action
  against our directors and officers are limited............     36

Mortgage debt obligations expose us to increased risk of
  loss of property, which could harm our financial
  condition.................................................     36

Illiquidity of real estate investments could significantly
  impede our ability to respond to adverse changes in the
  performance of our properties and harm our financial
  condition.................................................     36

                                                                PAGE
                                                              --------
If we suffer losses that are not covered by insurance or
  that are in excess of our insurance coverage limits, we
  could lose invested capital and anticipated profits.......     37

Your interest in our company may be diluted if we issue
  additional shares and your distributions may be
  affected..................................................     37

Risks Related to this Offering..............................     37

We are dependent on our advisor and the property managers...     37

We have a limited operating history.........................     37

Payment of fees to our advisor and its affiliates were not
  determined in arm's length negotiations and will reduce
  cash available for investment and distribution............     37

The performance of our properties during the period before
  our initial line must be repaid may not meet our
  expectations..............................................     38

If we do not raise sufficient funds to repay the amounts we
  borrowed to acquire our interests in our initial ten
  communities, we will lose our interests in all our
  communities still subject to lender liens.................     38

Until we repay at least the approximately $29.5 million (not including any accrued interest on our affiliate line of
  credit or amounts distributed to stockholders from
  offering proceeds) borrowings related to our Jacksonville
  communities, no operating cash flow from any of our
  communities will be available to make distributions to our
  stockholders..............................................     38

We may not have available operating cash flows from any of
  the communities described in this prospectus to pay
  distributions to shareholders.............................     39

We rely on the dealer-manager...............................     39

Stockholders may not be able to liquidate their investment
  promptly at a reasonable price............................     39

You cannot evaluate all of the properties we may own........     39

Limited diversification increases risk of loss..............     40

Our management and that of our advisor have little
  experience investing in market rate apartment communities
  and no experience operating a REIT........................     40

You are limited in your ability to sell your shares pursuant
  to our share redemption program...........................     40

An independent underwriter will not make an independent
  investigation of our company or the prospectus which are
  customarily performed in underwritten offerings...........     41

There has been no public market for our common stock........     41

Conflicts of Interest Risks.................................     41

There are certain relationships between our company and
  other entities providing services to us...................     41

The directors may determine in the future that it may be in
  the best interest of our company to become completely or
  partially self-administered...............................     41

We will experience competition for properties...............     42

There will be competing demands on our officers and
  directors.................................................     42

The timing of acquisitions and sales may favor our
  advisor...................................................     42

We have borrowed from an affiliate of our advisor and an
  affiliate of our advisor has guaranteed certain of our
  debt......................................................     42

We may invest with affiliates of our advisor................     42

There is no separate counsel for our company, our affiliates
  and stockholders..........................................     43

                                                                PAGE
                                                              --------
Your subscription payment is irrevocable....................     43

Tax and Employee Benefit Plan Risks.........................     43

If we fail to remain qualified as a REIT, our distributions
  will not be deductible by us, and our income will be
  subject to taxation, reducing our earnings available for
  distribution..............................................     43

Because we acquired properties prior to qualification as a
  REIT, we may face certain tax consequences................     43

Even REITs are subject to federal and state income taxes....     43

An investment in our common stock may not be suitable for
  every employee benefit plan...............................     44

INVESTOR SUITABILITY STANDARDS..............................     44

ESTIMATED USE OF PROCEEDS...................................     46

DISTRIBUTION POLICY.........................................     49

BUSINESS AND PROPERTIES.....................................     50

Overview....................................................     50

Property Selection Process..................................     50

Properties .................................................     51

Property Management.........................................     83

Selection of Managers.......................................     83

Property Management Agreements and Plans....................     83

Property Development and Construction.......................     85

Joint Venture Investments...................................     86

Competition.................................................     86

Offices.....................................................     87

Line of Credit..............................................     87

Mortgage Indebtedness.......................................     88

SELECTED FINANCIAL DATA.....................................     89

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................     90

Liquidity and Capital Resources.............................     91

Results of Operations.......................................     94

Related Party Transactions..................................    103

Critical Accounting Policies................................    103

MANAGEMENT..................................................    106

General.....................................................    106

Directors and Executive Officers............................    107

Independent Directors.......................................    110

Committees of the Board of Directors........................    110

Compensation of Directors and Executive Officers............    111

Equity Incentive Plan.......................................    111

                                                                PAGE
                                                              --------
Non-qualified Stock Options.................................    111

Restricted Stock............................................    112

Unrestricted Stock..........................................    112

Performance Share Awards....................................    112

Indemnification.............................................    112

Our Advisor and the Advisory Services Agreement.............    113

The Advisory Services Agreement.............................    115

Other Affiliated Companies..................................    117

Dealer-Manager..............................................    117

Management Decisions........................................    117

COMPENSATION AND FEES.......................................    118

CONFLICTS OF INTEREST.......................................    125

There are Certain Relationships Between Our Company and
  Other Entities Providing Services to Us...................    125

Prior and Future Programs...................................    126

Competition to Acquire Properties...........................    127

Sales of Properties.........................................    127

Competition for Management Time.............................    127

Compensation of Our Advisor.................................    127

Relationship with the Dealer-Manager........................    128

Relationship with BCP Funding, LLC..........................    128

Joint Ventures with Affiliates of Our Advisor...............    128

Legal Representation........................................    128

Certain Conflict Resolution Procedures......................    129

Conflict Provisions of Maryland Law.........................    130

INVESTMENT POLICIES AND POLICIES WITH RESPECT TO CERTAIN
  OTHER ACTIVITIES..........................................    130

Investments in Real Estate..................................    130

Borrowing Policies..........................................    131

Dispositions................................................    133

Equity Capital Policies.....................................    133

Reporting Policies..........................................    133

Investment Limitations......................................    133

PRIOR PERFORMANCE OF AFFILIATES OF MANAGEMENT...............    134

Overview....................................................    134

Private Placements..........................................    136

Public Offerings............................................    136

PRINCIPAL STOCKHOLDERS......................................    141

                                                                PAGE
                                                              --------
DESCRIPTION OF CAPITAL STOCK................................    142

General.....................................................    142

Authorized Stock............................................    142

Common Stock................................................    142

Preferred Stock; Other Equity Securities....................    142

Restrictions on Ownership...................................    143

Inspection of Books and Records.............................    144

Restriction on "Roll-Up" Transactions.......................    145

Certain Provisions of Maryland Law and of Our Articles and
  Bylaws....................................................    146

Termination of Our Company and REIT Status..................    146

Amendment of Articles and Bylaws............................    146

Meetings of Stockholders....................................    147

Advance Notice Provisions for Stockholder Nominations and
  Stockholder Proposals.....................................    147

The Board of Directors......................................    147

Business Combinations.......................................    148

Control Share Acquisition...................................    148

Anti-takeover Legislation...................................    149

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS....    150

General.....................................................    150

Taxation of the Company.....................................    151

Taxation of Taxable U.S. Stockholders.......................    157

Taxation of Tax-Exempt U.S. Stockholders....................    160

Taxation of Non-U.S. Stockholders General...................    161

Other Tax Considerations....................................    162

ERISA Considerations........................................    163

Plan Considerations.........................................    163

Annual Valuation............................................    164

SUMMARY OF REINVESTMENT PLAN................................    165

SHARE REDEMPTION PROGRAM....................................    167

SELLING AND ESCROW ARRANGEMENTS.............................    168

Selling Arrangements........................................    168

Escrow Arrangements.........................................    173

Market for Our Stock........................................    173

SUPPLEMENTAL SALES MATERIAL.................................    174

EXPERTS.....................................................    175

LEGAL MATTERS...............................................    175

WHERE YOU CAN FIND MORE INFORMATION.........................    175

                                                                PAGE
                                                              --------
INDEX TO FINANCIAL STATEMENTS...............................    F-1

APPENDIX I: Tabular Information Concerning Prior Limited
  Partnerships..............................................    I-1

EXHIBIT A: Reinvestment Plan................................    A-1

EXHIBIT B: Subscription Agreement...........................    B-1

    You should rely only on the information contained in this prospectus. No dealer, salesman or any other person has been authorized to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell these securities in any jurisdiction where that offer or sale is not permitted. We will only accept subscriptions from people who meet the suitability standards described in this prospectus. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. We will amend or supplement this prospectus, however, if there is a material change in our affairs.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS


    Some of the statements contained in "Prospectus Summary," "Risk Factors," "Distribution Policy," "Business and Properties," " Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Investment Policies and Policies with Respect to Certain Activities" and elsewhere in this prospectus constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or the negative of these terms or other comparable terminology.



    The forward-looking statements contained in this prospectus reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. The factors that could cause actual results to differ materially from expected results include changes in economic, business and competitive market conditions. For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see "Risk Factors" beginning on page 30. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this prospectus to reflect new information, future events or otherwise.

                               PROSPECTUS SUMMARY


    THE FOLLOWING SUMMARY HIGHLIGHTS THE MATERIAL INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS, INCLUDING "RISK FACTORS," BEFORE MAKING A DECISION TO INVEST IN OUR COMMON STOCK. IN THIS PROSPECTUS, UNLESS THE CONTEXT INDICATES OTHERWISE, REFERENCES TO "WE," "OUR," "US," "OUR COMPANY," "THE COMPANY" OR "BOSTON CAPITAL REIT" REFER TO BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC. REFERENCES TO THE DEALER-MANAGER REFER TO OUR AFFILIATE, BOSTON CAPITAL SECURITIES, INC. REFERENCES TO "OUR ADVISOR" REFER TO OUR AFFILIATE, BOSTON CAPITAL REIT ADVISORS, LLC. REFERENCES TO "OUR INITIAL TEN COMMUNITIES" REFER TO OUR APARTMENT COMMUNITIES IN JACKSONVILLE, FLORIDA, PORTLAND, OREGON, SEATTLE, WASHINGTON AND SALT LAKE CITY, UTAH. REFERENCES TO OUR PLANO COMMUNITY REFER TO THE BROADSTONE PRESTON AT WILLOW BEND APARTMENTS LOCATED IN PLANO, TEXAS. REFERENCES TO "OUR AFFILIATE LINE OF CREDIT" REFER TO AN INITIAL $60,000,000 LOAN AGREEMENT WITH BCP FUNDING LLC, OUR AFFILIATE AND AN AFFILIATE OF OUR ADVISOR PURSUANT TO WHICH WE BORROWED $56,596,665 TO ACQUIRE INTERESTS IN OUR INITIAL TEN COMMUNITIES. REFERENCES TO THE WACHOVIA LOAN REFER TO A $5,556,348 LOAN AGREEMENT WITH WACHOVIA BANK, NATIONAL ASSOCIATION USED TO FUND A PORTION OF THE PURCHASE PRICE OF OUR PLANO COMMUNITY. UNLESS OTHERWISE INDICATED, THE INFORMATION CONTAINED IN THIS PROSPECTUS WITH REGARD TO THE AMOUNT OF FUNDS WE WILL NEED TO RAISE IN THIS OFFERING IN ORDER TO REPAY OUR AFFILIATE LINE OF CREDIT, THE SECOND MORTGAGE DEBT ON OUR SEATTLE COMMUNITY AND/OR THE WACHOVIA LOAN HAS BEEN DETERMINED WITHOUT TAKING INTO ACCOUNT THAT UNTIL SUCH TIME AS WE HAVE SUFFICIENT CASH FLOW FROM OPERATIONS TO FUND THE PAYMENT OF FUTURE DISTRIBUTIONS, WE ANTICIPATE USING THE PROCEEDS OF THIS OFFERING TO FUND ALL OR A SIGNIFICANT PORTION OF INITIAL DISTRIBUTIONS TO OUR STOCKHOLDERS. SEE "RISK FACTORS--RISKS RELATED TO THE OFFERING --UNTIL WE REPAY AT LEAST THE APPROXIMATELY $29.5 MILLION (NOT INCLUDING ANY ACCRUED INTEREST ON OUR AFFILIATE LINE OF CREDIT OR AMOUNTS DISTRIBUTED TO STOCKHOLDERS FROM OFFERING PROCEEDS) IN BORROWINGS RELATED TO OUR JACKSONVILLE COMMUNITIES, NO OPERATING CASH FLOW FROM ANY OF OUR COMMUNITIES WILL BE AVAILABLE TO MAKE DISTRIBUTIONS TO OUR STOCKHOLDERS."


               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                                    OVERVIEW


    We were formed in Maryland on May 2, 2003, and commenced operations on May 15, 2003. We intend to qualify as a real estate investment trust, or REIT, beginning with the tax year ended December 31, 2005. Our objective is to generate stable and increasing cash flow and asset value by managing apartment communities in the United States. There is no assurance we will meet our objective. To date, we have acquired eleven apartment communities in Jacksonville, Florida, Portland, Oregon, Seattle, Washington, Salt Lake City, Utah and Plano, Texas, for an aggregate total investment of approximately $62,153,013. We borrowed the $56,596,665 invested in our initial ten communities from an affiliate as described below. Our Seattle communities are encumbered by second mortgage debt (subordinate to the permanent mortgage financing) in the original principal amount of $8,120,000 from an unaffiliated lender, which will also be repaid with the proceeds from this offering. In addition, we borrowed approximately $5,556,348 to fund a portion of the purchase price of our Plano community from Wachovia Bank, National Association and financed the remainder of the purchase price with a mortgage of $11,981,000. Accordingly, we will need to raise approximately $74,495,922 (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds) in order to repay amounts borrowed under our affiliate line of credit related to the Jacksonville, Portland and Salt Lake communities and to repay the second mortgage debt on our Seattle property. In order to retain all of our eleven communities, including our Plano community, we will need to raise $74,495,922 (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds) by January 1, 2007 and, at that time, repay the Wachovia loan with either borrowings under an anticipated line of credit or by refinancing permanent mortgage debt on our communities, or to the extent that we have raised approximately $80,890,183 (not including any accrued interest on our affiliate line of credit or the Wachovia loan or amounts distributed to stockholders from offering proceeds) by January 1, 2007, with the proceeds received from this offering. After we have raised $74,495,922, (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds) and repaid the Wachovia loan, we will acquire interests in additional communities, which you may not have the opportunity to evaluate prior to purchasing shares in this offering. Accordingly, this offering is termed an unspecified property or "blind pool" offering. Our interest in each apartment community (or, where appropriate, each related group of communities) is owned by a limited liability company or other entity wholly owned by us. The apartment communities themselves are owned by subsidiaries of limited liability companies in which our subsidiary-owner companies own the equity interest and in which unaffiliated third parties have a subordinated economic interest.



    We have borrowed and may continue to borrow money to acquire interests in communities by obtaining one or more lines of credit. We do this in order to control suitable communities prior to sufficient funds being raised in this offering. We entered into an initial $60,000,000 loan agreement with BCP Funding, LLC, our affiliate and an affiliate of our advisor. We borrowed $56,596,665 to acquire interests in our initial ten communities. The line bears "base" interest at 9.5% and "bonus" interest at 5.3%, which was not negotiated at arm's length. Base interest is due and payable with respect to each calendar quarter to the extent of cash available for debt service for the current quarter. Base interest shall accrue in arrears and any unpaid base interest shall accrue and be added to principal. Bonus interest is due and payable with respect to each calendar quarter to the extent of cash available for debt service after payment of base interest. Any unpaid bonus interest shall accrue but will not be added to principal. Accrued bonus interest shall be payable quarterly solely from cash available for debt service after payment of the current quarter base and bonus interest. Any accrued bonus interest not paid on or before the maturity date shall not be due or payable. We do not believe that sufficient cash flow will exist to pay bonus interest; therefore no accrual for it has been made in our financial statements. Our interests in our initial ten communities are subject to the lien of BCP Funding, LLC. Until the line of credit attributable to each community is repaid, effectively all cash flow generated by such community will be paid to BCP Funding, LLC. Once we repay the line of credit indebtedness for each community, BCP Funding, LLC's lien will be released as to that community. BCP Funding, LLC, is wholly owned by Boston Capital Companion Limited Partnership. John P. Manning, our Chairman and Chief Executive Officer, owns the general partner of and a limited partner interest in Boston Capital Companion Limited Partnership. This line of credit is non-recourse to our company and is secured by our interests in our initial ten communities.



    If we raise at least approximately $29.5 million (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds) by January 1, 2007, we will repay all of our outstanding indebtedness attributable to our Jacksonville communities from the proceeds of this offering, and BCP Funding, LLC will release its lien on our interests in those communities. We anticipate that the balance of our outstanding borrowings under our affiliate line of credit will be repaid by January 1, 2007. If sufficient additional shares are not sold, and the balance of our outstanding indebtedness under our affiliate line of credit is not repaid, we will lose our interests in the communities still subject to the liens of our affiliate line of credit. Specifically,



    - Unless we raise $2.5 million by January 1, 2007, we will lose our interests in all eleven of our communities and all investor funds then held in escrow will be returned with interest (currently 3.35%; such rate can adjust similar to a bank passbook savings rate).



    - Unless we raise at least approximately $29.5 million (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds) by January 1, 2007, we will lose our interest in our Jacksonville communities and all our other communities.



    - In order to retain all of the 11 communities we have acquired, we will need to raise approximately $74,495,922 (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds) by January 1, 2007 and at that time repay the Wachovia loan with either borrowings under an anticipated line of credit or by refinancing permanent mortgage debt on our communities, or to the extent that we have raised approximately $80,890,183 (not including any accrued interest on our affiliate line of creditor or the Wachovia loan or amounts distributed to stockholders from offering proceeds) by January 1, 2007, with the proceeds received from this offering.


    All of the communities that we have acquired interests in to date are also encumbered by permanent mortgage indebtedness which will not be repaid from the proceeds of this offering.


    After the borrowings under our affiliate line of credit have been repaid, we will pursue one or both of two alternatives for acquiring interests in additional communities. One, our board of directors may determine to establish one or more new lines of credit to be used to purchase interests in additional communities and to repay those borrowings as sufficient funds are raised from the sale of additional shares. If our board determines to repeat this reborrowing and repayment process, it is possible that any new borrowing will be secured by our interests in all of our communities. Alternatively, our board may determine to acquire additional interests in communities as sufficient funds are raised. In this alternative, no funds would have to be borrowed under any line of credit to acquire interests in communities. Whichever alternative is used, our board of directors anticipates that every community we invest in will be encumbered by mortgage indebtedness, that the aggregate amount of the mortgage indebtedness on our communities that are no longer (or have not been) financed with our affiliate line of credit or any replacement line of credit is projected to be within the targeted range of 55% to 65% but in any event will not be more than 70% of the gross asset value of those communities. Gross asset value means the total purchase price of our properties, including property-level acquisition costs, closing costs and reserves, company-level acquisition fees, company-level capitalized expenses and company-level reserves or the value reported in the most recent appraisal of the properties, whichever is later. However, we have no limitations in our organizational documents regarding the amount of mortgage and other borrowings on our communities, other than that the aggregate amount of our indebtedness outstanding at any time may not exceed 300% of our net assets. Net assets means our total assets, other than intangibles, at cost before deducting depreciation or other non-cash reserves less our total liabilities, calculated at least quarterly on a basis consistently applied. Any borrowings in excess of this 300% level will be approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report, along with a justification for such excess. (At the commencement of this offering and prior to the repayment of our affiliate line of credit from the proceeds of this offering, the combination of the amount outstanding under our affiliate line of credit and the amount of permanent mortgage indebtedness exceeds 300% of our net assets). We will supplement or amend this prospectus from time to time as necessary to describe the procedures we will follow after the repayment of our affiliate line of credit.



    We maintain our principal office at One Boston Place, Suite 2100, Boston, Massachusetts 02108-4406. All mailings to that address should be labeled "c/o Boston Capital Corporation." Our telephone number is (617) 624-8900. We have established an internet-accessible area for our company on the website of Boston Capital Corporation, www.bostoncapital.com. The information on our website does not constitute a part of this prospectus.


                                  OUR ADVISOR


    Our advisor is Boston Capital REIT Advisors, LLC, an affiliate of our company, which is entirely responsible for managing our affairs on a day-to-day basis and for identifying and making, subject to the approval of our board of directors, acquisitions on our behalf. Our company has no employees of its own. Boston Capital REIT Advisors, LLC, is wholly owned by Boston Capital Holdings Limited

Partnership. John P. Manning, our Chairman and Chief Executive Officer, owns the general partner of and a limited partner interest in Boston Capital Holdings Limited Partnership.


                                 OUR MANAGEMENT


    Our board of directors must approve each acquisition proposed by our advisor, as well as certain other matters set forth in our articles of incorporation. We have five members on our board of directors. The majority of the directors are independent of our advisor and have responsibility for reviewing its performance. Our directors are elected annually by the stockholders. John P. Manning, who is one of our directors, our Chairman and our Chief Executive Officer, is responsible for our formation and commencement of business.


                                  RISK FACTORS


    You should carefully consider the matters discussed in the section "Risk Factors" beginning on page 30 prior to deciding whether to invest in our common stock. Some of these risks include:



    - You must rely on our advisor, which, together with our board of directors, has responsibility for the management of our business and the selection of our apartment communities. Our officers and directors (apart from two of our independent directors) and those of our advisor have no previous experience operating a REIT, which could adversely affect our business. Our Chairman and CEO controls and has an indirect ownership interest in our advisor. Our senior management also has major management responsibilities with our advisor and its affiliates and may not spend their full time on our affairs. We have no ownership interest in our advisor.



    - Our advisor may face various conflicts of interest resulting from its activities with affiliated entities. The advisory services agreement was not negotiated at arm's length, and our advisor and its affiliates will receive substantial asset management, acquisition and sales fees that are not based on our performance.



    - Our advisor was not involved in the initial formation transactions for the Seattle communities. Initially, an affiliate of our advisor, BC-GFS LLC was formed and controlled by John P. Manning, our Chairman and Chief Executive Officer, to acquire the Seattle communities from Goodman Financial Services, an unaffiliated entity.



    - Our advisor will rely on third-party property managers for leasing, maintenance and other day-to-day management of our communities. If these managers are unable to operate our communities successfully, our financial condition could be adversely affected.



    - We have a $60,000,000 line of credit with BCP Funding, LLC, which we used in connection with the acquisition of our initial ten communities. For our Seattle communities, we must raise sufficient funds in this offering not only to repay amounts borrowed under our affiliate line of credit related to those communities but also to repay second mortgage debt (subordinate to the permanent mortgage financing) in the original principal amount of $8,120,000 from an unaffiliated lender encumbering those communities. We will use offering proceeds to repay all of this debt. The terms of our line of credit with BCP Funding, LLC were not the result of an arm's length negotiation. The base interest rate is 9.5% per annum plus bonus interest of 5.3% to the extent of cash available for debt service after payment of base interest. Until the affiliate line of credit attributable to each community is repaid by the due date, effectively all cash flow generated by such community will be paid to BCP Funding, LLC or, in the case of our Plano community, to Wachovia Bank, National Association. The effective rate of interest is the stated 9.5% since historically no bonus interest has been paid. Our affiliate line of credit matures on January 1, 2007. If we do not raise sufficient funds in this offering to repay the balance of our affiliate line of credit, we will lose our interest in the communities still subject to the liens of our line-of-credit lender. We cannot assure you that the lender under our affiliate line of credit will grant us any extensions of the maturity date of our affiliate line of credit beyond January 1, 2007. We also borrowed $5,556,348 to fund a portion of the purchase price of our Plano community from Wachovia Bank, National Association. We intend to repay the Wachovia loan with either borrowings under an anticipated line of credit or by refinancing permanent mortgage debt on our communities, or to the extent that we have raised approximately $80,890,183 (not including any accrued interest on our affiliate line of credit or the Wachovia loan or amounts distributed to stockholders from offering proceeds) by January 1, 2007, with the proceeds received from this offering. In connection with our procurement of the Wachovia loan, BCP Funding, LLC agreed that it will continue to receive payment on our outstanding borrowings under our affiliate line of credit with respect to our initial ten communities until all liens on such properties, other than the lien associated with our Seattle communities, are released. Once all liens on our initial ten communities (with the exception of the lien associated with the Seattle communities) are released, BCP Funding, LLC has agreed that we may utilize proceeds from this offering to pay the Wachovia loan before the payment of the borrowings associated with the Seattle communities.



    - Our apartment communities are subject to permanent mortgage loans, which are described in this prospectus. These loans will not be repaid from the proceeds of this offering and, accordingly, our communities will continue to be subject to the liens of those lenders. We have no limitations in our organizational documents regarding the amount of mortgage and other borrowings on our communities, provided, however, that the aggregate amount of our indebtedness outstanding at any time may not exceed 300% of our net assets. High amounts of leverage may reduce cash available for distributions to stockholders. We cannot assure you that we will be able to meet our debt service obligations, including interest costs which may be substantial. If we are unable to meet our debt service obligations, we may lose our investment in any community that secures indebtedness on which we have defaulted. If we cross-collateralize our communities, we may lose our investment in a good-performing community cross-collateralized with a poor-performing community.


    - Your shares will not be listed on a national securities exchange or market. Unless and until our shares are publicly traded, you will have a difficult time selling your shares, and your shares may be subject to a market discount from the proportionate value of real estate we own.


    - Until we repay at least the approximately $29.5 million (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds) in borrowings related to our Jacksonville communities, no operating cash flow from any of our communities will be available to make distributions to our stockholders.



    - The specific investments in apartment communities described in this prospectus represent approximately 8.0% of the maximum offering amount or approximately $80,890,183. If this offering continues after our affiliate line of credit has been repaid, we will acquire interests in additional communities, which will be a "blind pool" that you will not have the opportunity to evaluate prior to purchasing shares in this offering.



    - The number of apartment communities that we will own interests in and the geographic diversity of our investments will be reduced to the extent that the total proceeds of this offering are less than $1,000,000,000. If at least approximately $29.5 million (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds) is raised, we will have enough money to retain our interests only in our Jacksonville communities by repaying our borrowings from BCP Funding, LLC plus our affiliates' fees and expenses related to Jacksonville. Limited diversification will increase the potential adverse effect on us of an underperforming property.

    - We will pay selling commissions to broker-dealers of 7.0% and a dealer-manager fee to Boston Capital Securities, Inc. for reimbursement of marketing expenses of 2.0% out of the offering proceeds raised. We will pay an additional 5.45% of the offering proceeds in fees and expenses to affiliates for services and as reimbursement for offering-and acquisition-related expenses incurred on our behalf. The amount of proceeds that will be available to invest in communities will be decreased as a result of such payments, which may inhibit our ability to meet our investment objectives. We will invest 84.55% of the offering proceeds in apartment communities. The broker-dealers, dealer-manager and affiliates will be paid and will retain these fees regardless of the investment performance of the apartment communities.



    - Our board of directors will have significant flexibility regarding our operations. For example, our board has the ability to change investment objectives and policies, to issue additional shares and dilute stockholders' equity interests as well as to issue preferred stock with rights senior to our common stock, which could include superior dividend rights that could result in our common stockholders receiving no dividend distributions. Our board also has the ability to change the compensation of our advisor and to employ and compensate affiliates. Our board of directors can take such actions solely on its own authority and without stockholder approval.



    - If the communities we own do not yield the returns we expect, we will have less income with which to pay distributions to our stockholders.


    - Adverse economic conditions and competition may impede our ability to renew leases or re-lease apartment units as leases expire and require us to undertake unbudgeted capital improvements, which could harm our business and operating results.

    - Our charter documents contain several anti-takeover provisions and a requirement that, with some exceptions, no person may actually or constructively own more than 9.8% of our capital stock, which may discourage third parties from conducting a tender offer or seeking other change of control transactions that could involve a premium price for our shares or otherwise benefit our stockholders.


    - We are not yet a REIT and may be unable to qualify as a REIT; if we fail to qualify and to remain qualified as a REIT, our distributions will not be deductible by us, and our income will be subject to taxation, reducing our earnings available for distribution.



    - Some of the properties that we own and in which we intend to invest in are communities which our advisor believes are undervalued mainly because of deferred maintenance or renovations which the seller has not performed. For any such communities, we will need to raise sufficient funds to make any such deferred maintenance or renovations. The risks of renovation include increases in renovation costs, delays in completion, and loss of rental income during the renovation.



    - We expect to make distributions that include a return of capital, and to the extent we do so prior to the repayment of our affiliate line of credit, we will have less funds available to pay our affiliate line of credit. We may use various non-operational sources of cash in order to meet the distribution requirements that are necessary to achieve and maintain REIT status. For example, we could borrow funds on a short-term basis. We could also sell additional shares of stock or some of our communities. If we do any of the foregoing, we may decrease cash available for future distributions.


    - Our income depends on the income or profits derived by our subsidiaries, who hold the fee simple title to the communities.

    - None of our tax losses will be passed through to you.

                           OUR INVESTMENT OBJECTIVES


    Our policy is to acquire assets primarily for current income generation. Currently, some of the properties that we own and properties that we may purchase in the future are communities which our advisor believes are undervalued mainly because of deferred maintenance or renovations which the seller has not performed. For any such communities, we will need to raise sufficient funds to make any such deferred maintenance or renovations. In addition, we invest in properties located in markets which offer favorable value and growth prospects. In general, our investment objectives are:



    - To provide regular quarterly cash distributions, as well as to provide growth in distributions over time.


    - To increase our value through increases in the cash flows and values of our apartment communities.

    - To preserve and protect the value of our interest in our communities and secondarily to achieve some long-term capital appreciation.


    The achievement of these objectives is not guaranteed.


                 RESTRICTIONS ON OWNERSHIP OF OUR CAPITAL STOCK

    Due to limitations on the concentration of ownership of REIT stock imposed by the Internal Revenue Code, and to address other concerns relating to concentration of capital stock ownership, our charter documents generally prohibit any stockholder from actually or constructively owning more than 9.8% of the outstanding shares of our capital stock.


    Our board of directors may, in its sole discretion, waive the ownership limit with respect to a particular stockholder if our board is presented with evidence satisfactory to it that the ownership will not then or in the future jeopardize our status as a REIT.


                                 OUR TAX STATUS


    We will elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code beginning with the tax year ended December 31, 2005. We believe that we are organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and that our manner of operation will enable our company to meet the requirements for taxation as a REIT for federal income tax purposes, but cannot assure you that we will meet such requirements. To maintain REIT status, we must meet a number of organizational and operational requirements, including a requirement that we currently distribute at least 90% of our REIT taxable income to our stockholders. As a REIT, we generally will not be subject to federal income tax on REIT taxable income we distribute currently to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax at regular corporate rates. Even if we qualify for taxation as a REIT, we may be subject to some federal, state and local taxes on our income and property.


                             CONFLICTS OF INTEREST


    We have retained our advisor to provide us with acquisition, advisory and administrative services. Several of the executive officers of our advisor are also officers or directors of our company. Some of our officers and directors, who are also officers of our advisor, may experience conflicts of interest in their management of our company. These arise principally from their involvement in other activities that may conflict with our business and interests, including matters related to:



    - allocation of management time and services between us and various other entities, principally approximately 387 other real estate investment programs at the current time with interests in low-income residential apartment communities; it is expected that the number of such programs will increase;



    - the timing and terms of an investment in or sale of a community;



    - compensation to our advisor; and



    - our relationship with the dealer-manager, Boston Capital
      Securities, Inc., which is our affiliate and an affiliate of our advisor. Our advisor and its affiliates, including the dealer-manager, will receive substantial fees, commissions, compensation and other income from transactions with and by us regardless of the success of your investment.


    The following chart shows our relationship to the various affiliated entities participating in this offering:




                                     [LOGO]


(1) Under the limited liability company agreement of BC-GFS LLC, BCMR
    Special, Inc., as the investor manager of BC-GFS LLC, contractually has the authority to exercise the voting rights of BC-GFS LLC's member (BCMR Seattle, A Limited Partnership) in order to give consent for all material decisions regarding the Seattle communities. The limited partnership agreement of BCMR

    Seattle, A Limited Partnership provides that BCMR Special, Inc. will act upon Boston Capital REIT's instructions and obtain our consent prior to taking or approving any actions regarding the Seattle communities and will otherwise at all times act in our best interests as a fiduciary. BCMR Special, Inc. will not receive any compensation from this offering or our operations as a result of its role as investor manager of BC-GFS LLC. Instead, the Advisory Fee will be paid to our advisor, an affiliate of BCMR Special, Inc.



(2) Although we own the 100% economic interest in all of our initial 10 communities (99.99% of the economic interest in the Seattle communities) and 96.95% of the economic interest in our Plano community, affiliates of the third party management agents are entitled to participate in the cash distributions of our communities after Boston Capital REIT has received a priority share of the cash flow. This is in addition to the range of 3.5% to 4.0% of gross rental income each third party management agent receives for managing the communities. This type of sharing arrangement is typical in the real estate industry. We entered into this agreement because we thought it was appropriate to provide an additional incentive to encourage performance by the management agents in order to maximize the income of the communities. We can remove the third party management agents and their affiliates without cause at any time, although they will continue to participate in the cash distributions of our communities, as noted above, following such removal. Bainbridge Management Jacksonville LLC, an affiliate of Bainbridge Jacksonville LLC, is the management agent for the Jacksonville communities, Pinnacle Realty Management Company, an affiliate of GFS Equity Management LLC, is the management agent for our Portland, Salt Lake City and Seattle communities, and Alliance Residential, LLC, an affiliate of Alliance G.P. IV, Inc. and Broadstone Preston Alliance LLC, is the management agent for our Plano community.


    Before any affiliates of the third party management agents receive any portion of the cash flow, we will receive:


    (i) $50 annually per apartment unit (a total of 1040 units times $50 equals $52,000 annually for the Jacksonville communities; a total of 802 units times $50 equals $40,100 annually for the Seattle communities; and a total of 1027 units times $50 equals $51,350 annually for the Portland and Salt Lake City communities); and



    (ii) a 12% preferred return on our unreturned capital contributions to the Jacksonville and Seattle communities ($2,929,157 based on our initial $24,409,639 capital contribution to the Jacksonville communities and $1,035,233 based on our initial $8,626,939 capital contribution to the Seattle communities); and a 11% preferred return on our unreturned capital contributions to the Portland and Salt Lake City communities ($2,401,270 based on our initial $21,829,724 capital contribution to the Portland and Salt Lake City communities).



    To the extent we receive this priority share of the cash flow, it will be used to pay our ordinary expenses, including operational-stage fees and reimbursement to our advisor and affiliates. After payment of such expenses, the priority cash flow would be available for distribution to stockholders. There is no guarantee that there will be sufficient priority cash flow to make any distributions to stockholders. We will then share 50/50 with Bainbridge Jacksonville LLC in all remaining income from operations of our Jacksonville communities. Proceeds from the sale of any of our Jacksonville communities will first be distributed to pay us a 1% sales analysis fee, and then to pay us any unpaid asset management fees and preferred return.



    Remaining sale proceeds will be distributed to us until we have received a return of our capital contributions (taking into account prior distributions) plus a 16% per annum rate of return on our capital contribution (initial capital of $8,626,939 with respect to the Seattle communities and initial class A contribution of $9,364,951 with respect to the Portland communities and $24,409,639 with respect to the Jacksonville communities). With respect to our Portland and Seattle communities, we will then receive 75% and the respective affiliate of the third party management agents will receive 25% of any remaining sale proceeds. With respect to our Jacksonville communities, we will then receive 93.75% (of which an affiliate of Bainbridge Jacksonville LLC recieves 20% as an advisory fee) and Bainbridge Jacksonville LLC will receive 6.25% of any remaining sale proceeds. There is no guarantee that any preferred return will be sufficient for us to make any distribution to stockholders. We believe that this arrangement is an appropriate incentive to encourage performance by Bainbridge Jacksonville LLC. We can remove Bainbridge Jacksonville LLC without cause at any time, however they will not lose their economic interest.



    Alliance Residential, LLC is entitled to participate in the cash distributions of BC Broadstone Preston, LP after we have received a priority share of the operating cash flow from our Plano community. Before Alliance Residential, LLC receives any portion of the cash flow, we will first receive an annual asset management fee equal to $11,450 annually. After payment of this fee, we and Alliance Residential, LLC will receive ratably a 10% preferred return on unreturned capital (which initially was $5,556,348 and $175,000, respectively). We will then share 80/20 with Alliance Residential, LLC in all remaining cash flow from operations of our Plano community. To the extent we receive distributions from BC Broadstone Preston, LP, such distributions will be used, first to pay interest due on a monthly basis on the Wachovia loan and then to pay our ordinary expenses, including operational-stage fees and reimbursement to our advisor and affiliates. After these payments, the amounts received from the distributions described above would be available to satisfy obligations of the REIT with any excess available for distribution to our stockholders. There is no guarantee that there will be sufficient cash flow from our Plano community to make the distributions described above. Proceeds from the sale of our Plano community will first be distributed to us in payment of the accrued, but unpaid, management fee referred to above. Remaining sale proceeds will be distributed to us and Alliance Residential, LLC ratably until we have each received our accrued and unpaid 10% preferred return and a return of our capital contributions. Remaining sale proceeds will then be distributed:



       - 80% to us and 20% to Alliance Residential, LLC until we have received a 13% per annum rate of return on our capital contributions (taking into account prior distributions);



       - then, 75% to us and 25% to Alliance Residential, LLC until we have received a 16% per annum rate of return on our capital contributions (taking into account prior distributions);



       - then, 70% to us and 30% to Alliance Residential, LLC until we have received a 20% per annum rate of return on our capital contribution (taking into account prior distributions); and



       - then, any residual sale proceeds, 60% to us and 40% to Alliance Residential, LLC.



(3) BCMR Seattle, A Limited Partnership, BCMR Jacksonville, LLC, and BCMR Portland, LLC (collectively, the "BCMR entities") have a controlling interest in BC-GFS, LLC, BC-Bainbridge LLC, and BC-GFS II LLC, respectively, because they have consent rights over material decisions and can remove and replace the member manager GFS Equity Management LLC, in the case of BC-GFS LLC and BC-GFS II LLC, and the member manager Bainbridge Jacksonville LLC, in the case of BC-Bainbridge LLC, at any time. GFS Equity Management LLC and Bainbridge Jacksonville LLC are entitled to a share in cash flow and in sale proceeds as described in the notes to the financial statements on pages F-24 to F-26 of this prospectus.



(4) The members and manager of Bainbridge Jacksonville LLC are not affiliated with us or our advisor. Bainbridge Jacksonville LLC is the operator of BC-Bainbridge LLC, of which our affiliate BCMR Jacksonville, LLC is the investor.

                             COMPENSATION AND FEES


    Our advisor and its affiliates will receive compensation and fees for services relating to this offering and the management of our affairs. The most significant items of compensation are included in the following table:



         TYPE OF                                                  ESTIMATED                ESTIMATED
      COMPENSATION                   METHOD OF                     MINIMUM                  MAXIMUM
      AND RECIPIENT                 COMPENSATION                  AMOUNT(1)                AMOUNT(1)
-------------------------  ------------------------------  -----------------------  -----------------------
                                     ORGANIZATIONAL AND OFFERING STAGE

SELLING COMMISSIONS IN     7.0% of gross offering          $175,000                 $70,000,000
CONNECTION WITH THE        proceeds before reallowance of
OFFERING--THE DEALER-      commissions earned by
MANAGER                    participating broker-dealers.
                           The dealer-manager intends to
                           reallow 100% of commissions
                           earned for those transactions
                           that involve participating
                           broker-dealers.

DEALER-MANAGER FEE--THE    2.0% of gross offering          $50,000                  $20,000,000
DEALER-MANAGER             proceeds before reallowance to
                           participating broker-dealers.
                           The dealer-manager in its sole
                           discretion may reallow up to
                           1.5% of its dealer-manager fee
                           to be paid to such
                           participating broker-dealers
                           as additional compensation.

REIMBURSEMENT OF           Up to 2.25% of gross offering   $56,250                  $22,500,000
ORGANIZATION AND OFFERING  proceeds. If organization and
EXPENSES--OUR ADVISOR OR   offering expenses (excluding
ITS AFFILIATES             selling commissions and the
                           dealer-manager fee) exceed
                           2.25% of the gross proceeds
                           raised in this offering, the
                           excess will be paid by our
                           advisor without recourse to
                           us.

                                     ACQUISITION AND DEVELOPMENT STAGE

ACQUISITION FEES--OUR      Up to 2.70% of gross offering   $67,500                  $27,000,000
ADVISOR OR ITS AFFILIATES  proceeds for the review and
(2)                        evaluation of real property
                           acquisitions. $1,444,844 of
                           acquisition fees have been
                           prepaid to an affiliate,
                           Boston Capital Holdings
                           Limited Partnership.

         TYPE OF                                                  ESTIMATED                ESTIMATED
      COMPENSATION                   METHOD OF                     MINIMUM                  MAXIMUM
      AND RECIPIENT                 COMPENSATION                  AMOUNT(1)                AMOUNT(1)
-------------------------  ------------------------------  -----------------------  -----------------------
                           The purchase price for each
                           community included the
                           following prepaid acquisition
                           fees: $470,908 for the
                           Jacksonville communities
                           (1.60% of the offering
                           proceeds related to the
                           Jacksonville communities);
                           $552,794 for the Seattle
                           communities (2.79% of the
                           offering proceeds related to
                           the Seattle communities); and
                           $421,142 for the Portland/Salt
                           Lake communities (1.63% of the
                           offering proceeds related to
                           the Portland/Salt Lake
                           communities). These amounts
                           will be deducted from the
                           2.70% acquisition fee we have
                           agreed to pay our advisor with
                           respect to each of the
                           communities. An acquisition
                           fee of approximately $173,000
                           will be paid once the lien
                           under the Wachovia loan is
                           released.

                           If we raise sufficient funds
                           to repay the borrowings
                           related to a community, the
                           additional acquisition fee due
                           will be paid at the time of
                           the repayment of such
                           borrowings less any amounts
                           previously prepaid; thus if we
                           raise at least approximately
                           $29.5 million (not including
                           any accrued interest on our
                           affiliate line of credit or
                           amounts distributed to
                           stockholders from offering
                           proceeds) and repay the amount
                           of borrowings related to our
                           Jacksonville communities, we
                           would pay an additional
                           $325,592 in acquisition fees,
                           which represents the $796,500
                           fee due less the prepaid fee
                           of $470,908.

         TYPE OF                                                  ESTIMATED                ESTIMATED
      COMPENSATION                   METHOD OF                     MINIMUM                  MAXIMUM
      AND RECIPIENT                 COMPENSATION                  AMOUNT(1)                AMOUNT(1)
-------------------------  ------------------------------  -----------------------  -----------------------
REIMBURSEMENT OF           Up to 0.5% of gross offering    $12,000                  $5,000,000
ACQUISITION EXPENSES--OUR  proceeds. The purchase price
ADVISOR OR ITS             for each community included
AFFILIATES(2)              the following prepaid
                           acquisition expenses: $73,519
                           for the Jacksonville
                           communities (0.25% of the
                           offering proceeds related to
                           Jacksonville); $49,739 for the
                           Seattle communities (0.25% of
                           the offering proceeds related
                           to Seattle); and $65,751 for
                           the Portland/Salt Lake
                           communities (0.25% of the
                           offering proceeds related to
                           the Portland/Salt Lake
                           communities).

                           If we raise sufficient funds
                           to repay the borrowings
                           related to a community, the
                           additional acquisition
                           expenses due will be paid at
                           the time of the repayment of
                           such borrowings less any
                           amounts previously prepaid;
                           thus if we raise approximately
                           $29.5 million (not including
                           any accrued interest on our
                           affiliate line of credit or
                           amounts distributed to
                           stockholders from offering
                           proceeds) and repay the amount
                           of borrowings related to our
                           Jacksonville communities, we
                           would pay an additional
                           $73,981 in acquisition
                           expenses, which represents the
                           $147,500 acquisition expenses
                           due less the prepaid
                           acquisition expenses of
                           $73,519.

         TYPE OF                                                  ESTIMATED                ESTIMATED
      COMPENSATION                   METHOD OF                     MINIMUM                  MAXIMUM
      AND RECIPIENT                 COMPENSATION                  AMOUNT(1)                AMOUNT(1)
-------------------------  ------------------------------  -----------------------  -----------------------
                                             OPERATIONAL STAGE

ASSET MANAGEMENT FEE--OUR  For the management of our       Based on the             Not determinate at this
ADVISOR                    affairs, we will pay our        communities identified   time as this amount
                           advisor a monthly asset         in this prospectus, the  will increase if we
                           management fee equal to 1/12th  estimated amount would   acquire additional
                           of 0.75% of the company's real  be $121,757 per month.   communities.
                           estate asset value as of the
                           end of the preceding month.
                           Real estate asset value equals
                           the amount actually paid or
                           allocated to the purchase,
                           development, construction or
                           improvement of communities we
                           wholly own (including the
                           principal amount of any
                           mortgage indebtedness on the
                           communities assumed upon the
                           purchase of the communities),
                           and, in the case of
                           communities in which we are a
                           co-venturer or partner, our
                           portion of such amount with
                           respect to such communities,
                           exclusive of acquisition fees
                           and acquisition expenses. The
                           asset management fee, which
                           will not exceed fees which are
                           competitive for similar
                           services in the same
                           geographic area, may or may
                           not be taken, in whole or in
                           part as to any year, in the
                           sole discretion of our
                           advisor. All or any portion of
                           the asset management fee not
                           taken as to any fiscal year
                           will be deferred without
                           interest and may be taken in
                           such other fiscal year as our
                           advisor determines.

         TYPE OF                                                  ESTIMATED                ESTIMATED
      COMPENSATION                   METHOD OF                     MINIMUM                  MAXIMUM
      AND RECIPIENT                 COMPENSATION                  AMOUNT(1)                AMOUNT(1)
-------------------------  ------------------------------  -----------------------  -----------------------
                                             OPERATIONAL STAGE

LOAN INTEREST--BCP         Base interest at 9.5% per       Based on the
FUNDING                    annum plus bonus interest at    $56,596,665 balance as
                           5.3% to the extent of cash      of September 30, 2005,
                           available for debt service      the annual base
                           after payment of base           interest paid is
                           interest, payable quarterly,    $5,451,358. Any
                           and, in the case of base        additional bonus
                           interest, to the extent not     interest will be equal
                           paid, added to principal. In    to the distributable
                           return for our affiliate line   cash flow of the
                           of credit being nonrecourse to  communities in excess
                           the company, we agreed to pay   of base interest. No
                           additional interest solely      such additional bonus
                           from cash available for debt    interest was paid in
                           service from our initial ten    2003, 2004 and 2005
                           communities prior to the        because there has not
                           repayment of the line of        been any distributable
                           credit attributable to each     cash flow.
                           community. Until the line of
                           credit attributable to each
                           community is repaid by the due
                           date of January 1, 2007,
                           effectively all cash flow
                           generated by such community
                           will be paid to BCP Funding,
                           LLC. Additional interest is
                           payable quarterly only to the
                           extent of income from
                           communities still subject to
                           BCP Funding's encumbrances.
                           Such additional interest shall
                           not be paid from proceeds of
                           this offering or from cash
                           flow of communities released
                           from the lien.

         TYPE OF                                                  ESTIMATED                ESTIMATED
      COMPENSATION                   METHOD OF                     MINIMUM                  MAXIMUM
      AND RECIPIENT                 COMPENSATION                  AMOUNT(1)                AMOUNT(1)
-------------------------  ------------------------------  -----------------------  -----------------------
SUBORDINATED DISPOSITION   If our advisor or an affiliate  Not determinate at this  Not determinate at this
FEE--OUR ADVISOR OR ITS    provides a substantial amount   time.                    time.
AFFILIATES                 of the services (as determined
                           by a majority of our company's
                           independent directors) in
                           connection with the sale of
                           one or more properties, a fee
                           equal to the lesser of (A) 50%
                           of the reasonable, customary
                           and competitive real estate
                           brokerage commissions
                           customarily paid for the sale
                           of a comparable property in
                           light of the size, type and
                           location of the property, or
                           (B) 3.0% of the sales price
                           for each community sold. The
                           subordinated disposition fee
                           will be paid only if
                           stockholders have received (1)
                           total dividends in an amount
                           equal to 100% of their
                           aggregate invested capital and
                           (2) a 6.0% annual cumulative
                           non-compounded return on their
                           net invested capital (the
                           "Stockholder's 6.0% Return").

SUBORDINATED SHARE OF NET  15.0% of remaining amounts of   Not determinate at this  Not determinate at this
SALE PROCEEDS--OUR         net sale proceeds after         time.                    time.
ADVISOR(3)                 stockholders have received
                           distributions equal to the sum
                           of (1) the Stockholder's 6.0%
                           Return and (2) 100% of net
                           invested capital. Following
                           listing on a national
                           securities exchange or a
                           national securities market, no
                           subordinate share of net sale
                           proceeds will be paid to our
                           advisor.

         TYPE OF                                                  ESTIMATED                ESTIMATED
      COMPENSATION                   METHOD OF                     MINIMUM                  MAXIMUM
      AND RECIPIENT                 COMPENSATION                  AMOUNT(1)                AMOUNT(1)
-------------------------  ------------------------------  -----------------------  -----------------------
SUBORDINATED INCENTIVE     Upon listing on a national      Not determinate at this  Not determinate at this
LISTING FEE--OUR           securities exchange or a        time                     time
ADVISOR(3)(4)(5)           national securities market, a
                           fee equal to 10.0% of the
                           amount by which the adjusted
                           market value of our common
                           stock plus the total of all
                           distributions paid from our
                           inception until the date of
                           listing exceeds the sum of (1)
                           100% of invested capital and
                           (2) the total distributions
                           required to be paid to the
                           stockholders to pay the
                           Stockholder's 6.0% Return from
                           inception through the date of
                           listing.

PROPERTY MANAGEMENT        3.5% to 4.0% of gross income    Actual amounts are       Actual amounts are
FEE--AN AFFILIATE OF GFS   of each community.              dependent upon results   dependent upon results
EQUITY MANAGEMENT LLC, AN                                  of operations and        of operations and
AFFILIATE OF BAINBRIDGE                                    therfore cannot be       therfore cannot be
JACKSONVILLE LLC AND AN                                    determined at the        determined at the
AFFILIATE OF ALLIANCE                                      present time.            present time.
G.P. IV, INC. AND
BROADSTONE PRESTON
ALLIANCE LLC

INCENTIVE MANAGEMENT       50% of all remaining income     Actual amounts are       Actual amounts are
FEE--AN AFFILIATE OF GFS   from operations of the          dependent upon results   dependent upon results
EQUITY MANAGEMENT LLC AND  communities in excess of        of operations and        of operations and
AN AFFILIATE OF            minimum cash distribution       therfore cannot be       therfore cannot be
BAINBRIDGE JACKSONVILLE    thresholds set for each         determined at the        determined at the
LLC                        community, including $50        present time.            present time.
                           annually per apartment unit
                           and either an 11% or 12%
                           preferred return.

INCENTIVE MANAGEMENT       80% of all remaining income     Actual amounts are       Actual amounts are
FEE--AN AFFILIATE OF       from operations of the          dependent upon results   dependent upon results
ALLIANCE G.P. IV, INC.     community in excess of the      of operations and        of operations and
AND BROADSTONE PRESTON     minimum cash distribution       therfore cannot be       therfore cannot be
ALLIANCE, INC.             threshold and a 10% preferred   determined at the        determined at the
                           return.                         present time.            present time.

         TYPE OF                                                  ESTIMATED                ESTIMATED
      COMPENSATION                   METHOD OF                     MINIMUM                  MAXIMUM
      AND RECIPIENT                 COMPENSATION                  AMOUNT(1)                AMOUNT(1)
-------------------------  ------------------------------  -----------------------  -----------------------
SALE PROCEEDS--            For the Jacksonville            Actual amounts are       Actual amounts are
BAINBRIDGE JACKSONVILLE    communities, an affiliate of    dependent upon results   dependent upon results
LLC, GFS EQUITY            Bainbridge Jacksonville LLC     of operations and        of operations and
MANAGEMENT LLC AND AN      will receive an advisory        therfore cannot be       therfore cannot be
AFFILIATE OF ALLIANCE      services fee equal to 20% of    determined at the        determined at the
G.P. IV, INC. AND          our 93.75% of the remaining     present time.            present time.
BROADSTONE PRESTON         proceeds, and Bainbridge
ALLIANCE LLC               Jacksonville LLC will receive
                           6.25% of any remaining sale
                           proceeds. For the Portland and
                           Salt Lake City communities and
                           Seattle communities, GFS
                           Equity Management LLC will
                           receive 25% of any remaining
                           sale proceeds. For the Plano
                           community, remaining sale
                           proceeds will be distributed
                           to us and Alliance
                           Residential, LLC ratably until
                           we have each received a 10%
                           preferred return and then
                           80/20 until we have received a
                           13% return, 75/25 until we
                           have received a 16% return,
                           70/30 until we have received a
                           20% return and then any
                           residual sale proceeds, 60/40.


--------------------------


Notwithstanding the method by which we calculate the payment of operating expenses, as described in the table above, the total of all such operating expenses will not exceed, in the aggregate, the greater of 2% of the book value of the assets or 25% of cash net income as required by the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administration Association, Inc. (the "NASAA Guidelines").



(1) The estimated minimum dollar amounts are based on the sale of a minimum of 250,000 shares to the public at $10 per share. The estimated maximum dollar amounts are based on the sale of a maximum of 100,000,000 shares to the public at $10 per share. The sale of up to 5,000,000 shares at $9.30 per share pursuant to our dividend reinvestment plan is excluded from those amounts.



(2) Notwithstanding the method by which we calculate the payment of acquisition fees and expenses, as described in the table, the total of all such acquisition fees and acquisition expenses will not exceed, in the aggregate, an amount equal to 6.0% of the contract price of all of the properties which we purchase, as required by the NASAA Guidelines.



(3) In the event that we become listed on a national securities exchange or a national market system and our advisor receives the subordinated incentive listing fee prior to its receipt of the subordinated share of net sale proceeds, our advisor will not be entitled to any such participation in net sale proceeds.



(4) If at any time the shares become listed on a national securities exchange or a national market system, or, notwithstanding the absence of such listing, our stockholders elect to continue our company's existence after June 22, 2015, we will negotiate in good faith with our advisor a fee structure appropriate for an entity with a perpetual life. A majority of the independent directors must approve any new fee structure negotiated with our advisor. In negotiating a new fee structure, the independent directors will consider all the factors they deem relevant, including but not limited to:



       - the size of the advisory fee in relation to the size, composition and profitability of our portfolio;



       - the success of our advisor in generating opportunities that meet our investment objectives;



       - the rates charged to other REITs and to investors other than REITs by advisors performing similar services;



       - additional revenues realized by our advisor;



       - the quality and extent of service and advice furnished by our advisor;



       - the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and



       - the quality of our portfolio in relationship to the investments generated by our advisor for the account of other clients.



    The board, including a majority of the independent directors, may not approve a new fee structure that is, in its judgment, more favorable to our advisor than the current fee structure.



(5) The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange. We have the option to pay the listing fee in the form of stock, cash, a promissory note or any combination thereof. In the event the subordinated incentive listing fee is paid to our advisor as a result of the listing of our shares, we will not be required to pay our advisor any further subordinated participation in net sale proceeds.



    In addition, our advisor and its affiliates will be reimbursed only for the actual costs of goods and services used for or by us. We will not reimburse our advisor or its affiliates for services for which they are entitled to compensation by way of a separate fee.



    Since our advisor and its affiliates are entitled to differing levels of compensation for undertaking different transactions on behalf of our company, such as the advisory fees for managing our affairs and the subordinated participation in net sale proceeds, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, our advisor is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. (See "Management--Our Advisor--The Advisory Agreement.") Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by our advisor or its affiliates by reclassifying them under a different category.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS


    Each independent director will receive an annual retainer of $50,000, as well as $1,000 for each meeting attended in person ($375 for each telephonic meeting in which the director participates), including committee meetings, except for a committee meeting attended in person held in connection with a board meeting attended in person, for which the director will receive $500. Our executive officers who also are our directors do not receive director fees. We will pay the chairman of our audit committee an additional annual retainer of $10,000. In addition, the independent directors receive, upon initial election to our board, an option to purchase 5,000 shares of our common stock, and annually each year after their initial election receive an option to purchase 5,000 shares of our common stock. The option exercise price is the fair market value (as defined in our equity incentive plan) of our common stock on the date prior to the date of initial election or prior to the date of our annual meeting, as applicable. In connection with their election to our board, Messrs. Cottone, Phelan and Iacuzio were each granted options to purchase 5,000 shares at $10 per share.

                                  THE OFFERING


    We are offering up to 100,000,000 shares of our common stock at $10 per share to investors who meet our suitability standards. The price of the shares was established at $10 per share by our board of directors after consultation with the dealer-manager based on prevailing market conditions and other factors, such as the prospects for our company and the industry in which we compete. The price of the shares does not necessarily reflect the value of the communities we have purchased or may purchase in the future. The shares are being offered on a best efforts basis, which means that no specified amount of capital will be raised. No shares will be sold, however, unless at least 250,000 shares are sold. We are also offering up to 5,000,000 shares to be issued pursuant to our dividend reinvestment plan at $9.30 per share. We will begin selling shares in this offering on the effective date of this prospectus, and this offering will terminate no later than July 1, 2007. We may terminate this offering at any time prior to that date. We will place initial monies raised in an escrow account with Boston Private Bank & Trust Company, Boston, Massachusetts, until the $2,500,000 minimum is achieved, at which time such funds will be released to us from escrow. During the time funds are held in escrow, interest will be earned at a variable rate, currently 3.35% per annum, which can adjust similar to a bank passbook savings rate. The interest will be paid to the investor even if the minimum is not reached. An initial closing will be held within 5 days after the minimum is achieved. After the initial closing, we will admit stockholders to our company, and release investor funds from escrow, as soon as practicable. Subscriptions may not be withdrawn by purchasers. If the minimum is not achieved by the termination date, the escrowed funds with accrued interest will be returned to investors within 5 days. The dealer-manager will not purchase any of our shares.


                           ESTIMATED USE OF PROCEEDS


    We anticipate that at least 84.55% of the proceeds of this offering will be invested in real estate communities. We will use the remainder to pay selling commissions and dealer-manager fees, fees and expenses relating to the selection and acquisition of properties and the costs of the offering and will retain 1% as working capital reserves. Additionally, under certain circumstances a portion of the proceeds identified as the real estate investment in communities may be set aside at the respective communities for operating reserves. As long as there are amounts outstanding under our affiliate line of credit used to acquire our interests in our initial ten communities, at least 84.55% of the proceeds will be applied to the repayment of the line, and the lender will release its lien on our interest in the apartment community acquired with the proceeds of the repaid loan. If we raise at least approximately $29.5 million (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds), $24,954,067 of such amount will be used to repay our affiliate line of credit related to our Jacksonville communities. If we raise the $74,495,922 (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds) necessary to repay our affiliate line of credit attributed to our initial ten communities, a total of $56,596,665 of such amount will be used to repay our affiliate line of credit and approximately $8,001,415 (which amount represents the balance outstanding as of September 30, 2005 of the original note in the aggregate principal amount of $8,120,000) will be used to repay the second mortgage loan on the Seattle communities. To the extent that we raise $80,890,183 (not including any accrued interest on our affiliate line of credit or the Wachovia loan or amounts distributed to stockholders from offering proceeds) by January 1, 2007, we may repay the Wachovia loan of $5,556,348 (not including any accrued interest) with proceeds from this offering. However, we will have no cash flow available for distributions to our stockholders until we raise at least the amounts due under our affiliate line of credit with respect to our Jacksonville communities. Therefore, we anticipate paying all or a significant portion of distributions to stockholders from the proceeds of this offering or from borrowings until such time as we have sufficient cash flow from operations to fund the payment of such distributions. Until such time as cash flows from operations and other sources of cash are sufficient to fund such distribution payments, if ever, we will have invested less than 84.55% of the proceeds of this offering in real estate communities (or the repayment of debt).


                                    LISTING


    We expect to seek listing of our shares on a national securities exchange such as the New York Stock Exchange or the American Stock Exchange or on the NASDAQ National Market when, in the judgment of our management and our board of directors, our size and maturity make listing appropriate and desirable. We expect that our market capitalization would have to equal or exceed that of comparable listed REITs in order to justify listing. In the event we do not obtain listing of our shares on a national securities exchange or on the NASDAQ National Market by June 22, 2015, our articles of incorporation require us to begin the sale of our properties and liquidation of our assets if stockholders owning a majority of our shares vote to authorize us to do so.


                           DIVIDEND REINVESTMENT PLAN


    We have adopted a reinvestment plan which will allow participating stockholders to have their dividends reinvested in additional shares that may be available. We have registered 5,000,000 shares of our common stock for purchase under the dividend reinvestment plan at $9.30 per share. We reserve the right in the future to reallocate additional shares to the dividend reinvestment plan out of the shares we are offering to the public, if necessary. If you participate, you will be taxed on your share of our taxable income even though you will not receive the cash for your dividends. As a result, you may have a tax liability without receiving cash dividends to pay such liability. We may terminate the dividend reinvestment plan at our discretion, at any time, upon ten days notice to you.


                            SHARE REDEMPTION PROGRAM


    We may use proceeds received from the sale of shares pursuant to our dividend reinvestment plan to redeem your shares. After you have held your shares for a minimum of one year, our share redemption program provides an opportunity for you to redeem your shares, subject to certain restrictions and limitations. If we are engaged in an offering, the redemption price will be the lesser of (i) the then-current offering price less a discount approximating the per share commissions and fees paid to brokers on the original sale of the shares ($9.15 per share in the case of shares repurchased during a $10 per share offering) or (ii) the price you actually paid for your shares. Our board of directors reserves the right to amend or terminate the share redemption program at any time. Our board of directors has delegated to our officers the right to
(i) waive the one-year holding period in the event of the death or bankruptcy of a stockholder or other exigent circumstances or (ii) reject any request for redemption at any time and for any reason. You will have no right to request redemption of your shares should our shares become listed on a national securities exchange or a national securities market.


                               STOCK CERTIFICATES

    Your investment will be recorded on our books only. We will not issue stock certificates. If you wish to transfer your shares, you will be required to send an executed transfer form to us. We will provide the required documentation to you upon request.

                                  RISK FACTORS


    AN INVESTMENT IN OUR COMMON STOCK INVOLVES SIGNIFICANT RISKS. YOU SHOULD CONSIDER THE FOLLOWING RISKS BEFORE MAKING YOUR INVESTMENT DECISION.


                RISKS RELATED TO OUR PROPERTIES AND OUR BUSINESS


    BORROWING CREATES RISKS THAT THE OFFERING PROCEEDS MAY BE INSUFFICIENT TO PAY THE NON-RECOURSE ACQUISITION DEBT ON THE PROPERTIES OR OUR CASH FLOW MAY BE INSUFFICIENT TO MEET OUR DEBT OBLIGATIONS. We may borrow money to acquire interests in communities, to preserve our status as a REIT, for payment of distributions to stockholders and for other corporate purposes. Our board of directors anticipates that we will obtain one or more lines of credit to provide financing for the acquisition of interests in communities to the extent we have not yet raised sufficient offering proceeds. We have entered into an initial $60,000,000 loan agreement with BCP Funding, LLC, our affiliate and an affiliate of our advisor, which we used to acquire interests in our ten initial properties. We also entered into a $5,556,348 loan with Wachovia Bank, National Association, which we used to acquire our interests in our Plano community. We currently expect to repay all amounts borrowed under our affiliate line of credit from the proceeds of this offering. Our affiliate line of credit is non-recourse to our company but is secured by the interests in our initial ten communities. If we do not receive enough offering proceeds to repay the amounts due under this or any other line of credit, we will have to seek additional equity or debt financing or lose our interests in communities that secure any unpaid amounts due. In addition, our communities are encumbered by mortgage debt, and we expect any additional properties we acquire interests in to be similarly encumbered. Borrowing may be risky if the cash flow from our real estate investments is insufficient to meet our debt obligations. If we cannot meet our debt obligations on our secured loans, the lender could take the property, and we would lose both the asset and the income we were deriving from it. Further, if our leverage does not increase our profitability, we will have less cash available for distributions. If we cross-collateralize our properties in order to provide additional collateral to a lender, we run the risk of losing a good-performing property in the event that it is cross-collateralized with a poor-performing property that causes us to default on our loan terms.



    ADVERSE ECONOMIC CONDITIONS AND COMPETITION MAY IMPEDE OUR ABILITY TO RENEW LEASES OR RE-LEASE UNITS AS LEASES EXPIRE AND REQUIRE US TO UNDERTAKE UNBUDGETED CAPITAL IMPROVEMENTS, WHICH COULD HARM OUR BUSINESS AND OPERATING RESULTS.



    ADVERSE ECONOMIC CONDITIONS--If our communities do not generate revenues sufficient to meet operating expenses, including debt service and capital expenditures, our income and results of operations will be significantly harmed. An apartment community's revenues and value may be adversely affected by the general economic climate; the local economic climate; local real estate considerations (such as oversupply of or reduced demand for apartments); the perception by prospective residents of the safety, convenience and attractiveness of the communities or neighborhoods in which our properties are located and the quality of local schools and other amenities; and increased operating costs (including real estate taxes and utilities). Certain significant fixed expenses are generally not reduced when circumstances cause a reduction in income from the investment.



    DEPENDENCY ON RENTAL INCOME--We will be dependent on rental income to pay operating expenses and to generate cash to enable us to make distributions to our stockholders. If we are unable to attract and retain residents or if our residents are unable, due to an adverse change in the economic condition of a particular region or otherwise, to pay their rental obligations, our ability to make expected distributions will be adversely affected.



    COMPETITION--Also, we will face competition from other properties of the same type within the areas in which our apartment communities will be located. Competition from other properties may affect our ability to attract and retain residents, to increase rental rates and to minimize expenses of operation. Virtually all of the leases for our apartment communities will be short-term leases (generally, one year). Increased competition for residents may also require us to make capital improvements to apartment communities which we would not have otherwise planned to make. Any unbudgeted capital improvements we undertake may divert away cash that would otherwise be available for distributions to stockholders. Ultimately, to the extent we are unable to renew leases or re-lease apartment units as leases expire, it would result in decreased cash flow from residents and harm our operating results.



    OUR FINANCIAL COVENANTS MAY RESTRICT OUR OPERATING ACTIVITIES, WHICH MAY HARM OUR FINANCIAL CONDITION AND OPERATING RESULTS. The mortgages on our communities contain and will contain customary negative covenants such as those that limit the owner's ability, without the prior consent of the lender, to transfer interests or further mortgage the applicable property or to discontinue insurance coverage. In addition, our affiliate line of credit contains customary restrictions, requirements and other limitations on our ability to incur indebtedness, which we will have to maintain. These include the requirement to provide financial statements and information requested by the lender, and limit indebtedness to our affiliate line of credit, property mortgages and indebtedness incurred for the payment of taxes and governmental charges and for services and materials in the ordinary course of business. We must also obtain the lender's consent to the sale or refinancing of any assets pledged under our affiliate line of credit, to any change in our control and to the placing of any lien on the pledged assets.



    We may rely on borrowings under another line of credit to finance capital improvement projects and for working capital, and if we are unable to borrow under another line of credit or to refinance existing indebtedness our financial condition and results of operations would likely be adversely impacted. If we breach covenants in our debt agreements, the lender could declare a default and require us to repay the debt immediately and, if the debt is secured, could immediately take possession of the property securing the loan.



    OUR WORKING CAPITAL RESERVES MAY NOT BE ADEQUATE TO COVER ALL OF OUR CASH NEEDS, IN WHICH CASE WE WILL HAVE TO OBTAIN FINANCING FROM OTHER SOURCES. Our working capital reserves are equal to 1% of the offering proceeds and any additional operating reserves created at the operating level may not be adequate to cover all of our cash needs. In order to cover those needs, we may have to obtain financing from either affiliated or unaffiliated sources. We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Additional borrowings for working capital purposes will increase our interest expense, and therefore may have a negative impact on our results of operations.



    OUR ADVISOR MAY NOT BE SUCCESSFUL IN IDENTIFYING SUITABLE ADDITIONAL ACQUISITIONS THAT MEET OUR CRITERIA. Our advisor may not be successful in identifying additional suitable apartment communities that meet our acquisition criteria or consummating additional acquisitions on satisfactory terms. Except for the investments described in this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the management ability of our advisor and the oversight of our board of directors. Failures in identifying or consummating acquisitions could reduce the number of acquisitions we complete, which could in turn harm our ability to achieve our investment objectives and to pay distributions.



    WE FACE COMPETITION FOR THE ACQUISITION OF APARTMENT COMMUNITIES, WHICH MAY IMPEDE OUR ABILITY TO MAKE FUTURE ACQUISITIONS OR MAY INCREASE THE COST OF ACQUISITIONS. We compete with many other entities engaged in real estate investment activities for acquisitions of apartment communities, including institutional pension funds, other REITs and other owner-operators of apartments. These competitors may have driven up the prices we have paid for the interests in apartment communities we have acquired, and they may drive up the prices we must pay for interests in apartment communities we seek to acquire or may succeed in acquiring those assets themselves. In addition, our potential acquisition targets may find our competitors to be more attractive suitors because they may have greater resources, may be willing to pay more or may have a more compatible operating philosophy. In particular, larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital, the ability to use their listed shares and UPREIT structure as currency for acquisition, and enhanced operating efficiencies. If we pay higher prices for communities, our profitability will be reduced, and you may experience a lower return on your investment.



    RISING OPERATING EXPENSES COULD REDUCE OUR CASH FLOW AND FUNDS AVAILABLE FOR FUTURE DISTRIBUTIONS. We bear all expenses incurred in our operations. If any community is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expense, then we could be required to expend funds for that community's operating expenses. The communities will be subject to increases in real estate and other tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses. In addition, our board of directors, in its discretion, may retain any portion of cash funds generated by operations for working capital. We cannot assure you that sufficient cash will be available for distribution to you.



    RENOVATION OF PROPERTIES MAY RESULT IN INCREASED COSTS AND LOSS OF INCOME DURING THE RENOVATION PERIOD. Currently some of the properties that we own are communities which our advisor believes are undervalued mainly because of deferred maintenance or renovations which the seller has not performed. For such communities, we will need to raise sufficient funds to make any such deferred maintenance or renovations. We will be subject to risks relating to the contractor's ability to control construction costs and meet timetables. Performance may also be affected or delayed by conditions beyond the contractor's control. In some cases, tenants will have to be relocated during the renovation. This will add to our costs. Delays in completion of any renovations will add to these costs. Vacant units that are being renovated usually cannot be rented to tenants and this will adversely affect our rental income. In addition, we will be subject to normal lease-up risks for units which were not rented during renovation.



    DEVELOPMENT AND CONSTRUCTION OF PROPERTIES MAY RESULT IN DELAYS AND INCREASED COSTS AND RISKS. While we have no present plans to do so, we may in the future invest in the acquisition of properties upon which we will develop and construct apartment communities. We will be subject to risks relating to the builder's ability to control construction costs or to build in conformity with contract terms, plans, specifications and timetables. The builder's failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance. Performance may also be affected or delayed by conditions beyond the builder's control. Delays in completion of construction could also give residents the right to terminate preconstruction leases for apartments at a newly developed apartment community. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction since the builder may default in completing the project for which progress payments have been made. Factors such as these can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property.



    DISCOVERY OF PREVIOUSLY UNDETECTED ENVIRONMENTALLY HAZARDOUS CONDITIONS AND PHYSICAL DEFECTS MAY ADVERSELY AFFECT OUR OPERATING RESULTS. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or business may be operated, and these restrictions may require expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the acquisition and ownership of our communities, we may be potentially liable for such costs. The cost of defending against claims of liability, of compliance with environmental regulatory requirements or of remediating any contaminated property could materially adversely affect the business, assets or results of operations of our company and, consequently, amounts available for distribution to you. In addition, although we engage third parties to conduct engineering assessments of properties we intend to acquire, we cannot assure you that these assessments will detect latent or patent physical defects affecting such properties or accurately reflect the cost to repair or improve the property. The unforseen cost of repairing or improving a property could materially adversely affect the business, assets or results of operations of our company and, consequently, amounts available for distribution to you.



    WE MAY FACE CONFLICTS WITH SELLERS, PARTNERS AND JOINT VENTURERS. We may acquire communities from sellers that we will retain as property managers and who typically will continue to own an equity or other economic interest in the communities as the general partner or managing member of the owner limited partnership or limited liability company. We will own substantially all the equity interests in the owner entities, with the right to remove the general partner or managing member without cause. While we have no present plans to do so, we may also enter into joint ventures with other programs affiliated with us for the acquisition, development or improvement of properties, and we may develop properties in joint ventures or in partnerships or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. These investments may involve risks not otherwise present with an investment in real estate, including, for example:


    - the possibility that our co-venturer or partner in an investment might become bankrupt;

    - that such co-venturer or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals; or

    - that such co-venturer or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

    Actions by a co-venturer or partner might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns. Under certain joint venture agreements, neither co-venturer may have the power to control the venture, and an impasse could be reached regarding matters pertaining to the joint venture, which might have a negative influence on the joint venture and decrease potential returns to you.


    We may face certain additional risks and potential conflicts of interest in the event we enter into joint ventures. For example, the co-venturer may never have an active trading market for its equity interests. Therefore, if we become listed on a national securities exchange or on the NASDAQ National Market, we may no longer have similar goals and objectives with respect to the resale of properties in the future. In addition, in the event that we are not listed on a national securities exchange or on the NASDAQ National Market by June 22, 2015, our organizational documents provide for an orderly liquidation of our assets if stockholders holding a majority of our shares vote to authorize us to liquidate. In the event of our liquidation, any joint venture may be required to sell its properties at that time. Although the terms of any joint venture agreement could grant the co-venturer a right of first refusal to buy the properties held in the joint venture in the event of our liquidation, it is not possible to determine at this time whether the co-venturer would have sufficient funds to exercise the right of first refusal in these circumstances.



    THE LIQUIDATION OF OUR ASSETS MAY BE DELAYED. If our shares are not listed on a national securities exchange or on the NASDAQ National Market by June 22, 2015, we will undertake, if stockholders owning a majority of our stock vote to authorize us to do so, to sell our assets and distribute the net sales proceeds to our stockholders, and we will thereafter engage only in activities related to our orderly liquidation. Neither our advisor nor our board of directors may be able to control the timing of the sale of our interests in apartment communities due to market conditions, and we cannot assure you that we will be able to sell our assets so as to return our stockholders' aggregate invested capital, to generate a profit for the stockholders or to fully satisfy our debt obligations. We will only return all of our stockholders' invested capital if we sell our interests in communities for more than their original purchase price, although return of capital, for federal income tax purposes, is not necessarily limited to stockholder distributions following sales of properties. If we take a purchase money obligation in partial payment of the sales price of our interest in a community, we will realize the proceeds of the sale over a period of years.



    WE EXPECT TO MAKE DISTRIBUTIONS THAT INCLUDE A RETURN OF CAPITAL. We expect to make distributions that include a return of capital, and to the extent we do so prior to the repayment of our affiliate line of credit, we will have less funds available to repay our affiliate line of credit. We may use various non-operational sources of cash in order to pay such distributions. For example, we could borrow funds on a short term basis. We could also sell additional shares of stock or we could sell some of our communities. If we do any of the foregoing, we may decrease cash available for future distributions. To the extent we make distributions in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder's shares, and the amount of each distribution in excess of a U.S. stockholder's tax basis in its shares will be taxable as gain realized from the sale of its shares.


                RISKS RELATED TO OUR ORGANIZATION AND STRUCTURE


    THE BOARD OF DIRECTORS CAN TAKE MANY ACTIONS WITHOUT STOCKHOLDER APPROVAL. Our board of directors has overall authority to conduct our operations. This authority includes significant flexibility. For example, without a vote of our stockholders, our board may:


    - amend or revise our major policies, including financing and distributions,


    - change our advisor's compensation, and employ and compensate affiliates,



    - replace our advisor with a new advisor or employ and compensate staff to perform some or all of our advisor's duties in-house,


    - prevent the ownership transfer and/or accumulation of shares in order to protect our status as a REIT or for any other reason deemed to be in the best interests of our stockholders,

    - issue additional shares, which could dilute your ownership, and

    - list the shares on a national securities exchange or market.

    Any of these actions could reduce the value of our company.


    OUR ORGANIZATIONAL DOCUMENTS CONTAIN PROVISIONS WHICH MAY DISCOURAGE A TAKEOVER OF OUR COMPANY AND DEPRESS OUR STOCK PRICE. Our organizational documents contain provisions which may have an anti-takeover effect and inhibit a change in our management. These provisions include:



    (1) THERE ARE OWNERSHIP LIMITS AND RESTRICTIONS ON TRANSFERABILITY IN OUR ARTICLES OF INCORPORATION. In order for us to qualify as a REIT, no more than 50% of the value of outstanding shares of our capital stock may be owned, actually or constructively, by five or fewer individuals at any time during the last half of each taxable year. To make sure that we will not fail to qualify as a REIT under this test, subject to some exceptions, our articles prohibit any stockholder from owning actually or constructively more than 9.8% of the value or number of outstanding shares of our capital stock. Our board of directors may exempt a person from the 9.8% ownership limit if our board determines, in its sole discretion, that exceeding the 9.8% ownership limit as to any proposed transferee would not jeopardize our qualification as a REIT. This restriction may:


    - discourage a tender offer or other transactions or a change in management or control that might involve the payment of a premium price for our shares or otherwise be in the best interests of our stockholders; or

    - compel a stockholder who had acquired more than 9.8% of our stock to dispose of the additional shares and, as a result, to forfeit the benefits of owning the additional shares.


    (2) OUR ARTICLES PERMIT OUR BOARD OF DIRECTORS TO ISSUE PREFERRED STOCK WITH TERMS THAT MAY DISCOURAGE A THIRD PARTY FROM ACQUIRING US. Sections 7.1 and 7.3 of our articles permit our board of directors to issue up to 50,000,000 shares of preferred stock, having those preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms or conditions of redemption as determined by our board. Thus, our board could authorize the issuance of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction in which holders of some or a majority of our shares might receive a premium for their shares over the then-prevailing market price of our shares.



    (3) OUR ARTICLES AND BYLAWS CONTAIN OTHER POSSIBLE ANTI-TAKEOVER
PROVISIONS. Section 10.3 of our articles and Sections 7 and 12 of Article II of our bylaws contain other provisions which may have the effect of delaying, deferring or preventing a change in control of our company or the removal of existing management and, as a result, could prevent our stockholders from being paid a premium for their shares of common stock over the then-prevailing marketing prices. These provisions include advance notice requirements for stockholder proposals and the absence of cumulative voting rights.



    (4) MARYLAND LAW MAY DISCOURAGE A THIRD PARTY FROM ACQUIRING US. Maryland law restricts mergers and other business combinations between our company and an interested stockholder. An "interested stockholder" is defined as any person who is the beneficial owner of 10% or more of the voting power of our common stock and also includes any of our affiliates or associates that, at any time within the two-year period prior to the date of a proposed merger or other business combination, was the beneficial owner of 10% or more of our voting power. A person is not an interested stockholder if, prior to the most recent time at which the person would otherwise have become an interested stockholder, our board approved the transaction which otherwise would have resulted in the person becoming an interested stockholder. For a period of five years after the most recent acquisition of stock by an interested stockholder, we may not engage in any merger or other business combination with that interested stockholder or any affiliate of that interested stockholder. After the five-year period, any merger or other business combination must be approved by our board and by at least 80% of all the votes entitled to be cast by holders of outstanding shares of our voting stock and two-thirds of all the votes entitled to be cast by holders of outstanding shares of our voting stock other than the interested stockholder or any affiliate or associate of the interested stockholder unless, among other things, the stockholders (other than the interested stockholder) receive a minimum price for their common stock and the consideration received by those stockholders is in cash or in the same form as previously paid by the interested stockholder for its common stock. These provisions of the business combination statute do not apply to business combinations that are approved or exempted by our board prior to the most recent time that the interested stockholder becomes an interested stockholder. However, the business combination statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer.



    OUR BUSINESS WILL BE HARMED IF WE CANNOT ENGAGE AND RETAIN THE SERVICES OF REPUTABLE AND RELIABLE MANAGERS FOR OUR PROPERTIES. Neither we nor our advisor will directly control the day-to-day management of our communities. Our advisor will retain third-party managers on our behalf who will be responsible for leasing, maintenance and other day-to-day management of the communities. Because our revenues will largely be derived from rents, our financial condition will be dependent on the ability of third-party managers that we do not control to operate the communities successfully. While the communities that we currently own interests in have experienced property managers, there can be no assurance that we will be able to make similar arrangements in future transactions. If our third-party managers are unable to operate the communities successfully, our financial condition could be adversely affected.



    OUR RIGHTS AND THE RIGHTS OF OUR STOCKHOLDERS TO TAKE ACTION AGAINST OUR DIRECTORS AND OFFICERS ARE LIMITED. Pursuant to our charter, we have entered into agreements indemnifying each director for personal losses or liability reasonably incurred by the director in connection with any act or omission performed or omitted to be performed on behalf of the company, provided that the director has determined in good faith, that the course of conduct which caused the loss, or liability was in the best interests of the company. Such indemnification is subject to the conditions and limitations imposed by
Article II.G of the NASAA Guidelines and the Maryland General Corporation Law. Among the conditions and limitations on indemnification are requirements that the loss or liability not be caused by the negligence or misconduct by a non-independent director or the gross negligence or willful misconduct of an independent director and that the act or omission that was material to the loss or liability was not committed in bad faith or was not the result of active or deliberate dishonesty. As a result, we and our stockholders may have more limited rights against our directors than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our directors.



    MORTGAGE DEBT OBLIGATIONS EXPOSE US TO INCREASED RISK OF LOSS OF PROPERTY, WHICH COULD HARM OUR FINANCIAL CONDITION. We expect that all our apartment communities will be encumbered by permanent mortgage financing. Incurring mortgage debt on our communities increases our risk of loss because defaults on indebtedness secured by our apartment communities may result in foreclosure actions initiated by lenders and ultimately our loss of the community securing any loans which are in default. For tax purposes, a foreclosure of any of our communities would be treated as a sale of the community for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeded our tax basis in the community, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. The loss of part or all of our investment in a community could also cause the value of our shares and the distributions payable to our stockholders to be reduced.



    ILLIQUIDITY OF REAL ESTATE INVESTMENTS COULD SIGNIFICANTLY IMPEDE OUR ABILITY TO RESPOND TO ADVERSE CHANGES IN THE PERFORMANCE OF OUR PROPERTIES AND HARM OUR FINANCIAL CONDITION. Because real estate investments are relatively illiquid, our ability to promptly sell one or more apartment communities in our portfolio in response to changing economic, financial and investment conditions is limited. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any community for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a community.


    We may be required to expend funds to correct defects or to make improvements before a community can be sold. We cannot assure you that we will have funds available to correct those defects or to make those improvements. In addition, the prohibition in the federal tax laws on REITs holding property for sale and related regulations may affect our ability to sell communities without adversely affecting distributions to stockholders.

    IF WE SUFFER LOSSES THAT ARE NOT COVERED BY INSURANCE OR THAT ARE IN EXCESS OF OUR INSURANCE COVERAGE LIMITS, WE COULD LOSE INVESTED CAPITAL AND ANTICIPATED PROFITS. Catastrophic losses, such as losses due to wars, earthquakes, floods, hurricanes, pollution or environmental matters, generally are either uninsurable or not economically insurable, or may be subject to insurance coverage limitations, such as large deductibles or co-payments. If one of these events occurred to, or caused the destruction of, one or more of our communities, we could lose both our invested capital and anticipated profits from that community.



    YOUR INTEREST IN OUR COMPANY MAY BE DILUTED IF WE ISSUE ADDITIONAL SHARES AND YOUR DISTRIBUTIONS MAY BE AFFECTED. Potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Therefore, investors purchasing shares in this offering may experience dilution of their equity investment in our company in the event that we:


    - sell additional shares in the future, including those issued pursuant to the dividend reinvestment plan,

    - sell securities that are convertible into shares,

    - issue shares in a private offering of securities to institutional investors,


    - issue shares of common stock upon the exercise of options granted to our independent directors or consultants and employees of our company, our advisor and affiliates, or


    - issue shares to sellers of communities acquired by us.

    Further, our board has the ability to issue shares of preferred stock with rights senior to those of our common stock, which could include superior dividend rights that could result in our common stockholders receiving no dividend distributions.

                         RISKS RELATED TO THIS OFFERING


    WE ARE DEPENDENT ON OUR ADVISOR AND THE PROPERTY MANAGERS. Our advisor, with approval from our board of directors, is responsible for our daily management, including all acquisitions, dispositions and financings. Our advisor, in turn, will retain third-party or affiliated managers on our behalf who will be responsible for leasing, maintenance and other day-to-day management of our communities. The board of directors may fire our advisor or any property manager, but only in certain circumstances. We cannot be sure that our advisor or any property manager will achieve our objectives or that the board of directors will be able to act quickly to remove our advisor or any property manager if it deems removal necessary. As a result, it is possible that we or one or more of our communities could be managed for some period by a company that was not acting in our best interests or not capable of helping us achieve our objectives.



    WE HAVE A LIMITED OPERATING HISTORY. Prior to May 15, 2003, the date our operations commenced, we had no previous performance history. To date, we have acquired interests in the apartment communities described in this prospectus. You cannot be sure how we will be operated, whether we will pursue the objectives described in this prospectus or how we will perform financially.



    PAYMENT OF FEES TO OUR ADVISOR AND ITS AFFILIATES WERE NOT DETERMINED IN ARM'S LENGTH NEGOTIATIONS AND WILL REDUCE CASH AVAILABLE FOR INVESTMENT AND DISTRIBUTION. Our advisor and its affiliates, including the dealer-manager, will perform services for us in connection with the offer and sale of the shares, the selection and acquisition of our properties and the management of our affairs on a day-to-day basis. They will be paid fees for these services, which will reduce the amount of cash available for investment in properties or distribution to stockholders and which may reduce the price you will receive for any shares you may sell. The fees we will pay to our advisor and its affiliates were not determined in arm's-length negotiations and are not based on our performance.

    THE PERFORMANCE OF OUR PROPERTIES DURING THE PERIOD BEFORE OUR AFFILIATE LINE OF CREDIT MUST BE REPAID MAY NOT MEET OUR EXPECTATIONS. We have made borrowings, on a non-recourse basis, under our $60,000,000 line of credit with BCP Funding, LLC, our affiliate and an affiliate of our advisor, to acquire interests in our initial ten communities and which we will repay, with base interest at the rate of 9.5% per year plus bonus interest at 5.3% to the extent of cash available for debt service after payment of base interest. We will pay bonus interest on the loans to the extent of available income from our initial ten communities, but not from the proceeds of this offering. The proceeds of this offering will also be used to repay approximately $8,001,415 (which amount represents the balance outstanding as of September 30, 2005 of the original note in the aggregate principal amount of $8,120,000) of second mortgage debt (subordinate to the permanent mortgage financing) encumbering the Seattle communities and to pay acquisition fees and expenses, our organizational expenses and the expenses of this offering, provided that we will not use offering proceeds to pay deferred acquisition fees and reimburse deferred acquisition expenses until we have raised at least approximately $29.5 million (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds) in this offering. We have assumed that the net income from our communities will be sufficient to cover the 9.5% interest that we must pay to BCP Funding, LLC, and the 12% interest payable to the unaffiliated second mortgage lender and the interest payable to Wachovia in connection with the Wachovia loan. If our net income is less than we anticipate, the amount of working capital that we will have available to invest in our communities after the repayment of these borrowings will be reduced, which could harm our ability to achieve our investment objectives and to pay distributions.



    IF WE DO NOT RAISE SUFFICIENT FUNDS TO REPAY THE AMOUNTS WE BORROWED TO ACQUIRE OUR INTERESTS IN OUR INITIAL TEN COMMUNITIES, WE WILL LOSE OUR INTERESTS IN ALL OUR COMMUNITIES STILL SUBJECT TO LENDER LIENS. We have a $60,000,000 line of credit with BCP Funding, LLC, our affiliate and an affiliate of our advisor, which we have drawn against to acquire interests in our initial ten communities. This loan is secured by our interests in those communities. If we do not raise at least approximately $29.5 million (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders) by January 1, 2007 we will lose our interests in all of our initial ten communities.



    In addition, in order to retain all of the communities we have acquired, including our Plano community, we will have to raise approximately $74,495,922 (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds) by January 1, 2007 and, at that time, repay the Wachovia loan of $5,556,348 (not including any accrued interest) with either borrowings under an anticipated line of credit or by refinancing permanent mortgage debt on our communities, or to the extent that we have raised approximately $80,890,183 (not including any accrued interest on our affiliate line of credit or the Wachovia loan or amounts distributed to stockholders from offering proceeds) by January 1, 2007, with the proceeds received from this offering.



    UNTIL WE REPAY AT LEAST THE APPROXIMATELY $29.5 MILLION (NOT INCLUDING ANY ACCRUED INTEREST ON OUR AFFILIATE LINE OF CREDIT OR AMOUNTS DISTRIBUTED TO STOCKHOLDERS FROM OFFERING PROCEEDS) BORROWINGS RELATED TO OUR JACKSONVILLE COMMUNITIES, NO OPERATING CASH FLOW FROM ANY OF OUR COMMUNITIES WILL BE AVAILABLE TO MAKE DISTRIBUTIONS TO OUR STOCKHOLDERS. We anticipate that we will not pay any distributions to our stockholders until after we sell a minimum of 250,000 shares of common stock in this offering and release the proceeds of those sales from escrow. Until we repay our affiliate line of credit attributable to each of our initial ten communities, all of the cash flow generated from such community will be paid to BCP Funding, LLC. Once we repay the affiliate line of credit indebtedness for each community, BCF Funding, LLC's lien will be released as to that community. Thus, unless we raise sufficient proceeds in this offering to repay the affiliate line of credit attributable to each community, no operating cash flow from such community will be available to make distributions to our stockholders. If we raise at least approximately
$29.5 million (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds) in this offering, we will first repay the borrowings related to our Jacksonville communities. Therefore, until such time as we repay the borrowings related to our Jacksonville communities, we intend to pay all distributions to stockholders, if any, from the proceeds of this offering in anticipation of the availability of cash flow from our Jacksonville communities. To the extent distributions are paid from the proceeds of this offering, we will have less capital to repay BCP Funding, LLC, which would delay our repayment of our affiliate line of credit, including those borrowings related to the Jacksonville communities. If we do not repay all of the borrowings related to our initial ten communities and the Plano community by January 1, 2007, we will lose all of our interests in these communities, and we cannot assure you that our lender under our affiliate line of credit will grant us an extension beyond January 1, 2007.



    WE MAY NOT HAVE AVAILABLE OPERATING CASH FLOWS FROM ANY OF THE COMMUNITIES DESCRIBED IN THIS PROSPECTUS TO PAY DISTRIBUTIONS TO SHAREHOLDERS. After we have raised the $2,500,000 minimum, subscriptions will be released from escrow as soon as practicable. We intend to use a portion or all of such funds to make distributions that include a return of capital, and we will therefore have less capital to repay our affiliate line of credit and the Wachovia loan, which would delay our repayment of these borrowings. We cannot assure you that we will raise the funds necessary to repay the portion of the line of credit respecting any of our communities. If we fail to raise such funds, we will not have available operating cash flows from any of the communities described in this prospectus to pay distributions to stockholders.



    WE ARE DEPENDENT ON THE DEALER-MANAGER. Boston Capital Securities, Inc., the dealer-manager in this offering, has been the subject of an NASD investigation in connection with certain matters related to the offer and sale of securities in certain series of Boston Capital Tax Credit Fund V, L.P.
("Fund V"). The NASD staff believes that Boston Capital Securities, Inc. has violated: (i) NASD Conduct Rules 2710(b)(4)(B)(ii) and 2110 by marketing and selling an offering of a series of Fund V before receiving the necessary NASD approvals; (ii) NASD Conduct Rules 2810(b)(4)(B) and 2110 by exceeding the NASD's underwriting compensation guidelines with respect to another offering of a series of Fund V; (iii) NASD Conduct Rules 2710(c)(2)(C) and 2110 by making incorrect disclosures regarding its underwriting compensation in connection with the offering as described in subsection (ii); and (iv) NASD Conduct Rule 3010 for having inadequate supervisory systems and procedures to prevent the above-mentioned rule violations. Boston Capital Securities, Inc. is cooperating fully with the NASD's investigation, is committed to resolving this matter with the NASD and is working with the NASD staff to do so. Because we are dependent on Boston Capital Securities, Inc. in connection with this offering of securities the effects of the NASD inquiry on Boston Capital Securities, Inc. could also have a material adverse effect on us. Our board of directors can replace Boston Capital Securities, Inc. as the dealer-manager at any time.



    STOCKHOLDERS MAY NOT BE ABLE TO LIQUIDATE THEIR INVESTMENT PROMPTLY AT A REASONABLE PRICE. There is no current public market for our shares, and, therefore, it will be difficult for you to sell your shares promptly. In addition, the price received for any shares sold is likely to be less than the proportionate value of the interests in real estate we own and, due in part to the illiquidity of our shares and the initial sales load, less than the initial public offering price. Although it is possible that our common stock may be listed on a national securities exchange or on the NASDAQ National Market in the future, there is no guarantee that such a listing can or will be accomplished or that a public market for our shares will develop, or if one develops, that the price received for any shares sold will equal or exceed the initial public offering price. Stockholders should consider their investment in our company to be a long-term investment.



    YOU CANNOT EVALUATE ALL OF THE PROPERTIES WE MAY OWN. Currently, we own interests in the apartment communities described in this prospectus, representing approximately 8.0% of the amount of the maximum offering or approximately $80,890,183. If we continue to raise funds after we have raised amounts sufficient to repay all our outstanding indebtedness under our affiliate line of credit, we will acquire interests in additional apartment communities which our advisor has not identified and which will be a blind pool that you will not have the opportunity to evaluate. You must rely on the ability of our advisor to find suitable additional investments. We cannot guarantee that our advisor will be able to find additional investments meeting our investment objectives or that any investment we have made or will make will generate income for stockholders or increase in value over time. In addition, our board of directors may approve additional future equity offerings or obtain additional financing, the proceeds of which may be invested in additional communities. Therefore, you will not have an opportunity to evaluate all of the communities that will be in our portfolio prior to purchasing shares in this offering.



    LIMITED DIVERSIFICATION INCREASES RISK OF LOSS. The number of communities that we will own interests in and the geographic diversity of our investments will be reduced to the extent that the total proceeds of this offering are less than $1,000,000,000. With limited diversity, an apartment community with poor operating results can have a greater negative effect on our operations as a whole. Currently, we own properties in the Seattle, Washington, Portland, Oregon, Salt Lake City, Utah, Plano, Texas and Jacksonville, Florida, areas. If we only raise at least approximately $29.5 million (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from our offering proceeds) by January 1, 2007, our affiliate line-of-credit lender will release its liens on our Jacksonville communities, and we will lose our interests in the balance of our initial ten communities, and accordingly, of our initial ten communities we will own only the Jacksonville communities. In addition, in that case, we may also lose our interests in our Plano community.



    OUR MANAGEMENT AND THAT OF OUR ADVISOR HAVE LITTLE EXPERIENCE INVESTING IN MARKET RATE APARTMENT COMMUNITIES AND NO EXPERIENCE OPERATING A REIT. Although our management and that of our advisor have extensive experience in investing in apartment communities, as we describe in the section "Prior Performance of Affiliates of Management," substantially all of this experience was acquired by managing entities that invested in apartment communities financed or operated, or both, with one or more forms of government subsidy. The investment objectives of these affordable housing programs were to create certain tax benefits in the form of low-income housing and rehabilitation tax credits or tax losses. Distributions of current cash flow were not a primary objective of these entities. The lack of substantial experience of our management and its affiliates in investing in market rate apartment communities may adversely affect our results of operations. Neither we nor our advisor has previously operated a REIT; however, officers of our advisor have previously managed market rate properties. During their more than 30-year history, our advisor and its affiliates and predecessors acquired 17,164 apartment units of which 3,621 were market rate units. However, they have not previously offered a fully market rate community program. A REIT must operate in a manner that enables it to meet complex requirements under the Internal Revenue Code. If we fail to qualify as a REIT, we will be subject to increased taxation.



    YOU ARE LIMITED IN YOUR ABILITY TO SELL YOUR SHARES PURSUANT TO OUR SHARE REDEMPTION PROGRAM. Even though our share redemption program provides you with the opportunity to redeem your shares for $9.15 per share (or the price you paid for the shares, if lower than $9.15) after you have held them for a period of one year, you should be fully aware that our share redemption program contains certain restrictions and limitations. Shares will be redeemed on a pro rata basis at the end of each quarter and will be limited to the lesser of
(i) during any calendar year, 3% of the weighted average number of shares outstanding during the prior calendar year, or (ii) the proceeds we receive from the sale of shares under our dividend reinvestment plan such that in no event shall the aggregate amount of redemptions under our share redemption program exceed aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan. Our board of directors reserves the right to amend or terminate the share redemption program at any time. In addition, the board of directors has delegated authority to our officers to reject any request for redemption for any reason at any time.

Therefore, in making a decision to purchase shares of our company, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program.



    AN INDEPENDENT UNDERWRITER WILL NOT MAKE AN INDEPENDENT INVESTIGATION OF OUR COMPANY OR THE PROSPECTUS WHICH ARE CUSTOMARILY PERFORMED IN UNDERWRITTEN OFFERINGS. The dealer-manager of this offering is one of our affiliates and will receive commissions and other compensation as our agent. The dealer-manager has not retained separate counsel and will not make an independent review of us or the terms of the offering. Accordingly, the due diligence review of us by the dealer-manager cannot be considered to be an independent review and therefore, investors will not have the benefit of an independent investigation of our company as is customarily made by an unaffiliated broker-dealer or independent underwriters.



    THERE HAS BEEN NO PUBLIC MARKET FOR OUR COMMON STOCK.   The initial public
offering price of $10 per share was determined by our board of directors after consultation with the dealer-manager, based on prevailing market conditions and other factors, such as the prospects for our company and the industry in which we compete. Our shares will not be listed on any securities exchange or market, and there is no assurance that any market for the shares will develop. The price received per share for any shares you sell is likely to be less than the proportionate value of the real estate we own. It is also possible that after the offering, the price received per share for any shares you sell will be less than the initial public offering price.


                          CONFLICTS OF INTEREST RISKS


    We will be subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below. The "Conflicts of Interest" section provides a further discussion of the conflicts of interest between us and our advisor and its affiliates and our policies to reduce or eliminate certain potential conflicts.



    THERE ARE CERTAIN RELATIONSHIPS BETWEEN OUR COMPANY AND OTHER ENTITIES PROVIDING SERVICES TO US. Our advisor is a wholly owned subsidiary of Boston Capital Holdings Limited Partnership. John P. Manning, our Chairman and Chief Executive Officer, owns the general partner of and a limited partner interest in Boston Capital Holdings Limited Partnership.



    Boston Capital Holdings Limited Partnership also owns 66 2/3% of the dealer-manager. BCP Funding, LLC, our line-of-credit lender, is a wholly owned subsidiary of Boston Capital Companion Limited Partnership. Mr. Manning also owns the general partner of and a limited partner interest in Boston Capital Companion Limited Partnership. Boston Capital Companion Limited Partnership owns 20,000 shares of our common stock.



    Our advisor was not involved in the initial formation transactions for the Seattle communities. Initially, an affiliate of our advisor, BC-GFS LLC, was formed and controlled by John P. Manning to acquire the Seattle communities from Goodman Financial Services ("GFS"), an unaffiliated entity. GFS had already entered into binding contracts to purchase the Seattle communities from a third party seller and it agreed to assign its entire right to purchase the Seattle communities to BC-GFS LLC in return for the initial property management contracts for the communities. This included a share of cash flow and sale proceeds to the GFS affiliate after a preferred return on investors' unreturned capital contributions. The ownership of BC-GFS LLC was changed so that we now own 99.99% of the economic interest and BCMR Special, Inc. (which is controlled by Boston Capital Campanion Limited Partnership) owns 0.01% of the economic interest.



    THE DIRECTORS MAY DETERMINE IN THE FUTURE THAT IT MAY BE IN THE BEST INTEREST OF OUR COMPANY TO BECOME COMPLETELY OR PARTIALLY SELF-ADMINISTERED. In such event, the directors may determine to acquire all or a portion of our advisor or its affiliates in exchange for cash, stock or other consideration. Any such acquisition would be subject to the conflict of interest provisions of our articles of incorporation governing transactions with our advisor and its affiliates, which generally require a finding by a majority of the directors (including a majority of the independent directors) that the transaction is fair and reasonable to the company. Depending on the circumstances and the nature and amount of the consideration, a shareholder vote may not be required to authorize such an acquisition.



    WE WILL EXPERIENCE COMPETITION FOR PROPERTIES. Our advisor will be selecting properties for other programs and entities as well as for our company. The selection of properties for our company may be subject to conflicts of interest. We cannot be sure that our advisor will act in our best interests when deciding whether to allocate any particular property to us. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before making your investment.



    THERE WILL BE COMPETING DEMANDS ON OUR OFFICERS AND DIRECTORS. Our directors and officers, and the officers of our advisor, have management responsibilities for other companies including affiliated companies. For this reason, these officers and directors will share their management time and services among those companies and our company, will not devote all of their attention to our company, and could take actions that are more favorable to the other companies than to our company.



    THE TIMING OF ACQUISITIONS AND SALES MAY FAVOR OUR ADVISOR. Our advisor and its affiliates may immediately realize 2.70% of the gross offering proceeds in acquisition fees and 0.5% of the gross offering proceeds for acquisition expenses as a result of any investment in a community by us. They may realize subordinated disposition fees of 3% of the sales price for communities sold after our stockholders receive a return of all of their invested capital plus the Stockholder's 6.0% Return. After stockholders have received their return of capital and the Stockholder's 6.0% Return, our advisor is entitled to 15% of the remaining net sales proceeds. Our board of directors must approve any investments and sales, but our advisor's recommendation to the board may be influenced by the impact of the transaction on our advisor's compensation. Our advisor and its affiliates also will receive monthly 1/12th of 0.75% of the amount invested in communities (including all mortgage debt). The agreements between us and our advisor were not the result of arm's-length negotiations. As a result, our advisor may not always act in our best interests, which could adversely affect our results of operations. The agreements between us and our advisor were negotiated by the same person, but our independent directors did review and approve the agreements.



    WE HAVE BORROWED FROM AN AFFILIATE OF OUR ADVISOR AND AN AFFILIATE OF OUR ADVISOR HAS GUARANTEED CERTAIN OF OUR DEBT. BCP Funding, LLC, our line-of-credit lender, and a guarantor of our loan with Wachovia Bank, National Association, is an affiliate of our advisor. The negotiations for the terms of our affiliate line of credit did not have the benefit of arm's-length negotiations of the type that would be associated with borrowing from an unaffiliated lender. The base interest rate is 9.5% per annum plus bonus interest at 5.3% to the extent of cash available for debt service after payment of base interest. Until the line of credit attributable to each community is repaid by the due date, effectively all cash flow generated by such community will be paid to BCP Funding, LLC. The effective rate of interest on the line of credit is the stated base interest of 9.5% since historically no bonus interest has been paid.



    WE MAY INVEST WITH AFFILIATES OF OUR ADVISOR. We may invest in joint ventures with other programs sponsored by our advisor or its affiliates. Our board of directors, including the independent directors, must approve the transaction, but our advisor's recommendation may be affected by its relationship with one or more of the co-venturers and may be more beneficial to the other programs than to us. Such a joint venture with an affiliate might be considered if an investment opportunity in apartment communities in the United States was too large for us to invest in without a joint venture partner. Any joint venture would have to be consistent with our investment objectives and policies. Joint venture negotiations with affiliates would not have the benefit of arm's-length negotiations.

    THERE IS NO SEPARATE COUNSEL FOR OUR COMPANY, OUR AFFILIATES AND STOCKHOLDERS. We may have interests that conflict with yours and those of our affiliates, but in connection with this offering, none of us has separate counsel.



    YOUR SUBSCRIPTION PAYMENT IS IRREVOCABLE. Once we have accepted your subscription to purchase shares in this offering, your subscription is irrevocable and you cannot withdraw your payment for your shares unless we raise less than the $2,500,000 minimum. After we have raised the $2,500,000 minimum, subscriptions will be released from escrow as soon as practicable. You will not be able to withdraw your payment for your shares even after the $2,500,000 minimum has been raised.


                      TAX AND EMPLOYEE BENEFIT PLAN RISKS


    IF WE FAIL TO REMAIN QUALIFIED AS A REIT, OUR DISTRIBUTIONS WILL NOT BE DEDUCTIBLE BY US, AND OUR INCOME WILL BE SUBJECT TO TAXATION, REDUCING OUR EARNINGS AVAILABLE FOR DISTRIBUTION. We intend to qualify beginning with the tax year ended December 31, 2005 and to remain qualified as a REIT under the Internal Revenue Code for as long as being so qualified affords us significant tax advantages. The requirements for this qualification, however, are complex. If we fail to meet these requirements, our distributions will not be deductible to us and we will have to pay a corporate level tax on our income. This would substantially reduce our cash available to pay dividends and your yield on your investment in our stock. In addition, such a tax liability might cause us to borrow funds, liquidate some of our investments or take other steps which could negatively affect our operating results. Moreover, if our REIT status is terminated because of our failure to meet a technical REIT requirement or if we voluntarily revoke our election, we would generally be disqualified from electing treatment as a REIT for the four taxable years following the year in which REIT status is lost.



    BECAUSE WE ACQUIRED PROPERTIES PRIOR TO QUALIFICATION AS A REIT, WE MAY FACE CERTAIN TAX CONSEQUENCES. We have acquired properties prior to the first day of the first taxable year for which we expect to qualify as a REIT (which is anticipated to be January 1, 2005, or the "REIT Commencement Date"). If we recognize gain on the disposition of any of these assets during the 10-year period beginning on the REIT Commencement Date, then we will be subject to tax at the highest regular corporate rate on the lesser of (A) the fair market value of the asset as of the REIT Commencement Date over our basis in the asset as of the REIT Commencement Date (the "Built-In Gain"), or (B) the amount of gain we would otherwise recognize on the disposition. We would be subject to this tax liability even if we qualify and maintain our status as a REIT. In order to qualify as a REIT, we will be required to distribute an amount equal to at least 90% of the Built-In Gain (after payment of a corporate level tax), if any, recognized on the disposition of any of these assets during the 10-year period beginning on the REIT Commencement Date.



    In addition, to qualify as a REIT, we cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. We do not believe that we have any non-REIT earnings and profits and therefore we believe that we satisfy this requirement.



    EVEN REITS ARE SUBJECT TO FEDERAL AND STATE INCOME TAXES. Even if we qualify and maintain our status as a REIT, we may become subject to federal income taxes and related state taxes. For example, if we have net income from the sale or other disposition of inventory or property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business, that income will be subject to applicable federal income taxes and related state taxes. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of a property and pay income tax directly on that income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of that tax liability. We cannot assure you that we will be able to continue to satisfy the REIT requirements, or that it will be in our best interests to continue to so do. We may also be subject to state and local taxes on our income, and our communities will be subject to property taxes.



    AN INVESTMENT IN OUR COMMON STOCK MAY NOT BE SUITABLE FOR EVERY EMPLOYEE BENEFIT PLAN. When considering an investment in our common stock, an individual with investment discretion over assets of any pension plan, profit-sharing plan, retirement plan, IRA or other employee benefit plan covered by ERISA should consider whether the investment satisfies the requirements of Section 404 of ERISA or other applicable laws. In particular, attention should be paid to the diversification requirements of Section 404(a)(3) of ERISA in light of all the facts and circumstances, including the portion of the plan's portfolio of which the investment will be a part. All plan investors should also consider whether the investment is prudent and meets plan liquidity requirements as there may be only a limited market in which to sell or otherwise dispose of our common stock, whether the investment is permissible under the plan's governing instrument, and whether the investment could be a prohibited transaction under ERISA or the Internal Revenue Code. Also, the annual determination of the fair market value of that plan's assets required of the fiduciary may be difficult because there is no public market for the stock. We have not, and will not, evaluate whether an investment in our common stock is suitable for any particular plan.



                         INVESTOR SUITABILITY STANDARDS


    The shares we are offering are suitable only as a long-term investment for persons of adequate financial means. We do not expect to have a public market for the shares, which means that it may be difficult for you to sell your shares. You should not buy these shares if you need to sell them immediately or will need to sell them quickly in the future.

    In consideration of these factors, we have established suitability standards for initial stockholders and subsequent transferees. These suitability standards require that a purchaser of shares have either:

    - a net worth of at least $150,000; or

    - a gross annual income of at least $45,000 and a net worth of at least $45,000.

    Net worth shall be determined exclusive of the value of a purchaser's home, home furnishings and automobiles.

    The minimum purchase is 100 shares ($1,000), except in certain states as described below. You may not transfer fewer shares than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, and jointly meet suitability standards, provided that each such contribution is made in increments of $100. You should note that an investment in shares of our company will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

    The minimum purchase for Maine, New York and North Carolina residents is 250 shares ($2,500), except for IRAs which must purchase a minimum of 100 shares ($1,000). The minimum purchase for Minnesota residents is 250 shares ($2,500), except for IRAs and other qualified retirement plans which must purchase a minimum of 200 shares ($2,000). Following an initial subscription for at least the required minimum investment, any investor may make additional purchases in increments of at least ten shares ($100), except for purchases made by residents of Maine and Minnesota, whose additional investments must meet their state's minimum investment amount, and purchases of shares pursuant to our dividend reinvestment plan, which may be in lesser amounts.

    Several states have established suitability standards different from those we have established. Shares will be sold only to investors in these states who meet the special suitability standards set forth below.

    Arizona, California, Iowa, Massachusetts, Michigan, Missouri, North Carolina, New Mexico, Texas and Tennessee--Investors must have either (i) a net worth of at least $225,000 or (ii) gross annual income of $60,000 and a net worth of at least $60,000.

    Maine--Investors must have either (i) a net worth of at least $200,000 or
(ii) gross annual income of $50,000 and a net worth of at least $50,000.

    Iowa, Michigan, Missouri, Ohio, Oregon and Pennsylvania--In addition to our suitability requirements, investors must have a net worth of at least ten times their investment in our company.

    New Hampshire--Investors must have either (i) a net worth of at least $250,000 or (ii) taxable income of $50,000 and a net worth of at least $125,000.

    Kansas--Investors must have either (i) gross annual income of at least $60,000 and a net worth of at least $60,000; or (ii) a minimum net worth of at least $225,000 plus a liquid net worth of at least ten times their investment in the company.


    Because the minimum offering of our common stock is less than $50,000,000, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of company subscriptions.



    We will place all Pennsylvania investor subscriptions in escrow until we have received total subscriptions of at least $50,000,000, or for an escrow period of 120 days, whichever is shorter.



    If we have not received total subscriptions of at least $50,000,000 by the end of the escrow period, we must:



    A. Return the Pennsylvania investors' funds within 15 calendar days of the end of the escrow period; or



    B. Notifiy the Pennsylvania investors in writing by certified mail or any other means whereby receipt of delivery is obtained within 10 calendar days after the end of the escrow period, that the Pennsylvania investors have a right to have their investment returned to them. If an investor requests the return of such funds within 10 calendar days after receipt of notification, the company must return such funds within 15 calendar days after receipt of the investor's request.



    No interest is payable to an investor who requests a return of funds at the end of the initial 120-day escrow period. Any Pennsylvania investor who requests return of funds at the end of any subsequent 120-day escrow period will be entitled to receive interest earned, if any, for the time that the investor's funds remain in escrow commencing with the first day after the initial 120-day escrow period.


    In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares or by the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, our shares are an appropriate investment for those of you desiring to become stockholders. Each participating broker-dealer must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each stockholder based on information provided by the stockholder in the subscription agreement, a form of which accompanies this prospectus as Exhibit B. Each participating broker-dealer is required to maintain for six years records of the information used to determine that an investment in the shares is suitable and appropriate for a stockholder.


                           ESTIMATED USE OF PROCEEDS



    The following table sets forth information about how we intend to use the proceeds raised in this offering assuming that we sell 250,000 shares and 100,000,000 shares, respectively, in the offering. Many of the figures set forth below represent management's best estimate since they cannot be precisely calculated at this time. We expect to invest 84.55% of the money we raise in this offering in apartment communities, while the remaining 15.45% will be used for working capital and to pay expenses and fees, including the payment of fees to the dealer-manager and our advisor.



    The current amount outstanding under our line of credit with our affiliate BCP Funding LLC is $56,596,665. The entire line of credit is due and payable on January 1, 2007. If we raise at least approximately $29.5 million (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds) necessary to repay our affiliate line of credit related to our Jacksonville communities, $24,954,067 of such amount will be used to repay our affiliate line of credit. If we raise the $74,495,922 (not including any accrued interest on our line of credit or amounts distributed to stockholders from offering proceeds) necessary to purchase all of our initial 10 communities, a total of $56,596,665 of such amount will be used to repay the line of credit to our affiliate and approximately $8,001,415 (which amount represent the balance outstanding as of September 30, 2005 of the original note in the aggregate principal amount of $8,120,000) will be used to repay the second mortgage loan on the Seattle communities. The interest on our affiliate line of credit accrues in arrears at an annual base rate of 9.5% plus bonus interest at 5.3% to the extent of cash available for debt service after payment of base interest, and is due and payable quarterly to the extent of cash available for debt service for that quarter and, to the extent base interest is not paid, will be added to principal. Further, bonus interest on the loans is due and payable quarterly only to the extent of cash available for debt service for that quarter after payment of the base rate of 9.5% interest for that quarter, and to the extent not paid will accrue but will not be added to principal or be considered in calculating the 9.5% interest. Accrued bonus interest will be payable quarterly without further interest to the extent of cash available for debt service for that quarter only after payment of 9.5% interest and bonus interest for that quarter.



    The maximum offering amounts below excludes 5,000,000 shares that may be sold pursuant to the dividend reinvestment plan. As long as our shares are not listed on a national securities exchange or market, it is anticipated that the proceeds from the dividend reinvestment plan will be used to fund our share redemption program. Our share redemption program is only intended to provide interim liquidity for stockholders until a secondary market develops, if ever, for the shares. In addition, the number of shares of common stock to be outstanding after this offering excludes 4,000,000 shares reserved for issuance under our equity incentive plan. See "Management--Equity Incentive Plan."



    Gross offering proceeds are calculated as if all shares are sold at $10 per share and do not take into account any reduction in selling commissions. See "Selling and Escrow Arrangements" for a description of the circumstances in which selling commissions may be reduced. Selling commissions are calculated assuming that commissions are not reduced in connection with the purchase of any shares. The shares are being offered to the public through Boston Capital Securities, Inc., which will receive selling commissions of 7% on all sales of shares and will act as dealer-manager. The dealer-manager is an affiliate of our advisor. Other unaffiliated broker-dealers may be engaged to sell shares and be reallowed selling commissions of up to 7% with respect to shares they sell. In addition, up to 1.5% of the dealer-manager fee may be reallowed to broker-dealers for expenses incurred by them in selling the shares, in the sole discretion of the dealer-manager. See "Selling and Escrow Arrangements" for a more complete description of this fee.

    The item "Organization and offering expenses" in the following chart includes, among others, legal, accounting, escrow, printing, registration, qualification, distribution, filing and other accountable expenses incurred in connection with the organization of our company, the structuring of our company's investments and the offering of shares. If the organization and offering expenses (excluding selling commissions and the dealer-manager fee described above) exceed 2.25% of the gross offering proceeds, the excess will be paid by our advisor without recourse to us.



    The purchase price for each community included prepaid acquisition fees in the aggregate amount of $1,444,844. These fees were prepaid to an affiliate, Boston Capital Holdings Limited Partnership, as follows: $470,908 for the Jacksonville communities (1.60% of the offering proceeds related to Jacksonville); $552,794 for the Seattle communities (2.79% of the offering proceeds related to Seattle); and $421,142 for the Portland/Salt Lake communities (1.63% of the offering proceeds related to Portland/Salt Lake communities). These amounts will be deducted from the 2.70% acquisition fee we have agreed to pay our advisor with respect to each of the communities. Offering proceeds will not be reduced by any prepaid acquisition fee relating to a specified community if sufficient offering proceeds are not raised to release the respective community from our affiliate line of credit. If we raise at least approximately $29.5 million (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds), we will keep our interest in Jacksonville. We will not pay our advisor deferred acquisition fees relating to a community until we raise sufficient funds to repay amounts outstanding under the loans with respect to that community. Thus, once we have raised at least approximately $29.5 million (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds) and the liens on our Jacksonville communities have been released, we will pay our advisor an acquisition fee attributable to our Jacksonville communities of 2.7% of offering proceeds, which equals $796,500. Since a portion of the acquisition fee in the amount of $470,908 attributable to the Jacksonville communities has already been paid, if we raise at least approximately $29.5 million (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds), we would pay an additional $325,592 in acquisition fees, which represents the $796,500 fee due less the prepaid fee of $470,908.



    The item "Acquisition expenses" in the following chart consists of legal and accounting fees and travel, communication and other expenses to be paid to third parties and amounts to be paid to our advisor for selecting, evaluating, negotiating and closing our company's investments in apartment communities.



    The purchase price for each community included prepaid acquisition expense reimbursements in the aggregate amount of $189,009. These expense reimbursements were prepaid to an affiliate, Boston Capital Holdings Limited Partnership, as follows: $73,519 for our Jacksonville communities (.25% of the offering proceeds related to Jacksonville); $49,739 for our Seattle communities (.25% of the offering proceeds related to Seattle communities); and $65,751 for our Portland/Salt Lake communities (.25% of the offering proceeds related to Portland/Salt Lake communities). These amounts will be deducted from the 0.5% acquisition expense reimbursement we have agreed to pay our advisor with respect to each of the communities. Offering proceeds will not be reduced by any prepaid acquisition expense reimbursements relating to a specified community if sufficient offering proceeds are not raised to release the respective community from our affiliate line of credit. We will not pay our advisor additional acquisition expense reimbursement relating to a community until we raise sufficient funds to repay amounts outstanding under the loans with respect to that community. Thus, once we have raised at least approximately $29.5 million (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds) and the liens on our Jacksonville communities have been released, we will pay our advisor an acquisition expense reimbursement attributable to our Jacksonville communities of 0.5% of offering proceeds, which equals $147,500. Since a portion of the acquisition expense reimbursement in the amount of $73,519 attributable to the

Jacksonville communities has already been paid, if we raise at least approximately $29.5 million (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds), we would pay an additional $73,981 in acquisition fees, which represents the $147,500 additional acquisition expense reimbursement due less the prepaid expense reimbursement of $73,519.


    Money in the working capital reserve will be available for contingencies relating to the operation, management and administration of the apartment communities and our company, to the extent other funds are not so available. In addition, funds held in the working capital reserve can be used for option and/or other payments and interest expense incurred (all to unaffiliated third parties) to secure the acquisition of apartment communities. Working capital reserves will not be used to pay additional compensation, expenses or fees to insiders or affiliates.

    At a minimum, the amount of offering proceeds which will be invested in apartment communities (or to retire debt used to acquire apartment communities) will be 84.55% of the total offering proceeds. At the first closing, and at each subsequent closing when there are borrowings outstanding under our line of credit that were used to acquire our interests in apartment communities, we will apply the net available for investment in properties to the repayment of those borrowings. As we repay the borrowings used to acquire our interest in an apartment community in accordance with the terms of our loan agreement, the lender will release its lien on our interest in that apartment community.


                        ESTIMATED USE OF PROCEEDS TABLE



                                                                      SALES OF
                                                                  8,089,018 SHARES
                                                                  (MINIMUM AMOUNT
                                                                 NECESSARY TO REPAY
                                                                  INDEBTEDNESS ON
                                                                 OUR AFFILIATE LINE
                                                                OF CREDIT, WACHOVIA
                                                                    LOAN AND THE
                                             MINIMUM               SEATTLE SECOND                MAXIMUM
                                            OFFERING             MORTGAGE LOAN)(6)              OFFERING
                                        -----------------   ----------------------------   -------------------
Common Stock Offered..................     250,000 shares          8,089,018 shares         100,000,000 shares
Shares of common stock outstanding
  after the offering..................     270,000 shares          8,109,018 shares         100,020,000 shares
Estimated use of gross offering
  proceeds............................         $2,500,000               $80,890,183             $1,000,000,000   100.0%
Less Public Offering Expenses:
  Selling commissions.................            175,000                 5,662,313                 70,000,000     7.0%
  Dealer-manager fee..................             50,000                 1,617,804                 20,000,000     2.0%
  Organization and Offering
    Expenses(1).......................             56,250                 1,820,029                 22,500,000    2.25%
    Total offering expenses...........            281,250                 9,100,146                112,500,000   11.25%
Amount available after Offering
  Expenses............................         $2,218,750               $71,790,037               $887,500,000   88.75%
Acquisition fees(2)...................             67,500                 2,184,035(3)              27,000,000    2.70%
Acquisition expenses..................             12,500                   404,451(4)               5,000,000     0.5%
Working capital reserve...............             25,000                   808,902                 10,000,000     1.0%
Net available for investment in
  properties (by repayment of debt, if
  outstanding)........................         $2,113,750               $68,392,649(5)            $845,500,000   84.55%


------------------------------


(1) If organization and offering expenses (excluding selling commissions and the dealer-manager fee) exceed 2.25% of the proceeds raised in this offering, the excess will be paid by our advisor without recourse to us.



(2) We will not pay our advisor deferred acquisition fees relating to a community until we raise sufficient funds to repay amounts outstanding under our line of credit, or with respect to the Plano community, the Wachovia loan, with respect to that community. See "Estimated Use of Proceeds."



(3) Includes $1,444,844 in prepaid acquisition fees.



(4) Includes $189,009 in prepaid acquisition expenses.

(5) This amount does not include funds not utilized for payment of acquisition fees and expense reimbursements due to the fact that a portion of the acquisition fees and acquisition expenses have been prepaid as noted in notes (3) and (4). Therefore, such funds will also be available for investment in properties (by repayment of debt, if outstanding).



(6) Amounts necessary to repay this indebtedness do not include accrued interest.



                              DISTRIBUTION POLICY



    We intend to pay regular quarterly distributions to holders of our common stock. Any distributions we make, however, will be at the discretion of our board of directors, in accordance with our earnings, cash flow, capital needs and general financing condition. Distributions will be made to those holders of our common stock who are holders of our common stock as of the record date selected by our board of directors. We intend to pay our first distribution with respect to the first full quarter ending after the first closing date or at any other time as declared by our board of directors. We expect to initially make distributions that include a return of capital. Because we will not have cash available for distributions to stockholders until we raise at least approximately $29.5 million (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds) and pay off the borrowings related to our Jacksonville communities, we anticipate paying all or a significant portion of initial distributions from the proceeds of this offering or from short-term borrowings, including borrowings from affiliates. We cannot assure you that our intended distribution policy will be sustained. Our actual results of operations may differ materially from our current expectations. Our actual results of operations and, accordingly, cash available for distribution as quarterly distributions, will be affected by a number of factors, including the revenue we receive from our communities, our operating expenses, interest expense, the ability of our residents to meet their obligations and unanticipated expenditures. For more information regarding risk factors that could materially adversely affect our actual results of operations,
please see "Risk Factors," beginning on page   . In addition, variations in the
net proceeds from this offering as a result of a failure to sell the maximum number of shares offered may affect our cash available for distributions and available reserves, which may affect our ability to pay the contemplated distributions.



    We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Our board's discretion as to the payment of distributions will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Generally, income distributed as dividends will not be taxable to us under federal income tax law if we distribute annually at least 90% of our REIT taxable income. For more information, please see "Material United States Federal Income Tax Considerations--Taxation of the Company--Annual Distribution Requirements." Our income depends on the income or profits derived by our subsidiaries, who hold the fee simple title to the communities. None of our tax losses will be passed through to you. Taxable income and actual cash available for distribution are not the same. We expect that we will make one or more distributions in excess of cash available for distributions in order to meet these distribution requirements, and we may need to borrow funds to make these required distributions. To the extent we make distributions in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder's shares, and the amount of each distribution in excess of a U.S. stockholder's tax basis in its shares will be taxable as gain realized from the sale of its shares.

                            BUSINESS AND PROPERTIES
                                    OVERVIEW



    We are a newly-formed Maryland corporation. Assuming the sale of at least 250,000 shares in this offering, we will operate as a REIT that will own interests in, lease and maintain apartment communities in the United States, typically garden apartments and select mid-rise properties of 150 or more rental units that are located in suburban or metropolitan areas.



    Generally, our interests in each community (or, where appropriate, in each related group of communities) will be owned by a limited liability company or other entity wholly owned by us. The communities themselves will be owned by subsidiaries of limited liability companies in which our subsidiary-owner companies will own the equity interest and in which unaffiliated third parties will have a subordinated economic interest. Decisions relating to the purchase and sale of interests in communities will be made by our advisor, subject to the approval of our board of directors. Our communities will be managed by third-party managers selected by our advisor and approved by our board of directors. Currently, our communities in Seattle, Portland and Salt Lake City are managed by Pinnacle Realty Management Company, our Jacksonville communities are managed by Bainbridge Management Jacksonville LLC, and our Plano community is managed by Alliance Residential, LLC, none of which is affiliated with us or our advisor. We may hire Pinnacle, Bainbridge or Alliance to manage other communities if those communities are in areas in which Pinnacle, Bainbridge or Alliance does business and our advisor and our board determines that Pinnacle, Bainbridge or Alliance is the best choice.



                           PROPERTY SELECTION PROCESS



    When making investments in apartment communities, our advisor considers relevant real property and financial factors, including the condition and location of the community, its income-producing capacity and the prospects for its long-term appreciation. The proper location, design and amenities are important to the success of a community.



    Apartment communities under consideration are first subjected to a comprehensive due diligence review. In selecting specific communities, our advisor, as approved by our board of directors, applies the following minimum standards:



    - The apartment community is in what our advisor considers to be a quality market area within locations that provide stability and upside potential.



    - We will endeavor to maintain an aggregate mortgage indebtedness on our communities totaling between 55% and 65% but in any event not more than 70% of our gross asset value, but this is not a limitation on the amount of mortgage indebtedness on any one community acquired, and we have no limitations in our organizational documents regarding the amount of mortgage and other borrowings on our communities. The aggregate amount of our indebtedness outstanding at any time, however, may not exceed 300% of our net assets.



    - For communities acquired before the minimum offering of $2.5 million has been raised, the communities have at least 18 months of stable operations; following such period, we expect that at least 90% of the communities will meet this standard.



     1. The location considerations include characteristics of the surrounding area and the suitability of the neighborhood services and amenities available to the resident base. Our advisor considers accessibility to the community by both public and private transportation, and its visibility and curb appeal to prospective residents. Property considerations include physical aspects of the property, its condition, quality of design and materials and its amenities.

     2. The market area is characterized as having current and long-term suitable demographic and economic conditions. Our advisor considers supply and demand factors and determines whether the capture rates in the primary and secondary market areas are within appropriate standards for the resident base. Our advisor also considers the competitive advantage of the community as compared with competing properties in the same market area.



     3. In its determination of the stability of the communities' operations, our advisor considers the potential impact of rent growth, turnover, rent discounts, concessions and other factors that exist or may exist in the competitive environment.



     4. The community must be in a market area possessing attractive investment attributes, including income growth, stability and upside associated with improving market fundamentals and/or value added through renovation or repositioning of the property.



     5. Our advisor must determine, through third-party environmental and engineering assessments, that the property is not subject to any recognized environmental or physical conditions or deferred maintenance costs that would impact the future operations, marketability or salability of the property.



     6. The community's management team, including any potential joint venture partners, must demonstrate substantial experience, where applicable, in the design, development and management of market rate apartment communities. Our advisor considers each individual's or entity's current financial position, past financial performance and performs credit checks, background checks and reference reviews.



     7. Communities will not be acquired from our advisor or any of its affiliates unless a majority of the independent directors approve the transaction as being fair and reasonable to us and at a price no greater than the cost of the asset to such advisor or affiliate, or if the price is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable.



                                   PROPERTIES



    The apartment communities we own interests in are described below. Typically, a wholly owned subsidiary of our company owns limited liability company interests (representing all of the equity) in a limited liability company that owns, through wholly owned subsidiaries, a group of apartment communities. The manager of the LLC that owns apartment communities through wholly owned subsidiaries is typically an affiliate of the property manager, and typically has a small economic interest in the LLC. We have the right to remove and replace the LLC manager at any time without cause. We believe that this arrangement is an appropriate incentive to encourage performance by the manager of the LLC. In the future, we may also own communities directly, or, as we have done with respect to our Plano community, through joint ventures with affiliated or unaffiliated third parties.



    The following chart shows the typical structure of our investment in apartment communities:

                                     [LOGO]


    The aggregate purchase price for our interests in our apartment communities was approximately $62,153,013, and we acquired them by borrowing $56,596,665 under our affiliate line of credit, and with respect to our Plano community, through a $5,556,348 loan with Wachovia Bank, National Association. If we raise at least approximately $29.5 million (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds) necessary to repay our affiliate line of credit related to our Jacksonville communities, $24,954,067 of such amount will be used to repay our affiliate line of credit, and our line-of-credit lender will release its lien on our interests in those communities, but not its liens on the balance of our interests in communities, which will only be released if we raise sufficient additional funds in this offering to repay the balance of our affiliate line of credit. Assuming we raise sufficient additional funds, we will repay the balance in one or more installments, as additional closings are held, first repaying our borrowings related to our Portland and Salt Lake City communities, and then repaying our borrowings related to our Seattle communities. We may then repay the Wachovia loan with either borrowings under an anticipated line of credit or by refinancing permanent mortgage debt on our communities, or to the extent that we have raised approximately $80,890,183 (not including any accrued interest on our affiliate line of credit or the Wachovia loan or amounts distributed to stockholders from offering proceeds) by January 1, 2007, with the proceeds received from this offering. We also have the right to make payments on the Wachovia loan before repaying the borrowings associated with our Seattle communities. In the tables below the apartment communities are listed in the order in which we currently intend to repay the related affiliate line of credit borrowings. Under the terms of our affiliate line of credit, we must repay our borrowings related to any group of communities on a group basis, and not on a community-by-community basis. In any case we must repay all amounts due under our affiliate line of credit by January 1, 2007. Each time a portion of the outstanding balance of our affiliate line of credit is repaid, our line-of-credit lender will release its lien on our interests in the communities acquired with the proceeds of the repaid loan. Our affiliate line of credit is non-recourse to our company, and there is no provision for cross-collateralization between communities which are no longer (or have not been) financed with our affiliate line of credit, and those that are still financed with it. If only approximately $29.5 million (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds) is raised, and we cannot otherwise repay the balance of our affiliate line of credit, we will lose our interests in all but the Jacksonville communities.



    The Seattle apartment communities are also encumbered by approximately $8,001,415 of second mortgage debt as of September 30, 2005, from a third-party lender, which we will repay from the proceeds of this offering when we repay the line-of-credit loans related to those communities. All of the apartment communities we have acquired interests in are further encumbered, as of September 30,

2005, by an aggregate of approximately $124,557,000 of permanent mortgage debt, which will not be repaid from the proceeds of this offering. All required debt payments have been made to date.



    As to our apartment communities which are no longer (or have not been) financed with our affiliate line of credit or any replacement line of credit, we do not currently intend to have total mortgage debt on those communities outside of the targeted range of 55% to 65% but in any event not more than 70% of the gross asset value of those communities, though we have no limitations in our organizational documents regarding the amount of mortgage and other borrowings on our communities. The aggregate amount of our indebtedness outstanding at any time, however, may not exceed 300% of our net assets.


    We will supplement or amend this prospectus from time to time when we have identified additional communities for acquisition.


              INFORMATION CONCERNING THE JACKSONVILLE COMMUNITIES


                                                             LOCATION                  NUMBER        MONTHLY       PURCHASE
               NAME OF COMMUNITY                            OF PROPERTY               OF UNITS      RENTS(1)       PRICE(2)
-----------------------------------------------  ---------------------------------   ----------   -------------   -----------
1.   Savannah Oaks (formerly known as Oaks at    Jacksonville Heights                   228       $513-623 1BR    $11,498,227
     Timuquana)(8)                               (Jacksonville), Florida                          $687-816 2BR
                                                                                                  $820-885 3BR

2.   Bay Pointe(6)                               Southside (Jacksonville), Florida      300       $559-632 1BR    $17,815,831
                                                                                                  $660-724 2BR

3.   Spicewood Springs(4)                        East (Jacksonville), Florida           512       $520-591 1BR    $30,579,666
                                                                                                  $698-810 2BR

          PERMANENT
        MORTGAGE LOAN
---  --------------------
1.   $6,474,000 Berkshire
     Mortgage Company(9)

2.   $9,800,000 Berkshire
     Mortgage Company(7)
3.   $19,100,000
     Berkshire Mortgage
     Company(5)


                                                                                                                   ANNUAL
                                                                               MORTGAGE         PROPERTY          PROPERTY
                                                     LOCATION                  INTEREST        MANAGEMENT        MANAGEMENT
           NAME OF COMMUNITY                        OF PROPERTY                  RATE            AGENT               FEE
---------------------------------------  ---------------------------------   ------------   ----------------   ---------------
1.   Savannah Oaks (formerly known as    Jacksonville Heights                   4.32%       Bainbridge         3.5% of
     Oaks at Timuquana)(8)               (Jacksonville), Florida                            Management         Gross Income
                                                                                            Jacksonville LLC

2.   Bay Pointe(6)                       Southside (Jacksonville), Florida      4.32%       Bainbridge         3.5% of
                                                                                            Management         Gross Income
                                                                                            Jacksonville LLC

3.   Spicewood Springs(4)                East (Jacksonville), Florida           4.26%       Bainbridge         3.5% of
                                                                                            Management         Gross Income
                                                                                            Jacksonville LLC


         INTERIM BCP
       FUNDING LOAN(3)
---  -------------------
1.       $ 5,087,352
2.       $ 8,125,565
3.       $11,741,148


----------------------------------


(1) Represents, as of September 30, 2005, rents offered, exclusive of utilities and rent concessions of up to one month that may be offered occasionally on select units, unless otherwise noted.


(2) Including closing costs, funds escrowed to pay for renovations, and operating reserves.

(3) This debt will be paid in full from the offering proceeds.

(4) Spicewood Springs underwent a renovation and repositioning of the property in 2004, which is substantially complete.


(5) The principal amount of the mortgage as of September 30, 2005 was $19,100,000, with a remaining term of approximately four years. The original mortgage loan is for a seven-year term with seven years at interest only.



(6) Bay Pointe underwent a renovation and repositioning of the property in 2004, which is substantially complete. In addition to exterior improvements, greater than 50% of the 300 units were upgraded.



(7) The principal amount of the mortgage as of September 30, 2005 was $9,800,000, with a remaining term of approximately four years. The original mortgage loan is for a seven-year term with seven years at interest only.


(8) Savannah Oaks underwent a renovation and repositioning of the property in 2004, which is substantially complete. Market rents are shown in this table above.


(9) The principal amount of the mortgage as of September 30, 2005 was $6,474,000, with a remaining term of approximately four years. The original mortgage loan is for a seven-year term with seven years at interest only.

       INFORMATION CONCERNING THE PORTLAND AND SALT LAKE CITY COMMUNITIES


                                                            LOCATION                   NUMBER        MONTHLY       PURCHASE
              NAME OF COMMUNITY                            OF PROPERTY                OF UNITS      RENTS(1)       PRICE(2)
---------------------------------------------  -----------------------------------   ----------   -------------   -----------
4.   Boulder Creek                             Wilsonville (Portland), Oregon           296       $585 1BR        $17,742,642
                                                                                                  $645-665 2BR
                                                                                                  $750 3BR

5.   Bridge Creek                              Wilsonville (Portland), Oregon           315       $543 1BR        $20,242,177
                                                                                                  $643 2BR
                                                                                                  $799 3BR

6.   Settler's Point                           Taylorsville (Salt Lake City), Utah      416       $552-626 1BR    $23,396,250
                                                                                                  $625-724 2BR

          PERMANENT
        MORTGAGE LOAN
---  --------------------
4.   $11,375,000
     Berkshire Mortgage
     Company(5)
5.   $12,958,000
     Berkshire Mortgage
     Company(6)
6.   $15,000,000
     Berkshire Mortgage
     Company(7)


                                                                                                                ANNUAL
                                                                       MORTGAGE         PROPERTY               PROPERTY
                                            LOCATION                   INTEREST        MANAGEMENT             MANAGEMENT
      NAME OF COMMUNITY                    OF PROPERTY                   RATE            AGENT                   FEE
-----------------------------  -----------------------------------   ------------   ----------------   ------------------------
4.   Boulder Creek             Wilsonville (Portland), Oregon           4.52%       Pinnacle Realty    4.0% of Gross Income (of
                                                                                    Management         which 0.5% is payable
                                                                                    Company            after the company has
                                                                                                       received the preferred
                                                                                                       return on its unreturned
                                                                                                       capital contributions).
                                                                                                       As of March 1, 2005, we
                                                                                                       reduced the management
                                                                                                       fee to 3.5% of Gross
                                                                                                       Income until the
                                                                                                       property reaches certain
                                                                                                       performance hurdles.

5.   Bridge Creek              Wilsonville (Portland), Oregon           4.52%       Pinnacle Realty    4.0% of Gross Income (of
                                                                                    Management         which 0.5% is payable
                                                                                    Company            after the company has
                                                                                                       received the preferred
                                                                                                       return on its unreturned
                                                                                                       capital contributions).
                                                                                                       As of March 1, 2005, we
                                                                                                       reduced the management
                                                                                                       fee to 3.5% of Gross
                                                                                                       Income until the
                                                                                                       property reaches certain
                                                                                                       performance hurdles.

6.   Settler's Point           Taylorsville (Salt Lake City), Utah      4.52%       Pinnacle Realty    4.0% of Gross Income (of
                                                                                    Management         which 0.5% is payable
                                                                                    Company            after the company has
                                                                                                       received the preferred
                                                                                                       return on its unreturned
                                                                                                       capital contributions)


         INTERIM BCP
       FUNDING LOAN(4)
---  -------------------
4.       $ 6,463,544
5.       $ 7,412,489
6.       $ 8,440,584


----------------------------------


(1) Represents, as of September 30, 2005, current rents offered, exclusive of utilities and rent concessions of up to one month that may be offered occasionally on select units, unless otherwise indicated.


(2) Including closing costs, funds escrowed to pay for renovations, and operating reserves.

(3) Under the terms of our LLC agreement with GFS Equity Management, Inc., we would have been responsible for 75% of the rate lock deposit fee in the event the loan failed to close and GFS Equity Management LLC would have been responsible for 25%. We had a choice of accepting an interest rate of 4.60% with a rate lock deposit that had more favorable refund terms than the alternative rate of 4.52%. In order to secure the lower rate and also to mitigate the risk of losing the rate lock deposit, GFS Equity Management LLC agreed to assume 100% of the risk of loss on the rate lock deposit in return for receiving 75% of the spread between the two interest rates (.06%). This additional interest payment will be paid from cash flow to GFS Equity Management LLC throughout the duration of the loan term contemporaneously with the payments on the first mortgage loans.

(4) This debt will be repaid in full from the offering proceeds.

(5) The principal amount of the mortgage as of September 30, 2005 was $11,375,000, with a remaining term of approximately four years. The original mortgage loan is for a 10-year term with seven years at a fixed interest rate at 4.52% and a floating rate for the last three years. During the last three years of the loan term, the loan term can be extended for five years and a five-year fixed rate note can be executed.



(6) The principal amount of the mortgage as of September 30, 2005 was $12,958,000, with a remaining term of approximately four years. The original mortgage loan is for a 10-year term with seven years at a fixed interest rate at 4.52% and a floating rate for the last three years. During the last three years of the loan term, the loan term can be extended for five years and a five-year fixed rate note can be executed.



(7) The principal amount of the mortgage as of September 30 , 2005 was $15,000,000, with a remaining term of approximately four years. The original mortgage loan is for a 10-year term with seven years at a fixed interest rate at 4.52% and a floating rate for the last three years. During the last three years of the loan term, the loan term can be extended for five years and a five-year fixed rate note can be executed.



                 INFORMATION CONCERNING THE SEATTLE COMMUNITIES


                                                 LOCATION                  NUMBER        MONTHLY       PURCHASE
         NAME OF COMMUNITY                      OF PROPERTY               OF UNITS      RENTS(1)       PRICE(2)
-----------------------------------  ---------------------------------   ----------   -------------   -----------
7.   Alderwood                       Lynnwood (Seattle), Washington         188       $645-665 1BR    $13,397,470
                                                                                      $755-815 2BR

8.   Ridgetop                        Silverdale (Seattle), Washington       221       $730 ST         $14,076,016
                                                                                      $740-800 1BR
                                                                                      $850-955 2BR
                                                                                      $1,005-1,100
                                                                                      3BR

9.   Wellington                      Silverdale (Seattle), Washington       240       $750 1BR        $16,744,073
                                                                                      $885-950 2BR
                                                                                      $1,030 3BR

10.  Ridgegate                       Kent (Seattle), Washington             153       $618-695 1BR    $10,786,486
                                                                                      $799-850 2BR
                                                                                      $999 3BR

           PERMANENT MORTGAGE
                  LOAN
---  ------------------------------
7.   $9,210,000 Berkshire Mortgage
     Company(4) $1,951,084(5)
     Berkshire/WAFRA Mezzanine Debt
     Investors Foreign Fund
8.   $9,690,000 Berkshire Mortgage
     Company(6) $2,049,624(5)
     Berkshire/WAFRA Mezzanine Debt
     Investors Foreign Fund

9.   $11,530,000 Berkshire Mortgage
     Company(7) $2,433,928(5)
     Berkshire/WAFRA Mezzanine Debt
     Investors Foreign Fund
10.  $7,420,000 Berkshire Mortgage
     Company(8) $1,566,780(5)
     Berkshire/WAFRA Mezzanine Debt
     Investors Foreign Fund

                                                                                                                  ANNUAL
                                                                         MORTGAGE           PROPERTY             PROPERTY
                                               LOCATION                  INTEREST          MANAGEMENT           MANAGEMENT
        NAME OF COMMUNITY                     OF PROPERTY                  RATE               AGENT                 FEE
---------------------------------  ---------------------------------   ------------   ---------------------   ---------------
7.   Alderwood                     Lynnwood (Seattle), Washington         4.67%       Pinnacle Realty         3.5% of
                                                                                      Management Company      Gross Income

8.   Ridgetop                      Silverdale (Seattle), Washington       4.67%       Pinnacle Realty         3.5% of
                                                                                      Management Company      Gross Income

9.   Wellington                    Silverdale (Seattle), Washington       4.67%       Pinnacle Realty         3.5% of
                                                                                      Management Company      Gross Income

10.  Ridgegate                     Kent (Seattle), Washington             4.67%       Pinnacle Realty         3.5% of
                                                                                      Management Company      Gross Income


         INTERIM BCP
       FUNDING LOAN(3)
---  -------------------
7.       $2,270,127
8.       $2,387,793
9.       $2,840,195
10.      $1,827,866

----------------------------------


(1) Represents, as of September 30, 2005, current rent offered, exclusive of utilities and rent concessions of up to one month that may be offered occasionally on select units, unless otherwise indicated.


(2) Including closing costs, funds escrowed to pay for renovations, and operating reserves.

(3) This debt will be repaid in full from the offering proceeds.


(4) The principal amount of the mortgage as of September 30, 2005 was $9,210,000, with a remaining term of approximately two years. The original mortgage loan is for a 5-year term at interest only. Beginning in January 2008 we can extend the loan for an additional five years and fix the interest rate at 170 basis points over the interest rate on a five-year Treasury Bill.


(5) This is second mortgage debt incurred by BC-GFS LLC, a Delaware limited liability company to acquire the Seattle communities. All of the second mortgage debt will be paid off from the offering proceeds. The second mortgage debt matures on December 31, 2007 at an interest rate of 12%.


(6) The principal amount of the mortgage as of September 30, 2005 was $9,690,000, with a remaining term of approximately two years. The original mortgage loan is for a 5-year term at interest only. Beginning in January 2008 we can extend the loan for an additional five years and fix the interest rate at 170 basis points over the interest rate on a five-year Treasury Bill.

(7) The principal amount of the mortgage as of September 30, 2005 was $11,530,000, with a remaining term of approximately two years. The original mortgage loan is for a 5-year term at interest only. Beginning in January 2008 we can fix the interest rate for the remaining five years at 170 basis points over the interest rate on a five-year Treasury Bill.



(8) The principal amount of the mortgage as of September 30, 2005 was $7,420,000, with a remaining term of approximately two years. The original mortgage loan is for a 5-year term at interest only. Beginning in January 2008 we can extend the loan for an additional five years and fix the interest rate at 170 basis points over the interest rate on a five-year Treasury Bill.



               INFORMATION CONCERNING THE PLANO, TEXAS COMMUNITY



                                                               MONTHLY                          PERMANENT        MORTGAGE
         NAME OF                LOCATION          NUMBER       RENTS AT       PURCHASE           MORTGAGE        INTEREST
        COMMUNITY              OF PROPERTY       OF UNITS     CLOSING(1)      PRICE(2)             LOAN            RATE
-------------------------  -------------------   --------   --------------   -----------   --------------------  ---------
11.  Broadstone Preston    West (Plano), Texas     229      $659-821 1BR     $17,731,348   $11,981,000 Deutsche     5.14%
     at Willow Bend                                         $852-1110                      Bank Berkshire
     Apartments (formerly                                   2BR(3)                         Mortgage, INC.(4)
     known as Preston at
     Willow Bend
     Apartments)

                                           INTERIM
                           ANNUAL       WACHOVIA BANK,
         PROPERTY         PROPERTY         NATIONAL
        MANAGEMENT       MANAGEMENT      ASSOCIATION
          AGENT              FEE           LOAN(5)
---  ----------------   -------------   --------------
11.  Alliance           3.5% of           $5,556,348
     Residential, LLC   Gross Income


----------------------------------------


(1) Represents, as of September 30, 2005, current rent offered exclusive of utilities and rent concessions of up to one and one half months (or more) that may be offered occasionally on select units, unless otherwise indicated.



(2) Including closing costs, funds escrowed to pay for renovations, and operating reserves.



(3) The Plano community is undergoing a $1,600,000 renovation and repositioning of the property. Upon completion the monthly rents are projected to be $754-943 on 1BR and $962-1,165 on 2BR.



(4) Originally, we obtained a mortgage bridge loan from Deutsche Bank Berkshire Mortgage, Inc. The principal amount of the mortgage bridge loan as of September 21, 2005 was $12,000,000. The mortgage loan bridge loan had a sixty-day term and an interest rate of one month LIBOR plus 100 basis points. We obtained a permanent mortgage loan of $11,981,000 with Deutsche Bank Berkshire Mortgage, Inc. as lender on October 25, 2005. The permanent mortgage loan has a fixed interest rate of 5.14%. The permanent mortgage loan is for a nine-year term with nine years at interest only. The $19,000 difference between the mortgage bridge loan and the permanent mortgage loan was funded through funds in the property operating account.



(5) To fund a portion of the purchase price, we borrowed $5,556,348 from Wachovia Bank, National Association. The interest on the loan accrues in arrears at an interest rate of, at our election, LIBOR plus 300 basis points per annum or Wachovia Bank, National Association's announced prime rate plus 150 basis points per annum and is due and payable monthly to the extent that distributions are received from us by BC Broadstone Preston, LP (a joint venture in which we have a controlling interest), and, to the extent the interest is not paid, will be added to principal. The loan matures on July 3, 2006 and is pre-payable at any time without fee subject to LIBOR breakage costs. We may extend the maturity date for an additional period through January 1, 2007 provided no default or event of default shall then be in existence under the loan agreement; we pay an extension fee equal to 42 basis points of the outstanding balance of the loan as of July 3, 2006; and we provide written notice to Wachovia of our request for an extension of the maturity date no later than June 3, 2006.


                       JACKSONVILLE, FLORIDA COMMUNITIES


    We own fee simple interests in three apartment communities in Jacksonville, Florida-Spicewood Springs, Bay Pointe and Savannah Oaks formerly known as Oaks at Timuquana. To acquire these interests, we borrowed approximately $25,000,000 under our affiliate line of credit. This amount includes the equity required to purchase the properties, initial capital requirements for planned renovations, establishment of operating reserves and costs associated with our affiliate line of credit, with respect to the transaction. In addition, the Jacksonville communities are encumbered with $35,374,000 of first mortgage debt as of September 30, 2005. We will repay the outstanding portion of our affiliate line of credit attributable to these communities from the proceeds of this offering. The outstanding mortgage indebtedness on the Jacksonville communities will not be repaid with the proceeds of this offering, and will continue to encumber the communities in accordance with the terms of the mortgage loans.

    We acquired our interests in the Jacksonville communities by forming a wholly owned subsidiary, BCMR Jacksonville, LLC, to acquire a controlling member interest in BC-Bainbridge LLC. We paid $24,409,639 for our interest. BC-Bainbridge LLC owns legal fee simple title to the communities through three wholly owned subsidiaries. The manager of BC-Bainbridge LLC is Bainbridge Jacksonville LLC, a third party which is not affiliated with us or our advisor. Bainbridge Jacksonville LLC must obtain the consent of BCMR Jacksonville, LLC before it can make material decisions and it can be replaced by BCMR Jacksonville, LLC at any time.


    Bainbridge Jacksonville LLC is entitled to participate in the cash distributions of the Jacksonville communities after we (the REIT) have received a priority share of the cash flow. Before Bainbridge Jacksonville LLC receives any portion of the cash flow, we will receive:


    (i) $50 annually per apartment unit (a total of 1040 units times $50 equals $52,000 annually); and


    (ii) a 12% preferred return on our unreturned capital contribution (which initially was $24,409,639).


    To the extent we receive this priority share of the cash flow, it will be used to pay our ordinary expenses, including operational-stage fees and reimbursement to our advisor and affiliates. After payment of such expenses, the priority cash flow would be available for distribution to stockholders. There is no guarantee that there will be sufficient priority cash flow to make any distributions to stockholders. We will then share 50/50 with Bainbridge Jacksonville LLC in all remaining income from operations of our Jacksonville communities. Proceeds from the sale of any of our Jacksonville communities will first be distributed to pay us a 1% sales analysis fee, and then to pay us any unpaid asset management fees and preferred return.



    Remaining sale proceeds will be distributed to us until we have received a return of our capital contributions (taking into account prior distributions) plus a 16% per annum rate of return on our capital contributions. We will then receive 93.75% (of which an affiliate of Bainbridge Jacksonville LLC will receive 20% as an advisory fee) and Bainbridge Jacksonville LLC will receive 6.25% of any remaining sale proceeds. There is no guarantee that any preferred return will be sufficient for us to make any distribution to stockholders. We believe that this arrangement is an appropriate incentive to encourage performance by Bainbridge Jacksonville LLC. We can remove Bainbridge Jacksonville LLC without cause at any time.



    An acquisition fee of $470,908 (1.60% of the offering proceeds related to our Jacksonville communities of approximately $25 million) and acquisition expenses of $73,519 (0.25% of the offering proceeds related to our Jacksonville communities) were paid to an affiliate of our advisor. The prepaid acquisition fees and expense reimbursements will be deducted from the 2.70% acquisition fee and 0.5% acquisition expense reimbursement we have agreed to pay to our advisor with respect to our Jacksonville communities.


                            SAVANNAH OAKS APARTMENTS
                (FORMERLY KNOWN AS OAKS AT TIMUQUANA APARTMENTS)

    Savannah Oaks Apartments is an existing multifamily apartment complex consisting of 228 units located in suburban Jacksonville, Florida. The community consists of 22 two-story buildings on a landscaped setting and includes the following interior amenities: central air conditioning, dishwasher, frost free refrigerator, electric stove/oven, garbage disposal, kitchen pantry, wall-to-wall carpet, patios/ balconies, cable access, walk-in closets and storage closet. Exterior amenities include: two swimming pools, BBQ/picnic area, resident lounge, child's playground and perimeter fencing. There are 96 one-bedroom units, 88 two-bedroom units and 44 three-bedroom units. The apartment units have an average size of 921 square feet. The community was constructed in 1971.

    The purchase price for the community was $11,498,227, paid as follows:
(i) $7,690,000 to the unaffiliated seller of the property; (ii) $ 157,400 in customary closing costs; (iii) $292,650 in origination and financing fees and expenses; (iv) $738,738 prepayment penalty to former mortgage holder; and
(v) $2,619,439 in renovation costs, operating reserves, and preferred return reserves. The major reason why the closing costs for this community (exclusive of reserves and renovation costs) are approximately 10% of the purchase price, is because of the large prepayment penalty paid to the former unaffiliated mortgage holder. The closing occurred on May 22, 2003, and the purchase price was funded by a combination of first mortgage debt and borrowings on our affiliate line of credit. The independently appraised value of the community as renovated and stabilized at the time of closing was $9,640,000. With current first mortgage debt in the principal amount of $6,474,000, the community's loan-to-value ratio is 67.17%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.


    The property management agent is Bainbridge Management Jacksonville LLC, which is affiliated with Bainbridge Jacksonville LLC. Bainbridge has managed the community since its acquisition and receives a property management fee equal to 3.5% of gross income. Bainbridge does not manage communities not owned by us that compete with our communities in the Jacksonville market.

    The renovation included unit upgrades including repairs to kitchen and bathroom cabinets and countertops in 158 of the units, and the installation of stackable washer/dryer in some units. All apartments were painted; carpet and flooring was replaced as necessary. It also included site landscaping and lighting, roof and decking repairs or replacements, patio and balcony repairs, deck and stairway repairs, stucco and siding repairs, and repairs to the pool and decking.

    A preferred return reserve funded from the proceeds of the purchase price was used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives.

    After completion of the renovations, the physical condition of the community was sufficiently enhanced to allow us to obtain higher rents. All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate is as follows:


                      YEAR END DECEMBER 31,
-----------------------------------------------------------------
        2000              2001       2002       2003       2004
---------------------   --------   --------   --------   --------
         83%               92%        90%        91%        87%



    Approximately 17 units (7.46% of total units) on average were under renovation during 2004 and not available for lease. As of September 30, 2005, the occupancy rate was approximately 90%.



    The average effective annual rental per unit for each of the last five years is as follows:



   2000         2001         2002         2003         2004
-----------  -----------  -----------  -----------  -----------
$5,759/unit  $6,283/unit  $6,584/unit  $7,164/unit  $7,029/unit



    As shown above, Savannah Oaks's occupancy has varied over the past few years. Prior to 2001 there was weak demand in the Jacksonville Heights submarket; however, since then, occupancy has stabilized and rental rates have increased. The property was purchased with a plan to renovate and reposition it and it is management's belief that now that the renovation is complete the annual rental rate per unit will increase in 2005 and thereafter.



    The community is located in the Jacksonville Heights submarket of Jacksonville, Florida, an area which has historically had high median income ($42,266 in 2002) and low residential vacancy rates (averaging 7.3% in 2004).

    - Savannah Oaks Apartments are located on Roosevelt Blvd. The neighborhood is a mixture of older multifamily developments, a wide range of commercial-retail and single-family subdivisions. Immediately north along Roosevelt Blvd. are located several restaurants and some light retail. The area is a mixture of light commercial real estate and mature single-family homes. Roosevelt Blvd. runs north alongside U.S. Highway 17 and State Route 15. Immediately south of the site on Allegheny Rd. is a single-family home neighborhood in good condition. Southeast of the subject, three quarters of a mile, is the Jacksonville Naval Air Station. Allegheny Rd. is located adjacent to the site on the east and is the main access to the property. Further east of the property are mature single-family homes, some apartment complexes, open space, and a municipal golf course. To the west across U.S. Highway 17 and State Route 15 is some light retail, a restaurant, and automotive repair shop. Further west is open space and a water inlet to the St. John's River.



    - On State Route 21, two and one-half miles southwest from the Savannah Oaks, is Planters Walk. Built in 1970, the 217-unit property has a similar unit mix and range of unit sizes. Approximately three and one-half miles southwest of the Savannah Oaks are three comparable properties which are slightly superior. These properties are located along the Interstate 295 beltway and are noted as follows as: The Waterford at Orange Park, with 280 apartments built in 1986, Wellington Place, with 358 units built in 1987, and Westland Park, with 405 units built in 1989. The following properties are all located two to five miles to the north of the Savannah Oaks and were considered to be comparable to its condition at the time of acquisition: Colonial Forest, a 174-unit building built in 1970, Gregory West a 162-unit building built in 1972, The Preserve at Cedar River a 464-unit building built in 1973, and Mission Springs a 444-unit building built in 1973. All of these properties have similar amenities to those at the Savannah Oaks, and some share a common attribute of multifamily developments in the area; park-like settings.



    To continue to compete well with these properties, management implemented an aggressive marketing campaign and we have substantially completed the renovations, which increased the exterior curb appeal and provided significant interior upgrades to a portion of the apartment units. This strategy along with the strong demand for multifamily housing should keep Savannah Oaks competitive in the market.



                             BAY POINTE APARTMENTS



    Bay Pointe Apartments is an existing multifamily apartment complex consisting of 300 units located in suburban Jacksonville, Florida. The community consists of 15 two-story buildings on a landscaped setting and includes the following interior amenities: central air conditioning, dishwasher, frost-free refrigerator, electric stove/oven, garbage disposal, kitchen pantry, wall-to-wall carpet, patios/balconies, cable access, walk-in closets and storage closet. Exterior amenities include: swimming pool, BBQ/picnic area, resident lounge, tennis courts, volleyball court, child's playground and perimeter fencing. There are 120 one-bedroom units and 180 two-bedroom units. The apartment units have an average size of 971 square feet. This community was constructed in 1974.



    The purchase price for the community was $17,815,831, paid as follows:
(i) $11,690,000 to the unaffiliated seller of the property; (ii) $673,529 in customary closing costs; and (iii) $5,452,302 in renovation costs, operating reserves, and preferred return reserves. The closing occurred on May 22, 2003, and the purchase price was funded by a combination of first mortgage debt and borrowings on our affiliate line of credit. The independently appraised value of the community at the time of closing was $14,200,000. With current first mortgage debt in the principal amount of $9,800,000, the community's loan-to-value ratio is 69.01%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.

    The property management agent is Bainbridge Management Jacksonville LLC, which is affiliated with Bainbridge Jacksonville LLC. Bainbridge has managed the community since its acquisition and receives a property management fee equal to 3.5% of gross income. Bainbridge does not manage communities not owned by us that compete with our communities in the Jacksonville market.



    Through our renovation plan we substantially upgraded in excess of 50% of the apartments, including new kitchen and bathroom cabinets and countertops, and the installation of stackable washer/ dryer units and new appliances in many of the units. All apartments were painted; carpet and flooring was replaced as necessary. The renovation also includes site landscaping, sidewalk repairs, new playground equipment, repairs to the pool and decking, dumpster enclosures, exterior upgrades to the leasing center, installation of vinyl siding and trim over existing siding, termite repairs, and roof and decking repairs.



    A preferred return reserve funded from the proceeds of the purchase price was used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives.



    After completion of the renovations, the physical condition of the community was sufficiently enhanced to allow us to obtain higher rents. All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate is as follows:



                      YEAR END DECEMBER 31,
-----------------------------------------------------------------
        2000              2001       2002       2003       2004
---------------------   --------   --------   --------   --------
         94%               94%        90%        91%        81%



    Approximately 35 units (11.7% of total units) on average were under renovation during 2004 and not available for lease. As of September 30, 2005, the occupancy rate was approximately 95%.



    The average effective annual rental per unit for each of the last five years is as follows:



   2000         2001         2002         2003         2004
-----------  -----------  -----------  -----------  -----------
$6,105/unit  $6,365/unit  $6,615/unit  $6,939/unit  $7,314/unit



    As shown above, the effective annual rental rate has grown at a steady pace over the past few years. Vacancy increased slightly in 2002 due to a weakening in the national economy and lower interest rates, which enabled more potential tenants to move into single family homes, leading to a slight weakening in the local multifamily apartment market. The effective annual rental rate grew slightly, however, which should lead to higher revenue when the market recovers, which appears to be occurring based on current occupancy rates and increase in rents. In addition, the property was purchased with a plan to renovate and reposition it. Now that the renovation of the property is completed, the annual rental rate per unit is expected to increase further.



    The community is located in the Southside submarket of Jacksonville, Florida, an area which has historically had high median income ($53,155 in 2002) and low residential vacancy rates (averaging 5.6% in 2004).



    - The Bay Pointe Apartments are located on Baymeadows Rd. approximately one and a quarter miles west from Highway 1. The neighborhood is a mixture of mature multifamily developments, a wide range of commercial-retail, and single-family subdivisions. Immediately north across Baymeadows Rd. are recently built office condos with dentists and other professional tenants. Immediately south of the site is Graven Rd. and a single-family home neighborhood in good condition. Adjacent to the site on the east is a retention pond. East of the pond is Baymeadows Baptist Day School and Kindergarten. Further east along Baymeadows Rd. are single-family homes, small strip malls with restaurants, banks and personal services all in very good condition.

      Adjacent to the site on the west is another retention pond. West of the pond is the intersection of Graven Rd. and Baymeadows Rd. and the Beauclerc Elementary School.



    - On Princeton Square Blvd. East, directly east from Bay Pointe, is Princeton Square Apartments. Built in 1983, the 288-unit property has a similar unit mix and range of unit sizes. About one block south of Princeton Square is Bentley Green Apartments, with 444 apartments built in 1986. Approximately one mile northeast from Bentley Green Apartments, on Southside Blvd., is the Reserve at Deerwood, a 226-unit community built in 1980 and renovated in 1997. About three and one-half miles north of the Reserve at Deerwood is The Antlers with 400 units built in 1986. All of these properties have similar amenities to those at Bay Pointe and share a common attribute of multifamily developments in the area, mature landscaping and park-like settings. The Antlers and Bentley Green Apartments recently underwent significant renovations and reflect the anticipated comparable end result projected for Bay Pointe Apartments upon completion of its respective rehabilitation.



    To continue to compete well with these properties, management implemented an aggressive marketing campaign and we have substantially completed renovations, which increased the exterior curb appeal and provided significant interior upgrades to a portion of the apartment units. This strategy along with the strong demand for multifamily housing should keep Bay Pointe competitive in the market.



                          SPICEWOOD SPRINGS APARTMENTS



    Spicewood Springs Apartments is an existing multifamily apartment complex consisting of 512 units located in suburban Jacksonville, Florida. The community consists of 26 two-story and three-story buildings on a landscaped setting and includes the following interior amenities: central air conditioning, dishwasher, frost-free refrigerator, electric stove/oven, garbage disposal, ceiling fans, kitchen pantry, wall-to-wall carpeting, walk-in closets, patios/balconies, cable access, high speed internet access, storage closet and some units contain wood-burning fire places. The development also includes the following exterior amenities: 2 swimming pools, BBQ/picnic area, resident lounge, resident kitchen, fitness center, tennis courts, controlled gated access and perimeter fencing. There are 328 one-bedroom units and 184 two-bedroom units. The apartment units have an average size of 759 square feet. The community was constructed in two phases; phase I in 1985 and phase II in 1987.



    The purchase price for the community was $30,579,666, paid as follows:
(i) $28,000,000 to the unaffiliated seller; (ii) $1,007,669 in customary closing costs; and (iii) $1,571,997 for renovation costs, operating reserves, and preferred return reserves. The closing occurred on May 29, 2003, and the purchase price was funded by a combination of first mortgage debt and borrowings on our credit line. The independently appraised value of the community at the time of closing was $29,400,000. With current first mortgage debt in the principal amount of $19,100,000, the community's loan-to-value ratio is 65%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.



    The property management agent is Bainbridge Management Jacksonville LLC, which is affiliated with Bainbridge Jacksonville LLC. Bainbridge has managed the community since its acquisition and receives a property management fee equal to 3.5% of gross income. Bainbridge does not manage communities not owned by us that compete with our communities in the Jacksonville market.



    In 2004 a renovation of the property was completed and included site landscaping, perimeter fencing repairs and upgrades, upgrades to leasing center and fitness center, exterior painting, repairs to breezeway stairs and handrails, general siding repairs, termite repairs, minor roof repairs, HVAC, and plumbing and electrical repairs.

    A preferred return reserve funded from the proceeds of the purchase price was used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives.



    All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate is as follows:



                      YEAR END DECEMBER 31,
-----------------------------------------------------------------
        2000              2001       2002       2003       2004
---------------------   --------   --------   --------   --------
         94%               92%        92%        92%        91%



    As of September 30, 2005, the occupancy rate was 94%.



    The average effective annual rental per unit for each of the last five years is as follows:



   2000         2001         2002         2003         2004
-----------  -----------  -----------  -----------  -----------
$6,658/unit  $6,992/unit  $6,912/unit  $7,316/unit  $7,161/unit



    As shown above, the effective annual rental rate has grown at a steady pace over the past few years other than in 2002 and 2004. The dip in 2002 occurred when the local multifamily apartment market weakened due to a weakening in the national economy and lower interest rates, which enabled more potential tenants to move into single family homes, resulting in a need to offer rent concessions in order to maintain the occupancy rate. In 2004, while the property was undergoing renovations, market rents were slightly reduced to ensure higher occupancy. The property was purchased with a plan to renovate and reposition it and it is management's belief that, as the national economy and the local multifamily apartment market strengthens, which appears to be occurring based on current occupancy rates, and the renovation and repositioning of the property is completed, the annual rental rate per unit will increase.



    In February 2005, there was a fire in one of the apartment buildings consisting of twenty-four one-bedroom units. The fire damaged six of the 512 units and resulted in the death of one tenant. Three of the units incurred only minor damage and were placed in service within six weeks. The other three units were placed in service on September 21, 2005. Property insurance is expected to cover the total cost of repairs less the $25,000 deductible, and rental loss insurance is expected to cover income losses from the damaged units. The 2004 renovation and repositioning of the property addressed deferred maintenance, including exterior painting. None of these improvements were impacted by the fire.



    The community is located in the East Jacksonville submarket of Jacksonville, Florida, an area which has historically had a high median income ($45,522 in 2002) and low residential vacancy rates (averaging 5.5% in 2004).



    - The Spicewood Springs Apartments are located on 445 Monument Rd., at the intersection of Regency Square Blvd. and Monument Rd. The neighborhood is a mixture of mature multifamily developments, a wide range of commercial-retail properties and single-family home subdivisions. Proceeding north on Monument Rd. are mature multifamily properties in good condition, single-family homes, open land and the entrance to State Route
      9. Immediately south of the site along Monument Rd. are multifamily properties in good condition, the entrance to the one million square foot Regency Square Mall and the entrance to State Route 10. Across Monument Rd. to the east is open space and single-family home subdivisions along Lee Rd. Across Monument Rd. to the west is open space, single-family homes and within four miles, the St. Johns River. In addition, the entrance to State Route 113 is located approximately 500 yards from the subject along Regency Square Blvd.

    - On Monument Rd., directly north and adjacent to Spicewood Springs Apartments, are the Oaks at Mill Creek Apartments. Constructed in 1987, this 360-unit property is similar to Spicewood Springs Apartments in terms of both unit mix and unit size. About one mile south of the Oaks at Mill Creek Apartments is Regency Place Apartments, consisting of 120 apartments that were constructed in 1996. One mile southwest from Regency Place Apartments, on Beacon Point Drive, is The Waterford at Regency Apartments, a 159-unit community that was constructed in 1985. About one and one-half miles north of Spicewood Springs Apartments is Paddock Club Apartments, consisting of 440 units that were constructed in 1990. All of these properties have similar amenities to those found at Spicewood Springs Apartments, and many share a common attribute of multifamily developments in the area, mature landscaping and park-like settings.



    To continue to compete well with these properties, management has implemented an aggressive marketing campaign. We have also substantially completed renovations, which has increased exterior curb appeal and provided upgrades to a portion of theinterior of the apartment units. This strategy along with the strong demand for multifamily housing should keep Spicewood Springs competitive in the market.



             PORTLAND, OREGON AND SALT LAKE CITY, UTAH COMMUNITIES



    We own interests in two apartment communities in Portland, Oregon, and one apartment community in Salt Lake City, Utah. The Portland, Oregon, communities are Boulder Creek and Bridge Creek, and the Salt Lake City, Utah, community is Settler's Point. To acquire these interests, we borrowed approximately $22,300,000 under our affiliate line of credit. This amount includes the capital contributions required to purchase the properties, initial capital requirements for planned renovations, establishment of operating reserves and costs associated with our affiliate line of credit with respect to this transaction. In addition, the Portland and Salt Lake City communities are encumbered with $39,333,000 of first mortgage debt as of September 30, 2005. We will repay the outstanding portion of our affiliate line of credit attributable to these communities from the proceeds of this offering. The outstanding mortgage indebtedness on these communities will not be repaid with the proceeds of this offering, and will continue to encumber the communities in accordance with the terms of the mortgage loans.



    We acquired our interests in the Portland and Salt Lake City communities by forming a wholly owned subsidiary, BCMR Portland, LLC, to acquire a controlling member interest in BC-GFS-II LLC. We paid $21,829,724 for our interest, which is comprised of two classes, Class A ($9,364,951.60 ) and Class B ($12,464,772.40). The Class B contribution is treated as mezzanine financing. We receive a preferred return of 11% on both capital contributions; however, the 16% preferred return at sale is calculated only on the Class A contribution. BC-GFS-II LLC owns legal fee simple title to the communities through three wholly owned subsidiaries. The manager of BC-GFS-II LLC is GFS Equity Management LLC, a third party which is not affiliated with us or our advisor. GFS Equity Management LLC must obtain the consent of BCMR Portland, LLC before it can make material decisions, and it can be replaced by BCMR Portland, LLC at any time.



    During the terms of the current first mortgage loans on the Portland and Salt Lake City communities, GFC Equity Management LLC is entitled to be paid 0.06% per annum of the principal of the first mortgage loans from the cash flow of BC-GFS-II LLC as compensation for its agreement to assume 100% of the risk of loss on the rate lock deposit on the first mortgage debt paid to the first mortgage holder. Initially, the unaffiliated permanent mortgage lender agreed to provide mortgage lending for the Portland and Salt Lake City communities at a rate of 4.6% or 4.52%. A rate lock deposit fee of approximately $786,000 was required for either of the rate caps. If the 4.6% rate was locked and we did not close on the loan, most of the rate lock deposit fee would have been refunded. However, if the 4.52% rate was locked and we did not close on the loan, all of the rate lock deposit fee would not have been refunded. We wanted to lock in at the lowest rate possible. In order to secure the lower rate and also to mitigate the risk of losing the rate lock deposit, GFS Equity Management LLC agreed to assume 100% of any rate lock deposit fee not refunded in return for receiving 75% of the spread between the two interest rates (0.06% (0.08% X 75%)), or approximately $23,600. This additional interest payment of 0.06% per annum to GFS Equity Management LLC will be paid from cash flow throughout the duration of the permanent mortgage loans and is expected to be approximately $23,600 annually until maturity in June 2010.



    GFS Equity Management, LLC is entitled to participate in cash distributions of the Portland and Salt Lake City communities after Boston Capital REIT has received a priority share of the cash flow. Before GFS Equity Management LLC receives any portion of the cash flow, we will receive:



    (i) $50 annually per apartment unit (a total of 1027 units times $50 equals $51,350 annually); and



    (ii) a 11% preferred return on our unreturned capital contributions (which initially was $21,829,724).



    To the extent we receive this priority share of the cash flow, it will be used to pay our ordinary expenses, including operational-stage fees and reimbursement of our advisor and affiliates. After payment of such expenses, the priority cash flow would be available for distribution to stockholders. There is no guarantee that there will be sufficient priority cash flow to make any distributions to stockholders.



    The property management agent will receive 0.5% of gross income as a portion of its total property management fee. We will then share 50/50 with GFS Equity Management LLC in all remaining income from operations of the Portland and Salt Lake City communities. Proceeds from the sale of any of the Portland or Salt Lake City communities will first be distributed to pay us any unpaid preferred return. Remaining sale proceeds will be distributed to us until we have received a return of our capital contributions (taking into account prior distributions) plus a 16% per annum rate of return on our Class A capital contributions. We will receive 75% and GFS Equity Management LLC will received 25% of any remaining sale proceeds. There is no guarantee that any preferred return will be sufficient for us to make any distribution to stockholders. We believe that this arrangement is an appropriate incentive to encourage performance by GFS Equity Management LLC. We can remove GFS Equity Management LLC without cause at any time.



    An acquisition fee of $421,142 (1.63% of the offering proceeds related to these communities of approximately $22 million) and acquisition expenses of $65,751 (0.25% of the offering proceeds related to the Portland/Salt Lake communities) were paid to an affiliate of our advisor. The prepaid acquisition fees and expense reimbursements will be deducted from the 2.70% acquisition fee and 0.5% acquisition expense reimbursement we have agreed to pay to our advisor with respect to these communities.



                            BOULDER CREEK APARTMENTS



    Boulder Creek Apartments is an existing multifamily apartment complex consisting of 296 units located in suburban Portland, Oregon. The community consists of 21 two and three-story buildings on a landscaped setting and includes the following interior amenities: dishwasher, frost free refrigerator, electric stove/oven, garbage disposal, ceiling fans, wall-to-wall carpet in living areas, walk-in closets, patios/balconies, vaulted ceilings, cable access, high speed internet access, washer/dryer connections, side by side washer/dryer furnished and storage closet. The development also includes the following exterior amenities: carports, garages, swimming pool, resident lounge, resident kitchen, and fitness center. There are 71 one-bedroom units, 49 two-bedroom/one-bath units, 128 two-bedroom/two-bath units and 48 three-bedroom units. The apartment units have an average size of 850 square feet. The community was constructed in two phases in 1988 and 1990.



    The purchase price for the community was $17,742,642, paid as follows:
(i) $16,700,000 to the unaffiliated seller of the property; (ii) $579,555 in customary closing costs; and (iii) $463,087 in renovation costs and operating reserves. The closing occurred on May 30, 2003, and the purchase price was funded by a combination of first mortgage debt and borrowings on our affiliate line of credit. The independently appraised value of the community at the time of closing was $18,230,000. With current first mortgage debt in the principal amount of $11,375,000, the community's loan-to-value ratio is 62.40%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.



    The property management agent is Pinnacle Realty Management Company, which is affiliated with GFS Equity Management LLC. Pinnacle has managed the community since its acquisition and until March 1, 2005, received a property management fee equal to 4.0% of gross income (of which 0.5% was payable after the company had received the preferred return on its unreturned capital contributions). As of March 1, 2005, we reduced the management fee to 3.5% of gross income until the property reaches certain performance hurdles. Pinnacle also manages Boulder Creek's sister community Bridge Creek as well as one other property in the immediate submarket not owned by us. That property has fewer but larger units than Boulder Creek and Bridge Creek and is not considered direct competition to these communities. Boulder Creek and Bridge Creek do compete with each other. However, the communities refer business to each other to provide the best service possible to potential tenants and to optimize occupancy at both communities.



    Renovations on the property including repairs to guardrails and balcony decking, repairs to bathroom exhaust ducting, replacement of some carpet, flooring, appliances, and countertops, and treatment of termites have been completed. An operating reserve funded from the proceeds of the purchase price was used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives.



    All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate is as follows:



                      YEAR END DECEMBER 31,
-----------------------------------------------------------------
        2000              2001       2002       2003       2004
---------------------   --------   --------   --------   --------
         95%               94%        91%        91%        88%



    As of September 30, 2005, the occupancy rate was approximately 96%.



    The average effective annual rental per unit for each of the last five years is as follows:



   2000         2001         2002         2003         2004
-----------  -----------  -----------  -----------  -----------
$7,382/unit  $7,722/unit  $7,490/unit  $7,164/unit  $7,184/unit



    In 2002, the local real estate market weakened, resulting in both an increase in the property's vacancy rate and a need to offer rent concessions. The property was purchased based on the market conditions that were present in 2002. The market did not strengthen in 2003 or 2004. The property was purchased with a plan to renovate and reposition it and it is management's belief that, as the local real estate market strengthens, concessions will come to an end, the annual rental rates will increase and vacancy will decrease.



    The community is located in Wilsonville, Clackamas County, Oregon, approximately 17 miles south of downtown Portland and 25 miles north of the state capital. This area had a median income of $58,491 in 2003 and an average residential vacancy of 7.1% in 2004.



    - The immediate neighborhood is a mixture of early to mid-1990's multifamily developments, single-family subdivisions, neighborhood retail, service stations and public schools. Directly north is a single-family residential subdivision. Directly south of the property is Boeckman Creek Primary School and Wilsonville High School. Wooded land and farmland is east of the property, which is located outside the Urban Growth Boundary. To the west is Wilsonville Road and across the street is a single-family subdivision. A competing apartment complex is located across Wilsonville Road to the southwest.



    - Boulder Creek's sister property, Bridge Creek, is located about one-half mile southwest. It is a 315-unit property, built in three phases between 1988 and 1990. Bridge Creek has a similar apartment mix but does not offer 2BR/1BA floor plans. It offers a similar range in unit size, and comparable amenities to those at Boulder Creek. Berkshire Court is located on Wilsonville Road across from the subject. It is a 266-unit community constructed in 1996. Berkshire Court is identical in the floor plans but has more 2BR/1BA units than Boulder Creek and has comparable amenities to those offered at Boulder Creek. Hathaway Court is located across Wilsonville Road from the subject and is a 298-unit community constructed between 1997 and 1998. Hathaway Court is identical in the floor plans to both Boulder Creek and Berkshire Court but has more 2BR/1BA units than Boulder Creek and offers comparable amenities. Town Center Park is located approximately one mile southwest of the Boulder Creek Apartments. Town Center Park, which was built in 1991, is comprised of 111 units with much larger floor plans and no 2BR/1BA models. Town Center Park offers similar amenities but is more conveniently located to shopping and services. Sundial Apartments, with 120 units, is located approximately one and a quarter miles northwest of Boulder Creek. Sundial was built in 1991 and offers an inferior amenity package. Sundial's apartments are smaller than those at Boulder Creek and it does not offer 2BR/1BA units.



    Boulder Creek is expected to continue to compete successfully in its market. Located in Clackamas County with an attractive quality of life, the Wilsonville area offers affordable living, convenient shopping, good schools and ready access to neighborhood employment. Although the economy of the region has been fairly diversified, economic events over the last couple of years have taken their toll on local employment although much less than on the rest of the Portland area. Oregon's managed growth policy has moderated large swings in rental housing supply that typically accompany economic fluctuations. While low interest rates have impacted the rental community as a whole with a migration to homeownership, the effect on Boulder Creek appears to have been minimal. Boulder Creek offers social and recreational amenities equivalent to those at comparable properties.



                            BRIDGE CREEK APARTMENTS



    Bridge Creek Apartments is an existing multifamily apartment complex consisting of 315 units located in suburban Portland, Oregon. The community consists of 28 two and three-story buildings on a landscaped setting and includes the following interior amenities: dishwasher, frost-free refrigerator, electric stove/oven, garbage disposal, wood burning fireplace, ceiling fans, wall-to-wall carpet, patios/ balconies, cable access, high speed internet access, washer/dryer connections, washer/dryer furnished, and storage closet. Exterior amenities include: carports, garages, outdoor spa, 2 outdoor swimming pools, resident lounge, resident kitchen, fitness center, child's playground and perimeter fencing. There are 80 one-bedroom units, 183 two-bedroom units and 52 three-bedroom units. The apartment units have an average size of 870 square feet. This community was constructed in 1988.



    The purchase price for the community was $20,242,177, paid as follows:
(i) $18,100,000 to the unaffiliated seller of the property; (ii) $606,679 in customary closing costs; and (iii) $1,535,498 in renovation costs and operating reserves. The closing occurred on May 30, 2003, and the purchase price was funded by a combination of first mortgage debt and borrowings on our affiliate line of credit. The independently appraised value of the community at the time of closing was $19,995,000. With current first mortgage debt in the principal amount of $12,958,000, the community's loan-to-value ratio is 64.81%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.

    The property management agent is Pinnacle Realty Management Company, which is affiliated with GFS Equity Management LLC. Pinnacle has managed the community since its acquisition and until March 1, 2005, received a property management fee equal to 4.0% of gross income (of which 0.5% was payable after the company had received the preferred return on its unreturned capital contributions). As of March 1, 2005, we reduced the management fee to 3.5% of gross income until the property reaches certain performance hurdles. Pinnacle also manages Bridge Creek's sister community Boulder Creek as well as one other property in the immediate submarket not owned by us. That property has fewer but larger units than Bridge Creek and Boulder Creek and is not considered direct competition to these communities. Bridge Creek and Boulder Creek do compete with each other. However, the communities refer business to each other to provide the best service possible to potential tenants and to optimize occupancy at both communities.



    Renovations on the property including repairs to siding and decking, repairs to bathroom exhaust ducting, replacement of some carpet, flooring, appliances, and countertops, upgrades to the clubhouse, and re-surfacing the parking area are complete. A total of $250 per unit from remaining funds will be added to a replacement reserve for the future. In addition, $157,500 will be placed in reserve to paint the property in 2008. An operating reserve funded from the proceeds of the purchase price was used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives.



    All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate is as follows:



                      YEAR END DECEMBER 31,
-----------------------------------------------------------------
        2000              2001       2002       2003       2004
---------------------   --------   --------   --------   --------
         95%               94%        90%        92%        89%



    As of September 30, 2005, the occupancy rate was 91%.



    The average effective annual rental per unit for each of the last five years is as follows:



   2000         2001         2002         2003         2004
-----------  -----------  -----------  -----------  -----------
$7,493/unit  $7,845/unit  $7,668/unit  $7,261/unit  $7,242/unit



    In 2002, the local real estate market weakened, resulting in both an increase in the property's vacancy rate and a need to offer rent concessions. The property was purchased based on the market conditions that were present in 2002. The market did not strengthen in 2003 or 2004. The property was purchased with a plan to renovate and reposition it, and it is management's belief that, as the local real estate market strengthens, concessions will come to an end, the annual rental rates will increase and vacancy will decrease.



    The community is located in Wilsonville, Clackamas County, Oregon, approximately 17 miles south of downtown Portland and 25 miles north of the state capital. This area had a median income of $58,491 in 2003 and an average residential vacancy of 7.1% in 2004. The immediate neighborhood is a mixture of early to mid-1990's multifamily developments, single-family subdivisions, neighborhood retail, service stations and public schools. Directly north is a Hathaway Village apartment complex. Directly south of the property is Wilsonville Road; across the road are some single-family residences and then Wilsonville Memorial Park. The property abuts a Methodist Church and Hathaway Village apartment complex to the east. To the west is a greenbelt followed by Wilsonville Community Center to the south and condos and single-family residences to the north.



    - Bridge Creek's sister property, Boulder Creek, is located about one-half miles northeast, was built in phases between 1988 and 1990. A 296-unit property, it has a similar apartment mix although it includes 2BR/1BA and 2BR/2BA floor plans, similar range in unit size, and comparable amenities to those at Bridge Creek. Berkshire Court is located on Wilsonville Road about one-half mile north of the subject. It is a 266-unit community constructed in 1996. Berkshire Court is identical in the floor plans but has more 2BR/1BA units than Bridge and has comparable amenities to those offered at Bridge Creek. Hathaway Court is located on Wilsonville Road about one-quarter mile north of the subject. It is a 298-unit community constructed between 1997 and 1998. Hathaway Court is identical in the floor plans to both Bridge Creek and Berkshire Court but has more 2BR/1BA units than Bridge Creek and offers comparable amenities. Town Center Park is located approximately one mile west of Bridge Creek Apartments. Town Center Park, which was built in 1991, is comprised of 111 units with much larger floor plans and no 2BR/1BA models. Town Center Park offers similar amenities but is more conveniently located to shopping and services. Sundial Apartments, with 120 units, is located about one and a quarter miles northwest of Bridge Creek. Built in 1991, Sundial offers an inferior amenity package. Sundial's apartments are smaller than those at Bridge Creek and it does not offer 2BR/1BA units.



    Bridge Creek is expected to continue to compete successfully in its market. Located in Clackamas County with an attractive quality of life, the Wilsonville area offers affordable living, convenient shopping, good schools and ready access to neighborhood employment. Although the economy of the region has been fairly diversified, economic events over the past several years have taken their toll on local employment although much less than on the rest of the Portland area. Oregon's managed growth policy has moderated large swings in rental housing supply that typically accompany economic fluctuations. While low interest rates have impacted the rental community as a whole with a migration to homeownership, the effect on Bridge Creek appears to have been minimal. Bridge Creek offers social and recreational amenities equivalent to those at comparable properties. Renovation of the second clubhouse and pool area differentiates Bridge Creek through additional amenities and services that some competing properties do not provide.



                           SETTLER'S POINT APARTMENTS



    Settler's Point Apartments is an existing multifamily apartment complex consisting of 416 units located in suburban Salt Lake City, Utah. The community consists of 50 two-story buildings on a landscaped setting and includes the following interior amenities: dishwasher, frost free refrigerator, electric stove/oven, garbage disposal, built-in microwave, ceiling fans, wood burning fireplace, wall-to-wall carpet, patios/balconies, vaulted ceilings, cable access, high speed internet access, washer/ dryer connections, stacked washer/dryer furnished (288 units), side-by-side washer/dryer furnished (128 units), and storage closets. Exterior amenities include: carports, outdoor spa, two outdoor swimming pools, fitness center, two tennis courts, and some perimeter fencing. There are 136 one-bedroom units, 56 two-bedroom/one-bath units, and 224 two-bedroom/two-bath units. The apartment units have an average size of 876 square feet. The community was constructed in 1985 and 1986.



    The purchase price for the community was $23,396,250, paid as follows:
(i) $21,500,000 to the unaffiliated seller of the property; (ii) $826,898 in customary closing costs; and (iii) $1,069,352 in renovation costs and operating reserves. The closing occurred on May 30, 2003, and the purchase price was funded by a combination of first mortgage debt and borrowings on our affiliate line of credit. The independently appraised value of the community at the time of closing was $22,200,000. With current first mortgage debt in the principal amount of $15,000,000, the community's loan-to-value ratio is 67.57%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.



    The property management agent is Pinnacle Realty Management Company, which is affiliated with GFS Equity Management LLC. Pinnacle has managed the property since its acquisition and receives a property management fee equal to 4.0% of gross income (of which 0.5% is payable after the company has received the preferred return on its unreturned capital contributions). Pinnacle also manages communities in the market not owned by us; however, we do not consider these properties to be in direct competition with our communities.



    Renovations on the property including repairs to pavement, sidewalks, patio fencing, balconies, and stairs as well as addressing ADA issues, upgrading the site exterior lighting for safety, installing new signage, replacing Brookfield evaporative-cooling units with new air conditioning condensing units, replacing polybutylene plumbing with copper; and installing ground-fault interrupter receptacles in the kitchens and bathrooms of all units have been completed. An operating reserve funded from the proceeds of the purchase price was used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives.



    All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate is as follows:



                 YEAR END DECEMBER 31,
--------------------------------------------------------
    2000         2001       2002       2003       2004
-------------  --------   --------   --------   --------
Not Available     91%        88%        93%        92%



    As of September 30, 2005, the occupancy rate was 95%.



    The average effective annual rental per unit for each of the last five years is as follows:



    2000          2001         2002         2003         2004
-------------  -----------  -----------  -----------  -----------
Not Available  $7,564/unit  $7,071/unit  $6,989/unit  $6,869/unit



    The community is located in Taylorsville, Utah, an area which has historically had high median income ($49,412 in 2002) and higher than normal residential vacancy rates over the past couple of years (averaging 6.8% in 2004), mainly due to low mortgage interest rate levels that allow tenants to afford entry-level housing, and an excess supply of inventory related to the Olympic Games and subsequent departure of service and support personnel. The property was purchased with a plan to renovate and reposition it and it is management's belief that, as the local real estate market strengthens, concessions will burn off, the annual rental rates will increase and vacancy will decrease.



    - Settler's Point is located south of the central business district of Salt Lake City, within the Salt Lake Valley, in the city of Taylorsville. The site is conveniently and centrally located between two major freeways, I-15 to the east and I-215 to the west and south. The property's immediate surroundings include a City of Taylorsville park, adjoining to the west and Fore Lakes golf course, a par 3 golf course, adjoining to the south and east. Local shopping is within walking distance and consists of neighborhood centers located north and west of the park. Just to the west, the N/S cross street is Redwood Road, the retail arterial road for the neighborhood. The Primary Market Area is about a 5-mile square with the subject in the approximate center. The majority of competition is lying within that area and the majority of potential prospects are expected to be residing within that area.



    Settler's Point competes well in its market. Strategically located with easy access to I-15 and I-215, the community offers an attractive quality of life. The Taylorsville area offers affordable living, excellent access to local shopping, good schools and ready access to major employment centers. We expect that the economic slowdown after the winter 2002 Olympic Games will subside and the area will return to the more typical growth seen through the 1990s. Settler's Point offers social and recreational amenities equivalent to those at comparable properties.

                        SEATTLE, WASHINGTON COMMUNITIES


    We own interests in four apartment communities in Seattle, Washington-Alderwood, Ridgetop, Ridgegate and Wellington. To acquire these interests, we borrowed approximately $9,325,980 under our affiliate line of credit. This amount includes the equity required to purchase the properties, initial capital requirements for planned renovations, establishment of operating reserves and costs associated with our affiliate line of credit with respect to the transaction. In addition, the Seattle communities are encumbered with $37,850,000 of first mortgage debt as well as $8,001,415 of second mortgage debt as of September 30, 2005. From the proceeds of this offering, we will repay the outstanding portion of our affiliate line of credit attributable to these communities as well as the second mortgage debt on the communities, which must be repaid in order to bring our investment in these communities within our leverage limits. The outstanding first mortgage indebtedness on the Seattle communities will not be repaid with the proceeds of this offering, and will continue to encumber the communities in accordance with the terms of the respective mortgage loans. In addition, we will deduct $552,794 from the 2.70% acquisition fee we have agreed to pay our advisor related to the Seattle communities because of the prepaid acquisition fee.



    Our advisor was not involved in the initial formation transactions for the Seattle communities. Originally, the Seattle communities were acquired by our advisor's affiliates before the offering of a publicly registered REIT was finalized. Accordingly, the ownership structure of the Seattle communities is more complicated. This structure has not been and will not be repeated for any other communities we own or may acquire. Here is a history of the purchase and ownership of the Seattle communities.



    (1) On July 11, 2002, Goodman Financial Services, Inc., an affiliate of GFS Equity Management LLC, negotiated and entered into a purchase agreement for the Seattle communities from an unaffiliated seller for a purchase price of $51,366,000.



    (2) In December, 2002, affiliates of our advisor wanted to acquire the Seattle communities from GFS Equity Management LLC for possible investment by a group of private investors. GFS Equity Management LLC agreed to assign its entire interest in the Seattle community purchase contracts to affiliates of our advisor in return for the initial management contract for the communities, as well as a subordinated interest in cash flow and sale proceeds.


    (3) BC-GFS LLC was formed by John P. Manning, our Chairman and Chief Executive, as the entity that the purchase contracts were to be assigned. The owners of BC-GFS, LLC were BCMR Special, Inc. and BCMR Seattle, A Limited Partnership, both controlled by our affiliates, and GFS Equity Management LLC. BCMR Seattle, a Limited Partnership, also had as its partners entities controlled by our affiliates. This complicated structure was previously used when market rate communities were invested in by private investors. The following chart describes the former ownership of the Seattle properties:

                                     [LOGO]


    (4) On December 12, 2002, BCMR Seattle, Inc. contributed $8,626,939 to BCMR Seattle, a Limited Partnership, to purchase the four Seattle communities. On December 16, 2002, all four of the Seattle communities were purchased through four wholly-owned subsidiaries of BC-GFS LLC for a purchase price of $54,596,940. The difference between the $51,366,000 contract price and the $54,596,940 paid by BC-GFS LLC is comprised of customary real estate closing costs of $2,438,880 paid to non-affiliates and $1,199,165 in renovation costs and operating reserves escrowed for the communities. In addition, there was ($407,105) in prorations credited to the buyer at closing which consisted of tenant security deposits, unpaid real estate taxes and utility bills. The purchase price was funded by payment of $8,626,939 of equity, $37,850,000 of first mortgage debt, and $8,120,000 of second mortgage debt.



    (5) An acquisition fee of $552,794 (2.79% of the offering proceeds related to the Seattle communities of approximately $20.2 million) and acquisition expenses of $49,739 for the Seattle communities (0.25% of the offering proceeds related to the Seattle communities) were paid to an affiliate of our advisor. The prepaid acquisition fee and expense reimbursement will be deducted from the 2.70% acquisition fee and 0.5% acquisition expense reimbursement we have agreed to pay to our advisor with respect to the Seattle communities.

    (6) During the first quarter of 2003, the Seattle communities were deemed a suitable investment for our company. On May 15, 2003, we acquired BCMR
Seattle, Inc.'s entire 99.99% limited partnership interest in BCMR Seattle, A Limited Partnership, by assuming its $9,325,984 of acquisition debt, but paying no additional fees, expenses, or other consideration. This assumed debt was rolled into our affiliate line of credit.



    We acquired our interests in the Seattle communities by acquiring a 99.99% limited partnership interest in BCMR Seattle, A Limited Partnership, which owns a controlling member interest in BC-GFS LLC, which owns legal fee simple title to the communities through four wholly owned subsidiaries. The general partner of BCMR Seattle, A Limited Partnership, is BCMR, Inc., which is an affiliate of our advisor. BCMR Special, Inc., which is an affiliate of our advisor, acts as investment manager of BC-GFS LLC for the purpose of exercising certain consent rights for all material decisions regarding the Seattle communities. Neither BCMR, Inc. nor BCMR Special, Inc. can exercise any voting rights contrary to our direction or interests. Neither BCMR, Inc. nor BCMR Special, Inc. will receive any compensation from this offering or our operations as a result of their roles as owners of BCMR Seattle, A Limited Partnership or BC-GFS, LLC. This structure exists only for the Seattle communities for the reasons described above and will not be used in any other acquisitions we make. We can remove BCMR, Inc. and BCMR Special, Inc. at any time without cause. The manager of BC-GFS LLC is GFS Equity Management LLC, a third party which is not affiliated with us or our advisor. GFS Equity Management LLC must obtain the consent of BCMR Seattle, A Limited Partnership before it can make material decisions and it can be replaced by BCMR Seattle, A Limited Partnership at any time.


    GFS Equity Management, LLC is entitled to participate in the cash distributions of the Seattle communities after we (the REIT) have received a priority share of the cash flow. Before GFS Equity Management LLC receives any portion of the cash flow, we will receive:


        (i) a 12% preferred return on our unreturned capital contributions (which initially were $8,626,939); and



        (ii) $50 annually per apartment unit (a total of 802 units times $50 equals $40,100 annually).



    To the extent we receive this priority share of the cash flow, it will be used to pay our ordinary expenses, including operational-stage fees and reimbursement to our advisor and affiliates. After payment of such expenses, the priority cash flow would be available for distribution to stockholders. There is no guarantee that there will be sufficient priority cash flow to make any distributions to stockholders. We will then share 50/50 with GFS Equity Management LLC in all remaining income from operations of the Seattle communities. Proceeds from the sale of any of the Seattle communities will first be distributed to pay us any unpaid preferred return. Remaining sale proceeds will be distributed to us until we have received a return of our capital contributions (taking into account prior distributions) plus a 16% per annum rate of return on our capital contributions. We will then receive 75% and GFS Equity Management LLC will receive 25% of any remaining sale proceeds. There is no guarantee that any preferred return will be sufficient for us to make any distribution to stockholders. We believe that this arrangement is an appropriate incentive to encourage performance by GFS Equity Management LLC. We can remove GFS Equity Management LLC without cause at any time.


                           ALDERWOOD PARK APARTMENTS

    Alderwood Park Apartments is an existing multifamily apartment complex consisting of 188 units located in suburban Seattle, Washington. The community consists of 14 two-story buildings on a landscaped setting and includes the following interior amenities: dishwasher, frost free refrigerator, electric stove/oven, garbage disposal, wood burning fireplace, wall-to-wall carpet, patios/balconies, cable access, washer/dryer connections, stacked washer/dryer furnished and storage closet. The development also includes the following exterior amenities: carports, indoor spa, swimming pool, conference room, tenant lounge, fitness center, tanning bed and child's playground. There are 84 one-bedroom units and 104 two-bedroom units. The apartment units have a weighted average size of 762 square feet. The community was constructed in 1982.


    The purchase price for the community was $13,397,470, paid as follows:
(i) $12,410,000 to the unaffiliated seller of the property; (ii) $600,660 in customary closing costs; (iii) $351,750 in renovation costs; and (iv) $35,060 in operating reserves. The closing occurred on December 16, 2002, and the purchase price was funded by a combination of first mortgage debt, second mortgage financing and borrowings on our credit line. The independently appraised prospective value of the community at the time of closing was $12,950,000. With current first mortgage debt in the principal amount of $9,210,000, the community's loan-to-value ratio is 71.12%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.


    The property management agent is Pinnacle Realty Management Company, which is affiliated with GFS Equity Management LLC. Pinnacle has managed the community since its acquisition and receives a property management fee equal to 3.5% of gross income. Pinnacle also manages communities not owned by us that compete with our communities in the Seattle market.

    Renovations on the property including a remodeling of the clubhouse, improvements to the landscaping, repairs to balconies, landings, sidewalks, and the pool, replacement of the entry ramp, construction of a golf cart garage and improvements to fire safety and ADA issues have been completed. An operating reserve funded from the proceeds of the purchase price can be used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives. This operating reserve is being held in escrow at Wainwright Bank & Trust Company and any withdrawals from this reserve require our consent and signature.

    All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate is as follows:


                      YEAR END DECEMBER 31,
-----------------------------------------------------------------
        2000              2001       2002       2003       2004
        ----            --------   --------   --------   --------
 97        %               94%        91%        89%        92%



    As of September 30, 2005, the occupancy rate was 98%.


    The average effective annual rental per unit for each of the last five years is as follows:


        2000               2001          2002          2003          2004
---------------------   -----------   -----------   -----------   -----------
     $8,470/unit        $8,820/unit   $8,005/unit   $7,773/unit   $7,875/unit


    In 2002, the local real estate market weakened, resulting in both an increase in the property's vacancy rate and a need to offer selected rent concessions. The property was purchased based on the market conditions that were present in 2002. The market remained weak in 2003 and most of 2004, improving in the fourth quarter of 2004 with the opening of the renovated Alderwood Mall near the property. It is management's belief that, as the local real estate market strengthens, the annual rent rate per unit will increase.


    The community is located in Lynnwood, Washington, an area which has historically had a high median income ($59,823 in 2001) and low residential vacancy rates (averaging 6.4% in 2004).



    - The Alderwood Park Apartments are located on 36th Avenue West, adjacent to the Alderwood Mall. The neighborhood is a mixture of newer multifamily developments, a wide range of commercial-retail properties and single-family home subdivisions. One block south of the property is a new senior citizen assisted living development. This development is part of a senior housing campus consisting of townhouses and apartments which was under construction at the time of purchase. Along 36th Avenue are several apartment complexes which are targeting households similar to those attracted to Alderwood Park Apartments. Five of these properties are considered to be comparable properties at the time of acquisition.



    - On 36th Avenue, directly across from Alderwood Park Apartments, is Alderwood Heights Apartments. Constructed in 1986, this 272-unit property is similar to Alderwood Park Apartments in terms of both unit mix and unit size. About one mile north of Alderwood Park Apartments is Countrywalk Apartments, consisting of 228 apartments that were constructed in 1988, Directly across from Countrywalk Apartments is Orchard Ridge Apartments, a 104-unit community that was constructed in 1989. About one-half mile west of Countrywalk Apartments and Orchard Ridge Apartments is Canyon Springs Apartments, consisting of 254 units that were constructed in 1991. Further north on 36th Avenue, about two miles from Alderwood Park Apartments, is the Renaissance Apartments, a 361-unit gated community with a mixture of one-, two- and three-bedroom apartments that were constructed in 1988. All of these properties have similar amenities to those found at Alderwood Park Apartments, and many share a common attribute of multifamily developments in the area, mature landscaping and park-like settings.


                              RIDGETOP APARTMENTS


    Ridgetop Apartments is an existing multifamily apartment complex consisting of 221 units located in suburban Seattle, Washington. The community consists of 24 two- and three-story buildings on a landscaped setting and includes the following interior amenities: dishwasher, frost-free refrigerator, ice makers, electric stove/oven, garbage disposal, built-in microwave, wood burning fireplace, wall-to-wall carpet, patios/balconies, cable access, washer/dryer connections, stacked washer/dryer furnished, ceiling fans, decorative mirrors, walk-in closets and storage closet. Exterior amenities include: carports, indoor and outdoor spa, outdoor swimming pool, conference room, tenant lounge, fitness center, tanning bed, racquetball court and child's playground. There are 20 studio units, 78 one-bedroom units, 95 two-bedroom units and 48 three-bedroom units. The apartment units have a weighted average size of 871 square feet. This community was constructed in 1989.



    The purchase price for the community was $14,076,016, paid as follows:
(i) $13,234,250 to the unaffiliated seller of the property; (ii) $620,856 in customary closing costs; and (iii) $220,910 in renovation costs and operating reserves. The closing occurred on December 16, 2002, and the purchase price was funded by a combination of first mortgage debt, second mortgage financing and borrowings on our credit line. The independently appraised prospective value of the community at the time of closing was $13,650,000. With current first mortgage debt in the principal amount of $9,690,000, the community's loan-to-value ratio is 70.99%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.


    The property management agent is Pinnacle Realty Management Company, which is affiliated with GFS Equity Management LLC. Pinnacle has managed the community since its acquisition and receives a property management fee equal to 3.5% of gross income. Pinnacle also manages communities not owned by us that compete with our communities in the Seattle market.

    Renovations on the property including a remodeling of the clubhouse, improvements to landscaping, repairs to balconies, landings, sidewalks, and the pool, and improvements to fire safety and ADA issues have been completed. An operating reserve funded from the proceeds of the purchase price can be used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives. This operating reserve is being held in escrow at Wainwright Bank & Trust Company and any withdrawals from this reserve require our consent and signature.

    All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate is as follows:

                      YEAR END DECEMBER 31,
-----------------------------------------------------------------
        2000              2001       2002       2003       2004
---------------------   --------   --------   --------   --------
 96        %               97%        97%        94%        95%


    As of September 30, 2005, the occupancy rate was 95%.


    The average effective annual rental per unit for each of the last five years is as follows:


        2000               2001          2002          2003          2004
---------------------   -----------   -----------   -----------   -----------
     $8,745/unit        $8,041/unit   $8,409/unit   $8,909/unit   $9,423/unit



    The community is located in Silverdale, Washington, an area which has historically had high median income ($47,818 in 2001) and low residential vacancy rates (averaging 7.1% in 2004).


    - Ridgetop Apartments is located about a mile and one-half from State Highway 3, the primary north-south route serving Kitsap County. The neighborhood is a mixture of newer multifamily developments, neighborhood retail, service stations, public schools and single-family subdivisions. Many of the single-family home subdivisions in the neighborhood were developed in the last ten years and sales prices averaged between $150,000 and $175,000 at the time of purchase.


    - Five apartment properties located in the Silverdale area were selected as comparable properties at the time of acquisition. The Outlook, situated less than a mile north of the Ridgetop Apartments, consists of 210 units. Constructed in 1991, the Outlook offers similar amenities to those provided at Ridgetop Apartments.



    - Ridgetop Apartments' sister property, Wellington Apartments, is located approximately two miles to the southwest, across from the Kitsap Mall. Wellington Apartments, constructed in 1988, is a 240-unit property in a residential area with large multifamily developments and single-family tract home subdivisions. Wellington Apartments has a similar apartment mix, range in unit size, and comparable amenities to those offered at Ridgetop Apartments.


    - Also located in the Ridgetop Apartments area is Quail Hollow Apartments, a 201-unit development. Similar to Ridgetop Apartments, this property is located in a neighborhood of large multifamily developments and single-family homes. Quail Hollow Apartments, constructed in 1988, also offers comparable amenities to those at Ridgetop Apartments.

    - Santa Fe Ridge Apartments is located only about two blocks north of the Ridgetop Apartments. Santa Fe Ridge Apartments, which was constructed in 1992, is comprised of 240 units of similar size and unit mix to that of Ridgetop Apartments. Santa Fe Ridge Apartments offers amenities similar to those of Ridgetop Apartments.

    - Olympic Village Apartments, with 340 units, is located in Bremerton, less than three miles southeast of Ridgetop Apartments. Similar to the other competing properties surveyed in this report, Olympic Village Apartments is situated in an area heavily developed with large multifamily properties and single-family subdivisions. Olympic Village Apartments was constructed in 1993 and offers an amenity package similar to that available at Ridgetop Apartments.

    Ridgetop Apartments is located in a real estate market that has historically been underserved by multifamily housing. Occupancy rates have historically remained relatively high in the area and rents have generally increased. There is a significant military presence in this market that has been stable for a number of years. Individuals actively serving in the military together with individuals working in support jobs for the military have helped maintain a stable local market. There is no evidence that this presence will change in the foreseeable future.

                             WELLINGTON APARTMENTS


    Wellington Apartments is an existing multifamily apartment complex consisting of 240 units located in suburban Seattle, Washington. The community consists of 16 two- and three-story buildings on a landscaped setting and includes the following interior amenities: dishwasher, frost free refrigerator, ice makers, electric stove/oven, garbage disposal, wood burning fireplace, wall-to-wall carpet, patios/ balconies, cable access, washer/dryer connections, stacked washer/dryer furnished, ceiling fans, decorative mirrors, walk-in closets and storage closet. Exterior amenities include: carports, indoor spa, swimming pool, tenant lounge, fitness center, tanning bed, racquetball court and playground. There are 132 one-bedroom units and 108 two-bedroom units. The apartment units have a weighted average size of 947 square feet. The community was constructed in 1988.



    The purchase price for the community was $16,744,073, paid as follows:
(i) $15,635,000 to the unaffiliated seller of the property; (ii) $738,013 in customary closing costs; and (iii) $371,060 renovation costs and operating reserves. The closing occurred on December 16, 2002, and the purchase price was funded by a combination of first mortgage debt, second mortgage financing and borrowings on our credit line. The independently appraised prospective value of the community at the time of closing was $15,650,000. With current first mortgage debt in the principal amount of $11,530,000, the community's loan-to-value ratio is 73.67%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.


    The property management agent is Pinnacle Realty Management Company, which is affiliated with GFS Equity Management LLC. Pinnacle has managed the community since its acquisition and receives a property management fee equal to 3.5% of gross income. Pinnacle also manages communities not owned by us that compete with our communities in the Seattle market.

    Renovations on the property including a remodeling of the clubhouse, improvements to landscaping, repairs to balconies, landings, sidewalks, and the pool, and improvements to fire safety and ADA issues have been completed. An operating reserve funded from the proceeds of the purchase price can be used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives. This operating reserve is being held in escrow at Wainwright Bank & Trust Company and any withdrawals from this reserve require our consent and signature.

    All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate is as follows:


                      YEAR END DECEMBER 31,
-----------------------------------------------------------------
        2000              2001       2002       2003       2004
---------------------   --------   --------   --------   --------
 95        %               97%        96%        96%        91%



As of September 30, 2005, the occupancy rate was 93%.


    The average effective annual rental per unit for each of the last five years is as follows:


        2000               2001          2002          2003          2004
---------------------   -----------   -----------   -----------   -----------
     $8,014/unit        $8,308/unit   $8,586/unit   $9,175/unit   $9,190/unit



    The community is located in Silverdale, Washington, an area which has historically had high median income ($47,818 in 2001) and low residential vacancy rates (averaging 7.1% in 2004).


    - Wellington Apartments is located across from and just west of the Kitsap Mall. The area is comprised of numerous neighborhood retail centers that are typically developed adjacent to regional malls, service businesses and agencies, restaurants, healthcare services, apartments and single-family subdivisions. Many of the single-family subdivisions in the neighborhood were developed in the last ten years and sales prices averaged between $150,000 and $175,000 at the time of purchase.


    - Five apartment properties located in the Silverdale area were selected for purposes of comparison at time of acquisition. The Outlook, situated about one and a half miles northeast of Wellington Apartments, consists of 210-units. Constructed in 1991, the Outlook offers similar amenities to those provided at Wellington Apartments.


    - Wellington Apartments' sister property, Ridgetop Apartments, is located approximately two miles northeast along Ridgetop Boulevard and less than a mile from the Harrison Silverdale Healthcare Campus. Ridgetop Apartments, which was constructed in 1989, is a 221-unit property located in a residential area with large multifamily developments and single-family tract home subdivisions. Ridgetop Apartments has a similar apartment mix, range in unit size and comparable amenities to those offered at Wellington Apartments.

    - Also located close to Ridgetop Apartments is Quail Hollow Apartments, a 201-unit development. Similar to Ridgetop Apartments, this property is located in a neighborhood of large multifamily developments and single-family homes. Quail Hollow Apartments, constructed in 1988, also offers comparable amenities to those at Wellington Apartments.

    - Santa Fe Ridge Apartments is located northeast of Wellington Apartments and is only about two blocks from Ridgetop Apartments. Santa Fe Ridge Apartments, which was built in 1992, is comprised of 240 units of similar size and unit mix to that of Wellington Apartments. Santa Fe Ridge Apartments offers amenities similar to those of Wellington Apartments.

    - Olympic Village Apartments, with 340 units, is located approximately three miles southeast of Wellington Apartments. Similar to the other competing properties surveyed in this report, Olympic Village Apartments is situated in an area heavily developed with large multifamily properties and single-family subdivisions. Olympic Village Apartments was constructed in 1993 and offers an amenity package similar to that available at Wellington Apartments.

    Wellington Apartments is located in a real estate market that has historically been underserved by multifamily housing. Occupancy rates have historically remained relatively high in the area and rents have generally increased. There is a significant military presence in this market that has been stable for a number of years. Individuals actively serving in the military together with individuals working in support jobs for the military have helped maintain a stable local market. There is no evidence that thus presence will change in the foreseeable future.

                              RIDGEGATE APARTMENTS

    Ridgegate Apartments is an existing multifamily apartment complex consisting of 153 units located in suburban Seattle, Washington. The community consists of 14 two-story buildings on a landscaped setting and includes the following interior amenities: dishwasher, frost-free refrigerator, ice makers, electric stove/oven, garbage disposal, built-in microwave, wood burning fireplace, wall-to-wall carpet, patios/balconies, cable access, washer/dryer connections, stacked washer/dryer furnished, ceiling fans, decorative mirrors, walk-in closets and storage closet. Exterior amenities include: carports, indoor spa, swimming pool, tenant lounge, fitness center, tanning bed, racquetball court and child's playground. There are 62 one-bedroom units, 60 two-bedroom units and 31 three-bedroom units. The apartment units have a weighted average size of 891 square feet. This community was constructed in 1990.


    The purchase price for the community was $10,786,486, paid as follows:
(i) $10,086,750 to the unaffiliated seller of the property; (ii) $479,351 in customary closing costs; (iii) $185,325 in renovation costs; and (iv) $35,060 in operating reserves. The closing occurred on December 16, 2002, and the purchase price was funded by a combination of first mortgage debt, mezzanine financing and borrowing on our credit line. The independently appraised prospective value of the community at the time of closing was $10,550,000. With current first mortgage debt in the principal amount of $7,420,000, the community's loan-to-value ratio is 70.33%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.


    The property management agent is Pinnacle Realty Management Company, which is affiliated with GFS Equity Management LLC. Pinnacle has managed the community since its acquisition and receives a property management fee equal to 3.5% of gross income. Pinnacle also manages communities not owned by us that compete with our communities in the Seattle market.

    Renovations on the property including a remodeling of the clubhouse, improvements to landscaping, repairs to balconies, landings, sidewalks, and the pool, and improvements to fire safety and ADA issues have been completed. An operating reserve funded from the proceeds of the purchase price can be used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives. This operating reserve is being held in escrow at Wainwright Bank & Trust Co. and any withdrawals from this reserve require our consent and signature.

    All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate is as follows:


                      YEAR END DECEMBER 31,
-----------------------------------------------------------------
        2000              2001       2002       2003       2004
        ----            --------   --------   --------   --------
 95        %               94%        96%        96%        92%



    As of September 30, 2005, the occupancy rate was 94%.


    The average effective annual rental per unit for each of the last five years is as follows:


        2000               2001          2002          2003          2004
---------------------   -----------   -----------   -----------   -----------
$8,821/unit..........   $9,339/unit   $8,660/unit   $9,075/unit   $8,971/unit



    The community is located in Kent, Washington, an area which has historically had high median income ($52,274 for families as of the 2000 Federal Census) and low residential vacancy rates (averaging 6.27% in 2004).



    - Along SE 248th St. are several apartment properties targeting households similar to those that have been attracted to Ridgegate Apartments. Directly to the west of Ridgegate Apartments is a newer single-family subdivision with homes starting in the low $200,000 range at the time of purchase. To the northwest and southwest, there are numerous new and older single-family home subdivisions. The nearest competitor to Ridgegate Apartments is Forest Creek Apartments. This development is located to the south of the property but separated by a small park and it is comprised of 92 units. Forest Creek Apartments is also managed by Pinnacle Realty Management Company and was constructed in 1991. Its amenities are slightly inferior to those at Ridgegate Apartments as a result of its smaller size, but its unit mix and rent rates are comparable.



    - One block north of Ridgegate Apartments is The Wilson, an 82-unit gated community constructed in 2001. This development has similar unit sizes, mix and rent rates but has slightly inferior recreational amenities when compared to Ridgegate Apartments.



    - Approximately two miles to the west of Ridgegate Apartments on highway 516 is Signature Pointe. Signature Pointe is comprised of 624 units and is also managed by Pinnacle Realty Management Company. Constructed in 1989, Signature Pointe has a similar unit mix and unit sizes compared to Ridgegate Apartments. It also has slightly superior amenities compared to those offered at Ridgegate Apartments. Its location is inferior, however: the property is located close to a major highway and is split into two sections by a highway, making the recreational facilities less convenient to a large number of its residents. The property also has the appearance of being more densely developed.


    Ridgegate enjoys either a location that is superior or physical amenities that are superior to many of the other multifamily developments in the area. These factors, combined with the improvements that are being made to the property, are expected to allow the property to compete favorably with the other developments.

                             PLANO, TEXAS COMMUNITY


    On September 15, 2005, we acquired an interest in an existing multifamily apartment community consisting of 229 units in Plano, Texas known as the Preston at Willow Bend Apartments, which has since been renamed Broadstone Preston at Willow Bend Apartments. We refer to this community as our Plano community. We acquired our interest in the property through BC Broadstone Preston, LP, a joint venture between us and certain affiliates of Alliance. We own a controlling partnership interest in BC Broadstone Preston, LP through two wholly-owned subsidiaries, ALLTX GP, LLC and ALLTX, LLC. BC Broadstone Preston, LP purchased the property from ERP Operating Limited Partnership for a contract purchase price of approximately $15,200,000. We have also borrowed an additional $2,512,348 to fund renovations and operating reserves, and to pay customary closing costs of approximately $1,700,000 and $831,347, respectively.



    To fund a portion of the purchase price, we contributed $5,556,348 to BC Broadstone Preston, LP by borrowing that amount from Wachovia Bank, National Association. The interest on the Wachovia loan accrues in arrears at an interest rate of, at our election, LIBOR plus 300 basis points per annum or Wachovia Bank, National Association's announced prime rate plus 150 basis points per annum and is due and payable monthly to the extent that distributions are received from us by BC Broadstone Preston, LP, and, to the extent the interest is not paid, will be added to principal. The loan matures on July 3, 2006 and is pre-payable at any time without fee subject to LIBOR breakage costs. We may extend the maturity date for an additional period through January 1, 2007 provided no default or event of default shall then be in existence under the loan agreement; we pay an extension fee equal to 42 basis points of the outstanding balance of the loan as of July 3, 2006; and we provide written notice to Wachovia of our request for an extension of the maturity date no later than June 3, 2006. The loan is secured by our interests in BC Broadstone Preston, LP, and is guaranteed by ALLTX GP, LLC and BCP Funding, LLC, our affiliate and an affiliate of our advisor. In connection with our procurement of the loan, BCP Funding, LLC agreed that it will continue to receive payment on our outstanding borrowings under our affiliate line of credit with respect to our existing properties until all liens on such properties, other than the lien associated with our Seattle communities, are released. Once all liens on our existing properties (with the exception of the lien associated with the Seattle communities) are released, BCP Funding, LLC has agreed that we may utilize proceeds from this offering to pay the Wachovia loan before the payment of the borrowings associated with the Seattle communities. In order to retain all of the communities we have acquired, including our Plano community, we will have to raise approximately $74,495,922 (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds) by January 1, 2007 and, at that time, repay the Wachovia loan with either borrowings under an anticipated line of credit or by refinancing permanent mortgage debt on our communities, or to the extent that we have raised approximately $80,890,183 (not including any accrued interest on our affiliate line of credit or the Wachovia loan or amounts distributed to stockholders from offering proceeds) by January 1, 2007, with the proceeds received from this offering.



    At closing, $10,400,000 of a maximum $12,000,000 mortgage bridge loan from Deutsche Bank Berkshire Mortgage, Inc. was used to fund a portion of the contract purchase price and related costs, which were approximately $16,131,347, and the remaining $1,600,000 was deposited into a repair escrow with the bridge lender until such time as the permanent mortgage closed. The mortgage bridge loan had a sixty-day term and an interest rate of one-month LIBOR plus 100 basis points. On October 25, 2005, we refinanced the above-mentioned mortgage bridge loan with a permanent mortgage with a maximum principal amount of $11,981,000 with Deutsche Bank Berkshire Mortgage, Inc. as lender, making available to our company the $1,600,000 with which to proceed with capital improvements work in the property. The $19,000 difference between the mortgage bridge loan and the permanent mortgage was funded by property level working capital reserves. The permanent mortgage has a fixed interest rate of 5.14% and is for a nine-year term with only interest payments made monthly for such time. In addition, the loan may be extended for one year at a floating rate of 250 basis points over the Freddie Mac index rate.



    An acquisition fee of approximately $173,000 will be paid to our advisor once the lien under the Wachovia loan on the Plano community is released.



    Alliance Residential LLC is the managing general partner of BC Broadstone Preston, LP. The managing general partner must obtain our consent before it can make material decisions with respect to actions by the joint venture and it can be replaced by us at any time. Alliance Residential LLC is entitled to participate in the cash distributions of BC Broadstone Preston, LP after we have received a priority share of the operating cash flow from our Plano community. Before Alliance Residential LLC receives any portion of the cash flow, we will first receive an annual asset management fee equal to $11,450 annually. After payment of this fee, we and Alliance Residential LLC will receive ratably a 10% preferred return on unreturned capital (which initially was $5,556,348 and $175,000, respectively). We will then share 80/20 with Alliance Residential LLC in all remaining cash flow from operations of our Plano community.



    To the extent we receive distributions from BC Broadstone Preston, LP, such distributions will be used, first to pay interest due on a monthly basis on the Wachovia loan and then to pay our ordinary expenses, including operational-stage fees and reimbursement to our advisor and affiliates. After these payments, the amounts received from the distributions described above would be available to satisfy obligations of the REIT with any excess available for distribution to our stockholders. There is no guarantee that there will be sufficient cash flow from our Plano community to make the distributions described above.



    Proceeds from the sale of our Plano community will first be distributed to us in payment of the accrued, but unpaid, management fee referred to above. Remaining sale proceeds will be distributed to us and Alliance Residential LLC ratably until we have each received our accrued and unpaid 10% preferred return and a return of our capital contributions. Remaining sale proceeds will then be distributed:



    - 80% to us and 20% to Alliance Residential LLC until we have received a 13% per annum rate of return on our capital contributions (taking into account prior distributions);



    - then, 75% to us and 25% to Alliance Residential LLC until we have received a 16% per annum rate of return on our capital contributions (taking into account prior distributions); and



    - then, 70% to us and 30% to Alliance Residential LLC until we have received a 20% per annum rate of return on our capital contribution (taking into account prior distributions); and



    - then, any residual sale proceeds, 60% to us and 40% to Alliance Residential LLC.



    Our Plano community is an existing multifamily apartment complex consisting of 229 units located in suburban Plano, Texas. The community consists of 23 three-story buildings on a landscaped setting and includes the following interior amenities: central air conditioning, dishwasher, frost-free refrigerator, electric stove/oven, garbage disposal, ceiling fans, crown molding, wall-to-wall carpeting, walk-in closets, patios/balconies, cable access, high speed internet access, storage closets and wood-burning fire places. The development also includes the following exterior amenities: 2 swimming pools, BBQ/picnic area, children's play area, fitness center, controlled gated access and perimeter fencing. There are 142 one-bedroom units and 87 two-bedroom units. The apartment units have an average size of 1,021 square feet. The community was constructed in 1984.



    The purchase price for the community was $16,031,347, paid as follows:
(i) $15,200,000 to the unaffiliated seller; and (ii) $831,347 in customary closing costs. The closing occurred on September 15, 2005, and the purchase price was funded by a combination of first mortgage debt and borrowings on a loan from Wachovia Bank, National Association. In addition, in accordance with the terms of the company's lending agreement, our company has established a repair escrow fund by depositing $1,600,000 in a repair escrow deposit with the lender. The repair escrow deposit will be used for the purpose of paying the costs of renovation to the property. The independently appraised value of the community at the time of closing was $15,400,000 prior to the renovation and $17,550,000 after the renovation. With current first mortgage debt in the principal amount of approximately $11,981,000, the community's loan-to-value ratio is 67.57%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.



    The property manager is Alliance Residential LLC, which is affiliated with Alliance G.P. IV, INC. and Broadstone Preston Alliance LLC. Alliance Residential, LLC has managed the community since its acquisition and receives a property management fee equal to 3.5% of gross income (with 0.5% of such management fee subordinated to the first mortgage lender). Alliance Residential, LLC does not currently manage communities not owned by us that compete with our communities in the Plano market, but there is no assurance that Alliance Residential, LLC will not compete with us in the Plano market in the future.



    A renovation and repositioning of the property commenced shortly after the closing of the permanent mortgage financing with Deutsche Bank Berkshire Mortgage, Inc. The renovation plan includes site landscaping improvements, upgrades to the leasing center and the fitness center, kitchen and bathroom cabinet painting and refacing and resurfacing of the counter tops, upgrades to kitchen and bathroom hardware and lighting, new appliances in a number of units, carpet replacement in all units, new linoleum in the kitchens and the bathrooms in all units, resurfacing of the ceilings in all units, general exterior upgrades, and the addition of 20 garages and 10 storage units.



    All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate for the last three years is as follows:



                         YEAR END DECEMBER 31,
-----------------------------------------------------------------------
        2000                 2001          2002       2003       2004
---------------------   --------------   --------   --------   --------
    Not Available        Not Available      94%        94%        95%



    As of December 31, 2004, the occupancy rate was 97%.



    The average effective annual rental per unit for each of the last three years is as follows:



        2000                 2001           2002          2003          2004
---------------------   --------------   -----------   -----------   -----------
Not Available........    Not Available   $8,571/unit   $8,067/unit   $7,933/unit



    As shown above, the effective annual rental rate has decreased slightly over the past few years. The decrease has occurred because the local multifamily apartment market weakened due to a weakening in the national economy and lower interest rates, which enabled more potential tenants to move into single family homes, resulting in a need to offer rent concessions in order to maintain the occupancy rate. The property was purchased with a plan to renovate and reposition it and it is management's belief that, as the national economy and the local multifamily apartment market strengthens, which appears to be occurring based on current occupancy rates, and the renovation and repositioning of the property is completed, the annual rental rate per unit will increase.



    The community is located in the West Plano submarket of Plano, Texas, an area which has historically had a high median income ($121,581 currently) and relatively low residential vacancy rates (averaging 8.9% in the second quarter of 2005 versus 10.1% for the Dallas Metro Area).



    - The Plano community is located on Preston Rd., at the intersection of Highland Drive and Preston Rd. The neighborhood is a mixture of mature multifamily developments, a wide range of commercial-retail properties and single-family home subdivisions. Proceeding north on Preston Rd. are mature multifamily properties in good condition, single-family homes, retail centers, and H. Ross Perot's Legacy Business Park. Immediately south of the site is Highland Drive. Across Highland Drive is Preston Park Colonnade, a retail center with Barnes & Noble, Whole Foods Market, and typical neighborhood shops. Further south, about a half-mile, is the entrance to the Preston Park Village. Its 60 specialty shops include Ann Taylor, Talbots, St. Johns and The Gap. Across Preston Rd. to the east is Bristlecone Apartments, a 268-unit property. To the west of the site is Ventura Drive. A single-family subdivision of homes, with resale prices in the high $400,000 and low $500,000 is situated at Ventura and Highland Drives. To the north of the subdivision is Centennial Elementary School. Additionally, Preston Road intersects with the George Bush Turnpike about
      2.5 miles south of the property and with State Highway 121 about 3.5 miles to the north.



    - On Preston Rd., directly north and adjacent to the Plano community are the La Ventura Apartments. Constructed in 1999, this 298 unit property is similar to the Plano community in terms of both unit mix and unit size. Directly east of the Plano community is Bristelcone Apartments, consisting of 239 apartments that were constructed in 1991. Less than one mile south from the Plano community, on Preston Rd., is Summers Crossing Apartments, a 282 unit community that was constructed in 1985. About one-half mile east of the Plano community is Highlands at Preston Apartments, consisting of 213 units that were constructed in 1986. All of these properties have similar amenities to those found at the Plano community and they all share a common attribute of multifamily developments in the area, mature landscaping and park-like settings.



    To continue to compete well with these properties, management will implement an aggressive marketing campaign. We have also budgeted funds for a renovation plan, which will increase exterior curb appeal and provided upgrades to the interior of the apartment units. We anticipate that this strategy along with the strong demand for multifamily housing should keep Broadstone Preston at Willow Bend Apartments competitive in the market.

                              PROPERTY MANAGEMENT


                             SELECTION OF MANAGERS


    The selection of property managers by our advisor, as approved by our board of directors, will be based on management capability. We intend to enter into property management agreements only with managers having substantial prior experience in the operation of apartment communities, who may also manage competing communities in the same geographic area. We plan to engage property managers that are not affiliated with our company or our advisor. The managers of the communities we currently own interests in meet these criteria and the further standards described in items 1 through 5 below. All of our current property management agreements are the result of arm's-length negotiations.


    The property management agent for the Portland, Salt Lake City and Seattle Communities is Pinnacle Realty Management Company, which is affiliated with GFS Equity Management LLC. Pinnacle has managed these communities since their acquisition and receives a property management fee equal to 3.5% to 4.0% of gross income. Pinnacle also manages communities not owned by us that compete with our communities. We are not aware that either Pinnacle Realty Management Company or GFS Equity Management LLC or any of their affiliates own any of the competing communities.

    The property management agent for the Jacksonville communities is Bainbridge Management Jacksonville LLC, which is affiliated with Bainbridge Jacksonville LLC. Bainbridge has managed these communities since their acquisition and receives a property management fee equal to 3.5% of gross income.


    The property management agent for our Plano community is Alliance Residential, LLC, which is affiliated with Alliance G.P. IV, Inc. and Broadstone Preston Alliance LLC. Alliance has managed the community since its inception and receives a property management fee equal to 3.5% of gross income with 0.5% of such management fee subordinated to the first mortgage lender.


    While we have no present plans to do so, we may in the future engage affiliates as property managers if a majority of our directors, including a majority of our independent directors, approve the transaction as being fair and reasonable to our company and on terms and conditions not less favorable to us than those available from an unaffiliated third party.

    While we have no present plans to do so, we may in the future decide to perform the property management function ourselves.

                    PROPERTY MANAGEMENT AGREEMENTS AND PLANS


    In acquiring interests in apartment communities, our advisor will use its best efforts to obtain favorable terms and will apply the following minimum standards to property management agreements, management plans and marketing plans.



    - The property manager is considered by our advisor to possess suitable and substantial multifamily experience.



    - The form of property management agreement is considered by our advisor to meet the standards required for successful management of the community.



    - The management and marketing plans are considered by our advisor to be comprehensive and appropriate to the apartment community and its targeted resident base.



    1. Substantial multifamily experience includes knowledge of the geographic area and experience in managing properties that target a similar resident base. Our advisor must consider the apartment community's management agreement, management plan and marketing plan to be appropriate to households like those targeted for the community.

    2. Having applied the following guidelines, our advisor must determine that the property manager possesses the experience and knowledge required for the successful management of the community:


    - Properties managed by the property manager are well maintained and employ knowledgeable and competent on-site personnel;

    - Effective written policies and procedures are used in lease-up marketing and promotion, qualifying prospective residents, maintaining records and books of account, training and supervising on-site staff, performing building and grounds maintenance and serving the needs of the targeted resident base;

    - The property manager maintains a central office with highly qualified personnel that regularly oversee on-site operations and provide professional training, seminars and assistance for site-located staff;

    - The property manager has in place a comprehensive system for reporting physical and economic occupancy on a regular basis;

    - An effective financial accounting system is maintained with a chart of accounts, and a reporting system that provides monthly ledgers, registers and operating statements of budgets, actual and variances. The property manager maintains a resident record system that contains necessary forms and documentation required for internal and external review and audit; and

    - The property manager demonstrates the skill and experience required to maintain effective resident relations, manage and facilitate programs suitable for the targeted resident base, and provide the support necessary for special resident services where applicable.


    3. Having applied the following guidelines, our advisor must determine that the form of property management agreement meets the standards required for successful management of the property:


    - The property management agreement will generally be limited to a period of one year;

    - Compensation is in the 3% to 5% range unless circumstances (size of property, special needs households, etc.) justify an exception;


    - The property manager is responsible for securing and renewing liability insurance at limits established by our advisor;


    - The property manager is responsible for compliance with Fair Housing and other pertinent regulatory requirements;

    - The property manager is responsible for maintaining financial records suitable for annual audit and tax accounting;

    - The property manager carries a fidelity bond to insure against employee theft that covers an amount of at least two months of rent collections;

    - The agreement provides for the preparation of an annual budget, periodic reporting, owner approvals, and property manager expenditure limits;


    - Relationships with affiliates are acceptable to our advisor as long as they are disclosed at the outset;



    - Our advisor is satisfied with the designation of the number and type of apartments and non-revenue rent arrangements provided for employees of the property manager; and


    - All site staff are employees of the management company and not of the controlling owner entity or our company.

    4. Our advisor must determine that the form of management plan is comprehensive and includes the following:


    - There are descriptions of the property manager's role and lines of authority, staffing qualifications and responsibilities, job descriptions, personnel practices, hiring practices, staff training, hours of operation and operating procedures;

    - The property manager provides each of its on-site personnel with written procedures, forms and personnel manuals;

    - All on-site personnel are provided in-house training and participate in training seminars;

    - Bookkeeping and accounting records are prepared at the site location and with oversight and review at the home office;

    - The plan details the property manager's maintenance and repair program, rent collection procedures, resident services and management relations; and

    - The accounting and financial management procedures describe resident accounts, record keeping, procurement responsibilities and threshold limits, maintaining of separate bank accounts for security deposits and resident rents, and detained reporting requirements.


    5. Having applied the following guidelines, our advisor must determine that the form of marketing plan is comprehensive and includes the following:


    - The use of professionally designed media advertising, press releases, Yellow Page listings, apartment guides, direct mail, brochures and signage;

    - Professionally prepared display advertising scheduled for insertion in regional and local newspapers;

    - Grand opening promotional events and resident referral programs developed to promote awareness within the targeted market areas;

    - Lead generation and outreach efforts using an extensive list of employers of prospective residents and agencies and organizations including Chambers of Commerce, schools, churches, service organizations and neighborhood social and recreational centers; and

    - A description of the marketing practices that are to be used following stabilization including a sufficient number of trained on-site staff a leasing office open seven days a week with hours of operation appropriate for the area and for the targeted resident base.

                     PROPERTY DEVELOPMENT AND CONSTRUCTION


    We may in the future invest in properties on which improvements are to be constructed or completed. When we conclude it is necessary to help ensure performance by the builders of properties which are under construction, completion of properties under construction will be guaranteed at the price contracted either by an adequate completion bond or performance bond. Our advisor may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. (See "Risk Factors--Risks Related to Our Properties and Our Business.")



    We or our advisor may employ one or more project managers to plan, supervise and implement the development of any unimproved properties which we may acquire. Such persons would be compensated directly or indirectly by us.

                           JOINT VENTURE INVESTMENTS


    Our advisor has the authority to cause us to enter into joint ventures, general partnerships, co-tenancies and other participations with real estate developers, owners and others for the purpose of developing, owning and operating real properties. We generally intend to structure our investments in apartment communities as equity investments in the partnerships or limited liability companies that own the communities. A description of these arrangements with respect to each community in which we currently have an interest is contained in the section "Business and Properties--Properties" in this prospectus. While we have no present plans to do so, we may also enter into joint ventures with affiliated entities for the acquisition, development or improvement of properties.


    If we enter into joint ventures with other affiliated programs for the acquisition of properties, we will only do so provided that:

    - a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to our company;

    - the investment by our company and such affiliate are on substantially the same terms and conditions; and

    - we will have a right of first refusal to buy if such co-venturer elects to sell its interest in the property held by the joint venture.


    In the event that a co-venturer were to elect to sell property held in any joint venture in which we have a right of first refusal to buy, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer's interest in the property held by the joint venture. In the event that any joint venture holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property. Entering into joint ventures with other affiliated programs will result in certain conflicts of interest. (See "Conflicts of lnterest--Joint Ventures with Affiliates of Our Advisor.")


                                  COMPETITION


    We intend to acquire interests in apartment communities in the United States wherever suitable communities are identified by our advisor. We will compete with many other REITs, real estate partnerships, real estate operating companies and other investors, including banks and insurance companies, many of which will have greater financial resources than our company, in the acquisition and operation of apartment communities. All of our apartment communities will be located in developed areas that include other multifamily residential properties. The number of competitive properties in a particular area could have a material effect on our ability to lease units at our apartment communities and on the rents charged at the properties. While there are no dominant competitors in the industry, the market for acquiring apartment communities in the United States is extensive and local in nature. We may be competing with other entities that have greater resources than ours, including several with national portfolios valued at billions of dollars, and whose managers may have more experience than ours. In addition, other forms of housing, including manufactured housing community properties and single-family housing provide alternatives to potential residents of multifamily residential properties. We will seek to grow by acquiring apartment communities in selected targeted markets. We intend to compete for the acquisition of properties by identifying opportunities that other competitors do not appreciate and by offering the highest acquisition price possible within the parameters of our investment objectives and policies. We cannot predict how successful we will be in identifying and acquiring suitable apartment communities. In particular, we seek opportunities to add value through renovation and rehabilitation projects. Our presence in metropolitan areas in Florida, Utah, Texas and the northwest United States gives our initial portfolio geographic diversity while providing us with a competitive advantage in identifying and competing for acquisition and development opportunities in those target markets. We believe our management structure and our strategy of employing seasoned local property managers will allow us to grow in both our existing markets and in selected new markets without incurring substantial additional costs. Our strategy of providing a subordinated economic interest to established local operators also may give us a competitive advantage over buyers that may not provide such an incentive.


                                    OFFICES


    We maintain our principal office in space leased by Boston Capital Holdings Limited Partnership, the parent of our advisor, at One Boston Place, Suite 2100, in downtown Boston, Massachusetts. We do not pay rent for this space, although our advisory services agreement with our advisor takes our advisor's space costs into consideration.


                                 LINE OF CREDIT


    We have entered into an initial non-recourse loan agreement and a related pledge agreement with BCP Funding, LLC, our affiliate and an affiliate of our advisor. These agreements have been approved by a majority of our independent directors. We have borrowed approximately $56,596,665 under our loan agreement to acquire our interests in our 10 initial communities. Generally, interest on the loans accrues in arrears at an annual base rate of 9.5% plus bonus interest at 5.3% to the extent of cash available for debt service after payment of base interest, and is due and payable quarterly to the extent of cash available for debt service for that quarter and, to the extent not paid, will be added to principal. Further, bonus interest on the loans is due and payable quarterly only to the extent of cash available for debt service for that quarter after payment of 9.5% interest for that quarter, and to the extent not paid will accrue but will not be added to principal or be considered in calculating the base 9.5% interest. Accrued bonus interest will be payable quarterly without further interest to the extent of cash available for debt service for that quarter only after payment of base interest and bonus interest for that quarter. In return for our affiliate line of credit being nonrecourse to the company, we agreed to pay bonus interest solely from cash available in debt service for the communities prior to the repayment of our affiliate line of credit attributable to each community. Until our affiliate line of credit attributable to each community is repaid by the due date, including any extensions, effectively all cash flow generated by such community will be paid to BCP Funding LLC. Each time a closing under this offering occurs during the term of the loan agreement, we must apply the offering proceeds to the repayment of outstanding loan principal and any unpaid base interest. All outstanding bonus interest is also due and payable at each closing, but only to the extent of cash available for debt service and not from the proceeds of this offering. In any event, all outstanding amounts under the loan agreement are due and payable on January 1, 2007, but if we do not have sufficient cash available for debt service to pay all accrued additional interest, the unpaid balance of the additional interest will not be due or payable by us.



    Initially, loans made under the loan agreement are secured by all our interests in the communities financed with our affiliate line of credit, and by the 20,000 shares of our common stock owned by Boston Capital Companion Limited Partnership, and are non-recourse to our company. If we repay the advances used to acquire our interest in an apartment community and accrued 9.5% interest using the proceeds of a closing under this offering, the lender will release its lien on our interest in that apartment community. Cash distributions from released apartment communities will no longer be available to the lender for debt service. The loan agreement provides that we cannot further encumber our interests in our properties during the term of the agreement without the lender's consent.


    The advances we have received under the loan agreement and the uses we have made of those funds are described above in the "Business and Properties--Properties" section of this prospectus.

                                 WACHOVIA LOAN


    We entered into a $5,556,348 loan with Wachovia Bank, National Association to fund a portion of the purchase price of our Plano community . The interest on the loan accrues in arrears at an interest rate of, at our election, LIBOR plus 300 basis points per annum or Wachovia Bank, National Association's announced prime rate plus 150 basis points per annum and is due and payable monthly to the extent that distributions are received from us by BC Broadstone Preston, LP, and, to the extent the interest is not paid, will be added to principal. The loan matures on July 3, 2006 and is pre-payable at any time without fee subject to LIBOR breakage costs. We may extend the maturity date for an additional period through January 1, 2007 provided no default or event of default shall then be in existence under the loan agreement; we pay an extension fee equal to 42 basis points of the outstanding balance of the loan as of July 3, 2006; and we provide written notice to Wachovia of our request for an extension of the maturity date no later than June 3, 2006. In connection with our procurement of the Wachovia loan, BCP Funding, LLC agreed that it will continue to receive payment on our outstanding borrowings under our affiliate line of credit with respect to our existing properties until all liens on such properties, other than the lien associated with our Seattle communities, are released. Once all liens on our existing properties (with the exception of the lien associated with the Seattle communities) are released, BCP Funding, LLC has agreed that we may utilize proceeds from this offering to pay the Wachovia loan before the payment of the borrowings associated with the Seattle communities.


                             MORTGAGE INDEBTEDNESS


    To date, all the apartment communities in which we have invested are encumbered with mortgage indebtedness. These mortgages are described above in the "Business and Properties--Properties" section of this prospectus. We expect all apartment communities we invest in to be similarly encumbered. In addition to permanent mortgage financing, the Seattle communities are encumbered by second mortgage debt in the original principal amount of $8,120,000 (of which $8,001,415 was outstanding at September 30, 2005) bearing interest at 12% subordinated to the permanent mortgage financing on those communities. Assuming sufficient additional funds are raised, a portion of the proceeds of this offering will be used to repay this second mortgage debt. However, we have the right to make payments on the Wachovia loan before repaying the borrowings associated with our Seattle communities. The second mortgage debt matures on December 31, 2007, and can be repaid with no penalty. The lender is an unaffiliated third party, Berkshire/WAFRA Mezzanine Debt Investors Foreign Fund.

                            SELECTED FINANCIAL DATA


    The information set forth below presents selected financial data of our company for the nine months ended September 30 , 2005 and September 30, 2004, and the year ended December 31, 2004 and December 31, 2003 and of our company's predecessor for the period ended May 15, 2003, and the year ended December 31, 2002. Additional detailed financial information is set forth in the audited financial statements beginning on page F-2 of this prospectus.


                                  BOSTON CAPITAL    BOSTON CAPITAL    BOSTON CAPITAL    BOSTON CAPITAL
                                   REAL ESTATE       REAL ESTATE       REAL ESTATE       REAL ESTATE
                                    INVESTMENT        INVESTMENT        INVESTMENT        INVESTMENT           BCMR
                                   TRUST, INC.       TRUST, INC.       TRUST, INC.       TRUST, INC.      SEATTLE, INC.
                                     9/30/05           09/30/04          12/31/04          12/31/03          5/15/03
                                  --------------    --------------    --------------    --------------    --------------
Operating revenue.............       17,562,074        15,659,059        21,281,879        15,815,654         2,657,943
Income (loss) from continuing
  operations allocated to
  stockholders................       (5,334,496)       (6,011,417)       (7,838,357)       (5,299,897)           84,278
Income (loss) from continuing
  operations allocated to
  stockholders per share......             (267)(2)          (301)(2)          (392)(2)          (265)(2)           843(3)
Total assets..................      186,398,952       171,557,557       168,677,944       176,100,753                 0
Long term obligations.........      120,558,415(4)    120,612,586       120,595,521       120,638,185                 0
Cash dividends declared per
  share.......................               --                --                --                --                --


                                     BCMR
                                SEATTLE, INC.
                                   12/31/02
                                --------------
Operating revenue.............        338,218(1)
Income (loss) from continuing
  operations allocated to
  stockholders................        (84,279)
Income (loss) from continuing
  operations allocated to
  stockholders per share......           (843)(3)
Total assets..................     55,395,010
Long term obligations.........     45,970,000
Cash dividends declared per
  share.......................             --


------------------------------


(1) The operating revenue for BCMR Seattle, Inc. represents revenue for the period November 1, 2002 (inception) through December 31, 2002.


(2) Boston Capital Real Estate Investment Trust, Inc.'s calculation of per share income (loss) is based on 20,000 shares issued and outstanding.

(3) BCMR Seattle, Inc.'s calculation of per share income (loss) is based on 100 shares issued and outstanding.


(4) Excludes $12,000,000 of short term bridge financing for our Plano community, which as of September 30, 2005 had not been refinanced with permanent mortgage debt.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

YOU SHOULD READ THE FOLLOWING DISCUSSION IN CONJUNCTION WITH THE FINANCIAL INFORMATION ON OUR APARTMENT COMMUNITIES, OUR FINANCIAL STATEMENTS AND RELATED NOTES APPEARING ELSEWHERE IN THIS PROSPECTUS AND IN ANY SUPPLEMENT.


    Our company was formed on May 2, 2003, and has limited operating history. To date our operations consist of acquiring interests in the apartment communities described in this prospectus. Our initial ten communities were purchased by means of our affiliate line of credit described below. Once we sell enough shares to repay the amount we have borrowed under our affiliate line of credit to acquire our interest in our initial ten communities, we will experience a relative increase in liquidity as we sell additional shares, and a relative decrease in liquidity as we use the net offering proceeds for the continued acquisition, development and operation of the communities.


    We expect that we will acquire properties by paying the entire purchase price of each property in cash or for equity securities, or a combination thereof, and the remainder with permanent mortgage financing which will encumber all or certain properties. Though we have no current plans to do so, if our directors deem it advisable, we may take additional loans on all or certain communities, if favorable terms are available, and use the proceeds from such loans to acquire additional properties or increase cash flow. In the event that this offering is not fully sold, our ability to diversify our investments may be diminished.


    We intend to qualify and remain qualified as a REIT under the Internal Revenue Code for as long as being so qualified affords us significant tax advantages. The requirements for this qualification, however, are complex. If we fail to meet these requirements, our distributions will not be deductible to us and we will have to pay a corporate level tax on our income. This would substantially reduce our cash available to pay distributions and your yield on your investment in our stock. In addition, such a tax liability might cause us to borrow funds, liquidate some of our investments or take other steps which could negatively affect our operating results. Moreover, if our REIT status is terminated because of our failure to meet a technical REIT requirement or if we voluntarily revoke our election, we would generally be disqualified from electing treatment as a REIT for the four taxable years following the year in which REIT status is lost. However, we believe that we are organized and operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes during the year ended December 31, 2005, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.



              TRENDS WHICH MAY INFLUENCE OUR RESULTS OF OPERATIONS



INCREASING DEMAND FOR RENTAL APARTMENTS



    Based on certain demographic trends, in particular, the growth of the "Echo Boomer" generation, we believe we are well-positioned to continue achieving our objectives. While there is no guarantee that individuals making up this group will choose renting versus ownership, we believe the increase in this age group will have a positive demand for the number of rental households. Echo Boomers are now entering into the age group having the greatest propensity to rent. As shown in the chart below, the number of individuals between the ages of 18-39 is expected to grow significantly over the next 20 years.

            U.S. POPULATION OF INDIVIDUALS BETWEEN THE AGES OF 18-39





                                     [LOGO]


    SOURCE: U.S. CENSUS BUREAU, POPULATION PROJECTIONS BRANCH, MAY 2004.



STRONG DEMAND DUE TO INTEREST RATE ENVIRONMENT



    The 40-year historic lows reached on mortgage interest rates in recent years provided some individuals with the opportunity to purchase homes at similar costs to renting, particularly when utilizing short-term variable mortgages. However, with the more recent increases in interest rates, this attractive alternative may have faded for some and the apartment sector is in a position to reap the benefits. If a higher interest rate environment continues, then the number of individuals purchasing homes will typically decline. As rental apartments directly compete with the single-family home and condominium sectors of the economy, the demand for new and existing rental apartment communities may rise when demand for purchasing homes falls. We believe this will be beneficial for apartment owners as it should translate into greater demand, higher occupancy rates, fewer concessions needed to attract renters, and therefore increased profitability of our apartment communities.



INCREASED INCOME AND DISTRIBUTIONS DUE TO HEALTHY U.S. ECONOMY



    Generally, healthy employment in a particular market area enables apartment owners to increase rents charged to tenants. As employment across locations in which we own apartment communities continues to improve and stabilize, apartment owners in these locations should be able to increase rents ahead of expenses which should increase the revenue we receive from our apartment communities. As a result, the amount of cash available for distribution to our stockholders should increase. However, our actual results of operations and, accordingly, cash available for distribution, will be affected by a number of factors, including the revenue we receive from our communities, our operating expenses, our debt obligations, interest expense, the ability of our residents to meet their obligations, and unanticipated expenditures.



                        LIQUIDITY AND CAPITAL RESOURCES



    We anticipate that our primary source of funds will be proceeds from this offering. Potential future sources of liquidity include: (i) cash distributions from investments in real estate (ii) proceeds from secured or unsecured financing, including from banks and (ii) undistributed funds.

    We intend to purchase, or enter into binding commitments to purchase, interests in certain apartment communities prior to the completion of this offering, provided we have raised sufficient funds to pay off our affiliate line of credit and the Wachovia loan. Properties acquired as of September 30, 2005 were purchased with financing obtained through the affiliate line of credit and through a bank note. Cash of $2,376,246 at September 30, 2005 consisted of cash generated by property operations. The remaining cash balance of $468,581 consisted of prorations, acquisition fees and financing costs payable related to the Plano community acquisition. All cash is held in money market or checking accounts.



    During the nine-months ended September 30, 2005, we generated net cash flows of $3,849,967 from the properties, all of which was used to pay interest, or will be used to pay accrued interest on our affiliate line of credit. Over the short term, we believe that our cash flow, borrowings under our credit facility and capital raised through this offering will be adequate to meet our liquidity requirements.



    Our cash and cash equivalents balance increased approximately $1.8 million from approximately $1.0 million at January 1, 2005 to $2.8 million at September 30, 2005. The major factors contributing to the increase are as follows:



    - The results from the operation of the communities provided net cash flow from operating activities of $1.6 million.



    - In the current period, we received additional mortgage financing of $12.0 million and other note financing of $5.6 million to purchase our Plano community.



    - We expended $15.65 million of financing proceeds on the purchase of our Plano community and acquisition and financing costs associated with the purchase.



    - We funded $1.7 million of the Plano financing proceeds into reserve accounts associated with the community to fund renovations and operating reserves of approximately $1.6 million and $100,000, respectively.



LINE OF CREDIT



    We have a $60,000,000 line of credit with BCP Funding LLC, an affiliate of ours and an affiliate of our advisor. The line bears "base" interest at 9.5% and "bonus" interest at 5.3% and originally matured on May 31, 2004 with the option of a six-month extension, which we exercised. On September 1, 2004, we were granted an extension through May 31, 2005. On March 11, 2005, we were granted an extension through January 1, 2006. On December 15, 2005, we were granted an extension through January 1, 2007. Base interest is due and payable with respect to each calendar quarter to the extent of cash available for debt service for the current quarter. Base interest shall accrue in arrears and any unpaid base interest shall accrue and be added to principal. Bonus interest is due and payable with respect to each calendar quarter to the extent of cash available for debt service after payment of base interest. Any unpaid bonus interest shall accrue but will not be added to principal. Accrued bonus interest shall be payable quarterly solely from cash available for debt service after payment of the current quarter base and bonus interest. Any accrued bonus interest not paid on or before the maturity date shall not be due or payable. We do not believe that sufficient cash flow will exist to pay bonus interest; therefore no accrual for it has been made in our financial statements. Our affiliate line of credit is secured by our interests in BCMR Seattle, a Limited Partnership, BCMR Jacksonville, LLC and BCMR Portland, LLC and our outstanding shares. As of September 30, 2005, $56,596,665 was outstanding on our affiliate line of credit line. During the nine month periods ended September 30, 2005 and 2004, base interest of $4,077,318 and $4,262,479, respectively, was incurred and $1,375,701 remains payable as of September 30, 2005. If the amount of capital raised during the offering is not sufficient to pay the outstanding balance under our affiliate line of credit, we could lose our interest in some or all of our communities.



    There is no guarantee that the offering will in fact result in the anticipated proceeds.



OTHER FINANCING



    ALLTX LLC, the investor limited partner of the joint venture partnership which owns our Plano community has a $5,556,348 note with Wachovia Bank, National Association. The note is secured by the joint venture interests of ALLTX LLC and ALLTX GP LLC in the community and is guaranteed by BCP Funding LLC, a related party. The note is interest only and bears interest at the Libor index rate plus 300 basis points. Interest is paid monthly to the extent that cash flow from our Plano community permits, and any unpaid interest accrues. All unpaid principal and interest are due at the note maturity of July 3, 2006. We may extend the maturity date for an additional period through January 1, 2007 provided no default or event of default shall then be in existence under the loan agreement; we pay an extension fee equal to 42 basis points of the outstanding balance of the loan as of July 3, 2006; and we provide written notice to Wachovia of our request for an extension of the maturity date no later than June 3, 2006. As of September 30, 2005 interest of $16,732 was accrued and remains payable.



    In October 2005 the short term mortgage on our Plano community was refinanced and replaced with a long term mortgage note in the amount of $11,981,000 from Deutsche Bank Berkshire Mortgage, Inc. The note requires interest only payments at a rate of 5.14% through the initial maturity date of November 1, 2014.



CONTRACTUAL OBLIGATIONS



    We pay operating expenses and interest expense from cash generated from property operations. Below is a summary of our other material liability obligations by maturity as of September 30, 2005.



                                  LESS THAN                                MORE THAN
                                   1 YEAR       1-3 YEARS     3-5 YEARS     5 YEARS       TOTAL
                                 -----------   -----------   -----------   ---------   ------------
Mortgages......................  $12,062,032   $45,789,383   $74,707,000    $   --     $132,558,415
Line of Credit.................   56,596,665(a)          --           --        --       56,596,665
Note Payable...................    5,556,348(a)          --           --        --        5,556,348
Due to Related Party...........    3,052,306(b)          --           --        --        3,052,306
Total..........................  $77,267,351   $45,789,383   $74,707,000    $   --     $197,763,734


------------------------


(a) It is anticipated that proceeds from this offering will be used to repay the line of credit financing and note payable.



(b) Payments of amounts due to related parties, although currently due, can be deferred until such time as cash from operations or proceeds from this offering is sufficient to pay the obligations.



REAL ESTATE ASSETS



    As of September 30, 2005 and 2004 we owned interests in 11 and 10 properties, respectively. Ten of our interests owned as of September 30, 2005 and 2004 are in 3 portfolios and one interest owned as of September 30, 2005 is a single community property. Details on the properties are as follows:

    The Seattle portfolio consists of four apartment communities containing 802 apartment units as follows:



                                                      NUMBER                    OCCUPANCY   OCCUPANCY
                                                        OF                        AS OF       AS OF
PROPERTY NAME                       CITY, STATE       UNITS     DATE ACQUIRED   09/30/05    09/30/04
-------------                   -------------------  --------   -------------   ---------   ---------
Alderwood Park Apartments.....          Lynwood, WA    188      May 15, 2003       98%          88%
Ridgegate Apartments..........             Kent, WA    153      May 15, 2003       94%          89%
Ridgetop Apartments...........       Silverdale, WA    221      May 15, 2003       95%          97%
Wellington Apartments.........       Silverdale, WA    240      May 15, 2003       93%          91%



    The Portland portfolio consists of three apartment communities containing 1,027 apartment units as follows:



                                                      NUMBER                    OCCUPANCY   OCCUPANCY
                                                        OF                        AS OF       AS OF
PROPERTY NAME                       CITY, STATE       UNITS     DATE ACQUIRED   09/30/05    09/30/04
-------------                   -------------------  --------   -------------   ---------   ---------
Boulder Creek Apartments......         Portland, OR    296      May 30, 2003       96%          89%
Bridge Creek Apartments.......         Portland, OR    315      May 30, 2003       91%          94%
Settler's Point Apartments....   Salt Lake City, UT    416      May 30, 2003       95%          93%



    The Jacksonville portfolio consists of three apartment communities containing 1,040 apartment units as follows:



                                                      NUMBER                    OCCUPANCY   OCCUPANCY
                                                        OF                        AS OF       AS OF
PROPERTY NAME                       CITY, STATE       UNITS     DATE ACQUIRED   09/30/05    09/30/04
-------------                   -------------------  --------   -------------   ---------   ---------
Bay Pointe Apartments.........     Jacksonville, FL    300      May 22, 2003       95%          83%
Oaks at Timuquana Apartments..     Jacksonville, FL    228      May 22, 2003       90%          96%
Spicewood Springs Apartments..     Jacksonville, FL    512      May 28, 2003       94%          96%



    The Plano community consists of one apartment community containing 229 apartment units as follows:



                                                NUMBER                         OCCUPANCY   OCCUPANCY
                                                  OF                             AS OF       AS OF
PROPERTY NAME                 CITY, STATE       UNITS       DATE ACQUIRED      09/30/05    09/30/04
-------------             -------------------  --------   ------------------   ---------   ---------
Preston at Willow Bend
  Apartments............       West Plano, TX    229      September 15, 2005      96%         N/A



                             RESULTS OF OPERATIONS



    The company was formed on May 2, 2003, and it acquired the Seattle communities from BCMR Seattle, Inc. and the Jacksonville, and Portland and Salt Lake communities as more fully described beginning on page [ ] and elsewhere throughout this prospectus. Since it is newly formed, the company has had limited results of operations and there are no meaningful comparisons between previous periods. Audited financial information regarding the company's results of operations is presented for the partial year period from May 15, 2003 through December 31, 2003 and for the year ended December 31, 2004. Unaudited information is provided for the nine months ended September 30, 2005. In addition, there are no comparable periods between the financial results reported for the company and its predecessor, BCMR Seattle, Inc.

    For the period from May 15, 2003 through December 31, 2003, the company reported audited operating income of $2,085,081 and a net loss of ($5,299,897). A portion ($3,052,904) of that difference is attributable to the interest expense paid to the company's affiliate, BCP Funding, LLC under our affiliate line of credit used to acquire the communities. It is anticipated that our affiliate line of credit will be repaid from offering proceeds, and if that occurs, that interest expense will be reduced or eliminated. For the year ended December 31, 2004, the company reported audited operating income of $3,673,679 and a net loss of ($7,838,357). A portion ($5,466,294) of that difference is attributable to the interest expense paid to the company's affiliate, BCP Funding, LLC under our affiliate line of credit used to acquire the communities. For the three-months ended March 31, 2005, our company reported unaudited operating income of $1,481,222 and a net loss of ($1,369,569). A portion ($1,344,171) of that difference is attributable to the interest expense paid to the company's affiliate, BCP Funding, LLC under our affiliate line of credit used to acquire the communities.



    All of the communities purchased by our company had planned repairs and/or capital improvements. Those repairs and improvements began during the fiscal year ended December 31, 2003, and were substantially completed during the fiscal year ended December 31, 2004. A more detailed description of the properties and the planned repairs and improvements can be found on pages 51 through 82.



    When comparing the period from May 15, 2003 thru December 31, 2003 to the year ended December 31, 2004, the company experienced material differences due primarily to the different lengths of ownership for each year. It should be noted that the company was only in existence for seven months during 2003 as compared to a full year in 2004. There was a predecessor company which will be combined with the company when comparing the information for 2003 and 2004. However, when comparing operations of the communities, material differences will exist for the Jacksonville and Portland communities as the company only owned the assets for the last seven months of 2003 as compared to a full year of ownership during 2004.



    Due to the planned repairs and/or capital improvements mentioned above which were part of a repositioning strategy, some of the communities experienced material differences in revenue and property operating costs. The material differences are more specifically related to net rental revenue, tenant turnover, bad debts, depreciation, and payroll costs, which are components of revenue and property operating costs. Higher property operating costs and lower revenue were anticipated and are a normal part of the process of renovating and repositioning communities.



    In comparing the results of operations, we have segmented the discussion into two parts. The first section compares the results from 2003 and 2004; then we compare the results for the nine months ended September 30, 2004 and 2005.



COMPARISON OF OPERATIONS YEAR ENDED DECEMBER 31, 2004 AND 2003



    It should be noted that for the Jacksonville and Portland communities, the company only owned the assets for the last seven months of 2003 as compared to a full year of ownership during 2004. The Seattle communities were owned by an affiliate of the company for the first five months of 2003 and then by the company for the last seven months of 2003, so we were able to compare the Seattle information from equal timeframes. Accordingly, the comparisons between the 2003 and 2004 periods for the Jacksonville and Portland communities will reflect significant differences primarily due to the different lengths of ownership.



TOTAL REVENUE



    Total revenue increased to $21,281,879 in 2004 from $18,473,597 in 2003. The reason for the significant increase from 2003 to 2004 is that the company only owned the Jacksonville and Portland communities for seven months during the calendar year ended 2003 as compared to a full year of ownership during 2004. This increase was partially offset by an increase in vacancy loss as a result of unit downtimes related to the capital improvements and renovations performed to the units, as well as bad debt expense write-offs, rent concessions, and lease-up time associated with re-leasing turned over units.



JACKSONVILLE COMMUNITIES



    Net rental revenues increased to $7,065,135 in 2004 from $4,303,279 in 2003. The reason for the significant increase from 2003 to 2004 is that the company only owned the communities for seven months during the calendar year ended 2003 as compared to a full year of ownership during 2004. This increase was partially offset by an increase in vacancy loss as a result of unit downtimes related to the capital improvements and renovations performed to the units, as well as a secondary but much less significant offsetting factor of rent concessions and lease-up time associated with re-leasing turned over units.


    Bad debt expense increased to $487,361 in 2004 from $122,010 in 2003. The primary reason for the significant increase from 2003 to 2004 is that the company only owned the communities for seven months during the calendar year ended 2003 as compared to a full year of ownership during 2004. Another factor that we believe contributed to the increase was the lower credit quality of tenants put in place by prior ownership. Part of the repositioning involved the eviction of unsuitable tenants, the write-off of uncollectible rents, and the re-leasing of the units to a higher quality credit tenant profile.


PORTLAND COMMUNITIES



    Net rental revenues increased to $7,362,263 in 2004 from $4,325,987 in 2003. The reason for the significant increase from 2003 to 2004 is that the company only owned the communities for seven months during the calendar year ended 2003 as compared to a full year of ownership during 2004. This increase was partially offset by an increase in vacancy loss as a result of the repairs and renovations performed to the units, as well as a secondary but much less significant offsetting factor of rent concessions and lease-up time associated with re-leasing turned over units.


    Bad debt expense increased to $109,189 in 2004 from $79,500 in 2003. The primary reason for the significant increase from 2003 to 2004 is that the company only owned the communities for seven months during the calendar year ended 2003 as compared to a full year ownership during 2004. Another factor that we believe contributed to the increase was the lower credit quality of tenants put in place by prior ownership. Part of the repositioning involved the eviction of unsuitable tenants, the write-off of uncollectible rents, and the re-leasing of the units to a higher quality credit tenant profile.


SEATTLE COMMUNITIES


    The Seattle communities' revenue on a whole did not experience a material change between periods; however there was an unusual event that had a temporary impact on revenue. The Wellington community incurred a sudden decrease in occupancy that ranged as high as 8% due to the ship-out of a large number of naval military personnel who were reassigned to the war in Iraq. The vacant units were re-leased and occupancy was restored to its level before the ship-out within 3-4 months.

    The Seattle communities did not incur any material change in bad debt expense.


PROPERTY OPERATING COSTS



    Property operating costs increased to $8,573,144 in 2004 from $6,147,892 in 2003. The reason for the significant increase from 2003 to 2004 is that the company only owned the Jacksonville and Portland communities for seven months during the calendar year ended 2003 as compared to a full year of ownership during 2004. In addition to the different timeframes being compared, there were also significant increases in payroll costs which are more fully explained below.



JACKSONVILLE COMMUNITIES


    Payroll costs increased to $866,544 in 2004 from $432,157 in 2003. The primary reason for the significant increase from 2003 to 2004 is that the company only owned the communities for seven months during the calendar year ended 2003 as compared to a full year of ownership during 2004. Another factor that we believe contributed to the increase was additional personnel needs related to the renovations, and unit and tenant turnover. To re-lease units as quickly as possible, additional leasing employees were recruited with increased incentives. Additionally more temporary personnel were hired to assist with making units occupancy ready.


PORTLAND COMMUNITIES


    Payroll costs increased to $967,011 in 2004 from $518,926 in 2003. The primary reason for the significant increase from 2003 to 2004 is that the company only owned the communities for seven months during the calendar year ended 2003 as compared to a full year of ownership during 2004. Another factor that we believe contributed to the increase was additional personnel needs related to the renovations, and unit and tenant turnover. To re-lease units as quickly as possible, additional leasing employees were recruited with increased incentives. Additionally more temporary personnel were hired to assist with making units occupancy ready.


SEATTLE COMMUNITIES


    The Seattle communities did not incur any material change in payroll costs.


GENERAL AND ADMINISTRATIVE COSTS



    General and Administrative costs increased to $2,746,395 in 2004 from $1,811,502 in 2003. The reason for the significant increase from 2003 to 2004 is that the company only owned the Jacksonville and Portland communities for seven months during the calendar year ended 2003 as compared to a full year of ownership during 2004.



MANAGEMENT FEES


    Management fees did not materially change between periods other than for the fact that the company only owned the Jacksonville and Portland communities for seven months during the calendar year ended 2003 as compared to a full year of ownership during 2004.


INTEREST EXPENSE


    Interest expense on the mortgages increased to $6,045,742 in 2004 from $4,332,074 in 2003. The primary reason for the significant increase from 2003 to 2004 is that the company only owned the Jacksonville and Portland communities for seven months during the calendar year ended 2003 as compared to a full year ownership during 2004.

    Interest expense on line of credit--related party costs increased to $5,466,294 in 2004 from $3,052,904 in 2003. The primary reason for the significant increase from 2003 to 2004 is that the company only owned the Jacksonville and Portland communities for seven months during the calendar year ended 2003 as compared to a full year of ownership during 2004.

DEPRECIATION AND AMORTIZATION


    Depreciation and amortization increased to $4,987,776 in 2004 from $3,126,328 in 2003. The reason for the significant increase from 2003 to 2004 is that the company only owned the Jacksonville and Portland communities for seven months during the calendar year ended 2003 as compared, to a full year of ownership during 2004. In addition to the different timeframes being compared there were also significant increases due to the renovations and capital improvements which are more fully explained below.


JACKSONVILLE COMMUNITIES


    Depreciation increased to $2,126,964 in 2004 from $889,702 in 2003. The primary reason for the significant increase from 2003 to 2004 is that the company only owned the communities for seven months during the calendar year ended 2003 as compared to a full year ownership during 2004. Another factor that we believe contributed to the increase was significant capital improvements during 2004. The renovated communities increased fixed assets by approximately $7.1 million leading to the increased depreciation expense during 2004.


PORTLAND COMMUNITIES


    Depreciation increased to $1,223,385 in 2004 from $707,818 in 2003. The primary reason for the significant increase from 2003 to 2004 is that the company only owned the communities for seven months during the calendar year ended 2003 as compared to a full year ownership during 2004. Another factor that we believe contributed, although not as materially, was the repairs and renovations during 2004.


SEATTLE COMMUNITIES


    The Seattle communities did have planned renovations but they were not significant and therefore the communities did not incur any material changes between periods.


ORGANIZATIONAL COSTS


    Organizational costs of $1,426,406 were incurred during 2003 as compared to $0 during 2004. The costs represent one time charges related to the creation of the company.


OTHER EXPENSES


    Other expenses decreased to $116,977 in 2004 from $336,751 in 2003. The primary reason for the significant decrease is that during the initial year of ownership the company was meeting with the property management companies on a regular basis to ensure that renovations and capital improvements as well as leasing and overall management were going according to schedule. This additional oversight resulted in materially more travel and asset management costs, which have subsequently decreased to stable levels. Additionally there were some additional legal and accounting cost during 2003 that were one time charges.


                             RESULTS OF OPERATIONS



COMPARISON OF OPERATIONS NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004



    The following summarizes changes in our operations for the nine-month period ended September 30, 2005, from the nine-month period ended September 30, 2004. Net loss for the nine months ended September 30, 2005 decreased from the same prior period by approximately $0.7 million, from $6.0 million to $5.3 million, or 11.7%. Operations were primarily effected by increased rental income, decreased operating expenses, increased depreciation expense, decreased organization expense and increased asset management fees. We acquired one property in September 2005 which contained 229 units. Since the property was owned for less than a month, its operations did not have a material effect on our operations in the nine-month period. Net income from the new acquisition for the nine month period ended September 30, 2005 was $3,504. No disposition of assets was made between January 1, 2004 and September 30, 2005.



REVENUE



    Revenues increased approximately $1.9 million, from $15.7 million to $17.6 million, or 12.1%, in the nine-month period ended September 30, 2005. All of the apartment complexes within the Jacksonville portfolio experienced increased revenues in the current period. Collection loss at the three Jacksonville communities, which is charged against revenue, increased during 2004. As a result, management changed credit reporting agencies and increased credit standard requirements for all new tenants. The result has been an improved tenant profile and a reduction in collection loss. Additionally, two Jacksonville communities, Bay Pointe Apartments and Oaks at Timuquanah Apartments, were acquired with the intention of renovating between 53% and 69% of the units, respectively. These renovations were completed throughout 2003 and 2004, and all units were back in service by the beginning of 2005. These improvements enabled the complexes to increase rental rates at Bay Point and Oaks at Timuquanah by averages of 4.9% and 8.2%, respectively on the renovated units. Occupancy has stabilized at both apartment complexes with improved revenues as a result of the increased occupancy and higher rental rates. A strengthening of the local market at Spicewood Springs, in Jacksonville, FL improved occupancies at that complex. Revenues at Wellington Apartments, in Silverdale, WA also improved in the current year due to improved occupancy. In the prior year the apartment complex lost 15% of its leases when an aircraft carrier stationed in the area departed. In January 2005 another ship arrived which enabled the property to stabilize occupancy and increase rental rates.



PROPERTY OPERATING COSTS



    Property operating costs decreased approximately $0.7 million, from $6.5 million to $5.8 million, or 10.4%, in the nine-month period ended
September 30, 2005. The decrease in property and operating costs can be attributed to a change in treatment of certain non-recurring rehabilitation and capital expenses in the current year versus the prior year. Non-recurring rehabilitation and capital expenses incurred in the prior period were charged to property and operating costs during the nine months ended September 30, 2004 with respect to the Portland and Seattle portfolios. During the property audits for December 31, 2004, some of these costs were deemed material enough to be capitalized and were moved to building improvements. Other costs were not deemed material and were charged to operations as of year end. All such costs incurred in the current year have been deemed material and have been capitalized to building and improvements and are being amortized in accordance with our capitalization policy. Most of the costs incurred in 2004 that were charged to operations were at Settler's Point Apartments, in Salt Lake City, UT and were for converting swamp coolers to air conditioning, lighting improvements and exterior upgrades. Costs incurred in the current year and charged to capital improvements were at Bridge Creek Apartments, in Portland, OR and were for parking lot re-paving.



GENERAL AND ADMINISTRATIVE EXPENSES



    There was no material change in general and administrative expenses in the nine-month period ended September 30, 2005 from the nine-month period ended September 30, 2004.

DEPRECIATION AND AMORTIZATION



    Depreciation and amortization expense increased approximately $1.0 million, from $3.3 million to $4.3 million, or 30.0%, in the period ended September 30, 2005. As disclosed above, capital improvements were made at the properties in the three portfolios throughout 2004 and in the first nine months of 2005. These improvements are being depreciated over their estimated useful lives and have increased depreciation expense accordingly.



PORTFOLIO AND MANAGEMENT FEES-RELATED PARTY



    Related party management fees increased approximately $.06 million, from $.94 million to $1.0 million, or 6.0%, in the period ended September 30, 2005. There was no change in related party portfolio management fees in the nine-month period ended September 30, 2005 from the nine-month period ended September 30, 2004. The portfolio management fee is based on the development cost of our communities purchased in 2002 and 2003. Property management fees are directly tied to rental revenues and accordingly are expected to increase with increases in rental income. The property management companies are also entitled to incentive management fees when distributions available from operations exceed certain predefined returns on our investment. Operations at the Seattle portfolio that met such criteria in the nine-months ended September 30, 2005 exceeded the amount of operations that met such criteria in the nine-months ended September 30, 2004 and also affected the increase in related party management fees.



ORGANIZATION COSTS



    Organization costs decreased by $.09 million to zero, in the current nine-month period. Organization costs are expensed as incurred. Organization of our company and the community portfolios was complete as of December 31, 2004. As of September 30, 2005 no organizational costs have been recorded associated with the organization of entities related to the Plano community acquisition. As a result, we have not incurred any organization costs in the current period.



ASSET MANAGEMENT FEE-RELATED PARTY



    Asset management fee-related party increased to approximately $1.0 million in the current period from zero in the prior nine-month period. No asset management fees were incurred in the prior period since our advisor had waived its right to all asset management fees from inception through December 31, 2004.



INTEREST EXPENSE



    There was no material change in interest expense in the nine-month period ended September 30, 2005 from the nine-month period ended September 30, 2004.



                         OFF BALANCE SHEET ARRANGEMENTS



    As of September 30, 2005, December 31, 2004 and September 30, 2004, respectively, we had no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.



           QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK



    A summary of our debt as of September 30, 2005 is included in Note D of the financial statements for that period. All of our long term debt is fixed rate debt with interest rates ranging from 4.26% to 12.0%. Our short term debt is a combination of fixed rate and floating rate debt with interest rates ranging from the Libor Index Rate plus 100 basis points (4.76813% at September 30, 2005) to 9.5%. The weighted average interest rate on debt outstanding at September 30, 2005 and December 31, 2004 was 6.35% and 6.45%, respectively. We did not have any variable rate debt until the purchase of the Plano community in September 2005. Additionally, we refinanced the $12.0 million variable rate mortgage on the Plano acquisition with fixed rate debt in October 2005. Management estimates that a one percentage point increase in interest rates on variable rate outstanding debt, subsequent to the Plano mortgage refinance, would result in additional annual interest of $.06 million per year. An analysis of the fair market values of the debt held at September 30, 2005 is set forth below.


                        LIABILITIES                                         EXPECTED MATURITY DATE
                         LONG TERM                           ----------------------------------------------------
                           DEBT          2005       2006       2007       2008       2009       2010       2011      TOTAL
                       -------------   --------   --------   --------   --------   --------   --------   --------   --------
Jacksonville           Fixed
                       Rate($US)           $0          $0        $0          $0       $0      $35.374       $0      $35.374

                       Avg. Interest
                       Rate                 0%          0%        0%          0%       0%        4.29%       0%          --

Seattle                Fixed Rate
                       ($US)               $0          $0        $0     $37.850       $0           $0       $0      $37.850

                       Avg. Interest
                       Rate                 0%          0%        0%       4.67%       0%           0%       0%          --

Seattle Second         Fixed Rate
  Mortgage Loan        ($US)            $.035       $.058     $7.93          $0       $0           $0       $0       $8.023

                       Avg. Interest
                       Rate                12%         12%       12%          0%       0%           0%       0%          --

Portland/Salt Lake     Fixed Rate
  City                 ($US)               $0          $0        $0          $0       $0      $39.333       $0      $39.333

                       Avg. Interest
                       Rate                 0%          0%        0%          0%       0%        4.58%       0%          --

                       Short Term
                       Debt

Line of Credit         Fixed Rate
                       ($US)               $0     $56.597        $0          $0       $0           $0       $0      $56.597

                       Avg. Interest
                       Rate                 0%        9.5%        0%          0%       0%           0%       0%          --

Plano Mortgage Loan    Floating Rate
                       ($US)            $12.0          $0        $0          $0       $0           $0       $0        $12.0
                                        Libor
                                         plus
                                          100

                       Avg. Interest
                       Rate              bpts           0%        0%          0%       0%           0%       0%          --

                         FAIR
                        MARKET
                       VALUE(2)
                       --------
Jacksonville
                       $33.547

                          5.36%(1)
Seattle
                       $37.710

                          5.10%(1)
Seattle Second
  Mortgage Loan         $8.023

                            12%(1)
Portland/Salt Lake
  City                 $38.167

                          5.36%(1)

Line of Credit
                       $56.597

                          9.50%(1)
Plano Mortgage Loan
                         $12.0

                       4.76813%(3)

                        LIABILITIES                                         EXPECTED MATURITY DATE
                         LONG TERM                           ----------------------------------------------------
                           DEBT          2005       2006       2007       2008       2009       2010       2011      TOTAL
                       -------------   --------   --------   --------   --------   --------   --------   --------   --------
ALLTX LLC Note         Floating Rate
                       ($US)               $0      $5.556        $0          $0       $0           $0       $0        $.556

                       Avg. Interest
                       Rate                 0%      Libor         0%          0%       0%           0%       0%          --
                                                  plus 300
                                                     bpts

                         FAIR
                        MARKET
                       VALUE(2)
                       --------
ALLTX LLC Note
                         $.556
                       6.76813%(3)


------------------------------


Notes:



(1) Estimated fair value rates represent estimated rates a borrower would receive under current market conditions. The individual estimated fair rates were calculated using a treasury rate that coincides with the remaining time period on each note. In addition, a conservative spread of 1.20% was added to the treasury rates to come up with the estimated fair value rate for each portfolio.



(2) Fair Market Value represents the net present value of the debt at the estimated fair value rates. Since the estimated fair value rates are higher than the actual interest rates, there is a premium (the difference between the principal balance and the Fair Market Value) that a potential buyer should pay if they were to assume the debt. This is evidenced by the lower principal amount that these cash flows support at the higher estimated fair value rates. Alternatively, in the event that the estimated fair value rates were lower than the actual interest rates on these notes, then a property buyer assuming the debt would expect to receive a discount, calculating Fair Market Value using the methodology shown above.



(3) Rate based on the Libor rate charged on the interest period September 15, 2005 through October 15, 2005.

                           RELATED PARTY TRANSACTIONS


    We have an agreement with our a dvisor, to originate and present investment opportunities to our board of directors and to provide administrative services to us. Our advisor is wholly owned by Boston Capital Holdings Limited Partnership. John P. Manning, our Chairman and Chief Executive Officer, is the general partner of and owns a limited partnership interest in Boston Capital Holdings Limited Partnership. Each of our executive officers is also an officer of our advisor.



    For managing the affairs of the REIT, our advisor is compensated with a monthly asset management fee equal to 1/12th of .75% of the amount invested in communities (including the original principal amount of any mortgage indebtedness). Our advisor has waived its right to all asset management fees from the time of inception though December 31, 2004. As of September 30, 2005 the accrued and unpaid asset management fees due to our advisor are $1,065,543.



    We have a $60,000,000 line of credit with BCP Funding LLC, a related party which matures on January 1, 2007. Base interest is due and payable with respect to each calendar quarter to the extent of cash available for debt service for the current quarter. The line of credit also requires bonus interest payments provided there is cash available for debt service after payment of the base interest on a quarterly basis. Any unpaid bonus interest is accrued, and is only payable should sufficient cash available for debt service after payment of current quarter base interest and bonus interest is generated. As of September 30, 2005, the accrued bonus interest is $7,174,180. We do not believe that sufficient cash flow will exist to pay bonus interest and therefore have not recorded a liability on the balance sheet. The line of credit is secured by our interests in the Seattle, Jacksonville, and Portland portfolios and our outstanding shares. BCP Funding LLC is also a guarantor of our loans with Wachovia National Association, entered into in connection with our acquisition of the Plano community. We paid BCP Funding LLC a fee of $100,000 in connection with our agreement with BCP Funding LLC to extend the maturity date of the line of credit from January 1, 2006 to January 1, 2007.



    We have entered into property management agreements with affiliates in connection with management of the Seattle, Portland and Jacksonville portfolios. The property management agreements were for initial one year terms and are automatically renewed unless terminated by either party after 30 days notice
(60 days notice with respect to the Jacksonville portfolio). Fees paid to the property manager range from 3.5% to 4.0% of gross income of the respective community. During the nine months ended September 30, 2005 and 2004, property management fees of $593,223 and $575,842 were paid to these affiliates and are included in management fees--related party on the consolidated statements of operations.



    During the nine months ended September 30, 2005 and 2004, excess operating cash flow distributions of $154,992 and $32,323, respectively, were paid to the managing member of the Seattle portfolio under the conditions stated in the partnership agreement. These payments are shown as management fees--related party on the consolidated statements of operations.



    During the nine months ended September 30, 2005 and 2004, an affiliate of ours earned portfolio management fees of $327,197 in connection with management of the Seattle, Portland and Jacksonville portfolios. The fee is based on .25% of total development costs, defined as total equity investment and the amount of the original mortgage payable for each portfolio. As of September 30, 2005, $857,820 remained payable and was included in due to related party on the consolidated balance sheets.



    During the nine months ended September 30, 2005 and 2004, an affiliate of ours paid or advanced funds to pay $1,221,350 and $571,708, respectively, for various costs associated with our operation.



                          CRITICAL ACCOUNTING POLICIES


    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the company to make estimates and assumptions that affect the amounts reported in the financial statements. On a regular basis, the company reviews these estimates and assumptions including those related to revenue recognition, asset lives and depreciation and impairment of long-lived assets. These estimates are based on the company's historical experience and on various other assumptions believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. The company believes, however, that the estimates, including those for the above-listed items, are reasonable.

    The company believes the following critical accounting policies involve the most complex, difficult and subjective judgments and estimates used in the preparation of these financial statements:


BASIS OF ACCOUNTING


    The company's consolidated financial statements have been prepared using the accrual method of accounting.

    In June 2001, the FASB issued Statement of Financial Accounting Standard ("SFAS") No. 141, "Business Combinations." SFAS No. 141 requires that acquisitions be accounted for by the purchase method as well as other requirements. The company accounts for real estate acquisitions in accordance with SFAS No. 141. All in-place property-tenant leases are one year or less and are considered operating leases. Lease rental rates approximate market rents, therefore the purchase price is allocated to land and improvements and no contract-based intangible assets, liabilities, or commitments are recognized.


ACCOUNTS RECEIVABLE AND BAD DEBTS


    Tenant receivables are reported net of an allowance for doubtful accounts. Management's estimate of the allowance is based on historical collection experience and a review of the current status of tenant accounts receivable. It is reasonably possible that management's estimate of the allowance will change.


REVENUE RECOGNITION


    Tenant leases are classified as operating leases. Rental income attributable to leases is recorded when due from tenants and is recognized monthly as it is earned, which is not materially different from on a straight-line basis. Leases between a tenant and property for the rental of an apartment unit are generally year-to-year, renewable upon consent of both parties on an annual or monthly basis. Interest income is recorded on an accrual basis.


REAL ESTATE


    Real estate is carried at cost. Depreciation is computed under the straight-line method using service lives of seven years for personal property, 40 years for buildings and 20 years for land improvements.

    In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company reviews real estate for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.


INCOME TAXES


    The company will operate in a manner intended to qualify as a real estate investment trust for federal income tax purposes. A trust which distributes at least 90% of its real estate investment trust taxable income to its shareholders each year and which meets certain other conditions will not be taxed on that portion of its taxable income which is distributed to its shareholders. Therefore, federal income taxes are expected to be immaterial. The company is obligated for state taxes, generally consisting of franchise or gross receipts taxes in certain states and are expected to be immaterial.


USE OF ESTIMATES


    The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.


PRINCIPLES OF CONSOLIDATION


    The company controls, through ownership and by agreement, the operating limited liability companies and their respective subsidiaries that own the apartment communities in which the company has an interest, all of which are consolidated within the Company for financial reporting purposes. All intercompany transactions have been eliminated in consolidation.

    The company controls BCMR Seattle, A Limited Partnership, which controls BC-GFS LLC (an operating limited liability company), whose wholly-owned subsidiaries own legal fee simple title to the Seattle communities.

    The company is the sole member of BCMR Jacksonville, LLC, which controls BC-Bainbridge LLC (an operating limited liability company) whose wholly-owned subsidiaries own legal fee simple title to the Jacksonville communities.

    The company is the sole member of BCMR Portland, LLC, which controls BC-GFS II LLC (an operating limited liability company), whose wholly-owned subsidiaries own legal fee simple title to the Portland/Salt Lake City communities.


    The company owns a controlling partnership interest in BC Broadstone Preston, LP through two wholly owned limited liability companies, ALLTX BP, LLC and ALLTX, LLC.



RECENT ACCOUNTING PRONOUNCEMENTS



    In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123R"), which replaces SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees."
SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values beginning with the first interim or annual period after June 15, 2005. Under SFAS 123R, we must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption.
SFAS 123R is not expected to have any effect on our financial statements as we do not currently provide any share-based payments.



    In June 2005, the FASB ratified the consensus in EITF Issue No. 04-5, "Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights" ("Issue 04-5"), which provides guidance in determining whether a general partner controls a limited partnership. Issue 04-5 states that the general partner in a limited partnership is presumed to control that limited partnership. The presumption may be overcome if the limited partners have either
(1) the substantive ability to dissolve the limited partnership or otherwise remove the general partners without cause or (2) substantive participating rights, which provide the limited partners with the ability to effectively participate in significant decisions that would be expected to be made in the ordinary course of the limited partnership's business and thereby preclude the general partner from exercising unilateral control over the partnership. The adoption of Issue 04-5 by us which is effective for new or modified limited partnerships as of June 30, 2005 and all other limited partnership arrangements as of January 1, 2006 is not expected to have a material effect on the our financial position or results of operations.



                                   MANAGEMENT



                                    GENERAL



    We will operate under the direction of our board of directors, the members of which are accountable to our company as fiduciaries. The regulations of the North American Securities Administrators Association require review and ratification of our articles of incorporation by a majority vote of our directors and of our independent directors. All of our directors have reviewed and ratified our articles of incorporation and have adopted our bylaws. Our board of directors will be responsible for the management and control of our affairs; however, our board will retain our advisor to manage our day-to-day affairs and the acquisition and disposition of investments, subject to the supervision of our board.



    The directors are not required to devote all of their time to our company and are only required to devote such of their time to the affairs of our company as their duties require. Our board of directors will meet quarterly in person or by telephone, or more frequently if necessary. It is not expected that our directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, our directors will rely heavily on our advisor. In this regard, our advisor, in addition to our directors, will have a fiduciary duty to our company.



    Our directors will establish written policies on investments and borrowings and will monitor the administrative procedures, investment operations, and performance of our company and our advisor to assure that such policies are in the best interest of the stockholders and are fulfilled. Until modified by our directors, we will follow the policies on investments set forth in this prospectus. See "Investment Policies and Policies With Respect to Certain Other Activities."



    Our Board of Directors is responsible for reviewing the fees and expenses of our company at least annually or with sufficient frequency to determine that the expenses incurred are in the best interests of the stockholders. Each such determination will be reflected in the minutes of the meetings of our board of directors. A majority of the independent directors and a majority of directors not otherwise interested in the transaction must approve each transaction with our advisor or its affiliates. In addition, a majority of the independent directors will be responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services to be performed and the investment performance of our company and that the provisions of our advisory services agreement are being carried out. Each such determination will be reflected in the minutes of the meetings of our board of directors. In making such determination, the independent directors will consider factors such as the net assets and net income of our company, the amount of the fee paid to our advisor in relation to the size, composition and performance of our company's portfolio, the success of our advisor in generating opportunities that meet the investment objectives of our company, rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services, additional revenues realized by our advisor and its affiliates through their relationship with our company, whether paid by our company or by others with whom we do business, the quality and extent of service and advice furnished by our advisor, the performance of our investment portfolio, and the quality of our portfolio relative to the investments generated by our advisor for its own account. The independent directors will also determine whether any successor to our advisor possesses sufficient qualifications to perform the advisory function for our company and whether the compensation provided for in its contract with our company is justified.

                        DIRECTORS AND EXECUTIVE OFFICERS



    Our board currently consists of five directors, three of whom are independent directors. Directors will be elected annually, and each director will hold office for one year until the next annual meeting of stockholders and until his successor has been duly elected and qualified. There is no limit on the number of times that a director may be elected to office. There will be no cumulative voting in the election of directors. Consequently, at each annual meeting of our stockholders, directors will be elected by a plurality of the votes cast at that meeting.



    The following table sets forth information concerning our directors and executive officers:



NAME                                          AGE                           POSITION
----                                        --------   --------------------------------------------------
John P. Manning...........................     57      Chairman, Chief Executive Officer and Director

Jeffrey H. Goldstein......................     44      President, Chief Operating Officer and Director

Kevin P. Costello.........................     59      Executive Vice President

Richard J. DeAgazio.......................     61      Executive Vice President

Marc N. Teal..............................     42      Senior Vice President, Chief Financial Officer,
                                                       Treasurer and Secretary

Mark W. Dunne.............................     50      Senior Vice President

Eileen P. O'Rourke........................     50      Senior Vice President

Philip S. Cottone.........................     66      Director

Kevin C. Phelan...........................     60      Director

Nicholas L. Iacuzio.......................     65      Director


    The following is a biographical summary of the experience of our executive officers and directors:


    Mr. Manning is also co-founder, and since 1974 has been the President and Chief Executive Officer of Boston Capital Corporation, the general partner of Boston Capital Holdings Limited Partnership ("Boston Capital") which owns 100% of our advisor and 66 2/3% of the dealer-manager. As founding CEO of Boston Capital Corporation, Mr. Manning's primary responsibilities include strategic planning, business development and the continued oversight of new opportunities. In addition to his responsibilities at Boston Capital, Mr. Manning is a proactive leader in the multifamily real estate industry. He served in 1989 as a member of the Mitchell-Danforth Task Force, which reviewed and suggested reforms to the Low Income Housing Tax Credit program. He was the founding President of the Affordable Housing Tax Credit Coalition and is a former member of the board of the National Leased Housing Association. From 1992-1993 he served as a member of the Massachusetts Housing Policy Committee as an appointee of the Governor of Massachusetts. In addition, Mr. Manning has testified before the U.S. House Ways and Means Committee and the U.S. Senate Finance Committee on the critical role of the private sector in the success of the Low Income Housing Tax Credit. In 1994, President Clinton appointed him to the President's Advisory Committee on the Arts at the John F. Kennedy Center for the Performing Arts. In 1998, President Clinton appointed Mr. Manning to the President's Export Council, the premier committee comprised of major corporate CEOs that advise the President in matters of foreign trade and commerce. In 2003, Mr. Manning was appointed by Boston Mayor Tom Menino to the Mayor's Advisory Panel on Housing. Mr. Manning sits on the Board of Directors of the John F. Kennedy Presidential Library in Boston, where he serves as Chairman of the Distinguished Visitors Program. He also serves on the Board of Directors of the Beth Israel Deaconess Medical Center in Boston. Mr. Manning is a graduate of Boston College.

    Mr. Goldstein is also Chief Operating Officer and has been Director of Real Estate of Boston Capital Corporation since 1996. He directs Boston Capital Corporation's comprehensive real estate services, which include all aspects of origination, underwriting, due diligence and acquisition. As COO, Mr. Goldstein is responsible for the financial, accounting and operational areas of Boston Capital Corporation and assists in the design and implementation of business development and strategic planning objectives. Mr. Goldstein previously served as the Director of the Asset Management division as well as the head of the dispositions and troubled assets group. Utilizing his 20 years experience in the real estate syndication and development industry, Mr. Goldstein has been instrumental in the diversification and expansion of Boston Capital Corporation's businesses. Prior to joining Boston Capital in 1990,
Mr. Goldstein was Manager of Finance for A.J. Lane & Co., where he was responsible for placing debt on all new construction projects and debt structure for existing apartment properties. Prior to that, he served as Manager for Homeowner Financial Services, a financial consulting firm for residential and commercial properties, and worked as an analyst responsible for budgeting and forecasting for the New York City Council Finance Division. He graduated from the University of Colorado and received his MBA from Northeastern University.


    Mr. Costello is also Executive Vice President and has been Director of Institutional Investing of Boston Capital Corporation since 1992 and serves on the firm's Executive Committee. He is responsible for all corporate investment activity and has spent over 20 years in the real estate syndication and investment business. Mr. Costello's prior responsibilities at Boston Capital Corporation have involved the management of the Acquisitions Department and the structuring and distribution of conventional and tax credit private placements. Prior to joining Boston Capital Corporation in 1987, he held positions with First Winthrop, Reynolds Securities and Bache & Company. Mr. Costello graduated from Stonehill College and received his MBA with honors from Rutgers' Graduate School of Business Administration.


    Mr. DeAgazio also has been Executive Vice President of Boston Capital Corporation, and President of Boston Capital Securities, Inc., Boston Capital's NASD-registered broker/dealer since 1981. Mr. DeAgazio formerly served on the National Board of Governors of the NASD. He recently served as a member of the National Adjudicatory Council of the NASD. He was the Vice Chairman of the NASD's District 11 Committee, and served as Chairman of the NASD's Statutory Disqualification Subcommittee of the National Business Conduct Committee. He also served on the NASD State Liaison Committee, the Direct Participation Program Committee and as Chairman of the Nominating Committee. He is a founder and past President of the National Real Estate Investment Association. He is past President of the National Real Estate Securities and Syndication Institute and past President of the Real Estate Securities and Syndication Institute (Massachusetts Chapter). Prior to joining Boston Capital in 1981, Mr. DeAgazio was the Senior Vice President and Director of the Brokerage Division of Dresner Securities (USA), Inc., an international investment banking firm owned by four major European banks, and was a Vice President of Burgess & Leith/Advest. He has been a member of the Boston Stock Exchange since 1967. He was on the Board of Directors of Cognistar Corporation. He serves or served on the Board of Trustees of Bunker Hill Community College, the Business Leaders Council of the Boston Symphony, the Board of Trustees of Junior Achievement of Massachusetts, the Board of Advisors for the Ron Burton Kid's Training Village and is on the Board of Corporators of Northeastern University. He graduated from Northeastern University.



    Mr. Teal also has been Senior Vice President and Chief Financial Officer of Boston Capital Corporation since May 2003. Mr. Teal previously served as Senior Vice President and Director of Accounting and prior to that served as Vice President of Partnership Accounting. In his current role as Chief Financial Officer, he oversees all of the accounting, financial reporting, SEC reporting, budgeting, audit, tax and compliance for Boston Capital, its affiliated entities and all Boston Capital-sponsored programs. Additionally, Mr. Teal is responsible for maintaining all banking and borrowing relationships of Boston Capital Corporation and treasury management of all working capital reserves.

He also oversees Boston Capital's information and technology areas, including the strategic planning. Mr. Teal has more than 18 years of finance and accounting experience. Prior to joining Boston Capital in 1990, Mr. Teal was a Senior Accountant for Cabot, Cabot & Forbes, a multifaceted real estate company, and prior to that was a Senior Accountant for Liberty Real Estate Corp. He received a Bachelor of Science in Accountancy from Bentley College and received a Masters in Finance from Suffolk University.


    Mr. Dunne is Senior Vice President and Director of Market Rate Housing for Boston Capital Corporation. Capitalizing on his 20 years in real estate and finance, Mr. Dunne oversees market rate housing initiatives for Boston Capital. Working with the Originations and Acquisitions teams, Mr. Dunne and his staff identify experienced development partners with a solid track record in multifamily development seeking to acquire and construct low-rise to mid-rise properties with 150 to 500 units and identify apartment properties with 150 to over 400 units meeting established investment parameters for direct investment. Prior to joining Boston Capital in 2002, Mr. Dunne served from 1989 to 2002 as President of River Partners, Inc. a real estate services company in Boston, Massachusetts. In this capacity, he was engaged by PaineWebber Properties from 1991 to 2002 and served as Head of Portfolio Management and Dispositions from 1996 to 2002. In addition, Mr. Dunne served from 1998 to 2002 as Director of Asset Management for real estate equity investments for PaineWebber, Inc. Previously, he held positions in real estate development and commercial lending. He holds an AB from Syracuse University and an MS from MIT.


    Ms. O'Rourke, age 50, is Senior Vice President and Director of Taxation and Housing Compliance for Boston Capital Corporation. Ms. O'Rourke has over
20 years experience in taxation and accounting. Ms. O'Rourke served as the Director of Asset Management for Boston Capital Corporation from 1997 to 2002. Prior to joining Boston Capital in 1995, she was the Tax Manager at First Data Investor Services Group, Inc., where she directed the tax compliance of real estate public partnerships and the issuance of 200,000 investors' K-1s annually. Before that she held positions as a Senior Tax Accountant with Culp, Elliott and Carpenter, P.C., and as a Senior Auditor with the Internal Revenue Service. She served as the 2004 Chair of the Housing Credit Certified Professional Board of Governors and is a member of the American Institute of Certified Public Accountants, the Massachusetts and North Carolina Societies of Certified Public Accountants, as well as New England Women in Real Estate. Ms. O'Rourke graduated with honors from Russell Sage College and is licensed as a Certified Public Accountant.



    Mr. Cottone is President of Property Trust Advisory Corporation, a real estate investment and advisory company located in Devon, PA and a Vice President of Universal Field Services, a Tulsa, OK, right of way contract services firm. He has been active in real estate investment, development and syndication nationwide since 1983. He is a director of Government Properties Trust, (NYSE:GPT); of a subsidiary of Universal; and of RC Company, Inc., a Paoli, PA, general contractor. He was General Counsel and a member of the Executive Committee of the International Right of Way Association from 1976 to 1983, and 1998 to 2002, and a trustee and Treasurer of the Right of Way International Education Foundation from 1983 to 1998. Mr. Cottone is a Counselor of Real Estate (CRE) and was the 2004 national Chair. He was 1988 President of the Real Estate & Syndication Institute (RESSI). Mr. Cottone was Vice Chair of the Board of Governors of the NASD in 1993, Chair of the NASD National Business Conduct Committee in 1992 and Chair of the National Arbitration & Mediation Committee from 1995 to 1998. He serves as a mediator for the NASD, NYSE, and The Counselors of Real Estate. By invitation he has testified before the House, Senate and administrative agencies of the federal government on real estate securities, and he was a lecturer on the subject on the faculty of the Real Estate Institute of New York University. Mr. Cottone received an AB from Columbia College, an LLB from New York University School of Law and is a retired member of the New York bar.



    Mr. Phelan is Executive Vice President of the Executive Committee, and Director and Partner of Meredith & Grew ("M&G"), a full service real estate firm. Mr. Phelan joined M&G in 1978 and established the Finance and Capital Markets Group. Under Mr. Phelan's direction, the capital markets group has become the second largest in the New England region. The department services $1 billion in loans and acts as correspondent for approximately thirteen financial institutions and produces in excess of $500 million in real estate loans annually. The Finance and Capital Markets Group is headquartered in Boston, Massachusetts. Prior to joining M&G, Mr. Phelan was a Vice President at State Street Bank & Trust Co., where he was responsible for commercial lending. He was instrumental in the restructuring and repositioning of a 750,000 square foot project known as State Street South.
Mr. Phelan holds many Directorships and served on Correspondent Advisory Councils for AEGON U.S.A Realty Advisors, Inc. and Nationwide Life. He graduated from Providence College and received his MBA from Boston College.



    Mr. Iacuzio is the Chief Financial Officer of H2O Applied Technologies and H2O Capital Partners. He also continues to maintain a real estate consulting practice specializing in housing and real estate syndications. In 2000, Mr. Iacuzio retired as a partner from the firm of PricewaterhouseCoopers (previously Coopers & Lybrand) where he led the Boston office real estate practice. At PricewaterhouseCoopers, Mr. Iacuzio was involved in the formation and audit of various real estate investment trusts and assisted in many real estate syndications. He also was a member of the firm's real estate investment trust advisory group. Prior to joining Coopers & Lybrand in 1990, he headed the Boston office Accounting and Auditing Department of Laventhal & Horwath a national audit firm where he was a partner for 20 years. Mr. Iacuzio currently serves on the Executive committee of Reagle Players, Inc. a community theatre group in Waltham, MA and serves on the finance committee of Eliot Church in Newton, Massachusetts. He graduated from Bentley School of Accounting and Finance in 1960.



                             INDEPENDENT DIRECTORS



    Under our articles of incorporation, a majority of our board of directors must consist of independent directors, except for a period of 90 days after the death, removal or resignation of an independent director. The independent directors will nominate replacements for vacancies in the independent director positions. An independent director may not, directly or indirectly (including through a member of his immediate family), own any interest in, be employed by, have any present business or professional relationship with or serve as an officer or director of our advisor or its affiliates, or serve as a director of more than three REITs advised by our advisor or its affiliates. Except to carry out the responsibilities of a director, an independent director may not perform material services for our company. Messrs. Cottone, Phelan and Iacuzio are our current independent directors. Mr. Cottone has been selected by our board of directors to serve as the independent lead director.



                      COMMITTEES OF THE BOARD OF DIRECTORS



    AUDIT COMMITTEE: The board has established an Audit Committee. A majority of the members of the Audit Committee must be independent directors, and all of its members must be directors. Currently, the members of the Audit Committee are Messrs. Cottone, Phelan, and Iacuzio and Mr. Iacuzio is its chairman.



    COMPENSATION COMMITTEE: The board has established a Compensation Committee. A majority of the members of the Compensation Committee are independent directors. Currently, the members of the Compensation Committee are Messrs. Cottone, Phelan and Manning. Mr. Phelan is the chairman.



    NOMINATING AND CORPORATE GOVERNANCE COMMITTEE: The board has established a Nominating and Corporate Governance Committee. All the members of the Nominating and Corporate Governance Committee are independent directors. Currently, the members of the Nominating and Corporate Governance Committee are Messrs. Cottone, Iacuzio and Phelan. Mr. Cottone is the chairman.

    OTHER COMMITTEES: The board may establish from time to time other committees. At least a majority of the members of any other committee our board may establish must be independent directors.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS


    Each independent director will receive an annual retainer of $50,000, as well as $1,000 for each meeting attended in person ($375 for each telephonic meeting in which the director participates), including committee meetings, except for a committee meeting attended in person held in connection with a board meeting attended in person, for which the director will receive $500. Our executive officers who are also our directors do not receive director fees. We will pay the chairman of our audit committee an additional annual retainer of $10,000. In addition, the independent directors receive, upon initial election to our board, an option to purchase 5,000 shares of our common stock, and annually each year after their initial election receive an option to purchase 5,000 shares of our common stock. The option exercise price is the fair market value of our common stock on the date prior to the date of initial election or prior to the date of our annual meeting, as applicable. We will not pay any compensation to our officers and directors who also serve as officers of our advisor. In connection with their election to our board, Messrs. Cottone, Phelan and Iacuzio were each granted options to purchase 5,000 shares at $10 per share.


                             EQUITY INCENTIVE PLAN


    We have adopted the Boston Capital Real Estate Investment Trust, Inc. 2004 Equity Incentive Plan. The incentive plan is designed to enable our advisor and its affiliates to obtain or retain the services of employees, and to enable us, our advisor and its affiliates to retain or obtain the services of consultants, considered essential to our long-range success by offering such persons incentives under the plan. The incentive plan is administered by our compensation committee. The maximum number of shares available for issuance under the incentive plan is 4,000,000 shares of common stock. Under the incentive plan, the maximum number of shares of common stock for which options may be granted to any person in any calendar year and the aggregate maximum number of shares subject to other awards which may be delivered (or the value of which may be paid) to any person in any calendar year under the incentive plan are each 100,000. No shares will be issued under the incentive plan with an exercise price less than 100% of the fair market value of the stock at the time of issuance. A copy of the equity incentive plan has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.


                          NON-QUALIFIED STOCK OPTIONS

    The incentive plan permits the granting of "non-qualified" stock options to participants subject to the absolute discretion of our compensation committee and applicable limitations of the incentive plan. The option exercise price of each option may not be less than 100% of the fair market value of our common stock on the date of grant.

    The term of each option is fixed by our compensation committee, but may not exceed ten years from the date of grant. If an optionee's employment or other association with our company, our advisor or its affiliates is terminated, whether voluntarily or otherwise, any outstanding option of the optionee ceases to be exercisable not less than six months following the date of termination if termination is caused by death or disability and not less than 30 days from the date of termination if termination is caused by other than death or disability, unless employment is terminated for cause. Upon exercise of options, the option exercise price must be paid in full either in cash or, if our compensation committee permits, by delivery of shares of common stock already owned by the optionee.


                                RESTRICTED STOCK


    Our compensation committee may also award shares of our common stock to participants, subject to such conditions and restrictions as our compensation committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment or consulting arrangement with our company, our advisor or its affiliates through a specified restricted period. Performance goals could include our achievement of a certain level of financial performance or the achievement of goals more directly related to the property acquisition, managerial or financial services the person is providing to us. If the performance goals and other restrictions are not attained, the participants will forfeit their shares of restricted stock. The purchase price of shares of restricted stock, if any, will be determined by our compensation committee.


                               UNRESTRICTED STOCK

    Our compensation committee may also grant shares of our common stock, at no cost, or for a purchase price determined by our compensation committee, which are free from any restrictions under the incentive plan. Shares of unrestricted stock may be issued to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to those participants.

                            PERFORMANCE SHARE AWARDS

    Our compensation committee may also grant performance share awards of our common stock to participants entitling the participants to receive shares of our common stock upon the achievement of individual or company performance goals and such other conditions as our compensation committee may determine.

                                INDEMNIFICATION


    Pursuant to our articles, we have entered into agreements indemnifying each director for personal losses or liability reasonably incurred by the director in connection with any act or omission performed or omitted to be performed on behalf of the Company, provided that the director has determined in good faith, that the course of conduct which caused the loss, or liability was in the best interests of the Company. Such indemnification is subject to the conditions and limitations imposed by Article II.G of the NASAA Guidelines and the Maryland General Corporation Law. Among the conditions and limitations on indemnification are requirements that the loss or liability not be caused by the negligence or misconduct by a non-independent director or the gross negligence or willful misconduct of an independent director and that the act or omission that was material to the loss or liability was not committed in bad faith or was not the result of active or deliberate dishonesty. In addition, our articles and the indemnification agreements provide for the advancement of costs, expenses and attorneys' fees, in accordance with the procedures under the Maryland General Corporation Law and subject to the NASAA Guidelines. These rights are contract rights fully enforceable by each beneficiary. Furthermore, subject to the NASAA Guidelines, our officers and directors are indemnified against specified liabilities by the soliciting dealers, and the soliciting dealers are indemnified against certain liabilities by us, under the soliciting dealer agreements relating to this offering and for specified liabilities and expenses pursuant to the advisory services agreement between us and our advisor.



    Subject to the NASAA Guidelines, we have agreed to indemnify the dealer-manager against liabilities, including liabilities under the Securities Act, arising out of a breach or alleged breach by us of any of our representations and warranties or arising out of an untrue statement or alleged untrue statement of a material fact contained in this prospectus or the registration statement of which it is a part, or arising out of the omission or alleged omission to state in those documents a material fact required to be stated in those documents necessary to make the statements not misleading. The dealer-manager has agreed to indemnify us against liabilities arising out of the failure or alleged failure by the dealer-manager to perform under the dealer-manager agreement or arising out of any untrue statement or alleged untrue statement of a material fact made by the dealer-manager to any offeree or purchaser of shares in this offering (other than any statement contained in this prospectus or in any sales literature authorized by us) or arising out of any omission or alleged omission by the dealer-manager to state to any offeree or purchaser a material fact necessary in order to make the statements made to such offeree or purchaser not misleading in light of the circumstances in which they were made (other than any such material fact omitted from this prospectus). Subject to the NASAA Guidelines, we also have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of its obligations under the advisory agreement between our advisor and our company.


    As a result, we and our stockholders may be entitled to a more limited right of action than they would otherwise have if these indemnification rights were not included in these agreements. Any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from our stockholders.


                OUR ADVISOR AND THE ADVISORY SERVICES AGREEMENT
                                    OVERVIEW



    Our advisor is Boston Capital REIT Advisors, LLC, a Delaware limited liability company that is a wholly owned subsidiary of Boston Capital Holdings Limited Partnership. Some of our officers and directors are also officers of our advisor. John P. Manning is the sole shareholder of Boston Capital Corporation, the general partner of Boston Capital Holdings Limited Partnership and the manager of our advisor. (See "Conflicts of Interest.") Our advisor has contractual responsibility to our company and our stockholders pursuant to an advisory services agreement. Our company has no employees of its own.


    While we have no present plans to do so, we may in the future decide to perform the advisory services function ourselves.

    The following table sets forth information concerning the individuals who are the directors and executive officers of our advisor:



NAME                               AGE                                POSITION
----                             --------   ------------------------------------------------------------
John P. Manning................     57      President

Jeffrey H. Goldstein...........     44      Executive Vice President, Treasurer and Clerk

Kevin P. Costello..............     59      Executive Vice President

Richard J. DeAgazio............     61      Executive Vice President

Marc N. Teal...................             Senior Vice President, Assistant Treasurer and Assistant
                                    42      Clerk

Mark W. Dunne..................     50      Senior Vice President

Theodore Trivers...............     51      Senior Vice President

Eileen P. O'Rourke.............     50      Senior Vice President



    The backgrounds of Messrs. Manning, Goldstein, Costello, DeAgazio, Teal, Dunne and Ms. O'Rourke are described in the "Management--Directors and Executive Officers" section of this prospectus. The following is a biographical summary of the experience of Mr. Trivers and of other persons who will be performing services to our advisor.


    Frank L. Chandler, age 43, has been Senior Vice President and National Sales Director for Boston Capital Securities, Inc., the NASD-registered broker/dealer since 2003. From 2002 to 2003, he held the position of Vice President and Director of Sales. Prior to that, from 2000 to 2002, he was Assistant Vice President and Director of Internal Sales. From 1997 to 2000 he held the position of Sales Desk Manager. He is currently charged with managing and overseeing the firm's sales team, key accounts and direct sales. Prior to joining Boston Capital Securities, Inc., Mr. Chandler was the President of a financial services video marketing company. Prior to that, he was a financial executive and Vice President at Bear Stearns & Co. and a registered representative at both Drexel Burnham Lambert and Smith Barney. Mr. Chandler is currently serving a 3-year term as a member of the NASD District 11 Committee. Mr. Chandler attended Syracuse University prior to receiving a Bachelor of Arts degree from Skidmore College.


    Steven M. Spall, age 43, has been a Senior Vice President and Director of Asset Management since January 2002. Mr. Spall joined Boston Capital Corporation in 1993 with previous experience as an Asset Manager with the Weissberg Development Corporation in Arlington, Virginia, and The Grossman Companies in Quincy, Massachusetts. From 1993 to 2002 he worked in the Acquisitions Department and has been responsible for developing and maintaining successful relationships with many of Boston Capital's most important general partners. He has an MBA with a concentration in finance from Suffolk University and a BA in economics from the State University of New York at Oswego.


    Mr. Trivers, age 51, is also Senior Vice President and has been Director of Underwriting and Due Diligence for Boston Capital Corporation since 1993. He directs the underwriting and acquisition of properties for the Boston Capital portfolios and serves on the Investment Committee and the Disposition Committee. From 2002 to 2003, Mr. Trivers served as Director of Tax Credit Acquisitions. He has 24 years experience in real estate development, construction, finance and property management. Prior to joining Boston Capital in 1993, Mr. Trivers was Treasurer of New England Communities, Inc., a regional real estate acquisition, asset management and property management company located in Massachusetts.
Mr. Trivers received a Bachelor of Science degree in business and an MBA from Babson College.

                        THE ADVISORY SERVICES AGREEMENT


    Many of the services to be performed by our advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions which our advisor will perform for us as our advisor and it is not intended to include all of the services which may be provided to us by third parties. Under the terms of the advisory services agreement, our advisor, either directly or indirectly by engaging an affiliate, undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by the board of directors. In performing this undertaking, our advisor has agreed, among other things, to:



    - serve as our investment and financial advisor and provide reports with respect to our portfolio of investments;



    - negotiate purchase contracts and services related to our acquisitions of real properties and other real estate investments;



    - structure and negotiate the terms of investments in real properties and other real estate investments;



    - obtain from third parties property management services for our investments in real properties; and



    - advise us concerning our negotiations with investment banking firms, securities brokers or dealers and other institutions or investors for public or private sales of our securities, but in no event in such a way that our advisor could be deemed to be acting as a dealer or underwriter under the Securities Act of 1933, as amended.



    The initial term of the advisory services agreement ends on the first anniversary of the initial closing of shares in this offering and may be renewed for an unlimited number of successive one-year periods. Additionally, our advisory services agreement may be terminated, subject to an evaluation of the performance of our advisor by the Audit Committee of our board of directors, by a majority of our independent directors or our advisor upon 60 days' written notice.



    Our advisor and its affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory services agreement, our advisor must devote sufficient resources to the administration of our company to discharge its obligations. Our advisor may assign the advisory services agreement to an affiliate upon approval of a majority of our independent directors. Provided our advisor consents, we may assign the advisory services agreement to a successor entity and, provided we consent, our advisor may assign the advisory services agreement to a successor entity. Notwithstanding the foregoing, so long as we intend to qualify as a REIT, the advisory services agreement may not be assigned to any entity that serves as property manager for any of our communities.



    Our advisor may not make any acquisition of a community or financing of such acquisition on our behalf without the prior approval of a majority of our independent directors. The actual terms and conditions of transactions involving investments in communities will be determined in the sole discretion of our advisor, subject at all times to such board approval.



    Pursuant to the advisory services agreement, we will pay our advisor fees and reimbursements, as shown in "Compensation and Fees." The fees include:



    - a monthly asset management fee equal to 1/12th of .75% of the company's real estate asset value (exclusive of acquisition fees and acquisition expenses), including the original principal amounts of mortgages assumed on acquisition of the communities;



    - an acquisition fee of up to 2.7% of gross offering proceeds for services rendered in connection with the investigation, selection and acquisition of communities;

    - a subordinated disposition fee equal to the lesser of 3% of the contract price for communities sold or one-half of a competitive real estate commission, payable only after investors have received a return of 100% of their invested capital plus the Stockholder's 6.0% Return; and



    - a subordinated share of net sale proceeds equal to 15% of net sale proceeds, payable only after investors have received a return of 100% of their aggregate invested capital plus the Stockholder's 6.0% Return.



    We will also reimburse our advisor for all of the costs it incurs in connection with the services it provides to us, including:



    - organization and offering expenses in an amount up to 2.25% of gross offering proceeds, which include actual legal, accounting, printing and expenses attributable to preparing the SEC registration statement, qualification of the shares for sale in the states and filing fees incurred by our advisor;



    - the annual cost of goods and materials used by us and obtained from entities not affiliated with ouradvisor, including brokerage fees paid in connection with the purchase and sale of securities;



    - administrative services including personnel costs; provided, however, that no reimbursement will be made for costs of personnel to the extent that personnel are used in transactions for which our advisor receives a separate fee; and



    - acquisition expenses of up to 0.5% of gross offering proceeds, which expenses are defined to include expenses related to the selection and acquisition of communities. In no event shall acquisition expenses exceed the lesser of actual cost or 90% of competitive rates charged by unaffiliated persons providing similar services.



    Our advisor must reimburse us at least annually for reimbursements paid to our advisor in any year to the extent that such reimbursements to our advisor cause our operating expenses to exceed the greater of (i) 2% of our average invested assets, which generally consists of the average book value of our real estate communities before reserves for depreciation or bad debts, or (ii) 25% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation and bad debt. Such operating expenses do not include amounts payable out of capital fees payable to our advisor. To the extent that operating expenses payable or reimbursable by us exceed this limit and our independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, our advisor may be reimbursed in future years for the full amount of the excess expenses, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the limitation in any year. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation, we will send our stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.



    In the event the advisory services agreement is terminated, our advisor will be paid all accrued and unpaid fees and expense reimbursements, and a special termination payment equal to the projected asset management fee for the one-year period following termination. We will not reimburse our advisor or its affiliates for services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee.



    The board of directors may in the future decide that our company should assume direct responsibility for some or all of our advisor's duties and self-administer such duties. To facilitate the assumption of such responsibilities, the directors may determine to acquire all or a portion of our advisor or its affiliates in exchange for cash, stock or other consideration. Any such acquisition would be subject to the conflict of interest provisions of our articles of incorporation governing transactions with our advisor and its affiliates, which generally require a finding by a majority of the directors (including a majority of the independent directors) that the transaction is fair and reasonable to the company. Depending on the circumstances and the nature and amount of the consideration, a shareholder vote may not be required to authorize such an acquisition.


                           OTHER AFFILIATED COMPANIES

                                 DEALER-MANAGER


    Boston Capital Securities, Inc., our dealer-manager, is a member firm of the NASD. The dealer-manager was organized in 1982 for the purpose of participating in and facilitating the distribution of securities of other programs sponsored by Boston Capital.



    The dealer-manager will provide certain wholesaling, sales promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell a limited number of shares at the retail level. (See "Selling and Escrow Arrangements.") The dealer-manager will also serve as reinvestment agent for our reinvestment plan. (See "Summary of Reinvestment Plan.")



    Boston Capital Holdings Limited Partnership and Richard J. DeAgazio are the stockholders of the dealer-manager. Mr. DeAgazio is the President, Marc N. Teal is the Executive Vice President, Treasurer and Clerk, and Mr. DeAgazio and John
P. Manning are the directors of the dealer-manager. Mr. Manning is also the owner, President and Chief Executive Officer of the general partner of Boston Capital Holdings Limited Partnership. (See "Conflicts of Interest.")


                              MANAGEMENT DECISIONS


    The primary responsibility for the management decisions of our advisor and its affiliates, including the selection of investment properties recommended to our board of directors, the negotiation for these investments, and the selection of property managers for these investment properties resides in an Investment Committee consisting of John P. Manning, Jeffrey H. Goldstein, Theodore Trivers and Mark Dunne. Our board of directors must approve all acquisitions of real estate properties and all contracts with property managers.

                             COMPENSATION AND FEES


    The table below summarizes the types, recipients, methods of computation, and estimated amounts of all compensation, fees, reimbursements and distributions to be paid directly or indirectly by our company to our advisor and its affiliates, exclusive of any distributions to which our advisor or its affiliates may be entitled by reason of their purchase and ownership of shares in connection with this offering.



    The following arrangements for compensation and fees to our advisor and its affiliates were not determined by arm's-length negotiations. See "Conflicts of Interest." There is no item of compensation and no fee that can be paid to our advisor or its affiliates under more than one category.



              TYPE OF                                                      ESTIMATED        ESTIMATED
           COMPENSATION                                                     MINIMUM          MAXIMUM
           AND RECIPIENT                  METHOD OF COMPENSATION           AMOUNT(1)        AMOUNT(1)
  -------------------------------  ------------------------------------  --------------   --------------
                                    ORGANIZATIONAL AND OFFERING STAGE

  SELLING COMMISSIONS IN           7.0% gross offering proceeds before      $175,000       $70,000,000
  CONNECTION WITH THE              reallowance of commissions earned by
  OFFERING--THE DEALER-MANAGER     participating broker-dealers. The
                                   dealer- manager intends to reallow
                                   100% of commissions earned for those
                                   transactions that involve
                                   participating broker-dealers.

  DEALER-MANAGER FEE--THE DEALER   2.0% of gross offering proceeds          $ 50,000       $20,000,000
  MANAGER                          before reallowance to participating
                                   broker-dealers. The dealer-manager,
                                   in its sole discretion may reallow
                                   up to 1.5% of its dealer-manager fee
                                   to be paid to such participating
                                   broker-dealers as additional
                                   compensation.

  REIMBURSEMENT OF ORGANIZATION    Up to 2.25% of gross offering            $ 56,250       $22,500,000
  AND OFFERING EXPENSES--OUR       proceeds. If organization and
  ADVISOR OR ITS AFFILIATES        offering expenses (excluding selling
                                   commissions and the dealer-manager
                                   fee) exceed 2.25% of the proceeds
                                   raised in this offering, the excess
                                   will be paid by our advisor without
                                   recourse to us.

                                    ACQUISITION AND DEVELOPMENT STAGE

  ACQUISITION FEES--OUR ADVISOR    Up to 2.70% of gross offering            $ 67,500       $27,000,000
  OR ITS AFFILIATES(2)             proceeds for the review and
                                   evaluation of real property
                                   acquisitions. $1,444,844 of
                                   acquisition fees have been prepaid
                                   to an affiliate, Boston Capital
                                   Holdings Limited Partnership.

              TYPE OF                                                      ESTIMATED        ESTIMATED
           COMPENSATION                                                     MINIMUM          MAXIMUM
           AND RECIPIENT                  METHOD OF COMPENSATION           AMOUNT(1)        AMOUNT(1)
  -------------------------------  ------------------------------------  --------------   --------------
                                   The purchase price for each
                                   community included the following
                                   prepaid acquisition fees: $470,908
                                   for the Jacksonville communities
                                   (1.60% of the offering proceeds
                                   related to the Jacksonville
                                   communities); $552,794 for the
                                   Seattle communities (2.79% of the
                                   offering proceeds related to the
                                   Seattle communities); and $421,142
                                   for the Portland/Salt Lake
                                   communities (1.63% of the offering
                                   proceeds related to the
                                   Portland/Salt Lake communities).
                                   These amounts will be deducted from
                                   the 2.70% acquisition fee we have
                                   agreed to pay our advisor with
                                   respect to each of the communities.
                                   An acquisition fee of approximately
                                   $173,000 will be paid once the lien
                                   under the Wachovia loan is released.

                                   If we raise sufficient funds to
                                   repay the borrowings related to a
                                   community, the additional
                                   acquisition fee due will be paid at
                                   the time of the repayment of such
                                   borrowings less any amounts
                                   previously prepaid; thus if we raise
                                   at least approximately $29.5 million
                                   (not including any accrued interest
                                   on our affiliate line of credit or
                                   amounts distributed to stockholders
                                   from offering proceeds) and repay
                                   the amount of borrowings related to
                                   our Jacksonville communities, we
                                   would pay an additional $325,592 in
                                   acquisition fees, which represents
                                   the $796,500 fee due less the
                                   prepaid fee of $470,908.

              TYPE OF                                                      ESTIMATED        ESTIMATED
           COMPENSATION                                                     MINIMUM          MAXIMUM
           AND RECIPIENT                  METHOD OF COMPENSATION           AMOUNT(1)        AMOUNT(1)
  -------------------------------  ------------------------------------  --------------   --------------
  REIMBURSEMENT OF ACQUISITION     Up to 0.5% of gross offering             $ 12,000        $5,000,000
  EXPENSES--OUR ADVISOR OR ITS     proceeds. The purchase price for
  AFFILIATES(2)                    each community included the
                                   following prepaid acquisition
                                   expenses: $73,519 for the
                                   Jacksonville communities (0.25% of
                                   the offering proceeds related to
                                   Jacksonville); $49,739 for the
                                   Seattle communities (0.25% of the
                                   offering proceeds related to
                                   Seattle); and $65,751 for the
                                   Portland/Salt Lake communities
                                   (0.25% of the offering proceeds
                                   related to the Portland/Salt Lake
                                   communities).

                                   If we raise sufficient funds to
                                   repay the borrowings related to a
                                   community, the additional
                                   acquisition expenses due will be
                                   paid at the time of the repayment of
                                   such borrowings less any amounts
                                   previously prepaid; thus if we raise
                                   approximately $29.5 million (not
                                   including any accrued interest on
                                   our affiliate line of credit or
                                   amounts distributed to stockholders
                                   from offering proceeds) and repay
                                   the amount of borrowings related to
                                   our Jacksonville communities, we
                                   would pay an additional $73,981 in
                                   acquisition expenses, which
                                   represents the $147,500 acquisition
                                   expenses due less the prepaid
                                   acquisition expenses of $73,519.

              TYPE OF                                                      ESTIMATED        ESTIMATED
           COMPENSATION                                                     MINIMUM          MAXIMUM
           AND RECIPIENT                  METHOD OF COMPENSATION           AMOUNT(1)        AMOUNT(1)
  -------------------------------  ------------------------------------  --------------   --------------
                                            OPERATIONAL STAGE

  ASSET MANAGEMENT FEE--OUR        For the management of our affairs,    Based on the     Not
  ADVISOR                          we will pay our advisor a monthly     communities      determinate at
                                   asset management fee equal to 1/12th  identified in    this time as
                                   of 0.75% of the company's real        this             this amount
                                   estate asset value as of the end of   prospectus,      will increase
                                   the preceding month. Real estate      the estimated    if we acquire
                                   asset value equals the amount         amount would     additional
                                   actually paid or allocated to the     be $121,757      communities.
                                   purchase, development, construction   per month.
                                   or improvement of communities we
                                   wholly own (including the principal
                                   amount of any mortgage indebtedness
                                   on the communities assumed upon the
                                   purchase of the communities), and,
                                   in the case of communities in which
                                   we are a co-venturer or partner, our
                                   portion of such amount with respect
                                   to such communities, exclusive of
                                   acquisition fees and acquisition
                                   expenses. The asset management fee,
                                   which will not exceed fees which are
                                   competitive for similar services in
                                   the same geographic area, may or may
                                   not be taken, in whole or in part as
                                   to any year, in the sole discretion
                                   of our advisor. All or any portion
                                   of the asset management fee not
                                   taken as to any fiscal year will be
                                   deferred without interest and may be
                                   taken in such other fiscal year as
                                   our advisor determines.

              TYPE OF                                                      ESTIMATED        ESTIMATED
           COMPENSATION                                                     MINIMUM          MAXIMUM
           AND RECIPIENT                  METHOD OF COMPENSATION           AMOUNT(1)        AMOUNT(1)
  -------------------------------  ------------------------------------  --------------   --------------
                                            OPERATIONAL STAGE

  LOAN INTEREST--BCP FUNDING       Base interest at 9.5% per annum plus  Based on the
                                   bonus interest at 5.3% to the extent  $56,596,665
                                   of cash available for debt service    balance as of
                                   after payment of base interest,       September 30,
                                   payable quarterly, and, in the case   2005, the
                                   of base interest, to the extent not   annual base
                                   paid, added to principal. In return   interest paid
                                   for our affiliate line of credit      is $5,451,358.
                                   being nonrecourse to the company, we  Any additional
                                   agreed to pay additional interest     bonus interest
                                   solely from cash available for debt   will be equal
                                   service from our initial ten          to the
                                   communities prior to the repayment    distributable
                                   of the line of credit attributable    cash flow of
                                   to each community. Until the line of  the
                                   credit attributable to each           communities in
                                   community is repaid by the due date   excess of base
                                   of January 1, 2007, effectively all   interest. No
                                   cash flow generated by such           such
                                   community will be paid to BCP         additional
                                   Funding, LLC. Additional interest is  bonus interest
                                   payable quarterly only to the extent  was paid in
                                   of income from communities still      2003, 2004,
                                   subject to BCP Funding's              and 2005
                                   encumbrances. Such additional         because there
                                   interest shall not be paid from       has not been
                                   proceeds of this offering or from     any
                                   cash flow of communities released     distributable
                                   from the lien.                        cash flow.

  SUBORDINATED DISPOSITION         If our advisor or an affiliate        Not              Not
  FEE--OUR ADVISOR OR ITS          provides a substantial amount of the  determinate at   determinate at
  AFFILIATES                       services (as determined by a          this time.       this time.
                                   majority of our company's
                                   independent directors) in connection
                                   with the sale of one or more
                                   properties, a fee equal to the
                                   lesser of (A) 50% of the reasonable,
                                   customary and competitive real
                                   estate brokerage commissions
                                   customarily paid for the sale of a
                                   comparable property in light of the
                                   size, type and location of the
                                   property, or (B) 3.0% of the sales
                                   price for each community sold. The
                                   subordinated disposition fee will be
                                   paid only if stockholders have
                                   received (1) total dividends in an
                                   amount equal to 100% of their
                                   aggregate invested capital and (2)
                                   the Stockholder's 6.0% Return.

  SUBORDINATED SHARE OF NET SALE   15.0% of remaining amounts of net     Not              Not
  PROCEEDS--OUR ADVISOR(3)         sale proceeds after stockholders      determinate at   determinate at
                                   have received distributions equal to  this time.       this time.
                                   the sum of (1) the Stockholder's
                                   6.0% Return and (2) 100% of net
                                   invested capital. Following listing
                                   on a national securities exchange or
                                   a national securities market, no
                                   subordinate share of net sale
                                   proceeds will be paid to our
                                   advisor.

              TYPE OF                                                      ESTIMATED        ESTIMATED
           COMPENSATION                                                     MINIMUM          MAXIMUM
           AND RECIPIENT                  METHOD OF COMPENSATION           AMOUNT(1)        AMOUNT(1)
  -------------------------------  ------------------------------------  --------------   --------------
  SUBORDINATED INCENTIVE LISTING   Upon listing on a national            Not              Not
  FEE--OUR ADVISOR(3)(4)(5)        securities exchange or a national     determinate at   determinate at
                                   securities market, a fee equal to     this time.       this time.
                                   10.0% of the amount by which our
                                   adjusted market value of our common
                                   stock plus the total of all
                                   distributions paid from our
                                   inception until the date of listing
                                   exceeds the sum of (1) 100% of
                                   invested capital and (2) the total
                                   distributions required to be paid to
                                   the stockholders to pay the
                                   Stockholder's 6.0% Return from
                                   inception through the date of
                                   listing.

  PROPERTY MANAGEMENT FEE--AN      3.5% to 4.0% of gross income of each  Actual amounts   Actual amounts
  AFFILIATE OF GFS EQUITY          community.                            are dependent    are dependent
  MANAGEMENT LLC, AN AFFILIATE OF                                        upon results     upon results
  BAINBRIDGE JACKSONVILLE LLC AND                                        of operations    of operations
  AN AFFILIATE OF ALLIANCE G.P.                                          and therefore    and therefore
  IV, INC. AND BROADSTONE PRESTON                                        cannot be        cannot be
  ALLIANCE LLC                                                           determined at    determined at
                                                                         the present      the present
                                                                         time.            time.

  INCENTIVE MANAGEMENT FEE--AN     50% of all remaining income from      Actual amounts   Actual amounts
  AFFILIATE OF GFS EQUITY          operations of the communities in      are dependent    are dependent
  MANAGEMENT LLC AND AN AFFILIATE  excess of minimum cash distribution   upon results     upon results
  OF BAINBRIDGE JACKSONVILLE LLC   thresholds set for each community,    of operations    of operations
                                   including $50 annually per apartment  and therefore    and therefore
                                   unit and either an 11% or 12%         cannot be        cannot be
                                   preferred return.                     determined at    determined at
                                                                         the present      the present
                                                                         time.            time.

  INCENTIVE MANAGEMENT FEE--AN     80% of all remaining income from      Actual amounts   Actual amounts
  AFFILIATE OF ALLIANCE G.P. IV,   operations of the community in        are dependent    are dependent
  INC. AND BROADSTONE PRESTON      excess of the minimum cash            upon results     upon results
  ALLIANCE, INC.                   distribution threshold and a 10%      of operations    of operations
                                   preferred return.                     and therefore    and therefore
                                                                         cannot be        cannot be
                                                                         determined at    determined at
                                                                         the present      the present
                                                                         time.            time.

              TYPE OF                                                      ESTIMATED        ESTIMATED
           COMPENSATION                                                     MINIMUM          MAXIMUM
           AND RECIPIENT                  METHOD OF COMPENSATION           AMOUNT(1)        AMOUNT(1)
  -------------------------------  ------------------------------------  --------------   --------------
  SALE PROCEEDS--BAINBRIDGE        For the Jacksonville communities, an  Actual amounts   Actual amounts
  JACKSONVILLE LLC, GFS EQUITY     affiliate of Bainbridge Jacksonville  are dependent    are dependent
  MANAGEMENT LLC AND AN AFFILIATE  LLC will receive an advisory          upon results     upon results
  OF ALLIANCE G.P. IV, INC. AND    services fee equal to 20% of our      of operations    of operations
  BROADSTONE PRESTON ALLIANCE LLC  93.75% of the remaining proceeds,     and therefore    and therefore
                                   and Bainbridge Jacksonville LLC will  cannot be        cannot be
                                   receive 6.25% of any remaining sale   determined at    determined at
                                   proceeds. For the Portland and Salt   the present      the present
                                   Lake City communities and Seattle     time.            time.
                                   communities, GFS Equity Management
                                   LLC will receive 25% of any
                                   remaining sale proceeds. For the
                                   Plano community, remaining sale
                                   proceeds will be distributed to us
                                   and Alliance Residential, LLC
                                   ratably until we have each received
                                   a 10% preferred return and then
                                   80/20 until we have received a 13%
                                   return, 75/25 until we have received
                                   a 16% return, 70/30 until we have
                                   received a 20% return and then any
                                   residual sale proceeds, 60/40.



Notwithstanding the method by which we calculate the payment of operating expenses, as described in the table above, the total of all such operating expenses will not exceed, in the aggregate, the greater of 2% of the book value of the assets or 25% of cash net income as required by the NASAA Guidelines.



    (1) The estimated minimum dollar amounts are based on the sale of a minimum of 250,000 shares to the public at $10 per share. The estimated maximum dollar amounts are based on the sale of a maximum of 100,000,000 shares to the public at $10 per share. The sale of up to 5,000,000 shares at $9.30 per share pursuant to our dividend reinvestment plan is excluded from those amounts.



    (2) Notwithstanding the method by which we calculate the payment of acquisition fees and expenses, as described in the table, the total of all such acquisition fees and acquisition expenses will not exceed, in the aggregate, an amount equal to 6.0% of the contract price of all of the properties which we purchase, as required by the NASAA Guidelines.



    (3) In the event that we become listed on a national securities exchange or a national market system and our advisor receives the subordinated incentive listing fee prior to its receipt of the share of net sale proceeds, our advisor will not be entitled to any such participation in net sale proceeds.



    (4) If at any time the shares become listed on a national securities exchange or a national market system, or, notwithstanding the absence of such listing, our stockholders elect to continue our company's existence after June 22, 2015, we will negotiate in good faith with our advisor a fee structure appropriate for an entity with a perpetual life. A majority of the independent directors must approve any new fee structure negotiated with our advisor. In negotiating a new fee structure, the independent directors will consider all the factors they deem relevant, including but not limited to:



       - the size of the advisory fee in relation to the size, composition and profitability of our portfolio;



       - the success of our advisor in generating opportunities that meet our investment objectives;



       - the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

       - additional revenues realized by our advisor;



       - the quality and extent of service and advice furnished by our advisor;



       - the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and



       - the quality of our portfolio in relationship to the investments generated by our advisor for the account of other clients.



       The board, including a majority of the independent directors, may not approve a new fee structure that is, in its judgment, more favorable to our advisor than the current fee structure.



    (5) The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange. We have the option to pay the listing fee in the form of stock, cash, a promissory note or any combination thereof. In the event the subordinated incentive listing fee is paid to our advisor as a result of the listing of our shares, we will not be required to pay our advisor any further subordinated participation in net sale proceeds.



       In addition, our advisor and its affiliates will be reimbursed only for the actual costs of goods and services used for or by us. We will not reimburse our advisor or its affiliates for services for which they are entitled to compensation by way of a separate fee.



    Since our advisor and its affiliates are entitled to differing levels of compensation for undertaking different transactions on behalf of our company, such as the advisory fees for managing our affairs and the subordinated participation in net sale proceeds, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, our advisor is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. (See "Management--Our Advisor--The Advisory Agreement.") Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by our advisor or its affiliates by reclassifying them under a different category.


                             CONFLICTS OF INTEREST


    The Company will be subject to various conflicts of interest arising out of its relationship to our advisor and its affiliates, as described below.



THERE ARE CERTAIN RELATIONSHIPS BETWEEN OUR COMPANY AND OTHER ENTITIES PROVIDING
                                SERVICES TO US.



    Our advisor is a wholly owned subsidiary of Boston Capital Holdings Limited Partnership. John P. Manning, our Chairman and Chief Executive Officer, owns the general partner of and a limited partner interest in Boston Capital Holdings Limited Partnership. Boston Capital Holdings Limited Partnership also owns
66 2/3% of the dealer-manager. BCP Funding, LLC, our line-of-credit lender, is a wholly owned subsidiary of Boston Capital Companion Limited Partnership.
Mr. Manning also owns the general partner of and a limited partner interest in Boston Capital Companion Limited Partnership. Boston Capital Companion Limited Partnership owns 20,000 shares of our common stock.



    GFS Equity Management LLC is an unaffiliated entity which is providing property management services for the Seattle and Portland/Salt Lake communities. In addition, on July 11, 2002, Goodman Financial Services, Inc., an affiliate of GFS Equity Management LLC, negotiated and entered into a purchase agreement for the Seattle communities from an unaffiliated seller for a purchase price of $51,366,000. In December, 2002, affiliates of our advisor agreed to acquire the Seattle communities from GFS Equity Management LLC for possible investment by a group of private investors. GFS Equity Management LLC agreed to assign its entire interest in the Seattle community purchase contracts to affiliates of our advisor in return for the initial management contract for the communities. The subordinated interest was given to create an incentive to GFS Equity Management LLC as management agent to maximize the cash flow of the communities. The subordinated economic interest allows GFS Equity Management LLC to participate in the cash distributions of the Seattle communities after Boston Capital REIT has received a priority share of the cash flow. Before GFS Equity Management LLC receives any portion of the cash flow, we will receive:



    (i) $50 annual per apartment unit (a total of 802 units times $50 equals $40,100 annually); and


    (ii) a 12% preferred return on our unreturned capital contributions (which initially were $8,626,939).

    We will then share 50/50 with GFS Equity Management LLC in all remaining income from operations of the Seattle communities. Proceeds from the sale of any of the Seattle communities will first be distributed to pay us any unpaid preferred return. Remaining sale proceeds will be distributed to us until we have received a return of our capital contributions (taking into account prior distributions) plus a 16% per annum rate of return on our capital contributions. We will then receive 75% and GFS Equity Management LLC will receive 25% of any remaining sale proceeds.


    During the term of the current first mortgage loans on the Portland and Salt Lake City communities, GFS Equity Management LLC is entitled to be paid 0.06% per annum of the principal of the first mortgage loans from cash flow of BC-GFS-II-LLC as compensation to assume 100% of the risk of loss on the rate lock deposit paid to the permanent mortgage lender. Initially, the unaffiliated permanent mortgage lender agreed to provide mortgage lending for the Portland and Salt Lake City communities at a rate of 4.6% or 4.52%. A rate lock deposit fee of $786,000 was required for either of the rate caps. If the 4.6% rate was locked and we did not close on the loan, most of the rate lock deposit fee would have been refunded. However, if the 4.52% rate was locked and we did not close on the loan, all of the rate lock deposit fee would not have been refunded. We wanted to lock in the lowest rate possible. In order to secure the lower rate and also to mitigate the risk of losing the rate lock deposit, GFS Equity Management LLC agreed to assume 100% of any rate lock deposit fee not refunded in return for receiving 75% of the spread between the two interest rates (0.06%), or approximately $23,600. This additional interest payment of 0.06% per annum to GFS Equity Management LLC will be paid from cash flow throughout the duration of the permanent mortgage loans and is expected to be approximately $23,600 annually until maturity in June 2010.



                           PRIOR AND FUTURE PROGRAMS



    In the past, affiliates of our advisor have organized approximately 387 other real estate investment programs, currently have other real estate holdings, and in the future expect to form, offer interests in, and manage other real estate programs in addition to our company, and make additional real estate investments. Currently, no affiliate of our advisor owns, operates, leases or manages properties that would be suitable for our company, although future real estate programs may involve affiliates of our advisor in the ownership, financing, operating, leasing, and management of properties that may be suitable for us. Such conflicts between our company and affiliated programs may affect the value of our investments as well as our net income. We believe that our advisor has established guidelines to minimize such conflicts.

                       COMPETITION TO ACQUIRE PROPERTIES



    Affiliates of our advisor may compete with us to acquire properties of a type suitable for acquisition by us and may be better positioned to make such acquisitions. A purchaser who wishes to acquire one or more of these properties may have to do so within a relatively short period of time, occasionally at a time when we (due to insufficient funds, for example) may be unable to make the acquisition.



    Our advisor or its affiliates also may be subject to potential conflicts of interest at such time as we wish to acquire a property that also would be a suitable investment for an affiliate of our advisor. Affiliates of our advisor serve as directors of our company and, in this capacity, have a fiduciary obligation to act in the best interest of our stockholders and, as general partners or directors of affiliates of our advisor, to act in the best interests of the investors in other entities or programs with investments that may be similar to those of our company, and will use their best efforts to assure that we will be treated as favorably as any other entity or program. We have also developed procedures to resolve potential conflicts of interest in the allocation of properties between our company and certain of its affiliates. See "Conflicts of Interest--Certain Conflict Resolution Procedures" below.



                              SALES OF PROPERTIES



    A conflict also could arise in connection with our advisor 's determination as to whether or not to sell a property, since the interests of our advisor and the stockholders may differ as a result of their distinct financial and tax positions and the compensation to which our advisor or its affiliates may be entitled upon the sale of a property. See "Conflicts of Interest--Compensation of our Advisor" below for a description of these compensation arrangements. In order to resolve this potential conflict, our board of directors will be required to approve each sale of a property.



                        COMPETITION FOR MANAGEMENT TIME



    The officers of our advisor and the directors and officers of our company currently are engaged, and in the future will engage, in the management of other business entities and properties and in other business activities, including entities, properties and activities associated with affiliates of our advisor. They will devote only as much of their time to the business of our company as they, in their judgment, determine is reasonably required, which will be substantially less than their full time. These officers and directors of our advisor and officers and directors of the company may experience conflicts of interest in allocating management time, services, and functions among the company and the various entities, investor programs (public or private), and any other business ventures in which any of them are or may become involved. Currently, in addition to their involvement with our company, these persons are involved in the management of approximately 387 other real estate investment programs with interests in low-income residential apartment communities.



                          COMPENSATION OF OUR ADVISOR



    Pursuant to an advisory services agreement, we have engaged our advisor to perform various services for us, and our advisor will receive fees and compensation for such services. The advisory services agreement was not the result of arm's-length negotiations. The advisory services agreement was approved by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction, as being fair and reasonable to our company and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities. Any future agreements with our advisor, including any amendment or restatement of the advisory services agreement, will require the same approval. The timing and nature of fees and compensation to our advisor could create a conflict between the interests of our advisor and those of the stockholders. A transaction involving the purchase or sale of any community by our company may result in the immediate realization by our advisor and its affiliates of substantial commissions, fees, compensation, and other income. Although the advisory services agreement authorizes our advisor to take primary responsibility for all decisions relating to any such transaction, our board of directors must approve all of the company's acquisitions and sales of communities. Potential conflicts may arise in connection with the determination by our advisor on our behalf of whether to hold or sell a community as such determination could affect the timing and amount of fees payable to our advisor. See "Management--Our Advisor--The Advisory Services Agreement."



                        RELATIONSHIP WITH DEALER-MANAGER



    The dealer-manager is Boston Capital Securities, Inc., an affiliate of our advisor and our company. Certain of our officers and directors are also officers, directors, and registered principals of the dealer-manager. This relationship may create conflicts in connection with the fulfillment by the dealer-manager of its due diligence obligations under the federal securities laws. Although the dealer-manager has examined the information in this prospectus for accuracy and completeness, the dealer-manager is an affiliate of our advisor and our company and will not make an independent review of our company or the offering. Accordingly, the investors do not have the benefit of such independent review. The dealer-manager is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by entities that may have some or all investment objectives similar to those of our company and is expected to participate in other offerings sponsored by one or more of our officers or directors.



                       RELATIONSHIP WITH BCP FUNDING, LLC



    Our current lender is BCP Funding, LLC, an affiliate of our advisor and our company. Subject to oversight by our board of directors, our advisor has considerable discretion with respect to all decisions relating to the terms and timing of our borrowings from BCP Funding. Our board may encounter conflicts of interest in enforcing our rights or invoking our powers under our loan agreement with BCP Funding. A majority of our independent directors must approve any agreement with BCP Funding as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from an unaffiliated third party.



                 JOINT VENTURES WITH AFFILIATES OF OUR ADVISOR



    While we have no present plans to do so, we may in the future enter into one or more joint venture agreements with other affiliated programs for the acquisition, development or improvement of properties. (See "Business and Properties--Joint Venture Investments.") Our advisor and its affiliates may have conflicts of interest in determining which affiliated program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both our company and the affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm's-length negotiation of the type normally conducted between unrelated co-venturers. (See "Risk Factors--Risks Related to Our Properties and Our Business.").



                              LEGAL REPRESENTATION



    Until August 16, 2005, Nixon Peabody LLP, served as our securities and tax counsel solely for this offering, and currently serves as securities and tax counsel for certain of our affiliates, including other real estate programs, in connection with other matters. Subsequent to August 16, 2005, we retained Goodwin Procter LLP to serve as our securities and tax counsel solely in connection with this offering.

Neither we nor the stockholders will have separate counsel. In the event any controversy arises following the termination of this offering in which the interests of our company appear to be in conflict with those of our advisor or its affiliates, other counsel may be retained for one or both parties.



                     CERTAIN CONFLICT RESOLUTION PROCEDURES



    In order to reduce or eliminate certain potential conflicts of interest, our articles of incorporation contain a number of restrictions relating to
(i) transactions we enter into with our advisor and its affiliates,
(ii) certain future offerings, and (iii) allocation of properties among affiliated entities. These restrictions include, among others, the following:



    - We will not accept goods or services from our advisor or its affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transactions approve such transactions as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.



    - We will not purchase or lease properties in which our advisor or its affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction, that such transaction is competitive and commercially reasonable to us and at a price to us no greater than the cost of the property to our advisor or its affiliates unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to our advisor or its affiliates or to our directors unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, determine the transaction is fair and reasonable to our company.



    - We will not make any loans to our advisor or its affiliates or to our directors. Any loans made to us by our advisor or its affiliates or to our directors must be approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. Our advisor and its affiliates are entitled to reimbursement, at cost, for actual expenses incurred by them on our behalf subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income, as described in the "Management--Our Advisor--Our Advisory Services Agreement" section of this prospectus.



    - In the event that an investment opportunity becomes available which is suitable, under all of the factors considered by our advisor, for our company and one or more other public or private entities affiliated with our advisor and its affiliates, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. In determining whether or not an investment opportunity is suitable for more than one program, our advisor, subject to approval by the board of directors, shall examine, among others, the following factors:


    - The cash requirements of each program;

    - The effect of the acquisition on diversification of each program's investments by type of apartment community and geographic area;

    - The policy of each program relating to leverage of properties;

    - The anticipated cash flow of each program;

    - The income tax effects of the purchase of each program;

    - The size of the investment; and

    - The amount of funds available to each program and the length of time such funds have been available for investment.


    If a subsequent development, such as a delay in the closing of a property, causes any such investment, in the opinion of our board of directors and our advisor, to be more appropriate for a program other than the program that committed to make the investment, our advisor may determine that another program affiliated with our advisor or its affiliates will make the investment. Our board of directors has a duty to ensure that the method used by our advisor for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties shall be reasonable.



                      CONFLICT PROVISIONS OF MARYLAND LAW


    In addition to the policies that we have adopted to reduce or eliminate potential conflicts of interest (see "Conflicts of Interest--Certain Conflict Resolution Procedures" above), our board is subject to certain provisions of Maryland law, which are also designed to eliminate or minimize conflicts. However, we cannot assure you that these policies or provisions of law will be successful in eliminating the influence of these conflicts.

    Under Maryland law, a contract or other transaction between us and any of our directors and any other entity in which that director is also a director or has a material financial interest is not void or voidable solely on the grounds of the common directorship or interest, the fact that the director was present at the meeting at which the contract or transaction is approved or the fact that the director's vote was counted in favor of the contract or transaction, if:

    - The fact of the common directorship or interest is disclosed to our board or a committee of our board, and our board or that committee authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even if the disinterested directors constitute less than a quorum;

    - The fact of the common directorship or interest is disclosed to our stockholders entitled to vote, and the contract or transaction is approved by a majority of the votes cast by the stockholders entitled to vote, other than votes of shares owned of record or beneficially by the interested director, corporation, firm or other entity; or

    - The contract or transaction is fair and reasonable to us.


   INVESTMENT POLICIES AND POLICIES WITH RESPECT TO CERTAIN OTHER ACTIVITIES


    The following is a discussion of our investment policies and our policies with respect to certain other activities. Our independent directors shall review, and a majority of them must approve our investment policies at least annually to determine that the policies being followed are in the best interests of the stockholders. Our permitted investments and limitations are set forth in our articles. The permitted investments and limitations may not be modified or eliminated without the approval of stockholders holding a majority of the outstanding equity shares. We cannot assure you that our investment objectives will be attained.


                           INVESTMENTS IN REAL ESTATE



    We are a REIT that will own interests in, lease and maintain apartment communities in the United States, typically garden apartments and selected mid-rise properties having 150 or more rental units. We intend to invest in properties which our advisor believes are undervalued mainly because of deferred maintenance or renovations which the seller has not performed. In such cases, we will need to raise sufficient funds to make any such deferred maintenance or renovations. We invest primarily in suburban and metropolitan areas.


    Our policy is to invest in assets primarily for current income generation. In general, our investment objectives are:


    - To provide quarterly cash distributions, as well as to provide growth in distributions over time.



    There is no assurance that any distribution will be paid. Rising operating expenses could reduce our cash flow and funds available for future distribution.


    - To increase our value through increases in the cash flows and values of our communities.

    The performance of our properties may not meet our expectations. Adverse economic conditions and competition may impede our ability to renew leases, which could affect our operating results.

    - To preserve and protect the value of our interest in our communities and to achieve long-term capital appreciation.

    There is no assurance of capital appreciation. We will only return all of our stockholders' invested capital if we sell our interests in communities for more than their original purchase price.


    There are no limitations on the amount or percentage of our total net assets that may be invested in any one community. Additionally, no limits have been set on the concentration of investments in any one location. However, our advisor does plan to diversify its acquisitions to mitigate risk.



    Apartment communities under consideration are first subjected to a comprehensive due diligence review. In selecting specific communities, our advisor, as approved by our board of directors, applies the following minimum standards.



    - The apartment community is in what our advisor considers to be a quality market area within locations that provide stability and upside potential.



    - We will endeavor to maintain an aggregate mortgage indebtedness on our communities totaling between 55% and 65% but in any event not more than 70% of our gross asset value, but this is not a limitation on the amount of mortgage indebtedness on any one community acquired, and we have no limitations in our organizational documents regarding the amount of mortgage and other borrowings on our communities, provided, however, that the aggregate amount of our indebtedness outstanding at any time may not exceed 300% of our net assets.



    - For communities acquired before the initial closing, the communities have at least 18 months of stable operations; following the initial closing, at least 90% of the communities will meet this standard.


    Generally, we will acquire our interests in our communities by forming a limited liability company which will be controlled by a wholly owned subsidiary of our company and in which an unaffiliated third party will have an economic interest. A wholly owned subsidiary of this limited liability company will in turn own title to the community.


                               BORROWING POLICIES



    While we strive for diversification, the number of different communities we can acquire interests in will be affected by the amount of funds available to us. There is no limitation on the amount we may invest in any single improved property or on the amount we can borrow for the purchase of an interest in any property, provided, however, that the aggregate amount of our indebtedness outstanding at any time may not exceed 300% of our net assets.

    We currently intend to limit the aggregate mortgage debt on our communities that are no longer (or have not been) financed with our current or any replacement line of credit to be within the targeted range of 55% to 65%. In any event, aggregate borrowings as of the time that the net proceeds of this offering have been fully invested and at the time of each subsequent borrowing may not exceed, on average, 70% of the gross asset value of those communities unless any excess borrowing is approved by a majority of the independent directors and is disclosed to stockholders in our next quarterly report.


    We will, at least initially, borrow money to acquire interests in communities and to pay certain related fees. We plan to maintain one or more lines of credit for the purpose of acquiring interests in communities. We intend to encumber our assets in connection with the borrowing. Initially, we intend to repay any line of credit with offering proceeds. We also plan to obtain permanent mortgage financing for all of our communities, or to continue the existing mortgage indebtedness on the communities.


    Management believes that any financing obtained during the offering period will allow us to make investments in communities that we otherwise would be forced to delay until we raised a sufficient amount of proceeds from the sale of shares. By eliminating this delay, we will also eliminate the risk that these investments will no longer be available, or the terms of the investment will be less favorable, when we have raised sufficient offering proceeds. Alternatively, affiliates of our advisor could make such investments, pending receipt by us of sufficient offering proceeds in order to preserve the investment opportunities for us. However, interests in communities acquired by us in this manner could be subject to closing costs both on the original purchase by the affiliate and on the subsequent purchase by us, which would increase the amount of expenses associated with the acquisition of communities and reduce the amount of offering proceeds available for investment in other income-producing assets.



    While we have no present plans to do so, we may in the future establish a line of credit principally to finance capital improvement projects and for working capital purposes, such as the costs of renovating, repairing, and marketing our communities. We may also borrow funds for the purpose of preserving our status as a REIT. For example, we may borrow to the extent necessary to permit us to make distributions required in order to enable us to qualify as a REIT for federal income tax purposes.



    We expect that all of our communities will also be encumbered with mortgage debt. By operating on a leveraged basis, we will have more funds available for investment in communities. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although any liability for the repayment of mortgage indebtedness is expected to be limited to the value of the property securing the liability and the rents or profits derived therefrom, our use of leveraging increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. (See "Risk Factors--Risks Related to Our Organization and Structure.") To the extent that mortgage loans are not maintained on our communities, our ability to acquire additional communities will be restricted. Our advisor will use its best efforts to obtain financing on the most favorable terms available to us. Lenders may have recourse to assets not securing the repayment of the indebtedness.



    Our advisor may refinance communities during the term of a loan when it deems it is in the best interests of our company, for example, when a decline in interest rates makes it beneficial to prepay an existing mortgage or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate.


    Our aggregate borrowing, secured and unsecured, will be reasonable in relation to our assets and will be reviewed by our board of directors at least quarterly.

    Any loans from any of our directors or from our advisor and its affiliates must be approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. We will not make loans to the directors, officers, our advisor or their affiliates.



                                  DISPOSITIONS


    Although we generally will not seek to dispose of our interests in communities in our portfolio, we will consider doing so, subject to REIT qualification rules, if our management determines that a sale of our interest in a community would be in our best interests based on the price being offered for the community, the operating performance of the community, the tax consequences of the sale and other factors and circumstances surrounding the proposed sale. We may consider offering purchase money financing in connection with the sale of communities where the provision of that financing would increase the value to be received by us for the community sold.


                            EQUITY CAPITAL POLICIES


    Our board has the authority, without further stockholder approval, to issue additional authorized shares of common stock and preferred stock or otherwise raise capital, including through the issuance of senior securities, in any manner and on those terms and for that consideration it deems appropriate, including in exchange for property. Existing stockholders will have no preemptive right to shares of common stock or other shares of our capital stock issued in any offering, and any offering might cause a dilution of a stockholder's investment in us. Although we have no current plans to do so, other than in connection with our dividend reinvestment plan, we may in the future issue common stock.

    We may, in certain circumstances, purchase shares of our common stock in private transactions with our stockholders, if those purchases are approved by our board. Our board has no present intention of causing us to repurchase any shares, and any action would only be taken in conformity with applicable federal and state laws and the applicable requirements for qualifying as a REIT.


                               REPORTING POLICIES



    After this offering, we will become subject to the full information reporting requirements of the Securities Exchange Act of 1934, as amended. Pursuant to these requirements, we will file periodic reports, proxy statements and other information, including certified financial statements, with the Securities and Exchange Commission. See "Where You Can Find More Information." We have also established an internet-accessible area for our company on the website of Boston Capital Corporation, www.bostoncapital.com. The information on our website does not constitute a part of this prospectus.



                             INVESTMENT LIMITATIONS


    We do not intend to invest in the securities of other issuers for the purpose of exercising control (except to the extent that we may acquire the controlling securities of an entity holding real property that meets our investment criteria), to underwrite securities of other issuers, or to engage in the purchase and sale (or turnover) of investment securities in exchange for property, nor do we have any present intention of offering securities in exchange for property or to invest in real estate mortgages, although our board may determine to authorize an exchange of securities for property or an investment in mortgages in the future.

                 PRIOR PERFORMANCE OF AFFILIATES OF MANAGEMENT
                                    OVERVIEW



    During their more than 30-year history, our advisor and its affiliates and their respective predecessors in interest have raised approximately
$4.1 billion in real estate equity from approximately 87,400 investors in approximately 387 investment programs to acquire interests in approximately 2,571 properties containing approximately 139,000 apartment units in 48 states and territories, representing approximately $10.7 billion in original development and acquisition costs. Of the properties acquired, 146 were apartment complexes that included 3,621 market rate units out of a total of 17,164 units located in 35 states and representing $389,689,415 of investor equity. The investment objectives of these programs were to create certain tax benefits in the form of low-income or rehabilitation tax credits or tax losses. NONE OF THESE PROGRAMS HAD INVESTMENT OBJECTIVES SIMILAR TO OUR COMPANY'S, HOWEVER ALL OF THESE PROGRAMS INVOLVED RESIDENTIAL APARTMENT COMMUNITIES. Although none of them were 100% market rate communities, approximately 3,621 units in these residential apartment communities were market rate units. In addition, the market rate component of these programs were neither evaluated nor acquired in connection with programs that have similar investment objectives to our company.



    During the ten-year period from January 1, 1995 to December 31, 2004, our advisor and its affiliates and their respective predecessors in interest have served as general partners of two public limited partnership (which includes 27 series) and 46 private limited partnerships including 29 corporate limited partnerships and 17 direct placement corporate limited partnerships for a total of 48 real estate programs. The residential apartment communities invested in by the previous programs are affordable housing communities subject to certain rent and tenant restrictions, of which a component is market rate units. Typically, the market rate units (if any), are less than 50% of the total units in the community.



    Our advisor and its affiliates and their respective predecessors in interest raised $2,914,614,056 in subscriptions from 42,966 investors during this ten-year period. A total of 1,043 properties (1), with a total development cost of $5,288,053,984 were acquired for the public and private limited partnerships. These properties are geographically located 12% in the Northeast, 11% in the Mid-Atlantic, 27% in the Southeast, 24% in the Midwest, 16% in the Southwest, and 10% in the West.


    The foregoing information covering the period from January 1, 1995 to December 31, 2004, can be summarized as follows:

                                          PROPERTIES                                        AVERAGE
                                   -------------------------                                CAPITAL
            PROGRAMS                              TOTAL                INVESTORS            INVESTED
--------------------------------               DEVELOPMENT     -------------------------      PER
TYPE                     NUMBER     NUMBER         COST         NUMBER       CAPITAL        PROPERTY
----                    --------   --------   --------------   --------   --------------   ----------
Public................      2         470     $1,567,577,496    42,774    $  843,735,920   $1,795,183
Private...............     46         573     $3,720,476,488       192    $2,070,878,136   $3,614,098
Total.................     48       1,043     $5,288,053,984    42,966    $2,914,614,056   $2,794,453


                                                        REGIONS
                       --------------------------------------------------------------------------
                                      MID-
                       NORTHEAST    ATLANTIC     SOUTHEAST     MIDWEST     SOUTHWEST      WEST
                       ----------   --------   -------------   --------   -----------   ---------
Public...............       5%          4%          11%           12%          8%           4%
Private..............       7%          7%          16%           12%          8%           6%
Total................      12%         11%          27%           24%         16%          10%

    All these 46 prior limited partnerships have invested in apartment complexes (or operating partnerships which owned such complexes) financed and/or operated with one or more forms of government subsidy, primarily RHS. The states in which these apartment complexes are located and the number of properties in each state are as follows:(1)


Alabama.....................................................    9
Arizona.....................................................    9
Arkansas....................................................   18
California..................................................   53
Colorado....................................................   27
Connecticut.................................................   19
Delaware....................................................    2
District of Columbia........................................    3
Florida.....................................................   16
Georgia.....................................................   49
Idaho.......................................................    1
Illinois....................................................   15
Indiana.....................................................   12
Iowa........................................................    6
Kansas......................................................   18
Kentucky....................................................   57
Louisiana...................................................   88
Maine.......................................................   11
Maryland....................................................   17
Massachusetts...............................................   14
Michigan....................................................   53
Minnesota...................................................    3
Mississippi.................................................   46
Missouri....................................................   37
Montana.....................................................    1
Nebraska....................................................    2
Nevada......................................................    3
New Hampshire...............................................    6
New Jersey..................................................   16
New Mexico..................................................    4
New York....................................................   60
North Carolina..............................................   11
North Dakota................................................   14
Ohio........................................................    4
Oklahoma....................................................   35
Oregon......................................................    2
Pennsylvania................................................   16
Puerto Rico.................................................    4
Rhode Island................................................    1
South Carolina..............................................    5
South Dakota................................................    1
Tennessee...................................................   15
Texas.......................................................   97
Utah........................................................    3
Vermont.....................................................    4
Virginia....................................................   43
Virgin Islands..............................................   10
Washington..................................................    3
West Virginia...............................................    7
Wisconsin...................................................    5
Wyoming.....................................................    0

--------------------------

(1) Includes 75 properties which are jointly owned by two or more investment partnerships or series within an investment partnership which represent a total of 88 shared investments.

(2) The total number of properties by state does not reflect the 88 shared investments of 75 operating partnerships. The net number of properties reflected is 955.

    The 48 government-assisted partnerships which invested in residential apartment complexes accounted for 100% of the total development cost of all properties acquired by all limited partnerships sponsored over the ten-year period.

    The investment objectives of the 48 prior partnerships were, in order of priority: (1) certain tax benefits in the form of tax losses or low-income housing and rehabilitation tax credits which each such limited partnership's partners might use to offset income from other sources; (2) long-term capital appreciation through increases in the value of each apartment complex and
(3) cash distributions through potential sale or refinancing transactions. Distributions of current cash flow were not a primary objective of these partnerships, in that the government agencies which provide subsidies regulate both the amount of rent and the amount of cash distributions which may be made to partners.


                               PRIVATE PLACEMENTS


    Interests in 46 of the 48 limited partnerships described above were sold to approximately 192 investors in private offerings intended to be exempt from the registration requirements of the Securities Act of 1933. A total of $2,070,878,136 in subscriptions was raised. Interests were acquired in a total of 573 properties, with total development costs of $3,720,476,488.

    The private limited partnerships involved new construction or renovation of apartment complexes, financed with mortgage indebtedness aggregating approximately $2,078,291,819 in addition to the equity investment of the prior limited partnerships of $2,070,878,136. The purchased properties equaled 100% of the total development cost of all non-conventional properties invested in by private limited partnerships.


                                PUBLIC OFFERINGS


    Interests in 27 series of the 2 limited partnerships described above were sold to approximately 42,774 investors in public offerings registered under the Securities Act of 1933. A total of $843,735,920 in subscriptions was raised. A total of 470 properties were purchased at a total development cost of $1,567,577,496.

    Information regarding the public offerings is summarized as follows as of December 31, 2004:

                                                                              PROPERTIES
                                                                     ----------------------------
                                                 INVESTORS                            TOTAL
                                          ------------------------                 DEVELOPMENT
PROGRAM                                    NUMBER       CAPITAL       NUMBER           COST
-------                                   ---------   ------------   ---------   ----------------
Boston Capital Tax Credit Fund IV L.P.
  (Series 23 through 46)................   38,678     $752,939,880      442       $1,386,287,277
Boston Capital Tax Credit Fund V L.P.
  (Series 47 through 49)................    4,096     $ 90,796,040       28       $  181,290,219

                                                        TYPE OF PROPERTIES
                                          ----------------------------------------------
                                                                               HISTORIC
                                            RECENTLY            UNDER            TAX
PROGRAM                                     COMPLETED       CONSTRUCTION        CREDIT
-------                                   -------------   -----------------   ----------
Boston Capital Tax Credit Fund IV L.P.
  (Series 23 through 46)................       437                4               1
Boston Capital Tax Credit Fund V L.P.
  (Series 47 through 49)................         6               22               0

    During the four-year period ending December 31, 2004, affiliates of our management sponsored two public investment partnership with investment objectives similar to the 48 described above. This public limited partnership owns interests in 157 operating partnerships which include 15 properties jointly owned by two or more investment partnerships or series within an investment partnership, representing a total of 17 shared investments. The total number of properties by state does not duplicate the 15 shared investments. The net number of properties reflected is 140 located in:

Alabama.....................................................    1
Arizona.....................................................    2
Arkansas....................................................    0
California..................................................    4
Colorado....................................................   13
Connecticut.................................................    1
Florida.....................................................    0
Georgia.....................................................    5
Illinois....................................................    5
Indiana.....................................................    1
Iowa........................................................    1
Kansas......................................................    7
Kentucky....................................................   16
Louisiana...................................................    7
Maine.......................................................    1
Maryland....................................................    1
Massachusetts...............................................    1
Michigan....................................................   13
Minnesota...................................................    0
Mississippi.................................................    4
Missouri....................................................    5
Montana.....................................................    0
Nebraska....................................................    0
Nevada......................................................    0
New Hampshire...............................................    2
New Jersey..................................................    0
New Mexico..................................................    1
New York....................................................    8
North Carolina..............................................    0
North Dakota................................................    1
Ohio........................................................    0
Oklahoma....................................................    7
Oregon......................................................    1
Pennsylvania................................................    1
Puerto Rico.................................................    0
Rhode Island................................................    0
South Carolina..............................................    0
South Dakota................................................    1
Tennessee...................................................    1
Texas.......................................................   16
Utah........................................................    0
Vermont.....................................................    0
Virginia....................................................    5
Virgin Islands..............................................    2
Washington..................................................    2
West Virginia...............................................    3
Wisconsin...................................................    1

    All of the operating partnership acquisitions of the public limited partnership involved new construction or renovation of existing apartment complexes, financed with government-assisted mortgaged indebtedness aggregating approximately $309,967,791 in addition to the equity investment of the investing partnerships of $306,774,420. These properties equaled 100% of the total development cost of properties acquired by public limited partnerships in the four-year period ended December 31, 2004. We will provide a more detailed description of these acquisitions to you upon request.

    Information regarding public limited partnerships organized with investment objectives not similar to ours is contained in Appendix I--Tabular Information Concerning Prior Limited Partnerships.

    Any investor or prospective investor may view and/or obtain a copy of the most recent Form 10-K or Form 10-Q filed with the Securities and Exchange Commission relative to the public offerings at the Web site of Boston Capital Corporation, www.bostoncapital.com.


                        DIVERSIFICATION WITH REAL ESTATE



    We believe that investments in real estate through companies like ours can be an attractive asset class to diversify an investor's portfolio beyond stocks and bonds. Diversification is a portfolio strategy designed to reduce exposure to risk by combining a variety of investments, such as stocks, bonds, and real estate, which are unlikely to all move in the same direction. The goal of diversification is to reduce the risk in a portfolio. One way to diversify an existing portfolio of stocks and bonds is to add real estate. We believe real estate has a low correlation to traditional stock and bond markets and therefore, combining all investment types, will result in a more stable portfolio.



    Not only can a portfolio be diversified by a variety of investment types such as stocks, bonds and real estate, but diversification can also be achieved through various asset classes (apartments vs. commercial or industrial) and sponsors. Similar to investing in stocks, an investor is advised against buying for example, large cap growth stocks only, but to diversify with value, small, mid-cap and international stocks. The same theory of diversification can be applied to REITs. An investment in a publicly registered, non-traded REIT like our company, which is unlisted and not actively traded, can be beneficial because our share price is not subject to daily market fluctuations as is generally the case for actively traded securities such as stocks and bonds. We believe this can be particularly beneficial for investors who consider investing in real estate as a long-term investment.



    In addition, real estate is considered to be a good hedge against inflation and we believe the apartment sector is an ideal real estate type to hedge inflation because the short-term nature of apartment leases provides apartment owners with the ability to frequently increase the rents they charge to tenants, most often on an annual basis. This unique feature of apartments allows landlords to keep rental income in-line and consistently ahead of annual increases to operating costs due to inflation in comparison to other property types such as industrial office and retail which generally have longer-term leases.



CONSISTENT ANNUAL RISK-ADJUSTED RETURNS--LOW VOLATILITY



    Historically, the multifamily sector has delivered consistent annual returns and has exhibited less volatility than the Standard & Poor's 500 Index ("S&P 500") and the NAREIT Equity REIT Index ("NAREIT Index") as shown in the chart below. Our advisor believes that an investment in Boston Capital REIT can be viewed as an investment in a portfolio of properties whose value is tied to the performance of those properties and their asset value. This stands in contrast to an investment in the companies or REITs which make up the S&P 500 and the NAREIT Index, which generally are not as closely tied to the direct, underlying property or company values and are subject to daily market fluctuations, as well as long-term market cycles. Accordingly, our advisor believes that an investment in Boston Capital REIT will exhibit less performance volatility than an investment in the companies or REITs which make up the other two indices. While the NCREIF Property Index--Multifamily is not a measure of non-traded REIT performance, our advisor believes that this index is an appropriate and accepted index for purposes of evaluating the relative volatility of an investment in our stock as compared to an investment in listed REIT shares or the S&P 500.



                     RETURN ON INVESTMENT BY PROPERTY TYPE
                    COMPARED TO SELECTED INDEXES (1990-2004)


                                     [LOGO]


    Indexes 1-4: The NCREIF PROPERTY INDEXES are composite total rate of return measures of investment performance (composed of Income Return, Capital Value Return and Total Return) of a very large pool of individual properties in the multifamily*, retail, office and industrial sectors, respectively, acquired in the private market and held in a fiduciary environment for investment purposes only.



    * The performance results shown for the NCREIF Property Index--Multifamily should not be taken to represent the expected performance of Boston Capital REIT. Unlike Boston Capital REIT, the NCREIF Property Index--Multifamily and the other indices described here do not have any fees or expenses. As such, the NCREIF Property Index--Multifamily reflects higher returns than shareholders are likely to experience because the management fees and expenses we pay will reduce the amount of cash available for distributions to our shareholders. You can not invest directly in an index. While Boston Capital REIT has used and expects to continue to use leverage (borrowing a portion of the purchase price of our property acquisitions), as do many of the properties in the NCREIF Property Index--Multifamily, the performance results shown for that index are adjusted to show all properties on an unleveraged basis. Also, because we are a non-traded REIT, you will not be able to realize appreciation in the value of our portfolio, if any, until we liquidate or list our stock for trading. In addition, the aggregate property characteristics of Boston Capital REIT differ from those of the NCREIF Property Index--Multifamily, which will result in performance differences between that index and Boston Capital REIT.

    Index 5: The STANDARD & POOR'S 500 INDEX is an unmanaged, capitalization-weighted index of 500 stocks. The index is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries and is adjusted to reflect dividends paid.



    Index 6: The NAREIT EQUITY REIT INDEX is an unmanaged, market-weighted index of tax-qualified Real Estate Investment Trusts traded on the New York Stock Exchange, the American Stock Exchange and the NASDAQ National Market System, including dividends.



    SOURCES: STANDARD & POOR'S. RUSSELL-MELLON. NCREIF. THE NATIONAL COUNCIL OF REAL ESTATE INVESTMENT FIDUCIARIES (NCREIF) WAS ESTABLISHED TO SERVE THE INSTITUTIONAL REAL ESTATE INVESTMENT COMMUNITY AS A COLLECTOR, PROCESSOR, VALIDATOR, AND DISSEMINATOR OF REAL ESTATE PERFORMANCE INFORMATION. CERTAIN DATA AND PERFORMANCE RESULTS SHOWN WERE SUPPLIED BY OUTSIDE SOURCES AND ARE BELIEVED TO BE RELIABLE BUT ARE NOT GUARANTEED. PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

                             PRINCIPAL STOCKHOLDERS


    The following table sets forth certain information regarding the beneficial ownership of our common stock before and after this offering as of February 1, 2005. The principal address of each person and entity named below is c/o Boston Capital Real Estate Investment Trust, Inc., c/o Boston Capital Corporation, One Boston Place, Suite 2100, Boston, MA 02108-4406.



                                                   NUMBER OF     PERCENT      NUMBER OF
                                                    SHARES          OF         SHARES      PERCENT OF
                                                     OWNED      ALL SHARES      OWNED      ALL SHARES
           NAME AND BUSINESS ADDRESS               PRIOR TO      PRIOR TO       AFTER         AFTER
              OF BENEFICIAL OWNER                 OFFERING(1)    OFFERING    OFFERING(1)   OFFERING(2)
------------------------------------------------  -----------   ----------   -----------   -----------
Boston Capital Companion Limited Partnership....    20,000          97%        20,000            *(3)
John P. Manning.................................      None          --             --            *
Jeffrey H. Goldstein............................      None          --             --            *
Kevin P. Costello...............................      None          --             --            *
Richard J. DeAgazio.............................      None          --             --            *
Marc N. Teal....................................      None          --             --            *
Mark W. Dunne...................................      None          --             --            *
Eileen P. O'Rourke..............................      None          --             --            *
Philip S. Cottone...............................     2,000(4)        *          2,000(4)         *
Kevin C. Phelan.................................     1,000(4)        *          1,000(4)         *
Nicholas L. Iacuzio.............................     1,000(4)        *          1,000(4)         *
Directors and Executive Officers as a group (10
  persons)......................................     4,000(4)        *          4,000(4)         *


------------------------

*   Less than 1%

(1) In accordance with 13d-3 under the Securities Exchange Act of 1934, shares are shown as beneficially owned if the person named in the table has or shares the power to vote or to direct the voting of, or the power to dispose or to direct the disposition of, those shares. Inclusion of shares in the table does not necessarily mean that the persons named have any economic interest in shares set opposite their names. In addition, shares are deemed to be beneficially owned by a person if that person has the right to acquire shares, for example, upon exercise of an option or warrant, within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by that person, and only by that person, by reason of that acquisition right. As a result, the percentage of outstanding shares of any person as shown on the preceding table does not necessarily reflect the person's actual voting power at any particular date.

(2) Assumes 100,000,000 shares are sold in offering.


(3) Approximately 8.0% if no more than the 250,000-share minimum is sold.



(4) Currently exercisable options. Assuming only the minimum of 250,000 shares are sold and such director exercises his options, each such director will own less than 1% of the outstanding number of shares at the initial closing of the offering. Other than options, the directors do not own any other shares.

                          DESCRIPTION OF CAPITAL STOCK
                                    GENERAL

    We were formed under the laws of the State of Maryland. Rights of our stockholders are governed by the Maryland General Corporation Law, or MGCL, our charter, or our articles, and our bylaws. The following summary of the material provisions of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to our articles and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.

                                AUTHORIZED STOCK


    Our articles provide that we may issue up to 400,000,000 shares of common stock, par value $.001 per share, 50,000,000 shares of preferred stock, par value $.001 per share, and 50,000,000 shares of "excess stock," par value $.00l per share, which would be issued only in the event we have purchases in excess of the ownership limits described below. At the commencement of this offering, 20,000 shares of our common stock were issued and outstanding, all of which were owned by an affiliate of our advisor, and no excess shares were issued and outstanding.


    We will not issue stock certificates. Each stockholder's investment will be recorded on our books, and information concerning the restrictions and rights attributable to shares (whether in connection with an initial issuance or a transfer) will be sent to the stockholder receiving shares in connection with the issuance or transfer. A stockholder wishing to transfer his or her shares will be required to send appropriate documentation to us, and we will provide the required documentation upon a stockholder's request. The transfer will be effective and the transferee of the shares will be recognized as the holder of such shares within five business days of our receipt of the required documentation, subject to restrictions in our articles of incorporation.

                                  COMMON STOCK


    In the opinion of Goodwin Procter LLP, a copy of which is attached as an exhibit to Post-Effective Amendment No. 2 to the Registration Statement, filed on December 7, 2005, all of the shares offered by our prospectus will be validly issued, fully paid and nonassessable. Subject to the preferential rights of any other class or series of shares of stock, holders of shares of common stock will be entitled to receive distributions if, as and when authorized and declared by our board out of assets legally available for such payments and to share ratably in our assets legally available for distribution to the stockholders in the event of our liquidation, dissolution or winding-up after payment of, or adequate provision for, all of our known debts and liabilities and any rights of holders of senior securities.


    Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of our stockholders, including the election of directors. There is no cumulative voting in the election of directors, which means that directors then standing for election will be elected by a plurality of all votes cast. Holders of shares of common stock have no conversion, sinking fund, redemption, exchange or appraisal rights, and have no preemptive rights to subscribe for any of our securities.

                    PREFERRED STOCK; OTHER EQUITY SECURITIES


    We conducted an offering of 173 shares of 12.0% Series A Cumulative Non-Voting Preferred Stock at $500 per share through a private placement conducted in reliance on the exemption from registration set forth in
Section 4(2) of the Securities Act of 1933, as amended and Rule 506 of Regulation D promulgated thereunder. We offered and sold the preferred shares to investors whom we had reasonable grounds to believe are "accredited investors" within the meaning of Rule 501 of Regulation D. The offering was effected pursuant to the articles supplementary to our articles of incorporation and for the purpose of having at least 100 shareholders to satisfy one of the qualifications we must meet in order to qualify as a real estate investment trust under the Internal Revenue Code. Under Sections 856(a)(5), 856(b) and 856(h)(2) of the Internal Revenue Code, the beneficial ownership of a REIT must be held by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a taxable year of less than 12 months), other than with respect to the first taxable year for which a REIT election is made (which in our case is anticipated to be the taxable year ended December 31, 2005). The outstanding preferred shares are subject to redemption, in whole or in part, at any date which is at least one year following the sale of such preferred shares (the "Redemption Date") by notice of such redemption by us. If we elect to redeem the preferred shares, each preferred share will be redeemed for a price, payable in cash on the Redemption Date, equal to $500, plus all accrued and unpaid dividends. This offering closed on January 30, 2006.



    Additional shares of preferred stock may be issued from time to time, in one or more series, as authorized by our board without further action by our stockholders, unless action by our stockholders is required by applicable law or by the rules of any securities exchange or market on which our shares may be listed in the future. Prior to the issuance of shares of each series, our board is required by the MGCL and our articles to fix for each series, subject to the provisions of our articles, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption, as permitted by Maryland law. Because our board has the power to establish the preferences, powers and rights of each series of preferred stock, it may afford the holders of any series of preferred stock preferences, powers and rights senior to the rights of holders of shares of our common stock; however, the voting rights for each share of preferred stock shall not exceed voting rights which bear the same relationship to the voting rights of shares of our common stock as the consideration paid to our company for each share of preferred stock bears to the book value of shares of our common stock on the date that such preferred stock is issued. The issuance of preferred stock could have the effect of delaying or preventing a change of control of our company that might involve a premium price for holders of shares or otherwise be in their best interest. Our board has no present plans to issue any preferred stock.


    The voting rights per share of our equity securities (other than our publicly held equity securities) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of the publicly held equity securities as the consideration paid to our company for each privately offered share bears to the book value of each outstanding publicly held equity security. Our board of directors has no present plans to offer equity securities of our company in a private offering.

                           RESTRICTIONS ON OWNERSHIP

    For us to remain qualified as a REIT under the Internal Revenue Code, not more than 50% of the value of the outstanding shares of our capital stock may be owned, actually or constructively, by five or fewer individuals, as defined in the Internal Revenue Code, during the last half of a taxable year, and our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. See "Material United States Federal Income Tax Considerations." To satisfy these ownership requirements and other requirements for qualification as a REIT, our articles contain provisions restricting the ownership or acquisition of shares of our capital stock.

    The ownership limit provisions provide that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than the ownership limit, which is equal to 9.8% of our stock. The attribution rules are complex and may cause stock owned directly or indirectly by a group of related individuals and/or entities to be deemed to be owned by one individual or entity. As a result, the acquisition of less than 9.8% (by value or number of shares, whichever is more restrictive) of each class of our outstanding stock, or the acquisition of an interest in an entity which owns our stock, by an individual or entity could cause that individual or entity to constructively own in excess of 9.8% of our outstanding stock, and thus subject that stock to the ownership limit.

    Our board may, in its sole discretion, waive the ownership limit with respect to a particular stockholder if evidence satisfactory to our board is presented that the ownership will not then or in the future jeopardize our status as a REIT. As a condition to the waiver, our board may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving our REIT status. If, in the opinion of our board, any proposed transfer of shares of our stock may jeopardize our qualification as a REIT, our board has the right to refuse to permit the transfer of that stock.

    A transfer of our common stock or other event that results in a person owning shares in excess of the ownership limit will result in those shares of our stock most recently acquired by that person that are in excess of the ownership limit being converted into "excess shares." These excess shares will then be automatically transferred to a trust, the beneficiary of which will be a qualified charitable organization that we select. The intended transferee will not be entitled to vote these shares and will not receive any dividends declared on these shares. Within 20 days after the transfer of the shares to the trust, the trustee of the trust will be required to sell the excess shares to a person or entity who could own the shares without violating the ownership limit. The trustee, upon a sale of these shares, would then distribute to the intended transferee an amount equal to the lesser of the price paid by that intended transferee (or, in some circumstances, the market value of those shares) or the sale proceeds received by the trust. In addition, assuming that these excess shares had not yet been sold by the trustee, we would have the right, for a period of 120 days beginning on the date described below, to purchase all or any portion of the excess shares from the trust at a price equal to the lesser of the price paid for the stock by the intended transferee (or, in some circumstances, the market value of those shares) and the closing market price for the common stock on the date we exercise our option to purchase the stock. This period commences on the date of the violative transfer if the intended transferee gives us notice of the transfer, or the date our board determines that a violative transfer has occurred if no notice is provided.

    The affirmative vote of the holders of at least two-thirds of the shares of our voting stock is required to alter, amend, or adopt any provision inconsistent with or repeal the ownership limit provision. In addition to preserving our status as a REIT, the ownership limit may have the effect of precluding an acquisition of control of the REIT without the approval of our board.

    All persons who own at least a specified percentage of our stock must file an affidavit with us containing information regarding their ownership of stock, as set forth in the United States Treasury Regulations. Under current Treasury Regulations, the percentage will be set between 0.5% and 5%, depending on the number of record holders of stock. In addition, each stockholder will upon demand be required to disclose to us in writing that information with respect to the direct, indirect and constructive ownership of shares as our board deems necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

                        INSPECTION OF BOOKS AND RECORDS


    Our advisor will keep, or cause to be kept, on our behalf, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of such books of account, together with all other records of our company, including a copy of our articles of incorporation and bylaws and any amendments thereto, will at all times be maintained at our principal office, and will be open to inspection, examination, and, for a reasonable charge, duplication upon reasonable notice and during normal business hours by a stockholder or his or her agent.

    As a part of our books and records, we will maintain at our principal office an alphabetical list of names of stockholders, along with their addresses and the number of shares held by each stockholder. Such list will be updated at least quarterly and will be available for inspection at our principal office by a stockholder or his or her agent upon such stockholder's request. Such list also will be mailed to any stockholder requesting the list within 10 days of a request. The copy of the stockholder list shall be printed in alphabetical order, on white paper, and in readily readable type size that is not smaller than 10-point type. We may impose a reasonable charge for expenses incurred in reproducing such list. The list may not be sold or used for commercial purposes.


    If our advisor or our directors neglect or refuse to exhibit, produce or mail a copy of the stockholder list as requested, our advisor and our directors will be liable to any stockholder requesting the list for the costs, including attorneys' fees, incurred by that stockholder for compelling the production of the stockholder list. It will be a defense that the actual purpose and reason for requests for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using them for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require the stockholder requesting the stockholder list to represent that the list is not requested for a commercial purpose unrelated to the stockholder's interest in our company. The remedies provided by our articles of incorporation to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law or the law of any state.


                     RESTRICTION ON "ROLL-UP" TRANSACTIONS


    In connection with any proposed "Roll-Up Transaction," which, in general terms, is any transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of our company and the issuance of securities of an entity (a "Roll-Up Entity") that would be created or would survive after the successful completion of the Roll-Up Transaction, an appraisal of all properties will be obtained from a competent independent appraiser. In order to qualify as an independent appraiser for this purpose, the person or entity must have no material current or prior business or personal relationship with our advisor or our directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by our company. The properties must be appraised on a consistent basis, and the appraisal must be based on the evaluation of all relevant information and indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal must assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of such independent appraiser must clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, must be included in a report to stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction must offer to stockholders who vote against the proposal the choice of:


        (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or

        (ii) one of the following:

           (A) remaining stockholders of our company and preserving their interests therein on the same terms and conditions as existed previously; or

           (B) receiving cash in an amount equal to the stockholder's PRO RATA share of the appraised value of our net assets.

    We are prohibited from participating in any proposed Roll-Up Transaction:

        (i) which would result in the stockholders having democracy rights in the Roll-Up Entity that are less than those provided in our articles of incorporation and by-laws and described elsewhere in this section of the prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the articles of incorporation, and dissolution of our company;

        (ii) which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares held by that investor;

        (iii) in which investor's rights to access of records of the Roll-Up Entity will be less than those provided in our articles of incorporation and described in this section of the prospectus under the heading "--Inspection of Books and Records," above; or

        (iv) in which any of the costs of the Roll-Up Transaction would be borne by us if the Roll-Up Transaction is not approved by the stockholders.

       CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR ARTICLES AND BYLAWS

    The following paragraphs summarize certain provisions of Maryland law and of our articles and bylaws. The business combination provisions and the control share acquisition provisions of the MGCL, and the advance notice provisions of our bylaws, could have the affect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of shares of our common stock or otherwise be in our stockholders' best interest.

                   TERMINATION OF OUR COMPANY AND REIT STATUS


    Our articles provide for us to have a perpetual existence. If our shares are not listed on a national securities exchange or on the NASDAQ National Market by June 22, 2015, however, we will liquidate and dissolve if stockholders holding a majority of our shares vote to authorize us to do so. Our articles further provide for the voluntary termination or dissolution of our company by the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote at a meeting called for that purpose. In addition, our articles permit the stockholders to terminate our status as a REIT under the Code only by the affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote.


                        AMENDMENT OF ARTICLES AND BYLAWS

    Our articles may be amended by the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote except in the case of amendments to the provisions regarding amending our articles or reorganizing our company, which require a two-thirds vote. The stockholders may vote to amend our articles, terminate or dissolve our company or remove one or more directors without necessity for concurrence by our board of directors. Our bylaws may be amended or repealed by the affirmative vote of a majority of all shares outstanding and entitled to vote generally in the election of directors, voting as a single group without the consent of the directors.

    Unless otherwise required by law, our board may amend or repeal our bylaws by the affirmative vote of a majority of the directors then in office (including a majority of the independent directors), provided that such amendments are not inconsistent with our articles. The directors may not amend the bylaws without the affirmative vote of a majority of the shares to the extent that such amendments adversely affect the rights, preferences and privileges of stockholders.

                            MEETINGS OF STOCKHOLDERS


    Under our bylaws, annual meetings of stockholders for the purpose of electing directors and for the transaction of such other business as may come before the meeting are to be held in May of each year at a date and time as determined by our board. Special meetings of stockholders may be called by a majority of the independent directors, by the Chairman or by a majority of the board of directors. Special meetings must be called by the Secretary upon the written request of the holders of not less than 10% of the shares of our common stock entitled to vote at a meeting. Upon receipt of such a written request, either in person or by mail, stating the purpose or purposes of the meeting, we will provide all stockholders, within ten days of receipt of the written request, written notice, either in person or by mail, of the meeting and its purpose. Such meeting will be held not less than 15 nor more than 60 days after distribution of the notice, at the time and place specified in the request, or if none is specified, at a time and place convenient to stockholders. Only matters set forth in the notice of the meeting may be considered and acted upon at a special meeting.


    At any meeting of stockholders, each stockholder is entitled to one vote per share of common stock owned of record on the applicable record date. In general, the presence in person or by proxy of 50% of the shares of common stock then outstanding will constitute a quorum, and the majority vote of the shares of common stock present in person or by proxy will be binding on all our stockholders.

           ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER NOMINATIONS AND
                             STOCKHOLDER PROPOSALS


    Our bylaws establish an advance notice procedure for stockholders to make nominations of candidates for directors or bring other business before an annual meeting of stockholders. Any stockholder nomination or proposal for action at an upcoming stockholder meeting must be delivered to our Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting and must comply with other procedural requirements described in our bylaws. Our bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors.


    The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings. Although the bylaws do not give our board the power to disapprove timely stockholder nominations and proposals, they may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board or to approve its own proposal.

                             THE BOARD OF DIRECTORS


    Our articles provide that our board will initially consist of five directors and thereafter the number of directors may be established by our board or by a majority vote of the stockholders, but the total cannot be less than three or more than 15. A majority of our board of directors will be independent directors. See "Management--Independent Directors." Each director, other than a director elected to fill the unexpired term of another director, will be elected at each annual meeting or at any special meeting of the stockholders called for that purpose, by a majority of the shares of common stock present in person or by proxy and entitled to vote. However, if there is an interested stockholder, the filling of the vacancy must also be approved by the affirmative vote of a majority of those directors who are not affiliated with the interested stockholder and who were in office prior to the time the stockholder became an interested stockholder. Independent directors will nominate replacements for vacancies among the independent directors. Under our articles, the term of office for each director will be one year, expiring at each annual meeting of stockholders; however, nothing in our articles prohibits a director from being reelected by the stockholders. The directors may not, without concurrence of a majority of the outstanding shares, (a) amend our articles; (b) sell all or substantially all of our assets other than in the ordinary course of business or in connection with liquidation and dissolution;
(c) cause the merger or other reorganization of our company; or (d) dissolve or liquidate our company, other than before the initial closing. The directors may establish such committees as they deem appropriate (provided that the majority of the members of each committee are independent directors).


    Under our articles, a director may resign or be removed with or without cause by the affirmative vote of a majority of our capital stock outstanding and entitled to vote.

                             BUSINESS COMBINATIONS


    Pursuant to Maryland law and our articles, any merger, consolidation or sale of substantially all of our assets or voluntary dissolution or liquidation must be approved by our directors and the holders of at least a majority of the outstanding shares of our common stock. In addition, any such transaction involving an affiliate of our company or our advisor also must be approved by a majority of the directors (including a majority of the independent directors) not otherwise interested in such transaction as fair and reasonable to our company and on terms and conditions not less favorable to us than those available from unaffiliated third parties.



    In addition, under the MGCL, particular business combinations, including a merger, consolidation, share exchange or, in some circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland corporation and specified insiders or any stockholder who beneficially owns, directly or indirectly, 10% or more of our stock, are prohibited for five years. Thereafter, any business combination must be recommended by our board of directors and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of our outstanding voting stock voting as a single group, and (b) two-thirds of the votes entitled to be cast by holders of our outstanding voting stock voting as a single group, other than shares held by the parties with whom the business combination is to be effected. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that the insider or 10% stockholder becomes an insider or 10% stockholder.


                           CONTROL SHARE ACQUISITION

    With certain exceptions, the MGCL provides that "Control Shares" of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiring person or by our officers or directors who are our employees, and may be redeemed by us. "Control Shares" are voting shares which, if aggregated with all other shares owned or voted by the acquiror, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiror is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means, subject to certain exceptions, the acquisition by any person of ownership or voting power of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions, including an undertaking to pay expenses, may compel our board to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the "Control Shares" in question. If no request for a meeting is made, we may present the question at any stockholders' meeting.

    Our bylaws contain a provision exempting any and all acquisitions of our capital stock from the control shares provision of Maryland law. Nothing prevents our board from amending or repealing this provision in the future.

                           ANTI-TAKEOVER LEGISLATION

    Maryland law allows publicly-held Maryland corporations to elect to be governed by all or any part of Maryland law provisions relating to extraordinary actions and unsolicited takeovers. The election to be governed by one or more of these provisions can be made by a Maryland corporation in its articles or bylaws or by resolution adopted by its board of directors so long as the corporation has at least three directors who, at the time of electing to be subject to the provisions, are not:

    - officers or employees of the corporation;

    - persons seeking to acquire control of the corporation;

    - directors, officers, affiliates or associates of any person seeking to acquire control; or

    - nominated or designated as directors by a person seeking to acquire control.

    Articles supplementary must be filed with the Maryland State Department of Assessments and Taxation if a Maryland corporation elects to be subject to any or all of the provisions by board resolution or bylaw amendment. Stockholder approval is not required for the filing of articles supplementary.

    The Maryland legislation provides that a corporation can elect to be subject to all or any portion of the following provisions, notwithstanding any contrary provisions contained in that corporation's existing charter documents:

    - CLASSIFIED BOARD: The corporation may divide its board into three classes which, to the extent possible, will have the same number of directors, the terms of which will, after their initial terms, expire at the third annual meeting of stockholders after the election of each class;

    - TWO-THIRDS STOCKHOLDER VOTE TO REMOVE DIRECTORS ONLY FOR CAUSE: The stockholders may remove any director only by the affirmative vote of at least two-thirds of all votes entitled to be cast by the stockholders generally in the election of directors, but a director on a classified board may not be removed without cause;

    - SIZE OF BOARD FIXED BY VOTE OF BOARD: The number of directors will be fixed only by resolution of the board;

    - BOARD VACANCIES FILLED BY THE BOARD FOR THE REMAINING TERM: Vacancies that result from an increase in the size of the board, or the death, resignation, or removal of a director, may be filled only by the affirmative vote of a majority of the remaining directors even if they do not constitute a quorum. Directors elected to fill vacancies will hold office for the remainder of the full term of the class of directors in which the vacancy occurred, as opposed to until the next annual meeting of stockholders, and until a successor is elected and qualifies; and

    - STOCKHOLDER CALLS OF SPECIAL MEETINGS: Special meetings of stockholders may be called by the secretary of the corporation only upon the written request of stockholders entitled to cast at least a majority of all votes entitled to be cast at the meeting and only in accordance with procedures set out in the MGCL.

    We have not elected to be governed by this legislation. We can elect to be governed by any or all of the provisions of the Maryland legislation at any time in the future upon approval of a majority of stockholders.

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
                                    GENERAL


    The following general discussion of material United States federal income tax considerations relevant to investors in our common stock has been reviewed by our tax counsel, Goodwin Procter LLP, which has also delivered an opinion supporting this discussion, a copy of which is an exhibit to Post-Effective Amendment No. 2 to the Registration Statement on Form S-11, filed on
December 7, 2005. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated under the Code, judicial decisions, and administrative rulings of the Internal Revenue Service, or the IRS, now in effect, all of which are subject to change or different interpretations, possibly with retroactive effect. This summary does not purport to be a complete analysis of all the potential tax considerations relating to our qualification and taxation as a REIT, or to the acquisition, ownership, and disposition of our common stock. In particular, this discussion does not address any aspect of state, local or non-U.S. tax law, or any aspect of United States non-income tax law.



    Congress recently passed the American Jobs Creation Act of 2004 (the "2004 Tax Act") and in 2003 passed the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "2003 Tax Act") which reduces the maximum individual tax rate for certain dividends from 35% to 15% and reduces the maximum individual tax rate for capital gains from 20% to 15%. The 15% tax rate will apply to the following dividends paid by our company to our U.S. Stockholders other than corporations:
(1) capital gains distributions; (2) dividends attributable to dividends received by our company from corporations that are not REITs, such as taxable REIT subsidiaries; and (3) dividends attributable to income that was retained by our company and subject to tax at regular corporate tax rates. All other dividends will be subject to ordinary income tax rates. Without further action by the U.S. Congress, the maximum individual tax rate on long-term capital gains will return to 20% in 2009, and the maximum individual tax rate on dividends will increase to 35% in 2009 and 39.6% in 2011.


    Except as specifically discussed below with respect to non-U.S. Stockholders this summary applies only to U.S. Stockholders who hold our common stock as a "capital asset" (within the meaning of Section 1221 of the Code). For purposes of this summary, a U.S. Stockholder is:

    - a citizen or individual resident (as defined in Section 7701(b) of the Code) of the United States;

    - a corporation (including any entity treated as a corporation for United States federal income tax purposes) formed under the laws of the United States or any political subdivision of the United States;

    - an estate the income of which is subject to United States federal income taxation regardless of its source; or

    - a trust if a United States court is able to exercise primary supervision over the administration of that trust and if one or more United States persons has the authority to control all substantial decisions with respect to that trust.

    Persons other than U.S. Stockholders, referred to below as Non-U.S. Stockholders, are subject to special United States federal income tax considerations, some of which are discussed below.

    This discussion does not address all aspects of United States federal income taxation that may be relevant to a particular investor in light of that investor's individual circumstances. In addition, this discussion does not address the federal income tax considerations applicable to investors that may be subject to special tax rules, such as banks, insurance companies, regulated investment companies, REITs, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, persons that have a functional currency other than the United States dollar, persons holding our common stock in a tax deferred or tax advantaged account, persons who are partners, shareholders or beneficiaries of an entity that holds our common stock, persons who are former United States citizens or long-term residents subject to taxation as expatriates, persons who acquire our common stock as compensation for the performance of services, persons that are subject to the alternative minimum tax, persons holding our common stock as part of a hedging transaction, a straddle or a conversion transaction, persons having entered into a "constructive ownership transaction" (as defined in the Code) with respect to our common stock, persons deemed to sell our common stock under the constructive sale provisions of the Code, Non-U.S. Stockholders (except to the extent specifically described below), and tax-exempt organizations (except to the extent specifically described below).

    We have not sought, nor will we seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary. Accordingly, there can be no assurance that the IRS will not challenge those statements and conclusions or that a court will not sustain that challenge.

    Prospective investors considering the purchase of our common stock should consult their tax advisors as to the consequences of the purchase, ownership and disposition of our common stock, as to the application of the United States federal income tax laws to their particular situations, and as to any tax consequences arising under United States non-income tax laws, under the laws of any state, local, or non-U.S. taxing jurisdiction, and under any applicable tax treaty.

                            TAXATION OF THE COMPANY
                                    GENERAL

    We will make an election to be taxed as a REIT under Sections 856 through 860 of the Code. We believe that we have been organized in a manner so as to qualify for treatment as a REIT under the Code, and we intend to remain organized and to operate in such a manner. No assurance, however, can be given that we will operate in a manner so as to qualify as a REIT. Qualification and treatment as a REIT depend on our ability to meet, on a continuing basis, various tests relating to our distribution rates, diversity of stock ownership and other qualification requirements imposed on REITs, some of which are summarized below. Given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given that we have so qualified, or that we will so qualify, for any particular year. See "--Failure to Qualify," below.

    So long as we qualify for treatment as a REIT, we generally will not be subject to federal income tax on our net income that we distribute currently to our stockholders. This treatment substantially eliminates the "double taxation" (taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation by a U.S. Stockholder. If we do not qualify as a REIT, we would be taxed at federal income tax rates applicable to corporations on all of our income, whether or not distributed to our stockholders. Even if we qualify as a REIT, we may be subject to some federal income or excise taxes:

    - we will be taxed at regular corporate rates on any undistributed "real estate investment trust taxable income," including our undistributed net capital gains;

    - under some circumstances, we may be subject to the "alternative minimum tax" on our items of tax preference, if any;

    - if we have (A) net income from the sale or other disposition of "foreclosure property" (generally, property that we acquire by reason of a foreclosure or otherwise after a default on a loan secured by the property or on a lease of the property) that is held primarily for sale to customers in the ordinary course of business, or (B) other nonqualifying net income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

    - if we have net income from "prohibited transactions" (which are, in general, some sales or other dispositions of inventory or property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), that income will be subject to a 100% tax;

    - if we should fail to satisfy the 75% gross income test or the 95% gross income test for qualification as a REIT, both of which are discussed below, and nonetheless maintain our qualification as a REIT because we meet other requirements, we will be subject to a tax equal to the product of the greater of (A) the amount by which we fail the 75% gross income test, or (B) the amount by which 95% of our gross income for the taxable year (excluding gross income from prohibited transactions) exceeds the amount of our gross income for the taxable year that is qualifying income for purposes of applying the 95% gross income test, multiplied by a fraction intended to reflect our profitability; if we should fail to distribute with respect to each calendar year at least the sum of (A) 85% of our ordinary income (as defined in Code section 4981) for that year,
      (B) 95% of our capital gain net income (as defined in Code section 4981) for that year, and (C) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of that required distribution over the amounts actually distributed;

    - if we acquire any asset from a C corporation (generally, a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation (such as our deemed acquisition of assets from a C corporation at the beginning of the first taxable year for which we elect REIT status) and we subsequently recognize gain on the disposition of that asset during the 10-year period (the "Recognition Period") beginning on the date on which we acquired the asset, then, unless the transferor makes certain elections, the lesser of
      (A) the fair market value of the asset as of the beginning of the Recognition Period over our basis in the asset as of the beginning of the Recognition Period (the "Built-In Gain"), or (B) the amount of gain we would otherwise recognize on the disposition will be subject to tax at the highest regular corporate rate (the "Built-In Gain Rule"); and

    - we will be subject to a 100% tax equal to the amount, if any, of our redetermined rents (generally, the amount of "rents from real property" we receive from our tenants that would be treated under the Code as income of our taxable REIT subsidiaries to clearly reflect the value of services they render to those tenants), redetermined deductions (generally, the amount by which the deductions of our taxable REIT subsidiaries are reduced under the Code to appropriately reflect the sharing of deductible expenses among us and our taxable REIT subsidiaries), and excess interest (generally, the amount of interest deductions claimed by our taxable REIT subsidiaries in respect of interest payments they make to us to the extent those interest payments are in excess of a commercially reasonable rate).


    - because we acquired properties prior to the first day of the first taxable year for which we qualified as a REIT (which is anticipated to be January 1, 2005, or the "REIT Commencement Date"), if we recognize gain on the disposition of any of these assets during the 10-year Recognition Period beginning on the REIT Commencement Date, then the lesser of
      (A) the fair market value of the asset as of the REIT Commencement Date over our basis in the asset as of the REIT Commencement Date, or (B) the amount of gain we would otherwise recognize on the disposition will be subject to tax at the highest regular corporate rate under the Built-In Gain Rule.


                     GENERAL REQUIREMENTS FOR QUALIFICATION

    The Code defines a REIT as a corporation, trust or association that maintains in effect an election to be treated as a REIT and--

        (i) is managed by one or more trustees or directors;

        (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

        (iii) would be taxable as a domestic corporation but for Sections 856 through 860 of the Code;

        (iv) is neither a financial institution nor an insurance company subject to certain provisions of the Code;

        (v) has the calendar year as its taxable year;

        (vi) the beneficial ownership of which is held by 100 or more persons;

        (vii) at all times during the last half of each taxable year not more than 50% (by value) of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (which term includes some entities, such as qualified pension trusts described in Section 401(a) of the Code), determined by applying various "look-through" rules (we refer to this test, discussed in more detail below, as the Five or Fewer Requirement); and

        (viii) that meets various other tests, described below, regarding the nature of its income and assets and the amounts of its distributions.

    The Code provides that each of the conditions described in (i) through (v), must be met during the entire taxable year and that the condition described in
(vi) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. The conditions described in (vi) and (vii) do not apply during the first taxable year for which an election is made to be taxed as a REIT (which in our case is anticipated to be the taxable year ending December 31, 2005).


    The Five or Fewer Requirement referred to above is modified in the case of some pension trusts, referred to below as qualified trusts, that own shares of a REIT and are described in Section 401(a) of the Code and exempt from federal income taxation under Section 501(a) of the Code. Shares in a REIT held by a qualified trust are treated as held directly by the qualified trust's beneficiaries in proportion to their actuarial interests in the qualified trust, rather than by the qualified trust itself. To qualify as a REIT, we cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. We do not believe that we have any non-REIT earnings and profits and therefore we believe that we satisfy this requirement.


                          QUALIFIED REIT SUBSIDIARIES

    We may in the future have one or more qualified REIT subsidiaries. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of the REIT. In applying the REIT qualification requirements, qualified REIT subsidiaries are ignored, and all assets, liabilities and items of income, deduction and credit of each qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT. Qualified REIT subsidiaries are therefore not subject to federal corporate income taxation, although they may be subject to state and local taxation. We currently have no qualified REIT subsidiaries.

                           TAXABLE REIT SUBSIDIARIES

    We may in the future have one or more taxable REIT subsidiaries. A taxable REIT subsidiary is any corporation in which we directly or indirectly own stock, provided that we and that corporation make a joint election to treat it as a taxable REIT subsidiary. In addition, if a taxable REIT subsidiary holds, directly or indirectly, more than 35% of the securities of any other corporation (by vote or by value), then that other corporation is also treated as a taxable REIT subsidiary. A taxable REIT subsidiary is subject to federal income tax at regular corporate rates, and may also be subject to state and local taxation. We may hold more than 10% of the stock of a taxable REIT subsidiary without jeopardizing our qualification as a REIT. However, as noted below, the securities of taxable REIT subsidiaries may not represent more than 20% of the total value of our assets. We currently have no taxable REIT subsidiaries.

                     PARTNERSHIPS AND DISREGARDED ENTITIES


    We currently hold our properties indirectly through entities (i) that are organized as limited partnerships or limited liability companies under state law and are classified as partnerships for federal income tax purposes, each of which is referred to below as a Partnership Entity, or (ii) that are organized as limited partnerships or limited liability companies under state law and are disregarded as entities separate from us for federal income tax purposes, each of which is referred to below as a Disregarded Entity. All assets, liabilities and items of income, deduction and credit of a Disregarded Entity are treated as our assets, liabilities and items of income, deduction and credit in applying the income and asset tests discussed below and for all other federal income tax purposes. In the case of a REIT that is a partner in a partnership, the REIT is deemed to own its proportionate share of the assets of the partnership and is deemed to receive the income of the partnership attributable to that share. In addition, the partnership's assets and gross income will retain the same character in the hands of the REIT. Accordingly, our proportionate shares of the assets and items of income of a Partnership Entity are treated as our assets and items of income in applying the income and asset tests discussed below. We will not hold any properties through a Partnership Entity unless we have been advised by Goodwin Procter LLP, which, subsequent to August 16, 2005, serves as securities and tax counsel solely for this offering, that such entity will be treated as a partnership for federal income tax purposes and that the allocations of income and loss in such Partnership Entity's partnership agreement will be respected for federal income tax purposes. Similarly, we will not hold any property through a Disregarded Entity unless we have been advised by our counsel that such entity will be disregarded for federal income tax purposes.


                                  INCOME TESTS

    In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income (excluding gross income from "prohibited transactions," described above) for each taxable year must be derived directly or indirectly from investments relating to real property or interests in mortgages on real property (including "rents from real property" (described below), interest on obligations secured by mortgages on real property, and distributions on, and gain with respect to the disposition of, shares of other REITs) or from various types of temporary investments. Second, at least 95% of our gross income (excluding gross income from "prohibited transactions," described above) for each taxable year must be derived from the same items which qualify under the 75% gross income test, and from dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of these items. We intend that the income generated by our investments will be of a type which satisfies both the 75% and the 95% gross income tests. If we were to fail either of these tests in a taxable year, we will not be disqualified as a REIT if the failure was due to reasonable cause and not willful neglect and we file certain additional information with the Treasury in accordance with Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above, even if these relief provisions were to apply, a tax would be imposed on certain excess net income.

    Rents received by a REIT will qualify as "rents from real property" in satisfying the gross income tests described above only if several conditions are met:

    - First, the amount of rent generally must not be based in whole or in part on the income or profits of any person. A REIT's "rents from real property" may include amounts based on a fixed percentage or percentages of a tenant's gross receipts or sales.

    - Second, rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT owns 10% or more of the tenant, whether directly or after application of various attribution rules. This rule does not apply to amounts paid to a REIT by its taxable REIT subsidiary if some conditions are met. While we intend not to lease property to any party if rents from that property would not qualify as "rents from real property," application of the 10% ownership rule is dependent upon complex attribution rules that may apply by reason of circumstances beyond our control. For example, ownership (directly or by attribution) by an unaffiliated third-party of more than 10% of our common stock and more than 10% of the stock of one or more of our lessees would result in that lessee's rents not qualifying as "rents from real property." Although our articles contain restrictions that are intended to help us maintain our status as a REIT, there can be no assurance that we will be able to monitor and enforce those restrictions, nor will our stockholders necessarily be aware of ownership attributable to them under the Code's attribution rules.

    - Third, if rent attributable to personal property leased in connection with the lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to that personal property will not qualify as "rents from real property." Subject to meeting this threshold test, rent attributable to personal property leased in connection with the lease of real property will be treated as "rents from real property" for this purpose.

    - Finally, charges for services customarily furnished or rendered in connection with the rental of real property may be treated as "rents from real property" for this purpose. However, in order for rents received with respect to a property and these charges to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to tenants, except through a taxable REIT subsidiary or through an independent contractor who is adequately compensated and from whom the REIT derives no income. The requirement that services be provided through a taxable REIT subsidiary or through an independent contractor, however, does not apply to services provided by the REIT that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered to be rendered to the occupant. If the value of the non-customary service income with respect to a property (valued at no less than 150% of the direct costs of performing such services) is 1% or less of the total income derived from the property, then all rental income except the non-customary service income will qualify as "rents from real property."

    We do not anticipate charging rent that is based in whole or in part on the income or profits of any person. We do not anticipate receiving a material amount of rents from any tenants that are related parties as described above. We do not anticipate receiving rent attributable to personal property leased in connection with real property.

    We do not anticipate providing services with respect to our properties. Rather, we will employ adequately compensated independent contractors for that purpose.

                                  ASSET TESTS

    To qualify as a REIT, we must also satisfy three tests relating to the nature of our assets at the close of each quarter of each taxable year:

    - at least 75% of the value of our total assets must be represented by "real estate assets" as defined in the Code, cash, cash items and government securities. For these purposes, a REIT's "real estate assets" include
      (A) its allocable share of real estate assets held by partnerships in which it has an interest, (B) shares in other REITs, and (C) stock or debt instruments purchased with the proceeds of a stock offering or long-term (i.e., at least five years) debt offering of the REIT and held for not more than one year following the receipt of those proceeds;

    - not more than 20% of the value of our total assets may be represented by securities of taxable REIT subsidiaries; and

    - of the investments that do not qualify for purposes of the first test described above, the value of any one issuer's securities may not exceed 5% of the value of our total assets, and we may not own more than 10% (by vote or by value) of any one issuer's outstanding securities. Equity interests in a Partnership Entity or in a Disregarded Entity, shares of a qualified REIT subsidiary and shares of a taxable REIT subsidiary held by a REIT are disregarded for purposes of this test.

    Instead, as discussed above, our proportionate share of the assets of each Partnership Entity and all of the assets of each Disregarded Entity are treated as our assets in applying these asset tests.

    Securities, for the purposes of these asset tests, may include debt we hold. However, debt we hold in an issuer will not be taken into account for purposes of the 10% value test if the debt securities are straight debt (as defined in the Code's REIT provisions) and either (i) the issuer is an individual,
(ii) the only securities of the issuer that we hold are straight debt, or
(iii) if the issuer is a partnership, we hold at least a 20% profits interest in the partnership.

    After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy these asset tests at the end of a later quarter solely by reason of changes in asset values. If a failure to satisfy these asset tests results from an acquisition of securities or other property during a quarter, the failure may be cured by a disposition of sufficient nonqualifying assets within 30 days following the close of that quarter. Under the provisions enacted by the 2004 Tax Act, a REIT's failure to satisfy any of the asset test requirements may not result in a loss of its REIT status if certain specified requirements are satisfied. We have maintained, and we intend to continue to maintain, adequate records of the value of our assets to permit compliance with the asset tests and we plan to take on a timely basis any actions that may be required to cure any noncompliance. However, there can be no assurance that we will succeed in taking any such necessary actions.

                        ANNUAL DISTRIBUTION REQUIREMENTS

    In order to qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (i) the sum of (A) 90% of our "real estate investment trust taxable income" (computed without regard to the dividends paid deduction and by excluding the amount of the REIT's net capital gain) and (B) 90% of our net income (after tax), if any, from foreclosure property, minus (ii) various items of noncash income. In addition, if we dispose of any asset subject to the Built-In Gain Rule during its Recognition Period (see "--Taxation of the Company--General," above), we are required to distribute an amount equal to at least 90% of the Built-In Gain (after payment of a corporate level tax), if any, recognized on the disposition. These distributions must be paid during the taxable year to which they relate (or during the following taxable year, if the distributions are declared before we timely file our tax return for the preceding year and are paid on or before the first regular dividend payment after the declaration). In addition, dividends declared in October, November, or December to stockholders of record on a specified date during those months and paid during the following January will be treated as having been both paid and received on December 31 of the year the dividend is declared. As noted above, if we do not distribute all of our net capital gain and all of our "real estate investment trust taxable income," as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates. Furthermore, as noted above, if we fail to distribute during each calendar year at least the sum of (i) 85% of our ordinary income (as defined in Code Section 4981) for such year, (ii) 95% of our capital gain net income (as defined in Code Section 4981) for such year, and (iii) any undistributed taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of that required distribution over the amounts actually distributed.

    We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by us. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed. See also "--Taxation of Taxable U.S. Stockholders--General" below.

    We intend to make timely distributions sufficient to satisfy the annual distribution requirements for qualification as a REIT described above. We expect that our "real estate investment trust taxable income" will be less than our cash flow due to the allowance of depreciation and other noncash charges in the computation of our "real estate investment trust taxable income."

    Under some circumstances, we may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year that may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we would be required to pay to the IRS interest based upon the amount of any deduction taken for deficiency dividends.

                               FAILURE TO QUALIFY

    If we fail to qualify for taxation as a REIT in any taxable year and relevant relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, nor will we be required to make them. Under those circumstances, to the extent of current and accumulated earnings and profits, all distributions to our stockholders will be taxable to them as dividend income and, subject to some limitations imposed by the Code, corporate distributees may be eligible for the "dividends received deduction." Our failure to qualify as a REIT could substantially reduce the cash available for distributions to stockholders. Unless entitled to relief under specific statutory provisions, whose availability would depend on the circumstances of our disqualification, we also would be disqualified from electing taxation as a REIT for the four taxable years following the year during which we became disqualified.

                     TAXATION OF TAXABLE U.S. STOCKHOLDERS
                                    GENERAL

    In 2003, Congress passed the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "2003 Tax Act") which reduces the maximum individual tax rate for certain dividends from 35% to 15% and reduces the maximum individual tax rate for capital gains from 20% to 15%. The 15% tax rate will apply to the following dividends paid by our company to our U.S. Stockholders other than corporations:
(1) capital gains distributions; (2) dividends attributable to dividends received by our company from corporations that are not REITs, such as taxable REIT subsidiaries; and (3) dividends attributable to income that was retained by our company and subject to tax at regular corporate tax rates. All other dividends will be subject to ordinary income tax rates.

    As long as we qualify as a REIT, distributions made to our taxable U.S. Stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or otherwise eligible for the maximum tax rate of 15% described above), or otherwise treated by us as a dividend, will constitute dividends taxable at ordinary income tax rates. No dividends received deduction will be allowed with respect to our dividend distributions.

    Distributions that we designate as capital gain dividends will be taxed as long-term gains from the sale or exchange of a capital asset (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the stockholder has held its stock. In the event we designate any portion of a dividend as a capital gain dividend, a stockholder's share of that capital gain dividend will be an amount which bears the same ratio to the total amount of dividends paid to that stockholder for the taxable year as the total amount of capital gain dividends bears to the total amount of all dividends paid on all classes of stock for that taxable year. However, corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. We may elect to retain and pay income tax on any net long-term capital gain, in which case our U.S. Stockholders would include in their income as long-term capital gain their proportionate share of that undistributed net long-term capital gain. A U.S. Stockholder would also receive a refundable tax credit for its proportionate share of the tax paid by us on any retained net long-term capital gains and an increase in its basis in our stock in an amount equal to the difference between the undistributed net long-term capital gains and the amount of tax paid by us. See "Capital Gains and Losses," below. If we should elect to retain any net long-term capital gains in this fashion, we will notify each U.S. Stockholder of the relevant tax information within 60 days after the close of the applicable taxable year.

    Distributions in excess of our current and accumulated earnings and profits and not treated by us as a dividend will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of that stockholder's stock, but rather will reduce the adjusted basis of that stock. To the extent that those distributions exceed the adjusted basis of a stockholder's stock, they will be treated as a capital gain realized from the taxable disposition of those shares and will be included in income as short-term or long-term capital gain, depending on the length of time those shares have been held. In addition, as previously noted, any dividend declared by us in October, November or December of any year and payable to a stockholder of record on a specific date in any of those months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided that the dividend is actually paid by us during January of the following calendar year.

    U.S. Stockholders may not include any of our net operating losses or capital losses in their individual income tax returns. Instead, we will carry those losses forward for potential offset against future income, subject to some limitations. Our distributions and gain realized by stockholders from the sale or exchange of shares of our common stock will not be treated as passive activity income, and, as a result, U.S. Stockholders that are individuals, estates, trusts, personal service corporations, or closely held C corporations generally will not be able to apply any "passive losses" against that income and gain.

    U.S. Stockholders other than corporations who borrow funds to finance their acquisition of our common stock may be limited in the amount of deductions allowed for the interest paid on the indebtedness so incurred. Interest paid or accrued on indebtedness incurred or continued to purchase or carry property held for investment is generally deductible only to the extent of the investor's net investment income. Our ordinary dividend distributions generally will be treated as investment income for this purpose. Capital gain dividends and capital gains realized by a stockholder from the disposition of shares of our common stock (including distributions treated as such), however, will be treated as investment income only if the stockholder so elects, in which case the capital gains will be taxed at ordinary income rates. Distributions treated as a nontaxable return of the U.S. Stockholder's investment in our common stock and that reduce the U.S. Stockholder's basis in our common stock will not enter into the computation of net investment income. We will notify stockholders after the close of our taxable year as to the portions of distributions attributable to that year that constitute ordinary dividend income, return of capital, capital gain and dividends subject to the maximum 15% tax rate.


                            CAPITAL GAINS AND LOSSES


    In general, a U.S. Stockholder will recognize capital gain or loss on the taxable sale or exchange of shares of our common stock in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received in that sale or exchange, and (ii) the stockholder's adjusted basis in the shares of our common stock sold or exchanged. That gain or loss generally will constitute short-term capital gain or loss if the stockholder has not held those shares for more than one year and long-term capital gain or loss if the stockholder has held those shares for more than one year. In general, loss realized upon a sale or exchange of shares of our common stock by a stockholder who has held the common stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions received from us required to be treated by that stockholder as long-term capital gain and allocations to the stockholder of our undistributed long-term capital gains. Any loss realized upon a disposition of shares may also be disallowed under the rules relating to wash sales.

    The 2003 Tax Act reduced the maximum marginal ordinary income tax rate applicable to individuals, estates and trusts to 35% commencing with calendar year 2003. The maximum tax rate on net capital gains applicable to individuals, trusts and estates from the sale or exchange of capital assets held for more than one year has been reduced to 15% by the 2003 Tax Act. The maximum rate applicable to individuals, estates and trusts for net capital gains attributable to the sale of depreciable real property held for more than one year is 25% to the extent of the deductions for depreciation (other than certain depreciation recapture taxable as ordinary income) with respect to the property. In addition, the characterization of gross income as either capital gain or ordinary income may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against a noncorporate taxpayer's ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward. All net capital gain of a corporate taxpayer is subject to tax at regular corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains; unused capital losses may be carried back three years and forward five years.

    IRS Notice 97-64 provides temporary guidance with respect to the taxation of distributions by REITs that are designated as capital gain dividends.

    According to Notice 97-64, forthcoming temporary Treasury Regulations will provide that capital gains allocated to a stockholder by us may be designated as a 15% rate gain distribution or a 25% rate gain distribution. Unless we specifically designate otherwise, a distribution designated as a capital gain dividend is presumed to be a 15% rate gain distribution. If we elect to retain any net long-term capital gain, as discussed above, the undistributed net long-term capital gains are considered to be designated as capital gain dividends for purposes of Notice 97-64. Furthermore, Notice 97-64 provides that our designations of capital gain dividends will only be effective to the extent that the distributions with respect to our different classes of stock are composed proportionately of ordinary dividends and capital gain dividends.


                  INFORMATION REPORTING AND BACKUP WITHHOLDING


    A U.S. Stockholder may be subject to "backup withholding" with respect to certain "reportable payments," including dividend payments and, under certain circumstances, proceeds from the sale or other disposition of our common stock. The backup withholding rate has been reduced to 28%. Backup withholding generally will not apply, however, to a U.S. Stockholder who furnishes a correct taxpayer identification number or who is otherwise exempt from backup withholding, such as a corporation. Generally, a U.S. Stockholder will provide this information on Form W-9. In addition, we may be required to withhold a portion of capital gain distributions made to any U.S. Stockholders who fail to certify their non-foreign status to us. See "--Taxation of Non-U.S. Stockholders," below. Any amounts withheld under the foregoing rules will be creditable against the U.S. Stockholder's federal income tax liability provided that the proper information is timely furnished to the IRS. We will report to U.S. Stockholders and to the IRS the amount of any "reportable payments" we make each calendar year and the amount of tax we withhold, if any, with respect to such payments.


                    TAXATION OF TAX-EXEMPT U.S. STOCKHOLDERS


    U.S. Stockholders otherwise exempt from United States federal income taxation are nevertheless taxable on their unrelated business taxable income, or UBTI to the extent that UBTI from all sources exceeds $1,000 in any taxable year. Dividends (including REIT distributions treated as dividends) and gains realized from the sale or disposition of stock (other than stock held as inventory, stock held primarily for sale to customers in the ordinary course of business, or stock otherwise used in an unrelated trade or business) are generally not treated as UBTI. However, dividends and gains that would otherwise be exempt will, with limited exceptions, be included in UBTI to the extent that the property generating that income is subject to "acquisition indebtedness" (i.e., indebtedness that would not have been incurred but for the acquisition or improvement of the property). Thus, a portion of the dividends received and gains realized by a tax-exempt investor with respect to our common stock may be treated as UBTI if the tax-exempt investor incurs indebtedness to purchase or carry our shares or if the tax-exempt investor holds the shares for sale to customers or as inventory, or otherwise uses the shares in an unrelated trade or business.

    Qualified trusts that hold more than 10% (by value) of the shares of certain REITs may be required to treat a certain percentage of such REIT's distributions as UBTI. This requirement will apply only if (i) treating qualified trusts holding REIT shares as individuals would result in a determination that the REIT is "closely held" within the meaning of Section 856(h)(l) of the Code and
(ii) the REIT is "predominantly held" by qualified trusts. A REIT is predominantly held if either (i) a single qualified trust holds more than 25% by value of the REIT interests or (ii) one or more qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% of the REIT interests. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. A DE MINIMIS exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. For these purposes, a qualified trust is any trust described in Section 401(a) of the Code and exempt from tax under
Section 501(a) of the Code. The restrictions on ownership of shares in our articles of incorporation will prevent application of the provisions treating a portion of REIT distributions as UBTI to tax-exempt entities purchasing our shares, absent a waiver of the restrictions by our board of directors. See "Description of capital Stock--Restrictions on Ownership."

    The tax discussion of distributions to qualified retirement plans, IRAs, Keogh plans and other tax-exempt entities is beyond the scope of this discussion, and such entities should consult their own tax advisors regarding such questions.


                   TAXATION OF NON-U.S. STOCKHOLDERS GENERAL


    The rules governing the United States federal income taxation of the ownership and disposition of our common stock by Non-U.S. Stockholders are complex and this discussion does not purport to provide more than a summary of those rules. PROSPECTIVE NON-U.S. STOCKHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF UNITED STATES FEDERAL, STATE, AND LOCAL INCOME TAX LAWS ON AN INVESTMENT IN SHARES OF OUR COMMON STOCK, INCLUDING ANY REPORTING REQUIREMENTS, AS WELL AS THE TAX TREATMENT OF SUCH AN INVESTMENT UNDER THE LAWS OF NON-U.S. JURISDICTIONS.

    In general, Non-U.S. Stockholders will be subject to regular United States federal income taxation with respect to their investment in shares of our common stock in the same manner as a U.S. Stockholder if the investment is "effectively connected" with the conduct by such Non-U.S. Stockholder of a trade or business in the United States. A Non-U.S. Stockholder that is a corporation and that receives income with respect to its investment in shares of our common stock that is (or is treated as) "effectively connected" with the conduct of a trade or business in the United States may also be subject to the "branch profits tax" imposed under the Code, which is payable in addition to the regular federal corporate income tax. The branch profits tax is imposed at a rate of 30%, subject to reduction in some cases by applicable income tax treaties. The following discussion addresses only the federal income taxation of Non-U.S. Stockholders whose investment in shares of our common stock is not "effectively connected" with the conduct of a trade or business in the United States. Prospective investors whose investment in shares of our common stock may be "effectively connected" with the conduct of a United States trade or business should consult their own tax advisors as to the tax consequences of that investment.

    Distributions that are not attributable to gain from sales or exchanges of United States real property interests and that are not designated by us as capital gains dividends will, to the extent that they are made out of our current or accumulated earnings and profits or are otherwise treated as dividends, ordinarily be subject to a withholding tax equal to 30% of the gross amount of the distribution, unless an applicable tax treaty reduces that tax. A Non-U.S. Stockholder who wishes to claim the benefit of an applicable treaty rate will be required to satisfy certain certification and other requirements; a Non-U.S. Stockholder ordinarily will provide that certification on Form W-8BEN. Distributions that we make in excess of our current and accumulated earnings and profits and that are not otherwise treated as dividends will not be taxable to a Non-U.S. Stockholder to the extent they do not exceed the adjusted basis of the Non-U.S. Stockholder's shares, but rather will reduce the adjusted basis of the shares (but not below zero). To the extent that the distributions exceed the adjusted basis of a Non-U.S. Stockholder's shares, they will give rise to tax liability if such Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of shares, as described below.

    A distribution in excess of our current and accumulated earnings and profits may be subject to withholding at the 30% rate (or at a lower rate prescribed by an applicable treaty) if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current and accumulated earnings and profits. If it is subsequently determined that the distribution is, in fact, in excess of our current and accumulated earnings and profits and the distribution is not otherwise treated as a dividend, the Non-U.S. Stockholder may seek a refund from the IRS if the amount withheld exceeded the Non-U.S. Stockholder's federal income tax liability, if any, with respect to the distribution.

    For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges of United States real property interests will be taxed to a Non-U.S. Stockholder as if the gain were effectively connected with the Non-U.S. Stockholder's conduct of a United States trade or business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to domestic stockholders, without regard as to whether such distributions are designated by us as capital gain dividends. Also, these distributions may be subject to a branch profits tax at a rate of up to 30% in the hands of a corporate Non-U.S. Stockholder. We are required to withhold 35% of any distribution to a Non-U.S. Stockholder that could be designated by us as a capital gain dividend. In addition, for purposes of this withholding rule, if we designate prior distributions as capital gain dividends, then subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain dividends. The amount of any tax so withheld is creditable against the Non-U.S. Stockholder's federal income tax liability.

    Gain recognized by a Non-U.S. Stockholder upon a sale of our shares generally will not be subject to United States federal income taxation so long as, at all times during a specified testing period, less than 50% of the value of our stock is held directly or indirectly by Non-U.S. Stockholders. We believe that we will meet this test following the completion of the offering and, therefore, that gain from the sale of our common stock by a Non-U.S. Stockholder will not be subject to taxation under these rules. Even if we do meet this test, gain from the sale or exchange of our shares of stock nonetheless will be subject to a 30% tax if the Non-U.S. Stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States.

    If we do not meet the ownership test described in the preceding paragraph, whether gain arising from the sale or exchange by a Non-U.S. Stockholder of shares of our common stock would be subject to federal income taxation will depend on whether our shares are regularly traded (as defined in applicable Treasury Regulations) on an established securities market and on the size of the selling Non-U.S. Stockholder's interest in us. If the gain on the sale of our common stock were to be subject to federal income taxation, the Non-U.S. Stockholder would be subject to the same treatment as a domestic stockholder with respect to the gain (subject to the possible application of the branch profits tax in the case of a corporate Non-U.S. Stockholder), and the purchaser of the common stock would be required to withhold and remit to the IRS 10% of the purchase price.


                  INFORMATION REPORTING AND BACKUP WITHHOLDING


    Non-U.S. Stockholders are generally exempt from information reporting and backup withholding, but may be required to provide a properly completed
Form W-8BEN or otherwise comply with the applicable certification and identification procedures in order to prove their exemption. Any amount paid as backup withholding will be creditable against the Non-U.S. Stockholder's federal income tax liability.


                            OTHER TAX CONSIDERATIONS
                        STATE, LOCAL AND NON-U.S. TAXES


    We and our stockholders may be subject to taxation in various state, local or non-U.S. jurisdictions, including those in which we or they transact business or reside. State, local and non-U.S. taxation may not conform to the federal income tax consequences discussed above. CONSEQUENTLY, PROSPECTIVE STOCKHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS ON ANY INVESTMENT IN OUR COMMON STOCK.

                              ERISA CONSIDERATIONS


    The following is a summary of certain considerations associated with an investment in us by a pension, profit sharing or other employee benefit plan subject to Title I of ERISA or Section 4975 of the Code. THE FOLLOWING IS MERELY A SUMMARY, HOWEVER, AND SHOULD NOT BE CONSTRUED AS LEGAL ADVICE OR AS COMPLETE IN ALL RELEVANT RESPECTS. ALL INVESTORS ARE URGED TO CONSULT THEIR LEGAL ADVISORS BEFORE INVESTING ASSETS OF AN EMPLOYEE PLAN IN OUR COMPANY AND TO MAKE THEIR OWN INDEPENDENT DECISIONS.


                              PLAN CONSIDERATIONS


    A fiduciary considering investing assets of an employee plan in us should consult its legal advisor about ERISA, fiduciary and other legal considerations before making such an investment. Specifically, before investing in us, any fiduciary should, after considering the employee plan's particular circumstances, determine whether the investment is appropriate under the fiduciary standards of ERISA or other applicable law including standards with respect to prudence, diversification and delegation of control and the prohibited transaction provisions of ERISA and the Code. See "An Investment in Our Common Stock May Not be Suitable for Every Employee Benefit Plan." In making those determinations, you should take into account, among the other factors described in this prospectus that, as described below, we do not expect that our assets will constitute the "plan assets" of any investing employee plan, so that neither we nor any of our principals, agents, employees, or affiliates will be a fiduciary as to any investing employee plan.

    ERISA and the Code do not define "plan assets." However, regulations promulgated under ERISA by the United States Department of Labor, or the "DOL Plan Asset Regulations," generally provide that when an employee plan acquires an equity interest in an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the employee plan's assets include both the equity interest in the entity and an undivided interest in each of the underlying assets of the entity, unless it is established either that equity participation in the entity by "benefit plan investors" is not "significant" or that the entity is an "operating company," in each case as defined in the DOL Plan Asset Regulations.

    Under the DOL Plan Asset Regulations, a security is a "publicly-offered security" if it is freely transferable, part of a class of securities that is widely-held, and either (i) part of a class of securities registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (ii) sold to an employee plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which that security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or that later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of those securities to the public occurred. "Widely-held" for this purpose means the security is of a class owned by 100 or more investors independent of the issuer and of one another. "Freely transferable," again for purposes of the DOL Plan Asset Regulations, is a question to be determined on the basis of all relevant facts and circumstances but, where the minimum investment is $10,000 or less, is ordinarily not adversely affected by some enumerated restrictions including restrictions against any transfer which would result in a termination or reclassification of the issuer for federal tax purposes.

    For purposes of the DOL Plan Asset Regulations, equity participation in an entity by benefit plan investors is not "significant" if their aggregate interest is less than 25% of the value of each class of equity securities in the entity, disregarding, for purposes of such determination, any interests held by persons, and their affiliates, who have discretionary authority or control with respect to the assets of the entity or who provide investment advice for a fee with respect to such assets. Benefit plan investors, for these purposes, include employee plans and certain other types of plans, such as governmental plans, not subject to Title I of ERISA.

    The definition of "operating company" in the DOL Plan Asset Regulations includes, among other things, a "real estate operating company," or a REOC. In general, an entity may qualify as a REOC if (i) at least 50% of its assets valued at cost, other than short-term investments pending long-term commitment or distribution to investors are invested in real estate which is managed or developed and with respect to which the entity has the right to substantially participate directly in the management or development activities and (ii) such entity in the ordinary course of its business is engaged directly in real estate management or development activities.

    If our assets were deemed to be "plan assets" of employee plans whose assets were invested in us, whether as a result of the application of the DOL Plan Asset Regulations or otherwise, Subtitle A and Parts 1 and 4 of Subtitle B of Title I of ERISA and Section 4975 of the Code would extend to our investments. This would result, among other things, in (i) the application of the prudence and other fiduciary standards of ERISA, which impose liability on fiduciaries, to investments made by us, which could materially affect our operations,
(ii) potential liability of persons having investment discretion over the assets of the employee plans investing in us should our investments not conform to ERISA's prudence and fiduciary standards under Part 4 of Subtitle B of Title I of ERISA, unless certain conditions are satisfied, and (iii) the possibility that certain transactions that we might enter into in the ordinary course of our business and operation might constitute "prohibited transactions" under ERISA and the Code. A prohibited transaction, in addition to imposing potential personal liability upon fiduciaries of the employee plans, may also result in the imposition of an excise tax under the Code upon the "party in interest," as defined in ERISA, or "disqualified person," as defined in the Code, with whom the employee plan engaged in the transaction, and correction or unwinding of the transaction.

    Subject to the following, although we will not be obtaining an opinion of counsel, we believe that after this offering our stock should qualify as a "publicly offered security" under the DOL Plan Asset Regulations.

    While there are restrictions imposed on the transfer of our stock, we believe they are the type of restrictions on transfer generally permitted under the DOL Plan Asset Regulations or are not otherwise material and should not result in the failure of our stock to be "freely transferable" within the meaning of the DOL Plan Asset Regulations. We also believe that certain restrictions on transfer that derive from the securities laws in connection with this offering should not result in the failure of our stock to be "freely transferable." Furthermore, we are not aware of any other facts or circumstances limiting the transferability of our stock that are not included among those enumerated as not affecting their free transferability under the DOL Plan Asset Regulations, and we do not expect to impose in the future (or to permit any person to impose on our behalf) any other limitations or restrictions on transfer that would not be among the enumerated permissible limitations or restrictions.

    Assuming that our stock is "widely held" within the meaning of the DOL Plan Asset Regulations and that no facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of our stock, we believe that, under the DOL Plan Asset Regulations, our stock should be considered "publicly offered securities" after this offering, and, therefore, that our underlying assets should not be deemed to be plan assets of any benefit plan investors that choose to invest in us.


                                ANNUAL VALUATION


    A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan's fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset's "fair market value" assuming an orderly liquidation at the time the determination was made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and general fiduciary standards of ERISA.

    Unless and until our shares are listed on a national securities exchange or over-the-counter market, it is not expected that a public market for the shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the "fair market value" of shares when the fair market value of the shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of our shares, we intend to provide reports of our annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Until this offering terminates, we intend to use the offering price of shares as the per share net asset value. After this offering terminates, the value of our assets will be based on a valuation that we will perform internally.

    We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year and (2) to other benefit plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, up-dated, however, for any material changes occurring between October 31 and December 31.

    Plan and IRA fiduciaries will remain responsible to determine in their own judgment fair market value for applicable reporting purposes, taking into account the information we provide. We cannot assure you:

    - that the value determined by us could or will actually be realized by us or by stockholders upon liquidation (in part because appraisals or estimated values do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets);

    - that stockholders could realize this value if they were to attempt to sell their shares; or

    - that the value, or the method used to establish value, would comply with the ERISA or IRA requirements described above.


                          SUMMARY OF REINVESTMENT PLAN



    We currently have a dividend reinvestment plan available that allows you to purchase additional shares from the dividends otherwise distributable to you. A copy of our reinvestment plan as currently in effect is included as Exhibit A to this prospectus. A Reinvestment Agent, currently Boston Capital
Securities, Inc., the dealer-manager, will act on behalf of the participants in the reinvestment plan.



    ELIGIBILITY. Stockholders may elect to participate in the dividend reinvestment plan by completing the subscription agreement, or by other written notice to us. Boston Capital Holdings Limited Partnership and its affiliates are not eligible to participate in the reinvestment plan.


    PARTICIPATION. Participation in the dividend reinvestment plan will begin with the next distribution made after receipt of the participant's written notice. We will provide you with a copy of our then current prospectus before you can agree to participate in the reinvestment plan. An election to participate in the reinvestment plan will apply to all distributions attributable to the fiscal quarter in which the stockholder makes such written election to participate in the plan and to all fiscal quarters or months thereafter. Participants must elect to have all of their dividends reinvested in the plan. You cannot elect to have only a portion of your dividends reinvested in the plan.

    Within 60 days prior to the end of each fiscal year, the Reinvestment Agent will mail to each participant a participation agreement in which the participant must represent that there has been no material change in the participant's financial condition and confirm that the representations made by the participant in the subscription agreement are true and correct. In the event that a participant fails to return the completed participation agreement on or before the 15th day after the beginning of the fiscal year following receipt of the participation agreement, the participant's dividend distribution for the first fiscal quarter of that year will be sent directly to the participant and no shares will be purchased on behalf of the participant until the Reinvestment Agent receives an executed participation agreement.


    We may terminate the reinvestment plan for any reason at any time upon ten days' prior written notice to participants. A participant's participation in the plan will also be terminated to the extent that a reinvestment of the participant's dividends in our shares would cause the percentage ownership limitation contained in our articles of incorporation to be exceeded. In addition, participants may terminate their participation in the reinvestment plan at any time by providing the Reinvestment Agent with written notice.



    COSTS AND FEES. Stockholders may purchase shares under our dividend reinvestment plan for $9.30 per share until all of the shares registered as part of this offering have been sold or this offering otherwise terminates. After that time, shares will be available for the reinvestment plan either through purchases made by the plan administrator on the open market, if a market then exists, or through additional issuances of shares. At any time that we are not engaged in an offering, and until our shares are listed on a national securities exchange or market, the price per share purchased pursuant to the plan will be the fair market value of the shares as determined by our advisor in its sole discretion, based on quarterly appraisal updates of our properties. (Following the termination of this offering, the per share fair market value of our properties, at least initially, may be less than the $10 per share offering price.) After listing, if any, the price per share will be equal to the then prevailing market price on the national securities exchange or market on which the shares are listed at the date of purchase. We will pay a fee to the dealer-manager in the amount of 2% of the gross proceeds of the shares sold. In the event that proceeds from the sale of shares to participants are used to acquire interests in communities, we will pay our advisor or its affiliates acquisition and advisory fees and expenses of three and two tenths of one percent of the purchase price of the shares. The administrative charge for each plan participant for each fiscal quarter will be the lesser of 5% of the amount reinvested for the participant or $2.50, with a minimum charge of $0.50. The maximum annual charge is $10.00. A non-affiliated transfer agent, ACS Securities Services, Inc., will provide the following services in connection with our dividend reinvestment plan: mailing and receiving the executed participation agreement; receiving written notice of desire to terminate participation; adding new purchases to the participant's account; and mailing the statement of account. The administrative charge will be used to offset the fees paid to the transfer agent to perform these services.


    ADVANTAGES. If stockholders participate in the reinvestment plan during the offering period, they can purchase additional shares without incurring any selling commissions. Another advantage of participating in the reinvestment plan is the relative ease of acquiring additional shares.

    REPORTS. Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each participant a statement of account describing the dividend distributions received during the quarter, the number of shares purchased during the quarter, the per share purchase price for such shares, the total administrative charge to such participant, and the total shares purchased on behalf of the participant. Statements shall also advise the participants that they are required to notify the Reinvestment Agent in the event that there is any material change in their financial condition or if any representation under the subscription agreement becomes inaccurate. Tax information for income earned on shares under the Reinvestment Plan will be sent to each participant at least annually.

    TAX CONSIDERATIONS. If a stockholder elects to participate in the reinvestment plan and is subject to federal income taxation, the stockholder will incur a tax liability for dividends allocated to him or her even though the stockholder has elected not to receive the dividends in cash but rather to have the dividends withheld and reinvested pursuant to the plan. Specifically, the stockholder will be treated as if he or she has received the dividend from us in cash and then applied such dividend to the purchase of additional shares. The stockholder will be taxed on the amount of such dividend as ordinary income to the extent such dividend is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend or the dividend is eligible for the maximum 15% tax rate. See "Material United States Federal Income Tax Considerations--Taxation of Taxable U.S. Stockholders."


                            SHARE REDEMPTION PROGRAM


    Prior to the time that our shares are listed on a national securities exchange or market, stockholders (other than Boston Capital Holdings Limited Partnership and its affiliates) who have held their shares for at least one year, and who purchased their shares from us or received the shares through a non-cash transaction, not in the secondary market, may receive the benefit of limited interim liquidity by presenting for redemption all or any portion of their shares to us at any time in accordance with the procedures outlined below. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption.

    If you have held your shares for the required one-year period, and we are engaged in an offering, the redemption price will equal the lesser of (i) $9.15 per share or (ii) the purchase price per share you actually paid for your shares. During the offering the redemption price will be equal to or below the price of the shares offered in this offering. During periods when we are not engaged in an offering, the per share price of our common stock, for purposes of repurchase, will be based on periodic updates on the value of our properties, as the board of directors determines based upon the Company's audited financial statements. Accordingly, the repurchase prices paid to stockholders for shares of common stock repurchased by us during periods when we are not engaged in an offering may vary over time. Our board of directors will announce any price adjustment and the time period of its effectiveness as a part of its regular communications with stockholders.


    Shareholders may present us with shares for redemption at any time after you have held your shares for over one year by providing us with a written request stating the name of the entity owning the shares, the date the shares were purchased and the number of shares to be redeemed. The written request must be received before the last five business days of the calendar quarter to be eligible for that quarter's redemption. We have also provided participants with withdrawal rights at any time prior to the redemption.


    The Company will redeem its common stock at the end of the calendar quarter in which such shares are presented, provided that the requisite redemption documents from shareholders are received by the reinvestment agent and we have received confirmation pursuant to a Uniform Commercial Code search that that no liens are held against the shares (at the cost of $100 to the shareholder, which will be deducted from the proceeds of the redemption).

    We are only allowed to use the proceeds from the dividend reinvestment plan to redeem shares under the redemption plan. In the event the proceeds from the dividend reinvestment plan exceeds the amount needed to redeem the shares for which redemption requests have been submitted, we would be permitted to carry such excess amount over to the next succeeding calendar quarter for use in addition to the amount of proceeds from the dividend reinvestment plan otherwise available for redemptions during that calendar quarter.

    In the event the amount of the proceeds from the dividend reinvestment plan is insufficient to redeem all of the shares for which redemption requests have been submitted, we will redeem the shares on a pro rata basis at the end of each quarter. A shareholder, whose entire request is not honored, due to insufficient available funds in that quarter, can ask that the request to redeem the shares be honored at such time, if any, as there are sufficient available funds. In such case, the redemption request will be retained and such shares will be redeemed, again on a pro rata basis, at the end of the next quarter. Alternatively, a shareholder whose shares are not redeemed may withdraw his or her repurchase request at any time. We can make no guarantee that there will be sufficient funds to redeem the shares for which a redemption request is received.

    Subject to funds being available, we will limit the number of shares redeemed pursuant to our share redemption program as follows: (i) during any calendar year, we will not redeem in excess of 3.0% of the weighted average number of shares outstanding during the prior calendar year; and (ii) funding for the redemption of shares will come exclusively from the proceeds we receive from the sale of shares under our dividend reinvestment plan such that in no event shall the aggregate amount of redemptions under our share redemption program exceed aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan. The board of directors, in its sole discretion and after 30 days' written notice to stockholders, may choose to terminate the share redemption program or to reduce the number of shares purchased under the share redemption program if it determines the funds otherwise available to fund our share redemption program are needed for other purposes. (See "Risk Factors--Risks Related to this Offering.")

    Our share redemption program is only intended to provide interim liquidity for stockholders until a secondary market develops for the shares. No such market currently exists, and we cannot assure you that any market for your shares will ever develop. The share redemption program will terminate if a secondary market develops for the shares.

    The shares we redeem under our share redemption program will be cancelled, and will be held as treasury stock. We will not resell such shares to the public unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise sold in compliance with such laws.


                        SELLING AND ESCROW ARRANGEMENTS
                              SELLING ARRANGEMENTS



    We are offering a maximum of 100,000,000 shares at $10 per share on a "best efforts" basis through Boston Capital Securities, Inc., the dealer-manager. "Best efforts" means generally that the dealer-manager is required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We are also offering up to an additional 5,000,000 shares to be issued pursuant to our dividend reinvestment plan at $9.30 per share. No shares will be sold unless subscriptions from the public for at least 250,000 shares are received and accepted by January 1, 2007.



    The dealer-manager is a registered broker-dealer affiliated with our management and with our advisor. If the minimum offering is sold, we will pay the dealer-manager as compensation selling commissions of 7.0% of the public offering price of the shares sold in this offering ($0.70 per share). We will also pay the dealer-manager a dealer-manager fee of 2.0% of the public offering price of the shares sold as compensation for acting as the dealer-manager and for expenses incurred in connection with coordinating sales efforts, training of personnel and generally performing "wholesaling" functions. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. Stockholders who elect to participate in the dividend reinvestment plan will be charged dealer-manager fees on shares purchased pursuant to the dividend reinvestment plan.

    The dealer-manager may authorize certain other broker-dealers who are members of the NASD to sell shares. In the event of the sale of shares by such other broker-dealers, the dealer-manager may reallow its commissions in the amount of up to 7.0% of the gross offering proceeds to such participating broker-dealers. In addition, the dealer-manager, in its sole discretion, may reallow to broker-dealers participating in the offering its dealer-manager fee in the amount of up to one and one-half percent of gross offering proceeds as additional compensation, based on such factors as the number of shares sold by such participating broker-dealers and the assistance of such participating broker-dealers in marketing the offering.



    The total underwriting compensation, (including, but not limited to, selling commissions, the dealer-manager fee, wholesaling salaries and commissions and expense reimbursements to our wholesalers and participating broker-dealers and their registered representatives) will not exceed the limitations prescribed by the National Association of Securities Dealers, Inc. An additional one-half percent of gross proceeds of this offering may be paid for bona fide due diligence expenses, also in accordance with the current regulations of the National Association of Securities Dealers, Inc.



    We have agreed to indemnify the participating broker-dealers, including the dealer-manager, against certain liabilities arising under the Securities Act of 1933, as amended. The dealer-manager and the participating broker-dealers may be deemed underwriters as that term is defined in the Securities Act of 1933.


    The broker-dealers participating in the offering of our shares are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares will be sold.


    Our executive officers and directors and their family members, as well as officers and employees of our advisor, the Dealer Manager, Boston Capital Corporation or other affiliates and their family members, may purchase shares offered in this offering at a discount. The purchase price for such shares will be $9.30 per share reflecting the fact that selling commissions in the amount of $0.70 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Any purchases of shares by our executive officers or directors or their family members or by officers or employees of our advisor, the Dealer Manager, Boston Capital Corporation or other affiliates or their family members will not be considered in order to meet the minimum offering. The family members of any of the foregoing persons include the spouse, parents, children, grandparents, grandchildren and any such person who is so related by marriage such that this includes "step-" and "--in law" relations as well as such persons so related by adoption. Our advisor and its affiliates will be expected to hold their shares purchased as stockholders for investment and not with a view towards distribution.


    If you choose to buy shares in this offering, you must complete a subscription agreement like the one attached to this prospectus as Exhibit B. In completing the subscription agreement, you will be making certain acknowledgments--that you received a copy of this prospectus not less than five business days prior to your signing the subscription agreement, that you meet the investor suitability standards described in the "Investor Suitability Standards" section of this prospectus, that you are purchasing the shares for your own account, that the shares are not liquid and that there are restrictions on their assignability and transferability. We ask you to make these acknowledgments to further our obligations under federal and state securities laws not to sell the shares to investors for whom an investment in our company would be unsuitable, and to evidence our efforts to fulfill those obligations if any of the acknowledgments you make turns out to be untrue.

    You should pay for your shares by check payable to "Boston Private Bank & Trust Company as Custodian for Boston Capital REIT (BPB&TC C/F BCREIT)." Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive this prospectus. You will receive a confirmation of your purchase. Except for purchases pursuant to our dividend reinvestment plan, all accepted subscriptions must be for whole shares and for not less than 100 shares ($1,000). (See "Investor Suitability Standards.") After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of at least 10 shares ($100), except for purchases made pursuant to our dividend reinvestment plan.


    Investors who desire to establish an IRA for purposes of investing in shares may do so by having Pershing LLC, an independent, qualified bank IRA custodian (or such other independent qualified bank IRA custodian utilized by a participating broker-dealer (a "Qualified IRA Custodian")), act as their IRA custodian.



    In the event that an IRA is established having Pershing LLC (or such other Qualified IRA Custodian) as the IRA custodian, the authority of Pershing LLC (or such other Qualified IRA Custodian) will be limited to holding the shares on behalf of the beneficiary of the IRA and making distributions or reinvestments in shares solely at the discretion of the beneficiary of the IRA.



    Pershing LLC (or such other Qualified IRA Custodian) will not have the authority to vote any of the shares held in an IRA except strictly in accordance with the written instructions of the beneficiary of the IRA.



    The offering of shares will terminate no later than July 1, 2007 (unless extended with respect to the shares offered under our dividend reinvestment plan or as otherwise permitted by applicable law). We reserve the right to terminate this offering at any time prior to such termination date.


    The proceeds of this offering will be received and held in trust for the benefit of purchasers of shares to be used only for the purposes set forth in the "Estimated Use of Proceeds" section of this prospectus. Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds will be returned to the rejected subscribers within ten business days.

    We may sell shares to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities for 93% of the public offering price in consideration of the services rendered by such broker-dealers and registered representatives in the offering. The net proceeds to us from such sales will be identical to net proceeds we receive from other sales of shares.

    In connection with sales of 50,000 or more shares ($500,000) to a "purchaser" as defined below, a participating broker-dealer may agree in his or her sole discretion to reduce the amount of his or her selling commissions. Such reduction will be credited to the purchaser by reducing the total purchase price payable by such purchaser. The following table illustrates the various discount levels available:

                                       SALES COMMISSIONS      PURCHASE       DEALER-
DOLLAR VOLUME                        ---------------------     PRICE         MANAGER      NET PROCEEDS
SHARES PURCHASED                     PERCENT    PER SHARE    PER SHARE    FEE PER SHARE     PER SHARE
----------------                     --------   ----------   ----------   -------------   -------------
Under $500,000.....................    7.0%      $0.7000      $10.0000       $ 0.20           $9.10
$500,000--$999,999.................    5.0%      $0.4895      $ 9.7895       $ 0.20           $9.10
$1,000,000 and Over................    3.0%      $0.2876      $ 9.5876       $ 0.20           $9.10


    For example, if an investor purchases 100,000 shares ($1,000,000), he could pay as little as $958,760 rather than $1,000,000 for the shares, in which event the commission on the sale of such shares would be $28,760 ($0.2876 per share), and, after payment of the dealer-manager fee, we would receive net proceeds of $910,000 ($9.10 per share). The net proceeds to us will not be affected by volume discounts.



    Because all investors will be deemed to have contributed the same amount per share to our company for purposes of declaring and paying dividends, an investor qualifying for a volume discount will receive a higher return on his investment than investors who do not qualify for such discount.

Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single "purchaser." Any request to combine more than one subscription must be made in writing, and must set forth the basis for such request. Any such request will be subject to verification by our advisor that all of such subscriptions were made by a single "purchaser."


    For purposes of such volume discounts, the term "purchaser" includes:

    - an individual, his or her spouse and their children under the age of 21 who purchase the units for his, her or their own accounts;

    - a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

    - an employees' trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

    - all commingled trust funds maintained by a given bank.


    In addition, in order to encourage purchases in the amount of 500,000 or more shares ($5,000,000), our advisor and the dealer-manager may in their discretion agree with a potential purchaser who proposes to purchase at least 500,000 shares ($5,000,000) to further reduce the selling commissions payable with respect to the sale of such shares. All such sales must be made through registered broker-dealers.


    California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions:

    - there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

    - all purchasers of the shares must be informed of the availability of quantity discounts;

    - the same volume discounts must be allowed to all purchasers of shares which are part of the offering;

    - the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

    - the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

    - no discounts are allowed to any group of purchasers.

    Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.


    Investors, who, in connection with their purchase of shares (i) have engaged the services of a registered investor advisor or other financial advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice or (ii) has a contract for investment advisory and related brokerage services which includes a fixed or "wrap" fee feature, may agree with the participating broker-dealer selling such shares and the dealer-manager to reduce the amount of selling commissions payable with respect to such sales to zero. The net proceeds to us, $9.30 per share, will not be affected by waiving the commissions payable in connection with such transactions. All such sales must be made through registered broker-dealers.



    Neither the dealer-manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for investment in our company.



    In addition, subscribers for shares may agree with their participating broker-dealers and the dealer-manager to have selling commissions due with respect to the purchase of their shares paid over a six-year period pursuant to a deferred commission arrangement. Stockholders electing the deferred commission option will be required to pay a total of $9.40 per share purchased upon subscription, rather than $10.00 per share, with respect to which $0.10 per share will be payable as commissions due upon subscription. For the period of six years following subscription, or longer if required to satisfy outstanding deferred commission obligations, $0.10 per share shall will be deducted on an annual basis from cash distributions otherwise payable to the stockholders and used by us to pay deferred commission obligations. The net proceeds to us will not be affected by the election of the deferred commission option. The foregoing commission amounts may be adjusted with approval of the dealer-manager by application of the volume discount provisions described previously. In the event the stockholder sells or assigns his or her shares before all outstanding deferred commissions are paid, the stockholder will be required to pay all remaining deferred commissions as a condition to the sale or assignment of the shares.


    Stockholders electing the deferred commission option who are subject to federal income taxation will incur tax liability for dividends or other cash distributions otherwise payable to them with respect to their shares even though such dividends or other cash distributions will be withheld from such stockholders and will instead be paid to third parties to satisfy sales commission obligations.


    Investors who wish to elect the deferred commission option should make the election on their subscription agreement signature page. Election of the deferred commission option will authorize us to withhold cash distributions otherwise payable to such stockholder for the purpose of paying commissions due under the deferred commission option, provided, however, that in no event may we withhold in excess of $0.60 per share in the aggregate under the deferred commission option. Such cash distributions otherwise payable to stockholders may be pledged by us or by the dealer-manager or its affiliates to secure one or more loans, the proceeds of which would be used to satisfy sales commission obligations.


    In the event that, at any time prior to the satisfaction of our remaining deferred commission obligations, listing of the shares occurs or is reasonably anticipated to occur, or we begin a liquidation of our properties, the remaining commissions due under the deferred commission option may be accelerated by us. In either such event, we will provide notice of any such acceleration to stockholders who have elected the deferred commission option. In the event of listing, the amount of the remaining commissions due shall be deducted and paid by us out of cash distributions otherwise payable to such stockholders during the time period prior to listing. To the extent that the distributions during such time period are insufficient to satisfy the remaining commissions due, our obligation and that of our stockholders to make any further payments of deferred commissions under the deferred commission option will terminate, and participating broker-dealers will not be entitled to receive any further portion of their deferred commissions following listing of our shares. In the event of a liquidation of our properties, the amount of remaining commissions due shall be deducted and paid by us out of distributions or net sale proceeds otherwise payable to stockholders who are subject to any such acceleration of their deferred commission obligations.

                              ESCROW ARRANGEMENTS


    During the course of the offering, subscription payments will be deposited and held in trust for the benefit of the purchasers of shares in an escrow account or accounts with Boston Private Bank & Trust Company as escrow agent. These proceeds may be temporarily invested in bank time deposits, certificates of deposit, bank money market accounts and government securities. Offering proceeds deposited may not be withdrawn by purchasers, except that after the initial closing, subscriptions may be withdrawn by purchasers if such subscription payments are not released within six months after they are received by the escrow agent.


    If investors subscribe for at least 250,000 shares by January 1, 2007, we will have an initial closing of this offering and the funds in escrow will be released to our company. If subscriptions for fewer than 250,000 shares are received and accepted by January 1, 2007, the offering will be terminated and all subscription payments will be returned to the subscribers. Following the initial closing, the escrow agent will, at our direction, release subscription payments with respect to subscriptions subsequent to completion of the minimum offering to our company as soon as practicable. (See "Investor Suitability Standards" for escrow arrangements applicable to Pennsylvania investors.)



    Upon each closing (including the initial closing) of the offering (or its termination, if subscriptions for at least 250,000 shares are not received and accepted by January 1, 2007), a subscriber for shares will be entitled to receive an amount equal to the amount of the interest earned on his or her subscription proceeds held in the escrow account from the date after such proceeds were received in the escrow account until but not including the closing (or termination) date or the date after which purchasers exercise any withdrawal rights. Such interest distribution will be made within 75 days of the end of the fiscal quarter following the relevant closing date, and will be made prior to, and without regard to, any distributions from our company to which stockholders are entitled as described under "Distribution Policy." In the case of interest due to subscribers upon termination of this offering because the minimum amount of the offering is not sold, such distributions will be made within five days following such termination/withdrawal. The current interest rate is 3.35%, but the rate can adjust similar to a bank passbook savings rate.



                              ELECTRONIC DELIVERY



    We will deliver electronically all available documents relating to an investment in our company (including the reports to stockholders described below) to all stockholders who consent to electronic delivery of such documents by checking the applicable box in the subscription agreement. However, a stockholder may revoke consent to electronic delivery at any time by contacting BCCLP, Inc., Investor Services for Boston Capital REIT, c/o ACS Securities Services, Inc., 3988 N. Central Expressway, 5th-6th Floor, Dallas, TX 75204 (Phone: 866-275-3685, Fax: 214-887-7411). If the stockholder revokes such consent, the stockholder will subsequently receive all such documents in paper format. In addition, a stockholder may request paper copies of any documents delivered electronically by contacting BCCLP, Inc. A stockholder's consent to electronic delivery is effective until revoked and relates to all documents relating to the stockholders' investment.



                              MARKET FOR OUR STOCK



    Before this offering, there has been no public market for our common stock. The initial public offering price was determined by our board of directors after consultation with the dealer-manager. In addition to prevailing market conditions, the factors considered in determining the initial public offering price were


    - the prospects for our company and the industry in which we compete,

    - an assessment of our management, its past and present operations, and the prospects for, and timing of, our future revenues,

    - the present state of our development, and

    - the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

    Following this offering, our shares will not be listed on any securities exchange, and there are no assurances that any market for the shares will develop. Therefore, it will be difficult for you to sell your shares promptly. In addition, the price received for any shares sold is likely to be less than the proportionate value of the real estate we own. It is also possible that after the offering, the price received for any shares sold will be less than the initial public offering price.


                            REPORTS TO STOCKHOLDERS



    We will provide an annual report to each stockholder within one hundred and twenty (120) days following the close of each fiscal year. Each annual report will contain, among other things, financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by our independent registered public accountant.



    In addition, we will provide, upon written request by a stockholder, an interim report containing unaudited financial statements for each of the first three quarterly periods of each fiscal year within forty-five (45) days after the end of such quarter as well as such further information as our board of directors may determine is required pursuant to any law or regulation to which we are subject.



    At the same time as any distribution, we will file a Form 8-K or other appropriate form or report with the Securities and Exchange Commission or otherwise provide stockholders with a statement disclosing the source of the funds distributed. If the information is not available when the distribution is made, we will provide a statement setting forth the reasons why the information is not available. In no event will the information be provided to stockholders more than sixty (60) days after we make the distribution.



    We are required by the Securities Exchange Act of 1934, as amended, to file quarterly, annual and periodic reports with the Securities and Exchange Commission. Those reports may contain information which is not set forth in this prospectus. Such reports can be obtained on the Commission's website at www.sec.gov and on our website at www.bostoncapital.com and investors are encouraged to access such reports.



                          SUPPLEMENTAL SALES MATERIAL



    In addition to this prospectus, we may use certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of our advisor and its affiliates, property brochures and articles and publications concerning real estate. In addition, this sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.


    This offering of shares is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference into this prospectus or such registration statement or as forming the basis of the offering of the shares.

                                    EXPERTS


    Certain of the financial statements appearing in this prospectus and the registration statement of which it is a part have been audited by Reznick Group, P.C. (formerly known as Reznick Fedder & Silverman, Certified Public Accountants a Professional Corporation) independent certified public accountants, as set forth in their report thereon appearing elsewhere in this prospectus and in the registration statement and are included in reliance upon that report, given upon the authority of that firm as experts in accounting and auditing.


                                 LEGAL MATTERS



    The legality of the shares offered by this prospectus has been passed upon for us by Goodwin Procter LLP. The statements under the caption "Material United States Federal Income Tax Considerations" as they relate to federal income tax matters have been reviewed by Goodwin Procter LLP.



                      WHERE YOU CAN FIND MORE INFORMATION


    We have filed with the Securities and Exchange Commission a registration statement on Form S-11, including exhibits, schedules and amendments filed with this registration statement, under the Securities Act of 1933 with respect to the shares of our common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the shares of our common stock to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates. Copies of the registration statement, including the exhibits and schedules to the registration statement, as well as periodic reports and other information filed by us in the future, may be examined without charge at the public reference room of the Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the Securities and Exchange Commission at l-800-SEC-0300. Copies of all or a portion of the registration statement can be obtained from the public reference room of the Securities and Exchange Commission upon payment of prescribed fees. In addition, the Securities and Exchange Commission maintains a Web site at www.sec.gov that contains reports and other information filed electronically with the Commission, including our registration statement.


    We will establish an internet-accessible area for our company on the Web site of Boston Capital Corporation, www.bostoncapital.com. The information on our website does not constitute a part of this prospectus.

                         INDEX TO FINANCIAL STATEMENTS


                                                                PAGE
                                                              --------
Boston Capital Real Estate Investment Trust, Inc. successor
  to BCMR Seattle, Inc. (September 30, 2005) (Unaudited)....     F-2

Boston Capital Real Estate Investment Trust, Inc. successor
  to BCMR Seattle, Inc. (December 31, 2004 and 2003)........    F-17

BCMR Seattle, Inc. (May 15, 2003 and December 31, 2002).....    F-43

Bay Pointe Apartments and Oaks at Timuquana Apartments
  (Jacksonville Communities) (December 31, 2002)............    F-55

Spicewood Springs Apartments (Jacksonville Communities)
  (December 31, 2002).......................................    F-61

Boulder Creek Apartments, Bridge Creek Apartments and
  Settler's Point Apartments (Portland and Salt Lake City
  Communities) (December 31, 2002)..........................    F-66

Alderwood Park Apartments, Ridgegate Apartments, Ridgetop
  Apartments and Wellington Apartments (Seattle Communities)
  (December 15, 2002).......................................    F-71

BC-GFS, LLC (December 31, 2002).............................    F-82

ProForma Statements.........................................    F-97

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                                  SUCCESSOR TO

                               BCMR SEATTLE, INC.

                               TABLE OF CONTENTS


                                                                PAGE
                                                              --------
Financial Statements

Consolidated Balance Sheets as of September 30, 2005 and
  December 31, 2004.........................................    F-3

Consolidated Statements of Operations for the three and nine
  months ended September 30, 2005 and 2004 (Unaudited)......    F-4

Consolidated Statements of Cash Flows for the nine months
  ended September 30, 2005 and 2004 (Unaudited).............    F-5

Notes to Consolidated Financial Statements..................    F-6

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                        SUCCESSOR TO BCMR SEATTLE, INC.


                          CONSOLIDATED BALANCE SHEETS



                                                              SEPTEMBER 30,    DECEMBER 31,
                                                                   2005            2004
                                                              --------------   -------------
                                                               (UNAUDITED)
                           ASSETS
REAL ESTATE
Land........................................................   $ 31,083,719    $ 29,033,719
Building and improvements...................................    147,087,024     133,527,539
Personal property...........................................      8,126,415       6,805,422
                                                                186,297,158     169,366,680
Less accumulated depreciation...............................     11,661,198       7,564,403
                                                                174,635,960     161,802,277
Cash and cash equivalents...................................      2,845,227       1,057,543
Accounts receivable--tenants................................        153,290         146,605
Prepaid expenses............................................        571,886         221,935
Utility deposits............................................         42,373          40,900
Tenants' security deposits..................................        498,448         433,864
Reserves and escrows........................................      4,474,918       2,465,273
Financing costs, net of accumulated amortization of $874,495
  and $623,619, respectively................................      1,249,888       1,432,046
Other assets................................................      1,926,962       1,077,501
                                                               $186,398,952    $168,677,944
                        LIABILITIES
Line of credit--affiliate...................................   $ 56,596,665    $ 56,596,665
Interest payable on line of credit..........................      1,375,701         325,501
Mortgage notes payable......................................    132,558,415     120,595,521
Other note payable..........................................      5,556,348              --
Accounts payable and accrued expenses.......................      2,349,632       2,104,784
Due to related party........................................      1,923,363         530,623
Advances from related party.................................      2,194,486         823,136
Management fee payable......................................         24,002          21,166
Real estate taxes payable...................................      1,084,240          84,397
Unearned rental revenue.....................................        291,451          96,014
Tenant security deposits....................................        541,763         438,391
                                                                204,496,066     181,616,198
Minority interest...........................................        175,636              --
SHAREHOLDERS' DEFICIT
Preferred stock, $.001 par value, 50,000,000 shares
  authorized, no shares issued, and outstanding.............             --              --
Common stock, $.001 par value, 350,000,000 shares
  authorized, 20,000 shares issued, and outstanding.........             20              20
Additional paid-in capital..................................        199,980         199,980
Accumulated deficit.........................................    (18,472,750)    (13,138,254)
                                                                (18,272,750)    (12,938,254)
                                                               $186,398,952    $168,677,944


                 See notes to consolidated financial statements

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.
                        SUCCESSOR TO BCMR SEATTLE, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS



                                  (UNAUDITED)



                                                   THREE MONTHS                 NINE MONTHS
                                                ENDED SEPTEMBER 30,         ENDED SEPTEMBER 30,
                                             -------------------------   -------------------------
                                                2005          2004          2005          2004
                                             -----------   -----------   -----------   -----------
Total rental revenue.......................  $ 6,039,466   $ 5,256,077   $17,562,074   $15,659,059
Expenses
Property operating costs...................    2,085,333     2,127,109     5,830,628     6,507,435
General and administrative.................      697,024       778,932     1,933,688     2,012,948
Depreciation and amortization..............    1,491,388     1,118,854     4,347,136     3,343,449
Portfolio & management fees--related
  party....................................      380,230       332,855     1,078,248       935,362
Asset management fee--related party........      358,875            --     1,065,543            --
Organization costs.........................           --            --            --        87,296
                                               5,012,850     4,357,750    14,255,243    12,886,490
Operating income...........................    1,026,616       898,327     3,306,831     2,772,569
Interest (income) expense
Interest expense on line of
  credit--affiliate........................    1,374,041     1,544,267     4,077,318     4,262,479
Interest expense--other....................    1,553,734     1,522,102     4,571,821     4,540,705
Interest income............................       (3,426)       (4,390)       (8,448)      (19,198)
                                               2,924,349     3,061,979     8,640,691     8,783,986
Loss before minority interest..............   (1,897,733)   (2,163,652)   (5,333,860)   (6,011,417)
Income attributed to minority interest.....         (636)           --          (636)           --
NET LOSS...................................  $(1,898,369)  $(2,163,652)  $(5,334,496)  $(6,011,417)
LOSS PER SHARE--BASIC AND DILUTED..........  $       (95)  $      (108)  $      (267)  $      (301)
WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING--BASIC AND DILUTED...........       20,000        20,000        20,000        20,000



                 See notes to consolidated financial statements

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.



                        SUCCESSOR TO BCMR SEATTLE, INC.



                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                  (UNAUDITED)



                                                                     NINE MONTHS
                                                                 ENDED SEPTEMBER 30,
                                                              --------------------------
                                                                  2005          2004
                                                              ------------   -----------
Cash flows from operating activities
Net loss....................................................  $ (5,334,496)  $(6,011,417)
Adjustments to reconcile net loss to net cash provided by
  (used in) operating activities
Depreciation and amortization...............................     4,347,136     3,343,449
Minority interest...........................................           636            --
Changes in assets and liabilities
(Increase) decrease in accounts receivable-tenants..........        (6,685)        3,211
(Increase) decrease in prepaid expenses.....................      (349,951)      149,170
(Increase) decrease in security deposits--asset.............       (64,584)       12,210
(Increase) decrease in reserves and escrows.................      (933,859)     (945,819)
Increase (decrease) in payable and accrued expenses.........       244,848       123,899
Increase (decrease) in interest payable on line of
  credit--affiliate.........................................     1,050,200      (531,165)
Increase (decrease) in due to related party.................     1,392,740       571,708
Increase (decrease) in management fee payable...............         2,836       497,076
Increase (decrease) in real estate taxes payable............       999,843       787,784
Increase (decrease) in unearned rental revenue..............       195,437       (21,735)
Increase (decrease) in tenants' security
  deposits--liability.......................................       103,372        66,253
Net cash provided by (used in) operating activities.........     1,647,473    (1,955,376)
Cash flows from investing activities
Investment in real estate...................................   (16,931,416)     (265,401)
(Increase) decrease in reserves and escrows.................    (1,075,785)    6,755,010
(Increase) decrease in construction in progress.............            --    (5,026,783)
Net cash (used in) provided by investing activities.........   (18,007,201)    1,462,826
Cash flows from financing activities
Proceeds from mortgage notes payable........................    12,000,000            --
Payment of mortgage note payable............................       (37,106)      (25,599)
Proceeds from other note payable............................     5,556,348            --
Financing costs paid........................................       (68,718)           --
Increase (decrease) in advances from related party..........     1,371,350            --
Payment of deferred offering costs..........................      (849,462)           --
Minority interest...........................................       175,000            --
Net cash provided by (used in) financing activities.........    18,147,412       (25,599)
NET INCREASE (DECREASE) IN CASH.............................     1,787,684      (518,149)
Cash and cash equivalents, beginning of period..............     1,057,543     1,111,817
Cash and cash equivalents, end of period....................  $  2,845,227   $   593,668
Supplemental cash flow information:
Interest paid (includes $3,028,778 and $4,623,418,
  respectively, of related party interest)..................  $  7,725,330   $ 9,334,352


                            See accompanying notes.

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.



                        SUCCESSOR TO BCMR SEATTLE, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                               SEPTEMBER 30, 2005



                                  (UNAUDITED)



NOTE A--ORGANIZATION



    Boston Capital Real Estate Investment Trust, Inc. (the "Company"), a Maryland Corporation, was formed on May 2, 2003 and commenced operations on May 15, 2003. The Company is a real estate company engaged in the acquisition, ownership, management, and operation of market rate multifamily properties. Provided that the Company sells at least 2,950,000 shares in the offering described below, the Company plans to elect to be taxed as a real estate investment trust for federal income tax purposes, commencing with the taxable year ended December 31, 2005. The Company was initially capitalized by offering 20,000 shares of $.001 par value common stock to an affiliated entity. The offer price of $10 per share resulted in gross proceeds of $200,000. The Company is wholly owned by Boston Capital Companion Limited Partnership.



    The Company's day-to-day activities are managed by Boston Capital REIT Advisors, LLC, an affiliate of the Company and the Company's advisor under the terms and conditions of an advisory agreement. The Company has no employees of its own. Boston Capital REIT Advisors, LLC, is wholly owned by Boston Capital Holdings Limited Partnership. John P. Manning, the Company's Chairman and Chief Executive Officer, is the general partner of and owns a limited partnership interest in Boston Capital Holdings Limited Partnership.



    A Registration Statement on Form S-11 and the related prospectus, as amended and supplemented (the "Prospectus"), were filed with the Securities and Exchange Commission and became effective June 22, 2005 in connection with a public offering of up to 100,000,000 shares of the Company's common stock. The Company began offering shares on July 1, 2005. The offering will terminate at the earlier of June 22, 2007 (24 months from the effective date) or the failure to sell at least 250,000 shares prior to the expiration of the Company's line of credit on January 1, 2007, provided that the Company is unable to extend the line of credit. The Company has the right to terminate the offering at any time prior to these dates. All monies raised by the offering prior to selling the minimum shares will be placed in an escrow account and earn interest at savings account rates based on the balance held in the account. The rate as of September 30, 2005 was 1.45% per annum, and was increased to 2.25% per annum on October 18, 2005 and is currently 3.35%. The offering will be made on a best efforts basis; however, if the minimum shares required are not met by the termination date, the escrowed funds along with accrued interest will be returned to the investors.



    At September 30, 2005, the Company owned interest in 11 properties. At September 30, 2005, these properties were 93.5% leased.



    The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the company as a going concern. The Company has extended its line of credit through January 1, 2006. However, if the amount of capital raised during the offering is not sufficient to pay the outstanding balance and/or the Company is unable to have the line extended, the Company could lose its interest in some or all of the properties. If the Company were to lose its interest in some or all of the properties, it is possible that the Company would not be able to continue as a going concern.



    Although management has indicated its belief that the offering will yield sufficient proceeds to pay the line of credit, and the Company is operating its business under that assumption, as with any

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.



                        SUCCESSOR TO BCMR SEATTLE, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                               SEPTEMBER 30, 2005



                                  (UNAUDITED)



NOTE A--ORGANIZATION (CONTINUED)


offering conducted on a best-efforts basis, there is no guarantee that the offering will in fact result in the anticipated proceeds. Should sufficient capital not be timely raised, management has indicated its intention to request to have the line of credit extended. Although the lender under the line of credit has previously granted an extension and, to management's knowledge, the lender has not indicated that an extension would not be granted, there is no guarantee that an additional extension will in fact be granted.



NOTE B--ACCOUNTING AND FINANCIAL REPORTING POLICIES



    The accompanying unaudited consolidated financial statements as of September 30, 2005 and for the three and nine months then ended have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X under the Securities Act of 1933, as amended, for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The accompanying financial statements should be read in conjunction with the consolidated financial statements and footnotes thereto included in the Company's Prospectus. Operating results for the interim periods are not necessarily indicative of the results that may be expected for the full year. These condensed financial statements should be read in conjunction with the December 31, 2004 audited financial statements and notes included in the Company's Prospectus.



PRINCIPLES OF CONSOLIDATION



    The consolidated financial statements include the Company's interest in wholly-owned and majority-owned operating limited liability companies that own apartment communities. Minority interest relates to the interest in a property partnership not owned by the Company. All inter-company accounts and transactions have been eliminated in consolidation.



REAL ESTATE



    The Company accounts for real estate acquisitions using the purchase method of accounting. The fair value of the real estate acquired is allocated to the acquired tangible assets, consisting of land, building and tenant improvements, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases and the value of in-place leases, based in each case on their fair values.



    The fair value of the tangible assets of an acquired property (which includes land, building and improvements) is determined by valuing the property as if it were vacant, and the "as-if-vacant" value is then allocated to land, building and tenant improvements based on the Company's determination of the relative fair values of these assets. The Company determines the as-if-vacant fair value of a property using methods similar to those used by independent appraisers. Factors considered by the

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.



                        SUCCESSOR TO BCMR SEATTLE, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                               SEPTEMBER 30, 2005



                                  (UNAUDITED)



NOTE B--ACCOUNTING AND FINANCIAL REPORTING POLICIES (CONTINUED)


Company in performing these analyses include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rental revenue during the expected lease-up periods based on current market demand. The Company also estimates costs to execute similar leases including leasing commissions, legal and other related costs.



    In allocating the fair value of the identified intangible assets and liabilities of an acquired property, above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) the Company's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease values are amortized as a reduction of rental income over the remaining non-cancelable terms of the respective leases. The capitalized below-market lease values are amortized as an increase to rental income over the initial term and any fixed rate renewal periods in the respective leases. The Company's leases do not currently include fixed-rate renewal periods.



    The aggregate value of other acquired intangible assets, consisting of in-place leases, is measured by the excess of (i) the purchase price paid for a property after adjusting existing in-place leases to market rental rates over
(ii) the estimated fair value of the property as if vacant, determined as set forth above. The value of in-place leases exclusive of the value of the above-market and below-market in-place leases is amortized to expense over the remaining non-cancelable periods of the respective leases. If a lease were to be terminated prior to its stated expiration, all unamortized amounts relating to that lease would be written off.



    The Company periodically evaluates its long-lived assets, including its investments in real estate, for impairment indicators. The judgments regarding the existence of impairment indicators are based on factors such as operational performance, market conditions, expected holding period of each asset and legal and environmental concerns.



    If impairment indicators are present, the Company compares the expected future undiscounted cash flows for the long-lived asset against the carrying amount of that asset. If the sum of the estimated undiscounted cash flows is less than the carrying amount of the asset, an impairment loss would be recorded for the difference between the estimated fair value and the carrying amount of the asset.



    For long-lived assets to be disposed of, an impairment loss is recognized when the estimated fair value of the asset, less the estimated cost to sell, is less than the carrying amount of the asset measured at the time that the Company has determined it will sell the asset. Long-lived assets held for disposition and the related liabilities are separately reported at the lower of their carrying amounts or their estimated fair values, less their costs to sell, and are not depreciated after reclassification to real estate held for disposition.

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.



                        SUCCESSOR TO BCMR SEATTLE, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                               SEPTEMBER 30, 2005



                                  (UNAUDITED)



NOTE B--ACCOUNTING AND FINANCIAL REPORTING POLICIES (CONTINUED)


    The Company has not recognized an impairment loss in the period from May 15, 2003 (inception) through September 30, 2005 on any of its communities.



INCOME TAXES



    The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. Deferred tax assets and liabilities represent the future tax consequence for those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The Company expects to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), commencing with the taxable year ended December 31, 2005. The Company has been organized and operated in a manner that it believes will allow it to qualify for taxation as a REIT under the Code commencing with the taxable year ended December 31, 2005, and the Company intends to continue to be organized and operate in this manner. As a REIT, the Company will not be required to pay federal corporate income taxes on its taxable income to the extent it is currently distributed to the shareholders.



RECLASSIFICATIONS



    Certain amounts in the 2004 periods have been reclassified to conform to the 2005 presentation.



RECENT ACCOUNTING PRONOUNCEMENTS AND INTERPRETATIONS



    In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123R"), which replaces SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees."
SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values beginning with the first interim or annual period after June 15, 2005. Under SFAS 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption. SFAS 123R is not expected to have any effect on the Company's financial statements as the Company does not currently provide any share-based payments.



    In June 2005, the FASB ratified the consensus in EITF Issue No. 04-5, "Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights" ("Issue 04-5"), which provides guidance in determining whether a general partner controls a limited partnership. Issue 04-5 states that the general partner in a limited partnership is presumed to control that limited partnership. The presumption may

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.



                        SUCCESSOR TO BCMR SEATTLE, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                               SEPTEMBER 30, 2005



                                  (UNAUDITED)



NOTE B--ACCOUNTING AND FINANCIAL REPORTING POLICIES (CONTINUED)


be overcome if the limited partners have either (1) the substantive ability to dissolve the limited partnership or otherwise remove the general partners without cause or (2) substantive participating rights, which provide the limited partners with the ability to effectively participate in significant decisions that would be expected to be made in the ordinary course of the limited partnership's business and thereby preclude the general partner from exercising unilateral control over the partnership. The adoption of Issue 04-5 by the Company which is effective for new or modified limited partnerships as of June 30, 2005 and all other limited partnership arrangements as of January 1, 2006 is not expected to have a material effect on the Company's financial position or results of operations.



NOTE C--PROPERTY ACQUISITIONS



    On September 15, 2005, the Company acquired a majority interest in an existing multifamily apartment community consisting of 229 units in Plano, Texas, known as the Preston at Willow Bend Apartments. The Company has included the results of operations of this community in its consolidated statement of operations from the date of acquisition. The Company preliminarily allocated the purchase price of the community to the fair value of the assets received. The allocation is subject to change as additional information is obtained. The Company acquired its interest in the property through BC Broadstone Preston, LP, a joint venture between the Company and certain affiliates of Alliance Residential Holdings. The Company owns a controlling partnership interest in BC Broadstone Preston, LP through two wholly-owned limited liability companies, ALLTX GP, LLC and ALLTX, LLC. BC Broadstone Preston, LP purchased the property from ERP Operating Limited Partnership for a contract purchase price of $15,200,000. The Company also borrowed an additional $2,531,347 to fund renovations and operating reserves, and to pay customary closing costs of $1,700,000 and $831,347, respectively. To fund a portion of the purchase price, the Company contributed approximately $5,556,348 to BC Broadstone Preston, LP by borrowing that amount from Wachovia Bank, National Association. The remainder of the purchase price was funded by a $12,000,000 mortgage bridge loan from Deutsche Bank Berkshire Mortgage, Inc. On October 25, 2005, the Company refinanced this mortgage bridge loan with a permanent mortgage with a maximum principal amount of $11,981,000 with Freddie Mac as lender. The $19,000 difference between the mortgage bridge loan and the permanent mortgage was funded by property level working capital reserves.

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.



                        SUCCESSOR TO BCMR SEATTLE, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                               SEPTEMBER 30, 2005



                                  (UNAUDITED)



NOTE D--FINANCING



MORTGAGE NOTES PAYABLE                                            2005
----------------------                                        ------------
Mortgage notes payable to Berkshire Mortgage Finance Limited
  Partnership. The notes bear interest at 4.67% and mature
  on January 1, 2008. Monthly interest only payments of
  $147,300. The notes are secured by first mortgages and
  deeds of trust on the communities in the Seattle
  portfolio.................................................  $ 37,850,000

Mortgage notes payable to Berkshire/WAFRA Mezzanine Debt
  Investors Foreign Fund. The notes bear interest at 12% and mature on December 31, 2007. Monthly principal and
  interest payments of $85,522 are required with a balloon
  payment due at maturity. Amortization is calculated based
  on a 25 year term. Upon maturity, the Company can either
  make a balloon payment for any unpaid principal or convert the note to a fixed or floating interest rate term loan.
  The notes are secured by second mortgages and deeds of
  trust on the communities in the Seattle portfolio.........     8,001,415

Mortgage notes payable to Berkshire Mortgage Finance Limited
  Partnership. The notes bear interest at rates from 4.26%
  to 4.32% and mature on June 1, 2010. Monthly interest only payments of $126,391 are required beginning July 1, 2003.
  The notes are secured by mortgages and deeds of trust on
  the communities in the Jacksonville portfolio.............    35,374,000

Mortgage notes payable to Berkshire Mortgage Finance Limited
  Partnership. The notes bear interest at 4.52% and mature
  on June 1, 2010. Monthly interest only payments of
  $148,154 are required. The notes are secured by mortgages
  and deeds of trust on the communities in the Portland
  portfolio.................................................    39,333,000

Mortgage notes payable to Deutsche Bank Berkshire Mortgage
  Inc. The variable note bears interest at the Libor Index
  Rate plus 100 basis points and matures on December 1,
  2005. Monthly interest only payments are required. The
  note is secured by a mortgage and deed of trust on the
  Plano community. On October 25, 2005, the note was
  refinanced with a $11,981,000 mortgage note which bears
  interest at 5.14% and matures November 1, 2014............    12,000,000

                                                              $132,558,415

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.



                        SUCCESSOR TO BCMR SEATTLE, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                               SEPTEMBER 30, 2005



                                  (UNAUDITED)



NOTE D--FINANCING (CONTINUED)


    Aggregate maturities of the above mortgage notes payable for the next five years and thereafter are as follows:



September 30, 2006.                                           $ 12,062,032
2007........................................................        63,799
2008........................................................    45,725,584
2009........................................................            --
2010........................................................    74,707,000
Thereafter..................................................            --
Total.......................................................  $132,558,415



LINE OF CREDIT



    The Company has a $60,000,000 line of credit with BCP Funding LLC, a related party. The line bears "base" interest at 9.5% and "bonus" interest at 5.3% and originally matured on May 31, 2004 with the option of a six-month extension, which the Company exercised. On September 1, 2004, the Company was granted an extension through May 31, 2005. On March 11, 2005, the Company was granted an extension through January 1, 2006. Base interest shall accrue in arrears and is due and payable with respect to each calendar quarter to the extent of cash available for debt service for the current quarter. In the event cash is not available for debt service in the current quarter, base interest shall accrue and be added to principal. Bonus interest is due and payable with respect to each calendar quarter to the extent of cash available for debt service after payment of base interest. Any unpaid bonus interest shall accrue but will not be added to principal. Accrued bonus interest shall be payable quarterly solely from cash available for debt service after payment of the current quarter base and bonus interest. Any accrued bonus interest not paid on or before the maturity date shall not be due or payable. As of September 30, 2005, the accrued bonus interest is $7,174,180. The Company does not believe that sufficient cash flow will exist to pay bonus interest; therefore no accrual for it has been made in these financial statements. The line of credit is secured by the Company's interests in the Seattle, Jacksonville and Portland portfolios, and the outstanding shares of the Company. As of September 30, 2005, $56,596,665 was outstanding on the line. During the nine month periods ended September 30, 2005 and 2004, base interest of $4,077,318 and $4,262,479, respectively, was incurred and $1,375,701 remains payable as of September 30, 2005.



OTHER NOTE PAYABLE



    ALLTX LLC, the Investor Limited Partner of the joint venture partnership which owns the Plano community has a $5,556,348 note with Wachovia Bank, National Association. The note is secured by the joint venture interests of ALLTX LLC and ALLTX GP LLC in the community and is guaranteed by BCP Funding LLC, a related party of the Company. The note is interest only and bears interest at Libor plus 300 basis points. Interest is payable monthly to the extent that cash flow from the Plano community permits, and any unpaid interest accrues. All unpaid principal and interest are due at the note maturity on January 1, 2006. As of September 30, 2005 interest of $16,732 was incurred and remains payable.

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.



                        SUCCESSOR TO BCMR SEATTLE, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                               SEPTEMBER 30, 2005



                                  (UNAUDITED)



NOTE E--INCOME TAXES



    The Company expects to elect to be taxed as a REIT under the Code, commencing with the taxable year ended December 31, 2005. The Company has been organized and operated in a manner that it believes will allow it to qualify for taxation as a REIT under the Code commencing with the taxable year ended December 31, 2005, and the Company intends to continue to be organized and operate in this manner. As a REIT, the Company will not be required to pay federal corporate income taxes on its taxable income to the extent it is currently distributed to shareholders.



    Accordingly, the Company has not recorded any current or deferred taxes for the period-ended September 30, 2005. However, qualification and taxation as a REIT depends upon the Company's ability to meet the various qualification tests imposed under the Code related to annual operating results, asset diversification, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that the Company will be organized or able to operate in a manner so as to qualify or remain- qualified as a REIT. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate tax rates.



    During the period ended September 30, 2004, the Company incurred a pre-tax loss of approximately $6.0 million, which is available to offset future income for up to 20 years from the year incurred. A deferred tax asset of $2.4 million was established on September 30, 2004, based on the net operating loss available to be carried forward using a federal tax rate of 34% and a state and local tax rate of 6%. However, a valuation allowance of $2.4 million was established as of September 30, 2004, due to the uncertainty as to whether the Company will be able to use the tax loss carryforward.



    The Company has acquired properties prior to the first day of the first taxable year for which it expects to qualify as a REIT (which is anticipated to be January 1, 2005, or the "REIT Commencement Date"). If the Company recognizes gain on the disposition of any of these assets during the 10-year period beginning on the REIT Commencement Date, then it will be subject to tax at the highest regular corporate rate on the lesser of (i) the fair market value of the asset as of the REIT Commencement Date over its basis in the asset as of the REIT Commencement Date (the "Built-In Gain"), or (ii) the amount of gain it would otherwise recognize on the disposition. The Company would be subject to this tax liability even if it qualifies and maintains its status as a REIT. In order to qualify as a REIT, the Company will be required to distribute an amount equal to at least 90% of the Built-In Gain (after payment of a corporate level tax), if any, recognized on the disposition of any of these assets during the 10-year period beginning on the REIT Commencement Date. In addition, to qualify as a REIT, the Company cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. The Company does not believe that it has any non-REIT earnings and profits and therefore it believes that it satisfies this requirement.

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.



                        SUCCESSOR TO BCMR SEATTLE, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                               SEPTEMBER 30, 2005



                                  (UNAUDITED)



NOTE F--RESERVES AND ESCROWS



    As of September 30, 2005 the Company maintained the following reserve and escrow accounts:



                                                                                             2005
RESERVE/ESCROW                                          RESTRICTION/PURPOSE                BALANCE
--------------                              --------------------------------------------  ----------
Real estate taxes and insurance escrows...  Payment of real estate taxes and property
                                            Insurance                                     $1,403,010
Replacement reserve.......................  To fund the purchase/ replacement of
                                            personal property.                                   425
Portfolio reserve.........................  To fund operating deficits of the properties and to fund payment of the preferred return
                                              reserve in the event the preferred return
                                              reserve is depleted.                           183,836
Capital improvements escrow...............  To fund building improvements and
                                            renovations of the properties                    809,488
Completion escrow.........................  To fund the rehabilitation and improvements of the Plano community as required by the
                                              mortgage lender.                             1,600,000
Investment escrow.........................  To fund improvements of the Jacksonville portfolio and to fund payment of the
                                              preferred return.                              263,311
Working capital reserve...................  To fund working capital needs and pay
                                            operating expenses.                              214,848
Total...................................................................................  $4,474,918



NOTE G--RELATED PARTY TRANSACTIONS



LINE OF CREDIT



    As of September 30, 2005, $56,596,665 was outstanding on the line of credit with BCP Funding LLC, an affiliate of the Company (see note D). During the nine month periods ended September 30, 2005 and 2004, base interest of $4,077,318 and $4,262,479, respectively, was incurred and $1,375,701 remains payable as of September 30, 2005.



PORTFOLIO & MANAGEMENT FEES



    During the nine months ended September 30, 2005 and 2004, property management fees of $593,223 and $575,842 were paid to an affiliate in connection with management of the Seattle, Portland and Jacksonville portfolios. The fee in connection with management of each of the Seattle and Jacksonville portfolios is 3.5% of gross revenue. The fee in connection with management of the Portland portfolio is 4.0%, of which .5% is payable only after the Company has received the preferred return on its unreturned capital contribution as described in the Prospectus. These fees are included in management fees--related party on the consolidated statements of operations.

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.



                        SUCCESSOR TO BCMR SEATTLE, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                               SEPTEMBER 30, 2005



                                  (UNAUDITED)



NOTE G--RELATED PARTY TRANSACTIONS (CONTINUED)


    During the nine months ended September 30, 2005 and 2004, excess operating cash flow distributions of $154,992 and $32,323, respectively, were paid to the managing member of the Seattle portfolio under the conditions stated in the partnership agreement of BCMR Seattle, a limited partnership. These payments are shown as management fees--related party on the consolidated statements of operations.



    During the nine months ended September 30, 2005 and 2004, an affiliate of the Company earned portfolio management fees of $327,197 in connection with management of the Seattle, Portland and Jacksonville portfolios. The fee is based on .25% of total development costs, defined as total equity investment and the amount of the original mortgage payable for each portfolio. As of September 30, 2005, $857,820 remained payable and was included in due to related party on the consolidated balance sheets.



OFFERING, ACQUISITION AND ORGANIZATIONAL COSTS



    During the nine months ended September 30, 2005 and 2004, an affiliate of the Company paid or advanced funds to pay $1,221,350 and $571,708, respectively, for various costs associated with operating the Company. Below is a summary of the amounts paid during the comparative periods by type:



                                                         09/30/05    09/30/04
                                                        ----------   --------
Organization and offering costs.......................  $  774,216   $571,708
Operating expenses....................................     105,106         --
Prepaid expenses......................................     330,800         --
Acquisition and other.................................      11,228         --
Total.................................................  $1,221,350   $571,708



    As of September 30, 2005 the total amount due to related parties for organization, deferred offering costs, prepaid expenses, acquisition costs and operating expenses totaled $2,044,486.



    The Company incurred acquisition and capitalization fees of $150,000 related to the acquisition of the Plano community, which remained payable to a related party as of September 30, 2005.



ASSET MANAGEMENT FEE



    During the nine months ended September 30, 2005, an affiliate of the Company earned asset management fees of $1,065,543 for managing the affairs of the REIT. The fee is equal to .75% of the amount invested in communities (including the original principal amount of any mortgage indebtedness). As of September 30, 2005, the entire amount earned remains payable and was included in due to related party on the consolidated balance sheets. The affiliate of the Company has been entitled to this fee since inception, but has waived its right to all asset management fees from the time of inception though December 31, 2004.

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.



                        SUCCESSOR TO BCMR SEATTLE, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                               SEPTEMBER 30, 2005



                                  (UNAUDITED)



NOTE H--GUARANTEES



    John A. Goodman, an affiliate of the operator of the Seattle portfolio, has provided limited guarantees of payment of the $37,850,000 and $8,120,000 on the senior and mezzanine notes payable related to the Seattle portfolio. Personal liability is limited to situations such as failure to pay rents to which the lender is entitled in the event of default, failure to apply insurance or condemnation proceeds or security deposits from tenants as required by the lender, fraud or written misrepresentation, failure to first apply rents to pay reasonable operating expenses and then to debt service, acquisition of any property or operation of any business not permitted by the lender, a transfer that is an event of default, any and all indemnification obligations as defined by the lender or commencement of voluntary bankruptcy.



    Boston Capital Companion Limited Partnership, the Parent of the Company, has guaranteed payment and performance of all of the obligations of the line of credit with BCP Funding, LLC. This guarantee is an absolute, unconditional and continuing guarantee. The recourse for this guarantee is absolutely and strictly limited to such guarantor's ownership of 20,000 common shares of the Company, along with any additional shares purchased by the guarantor.



    BCP Funding, LLC, an affiliate of the Company, has guaranteed payment and performance of all of the obligations of the ALLTX, LLC note with Wachovia. This guarantee is an absolute, unconditional and continuing guarantee.



    Richard A. Schechter and Sheila Mead, affiliates of the operator of the Jacksonville portfolio, have provided limited guarantees of payment on two of the notes totaling $16,274,000 related to the Jacksonville portfolio. Personal liability is limited to situations such as failure to pay rents to which the lender is entitled in the event of a default, failure to apply insurance or condemnation proceeds as required by the lender, fraud or written material misrepresentation, acquisition of any property or operation of any business not permitted by the security instrument, failure to first apply rents to pay reasonable operating expenses and commencement of voluntary bankruptcy.

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                        SUCCESSOR TO BCMR SEATTLE, INC.

                               TABLE OF CONTENTS


                                                                PAGE
                                                              --------
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.....    F-18

FINANCIAL STATEMENTS

Consolidated Balance Sheets as of December 31, 2004 and
  2003......................................................    F-19

Consolidated Statement of Operations for the year ended
  December 31, 2004 and for the Period May 15, 2003
  (Inception) Through December 31, 2003.....................    F-20

Consolidated Statement of Changes in Shareholder's Deficit
  for the year ended December 31, 2004 and for the Period
  May 15, 2003 (Inception) Through December 31, 2003........    F-21

Consolidated Statement of Cash Flows for the year ended
  December 31, 2004 and for the Period May 15, 2003
  (Inception) Through December 31, 2003.....................    F-22

Notes to Consolidated Financial Statements as of December
  31, 2004 and 2003.........................................    F-23

Schedule III--Real Estate and Accumulated Depreciation......    F-41

                              REZNICK GROUP, P.C.

          7700 OLD GEORGETOWN ROAD, SUITE 400, BETHESDA, MD 20814-6224
                      PHONE 301.652.9100, FAX 301.652.1848
                              www.reznickgroup.com

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder of Boston Capital Real Estate Investment Trust, Inc.

    We have audited the accompanying consolidated balance sheets of Boston Capital Real Estate Investment Trust, Inc. (a Maryland corporation) and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, changes in shareholder's deficit, and cash flows for the year ended December 31, 2004 and for the period from May 15, 2003 (inception) through December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

    We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Boston Capital Real Estate Investment Trust, Inc. and subsidiaries as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the year ended December 31, 2004 and for the period from May 15, 2003 (inception) through December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

    We have also audited Schedule III for the year ended December 31, 2004. In our opinion, this schedule presents fairly, when considered in relation to the basic financial statements taken as a whole, in all material respects, the information therein.

                                               /s/ REZNICK GROUP


Bethesda, Maryland
March 25, 2005, except for the second paragraph in note A as to which the date is February 10, 2006

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                        SUCCESSOR TO BCMR SEATTLE, INC.

                          CONSOLIDATED BALANCE SHEETS
                                  DECEMBER 31,

                                                                  2004           2003
                                                              ------------   ------------
                           ASSETS
REAL ESTATE
Land........................................................  $ 29,033,719   $ 29,033,719
Buildings and improvements..................................   133,527,539    128,517,858
Personal property...........................................     6,805,422      4,253,501
Construction in progress....................................            --      1,699,646
                                                               169,366,680    163,504,724
Less accumulated depreciation...............................     7,564,403      2,894,310
                                                               161,802,277    160,610,414
OTHER ASSETS
Cash........................................................     1,057,543      1,111,817
Accounts receivable--tenants................................       146,605        171,764
Prepaid expenses............................................       221,935        264,162
Utility deposits............................................        40,900         40,900
Tenants' security deposits..................................       433,864        443,174
Reserves and escrows........................................     2,465,273     11,708,793
Financing costs, net of accumulated amortization of $623,619
  and $279,941, respectively................................     1,432,046      1,749,729
Other assets................................................     1,077,501             --
                                                              $168,677,944   $176,100,753

           LIABILITIES AND SHAREHOLDER'S DEFICIT
Line of credit--affiliate...................................  $ 56,596,665   $ 56,596,665
Interest payable on line of credit--affiliate...............       325,501      1,374,041
Mortgage notes payable......................................   120,595,521    120,638,185
Accounts payable and accrued expenses.......................     2,104,784      1,749,941
Due to related party........................................     1,353,759        268,304
Management fee payable......................................        21,166         18,615
Real estate taxes payable...................................        84,397         82,545
Unearned rental revenue.....................................        96,014        107,643
Tenant security deposits....................................       438,391        364,711
SHAREHOLDER'S DEFICIT
Preferred stock, $.001 par value, 50,000,000 shares
  authorized, no shares issued and outstanding..............            --             --
Common stock, $.00l par value, 350,000,000 shares
  authorized, 20,000 shares issued and outstanding..........            20             20
Additional paid-in capital..................................       199,980        199,980
Accumulated deficit.........................................   (13,138,254)    (5,299,897
                                                               (12,938,254)    (5,099,897)
                                                              $168,677,944   $176,100,753

                 See notes to consolidated financial statements

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.



                        SUCCESSOR TO BCMR SEATTLE, INC.


                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                             PERIOD FROM
                                                                             MAY 15, 2003
                                                                             (INCEPTION)
                                                               YEAR ENDED      THROUGH
                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2004           2003
                                                              ------------   ------------
TOTAL RENTAL AND OTHER REVENUE..............................  $21,281,879    $15,815,654
OPERATING COSTS
Property operating costs....................................    8,573,144      6,147,892
General and administrative..................................    2,746,395      1,811,502
Depreciation and amortization...............................    4,987,776      3,126,328
Management fees--related party..............................      775,996        680,914
Organizational costs........................................           --      1,426,406
Portfolio management fee--related party.....................      407,912        320,337
Other expenses..............................................      116,977        217,194
                                                               17,608,200     13,730,573
OPERATING INCOME............................................    3,673,679      2,085,081
INTEREST EXPENSE
Interest expense on line of credit--affiliate...............    5,466,294      3,052,904
Interest expense--third party...............................    6,045,742      4,332,074
                                                               11,512,036      7,384,978
NET LOSS....................................................  $(7,838,357)   $(5,299,897)
LOSS PER SHARE--BASIC AND DILUTED...........................  $      (392)   $      (265)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING--BASIC AND
  DILUTED...................................................       20,000         20,000

                 See notes to consolidated financial statements

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.



                        SUCCESSOR TO BCMR SEATTLE, INC.


          CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S DEFICIT

       YEAR ENDED DECEMBER 31, 2004 AND FOR THE PERIOD FROM MAY 15, 2003
                     (INCEPTION) THROUGH DECEMBER 31, 2003

                                      COMMON STOCK       ADDITIONAL
                                   -------------------     PAID-IN      ACCUMULATED
                                    SHARES     AMOUNT      CAPITAL        DEFICIT         TOTAL
                                   --------   --------   -----------   -------------   ------------
Shares issued....................   20,000      $20       $199,980     $         --    $    200,000
Net income (loss)................       --       --             --       (5,299,897)     (5,299,897)
Balance as of December 31,
  2003...........................   20,000      $20       $199,980     $ (5,299,897)   $ (5,099,897)
Net income (loss)................       --       --             --       (7,838,357)     (7,838,357)
Balance as of December 31,
  2004...........................   20,000      $20       $199,980     $(13,138,254)   $(12,938,254)

                 See notes to consolidated financial statements

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.



                        SUCCESSOR TO BCMR SEATTLE, INC.


                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                              FOR THE PERIOD
                                                         FOR THE YEAR       FROM MAY 15, 2003
                                                            ENDED          (INCEPTION) THROUGH
                                                      DECEMBER 31, 2004     DECEMBER 31, 2003
                                                      ------------------   --------------------
Cash flows from operating activities
Net loss............................................      $(7,838,357)        $  (5,299,897)
Adjustments to reconcile net loss to net cash
  provided by operating activities
Depreciation and amortization.......................        4,987,776             3,126,328
(Increase) decrease in accounts
  receivable--tenants...............................           25,159              (171,764)
(Increase) decrease in prepaid expenses.............           42,225              (264,162)
(Increase) decrease in utility deposits.............               --               (40,900)
(Increase) decrease in tenants' security
  deposits--asset...................................            9,310              (443,174)
(Increase) decrease in reserves and escrows.........          (26,418)              708,478
(Increase) decrease in other assets.................          (13,693)                   --
Increase (decrease) in accounts payable and accrued
  expenses..........................................          354,845                71,078
Increase (decrease) in interest payable on line of
  credit--affiliate.................................       (1,048,540)            3,052,904
Increase (decrease) in due to related party.........          387,722               268,304
Increase (decrease) in management fee payable.......            2,551                18,615
Increase (decrease) in real estate taxes payable....            1,852                82,545
Increase (decrease) in unearned rental revenue......          (11,629)              107,643
Increase (decrease) in tenants' security
  deposits--liability...............................           73,680               364,711
Net cash provided by operating activities...........       (3,053,517)            1,580,709
Cash flows from investing activities Investment in
  real estate.......................................       (5,861,956)                   --
(Increase) decrease in reserves and escrows.........        9,269,938             1,165,418
Increase in construction in progress................               --            (1,699,646)
Net cash used in investing activities...............        3,407,982              (534,228)
Cash flows from financing activities
Payment of mortgage notes payable...................          (42,664)              (38,815)
Financing costs paid................................               --               (95,849)
Increase (decrease) in due to related party.........          697,733                    --
Payment of deferred offering costs..................       (1,063,808)                   --
Proceeds from sale of common stock..................               --               200,000
Net cash used in financing activities...............         (408,739)               65,336
NET INCREASE (DECREASE) IN CASH.....................          (54,274)            1,111,817
Cash, beginning.....................................        1,111,817                    --
Cash, end...........................................        1,057,543             1,111,817
Interest paid.......................................      $12,560,579         $   5,884,543
Non-cash investing and financing activities
Real estate assets acquired.........................      $        --         $ 161,757,155
Escrows funded......................................               --            13,582,689
Financing costs incurred............................               --             1,933,821
Debts assumed.......................................               --          (177,273,665)
NET.................................................      $        --         $          --

Buildings and improvements and personal property were increased by $1,699,646 of construction in progress completed during 2004.

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.



                                  SUCCESSOR TO



                               BCMR SEATTLE, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                           DECEMBER 31, 2004 AND 2003



NOTE A--ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES



    Boston Capital Real Estate Investment Trust, Inc. (the "Company"), a Maryland corporation, was formed on May 15, 2003. The Company is a real estate company engaged in the acquisition, ownership, management, and operation of market rate multifamily properties. The Company will elect to be taxed as a real estate investment trust. The Company was initially capitalized by issuing 20,000 shares of $.001 par value common stock to an affiliated entity. The offer price of $10 per share resulted in initial proceeds of $200,000.



    The Company is registering with the Securities and Exchange Commission to offer up to 100,000,000 shares of its common stock. These shares are on a best efforts basis; however no shares will be sold unless at least 2,950,000 shares are sold. On February 10, 2006, the Company reduced the minimum requirement from 2,950,000 shares to 250,000 shares. The Company will begin selling shares on the effective date of the prospectus and the offering will terminate at the earlier of 24 months from the effective date or the failure to raise the minimum offering prior to the expiration of the Company's line of credit, with the Company having the right to terminate the offering at any time prior to that date. All monies raised by the offering prior to selling the minimum shares will be placed in an escrow account and earn interest at savings account rates based on the balance held in the account, which is currently 1.35% per annum. If the minimum shares is not met by the termination date, the escrowed funds along with accrued interest will be returned to the investors.



    As of December 31, 2004 and 2003, the Company owned three portfolios of properties as follows:



    The Seattle Portfolio consists of four apartment communities containing 802 apartment units as follows:



                                                                      OCCUPANCY      OCCUPANCY
                                                                        AS OF          AS OF
                                            NUMBER        DATE       DECEMBER 31,   DECEMBER 31,
PROPERTY NAME              CITY, STATE     OF UNITS     ACQUIRED         2004           2003
-------------             --------------   --------   ------------   ------------   ------------
Alderwood Park
  Apartments............  Lynwood, WA        188      May 15, 2003        97%            95%
Ridgegate Apartments....  Kent, WA           153      May 15, 2003        97%            93%
Ridgetop Apartments.....  Silverdale, WA     221      May 15, 2003        92%            94%
Wellington Apartments...  Silverdale, WA     240      May 15, 2003        93%            95%



    The following is a history of the purchase and ownership of the Seattle Portfolio.



    (1) On July 11, 2002, Goodman Financial Services, Inc., an affiliate of GFS Equity Management LLC, (GFS) negotiated and entered into a purchase agreement for the Seattle communities from an unaffiliated Seller.



    (2) In December, 2002, affiliates of Boston Capital REIT Advisors, LLC, the "Advisor", agreed to acquire the Seattle communities from GFS for possible investment by a group of private investors. GFS agreed to assign its entire interest in the Seattle community purchase contracts to affiliates of the Advisor in return for the payment of the $51,366,000 purchase price plus a subordinated economic interest in the communities and the initial management contract for the communities.

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.



                                  SUCCESSOR TO



                               BCMR SEATTLE, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                           DECEMBER 31, 2004 AND 2003



NOTE A--ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


    (3) BC-GFS LLC was formed as the entity that the purchase contracts were to be assigned. The owners of BC-GFS, LLC were BCMR Special, Inc. and BCMR Seattle, a Limited Partnership, both controlled by the Company's affiliates. BCMR Seattle, a Limited Partnership, also had as its partners entities controlled by the Company's affiliates.



    (4) On December 12, 2002, BCMR Seattle, Inc. contributed $9,325,984 to BCMR Seattle, a Limited Partnership, to purchase the Seattle Portfolio. On
December 16, 2002, all four of the Seattle communities were purchased through four wholly-owned subsidiaries of BC-GFS LLC.



    (5) On May 15, 2003, the Company acquired the Seattle Portfolio from BCMR Seattle, Inc., the predecessor, as described in Note G



    The general partner of BCMR Seattle, A Limited partnership, is BCMR, Inc., which is an affiliate of the Company's Advisor. BCMR Special, Inc., which is an affiliate of the Company's Advisor, acts as investor manager of BC-GFS LLC for the purpose of exercising certain consent rights. Neither BCMR, Inc. or BCMR Special, Inc. can exercise any voting rights contrary to the Company's direction or interests. Neither BCMR, Inc. or BCMR Special, Inc. will receive any compensation from operations as a result of their roles as owners of BCMR Seattle, A Limited Partnership or BC-GFS, LLC. This structure exists only for the Seattle communities and will not be used in any other acquisitions. The Company can remove BCMR, Inc. and BCMR Special, Inc. at any time without cause. The manager of BC-GFS LLC is GFS Equity Management LLC, a third party which is not affiliated with the Company or its Advisor.



    GFS Equity Management, LLC is entitled to participate in the cash distributions of the Seattle communities after the Company has received a priority share of the cash flow. Before GFS Equity Management LLC receives any portion of the cash flow, the Company will receive:



    (i) $50 annually per apartment unit; and then



    (ii) a 12% preferred return on its unreturned capital contributions.



    To the extent the Company receives this priority share of the cash flow, it will be used to pay ordinary expenses, including operation-stage fees and reimbursement to its Advisor and affiliates. After payment of such expenses, the priority cash flow would be available for distribution to stockholders. There is no guarantee that there will be sufficient priority cash flow to make any distributions to stockholders.



    The Company will then share 50/50 with GFS Equity Management LLC in all remaining income from operations of the Seattle communities. Proceeds form the sale of any of the Seattle communities will first be distributed to pay any unpaid preferred return. Remaining sale proceeds will be distributed until the Company has received a return of its capital contributions (taking into account prior distributions) plus a 16% annum rate of return. The Company will then receive 75% and GFS Equity Management LLC will receive 25% of any remaining sale proceeds.



    There is no guarantee that any preferred return will be sufficient for the Company to make any distribution to stockholders. The Company believes that this arrangement is an appropriate incentive to

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.



                                  SUCCESSOR TO



                               BCMR SEATTLE, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                           DECEMBER 31, 2004 AND 2003



NOTE A--ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


encourage performance by GFS Equity Management LLC. The Company can remove GFS Equity Management LLC without cause at any time.



    The Portland Portfolio consists of three apartment communities containing 1,027 apartment units as follows:



                                                                       OCCUPANCY      OCCUPANCY
                                                                         AS OF          AS OF
                                             NUMBER        DATE       DECEMBER 31,   DECEMBER 31,
PROPERTY NAME             CITY, STATE       OF UNITS     ACQUIRED         2004           2003
-------------          ------------------   --------   ------------   ------------   ------------
Boulder Creek
  Apartments.........  Portland, OR           296      May 30, 2003        89%            90%
Bridge Creek
  Apartments.........  Portland, OR           315      May 30, 2003        87%            89%
Settler's Point
  Apartments.........  Salt Lake City, UT     416      May 30, 2003        90%            94%



    The Company acquired its interests in the Portland Portfolio by forming a wholly-owned subsidiary, BCMR Portland, LLC, to acquire a controlling interest in BC-GFS-II LLC. Contributions are comprised of two classes, Class A and Class B. The Class B contribution was treated as mezzanine financing. The Company received a preferred return of 11% on both capital contributions; however, the 16% preferred return at sale is calculated only on the Class A contribution. BC-GFS-II LLC owns legal fee simple title to the communities through three wholly owned subsidiaries. The manager of BC-GFS-II LLC is GFS Equity Management LLC, a third party which is not affiliated with the Company or Boston Capital Real Advisors, LLC, its Advisor.



    Under the terms of the current first mortgage loans on the Portland Portfolio, GFS Equity Management LLC is entitled to be paid .045% per annum from the cash flow of BC-GFS-II LLC as compensation for its agreement to assume 100% of the risk of loss on the rate lock deposit paid to the first mortgage holder. GFS Equity Management, LLC is entitled to participate in the cash distributions of the Portland Portfolio after the Company has received a priority share of the cash flow. Before GFS Equity Management LLC receives any portion of the cash flow, the Company will receive:



    (i) $50 annually per apartment unit; and then



    (ii) a 11% preferred return on its unreturned capital contribution.



    To the extent the Company receives this priority share of the cash flow, it will be used to pay ordinary expenses, including operational-stage fees and reimbursement to its Advisor and affiliates. After payment of such expenses, the priority cash flow would be available for distribution to stockholders. There is no guarantee that there will be sufficient priority cash flow to make any distributions to stockholders.



    The property management agent will receive 0.5% of gross income as a portion of its total property management fee. The Company will then share 50/50 with GFS Equity Management LLC in

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.



                                  SUCCESSOR TO



                               BCMR SEATTLE, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                           DECEMBER 31, 2004 AND 2003



NOTE A--ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


all remaining income from operations of the Portland Portfolio. Proceeds from the sale of any of the communities will first be distributed to pay any unpaid preferred return. Remaining sale proceeds will be distributed to the Company until it has received a return of its capital contributions (taking into account prior distributions) plus a 16% per annum rate of return on Class A capital contributions. The Company will receive 75% and GFS Equity Management LLC will receive 25% of any remaining sale proceeds. There is no guarantee that any preferred return will be sufficient for the Company to make any distribution to stockholders. The Company believes that this arrangement is an appropriate incentive to encourage performance by GFS Equity Management LLC. The Company can remove GFS Equity Management LLC without cause at any time.



    The Jacksonville Portfolio consists of three apartment communities containing 1,040 apartment units as follows:



                                                                       OCCUPANCY      OCCUPANCY
                                                                         AS OF          AS OF
                                             NUMBER        DATE       DECEMBER 31,   DECEMBER 31,
PROPERTY NAME              CITY, STATE      OF UNITS     ACQUIRED         2004           2003
-------------            ----------------   --------   ------------   ------------   ------------
Bay Pointe
  Apartments...........  Jacksonville, FL     300      May 22, 2003        93%            86%
Oaks at Timuquana
  Apartments...........  Jacksonville, FL     228      May 22, 2003        89%            90%
Spicewood Springs
  Apartments...........  Jacksonville, FL     512      May 29, 2003        93%            89%



    The Company acquired its interests in the Jacksonville Portfolio by forming a wholly owned subsidiary, BCMR Jacksonville, LLC, to acquire a controlling interest in BC-Bainbridge LLC. BC-Bainbridge LLC owns legal fee simple title to the communities through three wholly owned subsidiaries. The manager of BC-Bainbridge LLC is Bainbridge Jacksonville LLC, a third party which is not affiliated with the Company or Boston Capital Real Advisors, LLC, its Advisor.



    Baninbridge Jacksonville LLC is entitled to participate in the cash distributions of the Jacksonville communities after the Company has received a priority share of the cash flow. Before Bainbridge Jacksonville LLC receives any portion of the cash flow, the Company will receive:



    (i) $50 annually per apartment unit; and then



    (ii) 12% preferred return on its unreturned capital contribution.



    To the extent the Company receives this priority share of the cash flow, it will be used to pay ordinary expenses, including operational-stage fees and reimbursement to its Advisor and affiliates. After payment of such expenses, the priority cash flow would be available for distribution to stockholders. There is no guarantee that there will be sufficient priority cash flow to make any distributions to stockholders.



    The Company will then share 50/50 with Bainbridge Jacksonville LLC in all remaining income from operations of the Jacksonville communities. Proceeds from the sale of any of the Jacksonville

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.



                                  SUCCESSOR TO



                               BCMR SEATTLE, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                           DECEMBER 31, 2004 AND 2003



NOTE A--ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


communities will first be distributed to pay the Company a 1% sales analysis fee, and then to pay any unpaid preferred return. Remaining sale proceeds will be distributed to the Company until it has received a return of capital contributions (taking into account prior distributions) plus a 16% per annum rate of return. An Advisory Services Fee, equal to 20% of the remaining proceeds, will then be paid to an affiliate of Bainbridge Jacksonville LLC. The company will then receive 93.75% and Bainbridge Jacksonville will receive 6.25% of any remaining sale proceeds. There is no guarantee that any preferred return will be sufficient for the Company to make any distribution to stockholders. The Company believes that this arrangement is an appropriate incentive to encourage performance by Bainbridge Jacksonville LLC. The Company can remove Bainbridge Jacksonville LLC without cause at any time.



    A summary of significant accounting policies follows.



BASIS OF ACCOUNTING



    The consolidated financial statements have been prepared using the accrual method of accounting.



ORGANIZATIONAL COSTS



    Organizational costs are expensed as incurred



PRINCIPLES OF CONSOLIDATION



    The Company controls, through ownership and by agreement, the Operating Limited Liability Companies and their respective subsidiaries, all of which are consolidated within the Company for financial reporting purposes. All intercompany accounts and transactions have been eliminated in consolidation.



    Boston Capital Real Estate Investment Trust, Inc. controls BCMR Seattle, a Limited Partnership, which controls BC-GFS LLC (an operating limited liability company), whose wholly-owned subsidiaries own legal fee simple title to the Seattle Portfolio Communities.



    Boston Capital Real Estate Investment Trust, Inc. is the sole member of BCMR Jacksonville, LLC, which controls BC-Bainbridge LLC (an operating limited liability company) whose wholly-owned subsidiaries own legal fee simple title to the Jacksonville Portfolio Communities.



    Boston Capital Real Estate Investment Trust, Inc. is the sole member of BCMR Portland, LLC, which controls BC-GFS II LLC (an operating limited liability company), whose wholly-owned subsidiaries own legal fee simple title to the Portfland Portfolio Communities.



ACCOUNTS RECEIVABLE



    Tenant receivables are reported net of an allowance for doubtful accounts. Management's estimate of the allowance is based on historical collection experience and a review of the current status of

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.



                                  SUCCESSOR TO



                               BCMR SEATTLE, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                           DECEMBER 31, 2004 AND 2003



NOTE A--ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


tenant accounts receivable. It is reasonably possible that management's estimate of the allowance will change.



REVENUE RECOGNITION



    Tenant leases are classified as operating leases. Rental income attributable to leases is recorded when due from tenants and is recognized monthly as it is earned, which is not materially different from on a straight-line basis. Leases between a tenant and property for the rental of an apartment unit are generally year-to-year, renewable upon consent of both parties on an annual or monthly basis. Advanced receipts of rental income are deferred and classified as liabilities until earned. Interest income is recorded on an accrual basis.



CASH EQUIVALENTS



    All highly liquid debt instruments with an original maturity of three months or less are considered to be cash equivalents. The company has no cash equivalents.



REAL ESTATE AND ACQUISITIONS



    Real estate is carried at cost. Depreciation is computed under the straight-line method using service lives of five years for personal property, 5-10 years for improvements and 40 years for buildings. Depreciation expense for the year ended December 31, 2004 and for the period from May 15, 2003 (inception) through December 31, 2003 was $4,670,085 and $2,804,515 respectively. Repairs and maintenance costs are charged to expense as incurred, whereas costs of building, improvements, and personal property are capitalized.



    On May 15, 2003, the Company acquired all assets, liabilities, contracts, leases, rights, and titles to the Seattle portfolio from BCMR Seattle, Inc., who is the predecessor for accounting purposes. Assets and liabilities were recorded by the Company at fair value, which is not materially different than the predecessor's historical cost, established at the original purchase during December 2002.



    In accordance with SFAS No. 141, "Business Combinations," the Company accounts for real estate acquisition using the purchase method of accounting. The fair value of the real estate acquired is allocated to the acquired tangible assets, consisting of land, building and tenant improvements, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases, other value of in-place leases and value of tenant relationships, based in each case on their fair values.



    The fair value of the tangible assets of an acquired property (which includes land, building and improvements) is determined by valuing the property as if it were vacant, and the "as-if-vacant" value is then allocated to land, building and tenant improvements based on the Company's determination of the relative fair values of these assets. The Company determines the as-if-vacant fair value of a property using methods similar to those used by independent appraisers. Factors considered by the Company in performing these analyses include an estimate of carrying costs during the expected

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.



                                  SUCCESSOR TO



                               BCMR SEATTLE, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                           DECEMBER 31, 2004 AND 2003



NOTE A--ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


lease-up periods considering current market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rental revenue during the expected lease-up periods based on current market demand. The Company also estimates costs to execute similar leases including leasing commissions, legal and other related costs.



    In allocating the fair value of the identified intangible assets and liabilities of an acquired property, above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) the Company's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease values are amortized as a reduction of rental income over the remaining non-cancelable terms of the respective leases. The capitalized below-market lease values are amortized as an increase to rental income over the initial term and any fixed rate renewal periods in the respective leases. Our leases do not currently include fixed-rate renewal periods.



    The aggregate value of other acquired intangible assets, consisting of in-place leases and tenant relationships, is measured by the excess of (i) the purchase price paid for a property after adjusting existing in-place leases to market rental rates over (ii) the estimated fair value of the property as if vacant, determined as set forth above. This aggregate value is allocated between in-place lease values and tenant relationships based on the Company's evaluation of the specific characteristics of each tenant's lease. Should future acquisitions of properties result in allocating material amounts to the value of tenant relationships, an amount would be separately allocated and amortized over the estimated life of the relationship. The value of in-place leases exclusive of the value of the above-market and below-market in-place leases is amortized to expense over the remaining non-cancelable periods of the respective leases. If a lease were to be terminated prior to its stated expiration, all unamortized amounts relating to that lease would be written off.



    In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company periodically evaluates its long-lived assets, including its investments in real estate, for impairment indicators. The judgments regarding the existence of impairment indicators are based on factors such as operational performance, market conditions, expected holding period of each asset and legal and environmental concerns. Future events could occur which would cause the Company to conclude that impairment indicators exist and an impairment loss is warranted.



    For long-lived assets to be held and used, the Company compares the expected future undiscounted cash flows for the long-lived asset against the carrying amount of that asset. If the sum of the estimated undiscounted cash flows is less than the carrying amount of the asset, an impairment loss would be recorded for the difference between the estimated fair value and the carrying amount of the asset.



    For long-lived assets to be disposed of, an impairment loss is recognized when the estimated fair value of the asset, less the estimated cost to sell, is less than the carrying amount of the asset measured

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.



                                  SUCCESSOR TO



                               BCMR SEATTLE, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                           DECEMBER 31, 2004 AND 2003



NOTE A--ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


at the time that the Company has determined it will sell the asset. Long-lived assets held for disposition and the related liabilities are separately reported at the lower of their carrying amounts or their estimated fair values, less their costs to sell, and are not depreciated after reclassification to real estate held for disposition. The operations from such properties would be reported as discontinued operations in the consolidated statements of operations.



    The Company has not recognized an impairment loss during the year ended December 31, 2004 and for the period from May 15, 2003 (inception) through December 31, 2003 on any of its communities.



INCOME TAXES



    The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. Deferred tax assets and liabilities represent the future tax consequence for those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.



AMORTIZATION



    Financing costs are amortized over the term of the respective mortgage loans using the effective interest method.



USE OF ESTIMATES



    The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.



EARNINGS PER SHARE



    Earnings per share is calculated based on the weighted average number of common shares outstanding during the period.



DEFERRED OFFERING COSTS



    In connection with the Offering, the Company has incurred or will incur legal, accounting, and related costs, which have been or will be paid for by advances from an affiliate. These advances will be

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.



                                  SUCCESSOR TO



                               BCMR SEATTLE, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                           DECEMBER 31, 2004 AND 2003



NOTE A--ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


reimbursed by the Company upon the consummation of the Offering. Costs incurred through December 31, 2004 are reflected in other assets and will be deducted from the gross proceeds of the Offering.



RECLASSIFICATIONS



    Certain items from the prior period financial statements have been reclassified to conform to the current year presentation.



RECENT ACCOUNTING PRONOUNCEMENTS AND INTERPRETATIONS



    In January 2003, the FASB issued Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities." In December 2003, the FASB issued a revised Interpretation (FIN 46R), which replaces the original FIN 46. FIN 46R clarifies existing accounting for whether interest entities should be consolidated in financial statements based upon the investee's ability to finance its activities without additional financial support and whether investors possess characteristics of a controlling financial interest. FIN 46R requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of expected losses from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of FIN
No. 46R apply immediately to variable interest entities created after December 31, 2003 and apply to older entities in the first annual period beginning after December 15, 2004. The Company controls the underlying real estate entities and already presents its financial statements on a consolidated basis; therefore, adoption of FIN 46R is not expected to have a material effect on the consolidated financial position or consolidated results of operations.



    In April 2002, the FASB issues SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145, among other items, rescinds the automatic classification of costs incurred on debt extinguishment as extraordinary charges. Instead, gains and losses from debt extinguishment should only be classified as extraordinary if they meet the unusual and infrequently occurring criteria outlined in APB No. 30. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002. The Company adopted the standard effective January 1, 2003.



    In June 2002, the FASB issued SFAS No. 146, "Accounting, for Costs Associated with Exit or Disposal Activities," which addresses accounting and processing for costs associated with exit or disposal activities. SFAS No. 146 requires the recognition of a liability for a cost associated with an exit or disposal activity when the liability is incurred versus the date the Company commits to an exit plan. In addition, SFAS No. 146 states that the liability should be initially measured at fair value. The requirements of SFAS No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002. This pronouncement is not expected to have a material impact on the consolidated financial position or consolidated results of operations.

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.



                                  SUCCESSOR TO



                               BCMR SEATTLE, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                           DECEMBER 31, 2004 AND 2003



NOTE A--ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


    The FASB has issued SFAS No. 147, "Acquisitions of Certain Financial Institutions," which is effective for certain transactions arising on or after October 1, 2002. SFAS No. 147 will have no impact on the Company.



    The FASB has issued SFAS No. 148 "Accounting for Stock-Based Compensation--Transition and Disclosure." SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company does not currently have stock based employee compensation.



    FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others--an interpretation of FASB Statements No. 5, 57 and 107 and rescission of FASB Interpretation No. 34," was issued in November 2002. FIN 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. FIN 45 does not prescribe a specific approach for subsequently measuring the guarantor's recognized liability over the term of the related guarantee. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year end. The disclosure requirements in FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company has made the disclosures required by FIN 45.



    In May 2003, the FASB issued SFAS No.150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. On November 7, 2003, the FASB issued FSP No. FAS 150-3, which deferred for an indefinite period the classification and measurements provisions, but not the disclosure provisions, of SFAS No. 150 as it relates to noncontrolling interest that are classified as equity in the financial statements of a subsidiary but would be classified as a liability in the parent's financial statements under SFAS No. 150. The Company does not have any financial instruments that fall with the scope of SFAS
No. 150.



    On July 31, 2003, the SEC clarified its position with respect to Emerging Issues Task Force ("EITF") topic D-42, The Effect on the Calculation of Earnings per Share for the Redemption of Induced Conversion of Preferred Stock. Under the SEC's revised interpretation, in connection with the redemption of preferred shares/units, the original issuance costs of these shares/units must be treated in a manner similar to preferred distributions and deducted from net income in arriving at net income available to Common Shares. The clarification of EITF Topic D-42 was required to be adopted

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.



                                  SUCCESSOR TO



                               BCMR SEATTLE, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                           DECEMBER 31, 2004 AND 2003



NOTE A--ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


effective July 1, 2003 on a retroactive basis by restating prior periods included in the current financial statements. This interpretation does not have an effect on the Company's financial statements as the Company has not issued any preferred shares.



    In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123R"), which replaces SFAS No. 123, "Accounting for Stock-Based Compensation," ("SFAS 123") and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values beginning with the first interim or annual period after June 15, 2005, with early adoption encouraged. Under
SFAS 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption. The transition methods include prospective and retroactive adoption options. Under the retroactive option, prior periods may be restated either as of the beginning of the year of adoption of for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the period restated. This standard does not have an affect on the Company's financial statements as the Company does not currently provide any share-based payments to its employees.



NOTE B--ACQUISITIONS



    During the period from May 15, 2003 (inception) through December 31, 2003, the Company acquired the Seattle, Portland, and Jacksonville portfolios through non-cash transactions as follows:



                                           SEATTLE      PORTLAND     JACKSONVILLE       TOTAL
                                         -----------   -----------   -------------   ------------
Real estate acquired and escrows
  funded...............................  $53,988,796   $60,582,110    $59,274,398    $173,845,304
Financing costs and Other Assets.......    1,307,187     1,067,506      1,053,668       3,428,361
Total assets...........................  $55,295,983   $61,649,616    $60,328,066    $177,273,665
Debt
Notes payable..........................  $45,970,000   $39,333,000    $35,374,000    $120,677,000
Affiliated debt........................    9,325,983    22,316,616     24,954,066      56,596,665
Total liabilities......................  $55,295,983   $61,649,616    $60,328,066    $177,273,665

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.



                                  SUCCESSOR TO



                               BCMR SEATTLE, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                           DECEMBER 31, 2004 AND 2003



NOTE C--MORTGAGE NOTES PAYABLE



                                                                  2004           2003
                                                              ------------   ------------
Mortgage notes payable to Berkshire Mortgage Finance Limited
  Partnership. The notes bear interest at 4.67% and mature
  on January 1, 2008. Monthly interest only payments of
  $147,300 are required beginning February 1, 2003. The
  notes are secured by first mortgages and deeds of trust on
  the Communities in the Seattle portfolio..................  $ 37,850,000   $ 37,850,000
Mortgage notes payable to Berkshire/WAFRA Mezzanine Debt
  Investors Foreign Fund. The notes bear interest at 12% and mature on December 31, 2007. Monthly principal and
  interest payments of $85,522 are required beginning
  February 1, 2003 with a balloon payment due at maturity.
  Amortization is calculated based on a 25 year term. Upon
  maturity, the Company can either make a balloon payment
  for any unpaid principal or convert the note to a fixed or floating interest rate term loan. The notes are secured by second mortgages and deeds of trust on the Communities in
  the Seattle portfolio.....................................     8,038,521      8,081,185
Mortgage notes payable to Berkshire Mortgage Finance Limited
  Partnership. The notes bear interest at rates from 4.26%
  to 4.32% and mature on June 1, 2010. Monthly interest only payments of $126,391 are required beginning July 1, 2003.
  The notes are secured by mortgages and deeds of trust on
  the Communities in the Jacksonville portfolio.............    35,374,000     35,374,000
Mortgage notes payable to Berkshire Mortgage Finance Limited
  Partnership. The notes bear interest at 4.58% and mature
  on June 1, 2010. Monthly interest only payments of
  $148,154 are required beginning July 1, 2003. The notes
  are secured by mortgages and deeds of trust on the
  Communities in the Portland portfolio.                        39,333,000     39,333,000
                                                              $120,595,521   $120,638,185



    Aggregate maturities of the above mortgage notes payable for the next five years and thereafter are as follows:



December 31, 2005...........................................  $     51,632
  2006......................................................        58,276
  2007......................................................        65,775
  2008......................................................    45,712,838
  2009......................................................             0
  Thereafter................................................    74,707,000
  Total.....................................................  $120,595,521

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.



                                  SUCCESSOR TO



                               BCMR SEATTLE, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                           DECEMBER 31, 2004 AND 2003



NOTE D--LINE OF CREDIT



    The Company has a $60,000,000 line of credit with BCP Funding LLC, a related party. The line bears "base" interest at 9.5% and "bonus" interest at 5.3% and originally matured on May 31, 2004 with the option of an additional six-month extension. On September 1, 2004, the Company was granted an extension through May 31, 2005. On March 11, 2005, the Company was granted an extension through January 1, 2006. Base interest is due and payable with respect to each calendar quarter to the extent of cash available for debt service for the current quarter. Base interest shall accrue in arrears and any unpaid base interest shall accrue and be added to principal. Bonus interest is due and payable with respect to each calendar quarter to the extent of cash available for debt service after payment of base interest. Any unpaid bonus interest shall accrue but will not be added to principal. Accrued bonus interest shall be payable quarterly solely from cash available for debt service after payment of the current quarter base and bonus interest. Any accrued bonus interest not paid on or before the maturity date shall not be due or payable. The Company does not believe that sufficient cash flow will exist to pay bonus interest therefore no accrual has been made in these financial statements. The line is secured by the Company's interest in BCMR Seattle, a Limited Partnership, BCMR Jacksonville, LLC and BCMR Portland, LLC and the outstanding shares of the Company. As of December 31, 2004 and 2003, $56,596,665 was outstanding on the line. During the year ended December 31, 2004 and for the period from May 15, 2003 (inception) through December 31, 2003, base interest of $5,466,204 and $3,052,904, respectively was incurred and $325,501 and $1,374,041 remained payable.



NOTE E--INCOME TAXES



    During the year ended December 31, 2004 and for the period from May 15, 2003 (inception) through December 31, 2003, the Company incurred a pre-tax loss of approximately $8.0 and $5.0 million, respectively which are available to offset future income for up to 20 years from the year incurred. A deferred tax asset of $3.2 and $2.0 million was established at December 31, 2004 and 2003 respectively based on the net operating loss available to be carried forward using a federal tax rate of 34% and a state and local tax rate of 6%. However, a valuation allowance of $3.2 and $2.0 million was established, as of December 31, 2004 and 2003, respectively because of the uncertainty as to whether the Company will be able to use the tax loss carryforward.

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.



                                  SUCCESSOR TO



                               BCMR SEATTLE, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                           DECEMBER 31, 2004 AND 2003



NOTE F--RESERVES AND ESCROWS



    As of December 31, 2004 and 2003, the Company maintained the following reserve and escrow accounts:



                                                                         2004         2003
RESERVE/ESCROW                            RESTRICTION/PURPOSE          BALANCE       BALANCE
--------------                     ---------------------------------  ----------   -----------
Preferred return reserve.........  To fund payment of the preferred   $       --   $ 1,056,463
                                   return.
Real estate taxes and insurance
  escrows........................  Payment of real estate taxes and      469,151       442,733
                                   property insurance.
Replacement reserve..............  To fund the purchase/replacement      203,352       314,345
                                   of personal property.
Portfolio reserve................  To fund operating deficits of the      83,797       637,763
                                   properties and to fund payment of
                                   the preferred return reserve in
                                   the event the preferred return
                                   reserve is depleted.
Capital improvements escrow......  To fund building improvements and   1,233,619     8,293,186
                                   renovations of the properties.
Completion escrow................  To fund the rehabilitation and             --       827,468
                                   improvements of the Jacksonville
                                   portfolio properties as required
                                   by the mortgage lender.
Investment escrow................  To fund improvements of the           294,693            --
                                   Jacksonville portfolio and to
                                   fund payments of the preferred
                                   return
Working capital reserve..........  To fund working capital needs and     180,621       136,835
                                   pay operating expenses.
Total............................                                     $2,465,273   $11,708,793



NOTE G--RELATED PARTY TRANSACTIONS



ACQUISITIONS



    On May 15, 2003 Boston Capital Real Estate Investment Trust, Inc. acquired all assets, liabilities, contracts, leases, rights, and titles previously held by BCMR Seattle, Inc., which ceased operations. Boston Capital Real Estate Investment Trust, Inc. executed a note payable of $9,325,983 payable to BCP Funding LLC, a related party, in order to complete this transaction.



    On May 28, 2003, the Company executed notes payable of $24,954,066 and $22,316,616 payable to BCP Funding, LLC, a related party, in order to purchase the properties in the Jacksonville and Portland communities, respectively.

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.



                                  SUCCESSOR TO



                               BCMR SEATTLE, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                           DECEMBER 31, 2004 AND 2003



NOTE G--RELATED PARTY TRANSACTIONS (CONTINUED)


    As of December 31, 2003, $56,596,665 was outstanding on the line of credit with BCP Funding, an affiliate of the company (see note D). During the year ended December 31, 2004 and for the period from May 15, 2003 (inception) through December 31, 2003, interest of $5,466,294 and $3,052,904 respectively, was incurred and $325,501 and $1,374,041 respectively remained payable.



MANAGEMENT FEES



    During year ended December 31, 2004 and for the period from May 15, 2003 (inception) through December 31, 2003, property management fees of $743,673 and $596,958 were paid to an affiliate of the managing members of the Operating Limited Liability Companies in connection with management of the Seattle, Portland and Jacksonville portfolios. The fee in connection with management of the Seattle and Jacksonville Portfolios is 3.5% of gross revenue. The fee in connection with management of the Portland Portfolio is 4.0%, of which .5% is payable only after the company has received the preferred return on its unreturned capital contribution as described in Note A. These fees are included in management fees--related party on the consolidated statements of operations.



    During the year ended December 31, 2004 and for the period from May 15, 2003 (inception) through December 31, 2003, excess operating cash flow distributions of $32,323 and $83,956 respectively were paid to the managing member of the Seattle portfolio, under the conditions stated in the partnership agreement (see Note A). These payments are shown as management fees--related party on the consolidated statements of operations.



OFFERING, ACQUISITION AND ORGANIZATIONAL COSTS



    During the period from May 15, 2003 (inception) through December 31, 2003, an affiliate of the Company paid $359,238 of organizational costs on the Company's behalf of which $159,238 remained payable as of December 31, 2003 and is included in due to related party. During the year ended December 31, 2004 an affiliate of the Company paid $697,733 of deferred offering costs on the Company's behalf. As of December 31, 2004 due to related party for organization and deferred offering costs paid totaled $1,056,971.



    The Company incurred acquisition and capitalization fees of $421,144 and $470,908, relating to the acquisition of the Portland and Jacksonville portfolios, respectively during 2003. These amounts were paid to a related party and are included in the cost of rental property on the consolidated balance sheet as of December 31, 2004 and 2003.



PORTFOLIO MANAGEMENT FEE



    During the year ended December 31, 2004 and for the period from May 15, 2003 (inception) through December 31, 2003, an affiliate of the company earned portfolio management fees of $407,912 and $320,337, respectively in connection with management of the Seattle, Portland and Jacksonville portfolios. The fee is based on .25% of total development costs, defined as total equity investment and the amount of the original mortgage payable for each portfolio. As of December 31, 2004 and 2003,

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.



                                  SUCCESSOR TO



                               BCMR SEATTLE, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                           DECEMBER 31, 2004 AND 2003



NOTE G--RELATED PARTY TRANSACTIONS (CONTINUED)


$530,623 and $109,066 remained payable and was included in due to related party on the consolidated balance sheets.



CONSTRUCTION MANAGEMENT FEE



    During the year ended December 31, 2004, $766,384 of construction management fees were paid to an affiliate of the managing member of the Operating Limited Liability Company of the Jacksonville portfolio in connection with the rehabilitation of the project. The total fee is equal to 5% of the hard construction costs in the construction budget and is payable in two equal installments with the final payment due upon completion of the entire project. In the event that actual construction costs exceed the budget total, the final payment of the construction management fee will be reduced on a dollar for dollar basis by the amount of such excess.



ADVISOR FEES



    The Company has executed an Advisory Services agreement with the Advisor to pay the following fees:



    ORGANIZATION AND OFFERING EXPENSES. The Company will reimburse the Advisor for all organization and offering expenses advanced by the Advisor up to a maximum of 2.25% of Gross Offering Proceeds.



    ASSET MANAGEMENT FEE. The Company will pay the Advisor as compensation for advisory services rendered to the Company a monthly asset management fee in an amount equal to 1/12th of 0.75% of the Company's Real Estate Asset Value as defined in the agreement as of the end of the preceding month.



    ACQUISITION FEE. The Advisor will receive, as compensation payable by the Company for services rendered in connection with the investigation, selection and acquisition (by purchase, investment or exchange) of Properties, acquisition fees in an amount equal to up to 2.7% of Gross Offering Proceeds and acquisition expenses in an amount equal to up to 0.5% of Gross Offering Proceeds.



    SUBORDINATED DISPOSITION FEE. If the Advisor or an affiliate provides a substantial amount of the services (as determined by a majority of the Company's Independent Directors) in connection with the sale of one or more Properties, the Advisor or an affiliate will receive a subordinated disposition fee equal to the lesser of (i) one-half of a competitive real estate commission, or
(ii) 3.0% of the sales price of such property or properties. The Subordinated Disposition Fee will be paid only if stockholders have received total dividends in an amount equal to 100% of their aggregate invested capital plus a 6.0% annual cumulative non-compounded return on their net invested capital.



    SUBORDINATED SHARE OF NET SALE PROCEEDS. A subordinated share of net sales proceeds will be payable to the Advisor in an amount equal to 15.0% of net sales proceeds remaining after the stockholders have received distributions equal to the sum of the Stockholders' 6.0% Return and 100% of invested capital.

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.



                                  SUCCESSOR TO



                               BCMR SEATTLE, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                           DECEMBER 31, 2004 AND 2003



NOTE G--RELATED PARTY TRANSACTIONS (CONTINUED)


    SUBORDINATED INCENTIVE LISTING FEE. Upon listing on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or a national market system registered under
Section 11A of the Exchange Act ("Listing"), the Advisor will be entitled to a subordinated incentive listing fee in an amount equal to 10.0% of the amount by which (i) the market value of the outstanding stock of the Company, measured by taking the average closing price or average of bid and asked price, as the cause may be, over a period of 30 consecutive days during which the stock is traded, with such period beginning 180 days after Listing ("Market Value"), plus the total of all distributions paid to stockholders from the Company's inception until the date of Listing, exceeds (ii) the sum of (A) 100% of invested capital and (B) the total distributions required to be paid to the stockholders in order to pay the Stockholders' 6.0% Return from inception through the date of Listing.



    The Dealer-Manager is a registered broker-dealer and is an affiliate of management and the Advisor. If the minimum offering is sold, the Dealer-Manager will receive a selling commission of 7% of the public offering price of the shares sold. The Dealer-Manager will also receive a fee of 2% of the public offering price of the shares sold as compensation for acting as the Dealer-Manager and for expenses incurred in connection with coordinating sales efforts, training of personnel and generally performing "wholesaling" functions.



NOTE H--GUARANTEES



    John A. Goodman ("Guarantor"), an affiliate of the Operator of the Seattle portfolio, has provided limited guarantees of payment of the $37,850,000 and $8,120,000 on the senior and mezzanine notes payable related to the Seattle portfolio. Personal liability is limited to situations such as failure to pay rents to which the lender is entitled in the event of default, failure to apply insurance or condemnation proceeds or securities deposits from tenants as required by the lender, fraud or written misrepresentation, failure to first apply rents to pay reasonable operating expenses and then to debt service, acquisition of any property or operation of any business not permitted by the lender, a transfer that is an event of default, any and all indemnification obligations as defined by the lender or commencement of voluntary bankruptcy.



    Boston Capital Companion Limited Partnership ("Guarantor"), an affiliate of the Company, has guaranteed payment and performance of all of the obligation of the line of credit with BCP Funding, LLC. This guarantee is an absolute, unconditional and continuing guarantee. The recourse for this guarantee is absolutely and strictly limited to the Guarantor's 20,000 common shares of Boston Capital Real Estate Investment Trust, Inc., along with any additional shares purchased by the Guarantor.



    Richard A. Schechter and Sheila Mead ("Guarantors"), affiliates of the Operator of the Jacksonville Portfolio, have provided limited guarantees of payment on two of the notes totaling $16,274,000 related to the Jacksonville Portfolio. Personal liability is limited to situations such as failure to pay rents to which the lender is entitled in the event of a default, failure to apply insurance or condemnation proceeds as required by the lender, fraud or written material misrepresentation, acquisition of any property or operation of any business not permitted by the security instrument,

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.



                                  SUCCESSOR TO



                               BCMR SEATTLE, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                           DECEMBER 31, 2004 AND 2003



NOTE H--GUARANTEES (CONTINUED)


failure to first apply rents to pay reasonable operating expenses and commencement of voluntary bankruptcy.



NOTE I--FAIR VALUE OF FINANCIAL INSTRUMENTS



    In determining fair value of its financial instruments, the Company uses available market information and appropriate valuation methodologies, such as discounted cash flow analysis. All methods of assessing fair value result in a general approximation of value, and such value may never actually be realized.



    Cash and accounts receivable--tenants and due from related party are financial assets with carrying values that approximate fair value. Line of credit--affiliate, interest payable on line of credit--affiliate, notes payable, accounts payable and accrued expenses, due to related party, management fee payable, and real estate taxes payable are financial liabilities with carrying values that approximate fair value.



NOTE J--CONCENTRATION OF CREDIT RISK



    The Company maintains its cash accounts with various financial institutions. Cash balances are insured by the Federal Deposit Insurance Corporation up to $100,000. As of December 31, 2004, the uninsured portion of the cash balances held at the financial institutions was $844,012.



NOTE K--SUBSEQUENT EVENT



    On February 13, 2005, there was a fire at the Spicewood Springs Apartments, in which three units were damaged and one tenant lost their life. The Company expects to incur between $250,000 and $300,000 to repair the units, the majority of which is expected to be covered by insurance proceeds. The Company expects to have these units repaired and back in service by May 2005. As of the report date, no pending litigation or claims have been filed against the Company in regards to this matter.

         BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC. SUCCESSOR TO

                               BCMR SEATTLE, INC.

                                  SCHEDULE III

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                               DECEMBER 31, 2004

          COLUMN A                COLUMN B                  COLUMN C                  COLUMN D
----------------------------  ----------------   ------------------------------   ----------------
                                                                                        COST
                                                                 INITIAL COST       CAPITALIZED
                                                                  TO COMPANY         SUBSEQUENT
                                                                  BUILDINGS              TO
                                                                     AND            ACQUISITION
        DESCRIPTION             ENCUMBRANCES        LAND         IMPROVEMENTS       IMPROVEMENTS
----------------------------  ----------------   -----------   ----------------   ----------------
Seattle portfolio
Alderwood Park Apartments...    $ 11,170,132     $ 3,357,986     $  9,503,813        $       --
Ridgegate Apartments........       8,994,045       2,212,672        8,231,255                --
Ridgetop Apartments.........      11,749,129       1,523,283       12,199,252                --
Wellington Apartments.......      13,975,215       1,720,278       14,545,701                --
                                  45,888,521       8,814,219       44,480,021                --
Portland portfolio
Boulder Creek Apartments....      11,375,000       2,558,440       14,492,109            24,736
Bridge Creek Apartments.....      12,958,000       2,970,210       15,509,726           102,658
Settler's Point
  Apartments................      15,000,000       3,996,850       17,954,457            77,025
                                  39,333,000       9,525,500       47,956,292           204,419
Jacksonville portfolio
Bay Pointe Apartments.......       9,800,000       3,000,000        8,353,286         2,717,550
Oaks at Timuquana
  Apartments................       6,474,000       1,550,000        6,540,469         1,103,782
Spicewood Springs
  Apartments................      19,100,000       6,144,000       21,187,790           983,930
                                  35,374,000      10,694,000       36,081,545         4,805,262
                                $120,595,521     $29,033,719     $128,517,858        $5,009,681

          COLUMN A                              COLUMN E
----------------------------  ---------------------------------------------
                                          GROSS AMOUNT AT WHICH
                                       CARRIED AT CLOSE OF PERIOD
                              ---------------------------------------------
                                               BUILDINGS
                                                  AND
        DESCRIPTION              LAND         IMPROVEMENTS        TOTAL
----------------------------  -----------   ----------------   ------------
Seattle portfolio
Alderwood Park Apartments...  $ 3,357,986     $  9,503,813     $ 12,861,799
Ridgegate Apartments........    2,212,672        8,231,255       10,443,927
Ridgetop Apartments.........    1,523,283       12,199,252       13,722,535
Wellington Apartments.......    1,720,278       14,545,701       16,265,979
                                8,814,219       44,480,021       53,294,240
Portland portfolio
Boulder Creek Apartments....    2,558,440       14,516,845       17,075,285
Bridge Creek Apartments.....    2,970,210       15,612,384       18,582,594
Settler's Point
  Apartments................    3,996,850       18,031,482       22,028,332
                                9,525,500       48,160,711       57,686,211
Jacksonville portfolio
Bay Pointe Apartments.......    3,000,000       11,070,836       14,070,836
Oaks at Timuquana
  Apartments................    1,550,000        7,644,251        9,194,251
Spicewood Springs
  Apartments................    6,144,000       22,171,720       28,315,720
                               10,694,000       40,886,807       51,580,807
                              $29,033,719     $133,527,539     $162,561,258

                     COLUMN A                          COLUMN F                    COLUMN G  COLUMN H          COLUMN I
--------------------------------------------------  ---------------   -----------------------------------   ---------------
                                                                                                                LIFE ON
                                                                                                                 WHICH
                                                                                                             DEPRECIATION
                                                                                                               IN LATEST
                                                                                                                INCOME
                                                      ACCUMULATED         DATE OF                            STATEMENT IS
                   DESCRIPTION                       DEPRECIATION       CONSTRUCTION      DATE ACQUIRED        COMPUTED
--------------------------------------------------  ---------------   ----------------   ----------------   ---------------
Seattle portfolio
Alderwood Park Apartments.........................    $  563,318            1982             05/15/03          40 yrs.
Ridgegate Apartments..............................       469,637            1990             05/15/03          40 yrs.
Ridgetop Apartments...............................       696,351            1989             05/15/03          40 yrs.
Wellington Apartments.............................       835,694            1988             05/15/03          40 yrs.
                                                       2,564,999
Portland portfolio
Boulder Creek Apartments..........................       580,513            1990             05/30/03          40 yrs.
Bridge Creek Apartments...........................       632,867            1987             05/30/03          40 yrs.
Settler's Point Apartments........................       742,153            1985             05/30/03          40 yrs.
                                                       1,955,533
Jacksonville portfolio
Bay Pointe Apartments.............................       948,703            1974             05/22/03          40 yrs.
Oaks at Timuquana Apartments......................       628,373            1971             05/22/03          40 yrs.
Spicewood Springs Apartments......................     1,466,795            1985             05/29/03          40 yrs.
                                                       3,043,871
                                                      $7,564,403
Reconciliation of total cost:
Balance at December 31, 2002.............................................................................    $         --
Additions during the period:
Acquisitions.............................................................................................     157,551,577
Balance at December 31, 2003.............................................................................    $157,551,577
Additions during the period:
Acquisitions.............................................................................................       5,009,681
Balance at December 31, 2004.............................................................................    $162,561,258
Reconciliation of accumulated depreciation:
Balance at December 31, 2002.............................................................................    $         --
Additions during the period:
Depreciation expense.....................................................................................       2,894,310
Balance at December 31, 2003.............................................................................    $  2,894,310
Additions during the period:
Depreciation expense.....................................................................................       4,670,093
Balance at December 31, 2004.............................................................................    $  7,564,403

                               BCMR SEATTLE, INC.
                               TABLE OF CONTENTS


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.....  F-44

FINANCIAL STATEMENTS

Consolidated Balance Sheet as of May 15, 2003 and December
  31, 2002..................................................  F-45

Consolidated Statements of Operations for the period January
  1, 2003 Through May 15, 2003 (Cessation) and for the
  period November 1, 2002 (Inception) Through December 31,
  2002......................................................  F-46

Consolidated Statements of Changes in Shareholder's Equity
  for the period January 1, 2003 Through May 15, 2003
  (Cessation) and for the period November 1, 2002
  (Inception) Through December 31, 2002.....................  F-47

Consolidated Statements of Cash Flows for the period January
  1, 2003 Through May 15, 2003 (Cessation) and for the
  period November 1, 2002 (Inception) Through December 31,
  2002......................................................  F-48

Notes to Consolidated Financial Statements..................  F-49

                           REZNICK FEDDER & SILVERMAN
            CERTIFIED PUBLIC ACCOUNTANTS--A PROFESSIONAL CORPORATION

          7700 OLD GEORGETOWN ROAD, SUITE 400, BETHESDA, MD 20814-6224
                      PHONE 301.652.9100, FAX 301.652.1848
                                  WWW.RFS.COM

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of BCMR Seattle, Inc.

    We have audited the accompanying consolidated balance sheet of BCMR Seattle, Inc. (a Maryland corporation) and subsidiaries as of May 15, 2003 (cessation) and December 31, 2002, and the related consolidated statements of operations, changes in shareholder's equity, and cash flows for the period from January 1, 2003 through May 15, 2003 and from November 1, 2002 (inception) through December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

    We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of BCMR Seattle, Inc. as of May 15, 2003 (cessation) and December 31, 2002, and the consolidated results of its operations and its cash flows for the period from January 1, 2003 through May 15, 2003 and from November 1, 2002 (inception) through December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

                                        /S/ REZNICK FEDDER & SILVERMAN

Bethesda, Maryland
March 9, 2004

                               BCMR SEATTLE, INC.

                          CONSOLIDATED BALANCE SHEETS

                       MAY 15, 2003 AND DECEMBER 31, 2002

                                                                             DECEMBER 31,
                                                              MAY 15, 2003       2002
                                                              ------------   ------------
                           ASSETS
REAL ESTATE
Land........................................................      $ --       $ 8,814,219
Buildings and improvements..................................        --        43,766,927
Personal property...........................................        --           435,127
                                                                  ----       -----------
                                                                    --        53,016,273
Less accumulated depreciation...............................        --            47,923
                                                                  ----       -----------
                                                                    --        52,968,350

OTHER ASSETS
Cash........................................................        --            25,425
Accounts receivable--tenants................................        --            39,066
Deferred tax asset..........................................        --            53,268
Tenants' security deposits..................................        --           124,564
Reserve account.............................................        --           140,571
Real estate tax and insurance escrows.......................        --           131,729
Financing costs, net of accumulated amortization of $0......        --           753,844
Capital improvements escrow.................................        --         1,058,925
Other assets................................................        --            99,268
                                                                  ----       -----------
                                                                  $ --       $55,395,010
                                                                  ====       ===========

            LIABILITIES AND SHAREHOLDER'S EQUITY
Notes payable...............................................      $ --       $45,970,000
Accounts payable and accrued expenses.......................        --            25,259
Unearned rental revenue.....................................        --            33,479
Tenants' security deposits..................................        --           124,567
                                                                  ----       -----------
                                                                    --        46,153,305

SHAREHOLDER'S EQUITY
Common stock, $.01 par value, 100 shares authorized, issued
  and outstanding...........................................         1                 1
Additional paid-in capital..................................        --         9,325,983
Accumulated deficit.........................................        (1)          (84,279)
                                                                    --         9,241,705
                                                                  ----       -----------
                                                                  $ --       $55,395,010
                                                                  ====       ===========

                 See notes to consolidated financial statements

                               BCMR SEATTLE, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                  FOR THE PERIOD FROM    FOR THE PERIOD FROM
                                                    JANUARY 1, 2003        NOVEMBER 1, 2002
                                                        THROUGH              (INCEPTION)
                                                      MAY 15, 2003             THROUGH
                                                      (CESSATION)         DECEMBER 31, 2002
                                                  --------------------   --------------------
TOTAL REVENUE...................................       $2,657,943             $ 338,218
OPERATING COSTS
Property operating costs........................          888,129                48,822
General and administrative......................          101,312                 2,054
Depreciation and amortization...................          497,664                73,918
Other expenses..................................          119,557               229,103
                                                        1,606,662               353,897
OPERATING INCOME (LOSS).........................        1,051,281               (15,679)
Interest expense................................         (913,735)             (121,868)
INCOME (LOSS) BEFORE INCOME TAXES...............          137,546              (137,547)
Benefit from (provision for) income taxes.......          (53,268)               53,268
NET INCOME (LOSS)...............................       $   84,278             $ (84,279)

                 See notes to consolidated financial statements

                               BCMR SEATTLE, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY

    FOR THE PERIOD FROM JANUARY 1, 2003 THROUGH MAY 15, 2003 (CESSATION) AND FOR THE PERIOD FROM NOVEMBER 1, 2002 (INCEPTION) THROUGH DECEMBER 31, 2002

                                        COMMON STOCK        ADDITIONAL
                                    ---------------------     PAID-IN      ACCUMULATED
                                     SHARES      AMOUNT       CAPITAL        DEFICIT         TOTAL
                                    --------   ----------   -----------   -------------   -----------
Shares issued.....................    100      $      1     $9,325,983      $     --      $ 9,325,984
Net loss..........................     --            --             --       (84,279)         (84,279)
Balance as of December 31, 2002...    100             1      9,325,983       (84,279)       9,241,705
Net income........................     --            --         84,278        84,278
Return of capital.................     --            --     (9,325,983)           --       (9,325,983)
Balance as of May 15, 2003
  (cessation).....................    100      $      1     $       --      $     (1)     $        --

                 See notes to consolidated financial statements

                               BCMR SEATTLE, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                  FOR THE PERIOD FROM    FOR THE PERIOD FROM
                                                    JANUARY 1, 2003        NOVEMBER 1, 2002
                                                        THROUGH              (INCEPTION)
                                                      MAY 15, 2003             THROUGH
                                                      (CESSATION)         DECEMBER 31, 2002
                                                  --------------------   --------------------
Cash flows from operating activities............
Net income (loss)...............................      $     84,278           $   (84,279)
Adjustments to reconcile net income (loss) to
  net cash provided by (used in) operating
  activities Depreciation and amortization......           497,664                73,918
Gain on sale of net real estate assets..........           (43,192)                   --
Deferred taxes..................................            53,268               (53,268)
(Increase) decrease in accounts
  receivable--tenants...........................                35               (39,066)
(Increase) decrease in prepaid expenses.........          (164,949)                   --
(Increase) decrease in tenants' security
  deposits--asset...............................            15,805              (124,564)
(Increase) decrease in reserve account..........                --              (140,571)
(Increase) decrease in real estate taxes and
  insurance escrows.............................            (9,328)             (131,729)
(Increase) decrease in other assets.............          (483,835)              (99,268)
Increase (decrease) in accounts payable and
  accrued expenses..............................           158,100                25,259
Increase (decrease) in unearned rental
  revenue.......................................            (7,144)               33,479
Increase (decrease) in tenants' security
  deposits--liability...........................           (13,846)              124,567
Net cash provided by (used in) operating
  activities....................................            86,856              (415,522)
Cash flows from investing activities
(Increase) decrease in capital improvements
  escrow........................................          (112,281)             (211,785)
Proceeds from sale of net real estate assets....         9,325,983                    --
Real estate acquisition costs...................                --            (7,893,413)
Net cash provided by (used in) investing
  activities....................................         9,213,702            (8,105,198)
Cash flows from financing activities
Paid in capital.................................                --             9,325,984
Distributions...................................        (9,325,983)                   --
Financing fees paid.............................                --              (779,839)
Net cash provided by (used in) financing
  activities....................................        (9,325,983)            8,546,145

NET INCREASE (DECREASE) IN CASH.................           (25,425)               25,425
Cash, beginning.................................            25,425                    --
Cash, end.......................................      $         --           $    25,425
Interest paid...................................      $    913,735           $   121,868
Non-cash investing and financing activities
Acquisition of real estate through debt
  assumption....................................      $         --           $45,122,860
Funding of capital improvements escrow through
  debt assumption...............................      $         --           $   847,140
Sale of net assets
Real estate and other assets sold...............      $ 55,295,983           $        --
Debts assumed...................................       (45,970,000)                   --
                                                      $  9,325,983           $        --

                 See notes to consolidated financial statements

                               BCMR SEATTLE, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       MAY 15, 2003 AND DECEMBER 31, 2002

NOTE A--ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES


    BCMR Seattle, Inc. (the Company), a Maryland corporation, was formed on November 1, 2002. The Company is a real estate company engaged in the acquisition, ownership, management, and operation of market rate multifamily properties throughout the United States. The Company was capitalized by issuing 100 shares of $.01 par value common stock with a price of $93,259.84 which resulted in initial proceeds of $9,235,984.


    On December 16, 2002, the Company acquired four properties (the "Communities") in Washington, consisting of 802 units.

                                                                                     OCCUPANCY
                                                                        NUMBER         AS OF
PROPERTY NAME                                          CITY, STATE     OF UNITS   APRIL 30, 2003
-------------                                         --------------   --------   ---------------
Alderwood Park Apartments...........................   Lynwood, WA      188          86%
Ridgegate Apartments................................     Kent, WA       153          96%
Ridgetop Apartments.................................  Silverdale, WA    221          95%
Wellington Apartments...............................  Silverdale, WA    240          95%

    The following is a history of the purchase and ownership of the Seattle Portfolio.


(1) On July 11, 2002, Goodman Financial Services, Inc., an affiliate of GFS Equity Management LLC, (GFS) negotiated and entered into a purchase agreement for the Seattle communities from an unaffiliated Seller.



(2) In December, 2002, affiliates of Boston Capital Real Advisors, LLC, the Company's Advisor, agreed to acquire the Seattle communities from GFS for possible investment by a group of private investors. GFS agreed to assign its entire interest in the Seattle community purchase contracts to affiliates of Boston Capital Real Advisors, LLC in return for the payment of the $51,366,000 purchase price plus a subordinated economic interest in the communities and the initial management contract for the communities.


(3) BC-GFS LLC was formed as the entity that the purchase contracts were to be assigned. The owners of BC-GFS, LLC were BCMR Special, Inc. and BCMR Seattle, a Limited Partnership, both controlled by the Company's affiliates. BCMR Seattle, a Limited Partnership, also had as its partners entities controlled by the Company's affiliates.

(4) On December 12, 2002, BCMR Seattle, Inc. contributed $9,325,984 to BCMR Seattle, a Limited Partnership, to purchase the Seattle Portfolio. On December 16, 2002, all four of the Seattle communities were purchased through four wholly-owned subsidiaries of BC-GFS LLC.

    The general partner of BCMR Seattle, A Limited partnership, is BCMR, Inc., which is an affiliate of the Company's Advisor. BCMR Special, Inc., which is an affiliate of the Company's Advisor, acts as investor manager of BC-GFS LLC for the purpose of exercising certain consent rights. Neither BCMR, Inc. or BCMR Special, Inc. can exercise any voting rights contrary to the Company's direction or interests. Neither BCMR, Inc. or BCMR Special, Inc. will receive any compensation from operations as a result of their roles as owners of BCMR Seattle, A Limited Partnership or BC-GFS, LLC. This structure exists only for the Seattle communities and will not be used in any other acquisitions. The Company can remove BCMR, Inc. and BCMR Special, Inc. at any time without cause. The manager of BC-GFS LLC is GFS Equity Management LLC, a third party which is not affiliated with the Company or its Advisor.

    GFS Equity Management, LLC is entitled to participate in the cash distributions of the Seattle communities after the Company has received a priority share of the cash flow. Before GFS Equity Management LLC receives any portion of the cash flow, the Company will receive:

    (i) $50 annually per apartment unit and then

    (ii) a 12% preferred return on its unreturned capital contributions.

    To the extent the Company receives this priority share of the cash flow, it will be used to pay ordinary expenses, including operational-stage fees and reimbursement to its Advisor and affiliates. After payment of such expenses, the priority cash flow would be available for distribution to stockholders. There is no guarantee that there will be sufficient priority cash flow to make any distributions to stockholders.

    The Company will then share 50/50 with GFS Equity Management LLC in all remaining income from operations of the Seattle communities. Proceeds form the sale of any of the Seattle communities will first be distributed to pay any unpaid preferred return. Remaining sale proceeds will be distributed until the Company has received a return of its capital contributions (taking into account prior distributions) plus a 16% annum rate of return. The Company will then receive 75% and GFS Equity Management LLC will receive 25% of any remaining sale proceeds. There is no guarantee that any preferred return will be sufficient for the Company to make any distribution to stockholders. The Company believes that this arrangement is an appropriate incentive to encourage performance by GFS Equity Management LLC. The Company can remove GFS Equity Management LLC without cause at any time.

    On May 15, 2003 BCMR Seattle, Inc. ceased operations and Boston Capital Real Estate Investment Trust, Inc., a related party, acquired all assets, liabilities, contracts, leases, rights, and titles previously held by the Company.

    A summary of significant accounting policies follows.

BASIC OF ACCOUNTING

    The financial statements have been prepared using the accrual method of accounting. As such, revenue is recorded when earned and expenses are recognized when incurred.

    In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations." SFAS No. 141 requires that acquisitions be accounted for by the purchase method as well as other requirements. The Company accounts for real estate acquisitions in accordance with SFAS No. 141. All in-place property-tenant leases are one year or less and are considered operating leases. Lease rental rates approximate market rents; therefore, the purchase price is allocated to land and improvements and no contract-based intangible assets, liabilities, or commitments are recognized.

PRINCIPLES OF CONSOLIDATION

    The Company controls, through ownership and by agreement, BCMR Seattle, a Limited Partnership, which controls BC-GFS, LLC (an operating limited liability company) whose wholly-owned subsidiaries own legal fee simple title to the communities, all of which are consolidated within the Company for financial reporting purposes. All intercompany accounts and transactions have been eliminated in consolidation.

ACCOUNTS RECEIVABLE

    Tenant receivables are reported net of an allowance for doubtful accounts. Management's estimate of the allowance is based on historical collection experience and a review of the current status of tenant accounts receivable. It is reasonably possible that management's estimate of the allowance will change.

REVENUE RECOGNITION

    Tenant leases are classified as operating leases. Rental income attributable to leases is recorded when due from tenants and is recognized monthly as it is earned, which is not materially different than on a straight-line basis. Leases between a tenant and property for the rental of an apartment unit are generally year-to-year, renewable upon consent of both parties on an annual or monthly basis. Advanced receipts of rental income are deferred and classified as liabilities until earned. Interest income is recorded on an accrual basis.

REAL ESTATE

    Real Estate is carried at cost. Depreciation is computed under the straight-line method using service lives of 7 years for personal property and 40 years for buildings and improvements.

    In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company periodically evaluates its long-lived assets, including its investments in real estate, for impairment indicators. The judgments regarding the existence of impairment indicators are based on factors such as operational performance, market conditions, expected holding period of each asset and legal and environmental concerns. Future events could occur which would cause the Company to conclude that impairment indicators exist and an impairment loss is warranted.

    For long-lived assets to be held and used, the Company compares the expected future undiscounted cash flows for the long-lived asset against the carrying amount of that asset. If the sum of the estimated undiscounted cash flows is less than the carrying amount of the asset, an impairment loss would be recorded for the difference between the estimated fair value and the carrying amount of the asset.

    For long-lived assets to be disposed of, an impairment loss is recognized when the estimated fair value of the asset, less the estimated cost to sell, is less than the carrying amount of the asset measured at the time that the Company has determined it will sell the asset. Long-lived assets held for disposition and the related liabilities are separately reported at the lower of their carrying amounts or their estimated fair values, less their costs to sell, and are not depreciated after reclassification to real estate held for disposition.

    The Company has not recognized an impairment loss in the periods from November 1, 2002 (inception) through December 31, 2002 or January 1, 2003 through May 15, 2003 (cessation) on any of its communities.

AMORTIZATION

    Financing costs are amortized over the term of the respective mortgage loans using the effective interest method.

INCOME TAXES

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. Deferred tax assets and liabilities represent the future tax consequence for those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

USE OF ESTIMATES

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

ORGANIZATION COSTS

    Organization costs are expensed in the period incurred.

RECENT ACCOUNTING PRONOUNCEMENTS AND INTERPRETATIONS

    In January 2003, the FASB issued Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities." In December 2003, the FASB issued a revised Interpretation (FIN 46R), which replaces the original FIN 46. FIN 46R clarifies existing accounting for whether interest entities should be consolidated in financial statements based upon the investee's ability to finance its activities without additional financial support and whether investors possess characteristics of a controlling financial interest. FIN
No. 46R requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of expected losses from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of FIN
No. 46R apply immediately to variable interest entities created after December 31, 2003 and apply to older entitles in the first annual period beginning after December 15, 2004. The Company controls the underlying real estate entitles and already presents its financial statements on a consolidated basis; therefore, adoption of FIN No. 46R is not expected to have a material effect on the consolidated financial position or consolidated results of operations.

    In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145, among other items, rescinds the automatic classification of costs incurred on debt extinguishment as extraordinary charges. Instead, gains and losses from debt extinguishment should only be classified as extraordinary if they meet the unusual and infrequently occurring criteria outlined in APB No. 30. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002. The Company adopted the standard effective January 1, 2003.

    In June 2002, the FASB issued SFAS No. 146, "Accounting, for Costs Associated with Exit or Disposal Activities," which addresses accounting and processing for costs associated with exit or disposal activities. SFAS No. 146 requires the recognition of a liability for a cost associated with an exit or disposal activity when the liability is incurred versus the date the Company commits to an exit plan. In addition, SFAS No. 146 states that the liability should be initially measured at fair value. The requirements of SFAS No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002. This pronouncement is not expected to have a material impact on the Company's financial position or results of operations.

    The FASB has issued SFAS No. 147, "Acquisitions of Certain Financial Institutions," which is effective for certain transactions arising on or after October 1, 2002. SFAS No. 147 will have no impact on the Company.

    The FASB has issued SFAS No. 148, "Accounting for Stock-Based Compensation--Transition and Disclosure." SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company does not currently have stock-based employee compensation.

    FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others--an interpretation of FASB Statements No. 5, 57 and 107 and rescission of FASB Interpretation No. 34," was issued in November 2002. FIN 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognized, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issued the guarantee. FIN 45 does not prescribe a specific approach for subsequently measuring the guarantor's recognized liability over the term of the related guarantee. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of he guarantor's fiscal year end. The disclosure requirements in FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company has made the disclosures required by FIN 45.

NOTE B--NOTES PAYABLE

                                                                  AS OF             AS OF
                                                              MAY 15, 2003    DECEMBER 31, 2002
                                                              -------------   ------------------
Note payable to Berkshire Mortgage Finance Limited
  Partnership. The note bears interest at 4.67% and matures
  on January 1, 2008. Monthly interest only payments of
  $147,300 are required beginning February 1, 2003. The note is secured by a first mortgage on the Communities and an
  interest in BC GFS, LLC...................................      $ --            $37,850,000
Note payable to Berkshire/WAFRA Mezzanine Debt Investors
  Foreign Fund. The note bears interest at 12% and matures
  on December 31, 2007. Monthly principal and interest
  payments of $86,084 are required beginning February 1,
  2003 with a balloon payment due at maturity. Amortization
  is calculated based on a 25-year term. Upon maturity, the
  Company can either make a balloon payment for an unpaid
  principal or convert the note to a fixed or floating
  interest rate term loan. The note is secured by a second
  mortgage on the Communities and interest in the BC GFS,
  LLC.......................................................      $ --            $ 8,120,000
                                                                  $ --            $45,970,000

    As of May 15, 2003, the Company had no notes payable.

NOTE C--RELATED PARTY TRANSACTIONS

    During the period from January 1, 2003 through May 15, 2003, property management fees of $82,918 were paid to an affiliate of BC GFS, LLC; no management fees were paid during the period from November 1, 2002 through December 31, 2002.

    On May 15, 2003, Boston Capital Real Estate Investment Trust, Inc. acquired all assets, liabilities, contracts, leases, rights, and titles previously held by BCMR Seattle, Inc., which ceased operations. Boston Capital Real Estate Investment Trust, Inc. executed a note payable of $9,325,983 payable to BCP Funding LLC, a related party, in order to complete this transaction. BCMR Seattle, Inc. recognized a gain of $43,192 upon the sale and returned all capital to its shareholder. The gain is included in total revenue on the consolidated statements of operations.

NOTE D--INCOME TAXES

    The components of income tax expense are as follows:

                                                             2003       2002
                                                           --------   --------
Current..................................................  $    --    $     --
Deferred.................................................  $53,268    $(53,268)
                                                           $53,268    $(53,268)

    In 2002, the Company incurred a net operating loss of approximately $138,000, which is available to offset future income. A deferred tax asset of $53,268 was established at December 31, 2002 based on the net operating loss available to be carried forward, a federal tax rate of 34% and a state tax rate of 7%. The deferred tax asset was fully used in 2003.

            COMBINED STATEMENT OF GROSS REVENUES OVER CERTAIN DIRECT
              OPERATING EXPENSES AND INDEPENDENT AUDITORS' REPORT

                         BAY POINTE APARTMENTS AND OAKS
                            AT TIMUQUANA APARTMENTS

                               DECEMBER 31, 2002

                         BAY POINTE APARTMENTS AND OAKS

                            AT TIMUQUANA APARTMENTS

                               TABLE OF CONTENTS


                                                                PAGE
                                                              --------
INDEPENDENT AUDITORS' REPORT................................    F-56

FINANCIAL STATEMENTS

Combined statement of Gross Revenues over certain direct
  operating expenses........................................    F-57

Notes to combined statement of Gross Revenues over certain
  direct operating expenses.................................    F-58

SUPPLEMENTAL INFORMATION....................................    F-60

Combining schedule of Gross Revenues over certain direct
  operating expenses for the year ended December 31, 2002...    F-60

                           REZNICK FEDDER & SILVERMAN
            CERTIFIED PUBLIC ACCOUNTANTS--A PROFESSIONAL CORPORATION

            2002 SUMMIT BOULEVARD SUITE 1000 ATLANTA, GA 30319-1470
                      PHONE 404.847.9447, FAX 404.847.9495
                                  WWW.RFS.COM

                          INDEPENDENT AUDITORS' REPORT

To Boston Capital Corporation

    We have audited the accompanying Combined Statement of Gross Revenues Over Certain Direct Operating Expenses of Bay Pointe Apartments and Oaks at Timuquana Apartments for the year ended December 31, 2002. This Combined Statement of Gross Revenues Over Certain Direct Operating Expenses is the responsibility of the management of Bay Pointe Apartments and Oaks at Timuquana Apartments. Our responsibility is to express an opinion on the Combined Statement of Gross Revenues Over Certain Direct Operating Expenses based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance that the Combined Statement of Gross Revenues Over Certain Direct Operating Expenses is free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Statement of Gross Revenues Over Certain Direct Operating Expenses. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying Combined Statement of Gross Revenues Over Certain Direct Operating Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-11 of Boston Capital Real Estate Investment Trust, Inc.) as described in Note A and is not intended to be a complete presentation of Bay Pointe Apartments and Oaks at Timuquana Apartments revenues and expenses.

    In our opinion, the Combined Statement of Gross Revenues Over Certain Direct Operating Expenses referred to above presents fairly, in all material respects, the gross revenues over certain direct operating expenses of Bay Pointe Apartments and Oaks at Timuquana Apartments for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

    Our audit was made for the purpose of forming an opinion on the Combined Statement of Gross Revenues Over Certain Direct Operating Expenses. The supplemental information is presented for purposes of additional analysis and is not a required part of the Combined Statement of Gross Revenues Over Certain Direct Operating Expenses. Such information has been subjected to the auditing procedures applied in the audit of the Combined Statement of Gross Revenues Over Certain Direct Operating Expenses and, in our opinion, is fairly stated in all material respects in relation to the Combined Statement of Gross Revenues Over Certain Direct Operating Expenses.

                                          /S/ REZNICK FEDDERS & SILVERMAN

Atlanta, Georgia
September 1, 2004

             BAY POINTE APARTMENTS AND OAKS AT TIMUQUANA APARTMENTS

                      COMBINED STATEMENT OF GROSS REVENUES
                     OVER CERTAIN DIRECT OPERATING EXPENSES

                          YEAR ENDED DECEMBER 31, 2002

Rents
Rents.......................................................  $3,477,510
Less:
Vacancies...................................................    (372,204)
Miscellaneous other income
Interest income.............................................       5,356
                                                               3,375,879

Expenses
Payroll.....................................................     491,146
Utilities...................................................     260,449
Repairs and maintenance.....................................     517,527
Taxes.......................................................     223,801
Management fees.............................................     175,910
Professional fees...........................................      47,749
Advertising.................................................      62,146
Administrative..............................................      40,580
Insurance...................................................     160,122
                                                               1,979,430
Gross Revenues Over Certain Direct Operating Expenses.......  $1,396,449

See notes to combined statement of gross revenues over certain direct operating expenses

             BAY POINTE APARTMENTS AND OAKS AT TIMUQUANA APARTMENTS

                      COMBINED STATEMENT OF GROSS REVENUE
                     OVER CERTAIN DIRECT OPERATING EXPENSES

                          YEAR ENDED DECEMBER 31, 2002

NOTE A--ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The accompanying combined statement of gross revenues over certain direct operating expenses consists of 2 market rate apartment complexes: a 300 unit apartment complex in Jacksonville, Florida known as Bay Pointe Apartments and a 228 unit apartment complex in Jacksonville, Florida known as Oaks at Timuquana Apartments.

    Bay Pointe Apartments and Oaks at Timuquana Apartments are subsidiaries of Vestcor Equities, Inc. During May 2003, Bay Pointe Apartments and Oaks at Timuquana Apartments were purchased by BC-Bainbridge, LLC, a Delaware Limited Liability Company to acquire, improve, finance, hold, own, operate, lease, redevelop, sell, mortgage, pledge, exchange, convey, or otherwise dispose of Bay Pointe Apartments and Oaks at Timuquana Apartments.

    The accompanying combined statement of gross revenues over certain direct operating expenses was prepared in order to present the combined statement of gross revenues over certain direct operating expenses of Bay Pointe Apartments and Oaks at Timuquana Apartments in an SEC Filing expected to occur during 2003. Subsequent to the proposed SEC Filing Bay Point Apartments and Timuquana Apartments are intended to operate as subsidiaries of a real estate investment trust for the purpose of generating cash flow and asset value to attract investors.

    A summary of significant accounting policies follows.

PRINCIPLES OF ACCOUNTING

    The combined statement of gross revenues over certain direct operating expenses was prepared on the accrual basis of accounting and does not include depreciation expense on related rental property or interest expense on financing arrangements of Bay Pointe Apartments and Oaks at Timuquana Apartments. A complete presentation of Bay Pointe Apartments and Oaks at Timuquana Apartments financial statements in accordance with accounting principles generally accepted in the United States of America, which would have included a balance sheet and statement of cash flows, was not presented in order to follow prescribed reporting requirements by the SEC.

PRINCIPLES OF COMBINATION

    The accompanying combined statement of gross revenues over certain direct operating expenses includes the accounts of Bay Pointe Apartments and Oaks at Timuquana Apartments. All intercompany transactions were eliminated in the combination.

USE OF ESTIMATES

    The preparation of the combined statement of gross revenues over certain direct operating expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

RENTAL INCOME


    Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between each apartment complex and tenants are operating leases.


INCOME TAXES

    No provision or benefit for income taxes has been included in the combined statement of gross revenues over certain direct operating expenses since taxable income or loss passes through to, and is reportable by, the partners of each apartment complex individually.

ACCOUNTS RECEIVABLE AND BAD DEBTS

    Tenant receivables are charged to bad debt expense when they are determined to be uncollectible based upon a periodic review of the accounts by management. Accounting principles generally accepted in the United States of America require that the allowance method be used to recognize bad debts; however, the effect of using the direct write-off method is not materially different from the results that would have been obtained under the allowance method.

                            SUPPLEMENTAL INFORMATION

             BAY POINTE APARTMENTS AND OAKS AT TIMUQUANA APARTMENTS

               COMBINING SCHEDULE OF GROSS REVENUES OVER CERTAIN
                           DIRECT OPERATING EXPENSES

                          YEAR ENDED DECEMBER 31, 2002

                                                           OAKS AT
                                           BAY POINTE     TIMUQUANA    ELIMINATING
                                           APARTMENTS    APARTMENTS      ENTRIES        TOTAL
                                           -----------   -----------   ------------   ----------
Revenue
Rents....................................  $1,959,620    $1,517,890        $ --       $3,477,510
Less:
Vacancies................................    (210,605)     (161,599)         --         (372,204)
Tenant charges...........................     195,019        70,198          --          265,217
Interest income..........................         635         4,721          --            5,356
                                            1,944,669     1,431,210          --        3,375,879

Expenses
Payroll..................................     252,783       238,363          --          491,146
Utilities................................     148,179       112,270          --          260,449
Repairs and maintenance..................     323,957       193,570          --          517,527
Taxes....................................     125,336        98,465          --          223,801
Management fees..........................     104,808        71,102          --          175,910
Professional fees........................      31,559        16,190          --           47,749
Advertising..............................      33,372        28,774          --           62,146
Administrative...........................      21,067        19,513          --           40,580
Insurance................................      95,986        64,136          --          160,122
                                            1,137,047       842,383          --        1,979,430
Gross Revenues Over Certain Direct
  Operating Expenses.....................  $  807,622    $  588,827        $ --       $1,396,449

                        See independent auditors' report

                          SPICEWOOD SPRINGS APARTMENTS


                    STATEMENT OF GROSS REVENUES OVER CERTAIN
                         DIRECT OPERATING EXPENSES AND
                          INDEPENDENT AUDITORS' REPORT

                          SPICEWOOD SPRINGS APARTMENTS

                               DECEMBER 31, 2002

                          SPICEWOOD SPRINGS APARTMENTS

                               TABLE OF CONTENTS


                                                                PAGE
                                                              --------
INDEPENDENT AUDITORS' REPORT................................    F-62

FINANCIAL STATEMENTS

Statement of Gross Revenues Over Certain Direct Operating
  Expenses..................................................    F-63

Notes to Statement of Gross Revenues over Certain Direct
  Operating Expenses........................................    F-64

                           REZNICK FEDDER & SILVERMAN
            CERTIFIED PUBLIC ACCOUNTANTS--A PROFESSIONAL CORPORATION

            2002 SUMMIT BOULEVARD SUITE 1000 ATLANTA, GA 30319-1470
                      PHONE 404.847.9447 FAX 404.847.9495
                                  WWW.RFS.COM

                          INDEPENDENT AUDITORS' REPORT

To Boston Capital Corporation

    We have audited the accompanying Statement of Gross Revenues Over Certain Direct Operating Expenses of Spicewood Springs Apartments for the year ended December 31, 2002. This Statement of Gross Revenues Over Certain Direct Operating Expenses is the responsibility of the management of Spicewood Springs Apartments. Our responsibility is to express an opinion on the Statement of Gross Revenues Over Certain Direct Operating Expenses based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance that the Statement of Gross Revenues Over Certain Direct Operating Expenses is free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Gross Revenues Over Certain Direct Operating Expenses. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying Statement of Gross Revenues Over Certain Direct Operating Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-11 of Boston Capital Real Estate Investment Trust, Inc.) as described in Note A and is not intended to be a complete presentation of Spicewood Springs Apartments revenues and expenses.

    In our opinion, the Statement of Gross Revenues Over Certain Direct Operating Expenses referred to above presents fairly, in all material respects, the gross revenues over certain direct operating expenses of Spicewood Springs Apartments for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

                                          /S/ REZNICK FEDDER & SILVERMAN

Atlanta, Georgia
September 1, 2004

                          SPICEWOOD SPRINGS APARTMENTS

                        STATEMENT OF GROSS REVENUES OVER
                       CERTAIN DIRECT OPERATING EXPENSES

                          YEAR ENDED DECEMBER 31, 2002

Rents.......................................................  $3,600,033
Rents
Less:
Vacancies...................................................    (333,166)
Miscellaneous other income
Utility reimbursement.......................................     157,672
Tenant charges..............................................     206,963
Interest income.............................................          56
                                                               3,631,558

Expenses
Payroll.....................................................     397,932
Utilities...................................................     245,738
Repairs and maintenance.....................................     521,239
Taxes.......................................................     290,052
Management fees.............................................     144,884
Professional fees...........................................       8,705
Advertising.................................................      28,429
Administrative..............................................      37,764
Insurance...................................................      64,272
                                                               1,739,015
Gross Revenues Over Certain Direct Operating Expenses.......  $1,892,543

See notes to statement of gross revenues over certain direct operating expenses

                          SPICEWOOD SPRINGS APARTMENTS

                      NOTES TO STATEMENT OF GROSS REVENUS
                     OVER CERTAIN DIRECT OPERATING EXPENSES

                          YEAR ENDED DECEMBER 31, 2002

NOTE A--ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The accompanying statement of gross revenues over certain direct operating expenses consists of 1 market rate apartment complex: a 512 unit apartment complex in Jacksonville, Florida known as Spicewood Springs Apartments.

    Spicewood Springs Apartments is a wholly owned subsidiary of Equity Residential, a Maryland real estate investment trust. During May 2003, Spicewood Springs Apartments were purchased by BC-Bainbridge, LLC, a Delaware Limited Liability Company to acquire, improve, finance, hold, own, operate, lease, redevelop, sell, mortgage, pledge, exchange, convey, or otherwise dispose of Spicewood Springs Apartments.

    The accompanying statement of gross revenues over certain direct operating expenses was prepared in order to present the statement of gross revenues over certain direct operating expenses of Spicewood Springs Apartments in an SEC Filing expected to occur during 2003. Subsequent to the proposed SEC Filing Spicewood Springs Apartments is intended to operate as a subsidiary of a real estate investment trust for the purpose of generating cash flow and asset value to attract investors.

    A summary of significant accounting policies follows.

PRINCIPLES OF ACCOUNTING

    The statement of gross revenues over certain direct operating expenses was prepared on the accrual basis of accounting and does not include depreciation expense on related rental property or interest expense on financing arrangements of Spicewood Springs Apartments. A complete presentation of Spicewood Springs Apartments financial statements in accordance with accounting principles generally accepted in the United States of America, which would have included a balance sheet and statement of cash flows, was not presented in order to follow prescribed reporting requirements by the SEC.

USE OF ESTIMATES

    The preparation of the statement of gross revenues over certain direct operating expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

RENTAL INCOME

    Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between the apartment complex and tenants are operating leases.

INCOME TAXES

    No provision or benefit for income taxes has been included in the statement of gross revenues over certain direct operating expenses since taxable income or loss passes through to, and is reportable by, the partners individually.

                          SPICEWOOD SPRINGS APARTMENTS

                      NOTES TO STATEMENT OF GROSS REVENUS
                     OVER CERTAIN DIRECT OPERATING EXPENSES

                    YEAR ENDED DECEMBER 31, 2002 (CONTINUED)

NOTE A--ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) ACCOUNTS RECEIVABLE AND BAD DEBTS

    Tenant receivables are charged to bad debt expense when they are determined to be uncollectible based upon a periodic review of the accounts by management. Accounting principles generally accepted in the United States of America require that the allowance method be used to recognize bad debts; however, the effect of using the direct write-off method is not materially different from the results that would have been obtained under the allowance method.

                      COMBINED STATEMENT OF GROSS REVENUES
                     OVER CERTAIN DIRECT OPERATING EXPENSES
                                      AND
            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

               BOULDER CREEK APARTMENTS, BRIDGE CREEK APARTMENTS
                         AND SETTLER'S POINT APARTMENTS
                 THE "PORTLAND AND SALT LAKE CITY COMMUNITIES"

                               DECEMBER 31, 2002

                           REZNICK FEDDER & SILVERMAN
            CERTIFIED PUBLIC ACCOUNTANTS--A PROFESSIONAL CORPORATION

            2002 SUMMIT BOULEVARD SUITE 1000 ATLANTA, GA 30319-1470
                      PHONE 404.847.9447 FAX 404.847.9495
                                  WWW.RFS.COM

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Boston Capital Corporation

    We have audited the accompanying Combined Statement of Gross Revenues Over Certain Direct Operating Expenses of the Portland and Salt Lake City Communities for the year ended December 31, 2002. This Combined Statement of Gross Revenues Over Certain Direct Operating Expenses is the responsibility of the management of the Portland and Salt Lake City Communities. Our responsibility is to express an opinion on the Combined Statement of Gross Revenues Over Certain Direct Operating Expenses based on our audit.

    We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance that the Combined Statement of Gross Revenues Over Certain Direct Operating Expenses is free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Statement of Gross Revenues Over Certain Direct Operating Expenses. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying Combined Statement of Gross Revenues Over Certain Direct Operating Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-11 of Boston Capital Real Estate Investment Trust, Inc.) as described in Note A and is not intended to be a complete presentation of the Portland and Salt Lake City Communities revenues and expenses.

    In our opinion, the Combined Statement of Gross Revenues Over Certain Direct Operating Expenses referred to above presents fairly, in all material respects, the gross income and direct operating expenses of the Portland and Salt Lake City Communities for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

    Our audit was made for the purpose of forming an opinion on the Combined Statement of Gross Revenues Over Certain Direct Operating Expenses. The supplemental information is presented for purposes of additional analysis and is not a required part of the Combined Statement of Gross Revenues Over Certain Direct Operating Expenses. Such information has been subjected to the auditing procedures applied in the audit of the Combined Statement of Gross Revenues Over Certain Direct Operating Expenses and, in our opinion, is fairly stated in all material respects in relation to the Combined Statement of Gross Revenues Over Certain Direct Operating Expenses.

                                          /S/ REZNICK FEDDER & SILVERMAN

Atlanta, Georgia
September 1, 2004

                  THE PORTLAND AND SALT LAKE CITY COMMUNITIES

                      COMBINED STATEMENT OF GROSS REVENUES
                     OVER CERTAIN DIRECT OPERATING EXPENSES

                                               FOR THE             FOR THE
                                             PERIOD FROM         PERIOD FROM
                                           JANUARY 1, 2003     JANUARY 1, 2003          FOR THE
                                           TO MAY 29, 2003    TO MARCH 31, 2003        YEAR ENDED
                                             (UNAUDITED)         (UNAUDITED)       DECEMBER 31, 2002
                                           ----------------   ------------------   ------------------
Revenue
Rents....................................     $3,031,532          $1,869,685           $7,681,805
Less:
Vacancies................................       (375,842)           (226,312)            (908,476)
Casualty Loss............................             --                  --                 (357)
Miscellaneous other income
Utility reimbursement....................        102,373              90,196              475,874
Tenant charges...........................        228,476             108,863              322,558
                                               2,986,539           1,842,432            7,571,404

Expenses
Repairs and maintenance..................        529,759             371,761            1,702,667
Payroll..................................        406,868             239,186              937,007
Utilities................................        237,254             155,054              671,021
Taxes....................................        260,703             151,061              582,797
Management fees..........................        119,910              73,986              304,104
Advertising..............................         64,567              36,826              139,647
Insurance................................         47,696              30,426              128,940
Administrative...........................         31,008              15,782               51,838
                                               1,697,765           1,074,082            4,518,021

Gross Revenues Over Certain Direct
  Operating Expenses.....................     $1,288,774          $  768,350           $3,053,383

See notes to combined statement of gross revenues over certain direct operating expenses

                  THE PORTLAND AND SALT LAKE CITY COMMUNITIES

                 NOTES TO COMBINED STATEMENT OF GROSS REVENUES
                     OVER CERTAIN DIRECT OPERATING EXPENSES

                               DECEMBER 31, 2002

NOTE A--ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The accompanying combined statement of gross revenues over certain direct operating expenses consists of three market rate apartment complexes: a 296 unit apartment complex in Wilsonville, Oregon known as Boulder Creek Apartments, a 315 unit apartment complex in Wilsonville, Oregon known as Bridge Creek Apartments, and a 416 unit apartment complex in Taylorsville, Utah known as Settler's Point Apartments (herein referred to as the "Portland and Salt Lake City Communities").

    The Portland and Salt Lake City Communities are wholly owned subsidiaries of Equity Residential, a Maryland real estate investment trust. On May 30, 2003, the Portland and Salt Lake City Communities were purchased by BC-GFS II, LLC, a Delaware limited liability company to acquire, improve, finance, hold, own, operate, lease, redevelop, sell, mortgage, pledge, exchange, convey, or otherwise dispose of the Portland and Salt Lake City Communities.

    The accompanying combined statement of gross revenues over certain direct operating expenses was prepared in order to present the combined statement of gross revenues over certain direct operating expenses of the Portland and Salt Lake City Communities in an SEC Filing expected to occur during 2003. Subsequent to the proposed SEC Filing the Portland and Salt Lake City Communities are intended to operate as subsidiaries of a real estate investment trust for the purpose of generating cash flow and asset value to attract investors.

    A summary of significant accounting policies follows.

PRINCIPLES OF ACCOUNTING

    The combined statement of gross revenues over certain direct operating expenses was prepared on the accrual basis of accounting and does not include depreciation expense on related rental property or interest expense on financing arrangements of the Portland and Salt Lake City Communities. A complete presentation of the Portland and Salt Lake City Communities financial statements in accordance with accounting principles generally accepted in the United States of America, which would have included a balance sheet and statement of cash flows, was not presented in order to follow prescribed reporting requirements by the SEC.

PRINCIPLES OF COMBINATION

    The accompanying combined statement of gross revenues over certain direct operating expenses includes the accounts of the Portland and Salt Lake City Communities. All intercompany transactions were eliminated in the combination.

USE OF ESTIMATES

    The preparation of the combined statement of gross revenues over certain direct operating expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

RENTAL INCOME

    Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between each community and tenants of each community are operating leases.

INCOME TAXES

    No provision or benefit for income taxes has been included in the combined statement of gross revenues over certain direct operating expenses since taxable income or loss passes through to, and is reportable by, the partners of each community individually.

ACCOUNTS RECEIVABLE AND BAD DEBTS

    Tenant receivables are charged to bad debt expense when they are determined to be uncollectible based upon a periodic review of the accounts by management. Accounting principles generally accepted in the United States of America require that the allowance method be used to recognize bad debts; however, the effect of using the direct write-off method is not materially different from the results that would have been obtained under the allowance method.

                            SUPPLEMENTAL INFORMATION

                  THE PORTLAND AND SALT LAKE CITY COMMUNITIES

            COMBINING SCHEDULE OF GROSS REVENUES OVER CERTAIN DIRECT
                        OPERATING EXPENSES BY COMMUNITY

                          YEAR ENDED DECEMBER 31, 2002

                               BOULDER       BRIDGE       SETTLER'S
                                CREEK         CREEK         POINT      ELIMINATING
                             APARTMENTS    APARTMENTS    APARTMENTS      ENTRIES        TOTAL
                             -----------   -----------   -----------   ------------   ----------
Revenue
Rents......................  $2,242,169    $2,452,750    $2,986,886     $       --    $7,681,805
Less:
Vacancies..................    (220,320)     (278,036)     (410,120)            --      (908,476)
Casualty loss..............          --            --          (357)            --          (357)
Miscellaneous other income
Late fees, deposit
  forfeitures, etc.........     137,712       132,145       206,017             --       475,874
Utility reimbursement......      83,459        90,419        67,361             --       241,239
Nonrefundable move-in
  fees.....................      24,680        27,525        29,114             --        81,319
                              2,267,700     2,424,803     2,878,901             --     7,571,404

Expenses
Repairs and maintenance....     412,245       420,761       869,661             --     1,702,667
Payroll....................     233,427       282,752       420,828             --       937,007
Utilities..................     301,051       239,964       130,006             --       671,021
Taxes......................     226,283       229,462       127,052             --       582,797
Management fees............      91,298        97,115       115,691             --       304,104
Advertising................      42,670        42,208        54,769             --       139,647
Insurance..................      37,164        39,552        52,224             --       128,940
Administrative.............      16,798        16,704        18,336             --        51,838
                              1,360,936     1,368,518     1,788,567             --     4,518,021

Gross Revenues Over Certain
  Direct Operating
  Expenses.................  $  906,764    $1,056,285    $1,090,334     $       --    $3,053,383

                        See independent auditors' report

         COMBINED FINANCIAL STATEMENTS AND INDEPENDENT AUDITORS' REPORT

                ALDERWOOD PARK APARTMENTS, RIDGEGATE APARTMENTS,
                 RIDGETOP APARTMENTS, AND WELLINGTON APARTMENTS
                               "THE COMMUNITIES"

                               DECEMBER 15, 2002

                                THE COMMUNITIES

                               TABLE OF CONTENTS


INDEPENDENT AUDITORS' REPORT................................  F-72

FINANCIAL STATEMENTS

Combined Balance Sheet......................................  F-73

Combined Statement of Operations............................  F-74

Combined Statement of Owners' Equity........................  F-75

Combined Statement of Cash Flows............................  F-76

Notes to Combined Financial Statements......................  F-77

SUPPLEMENTAL INFORMATION

Independent Auditors' Report on Supplemental Information....  F-79

Schedule of Combining Balance Sheets as of December 15,       F-80
  2002......................................................

Schedule of Combining Statements of Operations for the
  Period from January 1, 2002 to December 15, 2002..........  F-81

                           REZNICK FEDDER & SILVERMAN
            CERTIFIED PUBLIC ACCOUNTANTS--A PROFESSIONAL CORPORATION

            2002 SUMMIT BOULEVARD, SUITE 1000 ATLANTA, GA 30319-1470
                      PHONE 404,847,9447, FAX 404,847,9495
                                  WWW.RFS.COM

                          INDEPENDENT AUDITORS' REPORT

To Boston Capital Corporation


    We have audited the accompanying combined balance sheet of the Communities, as of December 15, 2002, and the related combined statements of operations, owners' equity, and cash flows for the period from January 1, 2002 to December 15, 2002. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.


    We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Communities, as of December 15, 2002, and the results of their combined operations and their combined cash flows for the period from January 1, 2002 to December 15, 2002, in conformity with accounting principles generally accepted in the United States of America.


                                             /S/ REZNICK FEDDER & SILVERMAN

Atlanta, Georgia
August 23, 2004

                                THE COMMUNITIES

                             COMBINED BALANCE SHEET

                               DECEMBER 15, 2002

CURRENT ASSETS
Accounts receivable--tenants................................  $    23,389
Prepaid expenses............................................       36,512
Reserves....................................................       98,412
Due from Owner..............................................    3,391,807
Total current assets........................................    3,550,120
RENTAL PROPERTY
Buildings and improvements..................................   32,993,373
Furniture and equipment.....................................    2,191,034
                                                               35,184,407
Less: accumulated depreciation..............................   (7,877,087)
                                                               27,307,320
Land........................................................    6,484,000
                                                               33,791,320
                                                              $37,341,440

CURRENT LIABILITIES
Accounts payable............................................  $    75,076
Accrued expenses............................................       34,469
Prepaid rent................................................       30,510
Total current liabilities...................................      140,055
DEPOSITS LIABILITY
Tenant security deposits....................................      126,837
OWNERS' EQUITY..............................................   37,074,548
                                                              $37,341,440

                   See notes to combined financial statements

                                THE COMMUNITIES

                        COMBINED STATEMENT OF OPERATIONS

            FOR THE PERIOD FROM JANUARY 1, 2002 TO DECEMBER 15, 2002

Revenue
Rents.......................................................  $6,762,559
Less:
Vacancies...................................................    (326,853)
Miscellaneous other income
Utility reimbursement.......................................     303,546
Late fees, deposit forfeitures, etc.........................     259,505
Nonrefundable move-in fees..................................     116,995
Parking.....................................................      52,807
                                                               7,168,559

Expenses
Depreciation................................................   1,094,424
Payroll.....................................................     690,841
Utilities...................................................     598,235
Repairs and maintenance.....................................     379,303
Taxes.......................................................     473,004
Management fees.............................................     288,542
Advertising.................................................     104,923
Administrative..............................................      94,986
Insurance...................................................      92,279
                                                               3,816,537
Net income (loss)...........................................  $3,352,022

                   See notes to combined financial statements

                                THE COMMUNITIES

                      COMBINED STATEMENT OF OWNERS' EQUITY

            FOR THE PERIOD FROM JANUARY 1, 2002 TO DECEMBER 15, 2002

Owners' equity, December 31, 2001...........................  $33,827,643
Distributions...............................................     (105,117)
Net income (loss)...........................................    3,352,022
Owners' equity, December 15, 2002...........................  $37,074,548

                   See notes to combined financial statements

                                THE COMMUNITIES

                        COMBINED STATEMENT OF CASH FLOWS

            FOR THE PERIOD FROM JANUARY 1, 2002 TO DECEMBER 15, 2002

Cash flows from operating activities:
Net income (loss)...........................................  $ 3,352,022
Adjustments to reconcile net income (loss) to net cash
  provided by (used in) operating activities
Depreciation................................................    1,094,424
(Increase) decrease in assets
Accounts receivable--tenants................................       51,956
Prepaid expenses............................................      (36,512)
Due from owner..............................................   (3,391,807)
Increase (decrease) in liabilities
Accounts payable............................................        3,338
Accrued expenses............................................      (39,991)
Prepaid rent................................................       15,531
Tenant security deposits....................................      (13,372)
Due to owner................................................     (739,547)
Net cash provided by (used in) operating activities.........      296,042
Cash flows from investing activities:
Increase in rental property.................................      (93,563)
Deposits to other reserves, net.............................      (98,412)
Net cash provided by (used in) investing activities.........     (191,975)
Cash flows from financing activities:
Distributions...............................................     (105,117)
Net cash provided by (used in) financing activities.........     (105,117)
Net increase (decrease) in cash.............................       (1,050)
Cash, beginning.............................................        1,050
Cash, ending................................................  $        --

                   See notes to combined financial statements

                                THE COMMUNITIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                               DECEMBER 15, 2002

NOTE A--ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


    The accompanying combined financial statements consists of 4 market rate apartment complexes: a 188 unit apartment complex in Lynwood, Washington known as Alderwood Park Apartments, a 153 unit apartment complex in Kent, Washington known as Ridgegate Apartments, a 221 unit apartment complex in Silverdale, Washington known as Ridgetop Apartments, and a 240 unit apartment complex in Silverdale, Washington known as Wellington Apartments (herein referred to as "The Communities").


    Prior to December 16, 2002, The Communities were wholly owned subsidiaries of Equity Residential, a Maryland real estate investment trust. On December 16, 2002, The Communities were purchased by BC-GFS, LLC, a Delaware Limited Liability Company to acquire, improve, finance, hold, own, operate, lease, redevelop, sell, mortgage, pledge, exchange, convey, or otherwise dispose of The Communities.

    The accompanying combined financial statements were prepared in order to present the combined financial statements of The Communities in an SEC Filing expected to occur during 2004. Subsequent to the proposed SEC Filing the Communities are intended to operate as subsidiaries of a real estate investment trust for the purpose of generating cash flow and asset value to attract investors.

    A summary of significant accounting policies follows.

BASIS OF ACCOUNTING

    The combined financial statements have been prepared using the accrual method of accounting. As such, revenues are recorded when earned and expenses are recognized when incurred.

PRINCIPLES OF COMBINATION

    The accompanying combined financial statements include the accounts of The Communities. All inter-community transactions were eliminated in the combination.

USE OF ESTIMATES

    The preparation of the combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

RENTAL INCOME

    Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between each community and tenants of each community are operating leases.

CAPITALIZATION AND DEPRECIATION

    Land, buildings and improvements are recorded at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives using

                                THE COMMUNITIES

                               DECEMBER 15, 2002

NOTE A--ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) the straight-line method. Improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Estimated service lives on the straight-line method are as follows:

Buildings and improvements..................................        30 years
Furniture and fixtures......................................      5 - 10 years

INCOME TAXES

    No provision or benefit for income taxes has been included in the combined financial statements since taxable income or loss passes through to, and is reportable by, the owner of each of the Communities individually.

ACCOUNTS RECEIVABLE AND BAD DEBTS

    Tenant receivables are charged to bad debt expense when they are determined to be uncollectible based upon a periodic review of the accounts by management. Accounting principles generally accepted in the United States of America require that the allowance method be used to recognize bad debts; however, the effect of using the direct write-off method is not materially different from the results that would have been obtained under the allowance method.

NOTE B--MANAGEMENT AGREEMENT

    Equity Residential receives a property management fee equal to 4% of the gross revenues of each of the Communities, as defined. For the period from January 1, 2002 to December 15, 2002, Equity Residential received $288,542 of property management fees.

NOTE C--DUE FROM OWNER


    Equity Residential, as the sole owner of the Communities, sweeps all rental revenue received at the Communities into a corporate account daily to fund the operations of Equity Residential. Such amounts are recorded at the Communities as advances to Equity Residential, subsequently Equity Residential records the advances as amounts due to the Communities. In addition, Equity Residential frequently pays costs on behalf of the Communities, for such expenses as salaries and wages, taxes and insurance, among others. Costs paid on behalf of the Communities and management fees due to Equity Residential are recorded as a reduction of the rental revenue advances and are shown on the balance sheet, net as due from owner.

                            SUPPLEMENTAL INFORMATION

                           REZNICK FEDDER & SILVERMAN
            CERTIFIED PUBLIC ACCOUNTANTS--A PROFESSIONAL CORPORATION

            2002 SUMMIT BOULEVARD, SUITE 1000 ATLANTA, GA 30319-1470
                      PHONE 404,847,9447, FAX 404,847,9495
                                  WWW.RFS.COM

            INDEPENDENT AUDITORS REPORT ON SUPPLEMENTAL INFORMATION

To Boston Capital Corporation

    Our audit was made for the purpose of forming an opinion on the basic combined financial statements taken as a whole. The supplemental information is presented for purposes of additional analysis and is not a required part of the basic combined financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic combined financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic combined financial statements taken as a whole.

Atlanta, Georgia
August 23, 2004

                                THE COMMUNITIES

                      SCHEDULE OF COMBINING BALANCE SHEETS

                               DECEMBER 15, 2002

                        ALDERWOOD     RIDGEGATE     RIDGETOP      WELLINGTON    ELIMINATING
                       APARTMENTS    APARTMENTS    APARTMENTS     APARTMENTS      ENTRIES         TOTAL
                       -----------   -----------   -----------   ------------   ------------   -----------
ASSETS
CURRENT ASSETS
Accounts receivable--
  tenants............  $    7,956    $    7,545    $    4,106    $     3,782       $   --      $    23,389
Prepaid expenses.....       7,787         7,909         9,726         11,090           --           36,512
Reserves.............      22,041        18,575        45,440         12,356           --           98,412
Due from owner.......     857,711)    4,222,965     5,441,084     (5,414,531)          --        3,391,807
Total current
  assets.............    (819,927)    4,256,994     5,500,356     (5,387,303)          --        3,550,120
RENTAL PROPERTY
Buildings and
  improvements.......   8,206,576     7,478,777     7,310,960      9,997,060           --       32,993,373
Furniture and
  equipment..........     449,942       441,197       505,811        794,084           --        2,191,034
                        8,656,518     7,919,974     7,816,771     10,791,144           --       35,184,407
Less: accumulated
  depreciation.......  (1,455,969)   (1,630,974)   (1,649,234)    (3,140,910)          --       (7,877,087)
                        7,200,549     6,289,000     6,167,537      7,650,234           --       27,307,320
Land.................   3,767,400       805,800       811,500      1,099,300           --        6,484,000
                       10,967,949     7,094,800     6,979,037      8,749,534           --       33,791,320
                       $10,148,022   $11,351,794   $12,479,393   $ 3,362,231       $   --      $37,341,440
LIABILITIES AND
  OWNERS' EQUITY
CURRENT LIABILITIES
Accounts payable.....  $   23,907    $   24,180    $   14,016    $    12,973       $   --      $    75,076
Accrued expenses.....       8,502         6,712         9,744          9,511           --           34,469
Prepaid rent.........       3,725         2,970         6,363         17,452           --           30,510
Total current
  liabilities........      36,134        33,862        30,123         39,936           --          140,055
DEPOSITS LIABILITY
Tenant security
  deposits...........      56,088        26,244        22,780         21,725           --          126,837
OWNERS' EQUITY.......  10,055,800     1,291,688    12,426,490      3,300,570           --       37,074,548
                       $10,148,022   $11,351,794   $12,479,393   $ 3,362,231       $   --      $37,341,440

          See independent auditors' report on supplemental information

                                THE COMMUNITIES

                 SCHEDULE OF COMBINING STATEMENTS OF OPERATIONS

            FOR THE PERIOD FROM JANUARY 1, 2002 TO DECEMBER 15, 2002


                        ALDERWOOD     RIDGEGATE     RIDGETOP      WELLINGTON    ELIMINATING
                       APARTMENTS    APARTMENTS    APARTMENTS     APARTMENTS      ENTRIES        TOTAL
                       -----------   -----------   -----------   ------------   ------------   ----------
Revenue
Rents................  $1,518,630    $1,324,955    $1,858,436     $2,060,538     $      --     $6,762,559
Less:
Vacancies............    (134,069)      (57,807)      (58,815)       (76,162)           --       (326,853)
Miscellaneous other
  income
Utility
  reimbursement......      73,211        58,776        84,504         87,055            --        303,546
Late fees, deposit
  forfeitures,
  etc................      76,381        49,264        65,577         68,283            --        259,505
Nonrefundable move-
  in fees............      28,690        14,285        33,846         40,174            --        116,995
Parking..............          --        17,948            --         34,859            --         52,807
                        1,562,843     1,407,421     1,983,548      2,214,747            --      7,168,559
Expenses
Depreciation.........     284,772       256,450       252,049        301,153            --      1,094,424
Payroll..............     170,351       167,062       178,385        175,043            --        690,841
Utilities............     119,068       124,084       180,117        174,966            --        598,235
Repairs and
  maintenance........     102,095        87,054        93,435         96,719            --        379,303
Taxes................     102,083       100,304       126,773        143,844            --        473,004
Management fees......      65,020        56,258        78,849         88,415            --        288,542
Advertising..........      28,615        32,825        24,837         18,646            --        104,923
Administrative.......      24,835        19,479        23,543         27,129            --         94,986
Insurance............      21,637        17,611        25,421         27,610            --         92,279
                          918,476       861,127       983,409      1,053,525            --      3,816,537
Net income (loss)....  $  644,367    $  546,294    $1,000,139     $1,161,222     $      --     $3,352,022


          See independent auditors' report on supplemental information

                     CONSOLIDATED FINANCIAL STATEMENTS AND
                          INDEPENDENT AUDITORS' REPORT

                                  BC-GFS, LLC

                               DECEMBER 31, 2002

                                  BC-GFS, LLC

                               TABLE OF CONTENTS


                                                                PAGE
                                                              --------
INDEPENDENT AUDITORS' REPORT................................    F-83

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheet..................................    F-84

Consolidated Statement of Operations........................    F-85

Consolidated Statement of Members' Equity...................    F-86

Consolidated Statement of Cash Flows........................    F-87

Notes to Consolidated Financial Statements..................    F-88

SUPPLEMENTAL INFORMATION

Independent Auditors' Report on Supplemental Information....    F-93

Schedule of Consolidated Balance Sheets as of December 31,
  2002......................................................    F-94

Schedule of Consolidating Statements of Operations for the
  Period from December 16, 2002 (Inception) to December 31,
  2002......................................................    F-96

                           REZNICK FEDDER & SILVERMAN
            CERTIFIED PUBLIC ACCOUNTANTS--A PROFESSIONAL CORPORATION

            2002 SUMMIT BOULEVARD SUITE 1000 ATLANTA, GA 30319-1470
                      PHONE 404.847.9447 FAX 404.847.9495
                                  WWW.RFS.COM

                          INDEPENDENT AUDITORS' REPORT

To the Members BC-GFS, LLC

    We have audited the accompanying consolidated balance sheet of BC-GFS, LLC, as of December 31, 2002, and the related consolidated statements of operations, members' equity, and cash flows for the period from December 16, 2002 (inception) to December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BC-GFS, LLC, as of December 31, 2002, and the results of its consolidated operations and its consolidated cash flows for the period from December 16, 2002 (inception) to December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

                                          /s/ REZNICK FEDDER & SILVERMAN

Atlanta, Georgia
August 23, 2004

                                  BC-GFS, LLC

                           CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 2002

ASSETS
CURRENT ASSETS
Cash........................................................  $    24,877
Accounts receivable--tenants................................       39,064
Total current assets........................................       63,941

RESTRICTED DEPOSITS AND FUNDED RESERVES
Tenants' security deposits..................................      124,564
Real estate tax and insurance escrows.......................      131,729
Capital improvement escrows.................................    1,058,925
Preferred return reserve account............................      140,571
Other reserves..............................................        2,712
                                                                1,458,501

RENTAL PROPERTY
Buildings and improvements..................................   43,164,441
Furniture and equipment.....................................      435,127
                                                               43,599,568
Less: accumulated depreciation..............................      (47,923)
                                                               43,551,645
Land........................................................    8,814,219
                                                               52,365,864
OTHER ASSETS
Financing costs.............................................      779,839
Less: accumulated amortization..............................      (25,995)
                                                                  753,844
                                                              $54,642,150
LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt........................  $    40,831
Accounts payable............................................        3,397
Accrued expenses............................................       17,438
Real estate taxes payable...................................        4,424
Total current liabilities...................................       66,090
DEPOSITS AND PREPAYMENT LIABILITIES
Tenant security deposits....................................      124,567
Prepaid rent................................................       33,479
                                                                  158,046
LONG-TERM LIABILITIES
Senior loans................................................   37,850,000
Mezzanine loan..............................................    8,120,000
Less: current maturities....................................      (40,831)
                                                               45,929,169
MEMBERS' EQUITY.............................................    8,488,845
                                                              $54,642,150

                 See notes to consolidated financial statements

                                  BC-GFS, LLC

                      CONSOLIDATED STATEMENT OF OPERATIONS

     FOR THE PERIOD FROM DECEMBER 16, 2002 (INCEPTION) TO DECEMBER 31, 2002

Revenues
Income from rentals.........................................  $ 336,058
Other operating income......................................      1,613
                                                                337,671
Expenses
Operating general and administrative expenses
General and administrative..................................      2,054
Repairs and maintenance.....................................      8,857
Taxes.......................................................     21,061
Utilities...................................................     18,148
Salaries and wages..........................................        756
Depreciation................................................     47,923
                                                                 98,799
Net operating income........................................    238,872
Partnership expenses........................................    229,103
Interest expense............................................    121,868
Amortization................................................     25,995
                                                                376,966
Net income (loss)...........................................  $(138,094)

                 See notes to consolidated financial statements

                                  BC-GFS, LLC

                   CONSOLIDATED STATEMENT OF MEMBERS' EQUITY

     FOR THE PERIOD FROM DECEMBER 16, 2002 (INCEPTION) TO DECEMBER 31, 2002

                                                                            BCMR
                                                                          SEATTLE,
                                        GFS EQUITY          BCMR         A LIMITED
                                     MANAGEMENT, LLC    SPECIAL, INC.   PARTNERSHIP      TOTAL
                                     ----------------   -------------   ------------   ----------
Members' equity, December 15,
  2002.............................     $       --       $       --      $       --    $       --
Contributions......................             --               --       8,626,939     8,626,939
Net income (loss)..................             --               --        (138,094)     (138,094)
Members' equity, December 31,
  2002.............................     $       --       $       --      $8,488,845    $8,488,845

                 See notes to consolidated financial statements

                                  BC-GFS, LLC

                      CONSOLIDATED STATEMENT OF CASH FLOWS

     FOR THE PERIOD FROM DECEMBER 16, 2002 (INCEPTION) TO DECEMBER 31, 2002

Cash flows from operating activities:
Net income (loss)...........................................  $   (138,094)
Adjustments to reconcile net income (loss) to net cash
  provided by (used in) operating activities
Depreciation................................................        47,923
Amortization................................................        25,995
(Increase) decrease in assets
Accounts receivable.........................................       (39,064)
Real estate taxes and insurance escrows.....................      (131,729)
Tenant security deposits....................................      (124,564)
Increase (decrease) in liabilities
Accounts payable............................................         3,397
Accrued expenses............................................        17,438
Prepaid rent................................................        33,479
Tenant security deposits....................................       124,567
Real estate taxes payable...................................         4,424
Net cash provided by (used in) operating activities.........      (176,228)
Cash flows from investing activities:
Increase in rental property.................................   (52,413,787)
Preferred return reserve account............................      (140,571)
Capital improvements escrow, net............................    (1,058,925)
Other reserves, net.........................................        (2,712)
Net cash provided by (used in) investing activities.........   (53,615,995)
Cash flows from financing activities:
Proceeds from senior loans..................................    37,850,000
Proceeds from mezzanine loan................................     8,120,000
Financing costs paid........................................      (779,839)
Contributions...............................................     8,626,939
Net cash provided by (used in) financing activities.........    53,817,100
Net increase (decrease) in cash.............................        24,877
Cash, beginning.............................................            --
Cash, ending................................................  $     24,877

Supplemental disclosure of cash flow information:
Cash paid during the period for interest....................       121,868

                 See notes to consolidated financial statements

                                  BC-GFS, LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 2002

NOTE A--ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BC-GFS, LLC (The "Parent") was organized on November 14, 2002 as a Delaware Limited Liability Company for the purpose of acquiring four existing residential rental properties. The acquisitions were accomplished by four entities (the "Subsidiaries") formed specifically to acquire each property. The Parent is the sole member in each of the Subsidiaries. The Parent and each of its Subsidiaries (collectively, the "Company") are as follows:

SUBSIDIARY                                      COMMUNITY                  LOCATION       UNITS
----------                          ----------------------------------  --------------   --------
GFS Alderwood, LLC................  Alderwood Park Apts.                Lynwood, WA        188
GFS Ridgegate, LLC................  Ridgegate Apartments                Kent, WA           153
GFS Ridgetop, LLC.................  Ridgetop Apartments                 Silverdale, WA     221
GFS Wellington, LLC...............  Wellington Apartments               Silverdale, WA     240

    The Parent has 3 members--GFS Equity Management, LLC, a Washington limited liability company (the "Operator"), BCMR Special, Inc., a Massachusetts corporation (the "Investor Manager") and BCMR Seattle, A Limited Partnership, a Massachusetts limited partnership ("BC" and collectively with Investor Manager, the "Investor").

BASIS OF ACCOUNTING

    The consolidated financial statements have been prepared using the accrual method of accounting. As such, revenues are recorded when earned and expenses are recognized when incurred.

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the financial statements of the Company. All intercompany accounts and transactions have been eliminated in consolidation.

ACCOUNTS RECEIVABLE AND BAD DEBTS

    Tenant receivables are charged to bad debt expense when they are determined to be uncollectible based upon a periodic review of the accounts by management. Accounting principles generally accepted in the United States of America require that the allowance method be used to recognize bad debts; however, the effect of using the direct write-off method is not materially different from the results that would have been obtained under the allowance method.

CAPITALIZATION AND DEPRECIATION

    Land, buildings and improvements are recorded at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives using the straight-line method. Improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred.

AMORTIZATION

    Financing costs are amortized over the term of the respective mortgage loans using the straight line method.

INCOME TAXES


    The Company is a flow through entity for federal and state income tax purposes. Accordingly, no provision for income taxes has been included in these financial statements since taxable income passes through to, and is reported by, the members individually. The Subsidiaries are not required to file income tax returns since they are single-member LLC's and their operations are required to be included in the tax returns of the Parent.


RENTAL INCOME

    Rents are recognized as income on the accrual basis as they are earned. Advance receipts of rental income are deferred and classified as liabilities until earned. All leases between the Subsidiaries and tenants of the Subsidiaries are considered to be operating leases.

USE OF ESTIMATES

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B--OPERATING AGREEMENT

CAPITAL CONTRIBUTIONS

    BC is to contribute $8,626,939, which funds include $300,000 placed in the Preferred Return Reserve Account. The Operator is not to contribute any fund to the Company.

BC PREFERRED RETURN

    BC is entitled to a preferred return (the "BC Preferred Return") each calendar month equal to BC's unreturned capital contribution, including funds deposited into the Preferred Return Reserve Account, at the rate of 12% per annum. As of December 31, 2002, no BC Preferred Returns have been paid.

PREFERRED RETURN RESERVE ACCOUNT

    As part of BC's capital contribution, BC shall deposit $300,000 in an investment account under BC's control (the "Preferred Return Reserve Account"). Funds from the Preferred Return Reserve Account shall only be used to make payments of the BC Preferred Return in the event operating cash flow, as defined, is insufficient to make such payments. As of December 31, 2002, $140,521 has been funded in the reserve and no withdrawals have been made from the Preferred Return Reserve Account.

OPERATING CASH FLOW DISTRIBUTIONS

    Operating cash flow, as defined, shall be distributed as follows:

       First, to BC any accrued and unpaid BC Preferred Return;

       Second, each quarter to the Investor Manager, any accrued and unpaid Asset Management Fee;

       Thereafter, 50% to BC and 50% to the Operator.

NOTE C--ASSET MANAGEMENT FEE

    The Investor Manager is entitled to receive an annual fee (the "Asset Management Fee"), payable from Operating Cash Flow, in an amount equal to $50 per unit. Each Subsidiary is responsible for payment of its own Asset Management Fee. As of December 31, 2002, no Asset Management Fees have been incurred.

NOTE D--MANAGEMENT AGREEMENTS


    Each of the Subsidiaries has entered into a Property Management Agreement with Pinnacle Realty Management Company ("Pinnacle"), and affiliate of the Operator, to lease and manage the Subsidiaries. Pinnacle is to receive a property management fee equal to 3.5% of the gross revenues of each Subsidiary, as defined. No Property Management Fees have been incurred as of December 31, 2002.


NOTE E--LONG-TERM DEBT

SENIOR LOANS

    On December 12, 2002, each of the Subsidiaries entered into a loan agreement with Berkshire Mortgage Finance Limited Partnership (the "Lender") to acquire the Subsidiaries in the aggregate amount of $37,850,000. The loans bear interest at a fixed rate of 4.67% and require interest only payments in the aggregate amount of $147,300 beginning on February 1, 2003 and continuing through January 1, 2008. No principal payments are required until maturity. The maturity dates of the loans shall be specified by each Subsidiary but shall be no earlier than 5 years from the closing date and no later than 10 years after the closing date. The closing date is defined as December 16, 2002. Each loan is secured by a mortgage and deed of trust on each of the respective Subsidiaries' rental property. Details of the loans for each Subsidiary is as follows:

                                                                               MONTHLY
                                                                              INTEREST
SUBSIDIARY                                                     LOAN AMOUNT     PAYMENT
----------                                                    -------------   ---------
GFS Alderwood, LLC..........................................   $ 9,210,000    $ 35,843
GFS Ridgegate, LLC..........................................     7,420,000      28,876
GFS Ridgetop, LLC...........................................     9,690,000      37,710
GFS Wellington, LLC.........................................    11,530,000      44,871
                                                               $37,850,000    $147,300

MEZZANINE LOAN

    On December 12, 2002, the Company entered into a Mezzanine loan agreement with Berkshire/ WFRA Mezzanine Debt Investors Foreign Fund to provide $8,120,000 as additional sources for the Subsidiaries to acquire the rental properties. The loan was allocated to the Subsidiaries in accordance with the loan agreement. The loan bears interest at 12% per annum and requires monthly principal and interest payments of $85,522 computed on a 25-year amortization through maturity on December 31, 2007 whereby all outstanding principal and accrued interest is due. The loan is secured by the rental properties and is subordinated to the Senior Loans. Detail of the loan for each Subsidiary is as follows:

                                                                               MONTHLY
                                                                              INTEREST
SUBSIDIARY                                                     LOAN AMOUNT     PAYMENT
----------                                                    -------------   ---------
GFS Alderwood, LLC..........................................   $ 1,980,000     $20,854
GFS Ridgegate, LLC..........................................     1,590,000      16,746
GFS Ridgetop, LLC...........................................     2,080,000      21,907
GFS Wellington, LLC.........................................     2,470,000      26,015
                                                               $ 8,120,000     $85,522

    Aggregate annual maturities of the long-term debt over each of the next 5 years is as follows:

                                                           SENIOR      MEZZANINE
                                                            LOANS         LOAN         TOTAL
                                                         -----------   ----------   -----------
December 31, 2003......................................  $        --   $  40,831    $    40,831
2004...................................................           --      43,105         43,105
2005...................................................           --      51,632         51,632
2006...................................................           --      58,276         58,276
2007...................................................           --   7,926,156      7,926,156
Thereafter.............................................   37,850,000          --     37,850,000
                                                         $37,850,000   $8,120,000   $45,970,000

NOTE F--REQUIRED RESERVES AND ESCROWS

CAPITAL IMPROVEMENTS ESCROWS

    Pursuant to each of the Capital Improvements Escrow Agreements between the Subsidiaries and the Lender, the Subsidiaries are to deposit an aggregate amount of $1,058,925 in an account (the "Collateral Account") in order to fund improvements detailed in the Capital Improvements Escrow Agreements. The improvements must be completed by December 21, 2003. The Subsidiaries must obtain written approval from the Lender to withdraw funds. As of December 31, 2002, the required amounts have been deposited in the Collateral Account as follows:

                                                               REQUIRED
SUBSIDIARY                                                     DEPOSIT
----------                                                    ----------
GFS Alderwood, LLC..........................................  $  351,750
GFS Ridgegate, LLC..........................................     185,325
GFS Ridgetop, LLC...........................................     185,850
GFS Wellington, LLC.........................................     336,000
                                                              $1,058,925

REPLACEMENT RESERVES


    Pursuant to each of the Replacement Reserve and Security Agreements between the Subsidiaries and the Lender, the Subsidiaries are to deposit an aggregate amount of $20,835 per month into interest bearing replacement reserve accounts. The deposits are to begin on February 1, 2003 and continue on a monthly basis until all amounts due under the Senior Loans are paid in full. The monthly deposits will be required as follows:


                                                              REQUIRED
                                                               MONTHLY
SUBSIDIARY                                                     DEPOSIT
----------                                                    ---------
GFS Alderwood, LLC..........................................   $ 4,073
GFS Ridgegate, LLC..........................................     4,208
GFS Ridgetop, LLC...........................................     6,353
GFS Wellington, LLC.........................................     6,201
                                                               $20,835

NOTE G--GUARANTEES

    John A. Goodman ("Guarantor"), an affiliate of the Operator has irrevocably and unconditionally guaranteed payment of the Senior Loans, whether at maturity or earlier, by reason of acceleration or otherwise.

NOTE H--TAXABLE INCOME

    Reconciliation of financial statement net income (loss) to taxable income
(loss) of the Parent for the year ended December 31, 2002 is as follows:

Financial statement net income (loss).......................  $(138,094)
Adjustments:
Excess depreciation for income tax reporting purposes over
  financial reporting purposes..............................    (24,730)
Rents collected in advance..................................     27,406
Other.......................................................     17,442
Taxable income (loss) as shown on tax return................  $(117,976)

NOTE I--PARTNERSHIP EXPENSES

    Partnership expenses include organization and other non-rental activities related to the acquisition of the residential rental properties.

                            SUPPLEMENTAL INFORMATION

INDEPENDENT AUDITORS' REPORT ON SUPPLEMENTAL INFORMATION

To the Members BC-GFS, LLC

    Our audit was made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The supplemental information is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

Atlanta, Georgia

August 23, 2004

                                  BC-GFS, LLC

                    SCHEDULE OF CONSOLIDATING BALANCE SHEETS

                               DECEMBER 31, 2002

                                   ALDERWOOD        RIDGEGATE         RIDGETOP        WELLINGTON                    ELIMINATING
                                   APARTMENTS       APARTMENTS       APARTMENTS       APARTMENTS       BC-GFS         ENTRIES
                                 --------------   --------------   --------------   --------------   -----------   --------------
ASSETS

CURRENT ASSETS
Cash...........................   $        --      $     5,558      $    12,149      $     7,170     $        --    $        --
Accounts receivable--tenants...        17,393           11,258            6,482            3,931              --             --
Total Current Assets...........        17,393           16,816           18,631           11,101              --             --

RESTRICTED DEPOSITS AND FUNDED
  RESERVES
Tenants' security deposits.....        52,418           29,521           22,605           20,020              --             --
Real estate tax and insurance
  escrow.......................        33,054           31,799           40,224           26,652              --             --
Capital improvement escrows....       351,750          185,325          185,850          336,000              --             --
Preferred return reserve
  account......................            --               --               --               --         140,571             --
Other reserves.................           660              532              694              826              --             --
                                      437,882          247,177          249,373          383,498         140,571             --
RENTAL PROPERTY
Buildings and improvements.....     9,186,317        7,973,445       11,860,508       14,144,171              --             --
Furniture and equipment........       101,802           83,232          119,893          130,200              --             --
                                    9,288,119        8,056,677       11,980,401       14,274,371              --             --
Less accumulated
  depreciation.................       (10,275)          (8,876)         (13,170)         (15,602)             --             --
                                    9,277,844        8,047,801       11,967,231       14,258,769              --             --
Land...........................     3,357,986        2,212,672        1,523,283        1,720,278              --             --
                                   12,635,830       10,260,473       13,490,514       15,979,047              --             --
OTHER ASSETS
Financing costs................       191,734          168,959          198,048          221,098              --             --
Less: accumulated
  amortization.................        (6,391)          (5,632)          (6,602)          (7,370)             --             --
                                      185,343          163,327          191,446          213,728              --             --
                                  $13,276,448      $10,687,793      $13,949,964      $16,587,374     $   140,571    $        --


                                    TOTAL
                                 -----------
ASSETS
CURRENT ASSETS
Cash...........................  $    24,877
Accounts receivable--tenants...       39,064
Total Current Assets...........       63,941
RESTRICTED DEPOSITS AND FUNDED
  RESERVES
Tenants' security deposits.....      124,564
Real estate tax and insurance
  escrow.......................      131,729
Capital improvement escrows....    1,058,925
Preferred return reserve
  account......................      140,571
Other reserves.................        2,712
                                   1,458,501
RENTAL PROPERTY
Buildings and improvements.....   43,164,441
Furniture and equipment........      435,127
                                  43,599,568
Less accumulated
  depreciation.................      (47,923)
                                  43,551,645
Land...........................    8,814,219
                                  52,365,864
OTHER ASSETS
Financing costs................      779,839
Less: accumulated
  amortization.................      (25,995)
                                     753,844
                                 $54,642,150

                        See independent auditors' report

                         ALDERWOOD        RIDGEGATE         RIDGETOP        WELLINGTON                 ELIMINATING
                         APARTMENTS       APARTMENTS       APARTMENTS       APARTMENTS      BC-GFS       ENTRIES          TOTAL
                       --------------   --------------   --------------   --------------   --------   --------------   -----------
LIABILITIES AND
  MEMBERS' EQUITY

CURRENT LIABILITIES
Current maturities of
  long-term debt.....   $     9,939      $     8,003      $    10,454      $    12,435     $     --    $        --     $    40,831
Accounts payable.....            --               --            1,569            1,828           --             --           3,397
Accrued expenses.....            --            3,601            8,120            5,717           --             --          17,438
Real estate taxes
  payable............            --            4,424               --               --           --             --           4,424
Total current
  liabilities........         9,939           16,028           20,143           19,980           --             --          66,090

DEPOSITS AND
  PREPAYMENT
  LIABILITY
Tenant security
  deposits...........        52,418           29,522           22,606           20,021           --             --         124,567
Prepaid rent.........         3,135            2,938            9,900           17,506           --             --          33,479
                             55,553           32,460           32,506           37,527           --             --         158,046

LONG-TERM LIABILITIES
Senior loans.........     9,210,000        7,420,000        9,690,000       11,530,000           --             --      37,850,000
Mezzanine loan.......     1,980,000        1,590,000        2,080,000        2,470,000           --             --       8,120,000
Less: current
  maturities.........        (9,939)          (8,003)         (10,454)         (12,435)          --             --         (40,831)
                         11,180,061        9,001,997       11,759,546       13,987,565           --             --      45,929,169
Members' equity......     2,030,895        1,637,308        2,137,769        2,542,302      140,571             --       8,488,845
                        $13,276,448      $10,687,793      $13,949,964      $16,587,374     $140,571    $        --     $54,642,150

                        See independent auditors' report

                                  BC-GFS, LLC

               SCHEDULE OF CONSOLIDATING STATEMENTS OF OPERATIONS

     FOR THE PERIOD FROM DECEMBER 16, 2002 (INCEPTION) TO DECEMBER 31, 2002

                         ALDERWOOD        RIDGEGATE         RIDGETOP        WELLINGTON                    ELEMINATING
                         APARTMENTS       APARTMENTS       APARTMENTS       APARTMENTS       BC-GFS         ENTRIES         TOTAL
                       --------------   --------------   --------------   --------------   ----------   ---------------   ---------
Revenue
Income from rentals..     $ 75,629         $ 71,812         $ 90,963         $ 97,654      $      --      $       --      $ 336,058
Other operating
  income.............           --              446              568              599             --              --          1,613
                            75,629           72,258           91,531           98,253             --              --        337,671
Expenses
Operating general and
  administrative
  expenses
General and
  administrative.....           19              343            1,101              591             --              --          2,054
Repairs and
  maintenance........        2,558            1,576            2,387            2,336             --              --          8,857
Taxes................        4,621            4,163            5,747            6,530             --              --         21,061
Utilities............           --            3,600            8,831            5,717             --              --         18,148
Salaries and wages...           --               --               --              756             --              --            756
Depreciation.........       10,275            8,876           13,170           15,602             --              --         47,923
                            17,473           18,558           31,236           31,532             --              --         98,799
Net operating
  income.............       58,156           53,700           60,295           66,721             --              --        238,872
Partnership
  expenses...........       55,751           40,247           58,654           74,451             --              --        229,103
Interest expense.....       29,943           26,228           30,939           34,758             --              --        121,868
Amortization.........        6,391            5,632            6,602            7,370             --              --         25,995
                            92,085           72,107           96,195          116,579             --              --        376,966
Net income (loss)....     $(33,929)        $(18,407)        $(35,900)        $(49,858)     $      --      $       --      $(138,094)

                       See independent auditiors' report

                              PRO FORMA STATEMENTS



    The following pro forma statements set forth summary consolidated operating information of the company for the year ended December 31, 2004 and the nine months ended September 30, 2005. The information has been derived from audited and unaudited financial information from the company. The historical consolidated information as of December 31, 2004 for the company has been derived from the historical consolidated financial statements audited by Reznick Fedder & Silverman, Certified Public Accountants, A Professional Corporation, independent auditors, whose reports with respect thereto are included elsewhere in this prospectus.



    The pro forma statements are intended to present the company's balance sheet as of September 30, 2005 and statement of operations for the year ended
December 31, 2004 and the nine months ended September 30, 2005 based on the company completing an offering of at least $29.5 million which is the minimum offering required to retain the Jacksonville communities. Other adjustments contemplated by the completion of the $29.5 million offering are: retention of only the Jacksonville communities, and repayment of the associated line of credit. The pro forma statements assume that the acquisition of the Jacksonville communities occurred on January 1, 2004 and that the net proceeds from the company's offering were applied in accordance with the "Use of Proceeds" as included elsewhere in this prospectus.



    The combined historical information of the company includes financial information for communities that will not be retained should the company complete an offering of only $29.5 million. The company has acquired four communities, namely, the Seattle, Portland, Jacksonville, and Plano communities. Should an offering of only $29.5 million be achieved, the Seattle, Portland, and Plano communities will be removed from the company and the Jacksonville communities will be the sole asset of the company.



    The balance sheet pro forma has two adjustments which impact numerous accounts. The first is the removal of the assets, liabilities and shareholder's equity for the Seattle, Portland, and Plano communities. The second adjustment is to account for the effect on the balance sheet as it relates to the completion of the $29.5 million offering required to retain the Jacksonville communities. Included in this adjustment is the payment of all borrowings under the line of credit from affiliates, advances from affiliates which have funded all cash needs to date, the payment of all organizational and offering expenses, and the establishment of a working capital reserve and shareholder's equity.



    The pro forma adjustments for the consolidated statement of operations reflect the removal of revenues and expenses for the Seattle, Portland, and Plano communities along with any associated costs.



    The pro forma statements should be read in conjunction with the historical information that was used in the preparation of the pro forma statements. It should not be assumed that the historical results can be achieved in future years, nor are they necessarily indicative of that which would have been attained had the transaction occurred at an earlier date.

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.
              CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2005
                                   UNAUDITED



                                   HISTORICAL       SEATTLE        PORTLAND        PLANO
                                  SEPTEMBER 30,    PRO FORMA      PRO FORMA      PRO FORMA      PRO FORMA         PRO FORMA
                                      2005        ADJUSTMENTS    ADJUSTMENTS    ADJUSTMENTS    ADJUSTMENTS    SEPTEMBER 30, 2005
                                     AUDITED          (A)            (B)            (C)            (D)            UNAUDITED
                                  -------------   ------------   ------------   ------------   ------------   ------------------
ASSETS
REAL ESTATE
  Land..........................  $ 31,083,719    $(8,814,219)   $(9,525,500)   $(2,050,000)   $        --      $   10,694,000
  Buildings and improvements....   147,087,024    (44,330,556)   (48,826,735)   (12,603,827)       399,573 (1)       41,725,479
  Personal property.............     8,126,415       (843,718)      (195,129)    (1,000,000)            --           6,087,569
  Construction in progress......            --             --             --             --             --                  --
                                  ------------    ------------   ------------   ------------   ------------     --------------
                                   186,297,158    (53,988,493)   (58,547,364)   (15,653,827)       399,573          58,507,048
                                  ------------    ------------   ------------   ------------   ------------     --------------
  Less accumulated
    depreciation................    11,661,198     (3,506,914)    (2,963,432)       (19,081)            --           5,171,770
                                   174,635,961    (50,481,578)   (55,583,932)   (15,634,746)       399,573          53,335,278

OTHER ASSETS
  Cash..........................     2,845,227       (710,190)      (622,134)      (502,468)      (605,829)(2)          404,607
  Cash--working capital
    reserve.....................            --             --             --             --        827,610 (3)          827,610
  Accounts
    receivable--tenants.........       153,290        (33,705)       (44,894)         3,664             --              78,355
  Prepaid expenses..............       571,886        (33,555)       (10,451)      (206,338)            --             321,542
  Utility deposits..............        42,373             --         (1,473)            --             --              40,900
  Tenants' security deposits....       498,448       (163,617)      (181,513)            --             --             153,318
  Reserves & Escrows............     4,474,918       (650,661)    (1,033,181)    (1,700,039)            --           1,091,037
  Financing costs, net of
    accumulated amortization....     1,249,888       (324,927)      (409,364)       (56,719)            --             458,878
  Other Assets..................     1,926,962        (13,643)            --             --     (1,383,534)(4)          529,785
                                  ------------    ------------   ------------   ------------   ------------     --------------
                                  $186,398,953    $(52,411,878)  $(57,886,942)  $(18,096,646)  $  (762,180)     $   57,241,309
                                  ============    ============   ============   ============   ============     ==============

LIABILITIES AND SHAREHOLDER'S
  EQUITY
Line of credit--affiliate.......  $ 56,596,663    $(9,325,981)   $(22,316,615)  $        --    $(24,954,067)(5)   $           --
Interest payable on line of
  credit--affiliate.............     1,374,041       (226,414)      (541,798)            --       (605,829)(6)               --
Mortgage notes payable..........   120,558,415    (45,851,415)   (39,333,000)            --             --          35,374,000
Other notes payable.............    17,556,348             --             --    (17,556,348)            --                  --
Interest payable on other notes
  payable.......................         1,660             --             --         (1,660)            --                  --
Accounts payable and accrued
  expenses......................     2,349,634        (92,451)      (255,700)       (16,732)      (590,000)(7)        1,394,752
Due to related party............     4,117,849       (286,628)      (297,425)            --             --           3,533,796
Management fee payable..........        24,002             --             --             --             --              24,002
Real estate taxes payable.......     1,084,240       (129,237)      (219,950)      (163,553)            --             571,500
Unearned rental revenue.........       291,451        (29,383)      (106,262)      (141,185)            --              14,621
Tenant security deposits........       541,763       (167,142)      (183,275)       (38,028)            --             153,318
                                  ------------    ------------   ------------   ------------   ------------     --------------
                                   204,496,066    (56,108,650)   (63,254,025)   (17,917,505)   (26,149,896)         41,065,989
                                  ------------    ------------   ------------   ------------   ------------     --------------
MINORITY INTEREST...............       175,636             --             --       (175,636)            --                  --
                                  ------------    ------------   ------------   ------------   ------------     --------------
SHAREHOLDER'S EQUITY
  Common stock, $.001 par value,
    20,000 shares authorized,
    issued, and outstanding.....            20             --             --             --         29,500 (8)           29,520
  Additional paid-in capital....       199,980             --             --             --     25,358,216 (9)       25,558,196
  Accumulated deficit...........   (18,472,750)     3,696,773      5,367,084         (3,504)            --          (9,412,397)
                                  ------------    ------------   ------------   ------------   ------------     --------------
                                   (18,272,750)     3,696,773      5,367,084         (3,504)    25,387,716          16,175,319
                                  ------------    ------------   ------------   ------------   ------------     --------------
                                  $186,398,953    $(52,411,877)  $(57,886,941)  $(18,096,645)  $  (762,180)     $   57,241,309
                                  ============    ============   ============   ============   ============     ==============



    The column in the consolidated balance sheet entitled, "Historical
September 30, 2005 unaudited" includes the balance sheets of the company and the Seattle, Portland, Jacksonville, and Plano communities. The column on the consolidated balance sheet entitled, "Pro Forma September 30, 2005 unaudited," includes the balance sheets of the company and the Jacksonville communities assuming that the minimum offering has been completed.



    Pro forma Adjustments A for the Balance Sheet as of September 30, 2005 represents the removal all assets, liabilities and shareholder's equity for the Seattle communities. The removal of these assets will occur should the company complete an offering of only $29.5 million.



    Pro forma Adjustments B for the Balance Sheet as of September 30, 2005 represents the removal all assets, liabilities and shareholder's equity for the Portland communities. The removal of these assets will occur should the company complete an offering of only $29.5 million



    Pro forma Adjustments C for the Balance Sheet as of September 30, 2005 represents the removal all assets, liabilities and shareholder's equity for the Plano community. The removal of these assets will occur should the company complete an offering of only $29.5 million



    Pro forma Adjustments D for the Balance Sheet as of September 30, 2005 represents the application of the $29.5 million offering proceeds. Below are explanations by item number:



1. Upon completion of the $29.5 million offering required to retain the Jacksonville communities the company is required to pay an affiliate Acquisition Fees and Acquisition expenses in the amount of 2.7% and .5% respectively. The company has already prepaid a portion of the Acquisition fee and expenses in the amount of $470,908, and $73,519 respectively. After a reduction for the prepaid amounts, remaining Acquisition fees and expenses in the amounts of $325,592 and $73,981 respectively will be paid. The Acquisition fee and expenses have been included in Buildings and improvements and is amortized over the same useful life as the Buildings and improvements.



2. Upon completion of the $29.5 million offering required to retain the Jacksonville communities the company is required to pay an affiliate all accrued interest on the affiliated line of credit. As of September 30, 2005 outstanding interest under this line of credit is $605,829.



3. From the Offering Proceeds the company will establish a Working Capital Reserve of 1% which will be available for investments in property, contingencies and other uses as defined elsewhere in this prospectus. An additional adjustment to the Working Capital Reserve is an addition to the Reserve for excess offering proceeds in the amount of $572,610.



4. Upon completion of the $29.5 million offering required to retain the Jacksonville communities the company will reclass deferred offering costs from other assets to offering costs.



5. The company has borrowed from an affiliate under a line of credit to make its equity contribution in the communities. For the Jacksonville communities $24,954,067 has been borrowed and will be repaid upon the completion of the $29.5 million offering.



6. The company has borrowed from an affiliate to make its equity contribution in the communities. In addition to paying off the principal of the Jacksonville communities, the company will be required to pay off all outstanding interest upon the completion of the $29.5 million offering.



7. An affiliate of the company made non-interest bearing advances to the company for all monies necessary to organize the entity, acquire its assets, and work its way through the necessary regulatory approval processes. This item represents repayment of those advances by way of paying a 2% reimbursement for Organizational expenses in the amount of $590,000.



8. The offering amount required to retain the Jacksonville communities is $29.5 million. With the par value of the common stock being $.001, $29,500 represents the par value of the common stock.



9. The offering amount required to retain the Jacksonville communities is $29.5 million. With the par value of the common stock being $.001, $29,970,000 represents the additional paid-in capital. The number is further reduced by commissions of 7% ($2,065,000), Dealer-Manager Fee of 2% ($590,000), Offering expenses of .25% ($73,750) and Deferred Offering costs of $1,383,534.

               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS



                                               HISTORICAL                                                           PRO FORMA
                                             FOR THE PERIOD                                                      FOR THE PERIOD
                                             JANUARY 1, 2004      SEATTLE         PORTLAND                       JANUARY 1, 2004
                                                 THROUGH         PRO FORMA        PRO FORMA        PRO FORMA         THROUGH
                                            DECEMBER 31, 2004   ADJUSTMENTS      ADJUSTMENTS      ADJUSTMENTS   DECEMBER 31, 2004
                                                 AUDITED            (A)              (B)              (C)           UNAUDITED
                                            -----------------   -----------      -----------      -----------   -----------------
TOTAL RENTAL AND OTHER REVENUE............     $21,281,879      $(7,431,709)(1)  $(7,254,051)(1)  $       --       $ 6,596,119

OPERATING COSTS
Property operating costs..................       8,573,144      (2,623,143)(2)   (3,727,938)(2)           --         2,222,063
General and administrative................       2,746,395        (703,894)(3)     (919,959)(3)           --         1,122,542
Depreciation and amortization.............       4,987,776      (1,425,732)(4)   (1,331,036)(4)           --         2,231,008
Management Fees--related party............         775,996        (291,334)(5)     (253,540)(5)      231,122
Portfolio and Asset management
  fees--related parties...................         407,912        (136,492)(6)     (144,518)(6)           --           126,902
Other expenses............................         116,977         (70,075)(7)      (46,902)(7)           --                --
                                               -----------      -----------      -----------      ----------       -----------
                                                17,608,200      (5,250,670)      (6,423,893)              --         5,933,637
                                               -----------      -----------      -----------      ----------       -----------
OPERATING INCOME..........................       3,673,679      (2,181,039)        (830,158)              --           662,482

INTEREST EXPENSE
Interest expense on line of
  credit--affiliate.......................       5,466,294        (900,734)(8)   (2,155,413)(8)   (2,410,147)               --
Interest expense on other notes payable
Interest expense--mortgages...............       6,045,742      (2,751,193)(9)   (1,192,150)(9)           --         2,102,399
                                               -----------      -----------      -----------      ----------       -----------
                                                11,512,036      (3,651,927)      (3,347,563)      (2,410,147)        2,102,399
                                               -----------      -----------      -----------      ----------       -----------
Net Income/(Loss) Minority Interest.......              --              --               --               --                --
Net Income (Loss).........................     $(7,838,357)     $1,470,888       $2,517,405       $2,410,147       $(1,439,917)
                                               ===========      ===========      ===========      ==========       ===========
Pro forma earnings (loss) per share.......                                                                         $     (0.48)
                                                                                                                   ===========
Pro forma weighted average common
  shares outstanding......................                                                                           2,970,000
                                                                                                                   ===========


                                          HISTORICAL
                                        FOR THE PERIOD
                                       JANUARY 1, 2005       SEATTLE         PORTLAND           PLANO
                                           THROUGH          PRO FORMA        PRO FORMA        PRO FORMA        PRO FORMA
                                      SEPTEMBER 30, 2005   ADJUSTMENTS      ADJUSTMENTS      ADJUSTMENTS      ADJUSTMENTS
                                           AUDITED             (D)              (E)              (F)              (G)
                                      ------------------   -----------      -----------      -----------      -----------
TOTAL RENTAL AND OTHER REVENUE......     $17,570,523       $(6,017,766)(1)  $(5,587,244)(1)   $(79,141)(1)    $       --

OPERATING COSTS
Property operating costs............       5,830,628       (1,902,356)(2)   (1,757,557)(2)        (879)(2)            --
General and administrative..........       1,933,687         (488,554)(3)     (625,113)(3)        (859)(3)            --
Depreciation and amortization.......       4,347,136       (1,076,435)(4)   (1,077,152)(4)     (31,081)(4)            --
Management Fees--related party......         751,051         (411,111)(5)     (181,804)(5)          --                --
Portfolio and Asset management
  fees--related parties.............       1,392,740         (433,008)(6)     (483,310)(6)      (5,546)(5)            --
Other expenses......................              --               --               --              --                --
                                         -----------       -----------      -----------       --------        ----------
                                          14,255,244       (4,311,464)      (4,124,936)        (38,365)               --
                                         -----------       -----------      -----------       --------        ----------
OPERATING INCOME....................       3,315,280       (1,706,302)      (1,462,308)        (40,776)               --
                                         -----------       -----------      -----------       --------        ----------

INTEREST EXPENSE
Interest expense on line of credit--
  affiliate.........................       4,077,318         (671,859)(7)   (1,607,726)(7)          --        (1,797,733)
Interest expense on other notes
  payable...........................          42,182               --               --         (42,182)(6)            --
Interest expense--mortgages.........       4,529,640       (2,058,286)(8)   (1,333,388)(8)          --                --
                                         -----------       -----------      -----------       --------        ----------
                                           8,649,139       (2,730,145)      (2,941,114)        (42,182)       (1,797,733)
                                         -----------       -----------      -----------       --------        ----------
Net Income/(Loss) Minority
  Interest..........................             636               --               --            (636)(6)            --
Net Income (Loss)...................     $(5,334,496)      $1,023,843       $1,478,806        $  2,042        $1,797,733
                                         ===========       ===========      ===========       ========        ==========
Pro forma earnings (loss) per
  share.............................
Pro forma weighted average common
  shares outstanding................

                                          PRO FORMA
                                        FOR THE PERIOD
                                       JANUARY 1, 2005
                                           THROUGH
                                      SEPTEMBER 30, 2005
                                          UNAUDITED
                                      ------------------
TOTAL RENTAL AND OTHER REVENUE......     $ 5,886,372
OPERATING COSTS
Property operating costs............       2,169,836
General and administrative..........         819,161
Depreciation and amortization.......       2,162,468
Management Fees--related party......         158,136
Portfolio and Asset management
  fees--related parties.............         470,876
Other expenses......................              --
                                         -----------
                                           5,780,478
                                         -----------
OPERATING INCOME....................         105,894
                                         -----------
INTEREST EXPENSE
Interest expense on line of credit--
  affiliate.........................              --
Interest expense on other notes
  payable...........................              --
Interest expense--mortgages.........       1,137,966
                                         -----------
                                           1,137,966
                                         -----------
Net Income/(Loss) Minority
  Interest..........................              --
Net Income (Loss)...................     $(1,032,071)
                                         ===========
Pro forma earnings (loss) per
  share.............................     $     (0.35)
                                         ===========
Pro forma weighted average common
  shares outstanding................       2,970,000
                                         ===========

    Pro forma Adjustments A for the Statement of Operations are for the year ended December 31, 2004 and represent removal of all operations and associated costs for the Seattle communities which would result should only the offering of $29.5 million is achieved and elimination of all costs associated with the line of credit from an affiliate pertaining to Seattle. Below are explanations by item number:


1. The Revenue has been reduced by $7,431,709 for the removal of income related to the Seattle communities.

2. The Property operating cost line item has been reduced by $2,623,143 for the removal of property operating costs related to the Seattle communities.

3. The General and Administrative cost line item has been reduced by $703,894 for the removal of costs related to the Seattle communities.

4. The Depreciation and amortization line item has been reduced by $1,425,732 for the removal of depreciation and amortization related to the Seattle communities.

5. The Management Fees--related+ party line has been reduced by $291,334 for the removal of management fees--related party.

6. The Portfolio management fee--related party line item has been reduced by $136,492 for the removal of portfolio management fee--related party expenses related to the Seattle communities.

7. The Other expenses line item has been reduced by $70,075 for the removal of other expenses related to the Seattle communities.


8. Under the assumption that no monies are to be received subsequent to the completion of the offering of $29.5 million and that consequently the Seattle communities would be removed from the company, we have made an adjustment related to interest expense for the communities. The adjustment which removes all interest expense pertaining to the Seattle borrowings under the line of credit from the affiliate is $900,734.



9. Under the assumption that no additional monies are to be received beyond the completion of the $29.5 million offering and that consequently the Seattle communities would be removed from the company, we have made the adjustment to remove $2,751,193 for all mortgage interest related to the Seattle communities. This includes interest on the primary mortgages and the mezzanine debt.



    Pro forma Adjustments B are for the year ended December 31, 2004 and they represent removal of all operations and associated costs for the Portland communities which would result should only the $29.5 million offering be achieved and the elimination of all costs associated with the line of credit from an affiliate pertaining to Portland. Below are explanations by item number:


1. The Revenue has been reduced by $7,254,051 for the removal of income related to the Portland communities.

2. The Property operating cost line item has been reduced by $3,727,938 for the removal of property operating costs related to the Portland communities.

3. The General and Administrative cost line item has been reduced by $919,959 for the removal of costs related to the Portland communities.

4. The Depreciation and amortization line item has been reduced by $1,331,036 for the removal of depreciation and amortization related to the Portland communities.

5. The Management Fees--related party line has been reduced by $253,540 for the removal of management fees--related party.

6. The Portfolio management fee--related party line item has been reduced by $144,518 for the removal of portfolio management fee--related party expenses related to the Portland communities.

7. The Other expenses line item has been reduced by $46,902 for the removal of other expenses related to the Portland communities.


8. Under the assumption that no monies are to be received subsequent to the completion of the offering of $29.5 million and that consequently the Portland communities would be removed from the company, we have made an adjustment related to interest expense for the communities. The adjustment which removes all interest expense pertaining to the Portland borrowings under the line of credit from the affiliate is $2,155,413.



9. Under the assumption that no additional monies are to be received beyond the completion of the offering of $29.5 million and that consequently the Portland communities would be removed from the company, we have made the adjustment to remove $1,192,150 for all mortgage interest related to the Portland communities.


    Pro forma Adjustments C is for the year ended December 31, 2004 and it represents the removal of all affiliated interest the amount of $2,410,147 related to the Jacksonville communities.


    Pro forma Adjustments D for the Statement of Operations are for the nine months ended September 30, 2005 and represent removal of all operations and associated costs for the Seattle communities which would result should only the offering of $29.5 million be achieved and elimination of all costs associated with the line of credit from an affiliate pertaining to Seattle. Below are explanations by item number:



1. The Revenue has been reduced by $6,017,119 for the removal of income related to the Seattle communities.



2. The Property operating cost line item has been reduced by $1,902,356 for the removal of property operating costs related to the Seattle communities.



3. The General and Administrative cost line item has been reduced by $488,554 for the removal of costs related to the Seattle communities.



4. The Depreciation and amortization line item has been reduced by $1,076,435 for the removal of depreciation and amortization related to the Seattle communities.



5. The Management Fees--related party line has been reduced by $411,111 for the removal of management fees--related party.



6. The Portfolio and asset management fees--related party line item has been reduced by $433,008 for the removal of portfolio management fee--related party expenses related to the Seattle communities.



7. Under the assumption that no monies are to be received subsequent to the completion of the offering of $29.5 million and that consequently the Seattle communities would be removed from the company, we have made an adjustment related to interest expense for the communities. The adjustment which removes all interest expense pertaining to the Seattle borrowings under the line of credit from the affiliate is $671,859.



8. Under the assumption that no additional monies are to be received beyond the completion of the minimum offering and that consequently the Seattle communities would be removed from the company, we have made the adjustment to remove $2,058,286 for all mortgage interest related to the Seattle communities. This includes interest on the primary mortgages and the mezzanine debt.



    Pro forma Adjustments E are for the nine months ended September 30, 2005 and they represent removal of all operations and associated costs for the Portland communities which would result should only the offering of $29.5 million be achieved and the elimination of all costs associated with the line of credit from an affiliate pertaining to Portland. Below are explanations by item number:



1. The Revenue has been reduced by $5,587,244 for the removal of income related to the Portland communities.



2. The Property operating cost line item has been reduced by $1,757,557 for the removal of property operating costs related to the Portland communities.



3. The General and Administrative cost line item has been reduced by $625,113 for the removal of costs related to the Portland communities.



4. The Depreciation and amortization line item has been reduced by $1,077,152 for the removal of depreciation and amortization related to the Portland communities.



5. The Management Fees--related party line has been reduced by $181,804 for the removal of management fees--related party.



6. The Portfolio management fee--related party line item has been reduced by $483,310 for the removal of portfolio management fee--related party expenses related to the Portland communities.



7. Under the assumption that no monies are to be received subsequent to the completion of the offering of $29.5 million and that consequently the Portland communities would be removed from the company, we have made an adjustment related to interest expense for the communities. The adjustment which removes all interest expense pertaining to the Portland borrowings under the line of credit from the affiliate is $1,607,726.



8. Under the assumption that no additional monies are to be received beyond the completion of the offering of $29.5 million and that consequently the Portland communities would be removed from the company, we have made the adjustment to remove $1,333,388 for all mortgage interest related to the Portland communities.



    Pro forma Adjustments F is for the nine months ended September 30, 2005 and it represents the removal of all affiliated interest in the amount of $1,797,733 related to the Jacksonville communities.

APPENDIX I

                         TABULAR INFORMATION CONCERNING
                           PRIOR LIMITED PARTNERSHIPS

    The information contained in the following Tables I, II, III, and III-A is presented in conjunction with and as a supplement to the narrative summary appearing elsewhere in this prospectus under "Prior Performance of Affiliates of Management" and is qualified in its entirety by the information contained in such narrative summary.

    These Tables include information for the three-year period beginning
January 1, 2002, and ending December 31, 2004 (five-year period ending
December 31, 2004 for Table III) RELATING TO PUBLIC AND PRIVATE PROGRAMS IN THE AGGREGATE SPONSORED OUR AFFILIATES WHICH DID NOT HAVE SIMILAR INVESTMENT OBJECTIVES TO THOSE OF THE COMPANY. OUR AFFILIATES HAVE NOT SPONSORED PRIOR PROGRAMS, PUBLIC OR NON-PUBLIC, WITH INVESTMENT OBJECTIVES SIMILAR TO THOSE OF THE COMPANY. The programs described in these tables are programs receiving Government Assistance and originally intended to provide, generally (1) tax benefits in the form of tax losses and low-income housing and rehabilitation tax credits which could be used by limited partners to offset income from other sources, (2) long-term capital appreciation through increases in the value of the programs' investments, (3) cash distributions from the sale or refinancing of the apartment complexes owned by the operating partnerships, and (4) in some instances, limited cash distributions from operations.

    The programs listed in these Tables were organized our affiliates generally in a two-tier structure. These two-tier programs consist of one investment limited partnership (the "investment partnership") which invested in a number of limited partnerships (the "operating partnerships"), each of which owns an apartment complex for low- and moderate-income persons, which receives Government Assistance. Any market rate communities included in these programs were neither evaluated nor acquired in connection with programs that have investment objectives similar to ours. In the three-year period ending
December 31, 2004, our affiliates sponsored two public partnerships and seventeen private partnerships. The following table identifies the number of operating partnership interests acquired in programs sponsored by our affiliates as of December 31, 2004:

                                    % EQUITY     # OF OPERATING                 AVERAGE EQUITY
                                    COMMITTED     PARTNERSHIPS                   PER OPERATING
PROGRAM                             12/31/04        ACQUIRED      # OF STATES     PARTNERSHIP
-------                            -----------   --------------   -----------   ---------------
Boston Capital Tax
Credit Fund IV L.P.:
Series 42........................     97.7%            22             14          $1,213,512
Series 43........................     98.4%            22              9          $1,561,367
Series 44........................     79.2%             8              8          $2,651,997
Series 45........................     80.6%            26             14          $1,229,254
Series 46........................     75.8%            12              8          $1,864,049
Boston Capital Tax
Credit Fund V L.P.
Series 47........................     99.9%            13              7          $2,664,812
Series 48........................     98.9%            11              7          $2,063,502
Series 49........................     N/A*              4              4          $1,971,597

*   Series 49 had not completed its offering as of 12/31/04.

                                    % EQUITY     # OF OPERATING                 AVERAGE EQUITY
                                    COMMITTED     PARTNERSHIPS                   PER OPERATING
PROGRAM                             12/31/04        ACQUIRED      # OF STATES     PARTNERSHIP
-------                            -----------   --------------   -----------   ---------------
Boston Capital Corporate Tax
  Credit Fund XVIII, A Limited
  Partnership....................     100.0%           35             19          $2,811,487
Boston Capital 2002 Direct
  Placements Limited
  Partnerships...................     100.0%           24             15          $4,404,875
Boston Capital Corporate Tax
  Credit Fund XIX, A Limited
  Partnership....................     100.0%           17              9          $4,247,978
Boston Capital 2003 Direct
  Placements Limited
  Partnerships...................     100.0%           13              7          $2,923,374
Boston Capital Corporate Tax
  Credit Fund XX, A Limited
  Partnership....................      99.3%            7              4          $4,100,998
Boston Capital Corporate Tax
  Credit Fund XX-A, A Limited
  Partnership....................      88.2%           11              8          $4,079,421
Boston Capital Corporate Tax
  Credit Fund XXI, A Limited
  Partnership....................     100.0%           26             14          $5,112,651
Boston Capital Corporate Tax
  Credit Fund XXII, A Limited
  Partnership....................      53.8%           13             10          $3,842,481
Boston Capital 2004 Direct
  Placement Limited
  Partnerships...................      98.6%            2              7          $3,672,390

    In 1993, our affiliates formed Boston Capital Tax Credit Fund IV L.P., which was registered under the Securities Act of 1933.

    In 2003, our affiliates formed Boston Capital Tax Credit Fund V L.P., which was registered under the Securities Act of 1933.

    For presentation purposes, private Direct Placement Limited Partnerships are grouped by year. The 2002, 2003 and 2004 Direct Placement Limited Partnerships contain 4, 5 and 2 partnerships respectively.

    The primary investment objectives of these limited partnerships are the preservation of the partnership's capital and the provision of current tax benefits to investors in the form of tax credits and passive losses. Cash flow distributions from the operating partnerships to the investment partnerships were not an investment objective in these programs. The regulations of government subsidy programs limit the amount of rent which may be charged to tenants and also limit the amount of cash flow which may be distributed, even if greater amounts of cash flow are available.

    Investors in the company will not have any interest in any of the prior limited partnerships incorporated in the tables or in any of the apartment complexes owned by these limited partnerships.

    The Tabular Information Concerning Prior Limited Partnerships and accompanying Notes are not covered by reports of independent certified public accountants.

    Additional information regarding prior public programs can be obtained upon written request to:

Boston Capital Corporation
One Boston Place, Suite 2100
Boston, Massachusetts 02108-4406
Attn: Richard DeAgazio

                                    TABLE I
                   EXPERIENCE IN RAISING AND INVESTING FUNDS
                            (ON A PERCENTAGE BASIS)

    Table I includes information concerning the experience of the our affiliates in raising and investing funds for public and private limited partnerships not having similar investment objectives to the company. Information is included for the two public offerings organized between January 1, 2002 and December 31, 2004, which invested in 118 operating partnerships. Information is also included for the 17 private offerings organized between January 1, 2002 and December 31, 2004, which invested in 148 operating partnerships. For presentation purposes, private Direct Placement Limited Partnerships are grouped by year. The 2002, 2003 and 2004 Direct Placement Limited Partnerships contain 4, 5 and 2 partnerships, respectively. Table I presents the dollar amount offered and raised, the percentage of the amount raised which was used to pay offering costs and acquire investments, the percentage of leverage used and the time frame for raising and investing funds.

    Table I is presented as if all capital contributions were received and all expenses and payments of capital were paid in the year in which the offering closed, although such transactions occur over several years.

    The Table should be read in conjunction with the introduction and accompanying Notes.

                                    TABLE I
                   EXPERIENCE IN RAISING AND INVESTING FUNDS
                            (ON A PERCENTAGE BASIS)
                   JANUARY 1, 2002 THROUGH DECEMBER 31, 2004

                                                                         PUBLIC OFFERINGS
                                                                   -----------------------------
                                                                     BCTC IV           BCTC IV
                                                                      L.P.              L.P.
                                                                   (SERIES 42)       (SERIES 43)
                                                                      2002              2002
                                                                   -----------       -----------
Dollar amount offered(1)....................................       $27,442,620       $36,379,870
Dollar amount raised (100%).................................               100%              100%
Less: Offering expenses
Selling commissions and reimbursements retained by
  affiliates(2).............................................              2.00%             2.00%
Selling commissions and reimbursements to
  nonaffiliates(3)..........................................              8.00%             8.00%
Legal and organizational....................................              2.50%             2.50%
Total offering expenses.....................................             12.50%            12.50%
Working capital reserves....................................              4.00%             4.00%
Amount available for investment from limited partners.......             87.50%            87.50%
Acquisition fees(4).........................................              8.50%             8.50%
Acquisition expenses(5).....................................              2.00%             2.00%
Cash payments to operating partnerships(6)..................             73.00%            73.00%
Total acquisition costs.....................................             87.50%            87.50%
Mortgage financing..........................................       $27,222,751       $32,705,400
Additional capital(7).......................................       $ 1,637,166       $ 2,611,200
Total other sources.........................................       $28,859,917       $35,316,600
Amount available for investment from offering proceeds......       $24,012,293       $31,832,386
Total development costs.....................................       $52,872,210       $67,148,986
Percentage leverage(8)......................................             51.49%            48.71%
Date offering began.........................................          Feb 2002          Aug 2002
Average length of offering (days)...........................               181               122
Months to invest 90% of amount available....................                 1                 9

                                                                     PUBLIC OFFERINGS
                                                      -----------------------------------------------
                                                        BCTC IV           BCTC IV           BCTC IV
                                                         L.P.              L.P.              L.P.
                                                      (SERIES 44)       (SERIES 45)       (SERIES 46)
                                                         2003              2003              2003
                                                      -----------       -----------       -----------
Dollar amount offered(1).......................       $27,019,730       $40,143,670       $29,809,980
Dollar amount raised (100%)....................               100%              100%              100%
Less: Offering expenses
Selling commissions and reimbursements retained
  by affiliates(2).............................              2.00%             2.00%             2.00%
Selling commissions and reimbursements to
  nonaffiliates(3).............................              8.00%             8.00%             8.00%
Legal and organizational.......................              2.50%             2.50%             2.50%
Total offering expenses........................              12.5%            12.50%            12.50%
Working capital reserves.......................              4.00%             4.00%             4.00%
Amount available for investment from limited
  partners.....................................              87.5%            87.50%            87.50%
Acquisition fees(4)............................               8.5%              5.4%              5.4%
Acquisition expenses(5)........................              2.00%             2.00%             2.00%
Cash payments to operating partnerships(6).....             73.00%            76.10%            76.10%
Total acquisition costs........................              87.5%            87.50%            87.50%
Mortgage financing.............................       $26,439,744       $40,576,511       $24,965,412
Additional capital(7)..........................       $   115,639       $ 1,174,894       $ 1,364,168
Total other sources............................       $26,555,383       $41,751,405       $26,329,580
Amount available for investment from offering
  proceeds.....................................       $23,642,264       $35,125,711       $26,083,733
Total development costs........................       $50,197,647       $76,877,116       $52,413,313
Percentage leverage(8).........................             52.67%            52.78%            47.63%
Date offering began............................          Jan 2003         July 2003         Sept 2003
Average length of offering (days)..............               104                78                87
Months to invest 90% of amount available.......               N/A               N/A               N/A

                                                                     PUBLIC OFFERINGS
                                                      -----------------------------------------------
                                                        BCTC V            BCTC V            BCTC V
                                                         L.P.              L.P.              L.P.
                                                      (SERIES 47)       (SERIES 48)       (SERIES 49)
                                                         2004              2004              2004
                                                      -----------       -----------       -----------
Dollar amount offered(1).......................       $34,783,340       $22,993,720       $33,018,980
Dollar amount raised (100%)....................               100%              100%              100%
Less: Offering expenses
Selling commissions and reimbursements retained
  by affiliates (2)............................              2.00%             2.00%             2.00%
Selling commissions and reimbursements to
  nonaffiliates(3).............................              8.00%             8.00%             8.00%
Legal and organizational.......................              2.50%             2.50%             2.50%
Total offering expenses........................             12.50%            12.50%            12.50%
Working capital reserves.......................              4.00%             4.00%             4.00%
Amount available for investment from limited
  partners.....................................             87.50%            87.50%            87.50%
Acquisition fees(4)............................              6.40%             6.40%             6.40%
Acquisition expenses(5)........................              2.00%             2.00%             2.00%
Cash payments to operating partnerships(6).....             75.10%            75.10%            75.10%
Total acquisition costs........................             87.50%            87.50%            87.50%
Mortgage financing.............................       $55,374,812       $28,248,158       $18,059,374
Additional capital(7)..........................           139,317            21,623               400
Total other sources............................       $55,514,129       $28,269,781       $18,059,774
Amount available for investment from offering
  proceeds.....................................       $30,435,423       $20,119,505       $28,891,608
Total development costs........................       $85,949,552       $48,389,286       $46,951,382
Percentage leverage(8).........................             64.43%            58.38%            38.46%
Date offering began............................          Jan 2004          May 2004          Aug 2004
Average length of offering (days)..............               116                92               N/A
Months to invest 90% of amount available.......                 2                 4               N/A

                                            PRIVATE OFFERINGS TO CORPORATIONS
                            -----------------------------------------------------------------
                            BOSTON CAPITAL                    BOSTON CAPITAL
                            CORPORATE TAX    BOSTON CAPITAL   CORPORATE TAX    BOSTON CAPITAL
                             CREDIT FUND         DIRECT        CREDIT FUND         DIRECT
                               XVIII,LP       PLACEMENTS**        XIX,LP        PLACEMENTS**
                                 2002             2002             2003             2003
                            --------------   --------------   --------------   --------------
Dollar amount
  offered(1)..............   $125,000,000     $131,273,604     $ 93,844,179     $70,292,557
Dollar amount raised
  (100%)..................            100%             100%             100%            100%
Less: Offering expenses
Selling commissions and
  reimbursements retained
  by affiliates...........           1.75%            0.60%            1.79%           0.16%
Discounts offered to cash
  investors(9)............          17.36%           17.85%           18.00%          14.12%
Investor note financing
  expenses................           1.16%            0.00%            0.00%           2.73%
Other selling
  commissions.............           0.61%            0.27%            0.61%           0.45%
Legal and
  organizational..........           0.32%            0.84%            0.46%           0.56%
Total offering expenses...          21.20%           19.56%           20.86%          18.03%
Amount available for
  investment from limited
  partners................          78.80%           80.44%           79.14%          81.97%
Acquisition costs
Acquisition fees(4).......           1.75%            1.75%            1.75%           1.35%
Acquisition expenses(5)...           1.54%            0.99%            0.97%           0.71%
Partnership management
  fees(11)................           1.75%            1.41%            1.75%           1.35%
Investor service
  fees(10)................           0.50%            0.41%            0.50%           0.39%
Working capital
  reserves................           3.00%            1.44%            3.00%           1.96%
Cash payments to operating
  partnerships(6).........          70.26%           74.44%           71.17%          71.38%
Total acquisition costs...          78.80%           80.44%           79.14%          77.14%
Other sources of
  acquisition funds
Mortgage financing........   $147,068,024     $135,238,003     $ 71,957,314     $39,567,758
Additional capital(7).....   $  1,163,342     $    323,786     $    971,255     $    88,480
Total other sources.......   $148,231,366     $135,561,789     $ 72,928,569     $39,656,238
Amount available for
  investment from offering
  proceeds................   $ 98,500,000     $105,598,908     $ 74,268,283     $57,621,174
Total development costs...   $246,731,366     $241,160,697     $147,196,852     $97,277,412
Percentage leveraged(8)...          59.61%           56.08%           48.89%          40.68%
Percentage of equity
  invested................            100%             100%             100%            100%
Average length of offering
  (days)..................            320              N/A              209             N/A

**  For presentation purposes Direct Placements are grouped by year.

                                        PRIVATE OFFERINGS TO CORPORATIONS
                             -------------------------------------------------------
                               BOSTON        BOSTON         BOSTON         BOSTON        BOSTON
                               CAPITAL       CAPITAL       CAPITAL        CAPITAL        CAPITAL
                              CORPORATE     CORPORATE     CORPORATE      CORPORATE       DIRECT
                               FUND XX      FUND XXA       FUND XXI      FUND XXII     PLACEMENTS
                                2004          2004           2004           2004          2004
                             -----------   -----------   ------------   ------------   -----------
Dollar amount offered(1)...  $36,898,485   $64,808,430   $173,897,938   $117,256,965   $ 9,379,712
Dollar amount raised
  (100%)...................          100%          100%           100%           100%          100%
Less: Offering expenses
Selling commissions and
  reimbursements retained
  by affiliates............         1.50%         1.50%          1.01%          2.25%         0.35%
Discounts offered to cash
  investors(9).............        18.85%        18.83%         18.98%         18.56%        18.00%
Investor note financing
  expenses.................         0.00%         0.00%          2.61%          0.00%         0.00%
Other selling
  commissions..............         0.62%         0.62%          0.00%          0.37%         0.51%
Legal and organizational...         1.09%         1.09%          0.00%          0.00%         0.77%
Total offering expenses....        22.06%        22.04%         22.60%         21.18%        19.63%
Amount available for
  investment from limited
  partners.................        77.94%        77.96%         77.40%         78.82%        80.37%
Acquisition fees(4)........         1.75%         1.75%          1.75%          1.75%         2.43%
Acquisition expenses(5)....         1.05%         1.05%          0.87%          1.07%         1.38%
Partnership management
  fees(11).................         1.75%         1.75%          1.75%          1.75%         1.24%
Investor service
  fees(10).................         0.50%         0.50%          0.50%          0.50%         0.35%
Working capital reserves...         3.60%         3.60%          3.00%          3.00%         3.13%
Cash payments to operating
  partnerships(6)..........        69.29%        69.31%         69.53%         70.75%        71.84%
                                   77.94%        77.96%         77.40%         78.82%        80.37%
Mortgage financing.........  $51,300,820   $29,106,296   $196,545,147   $ 30,982,261   $16,683,871
Additional capital(7)......  $       631   $   798,197   $    862,940   $    267,076   $       124
Total other sources........  $51,301,451   $29,904,493   $197,408,087   $ 31,249,337   $16,683,995
Amount available for
  investment from
offering proceeds..........  $28,758,679   $50,524,652   $134,597,004   $ 92,421,940   $ 7,538,250
Total development costs....  $80,060,130   $80,429,145   $332,005,091   $123,671,277   $24,222,245
Percentage leverage(8).....        64.08%        36.19%         59.20%         25.05%        68.88%
Percentage of equity
  invested.................       100.00%       100.00%        100.00%        100.00%       100.00%
Average length of offering
  (days)...................          102           102            176            105           N/A

                                NOTES TO TABLE I

Note 1: The dollar amount offered and raised includes the entire amount of investors' contributions paid.

Note 2: Includes only 1.0% of the Dealer-Manager Fee as the remaining 1.0% was re-allotted to unaffiliated brokers. In addition, included is the 1.0% nonaccountable expense allowance which is considered an offering expense.

Note 3: Includes selling commissions of 7% and the re-allotment by Boston Capital Securities, Inc. of 1.0% of its Dealer-Manager Fee.

Note 4: Acquisition fees are amounts paid to the general partners and affiliates for selecting, evaluating, negotiating and closing the investment partnerships' acquisition of operating partnership interests.

Note 5: Acquisition expenses consist of legal and accounting fees, travel, market studies and other expenses to be paid to third parties.

Note 6: Cash payments to non-affiliated operating partnerships include capital contributions. The amount shown for 2004 includes 13.48% of public partnerships' funds not yet committed.

Note 7: Additional capital represents funds contributed by the operating general partners. Some properties financed with governmental assistance after 1987 require the operating general partners to provide a minimum of 3% of the total development cost in equity.

Note 8: The leverage percentage equals the total amount of mortgage indebtedness on the acquisition date or completion date divided by total development costs.

Note 9: Upon admission to Boston Capital's Corporate Funds, the limited partners choose to pay capital contributions under a standard installment method or cash method (or in some cases a deferred cash method or alternative installment method). Standard installment method investors pay $1,000,000 per unit. Cash method investors (and deferred cash method or alternative installment method investors where applicable) receive a discount for paying sooner.

Note 10: Investor Service Fees are amounts paid to the general partners and affiliates for arranging and organizing investor reporting and communications, and continuing services related to the transmittal of information to the Class A Limited Partners.

Note 11: Partnership Management Fees are amounts paid to the general partners and affiliates for overseeing the day to day management of the Investor Partnership, including but not limited to financial reporting, audits, tax return preparation, cash management and reserves management.

                                    TABLE II
                           COMPENSATION TO AFFILIATES
                   JANUARY 1, 2002 THROUGH DECEMBER 31, 2004

    Table II sets forth the aggregate amount of all compensation earned by or paid to the our Affiliates between January 1, 2002 and December 31, 2004 for the programs included in Table I. None of the programs included in this Table have been liquidated.

    The Table should be read in conjunction with the introduction and accompanying notes.

                                                                   PUBLIC OFFERINGS
                                                 -----------------------------------------------------
                                                   BCTC IV       BCTC IV       BCTC IV       BCTC IV
                                                    L.P.          L.P.          L.P.          L.P.
                                                 (SERIES 42)   (SERIES 43)   (SERIES 44)   (SERIES 45)
                                                    2002          2002          2003          2003
                                                 -----------   -----------   -----------   -----------
Date offering commenced........................     Feb 2002      Aug 2002      Jan 2003     July 2003
Dollar amount raised(1)........................  $27,442,620   $36,379,870   $27,019,730   $40,143,670
Amounts paid and/or payable to sponsor and
  affiliates from proceeds(1):
Underwriting fees(2)...........................      960,492     1,273,295       945,691     1,405,028
Acquisition fees(3)............................    2,332,623     3,092,289     2,296,677     2,167,758
Acquisition expense reimbursement..............      548,852       727,597       540,395       802,873
Asset management fee...........................      561,084       621,316       376,451       374,758
Dollar amount of cash generated from operating
  partnerships before payments to
  sponsors(4)..................................       17,648        25,738         3,287             0
Amount paid to sponsors from operations(5).....            0             0             0             0

                                                                   PUBLIC OFFERINGS
                                                 -----------------------------------------------------
                                                   BCTC IV       BCTC V        BCTC V        BCTC V
                                                    L.P.          L.P.          L.P.          L.P.
                                                 (SERIES 46)   (SERIES 47)   (SERIES 48)   (SERIES 49)
                                                    2003          2004          2004          2004
                                                 -----------   -----------   -----------   -----------
Date offering commenced........................    Sept 2003
Dollar amount raised(1)........................  $29,809,980   $34,783,340   $22,993,720   $33,018,980
Amounts paid and/or payable to sponsor and
  affiliates from proceeds(1):
Underwriting fees(2)...........................    1,043,349     1,217,417       804,780     1,155,664
Acquisition fees(3)............................    1,609,739     2,226,134     1,471,598     2,113,215
Acquisition expense reimbursement..............      596,200       695,667       459,874       660,380
Asset management fee...........................      173,836       226,338        71,422         6,001
Dollar amount of cash generated from operating
  partnerships before payments to
  sponsors(4)..................................            0             0             0             0
Amount paid to sponsors from operations(5).....            0             0             0             0

                                    TABLE II
                     COMPENSATION TO SPONSOR AND AFFILIATES
                   JANUARY 1, 2002 THROUGH DECEMBER 31, 2004

                                                PRIVATE OFFERINGS FOR CORPORATIONS
                                 -----------------------------------------------------------------
                                 BOSTON CAPITAL                    BOSTON CAPITAL
                                   CORPORATE      BOSTON CAPITAL     CORPORATE      BOSTON CAPITAL
                                   TAX CREDIT         DIRECT         TAX CREDIT         DIRECT
                                   FUND XVIII       PLACEMENTS        FUND XIX        PLACEMENTS
                                      2002           2002(6)            2003           2003(6)
                                 --------------   --------------   --------------   --------------
Dollar amount raised(1)........   $125,000,000     $131,273,604     $93,844,179      $70,292,577
Amounts paid and/or payable to
  sponsor and affiliates from
  proceeds(1):
Underwriting fees(2)...........      2,187,500          791,738       1,679,811          113,023
Acquisition fees(3)............      2,187,500        2,299,211       1,642,273          950,291
Acquisition expense
  reimbursement................      1,925,000        1,303,827         910,289          500,056
Partnership management fees....      2,187,500        1,849,652       1,642,273          950,291
Investor service fees..........        625,000          531,875         469,221          272,669
Asset management fee...........      1,284,274        1,016,177         518,752          304,062
Dollar amount of cash generated
  from operating partnerships
  before payments to
  sponsors(4)..................          1,185           18,808               0                0
Amounts paid to sponsors from
  operations(5)................              0                0               0                0

                                                    PRIVATE OFFERINGS FOR CORPORATIONS
                                   ---------------------------------------------------------------------
                                     BOSTON        BOSTON         BOSTON         BOSTON
                                     CAPITAL       CAPITAL       CAPITAL        CAPITAL        BOSTON
                                    CORPORATE     CORPORATE     CORPORATE      CORPORATE       CAPITAL
                                   TAX CREDIT    TAX CREDIT     TAX CREDIT     TAX CREDIT      DIRECT
                                     FUND XX      FUND XX-A      FUND XXI      FUND XXII     PLACEMENTS
                                      2004          2004           2004           2004         2004(6)
                                   -----------   -----------   ------------   ------------   -----------
Dollar amount raised(1)..........  $36,898,485   $64,808,430   $173,897,938   $117,256,965   $9,379,712
Amounts paid and/or payable to
  sponsor and affiliates from
  proceeds(1):
Underwriting fees(2).............      553,477       972,126      1,756,369      2,638,282       32,966
Acquisition fees(3)..............      645,723     1,134,148      3,043,214      2,051,997      227,503
Acquisition expense
  reimbursement..................      387,434       680,489      1,512,912      1,254,650      129,589
Partnership management fees......      645,723     1,134,148      3,043,214      2,051,997      116,039
Investor service fees............      184,492       324,042        869,490        586,285       32,966
Asset management fee.............      153,740       270,040        345,764        345,764       44,596
Dollar amount of cash generated
  from operating partnerships
  before payments to
  sponsors(4)....................            0             0              0              0            0
Amounts paid to sponsors from
  operations(5)..................            0             0              0              0            0

                               NOTES TO TABLE II

    Note 1: Table II is presented as if all capital contributions were received and all fees payable from offering proceeds to our affiliates, and their predecessors in interest were paid in the year in which the offerings were completed; such transactions actually occur over several years.

    Note 2: Underwriting fees include non-accountable expense allowances, research report fees, due diligence fees, selling commissions, purchaser representative fees, and capital commitment fees. These amounts do not include commissions paid to an affiliated dealer-manager which were subsequently paid to non-affiliated brokers. These fees are paid over one to three years.

    Note 3: The Acquisition Fee is a flat fee calculated as a percentage of each certificate sold. It is earned for selecting, evaluating, negotiating and closing series' investments in apartment complexes.

    Note 4: The dollar amount of cash generated from operating partnerships is the total amount of cash distributions received by the investment partnerships during the three-year period. For example: 2004 would include 2002-2004 cash distributions for the partnership organized in 2002. Historically, cash flow from government-subsidized apartment complexes is generated by the second full year of operations, yet cash flow is not disbursed until financial statement analyses are complete.

    Note 5: If cash flow is unavailable to pay investment partnership operating expenses, then expenses are either accrued until cash flow is available in future years to repay such expenses or the sponsor pays these operating expenses as they become due and subsequently receives reimbursement when cash flow is available.

    Note 6: For presentation purposes, private Direct Placement Limited Partnerships are grouped by year. The 2002, 2003 and 2004 Direct Placement Limited Partnerships contain 4, 5 and 2 partnerships, respectively.

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

    Table III summarizes the operating results of prior partnerships not having similar investment objectives to the company which were closed between January 1, 2000 and December 31, 2004. The public investment partnerships own interests in 176 operating partnerships. The private investment partnerships own interests in 292 operating partnerships. For presentation purposes, private Direct Placement Limited Partnerships are grouped by year. The 2002, 2003 and 2004 Direct Placement Limited Partnerships contain 4, 5 and 2 partnerships, respectively.

    Table III includes the actual tax credits received on a $1,000 investment. Table III-A includes the actual tax credits received as a percentage of capital invested by an investor. For example, if an investor received $21 of tax credits on a $1,000 investment for a particular year in Table III, Table III-A would show that for that year the investor received approximately 2.1% of its investment.

    The information is presented in accordance with generally accepted accounting principles ("GAAP") except with respect to the information presented in the tables labeled "Tax & Distribution Data Per $1000 invested on a Tax Basis," which is presented on the tax basis method of accounting.

    Significant differences can occur in operating results accounted for on a tax versus GAAP basis. Some differences, but not all, are due to depreciation methods and depreciable lives, and treatment of capitalized construction period interest and expenses. The usual effect of these differences is that taxable losses under GAAP would have been less than the taxable losses. Both GAAP and tax losses are reported in the table.

    The Table should be read in conjunction with the introduction and accompanying Notes.

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      FROM OPENING THROUGH MARCH 31, 2005
                      PUBLIC OFFERINGS CLOSED DURING 2000
               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 38)

                                                           FOR THE FINANCIAL STATEMENT
                                                             PERIOD ENDED MARCH 31,
                                     -----------------------------------------------------------------------
                                       2000       2001        2002         2003         2004         2005
                                     --------   --------   ----------   ----------   ----------   ----------
Gross Revenues.....................     1,437    207,525       92,319       14,985          667          623
Profit on sale of properties.......         0          0            0            0            0            0
Less:
Losses from operating
  partnerships(1)..................         0   (133,908)  (1,230,809)    (892,478)    (997,707)    (875,622)
Operating Expenses(3)..............   (83,131)  (219,590)    (216,080)    (194,567)    (191,940)    (572,924)
Interest Expense...................         0          0            0            0            0            0
Depreciation(2)....................         0          0      (50,939)     (98,914)     (98,911)     (98,912)
Net Income--GAAP Basis.............   (81,694)  (145,973)  (1,405,509)  (1,170,974)  (1,287,891)  (1,546,835)
Taxable Income from
  operations(4)....................         0   (151,741)  (1,685,712)  (1,415,038)  (1,521,318)  (1,205,590)
gain on sale.......................         0          0            0            0            0            0
Cash generated from
  operations(6)....................   361,642    156,853     (161,584)     110,534       (7,729)     178,026
Cash generated from sales..........         0          0            0            0            0            0
Cash generated from refinancing....         0          0            0            0            0            0
Cash generated from operations,
sales and refinancing..............   361,642    156,853     (161,584)     110,534       (7,729)     178,026
Less: Cash distributions to
  investors from operating cash
  flow.............................         0          0            0            0            0            0
from sales and refinancing.........         0          0            0            0            0            0
from other.........................         0          0            0            0            0            0
Cash generated (deficiency) after
  cash distributions...............   361,642    156,853     (161,584)     110,534       (7,729)     178,026
Less: Special items (not including
  sales and refinancing) (identify
  and quantify)....................         0          0            0            0            0            0
Cash generated (deficiency) after
  cash distributions and special
  items............................   361,642    156,853     (161,584)     110,534       (7,729)     178,026

                                                                            FOR THE TAX PERIOD ENDED
                                                                                  DECEMBER 31,
TAX & DISTRIBUTION DATA                                       ----------------------------------------------------
PER $1,000 INVESTED(7)                                          2000       2001       2002       2003       2004
------------------------------------------------------------  --------   --------   --------   --------   --------
Federal Income Tax Results
Federal Credit(5)...........................................      11        45         92         94          94
State Credit................................................       0         0                                 0
Ordinary Income(loss).......................................      (6)      (67)       (55)       (59)        (47)
from operations.............................................      (6)      (67)       (55)       (59)        (47)
from recapture..............................................       0         0          0          0           0
Capital gain (loss).........................................       0         0          0          0           0
Cash Distributions to investors:
Source (on GAAP basis):
Investment income...........................................       0         0          0          0           0
Return of capital...........................................       0         0          0          0           0
Source (on cash basis):
Sales.......................................................       0         0          0          0           0
Refinancing.................................................       0         0          0          0           0
Operations..................................................       0         0          0          0           0
Other.......................................................       0         0          0          0           0
Amount remaining invested in program properties.............                                               99.08%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      FROM OPENING THROUGH MARCH 31, 2005
                      PUBLIC OFFERINGS CLOSED DURING 2000
               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 39)

                                                             FOR THE FINANCIAL STATEMENT
                                                                PERIOD ENDED MARCH 31,
                                             ------------------------------------------------------------
                                               2001        2002         2003         2004         2005
                                             --------   ----------   ----------   ----------   ----------
Gross Revenues.............................    49,735      116,518        2,441          352          696
Profit on sale of properties...............         0            0            0            0            0
Less:
Losses from operating partnerships(1)......     3,760     (996,269)  (1,093,075)  (1,147,985)    (856,990)
Operating Expenses(3)......................  (196,332)    (222,619)    (159,861)    (162,135)    (369,125)
Interest Expense...........................         0            0            0            0            0
Depreciation(2)............................         0      (24,477)     (90,324)     (90,325)     (90,327)
Net Income--GAAP Basis.....................  (142,837)  (1,126,847)  (1,340,819)  (1,400,093)  (1,315,746)
Taxable Income
from operations(4).........................    69,342   (1,165,268)  (1,639,228)  (1,522,678)  (1,150,182)
gain on sale...............................         0            0            0            0            0
Cash generated from operations(6)..........  (147,183)     (71,182)     (16,079)     146,889      102,227
Cash generated from sales..................         0            0            0            0            0
Cash generated from refinancing............         0            0            0            0            0
Cash generated from operations, sales and
  refinancing..............................  (147,183)     (71,182)     (16,079)     146,889      102,227
Less: Cash distributions to investors from
  operating cash flow......................         0            0            0            0            0
from sales and refinancing.................         0            0            0            0            0
from other.................................         0            0            0            0            0
Cash generated (deficiency) after cash
  distributions............................  (147,183)     (71,182)     (16,079)     146,889      102,227
Less: Special items (not including sales
  and refinancing) (identify and
  quantify)................................         0            0            0            0            0
Cash generated (deficiency) after cash
  distributions and special items..........  (147,183)     (71,182)     (16,079)     146,889      102,227

                                                                            FOR THE TAX PERIOD ENDED
                                                                                  DECEMBER 31,
TAX & DISTRIBUTION DATA                                       ----------------------------------------------------
PER $1,000 INVESTED(7)                                          2000       2001       2002       2003       2004
------------------------------------------------------------  --------   --------   --------   --------   --------
Federal Income Tax Results
Federal Credit(5)...........................................       0        22         84         93          93
State Credit................................................       0         0          0          0           0
Ordinary Income (loss)......................................       4       (55)       (71)       (66)        (50)
from operations.............................................       4       (55)       (71)       (66)        (50)
from recapture..............................................       0         0          0          0           0
Capital gain (loss).........................................       0         0          0          0           0
Cash Distributions to investors:
Source (on GAAP basis)......................................       0         0
Investment income...........................................       0         0          0          0           0
Return of capital...........................................       0         0          0          0           0
Source (on cash basis):
Sales.......................................................       0         0          0          0           0
Refinancing.................................................       0         0          0          0           0
Operations..................................................       0         0          0          0           0
Other.......................................................       0         0          0          0           0
Amount remaining invested in program properties.............                                               97.55%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      FROM OPENING THROUGH MARCH 31, 2005
                      PUBLIC OFFERINGS CLOSED DURING 2001
               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 40)

                                                             FOR THE FINANCIAL STATEMENT
                                                                PERIOD ENDED MARCH 31,
                                             ------------------------------------------------------------
                                                2001        2002        2003         2004         2005
                                             ----------   --------   ----------   ----------   ----------
Gross Revenues.............................       2,317    147,345      119,938          299           90
Profit on sale of properties...............           0          0            0            0            0
Less:
Losses from operating partnerships(1)......           0   (438,656)    (986,508)    (936,159)    (924,404)
Operating Expenses(3)......................    (113,781)  (306,075)    (222,136)    (233,925)    (490,886)
Interest Expense...........................           0          0            0            0            0
Depreciation(2)............................           0          0      (32,319)    (113,716)    (113,730)
Net Income--GAAP Basis.....................    (111,464)  (597,386)  (1,121,025)  (1,283,501)  (1,528,930)
Taxable Income from operations(4)..........           0   (586,896)  (1,086,143)  (1,633,930)  (1,521,793)
gain on sale...............................           0          0            0            0            0
Cash generated from operations(6)..........  (1,922,962)   836,927      209,484      109,930       (9,242)
Cash generated from sales..................           0          0            0            0            0
Cash generated from refinancing............           0          0            0            0            0
Cash generated from operations, sales and
  refinancing..............................  (1,922,962)   836,927      209,484      109,930       (9,242)
Less: Cash distributions to investors
from operating cash flow...................           0          0            0            0            0
from sales and refinancing.................           0          0            0            0            0
from other.................................           0          0            0            0            0
Cash generated (deficiency) after cash
  distributions............................  (1,922,962)   836,927      209,484      109,930       (9,242)
Less: Special items (not including sales
  and refinancing) (identify and
  quantify)................................           0          0            0            0            0
Cash generated (deficiency) after cash
  distributions and special items..........  (1,922,962)   836,927      209,484      109,930       (9,242)

                                                                         FOR THE TAX PERIOD
                                                                         ENDED DECEMBER 31,
TAX & DISTRIBUTION DATA                                       -----------------------------------------
PER $1,000 INVESTED (7)                                         2001       2002       2003       2004
------------------------------------------------------------  --------   --------   --------   --------
Federal Income Tax Results
Federal Credit(5)...........................................      14        80         93          92
State Credit................................................       0         0          0           0
Ordinary Income (loss)......................................     (24)      (42)       (62)        (57)
from operations.............................................     (24)      (42)       (62)        (57)
from recapture..............................................       0         0          0           0
Capital gain (loss).........................................       0         0          0           0
Cash Distributions to investors:
Source (on GAAP basis)......................................       0
Investment income...........................................       0         0          0           0
Return of capital...........................................       0         0          0           0
Source (on cash basis):
Sales.......................................................       0         0          0           0
Refinancing.................................................       0         0          0           0
Operations..................................................       0         0          0           0
Other.......................................................       0         0          0           0
Amount remaining invested in program properties.............                                    99.43%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      FROM OPENING THROUGH MARCH 31, 2005
                      PUBLIC OFFERINGS CLOSED DURING 2001
               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 41)

                                                                 FOR THE FINANCIAL STATEMENT
                                                                   PERIOD ENDED MARCH 31,
                                                       -----------------------------------------------
                                                         2002        2003         2004         2005
                                                       --------   ----------   ----------   ----------
Gross Revenues.......................................    52,147       74,991       34,112        4,540
Profit on sale of properties.........................         0            0            0            0
Less:
Losses from operating partnerships(1)................   (94,125)  (1,443,650)  (1,748,067)  (4,159,348)
Operating Expenses(3)................................  (241,945)    (346,349)    (342,003)    (294,717)
Interest Expense.....................................         0            0            0            0
Depreciation(2)......................................         0     (133,377)    (133,405)    (133,882)
Net Income--GAAP Basis...............................  (283,923)  (1,848,385)  (2,189,363)  (4,583,407)
Taxable Income from operations(4)....................  (120,068)  (2,867,903)  (1,609,628)  (3,730,419)
gain on sale.........................................         0            0            0            0
Cash generated from operations(6)....................   (47,951)     (48,190)       8,731      363,790
Cash generated from sales............................         0            0            0            0
Cash generated from refinancing......................         0            0            0            0
Cash generated from operations, sales and
  refinancing........................................   (47,951)     (48,190)       8,731      363,790
Less: Cash distributions to investors
from operating cash flow.............................         0            0            0            0
from sales and refinancing...........................         0            0            0            0
from other...........................................         0            0            0            0
Cash generated (deficiency) after cash
  distributions......................................   (47,951)     (48,190)       8,731      363,790
Less: Special items (not including sales and
  refinancing) (identify and quantify)...............         0            0            0            0
Cash generated (deficiency) after cash distributions
  and special items..................................   (47,951)     (48,190)       8,731      363,790

                                                                         FOR THE TAX PERIOD
                                                                         ENDED DECEMBER 31,
TAX & DISTRIBUTION DATA                                       -----------------------------------------
PER $1,000 INVESTED(7)                                          2001       2002       2003       2004
-----------------------                                       --------   --------   --------   --------
Federal Income Tax Results
Federal Credit(5)...........................................       1        45        104         110
State Credit................................................       0         0          0           0
Ordinary Income (loss)......................................      (4)      (95)       (55)       (128)
from operations.............................................      (4)      (95)       (55)       (128)
from recapture..............................................       0         0          0           0
Capital gain (loss).........................................       0         0          0           0
Cash Distributions to investors:
Source (on GAAP basis)......................................       0
Investment income...........................................       0         0          0           0
Return of capital...........................................       0         0          0           0
Source (on cash basis):
Sales.......................................................       0         0          0           0
Refinancing.................................................       0         0          0           0
Operations..................................................       0         0          0           0
Other.......................................................       0         0          0           0
Amount remaining invested in program properties.............                                    99.56%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      FROM OPENING THROUGH MARCH 31, 2005
                      PUBLIC OFFERINGS CLOSED DURING 2002
               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 42)

                                                                 FOR THE FINANCIAL STATEMENT
                                                                   PERIOD ENDED MARCH 31,
                                                      -------------------------------------------------
                                                         2002         2003         2004         2005
                                                      ----------   ----------   ----------   ----------
Gross Revenues......................................         986      121,043      244,164        8,848
Profit on sale of properties........................           0            0            0            0
Less:
Losses from operating partnerships(1)...............           0     (404,748)  (1,617,204)  (1,150,391)
Operating Expenses(3)...............................    (111,253)    (237,706)    (315,633)    (264,513)
Interest Expense....................................           0            0            0            0
Depreciation(2).....................................           0            0     (113,984)    (115,498)
Net Income--GAAP Basis..............................    (110,267)    (521,411)  (1,802,657)  (1,521,554)
Taxable Income from operations(4)...................           0     (755,961)  (1,771,458)  (1,838,771)
gain on sale........................................           0            0            0            0
Cash generated from operations(6)...................  (1,322,182)   1,306,517      218,107       25,193
Cash generated from sales...........................           0            0            0            0
Cash generated from refinancing.....................           0            0            0            0
Cash generated from operations, sales and
  refinancing.......................................  (1,322,182)   1,306,517      218,107       25,193
Less: Cash distributions to investors
from operating cash flow............................           0            0            0            0
from sales and refinancing..........................           0            0            0            0
from other..........................................           0            0            0            0
Cash generated (deficiency) after cash
  distributions.....................................  (1,322,182)   1,306,517      218,107       25,193
Less: Special items (not including sales and
  refinancing) (identify and quantify)..............           0            0            0            0
Cash generated (deficiency) after cash distributions
  and special items.................................  (1,322,182)   1,306,517      218,107       25,193

                                                            FOR THE TAX PERIOD ENDED
                                                                  DECEMBER 31,
TAX & DISTRIBUTION DATA                           ---------------------------------------------
PER $1,000 INVESTED(7)                                2002            2003            2004
-----------------------                           -------------   -------------   -------------
Federal Income Tax Results
Federal Credit(5)...............................        16              81               95
State Credit....................................         0               0                0
Ordinary Income (loss)..........................       (29)            (64)             (67)
from operations.................................       (29)            (64)             (67)
from recapture..................................         0               0                0
Capital gain (loss).............................         0               0                0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income...............................         0               0                0
Return of capital...............................         0               0                0
Source (on cash basis):
Sales...........................................         0               0                0
Refinancing.....................................         0               0                0
Operations......................................         0               0                0
Other...........................................         0               0                0
Amount remaining invested in program
  properties....................................                                       97.8%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      FROM OPENING THROUGH MARCH 31, 2005
                      PUBLIC OFFERINGS CLOSED DURING 2002
               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 43)

                                                                FOR THE FINANCIAL STATEMENT
                                                                   PERIOD ENDED MARCH 31,
                                                            ------------------------------------
                                                               2003         2004         2005
                                                            ----------   ----------   ----------
Gross Revenues............................................      30,298      332,401       77,015
Profit on sale of properties..............................           0            0            0
Less:
Losses from operating partnerships(1).....................    (304,873)  (2,388,403)  (2,028,092)
Operating Expenses(3).....................................    (215,795)    (474,808)    (378,335)
Interest Expense..........................................           0            0            0
Depreciation(2)...........................................           0     (148,464)    (164,530)
Net Income--GAAP Basis....................................    (490,370)  (2,679,274)  (2,493,942)
Taxable Income from operations(4).........................    (193,688)  (2,339,382)  (2,878,799)
gain on sale..............................................           0            0            0
Cash generated from operations(6).........................  (1,103,274)   1,251,676       34,397
Cash generated from sales.................................           0            0            0
Cash generated from refinancing...........................           0            0            0
Cash generated from operations, sales and refinancing.....  (1,103,274)   1,251,676       34,397
Less: Cash distributions to investors from operating cash
  flow....................................................           0            0            0
from sales and refinancing................................           0            0            0
from other................................................           0            0            0
Cash generated (deficiency) after cash distributions......  (1,103,274)   1,251,676       34,397
Less: Special items (not including sales and refinancing)
  (identify and quantify).................................           0            0            0
Cash generated (deficiency) after cash distributions and
  special items...........................................  (1,103,274)   1,251,676       34,397

                                                            FOR THE TAX PERIOD ENDED
                                                                  DECEMBER 31,
TAX & DISTRIBUTION DATA                           ---------------------------------------------
PER $1,000 INVESTED(7)                                2002            2003            2004
-----------------------                           -------------   -------------   -------------
Federal Income Tax Results
Federal Credit(5)...............................         2              44               86
State Credit....................................         0               0                0
Ordinary Income (loss)..........................        (5)            (65)             (80)
from operations.................................        (5)            (65)             (80)
from recapture..................................         0               0                0
Capital gain (loss).............................         0               0                0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income...............................         0               0                0
Return of capital...............................         0               0                0
Source (on cash basis):
Sales...........................................         0               0                0
Refinancing.....................................         0               0                0
Operations......................................         0               0                0
Other...........................................         0               0                0
Amount remaining invested in program
  properties....................................                                       98.5%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      FROM OPENING THROUGH MARCH 31, 2005
                      PUBLIC OFFERINGS CLOSED DURING 2003
               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 44)

                                                                 FOR THE FINANCIAL STATEMENT
                                                                    PERIOD ENDED MARCH 31,
                                                              ----------------------------------
                                                                2003        2004         2005
                                                              --------   ----------   ----------
Gross Revenues..............................................     1,379      159,792      229,754
Profit on sale of properties................................         0            0
Less:
Losses from operating partnerships(1).......................         0   (1,113,620)    (866,297)
Operating Expenses(3).......................................  (116,399)    (360,833)    (375,509)
Interest Expense............................................         0            0            0
Depreciation(2).............................................         0      (28,115)    (101,629)
Net Income--GAAP Basis......................................  (115,020)  (1,342,776)  (1,113,681)
Taxable Income from operations(4)...........................    (6,086)  (1,449,234)  (1,553,771)
gain on sale................................................         0            0            0
Cash generated from operations(6)...........................   701,819     (902,659)      64,864
Cash generated from sales...................................         0            0            0
Cash generated from refinancing.............................         0            0            0
Cash generated from operations, sales and refinancing.......   701,819     (902,659)      64,864
Less: Cash distributions to investors
from operating cash flow....................................         0            0            0
from sales and refinancing..................................         0            0            0
from other..................................................         0            0            0
Cash generated (deficiency) after cash distributions........   701,819     (902,659)      64,864
Less: Special items (not including sales and refinancing)
  (identify and quantify)...................................         0            0            0
Cash generated (deficiency) after cash distributions and
  special items.............................................   701,819     (902,659)      64,864

                                                               FOR THE TAX PERIOD ENDED
                                                                     DECEMBER 31,
TAX & DISTRIBUTION DATA                                       ---------------------------
PER $1,000 INVESTED(7)                                            2003           2004
-----------------------                                       ------------   ------------
Federal Income Tax Results
Federal Credit(5)...........................................       23              67
State Credit................................................        0               0
Ordinary Income (loss)......................................      (54)            (61)
from operations.............................................      (54)            (61)
from recapture..............................................        0               0
Capital gain (loss).........................................        0               0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income...........................................        0               0
Return of capital...........................................        0               0
Source (on cash basis):
Sales.......................................................        0               0
Refinancing.................................................        0               0
Operations..................................................        0               0
Other.......................................................        0               0
Amount remaining invested in program properties.............                       98%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      FROM OPENING THROUGH MARCH 31, 2005
                      PUBLIC OFFERINGS CLOSED DURING 2003
               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 45)

                                                                 FOR THE FINANCIAL
                                                                 STATEMENT PERIOD
                                                                  ENDED MARCH 31,
                                                              -----------------------
                                                                 2004         2005
                                                              ----------   ----------
Gross Revenues..............................................     188,952      521,517
Profit on sale of properties................................           0            0
Less:
Losses from operating partnerships(1).......................    (258,419)  (1,067,071)
Operating Expenses(3).......................................    (442,793)    (635,881)
Interest Expense............................................           0            0
Depreciation(2).............................................     (32,122)    (133,300)
Net Income--GAAP Basis......................................    (544,382)  (1,314,735)
Taxable Income from operations(4)...........................    (944,267)  (1,192,433)
gain on sale................................................           0            0
Cash generated from operations(6)...........................  (1,268,112)     532,093
Cash generated from sales...................................           0            0
Cash generated from refinancing.............................           0            0
Cash generated from operations, sales and refinancing.......  (1,268,112)     532,093
Less: Cash distributions to investors from operating cash
  flow......................................................           0            0
from sales and refinancing..................................           0            0
from other..................................................           0            0
Cash generated (deficiency) after cash distributions........  (1,268,112)     532,093
Less: Special items (not including sales and refinancing)
  (identify and quantify)...................................           0            0
Cash generated (deficiency) after cash distributions and
  special items.............................................  (1,268,112)     532,093

                                                                  FOR THE TAX
                                                                 PERIOD ENDED
                                                                 DECEMBER 31,
                                                              -------------------
TAX & DISTRIBUTION DATA PER $1,000 INVESTED(7)                  2003       2004
----------------------------------------------                --------   --------
Federal Income Tax Results
Federal Credit(5)...........................................      9          55
State Credit................................................      0           0
Ordinary Income (loss)......................................    (24)        (34)
from operations.............................................    (24)        (34)
from recapture..............................................      0           0
Capital gain (loss).........................................      0           0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income...........................................      0           0
Return of capital...........................................      0           0
Source (on cash basis):
Sales.......................................................      0           0
Refinancing.................................................      0           0
Operations..................................................      0           0
Other.......................................................      0           0
Amount remaining invested in program properties.............               98.6%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      FROM OPENING THROUGH MARCH 31, 2005
                      PUBLIC OFFERINGS CLOSED DURING 2003
               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 46)

                                                                FOR THE FINANCIAL
                                                                STATEMENT PERIOD
                                                                 ENDED MARCH 31,
                                                              ---------------------
                                                                2004        2005
                                                              --------   ----------
Gross Revenues..............................................    63,499      254,425
Profit on sale of properties................................         0            0
Less:
Losses from operating partnerships(1).......................   (81,632)    (385,946)
Operating Expenses(3).......................................  (184,356)    (392,684)
Interest Expense............................................         0            0
Depreciation(2).............................................    (3,812)    (100,878)
Net Income--GAAP Basis......................................  (206,301)    (625,083)
Taxable Income from operations(4)...........................   (28,992)  (1,116,282)
gain on sale................................................         0            0
Cash generated from operations(6)...........................  (119,134)     (70,876)
Cash generated from sales...................................         0            0
Cash generated from refinancing.............................         0            0
Cash generated from operations, sales and refinancing.......  (119,134)     (70,876)
Less: Cash distributions to investors from operating cash
  flow......................................................         0            0
from sales and refinancing..................................         0            0
from other..................................................         0            0
Cash generated (deficiency) after cash distributions........  (119,134)     (70,876)
Less: Special items (not including sales and refinancing)
  (identify and quantify)...................................         0            0
Cash generated (deficiency) after cash distributions and
  special items.............................................  (119,134)     (70,876)

                                                                  FOR THE TAX
                                                                 PERIOD ENDED
                                                                 DECEMBER 31,
                                                              -------------------
TAX & DISTRIBUTION DATA PER $1,000 INVESTED(7)                  2003       2004
----------------------------------------------                --------   --------
Federal Income Tax Results
Federal Credit(5)...........................................      0         24
State Credit................................................      0          0
Ordinary Income (loss)......................................     (1)       (41)
from operations.............................................     (1)       (41)
from recapture..............................................      0          0
Capital gain (loss).........................................      0          0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income...........................................      0          0
Return of capital...........................................      0          0
Source (on cash basis):
Sales.......................................................      0          0
Refinancing.................................................      0          0
Operations..................................................      0          0
Other.......................................................      0          0
Amount remaining invested in program properties.............               100%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      FROM OPENING THROUGH MARCH 31, 2005
                      PUBLIC OFFERINGS CLOSED DURING 2004
               BOSTON CAPITAL TAX CREDIT FUND V L.P. (SERIES 47)

                                                                 FOR THE FINANCIAL
                                                                 STATEMENT PERIOD
                                                                  ENDED MARCH 31,
                                                              -----------------------
                                                                 2004         2005
                                                              ----------   ----------
Gross Revenues..............................................       3,814      207,493
Profit on sale of properties................................           0            0
Less:
Losses from operating partnerships(1).......................           0     (992,975)
Operating Expenses(3).......................................     (26,315)    (677,933)
Interest Expense............................................           0            0
Depreciation(2).............................................           0      (51,236)
Net Income--GAAP Basis......................................     (22,501)  (1,514,651)
Taxable Income from operations(4)...........................         N/A   (1,061,479)
gain on sale................................................           0            0
Cash generated from operations(6)...........................  (4,075,224)   3,765,363
Cash generated from sales...................................           0            0
Cash generated from refinancing.............................           0            0
Cash generated from operations, sales and refinancing.......  (4,075,224)   3,765,363
Less: Cash distributions to investors
from operating cash flow....................................           0            0
from sales and refinancing..................................           0            0
from other..................................................           0            0
Cash generated (deficiency) after cash distributions........  (4,075,224)   3,765,363
Less: Special items (not including sales and refinancing)
  (identify and quantify)...................................           0            0
Cash generated (deficiency) after cash distributions and
  special items.............................................  (4,075,224)   3,765,363

                                                              FOR THE TAX PERIOD ENDED
                                                                    DECEMBER 31,
TAX & DISTRIBUTION DATA PER $1,000 INVESTED(7)                          2004
----------------------------------------------                ------------------------
Federal Income Tax Results
Federal Credit(5)...........................................              9
State Credit................................................              0
Ordinary Income (loss)......................................            (31)
from operations.............................................            (31)
from recapture..............................................              0
Capital gain (loss).........................................              0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income...........................................              0
Return of capital...........................................              0
Source (on cash basis):
Sales.......................................................              0
Refinancing.................................................              0
Operations..................................................              0
Other.......................................................              0
Amount remaining invested in program properties.............            100%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      FROM OPENING THROUGH MARCH 31, 2005
                      PUBLIC OFFERINGS CLOSED DURING 2004
               BOSTON CAPITAL TAX CREDIT FUND V L.P. (SERIES 48)

                                                                 FOR THE
                                                                FINANCIAL
                                                                STATEMENT
                                                               PERIOD ENDED
                                                              MARCH 31, 2005
                                                              --------------
Gross Revenues..............................................       92,821
Profit on sale of properties................................            0
Less:
Losses from operating partnerships(1).......................     (213,922)
Operating Expenses(3).......................................     (368,949)
Interest Expense............................................            0
Depreciation(2).............................................      (18,570)
Net Income-GAAP Basis.......................................     (508,620)
Taxable Income from operations(4)...........................     (291,868)
gain on sale................................................            0
Cash generated from operations(6)...........................      (78,440)
Cash generated from sales...................................            0
Cash generated from refinancing.............................            0
Cash generated from operations, sales and refinancing.......      (78,440)
Less: Cash distributions to investors
from operating cash flow....................................            0
from sales and refinancing..................................            0
from other..................................................            0
Cash generated (deficiency) after cash distributions........      (78,440)
Less: Special items (not including sales and refinancing)
  (identify and quantify)...................................            0
Cash generated (deficiency) after cash distributions and
  special items.............................................      (78,440)

                                                              FOR THE TAX PERIOD ENDED
                                                                    DECEMBER 31,
TAX & DISTRIBUTION DATA PER $1,000 INVESTED(7)                          2004
----------------------------------------------                ------------------------
Federal Income Tax Results
Federal Credit(5)...........................................              0
State Credit................................................              0
Ordinary Income (loss)......................................            (13)
from operations.............................................            (13)
from recapture..............................................              0
Capital gain (loss).........................................              0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income...........................................              0
Return of capital...........................................              0
Source (on cash basis):
Sales.......................................................              0
Refinancing.................................................              0
Operations..................................................              0
Other.......................................................              0
Amount remaining invested in program properties.............            100%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      FROM OPENING THROUGH MARCH 31, 2005
                      PUBLIC OFFERINGS CLOSED DURING 2004
               BOSTON CAPITAL TAX CREDIT FUND V L.P. (SERIES 49)

                                                                 FOR THE
                                                                FINANCIAL
                                                                STATEMENT
                                                               PERIOD ENDED
                                                              MARCH 31, 2005
                                                              --------------
Gross Revenues..............................................        62,538
Profit on sale of properties................................             0
Less:
Losses from operating partnerships(1).......................             0
Operating Expenses(3).......................................      (204,155)
Interest Expense............................................             0
Depreciation(2).............................................             0
Net Income-GAAP Basis.......................................      (141,617)
Taxable Income from operations(4)...........................        73,111
gain on sale................................................             0
Cash generated from operations(6)...........................    (3,918,703)
Cash generated from sales...................................             0
Cash generated from refinancing.............................             0
Cash generated from operations, sales and refinancing.......    (3,918,703)
Less: Cash distributions to investors
from operating cash flow....................................             0
from sales and refinancing..................................             0
from other..................................................             0
Cash generated (deficiency) after cash distributions........    (3,918,703)
Less: Special items (not including sales and refinancing)
  (identify and quantify)...................................             0
Cash generated (deficiency) after cash distributions and
  special items.............................................    (3,918,703)

                                                              FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                             DECEMBER 31,
PER $1,000 INVESTED(7)                                                  2004
-----------------------                                       ------------------------
Federal Income Tax Results
Federal Credit(5)...........................................              0
State Credit................................................              0
Ordinary Income (loss)......................................              2
from operations.............................................              2
from recapture..............................................              0
Capital gain (loss).........................................              0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income...........................................              0
Return of capital...........................................              0
Source (on cash basis):
Sales.......................................................              0
Refinancing.................................................              0
Operations..................................................              0
Other.......................................................              0
Amount remaining invested in program properties.............            100%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      FROM OPENING THROUGH MARCH 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2000
               BOSTON CAPITAL CORPORATE TAX CREDIT FUND XV, A LP

                                                          FOR THE FINANCIAL STATEMENT
                                                            PERIOD ENDED MARCH 31,
                                   -------------------------------------------------------------------------
                                     2000        2001         2002         2003         2004         2005
                                   --------   ----------   ----------   ----------   ----------   ----------
Gross Revenues...................       164      254,908      226,841      110,349       50,473       52,669
Profit on sale of properties.....         0            0            0            0            0            0
Less:
Losses from operating
partnerships(1)..................         0   (1,793,955)  (4,338,003)  (3,332,367)  (3,425,488)    (899,450)
Operating Expenses(3)............  (112,719)  (1,408,005)    (449,343)    (398,039)    (386,970)    (895,055)
Interest Expense.................         0            0            0            0            0            0
Depreciation(2)..................    (4,056)    (185,214)    (229,261)    (252,719)    (241,244)    (436,134)
Net Income--GAAP Basis...........  (116,611)  (3,132,266)  (4,789,766)  (3,872,776)  (4,003,229)  (2,177,970)
Taxable Income
from operations(4)...............         0   (2,542,980)  (5,270,561)  (5,900,138)  (6,451,233)  (6,134,686)
gain on sale.....................         0            0            0            0            0            0
Cash generated from
  operations(6)..................    49,967   (3,277,101)    (133,555)    (279,041)    (269,098)    (114,584)
Cash generated from sales........         0            0            0            0            0    2,427,306
Cash generated from
  refinancing....................         0            0            0            0            0            0
Cash generated from operations,
sales and refinancing............    49,967   (3,277,101)    (133,555)    (279,041)    (269,098)   2,312,722
Less: Cash distributions to
  investors
from operating cash flow.........         0            0            0            0            0            0
from sales and refinancing.......         0            0            0            0            0            0
from other.......................         0            0            0            0     (920,000)           0
Cash generated (deficiency) after
  cash distributions.............    49,967   (3,277,101)    (133,555)    (279,041)  (1,189,098)   2,312,722
Less: Special items (not
  including sales and
  refinancing) (identify and
  quantify)......................         0            0            0            0            0            0
Cash generated (deficiency) after
  cash distributions and special
  items..........................    49,967   (3,277,101)    (133,555)    (279,041)  (1,189,098)   2,312,722

                                                                           FOR THE TAX PERIOD ENDED
                                                                                 DECEMBER 31,
                                                             ----------------------------------------------------
TAX & DISTRIBUTION DATA PER $1,000 INVESTED(7)                 2000       2001       2002       2003       2004
----------------------------------------------               --------   --------   --------   --------   --------
Federal Income Tax Results
Federal Credit(5)..........................................     24         73         93           93        91
State Credit...............................................      0          0          0            0         0
Ordinary Income (loss).....................................    (38)       (80)       (89)         (97)      (95)
from operations............................................    (38)       (80)       (89)         (97)      (95)
from recapture.............................................      0          0          0            0         0
Capital gain (loss)........................................      0          0          0            0         0
Cash Distributions to investors:
Source (on GAAP basis):
Investment income..........................................      0          0          0            0         0
Return of capital..........................................      0          0          0      920,000         0
Source (on cash basis):
Sales......................................................      0          0          0            0         0
Refinancing................................................      0          0          0            0         0
Operations.................................................      0          0          0            0         0
Other......................................................      0          0          0            0         0
Amount remaining invested in program properties............                                               96.75%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      FROM OPENING THROUGH MARCH 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2000
                THE CALIFORNIA CORORATE TAX CREDIT FUND IV, A LP

                                                          FOR THE FINANCIAL STATEMENT
                                                            PERIOD ENDED MARCH 31,
                                  ---------------------------------------------------------------------------
                                     2000         2001         2002         2003         2004         2005
                                  ----------   ----------   ----------   ----------   ----------   ----------
Gross Revenues..................       5,212      714,840      525,756        6,399      143,341        3,637
Profit on sale of properties....           0            0            0            0            0            0
Less:
Losses from operating
  partnerships(1)...............      (1,955)    (197,952)  (1,114,318)  (1,043,720)    (915,245)    (906,504)
Operating Expenses(3)...........    (874,189)    (471,565)    (164,677)    (142,726)    (147,622)    (139,570)
Interest Expense................           0            0            0            0            0            0
Depreciation(2).................      (4,199)     (50,386)     (50,385)     (50,386)     (50,386)     (50,386)
Net Income--GAAP Basis..........    (875,131)      (5,063)    (803,624)  (1,230,433)    (969,912)  (1,092,823)
Taxable Income from
  operations(4).................           0   (1,176,366)  (3,045,958)  (2,932,807)  (2,760,519)  (2,860,584)
gain on sale....................           0            0            0            0            0            0
Cash generated from
  operations(6).................  (1,472,091)    (133,442)      72,518      (17,376)     102,449      (11,549)
Cash generated from sales.......           0            0            0            0            0            0
Cash generated from
  refinancing...................           0            0            0            0            0            0
Cash generated from operations,
  sales and refinancing.........  (1,472,091)    (133,442)      72,518      (17,376)     102,449      (11,549)
Less: Cash distributions to
  investors from operating cash
  flow..........................           0            0            0            0            0            0
from sales and refinancing......           0            0            0            0            0            0
from other......................           0     (190,000)    (150,000)           0            0            0
Cash generated (deficiency)
  after cash distributions......  (1,472,091)    (323,442)     (77,482)     (17,376)     102,449      (11,549)
Less: Special items (not
  including sales and
  refinancing) (identify and
  quantify).....................           0            0            0            0            0            0
Cash generated (deficiency)
  after cash distributions and
  special items.................  (1,472,091)    (323,442)     (77,482)     (17,376)     102,449      (11,549)

                                                                          FOR THE TAX PERIOD
                                                                          ENDED DECEMBER 31,
                                                         ----------------------------------------------------
TAX & DISTRIBUTION DATA PER $1,000 INVESTED(7)             2000       2001       2002       2003       2004
----------------------------------------------           --------   --------   --------   --------   --------
Federal Income Tax Results
Federal Credit(5)......................................        1         58        83         83         83
State Credit...........................................        1          1         1          0          0
Ordinary Income (loss).................................      (40)      (113)     (108)      (102)      (106)
from operations........................................      (40)      (113)     (108)      (102)      (106)
from recapture.........................................        0          0         0          0          0
Capital gain (loss)....................................        0          0         0          0          0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income......................................        0          0         0          0          0
Return of capital......................................  190,000    150,000         0          0          0
Source (on cash basis):
Sales..................................................        0          0         0          0          0
Refinancing............................................        0          0         0          0          0
Operations.............................................        0          0         0          0          0
Other..................................................        0          0         0          0          0
Amount remaining invested in program properties........                                               99.21%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      FROM OPENING THROUGH MARCH 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2000
                THE CALIFORNIA CORORATE TAX CREDIT FUND VI, A LP

                                                                FOR THE FINANCIAL STATEMENT
                                                                   PERIOD ENDED MARCH 31,
                                                    ----------------------------------------------------
                                                      2001       2002       2003       2004       2005
                                                    --------   --------   --------   --------   --------
Gross Revenues....................................      949      57,429      2,323      1,949      4,264
Profit on sale of properties......................        0           0          0          0          0
Less:
Losses from operating partnerships(1).............   (4,857)    (63,653)  (256,117)  (307,969)  (315,256)
Operating Expenses(3).............................  (49,257)   (227,899)   (58,081)   (59,741)   (58,158)
Interest Expense..................................        0           0          0          0          0
Depreciation(2)...................................   (2,394)    (24,123)   (35,813)   (35,830)   (17,916)
Net Income--GAAP Basis............................  (55,559)   (258,246)  (347,688)  (401,591)  (387,066)
Taxable Income
from operations(4)................................   (1,672)   (206,420)  (519,398)  (545,201)  (503,644)
gain on sale......................................        0           0          0          0          0
Cash generated from operations(6).................   43,327    (391,070)   (41,439)        46    (87,900)
Cash generated from sales.........................        0           0          0          0          0
Cash generated from refinancing...................        0           0          0          0          0
Cash generated from operations, sales
and refinancing...................................   43,327    (391,070)   (41,439)        46    (87,900)
Less: Cash distributions to investors
from operating cash flow..........................        0           0          0          0          0
from sales and refinancing........................        0           0          0          0          0
from other........................................        0           0          0          0          0
Cash generated (deficiency) after
cash distributions................................   43,327    (391,070)   (41,439)        46    (87,900)
Less: Special items (not including
sales and refinancing)
(identify and quantify)...........................        0           0          0          0          0
Cash generated (deficiency) after cash
  distributions and special items.................   43,327    (391,070)   (41,439)        46    (87,900)

                                                                            FOR THE TAX PERIOD ENDED
                                                                                  DECEMBER 31,
                                                              ----------------------------------------------------
TAX & DISTRIBUTION DATA PER $1,000 INVESTED(7)                  2000       2001       2002       2003       2004
----------------------------------------------                --------   --------   --------   --------   --------
Federal Income Tax Results
Federal Credit(5)...........................................      0         36         84         82          82
State Credit................................................      0          0          0          0           0
Ordinary Income (loss)......................................     (1)       (22)       (54)       (57)        (52)
from operations.............................................     (1)       (22)       (54)       (57)        (52)
from recapture..............................................      0          0          0          0           0
Capital gain (loss).........................................      0          0          0          0           0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income...........................................      0          0          0          0           0
Return of capital...........................................      0          0          0          0           0
Source (on cash basis):
Sales.......................................................      0          0          0          0           0
Refinancing.................................................      0          0          0          0           0
Operations..................................................      0          0          0          0           0
Other.......................................................      0          0          0          0           0
Amount remaining invested in program properties.............                                               99.40%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      FROM OPENING THROUGH MARCH 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2000
                    THE TEXAS CORORATE TAX CREDIT FUND, A LP

                                                          FOR THE FINANCIAL STATEMENT
                                                            PERIOD ENDED MARCH 31,
                                   -------------------------------------------------------------------------
                                     2000        2001         2002         2003         2004         2005
                                   --------   ----------   ----------   ----------   ----------   ----------
Gross Revenues...................         0      446,639       37,289        5,283       72,875       22,581
Profit on sale of properties.....         0            0            0            0            0
Less:
Losses from operating
  partnerships(1)................      (319)    (325,538)  (1,459,489)  (1,272,326)  (1,068,124)  (1,327,587)
Operating Expenses(3)............  (123,803)    (950,749)    (172,784)    (170,971)    (162,586)    (147,565)
Interest Expense.................         0            0            0            0            0            0
Depreciation(2)..................      (753)     (45,474)     (85,851)     (90,110)     (90,110)     (90,110)
Net Income--GAAP Basis...........  (124,875)    (875,122)  (1,680,835)  (1,528,124)  (1,247,945)  (1,542,681)
Taxable Income from
  operations(4)..................         0     (900,264)  (3,779,740)  (3,875,724)  (3,187,272)  (3,173,542)
gain on sale.....................         0            0            0            0            0            0
Cash generated from
  operations(6)..................  (280,708)    (327,117)    (945,052)    (153,265)     (48,865)     (36,376)
Cash generated from sales........         0            0            0            0            0            0
Cash generated from
  refinancing....................         0            0            0            0            0            0
Cash generated from operations,
  sales and refinancing..........  (280,708)    (327,117)    (945,052)    (153,265)     (48,865)     (36,376)
Less: Cash distributions to
  investors from operating cash
  flow...........................         0            0            0            0            0            0
from sales and refinancing.......         0            0            0            0            0            0
from other.......................         0            0            0            0            0            0
Cash generated (deficiency) after
  cash distributions.............  (280,708)    (327,117)    (945,052)    (153,265)     (48,865)     (36,376)
Less: Special items (not
  including sales and
  refinancing) (identify and
  quantify)......................         0            0            0            0            0            0
Cash generated (deficiency) after
  cash distributions and special
  items..........................  (280,708)    (327,117)    (945,052)    (153,265)     (48,865)     (36,376)

                                                                           FOR THE TAX PERIOD ENDED
                                                                                 DECEMBER 31,
                                                             ----------------------------------------------------
TAX & DISTRIBUTION DATA PER $1,000 INVESTED(7)                 2000       2001       2002       2003       2004
----------------------------------------------               --------   --------   --------   --------   --------
Federal Income Tax Results
Federal Credit(5)..........................................       0         57         84         86         86
State Credit...............................................       0          0          0          0          0
Ordinary Income (loss).....................................     (30)      (126)      (130)      (107)      (106)
from operations............................................     (30)      (126)      (130)      (107)      (106)
from recapture.............................................       0          0          0          0          0
Capital gain (loss)........................................       0          0          0          0          0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income..........................................       0          0          0          0          0
Return of capital..........................................       0          0          0          0          0
Source (on cash basis):
Sales......................................................       0          0          0          0          0
Refinancing................................................       0          0          0          0          0
Operations.................................................       0          0          0          0          0
Other......................................................       0          0          0          0          0
Amount remaining invested in program properties............                                               99.48%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      FROM OPENING THROUGH MARCH 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2000
                   THE GEORGIA CORORATE TAX CREDIT FUND, A LP

                                                             FOR THE FINANCIAL STATEMENT
                                                                PERIOD ENDED MARCH 31,
                                            --------------------------------------------------------------
                                               2001         2002         2003         2004         2005
                                            ----------   ----------   ----------   ----------   ----------
Gross Revenues............................      24,180      152,434       52,703       32,022       31,588
Profit on sale of properties..............           0            0            0            0            0
Less:
Losses from operating partnerships(1).....     (77,768)  (1,644,209)  (1,482,141)    (945,917)    (953,902)
Operating Expenses(3).....................    (813,177)    (214,768)    (225,920)    (148,181)    (195,646)
Interest Expense..........................           0            0            0            0            0
Depreciation(2)...........................     (35,974)     (96,149)    (115,438)    (126,242)    (126,241)
Net Income--GAAP Basis....................    (902,739)  (1,802,692)  (1,770,796)  (1,188,318)  (1,244,201)
Taxable Income from operations(4).........    (920,404)  (4,106,056)  (5,301,064)  (4,390,696)  (4,188,116)
gain on sale..............................           0            0            0            0            0
Cash generated from operations(6).........  (1,551,499)     (55,734)     (25,284)      56,694       56,102
Cash generated from sales.................           0            0            0            0            0
Cash generated from refinancing...........           0            0            0            0            0
Cash generated from operations, sales
and refinancing...........................  (1,551,499)     (55,734)     (25,284)      56,694       56,102
Less: Cash distributions to investors
from operating cash flow..................           0            0            0            0            0
from sales and refinancing................           0            0            0            0            0
from other................................           0            0     (241,732)    (800,000)           0
Cash generated (deficiency) after cash
  distributions...........................  (1,551,499)     (55,734)    (267,016)    (743,306)      56,102
Less: Special items (not including sales
  and refinancing)
(identify and quantify)...................           0            0            0            0            0
Cash generated (deficiency) after cash
  distributions and special items.........  (1,551,499)     (55,734)    (267,016)    (743,306)      56,102

                                                                      FOR THE TAX PERIOD ENDED
                                                                            DECEMBER 31,
                                                        ----------------------------------------------------
TAX & DISTRIBUTION DATA PER $1,000 INVESTED(7)            2000       2001       2002       2003       2004
----------------------------------------------          --------   --------   --------   --------   --------
Federal Income Tax Results
Federal Credit(5).....................................       0         11          50         57        57
State Credit..........................................       0          1          65         87        87
Ordinary Income (loss)................................     (17)      (118)       (152)      (126)     (120)
from operations.......................................     (17)      (118)       (152)      (126)     (120)
from recapture........................................       0          0           0          0         0
Capital gain (loss)...................................       0          0           0          0         0
Cash Distributions to investors:
Source (on GAAP basis)................................       0
Investment income.....................................       0          0           0          0         0
Return of capital.....................................       0          0     241,732    800,000         0
Source (on cash basis):
Sales.................................................       0          0           0          0         0
Refinancing...........................................       0          0           0          0         0
Operations............................................       0          0           0          0         0
Other.................................................       0          0           0          0         0
Amount remaining invested in program properties.......                                               96.23%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      FROM OPENING THROUGH MARCH 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2000
                 DIRECT PLACEMENT OFFERINGS CLOSED DURING 2000

                                                          FOR THE FINANCIAL STATEMENT
                                                            PERIOD ENDED MARCH 31,
                                   -------------------------------------------------------------------------
                                     2000        2001         2002         2003         2004         2005
                                   --------   ----------   ----------   ----------   ----------   ----------
Gross Revenues...................        40       25,202      129,837       92,643       86,311      178,338
Profit on sale of properties.....         0            0            0            0            0            0
Less:
Losses from operating
  partnerships(1)................         0     (126,312)    (951,964)  (4,911,624)  (4,882,837)  (4,864,013)
Operating Expenses(3)............   (45,238)    (543,787)    (792,466)  (1,075,289)  (1,055,379)  (1,873,649)
Interest Expense.................         0            0            0            0            0            0
Depreciation(2)..................    (1,415)     (61,725)    (238,610)    (344,858)    (429,148)    (477,501)
Net Income--GAAP Basis...........   (46,613)    (706,622)  (1,853,203)  (6,239,128)  (6,281,053)  (7,036,825)
Taxable Income from
  operations(4)..................         0     (331,449)  (1,653,483)  (6,343,762)  (7,963,564)  (7,798,033)
gain on sale.....................         0            0            0            0            0            0
Cash generated from
  operations(6)..................  (145,733)  (1,456,099)  (1,622,442)  (1,488,972)    (127,225)  (1,320,401)
Cash generated from sales........         0            0            0            0            0            0
Cash generated from
  refinancing....................         0            0            0            0            0            0
Cash generated from operations,
  sales and refinancing..........  (145,733)  (1,456,099)  (1,622,442)  (1,488,972)    (127,225)  (1,320,401)
Less: Cash distributions to
  investors from operating cash
  flow...........................         0            0            0            0            0            0
from sales and refinancing.......         0            0            0            0            0            0
from other.......................         0            0            0     (242,407)     (35,383)           0
Cash generated (deficiency) after
  cash distributions.............  (145,733)  (1,456,099)  (1,622,442)  (1,731,379)    (162,608)  (1,320,401)
Less: Special items (not
  including sales and
  refinancing)
(identify and quantify)..........         0            0            0            0            0            0
Cash generated (deficiency) after
  cash distributions and special
  items..........................  (145,733)  (1,456,099)  (1,622,442)  (1,731,379)    (162,608)  (1,320,401)

                                                                      FOR THE TAX PERIOD ENDED
                                                                            DECEMBER 31,
TAX & DISTRIBUTION DATA                                 ----------------------------------------------------
PER $1,000 INVESTED(7)                                    2000       2001       2002       2003       2004
-----------------------                                 --------   --------   --------   --------   --------
Federal Income Tax Results
Federal Credit(5).....................................       2        24           54        131        83
State Credit..........................................       0         0           13         10        10
Ordinary Income (loss)................................     (10)      (27)         (58)       (55)      (52)
from operations.......................................     (10)      (27)         (58)       (55)      (52)
from recapture........................................       0         0            0          0         0
Capital gain (loss)...................................       0         0            0          0         0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income.....................................       0         0            0          0         0
Return of capital.....................................       0         0      242,407    118,489         0
Source (on cash basis):
Sales.................................................       0         0            0          0         0
Refinancing...........................................       0         0            0          0         0
Operations............................................       0         0            0          0         0
Other.................................................       0         0            0          0         0
Amount remaining invested in program properties.......                                               99.48%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      FROM OPENING THROUGH MARCH 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2001
               BOSTON CAPITAL CORPORATE TAX CREDIT FUND XVI, A LP


                                                              FOR THE FINANCIAL STATEMENT
                                                                PERIOD ENDED MARCH 31,
                                             -------------------------------------------------------------
                                               2001        2002         2003         2004         2005
                                             --------   ----------   ----------   ----------   -----------
Gross Revenues.............................         0      150,951      380,080       72,942        64,280
Profit on sale of properties...............         0            0            0            0             0
Less:
Losses from operating partnerships(1)......         0     (488,361)  (3,762,301)  (3,232,759)   (3,593,874)
Operating Expenses(3)......................  (138,744)  (1,224,698)    (438,638)    (449,838)     (353,775)
Interest Expense...........................         0            0            0            0             0
Depreciation(2)............................    (3,329)    (162,640)    (202,215)    (204,546)     (204,547)
Net Income--GAAP Basis.....................  (142,073)  (1,724,748)  (4,023,074)  (3,814,201)   (4,087,916)
Taxable Income from operations(4)..........         0   (1,476,867)  (5,886,972)  (6,924,141)   (6,059,941)
gain on sale...............................         0            0            0            0             0
Cash generated from operations(6)..........  (518,583)  (2,329,774)     599,378     (498,750)     (432,831)
Cash generated from sales..................         0            0            0            0             0
Cash generated from refinancing............         0            0            0            0             0
Cash generated from operations, sales and
  refinancing..............................  (518,583)  (2,329,774)     599,378     (498,750)     (432,831)
Less: Cash distributions to investors from
  operating cash flow......................         0            0            0            0             0
from sales and refinancing.................         0            0            0            0             0
from other.................................         0            0     (147,151)    (123,455)      (67,968)
Cash generated (deficiency) after cash
  distributions............................  (518,583)  (2,329,774)     452,227     (622,205)     (500,799)
Less: Special items (not including sales
  and refinancing) (identify and
  quantify)................................         0            0            0            0             0
Cash generated (deficiency) after cash
  distributions and special items..........  (518,583)  (2,329,774)     452,227     (622,205)     (500,799)

                                                                      FOR THE TAX PERIOD ENDED
                                                                            DECEMBER 31,
TAX & DISTRIBUTION DATA                                       -----------------------------------------
PER $1,000 INVESTED(7)                                          2001       2002       2003       2004
-----------------------                                       --------   --------   --------   --------
Federal Income Tax Results
Federal Credit(5)...........................................       8          47        83          89
State Credit................................................       0           0         0           0
Ordinary Income (loss)......................................     (23)        (91)     (106)        (93)
from operations.............................................     (23)        (91)     (106)        (93)
from recapture..............................................       0           0         0           0
Capital gain (loss).........................................       0           0         0           0
Cash Distributions to investors:
Source (on GAAP basis):
Investment income...........................................       0           0         0           0
Return of capital...........................................       0     147,151         0     123,455
Source (on cash basis):
Sales.......................................................       0           0         0           0
Refinancing.................................................       0           0         0           0
Operations..................................................       0           0         0           0
Other.......................................................       0           0         0           0
Amount remaining invested in program properties.............                                     98.78%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      FROM OPENING THROUGH MARCH 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2001
              BOSTON CAPITAL CORPORATE TAX CREDIT FUND XVII, A LP

                                                                 FOR THE FINANCIAL STATEMENT
                                                                   PERIOD ENDED MARCH 31,
                                                      -------------------------------------------------
                                                         2002         2003         2004         2005
                                                      ----------   ----------   ----------   ----------
Gross Revenues......................................       6,835      188,818       91,719      111,624
Profit on sale of properties........................           0            0            0            0
Less:
Losses from operating partnerships(1)...............     (64,176)  (1,885,256)  (3,441,219)  (2,974,825)
Operating Expenses(3)...............................    (450,876)    (689,019)    (336,865)    (272,255)
Interest Expense....................................           0            0            0            0
Depreciation(2).....................................     (27,110)    (169,500)    (167,120)    (167,152)
Net Income--GAAP Basis..............................    (535,327)  (2,554,957)  (3,853,485)  (3,302,608)
Taxable Income from operations(4)...................     (99,027)  (3,763,282)  (4,841,234)  (5,433,021)
gain on sale........................................           0            0            0            0
Cash generated from operations(6)...................  (1,416,294)  (1,136,789)    (209,145)    (208,119)
Cash generated from sales...........................           0            0            0            0
Cash generated from refinancing.....................           0            0            0            0
Cash generated from operations, sales and
  refinancing.......................................  (1,416,294)  (1,136,789)    (209,145)    (208,119)
Less: Cash distributions to investors from operating
  cash flow.........................................           0            0            0            0
from sales and refinancing..........................           0            0            0            0
from other..........................................           0            0      (75,256)           0
Cash generated (deficiency) after cash
  distributions.....................................  (1,416,294)  (1,136,789)    (284,401)    (208,119)
Less: Special items (not including sales and
  refinancing) (identify and quantify)..............           0            0            0            0
Cash generated (deficiency) after cash
distributions and special items.....................  (1,416,294)  (1,136,789)    (284,401)    (208,119)

                                                                      FOR THE TAX PERIOD ENDED
                                                                            DECEMBER 31,
TAX & DISTRIBUTION DATA                                       -----------------------------------------
PER $1,000 INVESTED(7)                                          2001       2002       2003       2004
-----------------------                                       --------   --------   --------   --------
Federal Income Tax Results
Federal Credit(5)...........................................       1        13           69        89
State Credit................................................       0         0            0         0
Ordinary Income (loss)......................................     (16)      (67)         (93)     (104)
from operations.............................................     (16)      (67)         (93)     (104)
from recapture..............................................       0         0            0         0
Capital gain (loss).........................................       0         0            0         0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income...........................................       0         0            0         0
Return of capital...........................................       0         0       75,256         0
Source (on cash basis):
Sales.......................................................       0         0            0         0
Refinancing.................................................       0         0            0         0
Operations..................................................       0         0            0         0
Other.......................................................       0         0            0         0
Amount remaining invested in program properties.............                                    98.11%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      FROM OPENING THROUGH MARCH 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2001
                THE CALIFORNIA CORORATE TAX CREDIT FUND V, A LP

                                                               FOR THE FINANCIAL STATEMENT
                                                                  PERIOD ENDED MARCH 31,
                                                 --------------------------------------------------------
                                                   2001        2002         2003        2004       2005
                                                 --------   ----------   ----------   --------   --------
Gross Revenues.................................        0        69,655       65,142        957      1,446
Profit on sale of properties...................        0             0            0          0          0
Less:
Losses from operating partnerships(1)..........        0      (915,470)    (922,292)  (810,080)  (864,497)
Operating Expenses(3)..........................  (13,046)     (127,188)     (93,715)  (102,981)  (103,648)
Interest Expense...............................        0             0            0          0          0
Depreciation(2)................................     (784)      (14,088)     (20,452)   (20,452)    (5,939)
Net Income--GAAP Basis.........................  (13,830)     (987,091)    (971,317)  (932,556)  (972,638)
Taxable Income
from operations(4).............................        0      (498,834)  (1,442,326)  (878,385)  (909,135)
gain on sale...................................        0             0            0          0          0
Cash generated from operations(6)..............  (65,414)      (79,160)      (7,416)   (55,727)   (33,875)
Cash generated from sales......................        0             0            0          0          0
Cash generated from refinancing................        0             0            0          0          0
Cash generated from operations, sales and
  refinancing..................................  (65,414)      (79,160)      (7,416)   (55,727)   (33,875)
Less: Cash distributions to investors
from operating cash flow.......................        0             0            0          0          0
from sales and refinancing.....................        0             0            0          0          0
from other.....................................        0             0     (268,284)         0          0
Cash generated (deficiency) after cash
  distributions................................  (65,414)      (79,160)    (275,700)   (55,727)   (33,875)
Less: Special items (not including
sales and refinancing)
(identify and quantify)........................        0             0            0          0          0
Cash generated (deficiency) after cash
distributions and special items................  (65,414)      (79,160)    (275,700)   (55,727)   (33,875)

                                                                      FOR THE TAX PERIOD ENDED
                                                                            DECEMBER 31,
TAX & DISTRIBUTION DATA                                       -----------------------------------------
PER $1,000 INVESTED(7)                                          2001       2002       2003       2004
-----------------------                                       --------   --------   --------   --------
Federal Income Tax Results
Federal Credit(5)...........................................      27          65       66          66
State Credit................................................      70          81       75           5
Ordinary Income (loss)......................................     (28)        (79)     (48)        (50)
from operations.............................................     (28)        (79)     (48)        (50)
from recapture..............................................       0           0        0           0
Capital gain (loss).........................................       0           0        0           0
Cash Distributions to investors:
Source (on GAAP basis)......................................       0
Investment income...........................................       0           0        0           0
Return of capital...........................................       0     268,284        0           0
Source (on cash basis):
Sales.......................................................       0           0        0           0
Refinancing.................................................       0           0        0           0
Operations..................................................       0           0        0           0
Other.......................................................       0           0        0           0
Amount remaining invested in program properties.............                                    98.60%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      FROM OPENING THROUGH MARCH 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2001
                 THE GEORGIA CORPORATE TAX CREDIT FUND II, A LP

                                                                 FOR THE FINANCIAL STATEMENT
                                                                   PERIOD ENDED MARCH 31,
                                                       -----------------------------------------------
                                                         2002        2003         2004         2005
                                                       --------   ----------   ----------   ----------
Gross Revenues.......................................     1,167        5,780        9,648       28,304
Profit on sale of properties.........................         0            0            0            0
Less:
Losses from operating partnerships(1)................         0   (1,233,869)  (3,146,168)  (1,448,246)
Operating Expenses(3)................................  (122,105)    (578,368)    (173,580)    (100,848)
Interest Expense.....................................         0            0            0            0
Depreciation(2)......................................    (9,784)     (72,161)    (101,047)    (101,047)
Net Income--GAAP Basis...............................  (130,722)  (1,878,618)  (3,411,147)  (1,621,837)
Taxable Income
from operations(4)...................................   (15,786)  (1,359,982)  (3,264,693)  (2,025,248)
gain on sale.........................................         0            0            0            0
Cash generated from operations(6)....................  (161,016)  (1,209,307)    (172,155)    (102,628)
Cash generated from sales............................         0            0            0            0
Cash generated from refinancing......................         0            0            0            0
Cash generated from operations, sales and
  refinancing........................................  (161,016)  (1,209,307)    (172,155)    (102,628)
Less: Cash distributions to investors
from operating cash flow.............................         0            0            0            0
from sales and refinancing...........................         0            0            0            0
from other...........................................         0     (228,237)           0            0
Cash generated (deficiency) after cash
  distributions......................................  (161,016)  (1,437,544)    (172,155)    (102,628)
Less: Special items (not including sales and
  refinancing) (identify and quantify)...............         0            0            0            0
Cash generated (deficiency) after cash distributions
  and special items..................................  (161,016)  (1,437,544)    (172,155)    (102,628)

                                                                      FOR THE TAX PERIOD ENDED
                                                                            DECEMBER 31,
TAX & DISTRIBUTION DATA                                       -----------------------------------------
PER $1,000 INVESTED(7)                                          2001       2002       2003       2004
-----------------------                                       --------   --------   --------   --------
Federal Income Tax Results
Federal Credit(5)...........................................       0           2        38         49
State Credit................................................       0          18        67         94
Ordinary Income (loss)......................................      (3)        (34)     (119)       (74)
from operations.............................................      (3)        (34)     (119)       (74)
from recapture..............................................       0           0         0          0
Capital gain (loss).........................................       0           0         0          0
Cash Distributions to investors:
Source (on GAAP basis)......................................       0
Investment income...........................................       0           0         0          0
Return of capital...........................................       0     228,237         0          0
Source (on cash basis):
Sales.......................................................       0           0         0          0
Refinancing.................................................       0           0         0          0
Operations..................................................       0           0         0          0
Other.......................................................       0           0         0          0
Amount remaining invested in program properties.............                                    98.73%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      FROM OPENING THROUGH MARCH 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2001
          BOSTON CAPITAL MID-ATLANTIC CORPORATE TAX CREDIT FUND, A LP

                                                                 FOR THE FINANCIAL STATEMENT
                                                                   PERIOD ENDED MARCH 31,
                                                       -----------------------------------------------
                                                         2002        2003         2004         2005
                                                       --------   ----------   ----------   ----------
Gross Revenues.......................................     4,260       57,622        5,578        1,869
Profit on sale of properties.........................         0            0            0            0
Less:
Losses from operating partnerships(1)................   (22,157)  (1,694,104)    (940,252)    (936,801)
Operating Expenses(3)................................  (227,874)     (73,508)     (71,497)     (53,168)
Interest Expense.....................................         0            0            0            0
Depreciation(2)......................................   (30,767)     (43,969)     (43,002)     (43,002)
Net Income--GAAP Basis...............................  (276,538)  (1,753,959)  (1,049,173)  (1,031,102)
Taxable Income
from operations(4)...................................   (73,832)  (1,744,113)  (1,503,979)  (1,390,018)
gain on sale.........................................         0            0            0            0
Cash generated from operations(6)....................  (863,771)     (30,451)     310,264       11,794
Cash generated from sales............................         0            0            0            0
Cash generated from refinancing......................         0            0            0            0
Cash generated from operations, sales and
  refinancing........................................  (863,771)     (30,451)     310,264       11,794
Less: Cash distributions to investors
from operating cash flow.............................         0            0            0            0
from sales and refinancing...........................         0            0            0            0
from other...........................................         0   (1,664,008)           0      (85,118)
Cash generated (deficiency) after cash
  distributions......................................  (863,771)  (1,694,459)     310,264      (73,324)
Less: Special items (not including sales and
  refinancing) (identify and quantify)...............         0            0            0            0
Cash generated (deficiency) after cash distributions
  and special items..................................  (863,771)  (1,694,459)     310,264      (73,324)

                                                                       FOR THE TAX PERIOD ENDED
                                                                             DECEMBER 31,
TAX & DISTRIBUTION DATA                                       ------------------------------------------
PER $1,000 INVESTED(7)                                          2001       2002        2003       2004
-----------------------                                       --------   ---------   --------   --------
Federal Income Tax Results
Federal Credit(5)...........................................       0            50       90          90
State Credit................................................       0             0        0           0
Ordinary Income (loss)......................................      (5)         (139)    (120)       (111)
from operations.............................................      (5)         (139)    (120)       (111)
from recapture..............................................       0             0        0           0
Capital gain (loss).........................................       0             0        0           0
Cash Distributions to investors:
Source (on GAAP basis)......................................       0
Investment income...........................................       0             0        0           0
Return of capital...........................................       0     1,835,678        0      85,118
Source (on cash basis):
Sales.......................................................       0             0        0           0
Refinancing.................................................       0             0        0           0
Operations..................................................       0             0        0           0
Other.......................................................       0             0        0           0
Amount remaining invested in program properties.............                                      98.72%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      FROM OPENING THROUGH MARCH 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2001
                 DIRECT PLACEMENT OFFERINGS CLOSED DURING 2001

                                                             FOR THE FINANCIAL STATEMENT
                                                                PERIOD ENDED MARCH 31,
                                             ------------------------------------------------------------
                                               2001        2002         2003         2004         2005
                                             --------   ----------   ----------   ----------   ----------
Gross Revenues.............................       565       49,231       75,629       71,614       17,599
Profit on sale of properties...............         0            0            0            0            0
Less:
Losses from operating partnerships(1)......         0      (49,647)    (646,592)  (1,022,687)  (1,410,292)
Operating Expenses(3)......................  (160,709)     (99,719)    (340,885)    (172,157)    (132,084)
Interest Expense...........................         0            0            0            0            0
Depreciation(2)............................    (2,730)     (35,533)     (65,135)     (71,690)     (71,677)
Net Income--GAAP Basis.....................  (162,874)    (135,668)    (976,983)  (1,194,920)  (1,596,454)
Taxable Income
from operations(4).........................         0     (414,305)  (1,634,174)  (2,152,171)  (1,852,839)
gain on sale...............................         0            0            0            0            0
Cash generated from operations(6)..........  (351,600)    (138,393)    (523,623)     (23,088)     (37,913)
Cash generated from sales..................         0            0            0            0            0
Cash generated from refinancing............         0            0            0            0            0
Cash generated from operations, sales and
  refinancing..............................  (351,600)    (138,393)    (523,623)     (23,088)     (37,913)
Less: Cash distributions to investors
from operating cash flow...................         0            0            0            0            0
from sales and refinancing.................         0            0            0            0            0
from other.................................         0            0            0            0     (122,462)
Cash generated (deficiency) after cash
  distributions............................  (351,600)    (138,393)    (523,623)     (23,088)    (160,375)
Less: Special items (not including sales
and refinancing) (identify and quantify)...         0            0            0            0            0
Cash generated (deficiency) after cash
  distributions and special items..........  (351,600)    (138,393)    (523,623)     (23,088)    (160,375)

                                                                      FOR THE TAX PERIOD ENDED
                                                                            DECEMBER 31,
TAX & DISTRIBUTION DATA                                       -----------------------------------------
PER $1,000 INVESTED(7)                                          2001       2002       2003       2004
-----------------------                                       --------   --------   --------   --------
Federal Income Tax Results
Federal Credit(5)...........................................      12        75         55           84
State Credit................................................       0         0          0            0
Ordinary Income (loss)......................................     (32)      (71)       (99)         (81)
from operations.............................................     (32)      (71)       (99)         (81)
from recapture..............................................       0         0          0            0
Capital gain (loss).........................................       0         0          0            0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income...........................................       0         0          0            0
Return of capital...........................................       0         0          0      122,462
Source (on cash basis):
Sales.......................................................       0         0          0            0
Refinancing.................................................       0         0          0            0
Operations..................................................       0         0          0            0
Other.......................................................       0         0          0            0
Amount remaining invested in program properties.............                                     99.09%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      FROM OPENING THROUGH MARCH 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2002
              BOSTON CAPITAL CORPORATE TAX CREDIT FUND XVIII, A LP

                                                                     FOR THE FINANCIAL
                                                                     STATEMENT PERIOD
                                                                      ENDED MARCH 31,
                                                           -------------------------------------
                                                              2003         2004         2005
                                                           ----------   ----------   -----------
Gross Revenues...........................................     120,918      610,441       202,579
Profit on sale of properties.............................           0            0             0
Less:
Losses from operating partnerships(1)....................    (380,830)  (4,603,196)   (6,523,104)
Operating Expenses(3)....................................  (1,009,290)  (1,757,155)     (776,576)
Interest Expense.........................................           0            0             0
Depreciation(2)..........................................     (81,089)    (407,636)     (405,886)
Net Income--GAAP Basis...................................  (1,350,291)  (6,157,546)   (7,502,987)
Taxable Income
from operations(4).......................................    (631,738)  (7,458,357)  (10,425,164)
gain on sale.............................................           0            0             0
Cash generated from operations(6)........................    (288,330)  (4,960,169)     (321,153)
Cash generated from sales................................           0            0             0
Cash generated from refinancing..........................           0            0             0
Cash generated from operations, sales and refinancing....    (288,330)  (4,960,169)     (321,153)
Less: Cash distributions to investors
from operating cash flow.................................           0            0             0
from sales and refinancing...............................           0            0             0
from other...............................................    (372,964)           0      (148,770)
Cash generated (deficiency) after cash distributions.....    (661,294)  (4,960,169)     (469,923)
Less: Special items (not including sales and refinancing)
(identify and quantify)..................................           0            0             0
Cash generated (deficiency) after cash distributions and
  special items..........................................    (661,294)  (4,960,169)     (469,923)

                                                                    FOR THE TAX PERIOD
                                                                    ENDED DECEMBER 31,
TAX & DISTRIBUTION DATA                                       ------------------------------
PER $1,000 INVESTED(7)                                          2002       2003       2004
-----------------------                                       --------   --------   --------
Federal Income Tax Results
Federal Credit(5)...........................................       1          44         75
State Credit................................................       0           0          0
Ordinary Income (loss)......................................      (7)        (59)       (83)
from operations.............................................      (7)        (59)       (83)
from recapture..............................................       0           0          0
Capital gain (loss).........................................       0           0          0
Cash Distributions to investors:
Source (on GAAP basis):
Investment income...........................................       0           0          0
Return of capital...........................................       0     372,964    148,770
Source (on cash basis):
Sales.......................................................       0           0          0
Refinancing.................................................       0           0          0
Operations..................................................       0           0          0
Other.......................................................       0           0          0
Amount remaining invested in program properties.............                          97.56%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      FROM OPENING THROUGH MARCH 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2002
                 DIRECT PLACEMENT OFFERINGS CLOSED DURING 2002


                                                                FOR THE FINANCIAL STATEMENT
                                                                   PERIOD ENDED MARCH 31,
                                                      ------------------------------------------------
                                                        2002        2003         2004         2005
                                                      --------   ----------   ----------   -----------
Gross Revenues......................................       127       13,989       20,902       127,840
Profit on sale of properties........................         0            0            0             0
Less:
Losses from operating partnerships(1)...............         0     (828,043)  (4,181,654)   (8,079,420)
Operating Expenses(3)...............................   (43,466)  (1,007,254)    (752,897)   (1,331,327)
Interest Expense....................................         0            0            0      (505,985)
Depreciation(2).....................................    (3,169)    (110,803)    (178,314)     (264,989)
Net Income--GAAP Basis..............................   (46,508)  (1,932,111)  (5,091,963)  (10,053,881)
Taxable Income
from operations(4)..................................         0   (1,296,288)  (4,880,886)   (9,700,220)
gain on sale........................................         0            0            0             0
Cash generated from operations(6)...................  (208,978)  (2,046,776)    (811,618)   (1,190,867)
Cash generated from sales...........................         0            0            0             0
Cash generated from refinancing.....................         0            0            0             0
Cash generated from operations, sales and
  refinancing.......................................  (208,978)  (2,046,776)    (811,618)   (1,190,867)
Less: Cash distributions to investors
from operating cash flow............................         0            0            0             0
from sales and refinancing..........................         0            0            0             0
from other..........................................         0            0     (144,302)     (166,536)
Cash generated (deficiency) after cash
  distributions.....................................  (208,978)  (2,046,776)    (955,920)   (1,357,403)
Less: Special items (not including sales and
refinancing) (identify and quantify)................         0            0            0             0
Cash generated (deficiency) after cash
distributions and special items.....................  (208,978)  (2,046,776)    (955,920)   (1,357,403)

                                                                    FOR THE TAX PERIOD
                                                                    ENDED DECEMBER 31,
TAX & DISTRIBUTION DATA                                       ------------------------------
PER $1,000 INVESTED(7)                                          2002       2003       2004
-----------------------                                       --------   --------   --------
Federal Income Tax Results
Federal Credit(5)...........................................      10          39         60
State Credit................................................       0           0          4
Ordinary Income (loss)......................................     (27)        (56)       (71)
from operations.............................................     (27)        (56)       (71)
from recapture..............................................       0           0          0
Capital gain (loss).........................................       0           0          0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income...........................................       0           0          0
Return of capital...........................................       0     144,302     98,338
Source (on cash basis):
Sales.......................................................       0           0          0
Refinancing.................................................       0           0          0
Operations..................................................       0           0          0
Other.......................................................       0           0          0
Amount remaining invested in program properties.............                          99.81%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      FROM OPENING THROUGH MARCH 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2003
               BOSTON CAPITAL CORPORATE TAX CREDIT FUND XIX, A LP

                                                                 FOR THE FINANCIAL
                                                                 STATEMENT PERIOD
                                                                  ENDED MARCH 31,
                                                              -----------------------
                                                                 2004         2005
                                                              ----------   ----------
Gross Revenues..............................................       6,484       34,650
Profit on sale of properties................................           0            0
Less:
Losses from operating partnerships(1).......................     (24,658)  (2,886,148)
Operating Expenses(3).......................................  (1,906,760)    (518,422)
Interest Expense............................................           0            0
Depreciation(2).............................................    (124,350)    (327,990)
Net Income--GAAP Basis                                        (2,049,284)  (3,697,910)
Taxable Income from operations(4)...........................    (539,612)  (7,393,682)
gain on sale................................................           0            0
Cash generated from operations(6)...........................  (4,017,260)    (587,781)
Cash generated from sales...................................           0            0
Cash generated from refinancing.............................           0            0
Cash generated from operations, sales
and refinancing.............................................  (4,017,260)    (587,781)
Less: Cash distributions to investors
from operating cash flow....................................           0            0
from sales and refinancing..................................           0            0
from other..................................................           0            0
Cash generated (deficiency) after cash distributions........  (4,017,260)    (587,781)
Less: Special items (not including sales and
refinancing) (identify and quantify)........................           0            0
Cash generated (deficiency) after cash
distributions and special items.............................  (4,017,260)    (587,781)

                                                                  FOR THE TAX
                                                                 PERIOD ENDED
                                                                 DECEMBER 31,
                                                              -------------------
TAX & DISTRIBUTION DATA PER $1,000 INVESTED(7)                  2003       2004
----------------------------------------------                --------   --------
Federal Income Tax Results
Federal Credit(5)...........................................      1          16
State Credit................................................      0           0
Ordinary Income (loss)......................................     (6)        (78)
from operations.............................................     (6)        (78)
from recapture..............................................      0           0
Capital gain (loss).........................................      0           0
Cash Distributions to investors:
Source (on GAAP basis):
Investment income...........................................      0           0
Return of capital...........................................      0           0
Source (on cash basis):
Sales.......................................................      0           0
Refinancing.................................................      0           0
Operations..................................................      0           0
Other.......................................................      0           0
Amount remaining invested in
program properties..........................................              99.87%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      FROM OPENING THROUGH MARCH 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2003
                 DIRECT PLACEMENT OFFERINGS CLOSED DURING 2003

                                                                      FOR THE FINANCIAL
                                                                       STATEMENT PERIOD
                                                                       ENDED MARCH 31,
                                                              ----------------------------------
                                                                2003        2004         2005
                                                              --------   ----------   ----------
Gross Revenues..............................................     1,536       94,859       33,745
Profit on sale of properties................................         0            0            0
Less:
Losses from operating partnerships(1).......................         0     (297,903)  (1,425,280)
Operating Expenses(3).......................................   (76,606)    (523,877)    (402,561)
Interest Expense............................................         0     (319,567)           0
Depreciation(2).............................................    (4,552)    (104,362)    (152,119)
Net Income--GAAP Basis                                         (79,622)  (1,150,850)  (1,946,215)
Taxable Income
from operations(4)..........................................         0     (867,081)  (3,291,915)
gain on sale................................................         0            0            0
Cash generated from operations(6)...........................  (423,269)  (1,066,403)    (548,210)
Cash generated from sales...................................         0            0            0
Cash generated from refinancing.............................         0            0            0
Cash generated from operations, sales and refinancing.......  (423,269)  (1,066,403)    (548,210)
Less: Cash distributions to investors
from operating cash flow....................................         0            0            0
from sales and refinancing..................................         0            0            0
from other..................................................         0            0            0
Cash generated (deficiency) after cash distributions........  (423,269)  (1,066,403)    (548,210)
Less: Special items (not including sales and
refinancing) (identify and quantify)........................         0            0            0
Cash generated (deficiency) after cash
distributions and special items.............................  (423,269)  (1,066,403)    (548,210)

                                                                  FOR THE TAX
                                                                 PERIOD ENDED
                                                                 DECEMBER 31,
                                                              -------------------
TAX & DISTRIBUTION DATA PER $1,000 INVESTED(7)                  2003       2004
----------------------------------------------                --------   --------
Federal Income Tax Results
Federal Credit(5)...........................................       2         27
State Credit................................................       2         51
Ordinary Income (loss)......................................     (14)       (46)
from operations.............................................     (14)       (46)
from recapture..............................................       0          0
Capital gain (loss).........................................       0          0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income...........................................       0          0
Return of capital...........................................       0          0
Source (on cash basis):
Sales.......................................................       0          0
Refinancing.................................................       0          0
Operations..................................................       0          0
Other.......................................................       0          0
Amount remaining invested in
program properties..........................................              99.89%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      FROM OPENING THROUGH MARCH 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2004
               BOSTON CAPITAL CORPORATE TAX CREDIT FUND XX, A LP

                                                                 FOR THE FINANCIAL
                                                                 STATEMENT PERIOD
                                                                  ENDED MARCH 31,
                                                              -----------------------
                                                                 2004         2005
                                                              ----------   ----------
Gross Revenues
Profit on sale of properties................................         739       38,889
Less:.......................................................           0
Losses from operating partnerships(1).......................           0   (1,180,137)
Operating Expenses(3).......................................    (337,179)    (477,306)
Interest Expense............................................           0            0
Depreciation(2).............................................      (8,725)    (108,610)
Net Income--GAAP Basis......................................    (345,165)  (1,727,164)
Taxable Income from operations(4)...........................           0   (1,794,687)
gain on sale................................................           0            0
Cash generated from operations(6)...........................  (1,174,157)    (444,185)
Cash generated from sales...................................           0            0
Cash generated from refinancing.............................           0            0
Cash generated from operations, sales and refinancing.......  (1,174,157)    (444,185)
Less: Cash distributions to investors
from operating cash flow....................................           0            0
from sales and refinancing..................................           0            0
from other..................................................           0            0
Cash generated (deficiency) after cash distributions........  (1,174,157)    (444,185)
Less: Special items (not including sales and
refinancing) (identify and quantify)........................           0            0
Cash generated (deficiency) after cash
distributions and special items.............................  (1,174,157)    (444,185)

                                                                 FOR THE TAX
                                                                PERIOD ENDED
TAX & DISTRIBUTION DATA PER $1,000 INVESTED(7)                DECEMBER 31, 2004
----------------------------------------------                -----------------
Federal Income Tax Results
Federal Credit(5)...........................................            8
State Credit................................................            0
Ordinary Income (loss)......................................          (61)
from operations.............................................          (61)
from recapture..............................................            0
Capital gain (loss).........................................            0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income...........................................            0
Return of capital...........................................            0
Source (on cash basis):
Sales.......................................................            0
Refinancing.................................................            0
Operations..................................................            0
Other.......................................................            0
Amount remaining invested in program properties.............       100.00%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      FROM OPENING THROUGH MARCH 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2004
              BOSTON CAPITAL CORPORATE TAX CREDIT FUND XX-A, A LP

                                                                 FOR THE FINANCIAL
                                                                 STATEMENT PERIOD
                                                                  ENDED MARCH 31,
                                                              -----------------------
                                                                 2004         2005
                                                              ----------   ----------
Gross Revenues
Profit on sale of properties................................       7,995      189,835
Less:.......................................................           0
Losses from operating partnerships(1).......................           0   (1,077,456)
Operating Expenses(3).......................................    (591,957)    (844,845)
Interest Expense............................................           0            0
Depreciation(2).............................................     (14,784)    (184,347)
Net Income--GAAP Basis                                          (598,746)  (1,916,813)
Taxable Income from operations(4)...........................           0   (1,538,298)
gain on sale................................................           0            0
Cash generated from operations(6)...........................  (2,091,942)    (383,441)
Cash generated from sales...................................           0            0
Cash generated from refinancing.............................           0            0
Cash generated from operations, sales and refinancing.......  (2,091,942)    (383,441)
Less: Cash distributions to investors
from operating cash flow....................................           0            0
from sales and refinancing..................................           0            0
from other..................................................           0            0
Cash generated (deficiency) after cash distributions........  (2,091,942)    (383,441)
Less: Special items (not including sales and
refinancing) (identify and quantify)........................           0            0
Cash generated (deficiency) after cash
distributions and special items.............................  (2,091,942)    (383,441)

                                                                 FOR THE TAX
                                                                PERIOD ENDED
TAX & DISTRIBUTION DATA PER $1,000 INVESTED(7)                DECEMBER 31, 2004
----------------------------------------------                -----------------
Federal Income Tax Results
Federal Credit(5)...........................................            7
State Credit................................................            0
Ordinary Income (loss)......................................          (30)
from operations.............................................          (30)
from recapture..............................................            0
Capital gain (loss).........................................            0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income...........................................            0
Return of capital...........................................            0
Source (on cash basis):
Sales.......................................................            0
Refinancing.................................................            0
Operations..................................................            0
Other.......................................................            0
Amount remaining invested in program properties.............       100.00%

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      FROM OPENING THROUGH MARCH 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2004
               BOSTON CAPITAL CORPORATE TAX CREDIT FUND XXI, A LP


                                                                 FOR THE
                                                                FINANCIAL
                                                                STATEMENT
                                                               PERIOD ENDED
                                                              MARCH 31, 2005
                                                              --------------
Gross Revenues..............................................        80,397
Profit on sale of properties
Less:
Losses from operating partnerships(1).......................    (2,276,983)
Operating Expenses(3).......................................    (2,634,703)
Interest Expense............................................             0
Depreciation(2).............................................      (348,339)
Net Income--GAAP Basis......................................    (5,179,628)
Taxable Income from operations(4)...........................      (474,821)
gain on sale................................................             0
Cash generated from operations(6)...........................    (6,876,239)
Cash generated from sales...................................             0
Cash generated from refinancing.............................             0
Cash generated from operations, sales
and refinancing.............................................    (6,876,239)
Less: Cash distributions to investors
from operating cash flow....................................             0
from sales and refinancing..................................             0
from other..................................................             0
Cash generated (deficiency) after cash
distributions...............................................    (6,876,239)
Less: Special items (not including sales and
refinancing) (identify and quantify)........................             0
Cash generated (deficiency) after cash
distributions and special items.............................    (6,876,239)

                                                                 FOR THE TAX
                                                                PERIOD ENDED
TAX & DISTRIBUTION DATA PER $1,000 INVESTED(7)                DECEMBER 31, 2004
----------------------------------------------                -----------------
Federal Income Tax Results
Federal Credit(5)...........................................            4
State Credit................................................            0
Ordinary Income (loss)......................................           (5)
from operations.............................................           (5)
from recapture..............................................            0
Capital gain (loss).........................................            0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income...........................................            0
Return of capital...........................................            0
Source (on cash basis):
Sales.......................................................            0
Refinancing.................................................            0
Operations..................................................            0
Other.......................................................            0
Amount remaining invested in program properties.............       100.00%

    Boston Capital Corporate Tax Credit Fund XXI had not commenced operations as of March 31, 2004, therefore, it does not have audited Financial Statement information to report.

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      FROM OPENING THROUGH MARCH 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2004
              BOSTON CAPITAL CORPORATE TAX CREDIT FUND XXII, A LP

                                                                FOR THE FINANCIAL
                                                              STATEMENT PERIOD ENDED
                                                                  MARCH 31, 2005
                                                              ----------------------
Gross Revenues..............................................            61,532
Profit on sale of properties................................                 0
Less:
Losses from operating partnerships(1).......................           (23,414)
Operating Expenses(3).......................................          (527,583)
Interest Expense............................................                 0
Depreciation(2).............................................          (120,538)
Net Income--GAAP Basis......................................          (610,003)
Taxable Income from operations(4)...........................           (51,932)
gain on sale................................................                 0
Cash generated from operations(6)...........................        (3,437,726)
Cash generated from sales...................................                 0
Cash generated from refinancing.............................                 0
Cash generated from operations, sales
and refinancing.............................................        (3,437,726)
Less: Cash distributions to investors
from operating cash flow....................................                 0
from sales and refinancing..................................                 0
from other..................................................                 0
Cash generated (deficiency) after cash
distributions...............................................        (3,437,726)
Less: Special items (not including sales and
refinancing) (identify and quantify)........................                 0
Cash generated (deficiency) after cash
distributions and special items.............................        (3,437,726)

                                                                 FOR THE TAX
                                                                PERIOD ENDED
TAX & DISTRIBUTION DATA PER $1,000 INVESTED(7)                DECEMBER 31, 2004
------------------------------------------------------------  -----------------
Federal Income Tax Results
Federal Credit(5)...........................................            0
State Credit................................................            0
Ordinary Income (loss)......................................           (1)
from operations.............................................           (1)
from recapture..............................................            0
Capital gain (loss).........................................            0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income...........................................            0
Return of capital...........................................            0
Source (on cash basis):
Sales.......................................................            0
Refinancing.................................................            0
Operations..................................................            0
Other.......................................................            0
Amount remaining invested in program properties.............       100.00%

    Boston Capital Corporate Tax Credit Fund XXII had not commenced operations as of March 31, 2004, therefore, it does not have audited Financial Statement information to report.

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      FROM OPENING THROUGH MARCH 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2004
              BOSTON CAPITAL CORPORATE TAX CREDIT FUND XXIII, A LP

                                                                FOR THE FINANCIAL
                                                              STATEMENT PERIOD ENDED
                                                                  MARCH 31, 2005
                                                              ----------------------
Gross Revenues..............................................                0
Profit on sale of properties................................                0
Less:
Losses from operating partnerships(1).......................                0
Operating Expenses(3).......................................         (100,907)
Interest Expense............................................                0
Depreciation(2).............................................           (7,606)
Net Income--GAAP Basis......................................         (108,513)
Taxable Income from operations(4)
gain on sale................................................                0
Cash generated from operations(6)...........................        1,089,121
Cash generated from sales...................................                0
Cash generated from refinancing.............................                0
Cash generated from operations, sales
and refinancing.............................................        1,089,121
Less: Cash distributions to investors
from operating cash flow....................................                0
from sales and refinancing..................................                0
from other..................................................                0
Cash generated (deficiency) after cash
distributions...............................................        1,089,121
Less: Special items (not including sales and
refinancing) (identify and quantify)........................                0
Cash generated (deficiency) after cash
distributions and special items.............................        1,089,121

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      FROM OPENING THROUGH MARCH 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2004
             BOSTON CAPITAL CORPORATE TAX CREDIT FUND XXIII-A, A LP

                                                                FOR THE FINANCIAL
                                                              STATEMENT PERIOD ENDED
                                                                  MARCH 31, 2005
                                                              ----------------------
Gross Revenues..............................................                0
Profit on sale of properties................................                0
Less:
Losses from operating partnerships(1).......................                0
Operating Expenses(3).......................................         (105,195)
Interest Expense............................................                0
Depreciation(2).............................................           (7,979)
Net Income-GAAP Basis.......................................         (113,174)
Taxable Income from operations(4)
gain on sale................................................                0
Cash generated from operations(6)...........................        2,947,749
Cash generated from sales...................................                0
Cash generated from refinancing.............................                0
Cash generated from operations, sales
and refinancing.............................................        2,947,749
Less: Cash distributions to investors
from operating cash flow....................................                0
from sales and refinancing..................................                0
from other..................................................                0
Cash generated (deficiency) after cash
distributions...............................................        2,947,749
Less: Special items (not including sales and
refinancing) (identify and quantify)........................                0
Cash generated (deficiency) after cash
distributions and special items.............................        2,947,749

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      FROM OPENING THROUGH MARCH 31, 2005
                     CORPORATE OFFERINGS CLOSED DURING 2004
                 DIRECT PLACEMENT OFFERINGS CLOSED DURING 2004

                                                                FOR THE FINANCIAL
                                                                STATEMENT PERIOD
                                                                 ENDED MARCH 31,
                                                              ---------------------
                                                                2004        2005
                                                              ---------   ---------
Gross Revenues..............................................       460       5,921
Profit on sale of properties................................         0           0
Less:.......................................................         0
Losses from operating partnerships(1).......................         0     (42,953)
Operating Expenses(3).......................................  (128,291)    (81,396)
Interest Expense............................................         0           0
Depreciation(2).............................................    (4,937)    (24,109)
Net Income--GAAP Basis                                        (132,768)   (142,537)
Taxable Income from operations(4)...........................         0           0
gain on sale................................................         0    (125,029)
Cash generated from operations(6)...........................  (126,026)          0
Cash generated from sales...................................         0    (225,595)
Cash generated from refinancing.............................         0           0
Cash generated from operations, sales and refinancing.......  (126,026)   (225,595)
Less: Cash distributions to investors.......................         0
from operating cash flow....................................         0           0
from sales and refinancing..................................         0           0
from other..................................................         0           0
Cash generated (deficiency) after cash distributions........  (126,026)   (225,595)
Less: Special items (not including sales and................         0
refinancing) (identify and quantify)........................         0           0
Cash generated (deficiency) after cash......................         0
distributions and special items.............................  (126,026)   (225,595)

                                                                 FOR THE TAX
                                                                PERIOD ENDED
TAX & DISTRIBUTION DATA PER $1,000 INVESTED(7)                DECEMBER 31, 2004
----------------------------------------------                -----------------
Federal Income Tax Results
Federal Credit(5)...........................................            0
State Credit................................................            8
Ordinary Income (loss)......................................          (13)
from operations.............................................          (13)
from recapture..............................................            0
Capital gain (loss).........................................            0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income...........................................            0
Return of capital...........................................            0
Source (on cash basis):
Sales.......................................................            0
Refinancing.................................................            0
Operations..................................................            0
Other.......................................................            0
Amount remaining invested in program properties.............       100.00%

                               NOTES TO TABLE III

    Note 1: This figure represents the GAAP income (loss) allocable to the public investment partnerships from their investment in operating partnerships. The GAAP income (loss) is gross rental income less ordinary operating expenses, interest expense, depreciation and certain non-recurring fees, such as loan guarantee fees, lease-up fees and partnership management fees paid by the operating partnerships.

    Note 2: This figure represents amortization of one or more of the following costs; acquisitions costs which are amortized over the expected life of the buildings; partnership management fees which are amortized over the expected life of the fund; and investor service fees which are amortized over the expected number of years to service collection of investor installments. Public funds only incur acquisitions costs, while corporate funds incur acquisition costs, partnership management fees and investor service fees.

    Note 3: Operating expenses consist of investor service costs and legal and accounting fees of the investment partnerships and expenses paid from equity which includes partnership management fees, initial investor service fees and capital commitment fees reported on an accrual basis.

    Note 4: The taxable income (losses) for the investment partnerships represent losses from Operating Partnerships which in turn consist substantially of depreciation and mortgage interest.

    Note 5: Federal credits include low-income housing tax credits and historic tax credits.

    Note 6: Cash generated from operations is the net income (loss), net of non-cash expenses, adjusted for changes in accounts receivable and payable and distributions received from the operating partnerships.

    Note 7: Federal low-income housing tax credits and historic tax credits and taxable income (loss), per $1,000 invested represents the limited partners' allocable share of such items divided by the capital contributed by the limited partners divided by $1,000. This information is presented on a Tax basis and not a GAAP basis.

    Note 8: The information provided in the tables labeled "Tax & Distribution Data per $1,000 invested on a Tax Basis" is through the period December 31, 2004.

                                  TABLE III-A

    Table III-A summarizes the Actual Tax Credit results during the period January 1, 1988 through December 31, 2004, of the five public partnerships and 49 private partnerships sponsored by our affiliates. The Actual Tax Credits represent annual tax credits as a percentage of capital invested by an investor. The percentage is calculated by dividing the amount of tax credits received for the period by the amount of capital invested. For example, for each dollar invested in BCTC 1, the investor received approximately $0.1096 of tax credits in 1989. Likewise, the headings "Cumulative" and "Overall Tax Credit Objective" represent cumulative tax credits as a percentage of capital invested by an investor.

PUBLIC PARTNERSHIPS

                                      FINAL
                         EQUITY      CLOSING
PROGRAM                  RAISED        DATE        1988       1989     1990(1)      1991       1992       1993       1994
-------                ----------   ----------   --------   --------   --------   --------   --------   --------   --------
BCTC 1...............  12,999,000    Dec. 1988     1.00      10.96      21.81      14.02      14.01      14.05      14.01
BCTC 2 (CA)(2).......   8,303,000    Apr. 1989                4.15      24.78      29.17      26.75      16.91      10.96
BCTC 3...............  28,822,000     May 1989               11.99      18.46      12.72      12.66      12.80      12.80
BCTC 4...............  29,788,160    Jun. 1989                7.74      17.16      13.58      12.32      12.57      12.24
BCTC 5 (CA)(2).......   4,899,000    Jul. 1989                7.03      24.18      24.93      21.29      15.02      11.01
BCTC 6...............  12,935,780   Sept. 1989                2.91      15.21      14.56      13.15      12.99      12.91
BCTC II 7............  10,361,000    Dec. 1989                6.16      11.70      16.93      11.78      11.96      12.04
BCTC II 9............  41,574,018     May 1990                           9.30      11.34      11.68      12.39      13.30
BCTC II 10...........  24,288,998    Aug. 1990                           3.10      10.24      11.85      13.97      14.47
BCTC II 11...........  24,735,003    Dec. 1990                           4.50       7.78      12.13      12.67      13.16
BCTC II 12...........  29,710,003     May 1991                                      4.70      10.91      11.98      14.12
BCTC II 14...........  55,728,996    Dec. 1991                                      3.80       8.79      12.32      13.83
BCTC III 15..........  38,705,000    Jun. 1992                                                 3.10       9.07      13.22
BCTC III 16..........  54,293,000    Dec. 1992                                                 1.40       4.36       8.56
BCTC III 17..........  50,000,000     May 1993                                                            3.14       8.21
BCTC III 18..........  36,162,000    Oct. 1993                                                            0.07       7.18
BCTC III 19..........  40,800,000    Dec. 1993                                                            0.00       1.82
BCTC IV 20...........  38,667,000    Jun. 1994                                                                       2.10
BCTC IV 21...........  18,927,000   Sept. 1994                                                                       0.00
BCTC IV 22...........  25,644,000    Dec. 1994                                                                       0.00
BCTC IV 23...........  33,366,000    Jun. 1995
BCTC IV 24...........  21,697,000   Sept. 1995
BCTC IV 25...........  30,248,000    Dec. 1995
BCTC IV 26...........  39,959,000    Jun. 1996
BCTC IV 27...........  24,607,000   Sept. 1996
BCTC IV 28...........  39,999,000    Jan. 1997


PROGRAM                  1995       1996       1997
-------                --------   --------   --------
BCTC 1...............   14.01      14.01      14.02
BCTC 2 (CA)(2).......   10.43      10.12      10.12
BCTC 3...............   12.73      12.73      12.72
BCTC 4...............   12.24      12.25      12.26
BCTC 5 (CA)(2).......   10.59      10.30      10.30
BCTC 6...............   12.90      13.47      12.71
BCTC II 7............   12.04      12.04      12.04
BCTC II 9............   13.56      13.67      13.67
BCTC II 10...........   14.62      14.60      14.60
BCTC II 11...........   13.20      13.20      13.20
BCTC II 12...........   14.61      14.58      14.62
BCTC II 14...........   14.23      14.33      14.35
BCTC III 15..........   14.29      14.65      14.69
BCTC III 16..........   13.75      14.05      14.00
BCTC III 17..........   13.42      13.97      13.97
BCTC III 18..........   12.67      13.31      13.34
BCTC III 19..........   10.10      12.45      13.28
BCTC IV 20...........    8.29      13.24      13.30
BCTC IV 21...........    3.43       9.07      11.34
BCTC IV 22...........    4.59      10.28      11.95
BCTC IV 23...........    2.50       8.97      12.88
BCTC IV 24...........    1.36       5.03      11.21
BCTC IV 25...........    0.00       1.34      10.77
BCTC IV 26...........               2.10       5.90
BCTC IV 27...........               0.74       2.01
BCTC IV 28...........               0.00       0.66

                                                      FINAL
                                         EQUITY      CLOSING
PROGRAM                                  RAISED        DATE        1998       1999       2000       2001       2002       2003
-------                                ----------   ----------   --------   --------   --------   --------   --------   --------
BCTC 1...............................  12,999,000    Dec. 1988    11.94       1.10      (1.45)      0.00       0.00       0.00
BCTC 2 (CA)(2).......................   8,303,000    Apr. 1989    10.12       9.58       3.56       0.92       0.56       0.56
BCTC 3...............................  28,822,000     May 1989    12.37       5.97       0.52       0.44       0.44       0.44
BCTC 4...............................  29,788,160    Jun. 1989    12.26       9.50       0.44       0.00       0.00       0.00
BCTC 5 (CA)(2).......................   4,899,000    Jul. 1989     9.98       9.53       1.85       .083       0.06       0.48
BCTC 6...............................  12,935,780   Sept. 1989    12.72      11.33       2.84       0.25       0.16       0.15
BCTC II 7............................  10,361,000    Dec. 1989    12.04       7.08       5.07       2.97       0.42       0.18
BCTC II 9............................  41,574,018     May 1990    13.56      12.63       8.06       2.69       2.26       1.54
BCTC II 10...........................  24,288,998    Aug. 1990    14.43      13.06      11.39       3.96       2.05       0.39
BCTC II 11...........................  24,735,003    Dec. 1990    13.15      13.11      12.39       6.33       1.01       0.58
BCTC II 12...........................  29,710,003     May 1991    14.59      14.56      14.52       9.57       3.56       2.80
BCTC II 14...........................  55,728,996    Dec. 1991    14.18      14.14      13.94      12.55       4.83       1.71
BCTC III 15..........................  38,705,000    Jun. 1992    14.66      14.56      14.54      14.54      11.43       5.52
BCTC III 16..........................  54,293,000    Dec. 1992    14.00      14.00      14.00      13.99      13.97      11.38
BCTC III 17..........................  50,000,000     May 1993    13.97      13.97      13.61      13.49      13.46      12.72
BCTC III 18..........................  36,162,000    Oct. 1993    13.34      13.32      13.34      13.34      13.35      13.26
BCTC III 19..........................  40,800,000    Dec. 1993    13.33      13.33      13.33      13.33      13.33      13.33
BCTC IV 20...........................  38,667,000    Jun. 1994    13.32      13.32      13.32      13.32      13.32      12.15
BCTC IV 21...........................  18,927,000   Sept. 1994    11.90      12.03      12.09      12.06      12.05      12.06
BCTC IV 22...........................  25,644,000    Dec. 1994    12.54      12.65      12.63      12.63      12.48      12.59
BCTC IV 23...........................  33,366,000    Jun. 1995    13.10      13.10      13.10      13.10      13.10      13.10
BCTC IV 24...........................  21,697,000   Sept. 1995    12.75      12.76      12.72      12.75      12.76      11.81
BCTC IV 25...........................  30,248,000    Dec. 1995    12.52      12.28      12.52      12.37      12.37      12.37
BCTC IV 26...........................  39,959,000    Jun. 1996    10.04      11.34      11.83      11.82      11.82      11.80
BCTC IV 27...........................  24,607,000   Sept. 1996     6.85       9.82      11.29      11.40      11.40      11.40
BCTC IV 28...........................  39,999,000    Jan. 1997     4.90       8.80      10.44      10.47      10.53      10.50

                                                                                     CUMULATIVE      OVERALL
                                               FINAL                                    TIME        TAX CREDIT
                                  EQUITY      CLOSING                CUMULATIVE       INVESTED      OBJECTIVE
PROGRAM                           RAISED        DATE        2004         (%)         THRU 2004         (%)
-------                         ----------   ----------   --------   -----------   --------------   ----------
BCTC 1........................  12,999,000    Dec. 1988     0.00       143.49             16 yrs.    130-150
BCTC 2 (CA)(2)................   8,303,000    Apr. 1989     0.51       169.20      15 yrs. 8 mos.        170
BCTC 3........................  28,822,000     May 1989     0.37       140.16      15 yrs. 7 mos.    130-150
BCTC 4........................  29,788,160    Jun. 1989     0.00       134.56      15 yrs. 6 mos.    130-150
BCTC 5 (CA)(2)................   4,899,000    Jul. 1989     0.48       157.86      15 yrs. 5 mos.    150-170
BCTC 6........................  12,935,780   Sept. 1989     0.15       138.41      15 yrs. 3 mos.    130-150
BCTC II 7.....................  10,361,000    Dec. 1989     0.17       134.62             15 yrs.    130-140
BCTC II 9.....................  41,574,018     May 1990     0.45       140.10      14 yrs. 7 mos.    130-150
BCTC II 10....................  24,288,998    Aug. 1990     0.22       142.95      14 yrs. 4 mos.    130-150
BCTC II 11....................  24,735,003    Dec. 1990     0.16       136.57             14 yrs.    130-150
BCTC II 12....................  29,710,003     May 1991     0.55       145.67      13 yrs. 7 mos.    140-160
BCTC II 14....................  55,728,996    Dec. 1991     0.46       143.46             13 yrs.    140-160
BCTC III 15...................  38,705,000    Jun. 1992     1.42       145.69      12 yrs. 6 mos.    140-160
BCTC III 16...................  54,293,000    Dec. 1992     5.56       143.02             12 yrs.    140-160
BCTC III 17...................  50,000,000     May 1993     5.39       139.32      11 yrs. 7 mos.    140-160
BCTC III 18...................  36,162,000    Oct. 1993    10.58       137.10      11 yrs. 2 mos.    140-160
BCTC III 19...................  40,800,000    Dec. 1993    12.77       130.40             11 yrs.    140-160
BCTC IV 20....................  38,667,000    Jun. 1994    10.88       126.56      10 yrs. 6 mos.    130-150
BCTC IV 21....................  18,927,000   Sept. 1994    12.07       108.10      10 yrs. 3 mos.    130-150
BCTC IV 22....................  25,644,000    Dec. 1994    12.59       114.93             10 yrs.    130-150
BCTC IV 23....................  33,366,000    Jun. 1995    13.07       116.02       9 yrs. 6 mos.    130-150
BCTC IV 24....................  21,697,000   Sept. 1995    11.51       104.66       9 yrs. 3 mos.    130-150
BCTC IV 25....................  30,248,000    Dec. 1995    12.40        98.94              9 yrs.    130-150
BCTC IV 26....................  39,959,000    Jun. 1996    11.80        88.45       8 yrs. 6 mos.    120-140
BCTC IV 27....................  24,607,000   Sept. 1996    11.40        76.31       8 yrs. 3 mos.    120-140
BCTC IV 28....................  39,999,000    Jan. 1997    10.51        66.81      7 yrs. 11 mos.    120-140

                                               FINAL
                                EQUITY        CLOSING
PROGRAM                         RAISED          DATE        1988       1989     1990(1)      1991       1992       1993
-------                     --------------   ----------   --------   --------   --------   --------   --------   --------
BCTC IV 29................      39,918,000    Jun. 1997
BCTC IV 30................      26,490,750   Sept. 1997
BCTC IV 31................      44,057,750    Jan. 1998
BCTC IV 32................      47,431,000    Jun. 1998
BCTC IV 33................      26,362,000   Sept. 1998
BCTC IV 34................      35,273,000    Feb. 1999
BCTC IV 35................      33,004,625    Jun. 1999
BCTC IV 36................      21,068,375   Sept. 1999
BCTC IV 37................      25,125,000    Jan. 2000
BCTC IV 38................      25,431,000    Jul. 2000
BCTC IV 39................      22,921,000    Jan. 2001
BCTC IV 40................      26,269,250    Jul. 2001
BCTC IV 41................      28,916,260    Jan. 2002
BCTC IV 42................      27,442,620    Jul. 2002
BCTC IV 43................      36,379,870    Dec. 2002
BCTC IV 44................      27,019,730    Apr. 2003
BCTC IV 45................      40,143,670    Sep. 2003
BCTC IV 46................      29,809,980    Dec. 2003
BCTC V 47(5)..............      34,783,340    Apr. 2004
BCTC V 48(5)..............      22,993,720    Jul. 2004
Total.....................  $1,398,059,898


PROGRAM                       1994       1995       1996       1997
-------                     --------   --------   --------   --------
BCTC IV 29................                                     1.98
BCTC IV 30................                                     0.13
BCTC IV 31................                                     0.06
BCTC IV 32................
BCTC IV 33................
BCTC IV 34................
BCTC IV 35................
BCTC IV 36................
BCTC IV 37................
BCTC IV 38................
BCTC IV 39................
BCTC IV 40................
BCTC IV 41................
BCTC IV 42................
BCTC IV 43................
BCTC IV 44................
BCTC IV 45................
BCTC IV 46................
BCTC V 47(5)..............
BCTC V 48(5)..............
Total.....................

                                                       FINAL
                                        EQUITY        CLOSING
PROGRAM                                 RAISED          DATE        1998       1999       2000       2001       2002       2003
-------                             --------------   ----------   --------   --------   --------   --------   --------   --------
BCTC IV 29........................      39,918,000   Jun. 1997      4.92       8.39      10.76      10.79      10.79      10.79
BCTC IV 30........................      26,490,750   Sept. 1997     1.93       7.49      10.25      10.61      10.57      10.59
BCTC IV 31........................      44,057,750   Jan. 1998      2.83       8.05      10.29      10.34      10.32      10.34
BCTC IV 32........................      47,431,000   Jun. 1998      2.08       4.11       8.87      10.24      10.35      10.10
BCTC IV 33........................      26,362,000   Sept. 1998     1.95       3.66       9.40      10.32      10.50      10.16
BCTC IV 34........................      35,273,000   Feb. 1999      0.00       1.60       7.89       9.79       9.79       9.79
BCTC IV 35........................      33,004,625   Jun. 1999                 0.39       3.95       8.79       9.54       9.67
BCTC IV 36........................      21,068,375   Sept. 1999                0.15       6.39       9.87       9.80       9.78
BCTC IV 37........................      25,125,000   Jan. 2000                 0.00       1.37       7.13       9.10       9.67
BCTC IV 38........................      25,431,000   Jul. 2000                            1.08       4.49       9.18       9.57
BCTC IV 39........................      22,921,000   Jan. 2001                                       2.20       8.36       9.30
BCTC IV 40........................      26,269,250   Jul. 2001                                       1.45       8.00       9.49
BCTC IV 41........................      28,916,260   Jan. 2002                                       0.03       4.47      10.37
BCTC IV 42........................      27,442,620   Jul. 2002                                                  1.63       8.10
BCTC IV 43........................      36,379,870   Dec. 2002                                                  0.42       4.54
BCTC IV 44........................      27,019,730   Apr. 2003                                                             2.44
BCTC IV 45........................      40,143,670   Sep. 2003                                                             0.90
BCTC IV 46........................      29,809,980   Dec. 2003
BCTC V 47(5)......................      34,783,340   Apr. 2004
BCTC V 48(5)......................      22,993,720   Jul. 2004
Total.............................  $1,398,059,898

                                                                                     CUMULATIVE      OVERALL
                                               FINAL                                    TIME        TAX CREDIT
                                EQUITY        CLOSING                CUMULATIVE       INVESTED      OBJECTIVE
PROGRAM                         RAISED          DATE        2004         (%)         THRU 2004         (%)
-------                     --------------   ----------   --------   -----------   --------------   ----------
BCTC IV 29................      39,918,000   Jun. 1997     10.78        69.20      7 yrs. 6 mos.       110-130
BCTC IV 30................      26,490,750   Sept. 1997    10.64        62.21      7 yrs. 3 mos.       110-130
BCTC IV 31................      44,057,750   Jan. 1998     10.34        62.57      6 yrs. 11 mos.      110-130
BCTC IV 32................      47,431,000   Jun. 1998      9.83        55.58      6 yrs. 6 mos.       100-120
BCTC IV 33................      26,362,000   Sept. 1998     9.62        55.61      6 yrs. 3 mos.       100-120
BCTC IV 34................      35,273,000   Feb. 1999      9.79        48.65      5 yrs. 10 mos.      100-120
BCTC IV 35................      33,004,625   Jun. 1999      9.67        42.01      5 yrs. 6 mos.       100-110
BCTC IV 36................      21,068,375   Sept. 1999     9.78        45.77      5 yrs. 3 mos.       100-110
BCTC IV 37................      25,125,000   Jan. 2000      9.66        36.93      4 yrs. 11 mos.      100-110
BCTC IV 38................      25,431,000   Jul. 2000      9.55        33.87      4 yrs. 5 mos.        95-100
BCTC IV 39................      22,921,000   Jan. 2001      9.28        29.14      3 yr. 11 mos.        95-100
BCTC IV 40................      26,269,250   Jul. 2001      9.43        28.37      3 yr. 5 mos.         95-100
BCTC IV 41................      28,916,260   Jan. 2002     10.96        25.83      2 yr. 11 mos.        95-100
BCTC IV 42................      27,442,620   Jul. 2002      9.47        19.20      2 yr. 5 mos.     97.5-102.5
BCTC IV 43................      36,379,870   Dec. 2002      8.63        13.59      2 yr.            97.5-102.5
BCTC IV 44................      27,019,730   Apr. 2003      6.69         9.13      1 yr. 8 mos.     97.5-102.5
BCTC IV 45................      40,143,670   Sep. 2003      5.54         6.44      1 yr. 3 mos.         95-102
BCTC IV 46................      29,809,980   Dec. 2003      2.38         2.38      1 yr.            97.5-102.5
BCTC V 47(5)..............      34,783,340   Apr. 2004      0.90         0.90      8 mos.           97.5-102.5
BCTC V 48(5)..............      22,993,720   Jul. 2004      0.00         0.00      5 mos.           97.5-102.5
Total.....................  $1,398,059,898

PRIVATE PARTNERSHIPS

                                                             ANNUAL TAX CREDITS (AS% OF CAPITAL
                                                                     INVESTED)(4)(5)(7)
                                                FINAL     -----------------------------------------
                                   EQUITY      CLOSING
PROGRAM                          RAISED(6)       DATE       1993       1994       1995       1996
-------                         ------------   --------   --------   --------   --------   --------
BCCTC.........................  $100,000,000   Feb 93       6.22      12.40      15.25      16.12
BCCTC II......................  $ 36,500,000   Nov 93       0.01       6.35      12.68      15.57
BCCTC III.....................  $ 96,500,000   Dec 94                  0.01       5.34      12.60
BCCTC IV......................  $ 67,183,310   Sept 95                            0.43       6.55
BCCTC V.......................  $ 56,640,355   June 96                                       3.44
BCCTC VI......................  $ 42,563,100   Nov 96                                           0
BCCTC VII.....................  $ 52,100,000   Apr 97                                           0
BCCTC VIII....................  $ 69,964,760   June 97
BCCTC IX......................  $ 70,500,000   Oct 97
CA 1997.......................  $ 26,130,000   Feb 98
BCCTC X.......................  $ 45,286,500   Apr 98
BCCTC XI......................  $ 64,111,121   Jan 99
CA II.........................  $ 38,793,558   Feb 99
BCDP 1998.....................  $  8,632,205   Nov 98
BCCTC XII.....................  $ 66,036,000   Mar 99
BCCTC XIV.....................  $ 70,693,086   Dec 99
CA III........................  $ 55,714,846   Sep 99
BCCTC XV......................  $ 69,174,992   Feb 01
CA IV.........................  $ 26,787,354   Mar 00
TX............................  $ 29,590,109   Dec 00
BCDP 2000.....................  $142,126,374   N/A
BCCTC XVI.....................  $ 64,368,800   Aug 01
CA V..........................  $ 18,041,943   Jul 01
CA VI.........................  $  9,524,981   Oct 01
GA I..........................  $ 34,733,437   Jan 01
BCDP 2001.....................  $ 22,741,449   N/A
BCCTC XVII....................  $ 51,787,864   Apr 02
BC Mid-Atlantic...............  $ 12,439,025   Jun 01
GA II.........................  $ 27,071,907   Dec 02
BCCTC XVIII...................  $125,000,000   Apr 02
BCDP 2002.....................  $131,273,604   N/A
BCCTC XIX.....................  $ 93,844,179   Nov 03
BCDP 2003.....................  $ 70,292,557   N/A

                                   ANNUAL TAX CREDITS (AS% OF CAPITAL
                                           INVESTED)(4)(5)(7)
                                -----------------------------------------

PROGRAM                           1997       1998       1999       2000
-------                         --------   --------   --------   --------
BCCTC.........................   16.46      16.40      16.40      16.35
BCCTC II......................   16.02      16.03      16.04      15.98
BCCTC III.....................   14.57      14.60      14.64      14.44
BCCTC IV......................   13.08      15.11      15.40      15.42
BCCTC V.......................    5.25      12.01      12.75      13.15
BCCTC VI......................    3.68      11.14      13.20      13.41
BCCTC VII.....................    1.99       9.25      13.00      13.36
BCCTC VIII....................    0.27       7.26      11.57      12.18
BCCTC IX......................    0.07      10.06      10.93      10.68
CA 1997.......................    0.00       3.77      13.40      14.30
BCCTC X.......................               7.26       8.02      10.68
BCCTC XI......................                .09       4.69      10.57
CA II.........................                .38       6.14      14.88
BCDP 1998.....................               0.00       1.65      14.17
BCCTC XII.....................                          1.38       8.49
BCCTC XIV.....................                           .17       4.84
CA III........................                           .76       7.53
BCCTC XV......................                                     2.91
CA IV.........................                                      .17
TX............................                                      .02
BCDP 2000.....................                                      .46
BCCTC XVI.....................
CA V..........................
CA VI.........................
GA I..........................
BCDP 2001.....................
BCCTC XVII....................
BC Mid-Atlantic...............
GA II.........................
BCCTC XVIII...................
BCDP 2002.....................
BCCTC XIX.....................
BCDP 2003.....................

                                                                                                             CUMULATIVE
                                       FINAL                                                                    TIME
                          EQUITY      CLOSING                                                CUMULATIVE       INVESTED
PROGRAM                 RAISED(6)       DATE       2001       2002       2003       2004          %           THRU 2004
-------                ------------   --------   --------   --------   --------   --------   -----------   ---------------
BCCTC................  $100,000,000   Feb 93      16.21      15.60      11.93       4.53       163.87      10 yrs. 10 mos.
BCCTC II.............  $ 36,500,000   Nov 93      16.02      16.02      16.01      10.83       157.56      10 yrs. 1 mo.
BCCTC III............  $ 96,500,000   Dec 94      14.21      14.39      14.05      14.19       133.04      9 yrs.
BCCTC IV.............  $ 67,183,310   Sept 95     15.42      15.40      15.23      15.20       127.24      8 yrs. 3 mos.
BCCTC V..............  $ 56,640,355   June 96     13.15      13.06      13.12      13.12        99.05      7 yrs. 6 mos.
BCCTC VI.............  $ 42,563,100   Nov 96      13.41      13.31      13.38      13.54        95.07      7 yrs. 1 mo.
BCCTC VII............  $ 52,100,000   Apr 97      13.35      13.41      13.33      12.77        90.46      6 yrs. 8 mos.
BCCTC VIII...........  $ 69,964,760   June 97     12.35      12.41      12.23      12.44        80.71      6 yrs. 6 mos.
BCCTC IX.............  $ 70,500,000   Oct 97      11.54      11.76      11.53      11.49        78.06      6 yrs. 2 mos.
CA 1997..............  $ 26,130,000   Feb 98      14.10      10.75       9.89       9.89        76.10      5 yrs. 10 mos.
BCCTC X..............  $ 45,286,500   Apr 98      10.76      10.59      10.60      10.59        68.50      5 yrs. 8 mos.
BCCTC XI.............  $ 64,111,121   Jan 99      11.64      11.75      11.69      11.75        62.18      4 yrs. 11 mos.
CA II................  $ 38,793,558   Feb 99      15.03      11.26       9.68       9.68        67.05      4 yrs. 10 mos.
BCDP 1998............  $  8,632,205   Nov 98      11.66      14.17      14.17      14.31        70.13      5 yrs. 1 mo.
BCCTC XII............  $ 66,036,000   Mar 99      11.93      11.10      11.07      11.14        55.11      4 yrs. 9 mos.
BCCTC XIV............  $ 70,693,086   Dec 99      10.70      10.95      10.98      11.07        48.71      4 yrs.
CA III...............  $ 55,714,846   Sep 99      13.95      13.69      11.04       9.73        56.70      4 yrs. 3 mos.
BCCTC XV.............  $ 69,174,992   Feb 01       8.50      10.75      10.76      10.63        43.55      2 yrs. 10 mos.
CA IV................  $ 26,787,354   Mar 00       7.29      10.36      10.28      10.26        38.36      3 yrs. 9 mos.
TX...................  $ 29,590,109   Dec 00       6.96      10.21      10.47      10.48        38.14      3 yrs.
BCDP 2000............  $142,126,374   N/A          2.55       8.13      10.51      11.14        32.79      N/A
BCCTC XVI............  $ 64,368,800   Aug 01       1.23       5.74      10.12      11.08        28.17      2 yrs. 4 mos.
CA V.................  $ 18,041,943   Jul 01      11.75      17.85      17.31       8.77        55.68      2 yrs. 5 mos.
CA VI................  $  9,524,981   Oct 01       4.32      10.49      10.25      10.25        35.31      2 yrs. 2 mos.
GA I.................  $ 34,733,437   Jan 01       1.41      14.09      17.50      17.59        50.59      2 yrs. 11 mos.
BCDP 2001............  $ 22,741,449   N/A          3.79       5.18       6.74      10.18        25.89      N/A
BCCTC XVII...........  $ 51,787,864   Apr 02                  1.64       8.48      10.94        21.06      1 yr. 8 mos.
BC Mid-Atlantic......  $ 12,439,025   Jun 01                  6.10      10.95      10.95        28.00      2 yrs. 6 mos.
GA II................  $ 27,071,907   Dec 02                  2.50      12.72      17.90        33.12      1 yr.
BCCTC XVIII..........  $125,000,000   Apr 02                   .09       4.06       8.95        13.10      8 mos.
BCDP 2002............  $131,273,604   N/A                     1.17       4.75       8.14        14.06      N/A
BCCTC XIX............  $ 93,844,179   Nov 03                              .17       2.42         2.59      1 mo.
BCDP 2003............  $ 70,292,557   N/A                                 .42      10.44        10.86      N/A

                        OVERALL
                       TAX CREDIT
                       OBJECTIVE
PROGRAM                    %
-------                ----------
BCCTC................     169
BCCTC II.............     157
BCCTC III............     152
BCCTC IV.............     151
BCCTC V..............     141
BCCTC VI.............     135
BCCTC VII............     130
BCCTC VIII...........     129
BCCTC IX.............     121
CA 1997..............     117
BCCTC X..............     115
BCCTC XI.............     115
CA II................     113
BCDP 1998............     116
BCCTC XII............     112
BCCTC XIV............     110
CA III...............     110
BCCTC XV.............     105
CA IV................     105
TX...................     106
BCDP 2000............     109
BCCTC XVI............     109
CA V.................     110
CA VI................     103
GA I.................     178
BCDP 2001............     110
BCCTC XVII...........     110
BC Mid-Atlantic......     110
GA II................     173
BCCTC XVIII..........     110
BCDP 2002............     110
BCCTC XIX............     106
BCDP 2003............     127

                                                      ANNUAL TAX CREDITS (AS% OF CAPITAL
                                                              INVESTED)(4)(5)(7)
                                         FINAL     -----------------------------------------
                            EQUITY      CLOSING
PROGRAM                   RAISED(6)       DATE       1993       1994       1995       1996
-------                  ------------   --------   --------   --------   --------   --------
BCCTC XX...............  $ 36,898,485   Mar 04
BCCTC XX-A.............  $ 64,808,430   Mar 04
BCCTC XXI..............  $173,897,938   Sep 04
BCCTC XXII.............  $117,256,965   Dec 04
BCDP 2004..............  $  9,379,712   N/A

                            ANNUAL TAX CREDITS (AS% OF CAPITAL
                                    INVESTED)(4)(5)(7)
                         -----------------------------------------

PROGRAM                    1997       1998       1999       2000
-------                  --------   --------   --------   --------
BCCTC XX...............
BCCTC XX-A.............
BCCTC XXI..............
BCCTC XXII.............
BCDP 2004..............

                                                                                                            CUMULATIVE     OVERALL
                                        FINAL                                                                  TIME       TAX CREDIT
                           EQUITY      CLOSING                                                CUMULATIVE     INVESTED     OBJECTIVE
PROGRAM                  RAISED(6)       DATE       2001       2002       2003       2004          %         THRU 2004        %
-------                 ------------   --------   --------   --------   --------   --------   -----------   -----------   ----------
BCCTC XX..............  $ 36,898,485   Mar 04                                        2.19        2.19       9 mos.           105
BCCTC XX-A............  $ 64,808,430   Mar 04                                        0.77        0.77       9 mos.           105
BCCTC XXI.............  $173,897,938   Sep 04                                        0.62        0.62       3 mos.           105
BCCTC XXII............  $117,256,965   Dec 04                                        0.03        0.03       1 mo.            105
BCDP 2004.............  $  9,379,712   N/A                                           1.04        1.04       N/A              127

------------------------

NOTES TO TABLE III-A

(1) The 1990 results reflect, where applicable, the election available to partnerships owning interests in properties qualifying for federal housing tax credits pursuant to the 1990 Omnibus Budget Reconciliation Act which enables individual investors who held an interest in those partnerships prior to October 31, 1990, to utilize only in 1990 up to 150% of the annual federal housing tax credit, otherwise allowable for 1990. Where this election was made, the annual federal housing tax credit has been reduced by the 50% bonus ratably and will continue to be reduced over the remaining years of the credit period.

(2) These programs offered both California and federal housing tax credits.

(3) Each investor's first year yield may vary slightly based upon actual date of investor admission.

(4) The only material benefit from these programs may be tax credits which may mean that a material portion of each tax credit may represent a return of the money originally invested if there is not enough money from the sale or refinancing of the respective apartment complexes to return each investor's capital contribution.

(5) As with all programs less than one year old, these returns are for a partial year.

(6) Based upon a hypothetical $1,000,000 investment unit. The actual amount raised was smaller due to discounts applicable to certain investors and alternative payment methods. See Table I.

(7) Based upon the price per Unit paid by an Investor electing to pay its entire capital contribution upon admission, which are as follows: $770,000 per Unit for BCCTC, $740,000 per Unit for BCCTC II, $767,500 per Unit for BCCTC III, $749,500 per Unit for BCCTC IV, $788,000 per Unit for BCCTC V, $801,843 per Unit for BCCTC VI and $820,000 per Unit for each of BCCTC VII, BCCTC VIII, BCCTC IX, CA 1997, BCCTC X, BCCTC XI, CA II, BCCTC XII, BCCTC XIV, CA III, BCCTC XV, CA IV, TX, BCDP 2000, BCCTC XVI, CA V, CA VI, GA I, BCDP 2001, BCCTC XVII, BC Mid-Atlantic, GA II, BCCTC XVIII, BCDP 2002, BCCTC XIX, BCDP 2003, BCCT XX, BCCTC XX-A, BCCTC XXI, BCCTC XXII and BCDP 2004.

    BCTC is Boston Capital Tax Credit Fund.

    BCTC II is Boston Capital Tax Credit Fund II.

    BCTC III is Boston Capital Tax Credit Fund III.

    BCTC IV is Boston Capital Tax Credit Fund IV.

    BCCTC is Boston Capital Corporate Tax Credit Fund, A Limited Partnership.

    BCCTC II is Boston Capital Corporate Tax Credit Fund II, A Limited Partnership.

    BCCTC III is Boston Capital Corporate Tax Credit Fund III, A Limited Partnership.

    BCCTC IV is Boston Capital Corporate Tax Credit Fund IV, A Limited Partnership.

    BCCTC V is Boston Capital Corporate Tax Credit Fund V, A Limited
    Partnership.

    BCCTC VI is Boston Capital Corporate Tax Credit Fund VI, A Limited Partnership.

    BCCTC VII is Boston Capital Corporate Tax Credit Fund VII, A Limited Partnership.

    BCCTC VIII is Boston Capital Corporate Tax Credit Fund VIII, A Limited Partnership.

    BCCTC IX is Boston Capital Corporate Tax Credit Fund IX, A Limited Partnership. CA 1997 is The California Corporate Tax Credit Fund--1997, A Limited Partnership.

    BCCTC X is Boston Capital Corporate Tax Credit Fund X, A Limited
    Partnership.

    BCCTC XI is Boston Capital Corporate Tax Credit Fund XI, A Limited Partnership. CA II is The California Corporate Tax Credit Fund II, A Limited Partnership

    BCDP 1998 is Boston Capital direct placement funds closed during 1998 and includes one investment partnership.

    BCCTC XII is Boston Capital Corporate Tax Credit Fund XII, A Limited Partnership.

    BCCTC XIV is Boston Capital Corporate Tax Credit Fund XIV, A Limited Partnership. CA III is The California Corporate Tax Credit Fund III, A Limited Partnership

    BCCTC XV is Boston Capital Corporate Tax Credit Fund XV, A Limited Partnership CA IV is The California Corporate Tax Credit Fund IV, A Limited Partnership TX is the Texas Corporate Tax Credit Fund, A Limited Partnership

    BCDP 2000 is Boston Capital direct placement funds closed during 2000 and includes 3 investment partnerships.

    BCCTC XVI is Boston Capital Corporate Tax Credit Fund XVI, A Limited Partnership. CA V is The California Corporate Tax Credit Fund V, A Limited Partnership. CA VI is The California Corporate Tax Credit Fund VI, A Limited Partnership. GA I is The Georgia Corporate Tax Credit Fund I, A Limited Partnership.

    BCDP 2001 is Boston Capital direct placement funds closed during 2001 and includes 2 investment partnerships.

    BCCTC XVII is Boston Capital Corporate Tax Credit Fund XVII, A Limited Partnership. BC Mid-Atlantic is Boston Capital Mid-Atlantic Corporate Tax Credit Fund, A Limited Partnership. GA II is The Georgia Corporate Tax Credit Fund II, A Limited Partnership.

    BCCTC XVIII is Boston Capital Corporate Tax Credit Fund XVIII, A Limited Partnership.

    BCDP 2002 is Boston Capital direct placement funds closed during 2002 and includes 4 investment partnerships.

    BCCTC XIX is Boston Capital Corporate Tax Credit Fund XIX, A Limited Partnership

    BCDP 2003 is Boston Capital direct placement funds closed during 2003 and includes 5 investment partnerships.

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

    Table V summarizes the sales of apartment complexes and operating partnership interests since January 1, 2002, of our public and private affiliates not having similar investment objectives to the company. The excess or deficiency represents the results of the capital transaction of buying and selling the apartment complex or operating partnership interest. There is not always a direct correlation between whether there is a stated excess or deficiency and whether investors receive any of their investment back from the sale of an interest. Even if there is a stated excess, expenses such as fund management fees and unpaid loans to our affiliates may be deducted before investors receive any of their investment back. If there is a stated deficiency, there still may be proceeds distributable to investors, though investors would not receive all of their investment back because the apartment complex or operating partnership interest was sold for less than the amount investors had invested.

    The Table should be read in conjunction with the introduction and accompanying Notes.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                                                                   AMERICAN
                                                                                                  AFFORDABLE
                                               BOSTON CAPITAL           BOSTON CAPITAL          HOUSING FUND I
                                                 TAX CREDIT               TAX CREDIT          AND BOSTON CAPITAL
                                           FUND II--SERIES 9 & 14     FUND II--SERIES 10          TAX CREDIT
                                                 CALIFORNIA               SOUTH FARM          FUND II--SERIES 14
                                              INVESTORS V(A),               LP(B),             ZINSMASTER LP(B),
INVESTMENT PARTNERSHIP:                           (B), (F)                   (E)                      (E)
-----------------------                   ------------------------   --------------------   -----------------------
PROPERTY NAME:
Date property acquired:.................           03/01/90                 04/01/93                12/01/89
Date of Sale:...........................           11/30/02                 07/01/02                01/01/03
Selling price, net of closing costs and
  GAAP adjustments:
Cash received (disbursed) net of closing
  costs.................................          4,174,640                1,000,000                      --
Mortgage Balance and accrued interest at
  time of sale..........................          5,182,860                1,398,939               2,262,566
Purchase Money Mortgage taken back by
  program...............................                 --                       --                      --
Adjustments resulting from application
  of GAAP...............................                 --                       --                      --
Total:..................................          9,357,500                2,398,939               2,262,566
Cost of properties including closing and
  soft costs:
Original mortgage financing.............          5,510,000                4,196,783               1,226,216
Total acquisition cost, capital
  improvement, closing and soft
  costs(e)..............................          6,996,282                  857,847               1,459,784
Total:..................................         12,506,282                5,054,630               2,686,000
Excess (Deficiency) of property
  operating cash receipts over cash
  expenditures(f).......................         (3,148,782)              (2,655,691)               (423,434)

                                                                   AMERICAN                AMERICAN
                                                                  AFFORDABLE              AFFORDABLE
                                                                HOUSING FUND II         HOUSING FUND II
                                                                   CARTHAGE             LIBERTY CENTER,
                                                                   COURT(B),               LTD.(B),
INVESTMENT PARTNERSHIP:                                               (E)                     (E)
-----------------------                                       -------------------   -----------------------
PROPERTY NAME:
Date property acquired:.....................................        12/01/88                12/01/88
Date of Sale:...............................................        09/08/03                02/07/03
Selling price, net of closing costs and GAAP adjustments:
Cash received (disbursed) net of closing costs..............          19,091                 150,000
Mortgage Balance and accrued interest at time of sale.......       1,253,969               1,650,227
Purchase Money Mortgage taken back by program...............              --                      --
Adjustments resulting from application of GAAP..............              --                      --
Total:......................................................       1,273,060               1,800,227
Cost of properties including closing and soft costs:
Original mortgage financing.................................       1,296,000               1,772,332
Total acquisition cost, capital improvement, closing and
  soft costs(e).............................................         384,407               1,444,758
Total:......................................................       1,680,407               3,217,090
Excess (Deficiency) of property operating cash receipts over
  cash expenditures(f)......................................        (407,347)             (1,416,863)

------------------------------

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.

(b) All taxable income was reported as Section 1231 income.

(c) Amounts shown include pro rata share of original offering costs.

(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e) Sale of operating partnership interest.

(f) Please note some closing costs were estimated.

(g) Foreclosure

(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.

(i) Mortgage balance and accrued interest are estimated.

(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment

    Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

                                                                             AMERICAN
                                                    AMERICAN                AFFORDABLE                AMERICAN
                                                   AFFORDABLE             HOUSING FUND II            AFFORDABLE
                                                 HOUSING FUND II           ROUSE STOKES            HOUSING FUND II
                                                     MALONE                ROWE HOUSING              WASHINGTON
                                                   HOUSING(B),              ASSOC.(B),                MEWS(A),
INVESTMENT PARTNERSHIP:                                (E)                      (E)                      (B)
-----------------------                        -------------------   -------------------------   -------------------
PROPERTY NAME:
Date property acquired:......................        12/01/88                 06/01/88                 08/01/88
Date of Sale:................................        09/08/03                 12/31/03                 01/01/03
Selling price, net of closing costs and GAAP
  adjustments:
Cash received (disbursed) net of closing
  costs......................................          23,864                       --                1,357,573
Mortgage Balance and accrued interest at time
  of sale....................................       1,455,463                1,054,279                  460,035
Purchase Money Mortgage taken back by
  program....................................              --                       --                       --
Adjustments resulting from application of
  GAAP.......................................              --                       --                       --
Total:.......................................       1,479,327                1,054,279                1,817,608
Cost of properties including closing and soft
  costs:
Original mortgage financing..................       1,499,990                1,540,000                1,200,000
Total acquisition cost, capital improvement,
  closing and soft costs(e)..................         439,932                  958,170                  726,102
Total:.......................................       1,939,922                2,498,170                1,926,102
Excess (Deficiency) of property operating
  cash receipts over cash expenditures(f)....        (460,595)              (1,443,891)                (108,494)

                                                                  BOSTON CAPITAL            BOSTON CAPITAL
                                                                    TAX CREDIT                TAX CREDIT
                                                                 FUND I--SERIES 3          FUND I--SERIES 3
                                                                AND BOSTON CAPITAL        AND BOSTON CAPITAL
                                                                    TAX CREDIT                TAX CREDIT
                                                                FUND III-SERIES 17        FUND III-SERIES 15
                                                                    CALIFORNIA                  HIDDEN
                                                                 INVESTORS VI(A),           COVE APTS.(A),
INVESTMENT PARTNERSHIP:                                                 (B)                       (B)
-----------------------                                       -----------------------   -----------------------
PROPERTY NAME:
Date property acquired:.....................................          03/01/90                  04/01/89
Date of Sale:...............................................          06/05/03                  05/08/03
Selling price, net of closing costs and GAAP adjustments:
Cash received (disbursed) net of closing costs..............         3,022,252                 2,819,590
Mortgage Balance and accrued interest at time of sale.......         3,518,143                 3,592,538
Purchase Money Mortgage taken back by program...............                --                        --
Adjustments resulting from application of GAAP..............                --                        --
Total:......................................................         6,540,395                 6,412,127
Cost of properties including closing and soft costs:
Original mortgage financing.................................         4,160,000                 3,150,000
Total acquisition cost, capital improvement, closing and
  soft costs(e).............................................         4,418,662                 2,711,958
Total:......................................................         8,578,662                 5,861,958
Excess (Deficiency) of property operating cash receipts over
  cash expenditures(f)......................................        (2,038,267)                  550,169

------------------------------

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.

(b) All taxable income was reported as Section 1231 income.

(c) Amounts shown include pro rata share of original offering costs.

(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston

    Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e) Sale of operating partnership interest.

(f) Please note some closing costs were estimated.

(g) Foreclosure

(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.

(i) Mortgage balance and accrued interest are estimated.

(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

                                                         BOSTON                AMERICAN               AMERICAN
                                                         CAPITAL              AFFORDABLE             AFFORDABLE
                                                       TAX CREDIT           HOUSING FUND I         HOUSING FUND II
                                                     FUND I-SERIES 4      PIXLEY INVESTMENT          EAST RIDGE
INVESTMENT PARTNERSHIP:                               SUNNYVIEW II              GROUP                ASSOCIATES
PROPERTY NAME:                                          (A), (B)               (B), (E)                  (G)
-----------------------                             -----------------   ----------------------   -------------------
Date property acquired:...........................       09/01/89              03/01/88          08/01/88
Date of Sale:.....................................       06/05/03              11/17/04          03/01/04
Selling price, net of closing costs and GAAP
  adjustments:
Cash received (disbursed) net of closing costs....      3,303,932                47,040          --
Mortgage Balance and accrued interest at time of
  sale............................................      1,021,000             1,438,530          1,301,760
Purchase Money Mortgage taken back by program.....             --                    --          --
Adjustments resulting from application of GAAP....             --                    --          --
Total:............................................      4,324,932             1,485,570          1,301,760
Cost of properties including closing and soft
  costs:
Original mortgage financing.......................      2,300,000             1,500,000          1,237,500
Total acquisition cost, capital improvement,
  closing and soft costs (e)......................      1,055,665               473,181          405,087
Total:............................................      3,355,665             1,973,181          1,642,587
Excess (Deficiency) of property operating cash
  receipts over cash expenditures (f).............        969,267              (487,611)         (340,827      )

                                                                   AMERICAN              AMERICAN
                                                                  AFFORDABLE            AFFORDABLE
                                                                HOUSING FUND II       HOUSING FUND II
                                                                 KINGSLEY PARK          RIVERPLACE
INVESTMENT PARTNERSHIP:                                           ASSOCIATES            APARTMENTS
PROPERTY NAME:                                                     (B), (E)              (B), (E)
-----------------------                                       -------------------   -------------------
Date property acquired:.....................................        03/01/88              09/01/88
Date of Sale:...............................................        06/22/04              08/31/04
Selling price, net of closing costs and GAAP adjustments:
Cash received (disbursed) net of closing costs..............          25,000                25,000
Mortgage Balance and accrued interest at time of sale.......      10,423,457             3,700,000
Purchase Money Mortgage taken back by program...............              --                    --
Adjustments resulting from application of GAAP..............              --                    --
Total:......................................................      10,448,457             3,725,000
Cost of properties including closing and soft costs:
Original mortgage financing.................................      10,000,000             4,500,000
Total acquisition cost, capital improvement, closing and
  soft costs (e)............................................       2,135,594             2,596,882
Total:......................................................      12,135,594             7,096,882
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (f).....................................      (1,687,137)           (3,371,882)

------------------------------

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.

(b) All taxable income was reported as Section 1231 income.

(c) Amounts shown include pro rata share of original offering costs.

(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e) Sale of operating partnership interest.

(f) Please note some closing costs were estimated.

(g) Foreclosure

(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.

(i) Mortgage balance and accrued interest are estimated.

(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

                                                          AMERICAN              AMERICAN              AMERICAN
                                                         AFFORDABLE            AFFORDABLE            AFFORDABLE
                                                       HOUSING FUND II       HOUSING FUND II       HOUSING FUND II
                                                         300 SHAWMUT            BLAIRVIEW            BLOOMFIELD
INVESTMENT PARTNERSHIP:                                    AVENUE              ASSOCIATES            ASSOCIATES
PROPERTY NAME:                                            (B), (E)              (B), (E)              (B), (E)
-----------------------                              -------------------   -------------------   -------------------
Date property acquired:............................       11/01/88               03/01/89             06/01/88
Date of Sale:......................................       11/01/04               12/01/04             12/28/04
Selling price, net of closing costs and GAAP
  adjustments:
Cash received (disbursed) net of closing costs.....              1                      1               10,792
Mortgage Balance and accrued interest at time of
  sale.............................................        892,949              1,399,892              359,727
Purchase Money Mortgage taken back by program......             --                     --                   --
Adjustments resulting from application of GAAP.....             --                     --                   --
Total:.............................................        892,950              1,399,893              370,519
Cost of properties including closing and soft
  costs:
Original mortgage financing........................        270,000              1,444,475              366,390
Total acquisition cost, capital improvement,
  closing and soft costs (e).......................        607,704                439,061              117,996
Total:.............................................        877,704              1,883,536              484,386
Excess (Deficiency) of property operating cash
  receipts over cash expenditures (f)..............         15,246               (483,643)            (113,867)

                                                                     AMERICAN                  AMERICAN
                                                                    AFFORDABLE                AFFORDABLE
                                                                  HOUSING FUND II           HOUSING FUND II
                                                                   FREDERICKTOWN              GARDEN CITY
INVESTMENT PARTNERSHIP:                                             ASSOCIATES              FAMILY HOUSING
PROPERTY NAME:                                                       (B), (E)                  (B), (E)
-----------------------                                       -----------------------   -----------------------
Date property acquired:.....................................            06/01/88                       06/01/88
Date of Sale:...............................................            12/28/04                       12/28/04
Selling price, net of closing costs and GAAP adjustments:
Cash received (disbursed) net of closing costs..............              10,851                         11,228
Mortgage Balance and accrued interest at time of sale.......             361,691                        374,253
Purchase Money Mortgage taken back by program...............                  --                             --
Adjustments resulting from application of GAAP..............                  --                             --
Total:......................................................             372,542                        385,481
Cost of properties including closing and soft costs:
Original mortgage financing.................................             377,214                        383,000
Total acquisition cost, capital improvement, closing and
  soft costs (e)............................................             113,429                        123,558
Total:......................................................             490,643                        506,558
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (f).....................................            (118,101)                      (121,077)

------------------------------

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.

(b) All taxable income was reported as Section 1231 income.

(c) Amounts shown include pro rata share of original offering costs.

(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e) Sale of operating partnership interest.

(f) Please note some closing costs were estimated.

(g) Foreclosure

(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.

(i) Mortgage balance and accrued interest are estimated.

(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

                                                         AMERICAN              AMERICAN              AMERICAN
                                                        AFFORDABLE            AFFORDABLE            AFFORDABLE
                                                      HOUSING FUND II       HOUSING FUND II      HOUSING FUND III
                                                      MARIONVILLE III          NEBRASKA              428 SOUTH
INVESTMENT PARTNERSHIP:                               FAMILY HOUSING          CITY SENIOR          GRANDVIEW, LP
PROPERTY NAME:                                           (B), (E)              (B), (E)            (B), (E), (I)
-----------------------                             -------------------   -------------------   -------------------
Date property acquired:...........................       06/01/88              06/01/88               12/01/88
Date of Sale:.....................................       12/28/04              12/28/04               02/01/04
Selling price, net of closing costs and GAAP
  adjustments:
Cash received (disbursed) net of closing costs....          5,677                12,266                     --
Mortgage Balance and accrued interest at time of
  sale............................................        189,239               408,852              2,199,726
Purchase Money Mortgage taken back by program.....             --                    --                     --
Adjustments resulting from application of GAAP....             --                    --                     --
Total:............................................        194,916               421,118              2,199,726
Cost of properties including closing and soft
  costs:
Original mortgage financing.......................        197,299               428,759              2,119,934
Total acquisition cost, capital improvement,
  closing and soft costs (e)......................         59,939               122,314              1,777,941
Total:............................................        257,238               551,073              3,897,875
Excess (Deficiency) of property operating cash
  receipts over cash expenditures (f).............        (62,322)             (129,955)            (1,698,149)

                                                                   AMERICAN              AMERICAN
                                                                  AFFORDABLE            AFFORDABLE
                                                               HOUSING FUND III      HOUSING FUND III
                                                                 GRASS VALLEY           WEAVERVILLE
INVESTMENT PARTNERSHIP:                                           INVESTMENT            INVESTMENT
PROPERTY NAME:                                                 GROUP II (B), (E)     GROUP II (B), (E)
-----------------------                                       -------------------   -------------------
Date property acquired:.....................................        12/01/88              12/01/88
Date of Sale:...............................................        11/17/04              11/17/04
Selling price, net of closing costs and GAAP adjustments:
Cash received (disbursed) net of closing costs..............          40,800                43,776
Mortgage Balance and accrued interest at time of sale.......       1,521,911             1,527,589
Purchase Money Mortgage taken back by program...............        [cad228]              [cad228]
Adjustments resulting from application of GAAP..............        [cad228]              [cad228]
Total:......................................................       1,562,711             1,571,365
Cost of properties including closing and soft costs:
Original mortgage financing.................................       1,500,000             1,500,000
Total acquisition cost, capital improvement, closing and
  soft costs (e)............................................         858,288               815,128
Total:......................................................       2,358,288             2,315,128
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (f).....................................        (795,577)             (743,763)

------------------------------

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.

(b) All taxable income was reported as Section 1231 income.

(c) Amounts shown include pro rata share of original offering costs.

(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e) Sale of operating partnership interest.

(f) Please note some closing costs were estimated.

(g) Foreclosure

(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.

(i) Mortgage balance and accrued interest are estimated.

(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

                                                         BOSTON CAPITAL       BOSTON CAPITAL       BOSTON CAPITAL
                                                           TAX CREDIT           TAX CREDIT           TAX CREDIT
                                                         FUND--SERIES 1       FUND--SERIES 1       FUND--SERIES 1
                                                            BOLIVAR              CONNEAUT              GENEVA
INVESTMENT PARTNERSHIP:                                  MANOR(B), (E)       LIMITED(B), (E)      LIMITED(B), (E)
-----------------------                                ------------------   ------------------   ------------------
PROPERTY NAME:
Date property acquired:..............................       12/01/89             01/01/89             01/01/89
Date of Sale:........................................       12/01/04             12/01/04             12/01/04
Selling price, net of closing costs and GAAP
  adjustments:
Cash received (disbursed) net of closing costs.......              1                6,079                6,079
Mortgage Balance and accrued interest at time of
  sale...............................................        863,581            1,147,562            1,163,436
Purchase Money Mortgage taken back by program........             --                   --                   --
Adjustments resulting from application of GAAP.......             --                   --                   --
Total:...............................................        863,582            1,153,641            1,169,515
Cost of properties including closing and soft costs:
Original mortgage financing..........................        889,200            1,187,000            1,198,800
Total acquisition cost, capital improvement, closing
  and soft costs(e)..................................        258,705              359,326              365,411
Total:...............................................      1,147,905            1,546,326            1,564,211
Excess (Deficiency) of property operating cash
  receipts over cash expenditures(f).................       (284,323)            (392,685)            (394,696)

                                                                BOSTON CAPITAL        BOSTON CAPITAL
                                                                  TAX CREDIT            TAX CREDIT
                                                               FUND I--SERIES 3      FUND I--SERIES 3
                                                                 LINCOLN HOTEL        TAYLOR TERRACE
INVESTMENT PARTNERSHIP:                                       ASSOCIATES(A), (B)      HOUSING(B), (E)
-----------------------                                       -------------------   -------------------
PROPERTY NAME:
Date property acquired:.....................................        02/01/89              04/01/89
Date of Sale:...............................................        02/06/04              06/29/04
Selling price, net of closing costs and GAAP adjustments:
Cash received (disbursed) net of closing costs..............              --                75,672
Mortgage Balance and accrued interest at time of sale.......       3,282,476             1,030,000
Purchase Money Mortgage taken back by program...............              --                    --
Adjustments resulting from application of GAAP..............              --                    --
Total:......................................................       3,282,476             1,105,672
Cost of properties including closing and soft costs:
Original mortgage financing.................................       2,900,000             1,066,000
Total acquisition cost, capital improvement, closing and
  soft costs(e).............................................         718,516               313,802
Total:......................................................       3,618,516             1,379,802
Excess (Deficiency) of property operating cash receipts over
  cash expenditures(f)......................................        (336,040)             (274,130)

------------------------------

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.

(b) All taxable income was reported as Section 1231 income.

(c) Amounts shown include pro rata share of original offering costs.

(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e) Sale of operating partnership interest.

(f) Please note some closing costs were estimated.

(g) Foreclosure

(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.

(i) Mortgage balance and accrued interest are estimated.

(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

                                                        BOSTON CAPITAL
                                                          TAX CREDIT         BOSTON CAPITAL       BOSTON CAPITAL
                                                       FUND I--SERIES 3        TAX CREDIT           TAX CREDIT
                                                            PEDCOR           FUND--SERIES 3      FUND I--SERIES 4
                                                         INVESTMENTS            128 PARK              FULLER
INVESTMENT PARTNERSHIP:                                1988-IV(B), (E)       STREET(B), (E)      HOMES LP(B), (E)
-----------------------                               ------------------   ------------------   ------------------
PROPERTY NAME:
Date property acquired:.............................        02/01/89            04/01/89             04/01/89
Date of Sale:.......................................        07/29/04            11/01/04             01/05/04
Selling price, net of closing costs and GAAP
  adjustments:
Cash received (disbursed) net of closing costs......         320,000                   1               40,909
Mortgage Balance and accrued interest at time of
  sale..............................................       4,967,272             965,805              567,800
Purchase Money Mortgage taken back by program.......              --                  --                   --
Adjustments resulting from application of GAAP......              --                  --                   --
Total:..............................................       5,287,272             965,806              608,709
Cost of properties including closing and soft costs:
Original mortgage financing.........................       5,167,000             250,526              478,769
Total acquisition cost, capital improvement, closing
  and soft costs(e).................................       3,621,071             469,799              346,900
Total:..............................................       8,788,071             720,325              825,669
Excess (Deficiency) of property operating cash
  receipts over cash expenditures(f)................      (3,500,799)            245,481             (216,960)

                                                                 BOSTON CAPITAL         BOSTON CAPITAL
                                                                   TAX CREDIT             TAX CREDIT
                                                                FUND I--SERIES 4       FUND I--SERIES 4
                                                                  MONTANA AVE.             VAN DYCK
INVESTMENT PARTNERSHIP:                                        TOWNHOMES(B), (E)     ESTATES XVI(B), (E)
-----------------------                                       --------------------   --------------------
PROPERTY NAME:
Date property acquired:.....................................        08/01/89               02/01/90
Date of Sale:...............................................        01/05/04               02/25/04
Selling price, net of closing costs and GAAP adjustments:
Cash received (disbursed) net of closing costs..............          59,091                515,000
Mortgage Balance and accrued interest at time of sale.......         755,973                586,229
Purchase Money Mortgage taken back by program...............              --                     --
Adjustments resulting from application of GAAP..............              --                     --
Total:......................................................         815,064              1,101,229
Cost of properties including closing and soft costs:
Original mortgage financing.................................         694,871                680,000
Total acquisition cost, capital improvement, closing and
  soft costs(e).............................................         585,951                646,149
Total:......................................................       1,280,822              1,326,149
Excess (Deficiency) of property operating cash receipts over
  cash expenditures(f)......................................        (465,758)              (224,920)

------------------------------

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.

(b) All taxable income was reported as Section 1231 income.

(c) Amounts shown include pro rata share of original offering costs.

(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e) Sale of operating partnership interest.

(f) Please note some closing costs were estimated.

(g) Foreclosure

(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.

(i) Mortgage balance and accrued interest are estimated.

(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

                                                                           BOSTON CAPITAL            BOSTON CAPITAL
                                                                             TAX CREDIT                TAX CREDIT
                                                                          FUND I--SERIES 4          FUND I--SERIES 5
                                                 BOSTON CAPITAL          AND BOSTON CAPITAL        AND BOSTON CAPITAL
                                                   TAX CREDIT                TAX CREDIT                TAX CREDIT
                                                FUND I--SERIES 4         FUND II--SERIES 14        FUND II--SERIES 14
                                               TOPEKA RESIDENTIAL               HAVEN                   GLENHAVEN
                                                   FUND THREE             PARK PARTNERS II            PARK PARTNERS
INVESTMENT PARTNERSHIP:                           (A), (B), (F)               (B), (E)                  (B), (E)
-----------------------                      -----------------------   -----------------------   -----------------------
PROPERTY NAME:
Date property acquired:....................          07/01/89                  07/01/89                  06/01/89
Date of Sale:..............................          03/16/04                  03/17/04                  02/20/04
Selling price, net of closing costs and
  GAAP adjustments:
Cash received (disbursed) net of closing
  costs....................................            12,500                   715,000                    28,760
Mortgage Balance and accrued interest at
  time of sale.............................           300,295                   466,593                    43,030
Purchase Money Mortgage taken back by
  program..................................                --                        --                        --
Adjustments resulting from application of
  GAAP.....................................                --                        --                        --
Total:.....................................           312,795                 1,181,593                    71,790
Cost of properties including closing and
  soft costs:
Original mortgage financing................           440,000                   816,900                   842,417
Total acquisition cost, capital
  improvement, closing and soft costs(e)...           415,728                 1,066,558                   917,760
Total:.....................................           855,728                 1,883,458                 1,760,177
Excess (Deficiency) of property operating
  cash receipts over cash
  expenditures(f)..........................          (542,933)                 (701,865)               (1,688,387)

                                                                BOSTON CAPITAL        BOSTON CAPITAL
                                                                  TAX CREDIT            TAX CREDIT
                                                                FUND--SERIES 6        FUND--SERIES 6
                                                                   COLUMBIA               ELDON
                                                                PARK ASSOCIATES         ESTATES LP
INVESTMENT PARTNERSHIP:                                          (A), (B), (F)           (B), (E)
-----------------------                                       -------------------   ------------------
PROPERTY NAME:
Date property acquired:.....................................        11/01/89             09/01/89
Date of Sale:...............................................        12/15/04             12/28/04
Selling price, net of closing costs and GAAP adjustments:
Cash received (disbursed) net of closing costs..............       2,752,871               16,276
Mortgage Balance and accrued interest at time of sale.......       1,397,779              542,524
Purchase Money Mortgage taken back by program...............              --                   --
Adjustments resulting from application of GAAP..............              --                   --
Total:......................................................       4,150,650              558,800
Cost of properties including closing and soft costs:
Original mortgage financing.................................       5,685,000              564,141
Total acquisition cost, capital improvement, closing and
  soft costs(e).............................................       1,607,375              163,935
Total:......................................................       7,292,375              728,076
Excess (Deficiency) of property operating cash receipts over
  cash expenditures(f)......................................      (3,141,725)            (169,276)

------------------------------

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.

(b) All taxable income was reported as Section 1231 income.

(c) Amounts shown include pro rata share of original offering costs.

(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e) Sale of operating partnership interest.

(f) Please note some closing costs were estimated.

(g) Foreclosure

(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.

(i) Mortgage balance and accrued interest are estimated.

(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

                                  BOSTON CAPITAL       BOSTON CAPITAL        BOSTON CAPITAL           BOSTON CAPITAL
                                    TAX CREDIT           TAX CREDIT            TAX CREDIT               TAX CREDIT
                                  FUND--SERIES 6      FUND II--SERIES 7     FUND II--SERIES 7       FUND II--SERIES 10
                                   WARRENSBURG             BUCKNER              WINFIELD            PEDCOR INVESTMENTS
                                    PROPERTIES           PROPERTIES            PROPERTIES              1989-X (B),
INVESTMENT PARTNERSHIP:              (B), (E)             (B), (E)              (B), (E)                 (E), (H)
-----------------------         ------------------   -------------------   -------------------   ------------------------
PROPERTY NAME:
Date property acquired:.......       09/01/89             12/01/89              12/01/89                  07/01/90
Date of Sale:.................       12/28/04             12/28/04              12/28/04                  12/01/04
Selling price, net of closing
  costs and GAAP adjustments:
Cash received (disbursed) net
  of closing costs............         16,775               18,225                17,951                   652,500
Mortgage Balance and accrued
  interest at time of sale....        559,159              607,514               598,371                 3,109,219
Purchase Money Mortgage taken
  back by program.............             --                   --                    --                        --
Adjustments resulting from
  application of GAAP.........             --                   --                    --                        --
Total:........................        575,934              625,739               616,322                 3,761,719
Cost of properties including
  closing and soft costs:
Original mortgage financing...        803,500              626,634               616,813                 3,278,800
Total acquisition cost,
  capital improvement, closing
  and soft costs(e)...........        160,146              191,893               186,983                 2,712,700
Total:........................        963,646              818,527               803,796                 5,991,500
Excess (Deficiency) of
  property operating cash
  receipts over cash
  expenditures(f).............       (387,712)            (192,788)             (187,474)               (2,229,781)

------------------------------

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.

(b) All taxable income was reported as Section 1231 income.

(c) Amounts shown include pro rata share of original offering costs.

(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e) Sale of operating partnership interest.

(f) Please note some closing costs were estimated.

(g) Foreclosure

(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.

(i) Mortgage balance and accrued interest are estimated.

(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

                                                                BOSTON CAPITAL
                                                                CORPORATE TAX           BOSTON CAPITAL
                                                                CREDIT FUND I           CORPORATE TAX
                                                                    KINGS               CREDIT FUND I
                                                                   CROSSING            PARTNERSHIP FOR
                                                                   LIMITED            AFFORDABLE HOUSING
                                                                 PARTNERSHIP              L.P. GAMMA
INVESTMENT PARTNERSHIP:                                         (G), (I), (J)           (G), (I), (K)
-----------------------                                       ------------------   ------------------------
PROPERTY NAME:
Date property acquired:.....................................        02/01/93                05/01/93
Date of Sale:...............................................        03/17/03                03/19/04
Selling price, net of closing costs and GAAP adjustments:
Cash received (disbursed) net of closing costs..............              --                      --
Mortgage Balance and accrued interest at time of sale.......       4,496,916                 351,775
Purchase Money Mortgage taken back by program...............              --                      --
Adjustments resulting from application of GAAP..............              --                      --
Total:......................................................       4,496,916                 351,775
Cost of properties including closing and soft costs:
Original mortgage financing.................................       4,396,700               2,067,569
Total acquisition cost, capital improvement, closing and
  soft costs(e).............................................       5,174,250                 436,706
Total:......................................................       9,570,950               2,504,275
Excess (Deficiency) of property operating cash receipts over
  cash expenditures(f)......................................      (5,074,034)             (2,152,500)

------------------------------

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.

(b) All taxable income was reported as Section 1231 income.

(c) Amounts shown include pro rata share of original offering costs.

(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e) Sale of operating partnership interest.

(f) Please note some closing costs were estimated.

(g) Foreclosure

(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.

(i) Mortgage balance and accrued interest are estimated.

(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

                                                                       EXHIBIT A

                               REINVESTMENT PLAN

    BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation (the "Company"), adopted a Reinvestment Plan (the "Reinvestment Plan") on the terms and conditions set forth below.

    1. REINVESTMENT OF DISTRIBUTIONS. Boston Capital Securities, Inc., the agent (the "Reinvestment Agent") for participants (the "Participants") in the Reinvestment Plan, will receive all cash distributions made by the Company with respect to shares of common stock of the Company (the "Shares") owned by each Participant (collectively, the "Distributions"). The Reinvestment Agent will apply such Distributions as follows:

        (a) At any period during which the Company is making a public offering of Shares, the Reinvestment Agent will invest Distributions in Shares acquired from the dealer-manager or participating brokers for the offering at the public offering price per Share. Participants will be charged dealer-manager fees on Shares acquired pursuant to the Reinvestment Plan.


        (b) If no public offering of Shares is ongoing, the Reinvestment Agent will purchase Shares from any additional Shares which the Company elects to register with the Securities and Exchange Commission (the "SEC") for the Reinvestment Plan, at a per Share price equal to the fair market value of the Shares determined by quarterly appraisal updates performed by the Company based on a review of the existing appraisal of each property owned by the Company or in which the Company has an interest (each, a "Property," and collectively, the "Properties"), focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property. The capitalization rate used by the Company and, as a result, the price per Share paid by Participants in the Reinvestment Plan prior to the listing of the Shares on a national securities exchange or on the NASDAQ National Market ("Listing") will be determined by Boston Capital REIT Advisors, LLC (the "Advisor") in its sole discretion. The factors that the Advisor will use to determine the capitalization rate include (i) its experience in selecting, acquiring and overseeing the management of properties similar to the Properties; (ii) an examination of the conditions in the market; and (iii) capitalization rates in use by private appraisers, to the extent that the Advisor deems such factors appropriate, as well as any other factors that the Advisor deems relevant or appropriate in making its determination. The Company's internal accountants will then convert the most recent quarterly balance sheet of the Company from a "GAAP" balance sheet to a "fair market value" balance sheet. Based on the "fair market value" balance sheet, the internal accountants will then assume a sale of the Company's assets and the liquidation of the Company in accordance with its constitutive documents and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities. Upon Listing, the Reinvestment Agent may purchase Shares either through such market or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, in either case at a per Share price equal to the then-prevailing market price on the national securities exchange or on the NASDAQ National Market on which the Shares are listed at the date of purchase by the Reinvestment Agent. In the event that, after Listing occurs, the Reinvestment Agent purchases Shares on a national securities exchange or on the NASDAQ National Market through a registered broker-dealer, the amount to be reinvested will be reduced by any brokerage commissions charged by such registered broker-dealer.


        (c) For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such

    Participant. The Reinvestment Agent will use the aggregate amount of distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

        (d) Distributions shall be invested by the Reinvestment Agent in Shares promptly following the payment date with respect to such Distributions to the extent Shares are available. If sufficient Shares are not available, Distributions shall be invested on behalf of the Participants in one or more interest-bearing accounts in a commercial bank approved by the Company which is located in the continental United States and has assets of at least $100,000,000, until Shares are available for purchase, provided that any Distributions that have not been invested in Shares within 30 days after such Distributions are made by the Company shall be returned to Participants.

        (e) The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

        (f) Distributions attributable to Shares purchased on behalf of the Participants pursuant to the Reinvestment Plan will be reinvested in additional Shares in accordance with the terms hereof.

        (g) No certificates will be issued to a Participant for Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Participants in the Reinvestment Plan will receive statements of account in accordance with Paragraph 7 below.

    2. ELECTION TO PARTICIPATE. Any stockholder who participates in a public offering of Shares and who has received a copy of the related final prospectus included in the Company's registration statement filed with the SEC may elect to participate in and purchase Shares through the Reinvestment Plan at any time by written notice to the Company and will not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in a public offering of Shares may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant's notice, provided it is received more than ten business days prior to the last day of the fiscal quarter to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a stockholder will become a Participant in the Reinvestment Plan effective on the first day of the fiscal quarter following such election, and the election will apply to all Distributions attributable to the fiscal quarter in which the stockholder makes such written election to participate in the Reinvestment Plan and to all fiscal quarters or months thereafter. A Participant who has terminated his participation in the Reinvestment Plan pursuant to Paragraph 11 will be allowed to participate in the Reinvestment Plan again upon receipt of a current version of a final prospectus relating to participation in the Reinvestment Plan which contains, at a minimum, the following: (i) the minimum investment amount; (ii) the type or source of proceeds which may be invested; and (iii) the tax consequences of the reinvestment to the Participant, by notifying the Reinvestment Agent and completing any required forms. Stockholders who elect the monthly distribution option, if available, are not eligible to participate in the Reinvestment Plan. Boston Capital Holdings Limited Partnership and its affiliates are not eligible to participate in the Reinvestment Plan.

    3. DISTRIBUTION OF FUNDS. In making purchases for Participants' accounts, the Reinvestment Agent may commingle Distributions attributable to Shares owned by Participants in the Reinvestment Plan.

    4. PROXY SOLICITATION. The Reinvestment Agent will distribute to Participants proxy solicitation material received by it from the Company which is attributable to Shares held in the Reinvestment Plan. The Reinvestment Agent will vote any Shares that it holds for the account of a Participant in accordance with the Participant's written instructions. In the absence of such written instructions, if a Participant gives a proxy to person(s) representing the Company covering Shares registered in the Participant's name, such proxy will be deemed to be an instruction to the Reinvestment Agent to vote the full Shares in the Participant's account in like manner. If a Participant does not direct the Reinvestment Agent as to how the Shares should be voted and does not give a proxy to person(s) representing the Company covering these Shares, the Reinvestment Agent will not vote the Shares.

    5. ABSENCE OF LIABILITY. Neither the Company nor the Reinvestment Agent shall have any responsibility or liability as to the value of the Company's Shares, any change in the value of the Shares acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts, in which Distributions are invested. Neither the Company nor the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Reinvestment Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant. Notwithstanding the foregoing, liability under the federal securities laws cannot be waived. Similarly, the Company and the Reinvestment Agent have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

    6.  SUITABILITY.

        (a) Within 60 days prior to the end of each fiscal year, the Reinvestment Agent will mail to each Participant a participation agreement (the "Participation Agreement"), in which the Participant will be required to represent that there has been no material change in the Participant's financial condition and confirm that the representations made by the Participant in the subscription agreement are true and correct as of the date of the Participation Agreement, except as noted in the Participation Agreement.

        (b) Each Participant will be required to return the executed Participation Agreement to the Reinvestment Agent within 30 days after receipt. In the event that a Participant fails to respond to the Reinvestment Agent or return the completed Participation Agreement on or before the 15th day after the beginning of the fiscal year following receipt of the Participation Agreement, the Participant's Distribution for the first fiscal quarter of that year will be sent directly to the Participant and no Shares will be purchased on behalf of the Participant for that fiscal quarter and, subject to (c) below, any fiscal quarters thereafter, until the Reinvestment Agent receives an executed Participation Agreement from the Participant.

        (c) If a Participant fails to return the executed Participation Agreement to the Reinvestment Agent prior to the end of the second fiscal quarter for any year of the Participant's participation in the Reinvestment Plan, the Participant's participation in the Reinvestment Plan shall be terminated in accordance with Paragraph 11 below.

        (d) Each Participant shall notify the Reinvestment Agent in the event that, at any time during his participation in the Reinvestment Plan, there is any material change in the Participant's financial condition or inaccuracy of any representation under the subscription agreement.

        (e) For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company's prospectus.

    7. REPORTS TO PARTICIPANTS. Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge to such Participant, and the total Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 6(d) hereof, he is required to notify the Reinvestment Agent in the event that there is any material change in his financial condition or if any representation under the subscription agreement becomes inaccurate. Tax information for income earned on Shares under the Reinvestment Plan will be sent to each participant by the Company or the Reinvestment Agent at least annually.

    8. ADMINISTRATIVE CHARGES, COMMISSIONS, AND PLAN EXPENSES. In connection with Shares purchased by Participants in the Reinvestment Plan, the Company will pay a dealer-manager fee of 2.0%, and, in the event that proceeds from the sale of Shares to Participants are used to acquire properties, acquisition and advisory fees and expenses of 3.2% of the purchase price of the Shares. The administrative charge for each Participant for each fiscal quarter shall be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $0.50. The maximum charge is $10.00. Any interest earned on Distributions will be paid to the Company to defray costs relating to the Reinvestment Plan. Except as provided in this Paragraph 8, the Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent.

    9. NO DRAWING. No Participant shall have any right to draw checks or drafts against his account or give instructions to the Company or the Reinvestment Agent except as expressly provided herein.

    10. TAXES. Taxable Participants may incur a tax liability for Distributions made with respect to such Participant's Shares, even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Reinvestment Plan.

    11.  TERMINATION.

        (a) A Participant may terminate his participation in the Reinvestment Plan at any time by written notice to the Reinvestment Agent. To be effective for any Distribution, such notice must be received by the Reinvestment Agent at least ten business days prior to the last day of the fiscal quarter to which such Distribution relates.

        (b) The Company or the Reinvestment Agent may terminate a Participant's individual participation in the Reinvestment Plan, and the Company may terminate the Reinvestment Plan itself, at any time by ten days' prior written notice mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on their account or such more recent address as a Participant may furnish to the Company in writing.

        (c) After termination of the Reinvestment Plan or termination of a Participant's participation in the Reinvestment Plan, the Reinvestment Agent will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for (a) the amount of any Distributions in the Participant's account that have not been reinvested in Shares, and
    (b) the value of any fractional Shares standing to the credit of a Participant's account based on the market price of the Shares. The record books of the Company will be revised to reflect the ownership of record of the Participant's full Shares and any future Distributions made after the effective date of the termination will be sent directly to the former Participant.

    12. NOTICE. Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan shall be in writing and addressed, if to the Company:

    Investor Services Department

    Boston Capital Real Estate Investment Trust, Inc.
    c/o Boston Capital Corporation
    One Boston Place
    Boston, MA 02108-4406

if to the Reinvestment Agent:

    Boston Capital Securities, Inc.
    One Boston Place
    Boston, MA 02108-4406

or to such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.

    13. AMENDMENT. The terms and conditions of this Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including but not limited to an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his last address of record; provided, that any such amendment must be approved by a majority of the independent directors of the Company. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

    14. GOVERNING LAW. THIS REINVESTMENT PLAN AND A PARTICIPANT'S ELECTION TO PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS
SECTION 14.

                                                                       EXHIBIT B


                             SUBSCRIPTION AGREEMENT

Boston Capital Real Estate Investment Trust, Inc.

c/o Boston Capital Corporation
One Boston Place, Suite 2100
Boston, Massachusetts 02108

Ladies and Gentlemen:

    The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, tenders this subscription and applies for the purchase of the number of shares of common stock ("Shares") of Boston Capital Real Estate Investment Trust, Inc., a Maryland corporation (the "Company"), set forth on such Subscription Agreement Signature Page. Payment for the Shares is hereby made by check payable to "Boston Private Bank & Trust Company as Custodian for Boston Capital REIT (BPB&TC C/F BCREIT)."

    The undersigned hereby acknowledges receipt of the Prospectus of the Company dated August 1, 2005 (the "Prospectus").

    The undersigned agrees that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus. The undersigned understands that subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion.

    Other than residents of Minnesota, the undersigned acknowledges that he/she has been advised of the following:

        (a) The assignability and transferability of the Shares is restricted and will be governed by the Company's Articles of Incorporation and Bylaws and all applicable laws as described in the Prospectus.

        (b) Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

        (c) There is no public market for the Shares and, accordingly, it may not be possible to readily liquidate an investment in the Company.

    BY SIGNING THIS SUBSCRIPTION AGREEMENT, THE INVESTOR IS NOT WAIVING ANY RIGHTS THAT THE INVESTOR MAY HAVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                  SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
                   CONDITIONS RESTRICTING TRANSFER OF SHARES

260.141.11 Restrictions on Transfer.

    (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the "Rules") adopted under the California Corporate Securities Law (the "Code") shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

    (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

        (1) to the issuer;

        (2) pursuant to the order or process of any court;

        (3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

        (4) to the transferor's ancestor, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

        (5) to holders of securities of the same class of the same issuer;

        (6) by way of gift or donation INTER VIVOS or on death;

        (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

        (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

        (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

       (10) by way of a sale qualified under Sections 25111, 25112, 25113 or 15121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

       (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

       (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision
    (a) of Section 25143 is in effect with respect to such qualification;

       (13) between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

       (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

       (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule,
    (ii) delivers to each purchaser a copy of this rule, and (iii) advised the commissioner of the name of each purchaser;

       (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

       (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of
    Section 25110 of the Code but exempt from that qualification requirement by subdivision (1) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

    (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed therein in capital letters of not less than 10-point size, reading as follows:

    IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

[LAST AMENDED EFFECTIVE JANUARY 21, 1988.]

              SPECIAL NOTICE FOR MAINE, MASSACHUSETTS, MINNESOTA,
                      MISSOURI AND NEBRASKA RESIDENTS ONLY

    In no event may a subscription for Shares be accepted until at least five business days after the date the subscriber receives the Prospectus. Residents of the States of Maine, Massachusetts, Minnesota, Missouri and Nebraska who first received the Prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the Company within five days of the date of subscription.

             INSTRUCTIONS TO SUBSCRIPTION AGREEMENT SIGNATURE PAGE TO BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, ENC.,
                             SUBSCRIPTION AGREEMENT

INVESTOR INSTRUCTIONS.                      Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription. All information on the Subscription Agreement Signature Page should be
                                            completed as follows:
1. INVESTMENT.............................  Please mark if this is an initial investment or additional investment. All additional investments must be in increments of at least $100. Additional investments by residents of Maine must be for at least the $1,000 minimum amount, and residents of
                                            Maine must execute a new Subscription Agreement Signature Page to make additional investments in the Company. If additional investments in the Company are made, the investor agrees to notify the Company and the broker-dealer named on the
                                            Subscription Agreement Signature Page in writing if at any time he or she fails to meet the applicable suitability standards or is unable to make any other representations or warranties set forth in the Prospectus or the Subscription Agreement. A minimum investment of $1,000 (100 shares) is required, except for
                                            certain states which require a higher minimum investment.
                                            Certain States may vary. See Prospectus. A CHECK FOR THE FULL
                                            PURCHASE PRICE OF THE SHARES SUBSCRIBED FOR SHOULD BE MADE
                                            PAYABLE TO THE ORDER OF "BOSTON PRIVATE BANK & TRUST COMPANY as
                                            Custodian for Boston Capital REIT (BPB&TC C/F BCREIT)." Shares
                                            may be purchased only by persons meeting the standards set forth under the "Investor Suitability Standards" section of the
                                            Prospectus. Please indicate the state in which the sale was made. WE WILL NOT ACCEPT CASH, MONEY ORDERS OR TRAVELERS CHECKS
                                            FOR INITIAL INVESTMENTS.

                                            DEFERRED COMMISSION OPTION: Please check the box if you have agreed with your broker-dealer to elect the deferred commission option described in the Prospectus. By electing the deferred commission option, you are required to pay only $9.40 per share purchased upon subscription. For the next six years following the year of subscription, or longer if required to satisfy outstanding deferred commission obligations, you will have a 1%
                                            sales commission ($.10 per share) per year deducted from and paid out of dividends or other cash distributions otherwise distributable to you. Election of the deferred commission option will authorize us to withhold such amounts from dividends or other cash distributions otherwise payable to you as is set forth in the "Selling and Escrow Arrangements" section of the
                                            Prospectus.

2. TYPE OF OWNERSHIP......................  Please check the appropriate box to indicate the type of entity or type of individuals subscribing.

3. REGISTRATION NAMES AND CONTACT           Please enter the exact name in which the Shares are to be held.
  INFORMATION.............................  For joint tenants with right of survivorship or tenants in common, include the names of both investors. In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee along with the title, signature and successor trustee pages. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 5 of the Subscription Agreement
                                            Signature Page, the investor is certifying that this number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a Qualified
                                            Plan or trust, this will be the address of the trustee. Indicate the birthdate and occupation of the registered owner unless the registered owner is a partnership, corporation or trust.

4. DIVIDEND DISTRIBUTIONS.................  a. DIVIDEND REINVESTMENT PLAN: By electing to participate in the
                                            Dividend Reinvestment Plan, the investor elects to reinvest 100 percent of dividends otherwise payable to such investor in
                                            Shares of the Company. The investor agrees to notify the Company and the broker-dealer named on the Subscription Agreement
                                            Signature Page in writing if at any time he or she fails to meet the applicable suitability standards or is unable to make any other representations and warranties as set forth in the
                                            prospectus or Subscription Agreement.

                                            b. DIVIDEND ADDRESS: If cash dividends are to be sent to an address other than that provided in Section 3 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name(s), account number(s) and address(es).

5. SUBSCRIBER SIGNATURES..................  Each investor must initial each representation in this Section, and then sign and date this Section. By initialing and signing, each investor is agreeing that the representations in this
                                            Section are true. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. If title is to be held jointly, all parties must initial and sign. If the
                                            registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must initial and sign. PLEASE NOTE THAT THESE SIGNATURES DO NOT HAVE TO BE
                                            NOTARIZED.

6. BROKER-DEALER..........................  This Section is to be completed by the Registered
                                            Representative. Please complete all BROKER-DEALER information contained in Section 6 including suitability certification.
                                            SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE.

    The Subscription Agreement Signature Page, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to Boston Capital Real Estate Investment Trust, Inc.: if sent by U.S. Mail, PO Box 55449, Boston, Massachusetts 02205; if sent by overnight express mail, c/o Boston Capital, Suite 2100, One Boston Place, Boston, Massachusetts 02108. Only original, completed copies of Subscription Agreement Signature Pages can be accepted. Photocopies or otherwise duplicate Subscription Agreement Signature Pages cannot be accepted by the Company.

                IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THE
                     SUBSCRIPTION AGREEMENT SIGNATURE PAGE,
                           PLEASE CALL 1-800-866-2282

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.
SUBSCRIPTION AGREEMENT SIGNATURE PAGE



1.  INVESTMENT



This is an  / / Initial Investment  / / Additional Investment



MAKE INVESTMENT CHECK PAYABLE TO:



BOSTON PRIVATE BANK & TRUST COMPANY AS CUSTODIAN FOR BOSTON CAPITAL REIT



ABBREVIATION: (BPBTC C/F BCREIT)



This subscription is in the amount of $            for the purchase of
            Shares ($10.00 per Share). The minimum initial investment amount is 100 Shares ($1,000), with additional investment increments of 10 shares ($100). Certain states may vary. See prospectus.



State in which sale was made if other than state of residence ____________



Check the following box to elect the Deferred Commission Option: / / (This election must be agreed to by the Broker-Dealer listed below)



2.  TYPE OF OWNERSHIP



/ /  Individual                    / /  Community Property            / /  Custodian: As Custodian
/ /  Joint Tenants With Right of   / /  Partnership                        for
     Survivorship
                                                                           ---------------------------
/ /  Tenants in Common             / /  A Married Person Separate          Under the Uniform Gift to
                                        Property                           Minors Act,
/ /  Transfer on Death*            / /  IRA** Type:                        State of
/ /  Trust Type:                   / /  Keogh**                            Under the Uniform
     (please specify, i.e.,        / /  Qualified Pension Plan**           Transfers to Minors Act,
     Family, Living, Revocable,                                            State of
     etc.)
                                   / /  Qualified Profit Sharing      / /  Other
                                        Plan**
/ /  Corporation                   / /  Charitable Remainder Trust
/ /  Company                       / /  Non Profit Organization


--------------------------


* Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who (1) is a natural person or
    (2) two natural persons holding the account as Tenants by the Entirety or
    (3) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (4) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act. A separate Registration Form is required for TOD registration of an account.



** Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/Administrator and plan participants/investors is required for investment through these types of accounts.

3.  REGISTRATION NAME(S) AND CONTACT INFORMATION



Please print name(s) in which Shares are to be registered. Include custodian or trust name if applicable.



/ / Mr.  / / Mrs.  / / Ms.  / / Mr. & Mrs.  / / Other



                                                                       *
--------------    ---------------   -------------------   -----------  --------------------
1st Registration  Last Name/Entity  First Name            Middle Name  Mother's Maiden Name

                                                                       *
--------------    ---------------   -------------------   -----------  --------------------
2nd Registration  Last Name/Entity  First Name            Middle Name  Mother's Maiden Name

                                                                       *
--------------    ---------------   -------------------   -----------  --------------------
3rd Registration  Last Name/Entity  First Name            Middle Name  Mother's Maiden Name



Investor Social                    or Taxpayer ID                    Investor Date of Birth/
Security Number                    Number                            Incorporation
                 ---------------                   ---------------                  -------



Legal Address (no P.O.Box)

-------------------------------------------------------------------------------------------
Mailing Address

-------------------------------------------------------------------------------------------
City                           State                          Zip Code
-------------------------------------------------------------------------------------------

Daytime Telephone No. (   )    Evening Telephone No. (   )
-------------------------------------------------------------------------------------------

Email Address
-------------------------------------------------------------------------------------------



/ / Check here if you consent to receive all available statements and documents electronically in accordance with and as described in the Prospectus.



/ /  U.S. Citizen  / /  Resident Alien  / /  Non-Resident Alien



CUSTODIAN INFORMATION (IF REGISTERED UNDER IRA, KEOGH, OR QUALIFIED RETIREMENT
  PLAN)



Name of Institution

--------------------------------------------------------------------------------------------

Street Address

--------------------------------------------------------------------------------------------

City                           State                        Zip Code

Telephone No. (   )            Account No.                  Taxpayer ID Number -



*   Mother's Maiden Name Requested for Security Purposes

4.  DIVIDEND DISTRIBUTIONS



You may choose to have your dividend distribution applied in different ways. Please indicate your preference below. THE TOTAL AMOUNTS MUST EQUAL 100%.



ALLOCATION %



     / / I would like to participate in the Dividend Reinvestment Plan. In order to participate in the Dividend Reinvestment Plan, you must reinvest 100% of your dividend.
     OR
     / /I prefer to receive a dividend check at
---  my mailing address listed in Section 3.
%
     / /I prefer for my dividend to be
     deposited into third-party account(s).

     1st Institution Name                        Account Name
---
%
     -----------------------------------------   -----------------------------------------

     Institution ABA#                            Account Number
     -----------------------------------------   -----------------------------------------

     2nd Institution Name                        Account Name
---
%
     -----------------------------------------   -----------------------------------------

     Institution ABA#                            Account Number
     -----------------------------------------   -----------------------------------------



5.  SUBSCRIBER SIGNATURES



    The undersigned certifies, under penalty of perjury (i) that the taxpayer identification number shown on the Subscription Agreement Signature Page is true, correct and complete, and (ii) that he/she is not subject to backup withholding either because he/she has not been notified that he/she is subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified him/her that he/she is no longer subject to backup withholding.

    The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such investor's behalf) the following (ALL APPROPRIATE LINES MUST BE INITIALED):




PRIMARY  SECONDARY
INVESTOR INVESTOR
(INITIAL) (INITIAL)
 ----      ----     (a)  acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the
                         Prospectus of the Company relating to the Shares wherein the terms and conditions of the offering of the Shares are
                         described, including among other things, the restriction on ownership and transfer of Shares, which require, under
                         certain circumstances, that a holder of Shares shall give
                         written notice and provide certain information to the
                         Company (Minnesota and Massachusetts residents do not
                         initial);
 ----      ----     (b)  represents that I (we) either: (i) have a net worth
                         (excluding home, home furnishings and automobiles) of at
                         least $45,000 and estimate that (without regard to
                         investment in the Company) I (we) have gross income due in the current year of at least $45,000; or (ii) have a net
                         worth (excluding home, home furnishings and automobiles) of at least $150,000 or such higher suitability as may be
                         required by certain states and set forth in the "Investor
                         Suitability Standards" section of the Prospectus; in the
                         case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares;
 ----      ----     (c)  represents that the investor is purchasing the Shares for his or her own account and if I am (we are) purchasing
                         Shares on behalf of a trust or other entity of which I am
                         (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement Signature
                         Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s);
 ----      ----     (d)  acknowledges that the Shares are not liquid; (Massachusetts residents do not initial) and
 ----      ----     (e)  if an affiliate of the Company, represents that the Shares are being purchased for investment purposes only and not
                         with a view toward immediate resale.



     Date

     ----------------------------------------        ----------------------------------------
     (Print Name of Investor or Trustee)             (Print Name of Joint Owner, if
                                                     applicable)

X                                               X
     ----------------------------------------        ----------------------------------------
     Authorized Signature (Investor or               Signature Joint Owner, if applicable
     Trustee)



6.  BROKER-DEALER (TO BE COMPLETED BY REGISTERED REPRESENTATIVE)



The Broker-Dealer or authorized representative must sign below to complete order. Broker-Dealer warrants that it is a duly licensed Broker-Dealer and may lawfully offer Shares in the state designated as the investor's address or the state in which the sale was made, if different. The Broker-Dealer or authorized representative warrants that he/she has (a) reasonable grounds to believe this investment is suitable for the subscriber as defined in Section 3(b) of the Rules of Fair Practice of the NASD Manual

(b) has informed subscriber of all aspects of liquidity and marketability of this investment as required by Section 4 of such Rules of Fair Practice and
(c) delivered the Prospectus to the investor at least five days prior to the date that the investor will deliver this subscription agreement to the Boston Capital REIT.



Broker-Dealer Name                                            Telephone No.

------------------------------------------------------------  ----------------------------

Home Office Street Address

-------------------------------------------------------------------------------------------

City                           State                          Zip Code

----------------------------   ----------------------------   ----------------------------

----------------------------
Supervisor Signature, if
required

Registered Representative Name                                Telephone No.

------------------------------------------------------------  ----------------------------

Street Address

-------------------------------------------------------------------------------------------

City                           State                          Zip Code

----------------------------   ----------------------------   ----------------------------

----------------------------   ----------------------------
Registered Representative      Registered Representative
Signature                      Email



/ / Check this box to indicate whether this submission was solicited or recommended by an investment advisor/broker-dealer whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. That box must be checked in order for such subscribers to purchase shares net of the selling commissions.



     PLEASE MAIL COMPLETED SUBSCRIPTION AGREEMENT SIGNATURE PAGE (WITH ALL SIGNATURES) AND CHECK(S) MADE PAYABLE TO BOSTON PRIVATE BANK & TRUST COMPANY AS
            CUSTODIAN FOR BOSTON CAPITAL REIT (BPBTC C/F BCREIT) TO:



IF SENT BY U.S. MAIL: BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC., PO BOX
                            55449, BOSTON, MA 02205

    IF SENT BY OVERNIGHT EXPRESS MAIL: BOSTON CAPITAL REAL ESTATE INVESTMENT
                                  TRUST, INC.,
      BOSTON CAPITAL, ONE BOSTON PLACE, SUITE 2100, BOSTON, MA 02108-4406



FOR COMPANY USE ONLY:

ACCEPTANCE BY COMPANY              Amount                       Date
                                   --------------------------   --------------------------

Received and Subscription          Check No.
Accepted:
                                   --------------------------
Boston Capital
                                   --------------------------
                                   Broker-Dealer #
By:
      --------------------------   --------------------------   --------------------------
                                   Registered Representative #  Account #

                                    PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS



    Items 31, 32 and 35 are incorporated by reference from Amendment No. 10 to the Registrant's Registration Statement on Form S-11, as filed on April 26, 2005.



ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES.



    On January 30, 2006, we consummated the closing of an unregistered offering of 12.0% Series A Cumulative Non-Voting Preferred Stock at $500 per share. The preferred share offering was effected pursuant to the articles supplementary to our articles of incorporation. The preferred share offering was conducted in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The preferred shares were offered and sold by us to investors whom we had reasonable grounds to believe are "accredited investors" within the meaning of Rule 501 of Regulation D. The preferred share offering was effected by us for the purpose of having at least 100 shareholders to satisfy one of the qualifications we must meet in order to qualify as a REIT under the Internal Revenue Code. Under Sections 856(a)(5), 856(b) and 856(h)(2) of the Internal Revenue Code, the beneficial ownership of a REIT must be held by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a taxable year of less than 12 months), other than with respect to the first taxable year for which a REIT election is made (which in our case is anticipated to be the taxable year ended December 31, 2005). The outstanding preferred shares are subject to redemption, in whole or in part, at any date which is at least one year following the sale of such preferred shares by notice of such redemption by us. If we elect to redeem the preferred shares, each preferred share will be redeemed for a price, payable in cash on the redemption date, equal to $500, plus all accrued and unpaid dividends. We sold a total of 173 preferred shares in the preferred share offering representing total gross proceeds of $86,500. No selling commissions were paid in connection with the preferred share offering.



    On May 2, 2003, in connection with our formation, we issued 20,000 shares of our common stock to Boston Capital Companion Limited Partnership, an affiliate of the Advisor, for an aggregate consideration of $200,000 ($10 per share), in cash. No underwriter was involved. The sale was made in reliance upon an exemption from the registration provisions of the Securities Act set forth in
Section 4(2) thereof and the rules and regulations thereunder. Section 4(2) provides an exemption from registration for an isolated sale of securities by an issuer (us) to a single purchaser (Boston Capital Companion Limited Partnership) in a transaction that does not involve any public offering. These shares are deemed restricted securities for purposes of the Securities Act. Currently, John
P. Manning, through his ownership of the general partner of Boston Capital Companion Limited Partnership, has voting control over these shares.



ITEM 34.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.



    Our charter contains a provision permitted under Maryland General Corporation Law eliminating, with limited exceptions, each director's personal liability for monetary damages for breach of any duty as a director. In addition, our charter documents require us to indemnify our directors from specified liabilities and expenses, as well as advancement of costs, expenses and attorneys' fees, to the fullest extent permitted under Maryland General Corporation Law.



    Pursuant to our articles, we have entered into agreements indemnifying each director for personal losses or liability reasonably incurred by the director in connection with any act or omission performed or omitted to be performed on behalf of the Company, provided that the director has determined in good faith, that the course of conduct which caused the loss, or liability was in the best interests of the Company. Such indemnification is subject to the conditions and limitations imposed by Article II.G of the NASAA Guidelines and the Maryland General Corporation Law. Among the conditions and limitations on indemnification are requirements that the loss or liability not be caused by the negligence or misconduct by a non-independent director or the gross negligence or willful misconduct of an independent director and that the act or omission that was material to the loss or liability was not committed in bad faith or was not the result of active or deliberate dishonesty. In addition, our articles and the indemnification agreements provide for the advancement of costs, expenses and attorneys' fees, in accordance with the procedures under the Maryland General Corporation Law and subject to the NASAA Guidelines. These rights are contract rights fully enforceable by each beneficiary.



    Furthermore, subject to the NASAA Guidelines, our officers and directors are indemnified against specified liabilities by the soliciting dealers, and the soliciting dealers are indemnified against certain liabilities by us, under the soliciting dealer agreements relating to this offering and for specified liabilities and expenses pursuant to the advisory services agreement between us and our advisor. See "Indemnification." In addition, we are indemnified for specified liabilities and expenses pursuant to the advisory services agreement between us and the Advisor, Boston Capital REIT Advisors, LLC.



ITEM 36.  FINANCIAL STATEMENTS, FINANCIAL STATEMENT SCHEDULE AND EXHIBITS.



    (a) Financial Statements: See page F-1 for an index of the financial statements included in the Registration Statement.



    (b) Financial Statement Schedule.



    (c) Exhibits.


EXHIBITS


NUMBER                                    DESCRIPTION OF DOCUMENT
------                  ------------------------------------------------------------
        1.1             Form of Dealer-Manager Agreement between Boston Capital
                        Securities, Inc., and the Registrant (PREVIOUSLY FILED AS
                        EXHIBIT 1.1 TO THE REGISTRATION STATEMENT ON FORM S-11 (FILE
                        NO. 333-108426) ON JULY 19, 2005 AND INCORPORATED HEREIN BY
                        REFERENCE.)

        3.1             Articles of Amendment and Restatement of the Registrant
                        (PREVIOUSLY FILED AS EXHIBIT 3.1 TO THE REGISTRATION
                        STATEMENT ON FORM S-11 (FILE NO. 333-108426) ON JUNE 16,
                        2005 AND INCORPORATED HEREIN BY REFERENCE.)

        3.2             By-Laws of the Registrant (PREVIOUSLY FILED AS EXHIBIT 3.2
                        TO THE REGISTRATION STATEMENT ON FORM S-11 (FILE
                        NO. 333-108426) ON JUNE 16, 2005 AND INCORPORATED HEREIN BY
                        REFERENCE.)

        3.3             Limited Liability Company Agreement of BC-GFS, LLC
                        (PREVIOUSLY FILED AS EXHIBIT 3.5 TO THE REGISTRATION
                        STATEMENT ON FORM S-11 (FILE NO. 333-108426) ON OCTOBER 4,
                        2004 AND INCORPORATED HEREIN BY REFERENCE.)

        3.4             Amendment No. 1 to BC-GFS LLC Limited Liability Company
                        Agreement (PREVIOUSLY FILED AS EXHIBIT 3.6 TO THE
                        REGISTRATION STATEMENT ON FORM S-11 (FILE NO. 333-108426) ON
                        JANUARY 24, 2005 AND INCORPORATED HEREIN BY REFERENCE.)

        4.1             Form of Common Stock Certificate of the Registrant
                        (PREVIOUSLY FILED AS EXHIBIT 4.1 TO THE REGISTRATION
                        STATEMENT ON FORM S-11 (FILE NO. 333-108426) ON
                        DECEMBER 22, 2003 AND INCORPORATED HEREIN BY REFERENCE.)

        4.2*            Form of Subscription Agreement and Subscription Agreement
                        Signature Page (included as Exhibit B to Prospectus)

NUMBER                                    DESCRIPTION OF DOCUMENT
------                  ------------------------------------------------------------
        4.3             Articles Supplementary relating to 12.0% Series A Cumulative
                        Non-Voting Preferred Stock of the Registrant (PREVIOUSLY
                        FILED AS EXHIBIT 4.1 TO THE CURRENT REPORT ON FORM 8-K FILED
                        ON FEBRUARY 3, 2006, AND INCORPORATED HEREIN BY REFERENCE.)

        5.1             Opinion of Goodwin Procter LLP with respect to the legality of the shares being registered (PREVIOUSLY FILED AS
                        EXHIBIT 5.1 TO POST-EFFECTIVE AMENDMENT NO. 2 TO THE
                        REGISTRATION STATEMENT ON FORM S-11 (FILE NO. 333-108426) ON
                        DECEMBER 7, 2005 AND INCORPORATED HEREIN BY REFERENCE.)

        8.1             Opinion of Goodwin Procter LLP with respect to tax matters
                        (PREVIOUSLY FILED AS EXHIBIT 8.1 TO POST-EFFECTIVE AMENDMENT
                        NO. 2 TO THE REGISTRATION STATEMENT ON FORM S-11 (FILE
                        NO. 333-108426) ON DECEMBER 7, 2005 AND INCORPORATED HEREIN
                        BY REFERENCE.)

       10.1             2004 Equity Incentive Plan (PREVIOUSLY FILED AS
                        EXHIBIT 10.1 TO THE REGISTRATION STATEMENT ON FORM S-11
                        (FILE NO. 333-108426) ON JANUARY 24, 2005 AND INCORPORATED
                        HEREIN BY REFERENCE.)

       10.2             Forms of Option Agreement and Restricted Stock Grant
                        Agreement under the 2004 Equity Incentive Plan (PREVIOUSLY
                        FILED AS EXHIBIT 10.2 TO THE REGISTRATION STATEMENT ON
                        FORM S-11 (FILE NO. 333-108426) ON APRIL 9, 2004 AND
                        INCORPORATED HEREIN BY REFERENCE.)

       10.3             Form of Independent Director Stock Option Plan (PREVIOUSLY
                        FILED AS EXHIBIT 10.3 TO THE REGISTRATION STATEMENT ON
                        FORM S-11 (FILE NO. 333-108426) ON APRIL 9, 2004 AND
                        INCORPORATED HEREIN BY REFERENCE.)

       10.4             Form of Option Agreement under the Independent Director
                        Stock Option Plan (PREVIOUSLY FILED AS EXHIBIT 10.4 TO THE
                        REGISTRATION STATEMENT ON FORM S-11 (FILE NO. 333-108426) ON
                        APRIL 9, 2004 AND INCORPORATED HEREIN BY REFERENCE.)

       10.5             Second Amended and Restated Advisory Services Agreement
                        between Boston Capital REIT Advisors, LLC, and the
                        Registrant (PREVIOUSLY FILED AS EXHIBIT 10.5 TO THE
                        REGISTRATION STATEMENT ON FORM S-11 (FILE NO. 333-108426) ON
                        JULY 19, 2005 AND INCORPORATED HEREIN BY REFERENCE.)

       10.6             Loan Agreement dated as of May 31, 2003, between BCP
                        Funding, LLC, and the Registrant (PREVIOUSLY FILED AS
                        EXHIBIT 10.6 TO THE REGISTRATION STATEMENT ON FORM S-11
                        (FILE NO. 333-108426) ON DECEMBER 22, 2003 AND INCORPORATED
                        HEREIN BY REFERENCE.)

       10.7             Pledge Agreement (LLC/LP Interests), dated as of May 31,
                        2003, between BCP Funding, LLC, and the Registrant
                        (PREVIOUSLY FILED AS EXHIBIT 10.7 TO THE REGISTRATION
                        STATEMENT ON FORM S-11 (FILE NO. 333-108426) ON APRIL 9,
                        2004 AND INCORPORATED HEREIN BY REFERENCE.)

       10.8             Share Repurchase Plan dated as of May 1, 2004 (PREVIOUSLY
                        FILED AS EXHIBIT 10.8 TO THE REGISTRATION STATEMENT ON
                        FORM S-11 (FILE NO. 333-108426) ON APRIL 9, 2004 AND
                        INCORPORATED HEREIN BY REFERENCE.)

       10.9             Property Management Agreement, dated December 12, 2002,
                        between GFS Alderwood LLC and Pinnacle Realty Management
                        Company (Exhibits A, B & C only) (PREVIOUSLY FILED AS
                        EXHIBIT 10.91 TO THE REGISTRATION STATEMENT ON FORM S-11
                        (FILE NO. 333-108426) ON SEPTEMBER 2, 2003 AND INCORPORATED
                        HEREIN BY REFERENCE.)

       10.10            Property Management Agreement, dated December 12, 2002,
                        between GFS Ridgetop LLC and Pinnacle Realty Management
                        Company (Exhibits A, B & C only) (PREVIOUSLY FILED AS
                        EXHIBIT 10.10 TO THE REGISTRATION STATEMENT ON FORM S-11
                        (FILE NO. 333-108426) ON DECEMBER 22, 2003 AND INCORPORATED
                        HEREIN BY REFERENCE.)

NUMBER                                    DESCRIPTION OF DOCUMENT
------                  ------------------------------------------------------------
       10.11            Property Management Agreement, dated December 12, 2002,
                        between GFS Wellington LLC and Pinnacle Realty Management
                        Company (Exhibits A, B & C only) (PREVIOUSLY FILED AS
                        EXHIBIT 10.11 TO THE REGISTRATION STATEMENT ON FORM S-11
                        (FILE NO. 333-108426) ON DECEMBER 22, 2003 AND INCORPORATED
                        HEREIN BY REFERENCE.)

       10.12            Reinvestment Plan (PREVIOUSLY FILED AS EXHIBIT A TO
                        POST-EFFECTIVE AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT
                        ON FORM S-11 (FILE NO. 333-108426) ON DECEMBER 7, 2005 AND
                        INCORPORATED HEREIN BY REFERENCE.)

       10.13            Escrow Agreement between Boston Private Bank & Trust Company and the Registrant (PREVIOUSLY FILED AS EXHIBIT 10.13 TO THE
                        REGISTRATION STATEMENT ON FORM S-11 (FILE NO. 333-108426) ON
                        APRIL 9, 2004 AND INCORPORATED HEREIN BY REFERENCE.)

       10.14            Property Management Agreement, dated May 21, 2003, between
                        BC-Bainbridge Bay Pointe LLC and Bainbridge Management
                        Jacksonville LLC (Exhibits A-H) (PREVIOUSLY FILED AS
                        EXHIBIT 10.14 TO THE REGISTRATION STATEMENT ON FORM S-11
                        (FILE NO. 333-108426) ON DECEMBER 22, 2003 (EXHIBITS A-G-1
                        FILED ON APRIL 9, 2004) AND INCORPORATED HEREIN BY
                        REFERENCE.)

       10.15            Property Management Agreement, dated May 21, 2003, between
                        BC-Bainbridge Timuquana LLC and Bainbridge Management
                        Jacksonville LLC (Exhibits A-H) (PREVIOUSLY FILED AS
                        EXHIBIT 10.15 TO THE REGISTRATION STATEMENT ON FORM S-11
                        (FILE NO. 333-108426) ON DECEMBER 22, 2003 (EXHIBITS A-G-1
                        FILED ON APRIL 9, 2004) AND INCORPORATED HEREIN BY
                        REFERENCE.)

       10.16            Property Management Agreement, dated May 29, 2003, between
                        BC-Bainbridge Spicewood LLC and Bainbridge Management
                        Jacksonville LLC (PREVIOUSLY FILED AS EXHIBIT 10.16 TO THE
                        REGISTRATION STATEMENT ON FORM S-11 (FILE NO. 333-108426) ON
                        DECEMBER 22, 2003 AND INCORPORATED HEREIN BY REFERENCE.)

       10.17            Property Management Agreement, dated May 29, 2003, between
                        BC-GFS Settler's Point LLC and American Management Services
                        Northwest, LLC, dba Pinnacle (PREVIOUSLY FILED AS
                        EXHIBIT 10.17 TO THE REGISTRATION STATEMENT ON FORM S-11
                        (FILE NO. 333-108426) ON DECEMBER 22, 2003 AND INCORPORATED
                        HEREIN BY REFERENCE.)

       10.18            Property Management Agreement, dated May 29, 2003, between
                        BC-GFS Bridge Creek LLC and American Management Services
                        Northwest, LLC, dba Pinnacle (PREVIOUSLY FILED AS
                        EXHIBIT 10.18 TO THE REGISTRATION STATEMENT ON FORM S-11
                        (FILE NO. 333-108426) ON DECEMBER 22, 2003 AND INCORPORATED
                        HEREIN BY REFERENCE.)

       10.19            Property Management Agreement, dated May 29, 2003, between
                        BC-GFS Boulder Creek LLC and American Management Services
                        Northwest, LLC, dba Pinnacle (PREVIOUSLY FILED AS
                        EXHIBIT 10.19 TO THE REGISTRATION STATEMENT ON FORM S-11
                        (FILE NO. 333-108426) ON DECEMBER 22, 2003 AND INCORPORATED
                        HEREIN BY REFERENCE.)

       10.20            Agreement for Sale and Purchase of Property (Bay Pointe
                        Apartments), dated February 11, 2003, between Vestcor-Bay
                        Pointe Partners, Ltd. and Bainbridge Communities Acquisition
                        Corporation II, as amended and assigned to BC-Bainbridge Bay
                        Pointe LLC (PREVIOUSLY FILED AS EXHIBIT 10.20 TO THE
                        REGISTRATION STATEMENT ON FORM S-11 (FILE NO. 333-108426) ON
                        DECEMBER 22, 2003 AND INCORPORATED HEREIN BY REFERENCE.)

       10.21            Agreement for Sale and Purchase of Property (Oaks at
                        Timuquana Apartments), dated February 11, 2003, between
                        VCP-Timuquana Associates, Ltd. and Bainbridge Communities
                        Acquisition Corporation II, as amended and assigned to
                        BC-Bainbridge Timuquana LLC (PREVIOUSLY FILED AS
                        EXHIBIT 10.21 TO THE REGISTRATION STATEMENT ON FORM S-11
                        (FILE NO. 333-108426) ON DECEMBER 22, 2003 AND INCORPORATED
                        HEREIN BY REFERENCE.)

NUMBER                                    DESCRIPTION OF DOCUMENT
------                  ------------------------------------------------------------
       10.22            Real Estate Sale Agreement, dated April 2, 2003, between ERP
                        Operating Limited Partnership and Bainbridge Communities
                        Acquisition Corporation II, as amended and assigned to
                        BC-Bainbridge Spicewood LLC (PREVIOUSLY FILED AS
                        EXHIBIT 10.22 TO THE REGISTRATION STATEMENT ON FORM S-11
                        (FILE NO. 333-108426) ON DECEMBER 22, 2003 AND INCORPORATED
                        HEREIN BY REFERENCE.)

       10.23            Real Estate Sale Agreement, dated March 27, 2003, among
                        EQR-FANCAP 2000A Limited Partnership, EQR-Bridgecreek
                        Vistas, Inc. and Goodman Financial Services, Inc. (with
                        respect to Boulder Creek and Bridge Creek), as amended
                        (PREVIOUSLY FILED AS EXHIBIT 10.23 TO THE REGISTRATION
                        STATEMENT ON FORM S-11 FILE NO. 333-108426) ON APRIL 9, 2004
                        AND INCORPORATED HEREIN BY REFERENCE.)

       10.24            Assignment of Real Estate Sale Agreement, dated May 2, 2003, from Goodman Financial Services, Inc. to BC-GFS II LLC
                        (PREVIOUSLY FILED AS EXHIBIT 10.24 TO THE REGISTRATION
                        STATEMENT ON FORM S-11 (FILE NO. 333-108426) ON APRIL 9,
                        2004 AND INCORPORATED HEREIN BY REFERENCE.)

       10.25            Real Estate Sale Agreement, dated March 26, 2003, between
                        ERP Operating Limited Partnership and Goodman Financial
                        Services, Inc. (with respect to Settler's Point), as amended
                        (PREVIOUSLY FILED AS EXHIBIT 10.25 TO THE REGISTRATION
                        STATEMENT ON FORM S-11 (FILE NO. 333-108426) ON APRIL 9,
                        2004 AND INCORPORATED HEREIN BY REFERENCE.)

       10.26            Assignment of Real Estate Sale Agreement, dated May 2, 2003, from Goodman Financial Services, Inc. to BC-GFS II LLC
                        (PREVIOUSLY FILED AS EXHIBIT 10.26 TO THE REGISTRATION
                        STATEMENT ON FORM S-11 (FILE NO. 333-108426) ON APRIL 9,
                        2004 AND INCORPORATED HEREIN BY REFERENCE.)

       10.27            Assignment of Real Estate Sale Agreement, dated May 21,
                        2003, from BC-GFS II LLC to BC-GFS Boulder Creek LLC
                        (PREVIOUSLY FILED AS EXHIBIT 10.27 TO THE REGISTRATION
                        STATEMENT ON FORM S-11 (FILE NO. 333-108426) ON APRIL 9,
                        2004 AND INCORPORATED HEREIN BY REFERENCE.)

       10.28            Assignment of Real Estate Sale Agreement, dated May 21,
                        2003, from BC-GFS II LLC to BC-GFS Bridge Creek LLC
                        (PREVIOUSLY FILED AS EXHIBIT 10.28 TO THE REGISTRATION
                        STATEMENT ON FORM S-11 (FILE NO. 333-108426) ON APRIL 9,
                        2004 AND INCORPORATED HEREIN BY REFERENCE.)

       10.29            Assignment of Real Estate Sale Agreement, dated May 21,
                        2003, from BC-GFS II LLC to BC-GFS Settler's Point LLC
                        (PREVIOUSLY FILED AS EXHIBIT 10.29 TO THE REGISTRATION
                        STATEMENT ON FORM S-11 (FILE NO. 33-108426) ON APRIL 9, 2004
                        AND INCORPORATED HEREIN BY REFERENCE.)

       10.30            Washington Portfolio Real Estate Agreement, dated July 11,
                        2002, among ERP Operating Limited Partnership, EQR-Alderwood
                        Limited Partnership, EQR-Wellington, L.L.C.; and Goodman
                        Financial Services, Inc., as amended (PREVIOUSLY FILED AS
                        EXHIBIT 10.30 TO THE REGISTRATION STATEMENT ON FORM S-11
                        (FILE NO. 333-108426) ON APRIL 9, 2004 AND INCORPORATED
                        HEREIN BY REFERENCE.)

       10.31            Assignment of Real Estate Sale Agreement to BC-GFS LLC
                        (PREVIOUSLY FILED AS EXHIBIT 10.31 TO THE REGISTRATION
                        STATEMENT ON FORM S-11 (FILE NO. 333-108426) ON APRIL 9,
                        2004 AND INCORPORATED HEREIN BY REFERENCE.)

       10.32            Assignment of Real Estate Sale Agreement with respect to
                        Alderwood from BC-GFS LLC to GFS Alderwood LLC (PREVIOUSLY
                        FILED AS EXHIBIT 10.32 TO THE REGISTRATION STATEMENT ON
                        FORM S-11 (FILE NO. 333-108426) ON APRIL 9, 2004 AND
                        INCORPORATED HEREIN BY REFERENCE.)

       10.33            Assignment of Real Estate Sale Agreement with respect to
                        Ridgetop from BC-GFS LLC to GFS Ridgetop LLC (PREVIOUSLY
                        FILED AS EXHIBIT 10.33 TO THE REGISTRATION STATEMENT ON
                        FORM S-11 (FILE NO. 333-108426) ON APRIL 9, 2004 AND
                        INCORPORATED HEREIN BY REFERENCE.)

NUMBER                                    DESCRIPTION OF DOCUMENT
------                  ------------------------------------------------------------
       10.34            Assignment of Real Estate Sale Agreement with respect to
                        Wellington from BC-GFS LLC to GFS Wellington LLC (PREVIOUSLY
                        FILED AS EXHIBIT 10.34 TO THE REGISTRATION STATEMENT ON
                        FORM S-11 (FILE NO. 333-108426) ON APRIL 9, 2004 AND
                        INCORPORATED HEREIN BY REFERENCE.)

       10.35            Letter dated March 11, 2005 requesting the extension of the maturity date of Loan Agreement dated as of May 31, 2003,
                        between BCP Funding, LLC and the Registrant (PREVIOUSLY
                        FILED AS EXHIBIT 10.35 TO THE REGISTRATION STATEMENT ON
                        FORM S-11 (FILE NO. 333-108426) ON APRIL 26, 2005 AND
                        INCORPORATED HEREIN BY REFERENCE.)

       10.36 Letter dated March 11, 2005 extending the maturity date of Loan Agreement dated as of May 31, 2003, between BCP
                        Funding, LLC and the Registrant (PREVIOUSLY FILED AS
                        EXHIBIT 10.36 TO THE REGISTRATION STATEMENT ON FORM S-11
                        (FILE NO. 333-108426) ON APRIL 26, 2005 AND INCORPORATED
                        HEREIN BY REFERENCE.)

       10.37            Letter dated December 5, 2005 extending the maturity date of
                        Loan Agreement dated as of May 31, 2003, between BCP
                        Funding, LLC and the Registrant (PREVIOUSLY FILED AS
                        EXHIBIT 10.37 TO POST-EFFECTIVE AMENDMENT NO. 2 TO THE
                        REGISTRATION STATEMENT ON FORM S-11 (FILE NO. 333-108426) ON
                        DECEMBER 7, 2005 AND INCORPORATED HEREIN BY REFERENCE.)

       10.38            Property Management Agreement for Preston at Willow Bend
                        Apartments, Plano, Texas, dated September 15, 2005, by and between BC Broadstone Preston, LP and Alliance Residential,
                        LLC (PREVIOUSLY FILED AS EXHIBIT 10.1 TO THE CURRENT REPORT
                        ON FORM 8-K FILED ON SEPTEMBER 21, 2005, AND INCORPORATED
                        HEREIN BY REFERENCE.)

       10.39            Loan Agreement, dated September 15, 2005, between and among
                        Wachovia Bank, National Association and ALLTX, LLC
                        (PREVIOUSLY FILED AS EXHIBIT 10.2 TO THE CURRENT REPORT ON
                        FORM 8-K FILED ON SEPTEMBER 21, 2005, AND INCORPORATED
                        HEREIN BY REFERENCE.)

       10.40 Loan Extension Agreement, dated as of December 28, 2005, between Wachovia Bank, National Association and ALLTX, LLC
                        (PREVIOUSLY FILED AS EXHIBIT 10.1 TO THE CURRENT REPORT ON
                        FORM 8-K FILED ON JANUARY 3, 2006, AND INCORPORATED HEREIN
                        BY REFERENCE.)

       10.41 Form of Indemnification Agreement entered into by the Registrant with each of its directors (PREVIOUSLY FILED AS
                        EXHIBIT 10.1 TO THE CURRENT REPORT ON FORM 8-K FILED ON
                        FEBRUARY 3, 2006, AND INCORPORATED HEREIN BY REFERENCE.)

       23.1*            Consent of Reznick Group, P.C.

       23.2             Consent of Goodwin Procter LLP (included in Exhibit 5.1)

       23.3             Consent of Goodwin Procter LLP (included in Exhibit 8.1)

       23.4             Consent of National Council of Real Estate Investment
                        Fiduciaries (INCLUDED IN EXHIBIT 23.5 TO POST-EFFECTIVE
                        AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT ON FORM S-11
                        (FILE NO. 333-108426) ON DECEMBER 7, 2005 AND INCORPORATED
                        HEREIN BY REFERENCE.)

       24.1             Power of Attorney (PREVIOUSLY FILED AS EXHIBIT 24.1 TO
                        POST-EFFECTIVE AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT
                        ON FORM S-11 (FILE NO. 333-108426) ON DECEMBER 7, 2005 AND
                        INCORPORATED HEREIN BY REFERENCE.)

       99               Table VI: Acquisition of Properties by Programs (PREVIOUSLY
                        FILED AS EXHIBIT 99 TO THE REGISTRATION STATEMENT ON
                        FORM S-11 (FILE NO. 333-108426) INITIALLY FILED ON JUNE 16,
                        2005 AND INCORPORATED HEREIN BY REFERENCE.)


------------------------

*   Filed herewith.

ITEM 37.  UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

       (A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

       (B) Each prospectus required to be filed pursuant to Rule 424(b)(2),
           (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof. PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

    (5) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

        (i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

        (ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

       (iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

        (iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
    Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.


(d) The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(e) The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering, and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 4 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 14th day of February, 2006.


                                               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                                               By:  /s/ JEFFREY H. GOLDSTEIN
                                                    ------------------------------------------------
                                                    Jeffrey H. Goldstein
                                                    PRESIDENT AND CHIEF OPERATING OFFICER

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


                  SIGNATURE                                   TITLE                       DATE
                  ---------                                   -----                       ----
             /s/ JOHN P. MANNING               Chairman, Chief Executive Officer,
    ------------------------------------         Director (principal executive      February 14, 2006
               John P. Manning                   officer)

          /s/ JEFFREY H. GOLDSTEIN
    ------------------------------------       President, Chief Operating Officer,  February 14, 2006
            Jeffrey H. Goldstein                 Director

                                               Senior Vice President, Chief
              /s/ MARC N. TEAL                   Financial Officer, Treasurer,
    ------------------------------------         Secretary (principal financial     February 14, 2006
                Marc N. Teal                     and accounting officer)

               /s/           *
    ------------------------------------       Director                             February 14, 2006
              Philip S. Cottone

               /s/           *
    ------------------------------------       Director                             February 14, 2006
             Nicholas L. Iacuzio

               /s/           *
    ------------------------------------       Director                             February 14, 2006
               Kevin C. Phelan


* Pursuant to Power of Attorney

                                                       *By:            /s/ JEFFREY H. GOLDSTEIN
                                                                    -------------------------------
                                                                         Jeffrey H. Goldstein
                                                                           ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


NUMBER                                    DESCRIPTION OF DOCUMENT
------                  ------------------------------------------------------------
        1.1             Form of Dealer-Manager Agreement between Boston Capital
                        Securities, Inc., and the Registrant (PREVIOUSLY FILED AS
                        EXHIBIT 1.1 TO THE REGISTRATION STATEMENT ON FORM S-11 (FILE
                        NO. 333-108426) ON JULY 19, 2005 AND INCORPORATED HEREIN BY
                        REFERENCE.)

        3.1             Articles of Amendment and Restatement of the Registrant
                        (PREVIOUSLY FILED AS EXHIBIT 3.1 TO THE REGISTRATION
                        STATEMENT ON FORM S-11 (FILE NO. 333-108426) ON JUNE 16,
                        2005 AND INCORPORATED HEREIN BY REFERENCE.)

        3.2             By-Laws of the Registrant (PREVIOUSLY FILED AS EXHIBIT 3.2
                        TO THE REGISTRATION STATEMENT ON FORM S-11 (FILE
                        NO. 333-108426) ON JUNE 16, 2005 AND INCORPORATED HEREIN BY
                        REFERENCE.)

        3.3             Limited Liability Company Agreement of BC-GFS, LLC
                        (PREVIOUSLY FILED AS EXHIBIT 3.5 TO THE REGISTRATION
                        STATEMENT ON FORM S-11 (FILE NO. 333-108426) ON OCTOBER 4,
                        2004 AND INCORPORATED HEREIN BY REFERENCE.)

        3.4             Amendment No. 1 to BC-GFS LLC Limited Liability Company
                        Agreement (PREVIOUSLY FILED AS EXHIBIT 3.6 TO THE
                        REGISTRATION STATEMENT ON FORM S-11 (FILE NO. 333-108426) ON
                        JANUARY 24, 2005 AND INCORPORATED HEREIN BY REFERENCE.)

        4.1             Form of Common Stock Certificate of the Registrant
                        (PREVIOUSLY FILED AS EXHIBIT 4.1 TO THE REGISTRATION
                        STATEMENT ON FORM S-11 (FILE NO. 333-108426) ON
                        DECEMBER 22, 2003 AND INCORPORATED HEREIN BY REFERENCE.)

        4.2*            Form of Subscription Agreement and Subscription Agreement
                        Signature Page (INCLUDED AS EXHIBIT B TO PROSPECTUS)

        4.3             Articles Supplementary relating to 12.0% Series A Cumulative
                        Non-Voting Preferred Stock of the Registrant (PREVIOUSLY
                        FILED AS EXHIBIT 4.1 TO THE CURRENT REPORT ON FORM 8-K FILED
                        ON FEBRUARY 3, 2006, AND INCORPORATED HEREIN BY REFERENCE.)

        5.1             Opinion of Goodwin Procter LLP with respect to the legality of the shares being registered (PREVIOUSLY FILED AS
                        EXHIBIT 5.1 TO POST-EFFECTIVE AMENDMENT NO. 2 TO THE
                        REGISTRATION STATEMENT ON FORM S-11 (FILE NO. 333-108426) ON
                        DECEMBER 7, 2005 AND INCORPORATED HEREIN BY REFERENCE.)

        8.1             Opinion of Goodwin Procter LLP with respect to tax matters
                        (PREVIOUSLY FILED AS EXHIBIT 8.1 TO POST-EFFECTIVE AMENDMENT
                        NO. 2 TO THE REGISTRATION STATEMENT ON FORM S-11 (FILE
                        NO. 333-108426) ON DECEMBER 7, 2005 AND INCORPORATED HEREIN
                        BY REFERENCE.)

       10.1             2004 Equity Incentive Plan (PREVIOUSLY FILED AS
                        EXHIBIT 10.1 TO THE REGISTRATION STATEMENT ON FORM S-11
                        (FILE NO. 333-108426) ON JANUARY 24, 2005 AND INCORPORATED
                        HEREIN BY REFERENCE.)

       10.2             Forms of Option Agreement and Restricted Stock Grant
                        Agreement under the 2004 Equity Incentive Plan (PREVIOUSLY
                        FILED AS EXHIBIT 10.2 TO THE REGISTRATION STATEMENT ON
                        FORM S-11 (FILE NO. 333-108426) ON APRIL 9, 2004 AND
                        INCORPORATED HEREIN BY REFERENCE.)

       10.3             Form of Independent Director Stock Option Plan (PREVIOUSLY
                        FILED AS EXHIBIT 10.3 TO THE REGISTRATION STATEMENT ON
                        FORM S-11 (FILE NO. 333-108426) ON APRIL 9, 2004 AND
                        INCORPORATED HEREIN BY REFERENCE.)

       10.4             Form of Option Agreement under the Independent Director
                        Stock Option Plan (PREVIOUSLY FILED AS EXHIBIT 10.4 TO THE
                        REGISTRATION STATEMENT ON FORM S-11 (FILE NO. 333-108426) ON
                        APRIL 9, 2004 AND INCORPORATED HEREIN BY REFERENCE.)

NUMBER                                    DESCRIPTION OF DOCUMENT
------                  ------------------------------------------------------------
       10.5             Second Amended and Restated Advisory Services Agreement
                        between Boston Capital REIT Advisors, LLC, and the
                        Registrant (PREVIOUSLY FILED AS EXHIBIT 10.5 TO THE
                        REGISTRATION STATEMENT ON FORM S-11 (FILE NO. 333-108426) ON
                        JULY 19, 2005 AND INCORPORATED HEREIN BY REFERENCE.)

       10.6             Loan Agreement dated as of May 31, 2003, between BCP
                        Funding, LLC, and the Registrant (PREVIOUSLY FILED AS
                        EXHIBIT 10.6 TO THE REGISTRATION STATEMENT ON FORM S-11
                        (FILE NO. 333-108426) ON DECEMBER 22, 2003 AND INCORPORATED
                        HEREIN BY REFERENCE.)

       10.7             Pledge Agreement (LLC/LP Interests), dated as of May 31,
                        2003, between BCP Funding, LLC, and the Registrant
                        (PREVIOUSLY FILED AS EXHIBIT 10.7 TO THE REGISTRATION
                        STATEMENT ON FORM S-11 (FILE NO. 333-108426) ON APRIL 9,
                        2004 AND INCORPORATED HEREIN BY REFERENCE.)

       10.8             Share Repurchase Plan dated as of May 1, 2004 (PREVIOUSLY
                        FILED AS EXHIBIT 10.8 TO THE REGISTRATION STATEMENT ON
                        FORM S-11 (FILE NO. 333-108426) ON APRIL 9, 2004 AND
                        INCORPORATED HEREIN BY REFERENCE.)

       10.9             Property Management Agreement, dated December 12, 2002,
                        between GFS Alderwood LLC and Pinnacle Realty Management
                        Company (Exhibits A, B & C only) (PREVIOUSLY FILED AS
                        EXHIBIT 10.91 TO THE REGISTRATION STATEMENT ON FORM S-11
                        (FILE NO. 333-108426) ON SEPTEMBER 2, 2003 AND INCORPORATED
                        HEREIN BY REFERENCE.)

       10.10            Property Management Agreement, dated December 12, 2002,
                        between GFS Ridgetop LLC and Pinnacle Realty Management
                        Company (Exhibits A, B & C only) (PREVIOUSLY FILED AS
                        EXHIBIT 10.10 TO THE REGISTRATION STATEMENT ON FORM S-11
                        (FILE NO. 333-108426) ON DECEMBER 22, 2003 AND INCORPORATED
                        HEREIN BY REFERENCE.)

       10.11            Property Management Agreement, dated December 12, 2002,
                        between GFS Wellington LLC and Pinnacle Realty Management
                        Company (Exhibits A, B & C only) (PREVIOUSLY FILED AS
                        EXHIBIT 10.11 TO THE REGISTRATION STATEMENT ON FORM S-11
                        (FILE NO. 333-108426) ON DECEMBER 22, 2003 AND INCORPORATED
                        HEREIN BY REFERENCE.)

       10.12            Reinvestment Plan (PREVIOUSLY FILED AS EXHIBIT A TO
                        POST-EFFECTIVE AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT
                        ON FORM S-11 (FILE NO. 333-108426) ON DECEMBER 7, 2005 AND
                        INCORPORATED HEREIN BY REFERENCE.)

       10.13            Escrow Agreement between Boston Private Bank & Trust Company and the Registrant (PREVIOUSLY FILED AS EXHIBIT 10.13 TO THE
                        REGISTRATION STATEMENT ON FORM S-11 (FILE NO. 333-108426) ON
                        APRIL 9, 2004 AND INCORPORATED HEREIN BY REFERENCE.)

       10.14            Property Management Agreement, dated May 21, 2003, between
                        BC-Bainbridge Bay Pointe LLC and Bainbridge Management
                        Jacksonville LLC (Exhibits A-H) (PREVIOUSLY FILED AS
                        EXHIBIT 10.14 TO THE REGISTRATION STATEMENT ON FORM S-11
                        (FILE NO. 333-108426) ON DECEMBER 22, 2003 (EXHIBITS A-G-1
                        FILED ON APRIL 9, 2004) AND INCORPORATED HEREIN BY
                        REFERENCE.)

       10.15            Property Management Agreement, dated May 21, 2003, between
                        BC-Bainbridge Timuquana LLC and Bainbridge Management
                        Jacksonville LLC (Exhibits A-H) (PREVIOUSLY FILED AS
                        EXHIBIT 10.15 TO THE REGISTRATION STATEMENT ON FORM S-11
                        (FILE NO. 333-108426) ON DECEMBER 22, 2003 (EXHIBITS A-G-1
                        FILED ON APRIL 9, 2004) AND INCORPORATED HEREIN BY
                        REFERENCE.)

       10.16            Property Management Agreement, dated May 29, 2003, between
                        BC-Bainbridge Spicewood LLC and Bainbridge Management
                        Jacksonville LLC (PREVIOUSLY FILED AS EXHIBIT 10.16 TO THE
                        REGISTRATION STATEMENT ON FORM S-11 (FILE NO. 333-108426) ON
                        DECEMBER 22, 2003 AND INCORPORATED HEREIN BY REFERENCE.)

NUMBER                                    DESCRIPTION OF DOCUMENT
------                  ------------------------------------------------------------
       10.17            Property Management Agreement, dated May 29, 2003, between
                        BC-GFS Settler's Point LLC and American Management Services
                        Northwest, LLC, dba Pinnacle (PREVIOUSLY FILED AS
                        EXHIBIT 10.17 TO THE REGISTRATION STATEMENT ON FORM S-11
                        (FILE NO. 333-108426) ON DECEMBER 22, 2003 AND INCORPORATED
                        HEREIN BY REFERENCE.)

       10.18            Property Management Agreement, dated May 29, 2003, between
                        BC-GFS Bridge Creek LLC and American Management Services
                        Northwest, LLC, dba Pinnacle (PREVIOUSLY FILED AS
                        EXHIBIT 10.18 TO THE REGISTRATION STATEMENT ON FORM S-11
                        (FILE NO. 333-108426) ON DECEMBER 22, 2003 AND INCORPORATED
                        HEREIN BY REFERENCE.)

       10.19            Property Management Agreement, dated May 29, 2003, between
                        BC-GFS Boulder Creek LLC and American Management Services
                        Northwest, LLC, dba Pinnacle (PREVIOUSLY FILED AS
                        EXHIBIT 10.19 TO THE REGISTRATION STATEMENT ON FORM S-11
                        (FILE NO. 333-108426) ON DECEMBER 22, 2003 AND INCORPORATED
                        HEREIN BY REFERENCE.)

       10.20            Agreement for Sale and Purchase of Property (Bay Pointe
                        Apartments), dated February 11, 2003, between Vestcor-Bay
                        Pointe Partners, Ltd. and Bainbridge Communities Acquisition
                        Corporation II, as amended and assigned to BC-Bainbridge Bay
                        Pointe LLC (PREVIOUSLY FILED AS EXHIBIT 10.20 TO THE
                        REGISTRATION STATEMENT ON FORM S-11 (FILE NO. 333-108426) ON
                        DECEMBER 22, 2003 AND INCORPORATED HEREIN BY REFERENCE.)

       10.21            Agreement for Sale and Purchase of Property (Oaks at
                        Timuquana Apartments), dated February 11, 2003, between
                        VCP-Timuquana Associates, Ltd. and Bainbridge Communities
                        Acquisition Corporation II, as amended and assigned to
                        BC-Bainbridge Timuquana LLC (PREVIOUSLY FILED AS
                        EXHIBIT 10.21 TO THE REGISTRATION STATEMENT ON FORM S-11
                        (FILE NO. 333-108426) ON DECEMBER 22, 2003 AND INCORPORATED
                        HEREIN BY REFERENCE.)

       10.22            Real Estate Sale Agreement, dated April 2, 2003, between ERP
                        Operating Limited Partnership and Bainbridge Communities
                        Acquisition Corporation II, as amended and assigned to
                        BC-Bainbridge Spicewood LLC (PREVIOUSLY FILED AS
                        EXHIBIT 10.22 TO THE REGISTRATION STATEMENT ON FORM S-11
                        (FILE NO. 333-108426) ON DECEMBER 22, 2003 AND INCORPORATED
                        HEREIN BY REFERENCE.)

       10.23            Real Estate Sale Agreement, dated March 27, 2003, among
                        EQR-FANCAP 2000A Limited Partnership, EQR-Bridgecreek
                        Vistas, Inc. and Goodman Financial Services, Inc. (with
                        respect to Boulder Creek and Bridge Creek), as amended
                        (PREVIOUSLY FILED AS EXHIBIT 10.23 TO THE REGISTRATION
                        STATEMENT ON FORM S-11 FILE NO. 333-108426) ON APRIL 9, 2004
                        AND INCORPORATED HEREIN BY REFERENCE.)

       10.24            Assignment of Real Estate Sale Agreement, dated May 2, 2003, from Goodman Financial Services, Inc. to BC-GFS II LLC
                        (PREVIOUSLY FILED AS EXHIBIT 10.24 TO THE REGISTRATION
                        STATEMENT ON FORM S-11 (FILE NO. 333-108426) ON APRIL 9,
                        2004 AND INCORPORATED HEREIN BY REFERENCE.)

       10.25            Real Estate Sale Agreement, dated March 26, 2003, between
                        ERP Operating Limited Partnership and Goodman Financial
                        Services, Inc. (with respect to Settler's Point), as amended
                        (PREVIOUSLY FILED AS EXHIBIT 10.25 TO THE REGISTRATION
                        STATEMENT ON FORM S-11 (FILE NO. 333-108426) ON APRIL 9,
                        2004 AND INCORPORATED HEREIN BY REFERENCE.)

       10.26            Assignment of Real Estate Sale Agreement, dated May 2, 2003, from Goodman Financial Services, Inc. to BC-GFS II LLC
                        (PREVIOUSLY FILED AS EXHIBIT 10.26 TO THE REGISTRATION
                        STATEMENT ON FORM S-11 (FILE NO. 333-108426) ON APRIL 9,
                        2004 AND INCORPORATED HEREIN BY REFERENCE.)

       10.27            Assignment of Real Estate Sale Agreement, dated May 21,
                        2003, from BC-GFS II LLC to BC-GFS Boulder Creek LLC
                        (PREVIOUSLY FILED AS EXHIBIT 10.27 TO THE REGISTRATION
                        STATEMENT ON FORM S-11 (FILE NO. 333-108426) ON APRIL 9,
                        2004 AND INCORPORATED HEREIN BY REFERENCE.)

NUMBER                                    DESCRIPTION OF DOCUMENT
------                  ------------------------------------------------------------
       10.28            Assignment of Real Estate Sale Agreement, dated May 21,
                        2003, from BC-GFS II LLC to BC-GFS Bridge Creek LLC
                        (PREVIOUSLY FILED AS EXHIBIT 10.28 TO THE REGISTRATION
                        STATEMENT ON FORM S-11 (FILE NO. 333-108426) ON APRIL 9,
                        2004 AND INCORPORATED HEREIN BY REFERENCE.)

       10.29            Assignment of Real Estate Sale Agreement, dated May 21,
                        2003, from BC-GFS II LLC to BC-GFS Settler's Point LLC
                        (PREVIOUSLY FILED AS EXHIBIT 10.29 TO THE REGISTRATION
                        STATEMENT ON FORM S-11 (FILE NO. 33-108426) ON APRIL 9, 2004
                        AND INCORPORATED HEREIN BY REFERENCE.)

       10.30            Washington Portfolio Real Estate Agreement, dated July 11,
                        2002, among ERP Operating Limited Partnership, EQR-Alderwood
                        Limited Partnership, EQR-Wellington, L.L.C.; and Goodman
                        Financial Services, Inc., as amended (PREVIOUSLY FILED AS
                        EXHIBIT 10.30 TO THE REGISTRATION STATEMENT ON FORM S-11
                        (FILE NO. 333-108426) ON APRIL 9, 2004 AND INCORPORATED
                        HEREIN BY REFERENCE.)

       10.31            Assignment of Real Estate Sale Agreement to BC-GFS LLC
                        (PREVIOUSLY FILED AS EXHIBIT 10.31 TO THE REGISTRATION
                        STATEMENT ON FORM S-11 (FILE NO. 333-108426) ON APRIL 9,
                        2004 AND INCORPORATED HEREIN BY REFERENCE.)

       10.32            Assignment of Real Estate Sale Agreement with respect to
                        Alderwood from BC-GFS LLC to GFS Alderwood LLC (PREVIOUSLY
                        FILED AS EXHIBIT 10.32 TO THE REGISTRATION STATEMENT ON
                        FORM S-11 (FILE NO. 333-108426) ON APRIL 9, 2004 AND
                        INCORPORATED HEREIN BY REFERENCE.)

       10.33            Assignment of Real Estate Sale Agreement with respect to
                        Ridgetop from BC-GFS LLC to GFS Ridgetop LLC (PREVIOUSLY
                        FILED AS EXHIBIT 10.33 TO THE REGISTRATION STATEMENT ON
                        FORM S-11 (FILE NO. 333-108426) ON APRIL 9, 2004 AND
                        INCORPORATED HEREIN BY REFERENCE.)

       10.34            Assignment of Real Estate Sale Agreement with respect to
                        Wellington from BC-GFS LLC to GFS Wellington LLC (PREVIOUSLY
                        FILED AS EXHIBIT 10.34 TO THE REGISTRATION STATEMENT ON
                        FORM S-11 (FILE NO. 333-108426) ON APRIL 9, 2004 AND
                        INCORPORATED HEREIN BY REFERENCE.)

       10.35            Letter dated March 11, 2005 requesting the extension of the maturity date of Loan Agreement dated as of May 31, 2003,
                        between BCP Funding, LLC and the Registrant (PREVIOUSLY
                        FILED AS EXHIBIT 10.35 TO THE REGISTRATION STATEMENT ON
                        FORM S-11 (FILE NO. 333-108426) ON APRIL 26, 2005 AND
                        INCORPORATED HEREIN BY REFERENCE.)

       10.36 Letter dated March 11, 2005 extending the maturity date of Loan Agreement dated as of May 31, 2003, between BCP
                        Funding, LLC and the Registrant (PREVIOUSLY FILED AS
                        EXHIBIT 10.36 TO THE REGISTRATION STATEMENT ON FORM S-11
                        (FILE NO. 333-108426) ON APRIL 26, 2005 AND INCORPORATED
                        HEREIN BY REFERENCE.)

       10.37            Letter dated December 5, 2005 extending the maturity date of
                        Loan Agreement dated as of May 31, 2003, between BCP
                        Funding, LLC and the Registrant (PREVIOUSLY FILED AS
                        EXHIBIT 10.37 TO POST-EFFECTIVE AMENDMENT NO. 2 TO THE
                        REGISTRATION STATEMENT ON FORM S-11 (FILE NO. 333-108426) ON
                        DECEMBER 7, 2005 AND INCORPORATED HEREIN BY REFERENCE.)

       10.38            Property Management Agreement for Preston at Willow Bend
                        Apartments, Plano, Texas, dated September 15, 2005, by and between BC Broadstone Preston, LP and Alliance Residential,
                        LLC (PREVIOUSLY FILED AS EXHIBIT 10.1 TO THE CURRENT REPORT
                        ON FORM 8-K FILED ON SEPTEMBER 21, 2005, AND INCORPORATED
                        HEREIN BY REFERENCE.)

       10.39            Loan Agreement, dated September 15, 2005, between and among
                        Wachovia Bank, National Association and ALLTX, LLC
                        (PREVIOUSLY FILED AS EXHIBIT 10.2 TO THE CURRENT REPORT ON
                        FORM 8-K FILED ON SEPTEMBER 21, 2005, AND INCORPORATED
                        HEREIN BY REFERENCE.)

NUMBER                                    DESCRIPTION OF DOCUMENT
------                  ------------------------------------------------------------
       10.40            Loan Extension Agreement, dated as of December 28, 2005,
                        between Wachovia Bank, National Association and ALLTX, LLC
                        (PREVIOUSLY FILED AS EXHIBIT 10.1 TO THE CURRENT REPORT ON
                        FORM 8-K FILED ON JANUARY 3, 2006, AND INCORPORATED HEREIN
                        BY REFERENCE.)

       10.41 Form of Indemnification Agreement entered into by the Registrant with each of its directors (PREVIOUSLY FILED AS
                        EXHIBIT 10.1 TO THE CURRENT REPORT ON FORM 8-K FILED ON
                        FEBRUARY 3, 2006, AND INCORPORATED HEREIN BY REFERENCE.)

       23.1*            Consent of Reznick Group, P.C.

       23.2             Consent of Goodwin Procter LLP (included in Exhibit 5.1)

       23.3             Consent of Goodwin Procter LLP (included in Exhibit 8.1)

       23.4             Consent of National Council of Real Estate Investment
                        Fiduciaries (INCLUDED IN EXHIBIT 23.5 TO POST-EFFECTIVE
                        AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT ON FORM S-11
                        (FILE NO. 333-108426) ON DECEMBER 7, 2005 AND INCORPORATED
                        HEREIN BY REFERENCE.)

       24.1             Power of Attorney (PREVIOUSLY FILED AS EXHIBIT 24.1 TO
                        POST-EFFECTIVE AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT
                        ON FORM S-11 (FILE NO. 333-108426) ON DECEMBER 7, 2005 AND
                        INCORPORATED HEREIN BY REFERENCE.)

       99               Table VI: Acquisition of Properties by Programs (PREVIOUSLY
                        FILED AS EXHIBIT 99 TO THE REGISTRATION STATEMENT ON
                        FORM S-11 (FILE NO. 333-108426) INITIALLY FILED ON JUNE 16,
                        2005 AND INCORPORATED HEREIN BY REFERENCE.)


------------------------

*   Filed herewith.